FILED PURSUANT TO RULE 424(b)(5)
REGISTRATION FILE NO.: 333-172366-14

PROSPECTUS SUPPLEMENT
(to Prospectus dated September 6, 2013)

$846,222,000 (Approximate)

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2014-LC16
as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2014-LC16
Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Ladder Capital Finance LLC
Wells Fargo Bank, National Association
The Royal Bank of Scotland
Rialto Mortgage Finance, LLC
as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund.  The offered certificates are mortgage-backed securities issued by the trust fund.  Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus.  The trust fund will consist primarily of a pool of 82 commercial, multifamily and manufactured housing community mortgage loans, which together have an aggregate outstanding principal balance of approximately $974,069,228 as of the cut-off date.  The trust fund will issue 18 classes of commercial mortgage pass-through certificates, 11 of which are being offered by this prospectus supplement.  The offered certificates will accrue interest from and including June 1, 2014.  Each class of certificates will entitle its holders to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 11th day (or, if such 11th day is not a business day, the next succeeding business day) of each month, commencing in July 2014.

Credit enhancement will be provided by the subordination of certain classes of subordinate certificates to certain classes of senior certificates as described under “Description of the Offered Certificates—Distributions” and “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates.  The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the sponsors, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality or private insurer.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Principal Balance or Notional Amount(1)		Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$51,024,000		1.2940%	Fixed(4)	April 2019
Class A-2	$112,071,000		2.8190%	Fixed(4)	May 2019
Class A-3	$14,089,000		3.4320%	Fixed(4)	April 2021
Class A-4	$200,000,000		3.5480%	Fixed(4)	April 2024
Class A-5	$231,235,000		3.8170%	Fixed(4)	May 2024
Class A-SB	$73,429,000		3.4770%	Fixed(4)	March 2024
Class X-A	$735,422,000	(5)	1.4957%	Variable(6)	NAP
Class X-B	$170,462,000	(7)	0.6672%	Variable(8)	NAP
Class A-S	$53,574,000		4.0200%	Fixed(4)	May 2024
Class B	$71,837,000		4.3220%	Fixed(4)	May 2024
Class C	$38,963,000		4.4580%	Fixed(4)	June 2024

   (footnotes to table begin on page S-1)
Investing in the offered certificates involves risks.  You should carefully consider the risk factors beginning on page S-61 of this prospectus supplement and page 8 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only.  They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus.  Any representation to the contrary is a criminal offense.  Neither Wells Fargo Commercial Mortgage Securities, Inc. nor anyone else will list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as the Nasdaq Stock Market.

The underwriters, Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public from time to time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about June 11, 2014.  We expect to receive from this offering approximately 111.51% of the initial aggregate principal balance of the offered certificates, plus accrued interest from June 1, 2014, before deducting expenses payable by us.

Wells Fargo Securities		RBS

Deutsche Bank Securities

June 2, 2014

Wells Fargo Commercial Mortgage Trust 2014-LC16

Commercial Mortgage Pass-Through Certificates, Series 2014-LC16

Washington
1 property
$7,000,000
0.7% of total
Kansas
5 properties
$15,509,378
1.6% of total
Illinois
2 properties
$18,400,000
1.9% of total
Wisconsin
2 properties
$9,229,808
0.9% of total
Michigan
5 properties
$22,906,894
2.4% of total
Pennsylvania
2 properties
$72,370,000
7.4% of total
New York
1 property
$7,725,000
0.8% of total
Massachusetts
3 properties
$20,122,196
2.1% of total
Oregon
1 property
$6,000,000
0.6% of total
Ohio
6 properties
$67,304,127
6.9% of total
Connecticut
6 properties
$24,350,752
2.5% of total
Nevada
2 properties
$17,105,586
1.8% of total
New Jersey
1 property
$120,000,000
12.3% of total
Northern California
8 properties
$51,059,878
5.2% of total
Delaware
2 properties
$21,750,000
2.2% of total
California
12 properties
$125,134,878
12.8% of total
Virginia
1 property
$6,484,940
0.7% of total
Maryland
1 property
$2,722,363
0.3% of total
North Carolina
1 property
$2,207,892
0.2% of total
Southern California
4 properties
$74,075,000
7.6% of total
Georgia
1 property
$8,000,000
0.8% of total
Colorado
9 properties
$69,759,960
7.2% of total
New Mexico
1 property
$6,800,000
0.7% of total
Mississippi
9 properties
$2,273,632
0.2% of total
Tennessee
5 properties
$34,987,909
3.6% of total
Florida
7 properties
$79,257,045
8.1% of total
Texas
18 properties
$160,105,785
16.4% of total
Louisiana
57 properties
$26,632,218
2.7% of total
Alabama
23 properties
$19,928,865
2.0% of total
% of Cut-Off Date Balance
<1.0%
1.0% - 5.0%
5.1% - 10.0%
>10.0%

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	ix
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	x
FORWARD-LOOKING STATEMENTS	xi
SUMMARY	S-1
RISK FACTORS	S-61
Risks Related to the Offered Certificates	S-61
The Certificates May Not Be a Suitable Investment for You	S-61
The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates	S-61
A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment	S-61
Market Considerations and Limited Liquidity	S-64
Subordination of the Class A-S, B and C Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B and C Certificates	S-67
The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty	S-67
Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment	S-68
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	S-69
The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates	S-70
You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests	S-70
You Will Have No Control Over the Servicing of the Non-Serviced Loan Combinations	S-71
The Servicing of the Pacific Design Center Loan Combination and the Oak Court Mall Loan Combination Will Shift to Others	S-72
If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund
S-72
Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates	S-73
Potential Conflicts of Interest of the Underwriters and Their Affiliates	S-76
Potential Conflicts of Interest of the Subordinate Class Representative	S-79
Potential Conflicts of Interest in the Selection of the Mortgage Loans	S-80
Ratings of the Certificates Have Substantial Limitations	S-81
The Special Servicer May Be Directed To Take Actions	S-83
You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions	S-84
Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences	S-84
Material Federal Tax Considerations Regarding Original Issue Discount	S-84
State and Local Tax Considerations	S-85
Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult	S-85
Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans	S-85
Risks Related to the Mortgage Loans	S-87
The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates
S-87

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income	S-89
Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries	S-89
Retail Properties Have Special Risks	S-90
Hospitality Properties Have Special Risks	S-93
Office Properties Have Special Risks	S-94
Multifamily Properties Have Special Risks	S-95
Self Storage Properties Have Special Risks	S-95
Mixed Use Facilities Have Special Risks	S-96
Industrial Properties Have Special Risks	S-96
Manufactured Housing Community Properties Have Special Risks	S-97
Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans	S-99
Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment	S-100
Tenant Early Termination Options Entail Special Risks	S-102
Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates	S-103
Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates	S-104
A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full	S-104
The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates	S-105
Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates	S-106
Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi- Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan	S-106
Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty	S-107
Certain Mortgaged Properties May Have a Limited Operating History	S-108
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-108
Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property
S-109
We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property
S-109
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	S-109
If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates	S-109
A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property
S-110
Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates	S-112
Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan
S-112
Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File

Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates	S-114
Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance	S-115
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	S-115
Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable	S-116
Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks	S-116
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	S-117
Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates	S-117
Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates	S-118
The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates	S-118
Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates
S-120
Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property	S-123
Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties	S-124
Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions	S-124
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts
S-125
No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan
S-126
Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan	S-126
The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates	S-127
Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates	S-127
The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan	S-128
Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default	S-128
The Borrower’s Form of Entity May Cause Special Risks	S-129
Tenancies in Common May Hinder Recovery	S-129
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	S-130
Other Risks	S-131
Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties	S-131
Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	S-131
Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans	S-131
Additional Risks	S-131
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	S-131

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT	S-132
DESCRIPTION OF THE MORTGAGE POOL	S-132
General	S-132
Significant Obligor	S-133
Mortgage Loan History	S-133
Certain Characteristics of the Mortgage Pool	S-134
Concentration of Mortgage Loans and Borrowers	S-134
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers	S-134
Property Type Concentrations	S-136
Tenancies in Common	S-139
Certain Terms of the Mortgage Loans	S-140
Voluntary Prepayment and Defeasance Provisions	S-141
Partial Release and/or Partial Defeasance and/or Substitution	S-144
Non-Recourse Obligations	S-148
“Due-on-Sale” and “Due-on-Encumbrance” Provisions	S-148
Encumbered Interests	S-149
Split Loan Structures	S-151
The Woodbridge Center Loan Combination	S-151
The Montgomery Mall Loan Combination	S-153
The Pacific Design Center Loan Combination	S-156
The JL Holdings - Burger King Portfolio - 90 Loan Combination	S-159
The Oak Court Mall Loan Combination	S-170
Subordinate and/or Other Financing	S-173
1031 Exchange Loan	S-175
Other Additional Financing	S-176
Net Cash Flow and Certain Underwriting Considerations	S-177
Cash Management Agreements/Lockboxes	S-177
Hazard Insurance	S-179
Litigation Considerations	S-180
Default History, Bankruptcy Issues and Other Proceedings	S-181
Tenant or Other Third Party Matters	S-183
Lease Terminations and Expirations	S-185
Other Matters	S-187
Assessments of Property Value and Condition	S-188
Appraisals	S-188
Environmental Assessments	S-188
Property Condition Assessments	S-190
Seismic Review Process and Earthquake Insurance	S-191
Zoning and Building Code Compliance	S-191
Environmental Insurance	S-192
Loan Purpose	S-193
Exceptions to Underwriting Guidelines	S-193
Assignment of the Mortgage Loans	S-194
Representations and Warranties	S-196
Cures, Repurchases and Substitutions	S-197
Changes in Mortgage Pool Characteristics	S-200
Finalized Pooling and Servicing Agreement and Other Material Agreements	S-201
TRANSACTION PARTIES	S-201
The Issuing Entity	S-201
The Depositor	S-202
The Sponsors, Mortgage Loan Sellers and Originators	S-202
Ladder Capital Finance LLC	S-202
Ladder Capital Group’s Underwriting Guidelines and Processes	S-204
Exceptions	S-210
Review of LCF Mortgage Loans	S-210
Compliance with Rule 15Ga-1 under the Exchange Act	S-212
Wells Fargo Bank, National Association	S-212
General	S-212

v

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	S-212
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	S-213
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	S-217
Compliance with Rule 15Ga 1 under the Exchange Act	S-219
The Royal Bank of Scotland	S-222
The Royal Bank of Scotland’s Underwriting Standards	S-223
Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor	S-226
Compliance with Rule 15Ga-1 under the Exchange Act	S-228
Rialto Mortgage Finance, LLC	S-229
General	S-229
Rialto Mortgage’s Securitization Program	S-229
Rialto Mortgage’s Underwriting Standards and Loan Analysis	S-229
Review of the Rialto Mortgage Loans	S-233
Compliance with Rule 15Ga-1 under the Exchange Act	S-234
Compensation of the Sponsors	S-235
The Trustee	S-235
The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	S-236
The Master Servicer	S-236
The Special Servicer	S-240
The Trust Advisor	S-243
Affiliations and Certain Relationships Among Certain Transaction Parties	S-244
DESCRIPTION OF THE OFFERED CERTIFICATES	S-247
General	S-247
Certificate Principal Balances and Certificate Notional Amounts	S-248
Distribution Account	S-249
Interest Reserve Account	S-251
Distributions	S-251
Priority of Distributions	S-260
Treatment of REO Properties	S-265
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses	S-266
Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses	S-269
Advances of Delinquent Monthly Debt Service Payments	S-270
Fees and Expenses	S-274
Reports to Certificateholders; Available Information	S-279
Voting Rights	S-286
Delivery, Form and Denomination	S-286
Matters Regarding the Certificate Administrator and the Tax Administrator	S-286
Amendment of the Pooling and Servicing Agreement	S-288
Termination of the Pooling and Servicing Agreement	S-290
The Trustee	S-291
Eligibility Requirements	S-291
Duties of the Trustee	S-291
Matters Regarding the Trustee	S-292
Resignation and Removal of the Trustee	S-292
Suits, Actions and Proceedings by Certificateholders	S-293
YIELD AND MATURITY CONSIDERATIONS	S-294
Yield Considerations	S-294
Weighted Average Life	S-298
Yield Sensitivity of the Class X-A and Class X-B Certificates	S-302
Pre-Tax Yield to Maturity Tables	S-302
SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND	S-306
General	S-306
Servicing and Other Compensation and Payment of Expenses	S-312
Asset Status Reports	S-326
The Majority Subordinate Certificateholder and the Subordinate Class Representative	S-328
The Trust Advisor	S-331

Annual Reports and Meeting	S-332
Net Present Value Calculations	S-335
Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts	S-335
Replacement of the Special Servicer	S-336
Maintenance of Insurance	S-338
Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	S-340
Transfers of Interests in Borrowers	S-342
Modifications, Waivers, Amendments and Consents	S-342
Required Appraisals	S-347
Collection Account	S-351
Procedures With Respect to Defaulted Mortgage Loans and REO Properties	S-354
REO Account	S-358
Inspections; Collection of Operating Information	S-358
Rating Agency Confirmations	S-359
Servicer Termination Events	S-362
Rights Upon the Occurrence of a Servicer Termination Event	S-363
Termination, Discharge and Resignation of the Trust Advisor	S-365
Resignation of the Master Servicer and the Special Servicer	S-366
Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor	S-367
Evidence as to Compliance	S-370
Litigation Control	S-371
Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations	S-372
Servicing of the Woodbridge Center Loan Combination	S-372
Servicing of the Pacific Design Center Loan Combination	S-374
Servicing of the JL Holdings – Burger King Portfolio – 90 Loan Combination	S-375
Servicing of the Oak Court Mall Loan Combination	S-378
USE OF PROCEEDS	S-380
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS	S-380
General	S-380
Other Aspects	S-382
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-382
General	S-382
Characterization of Investments in Offered Certificates	S-383
Discount and Premium; Prepayment Consideration	S-384
Further Information	S-385
STATE AND OTHER TAX CONSEQUENCES	S-385
ERISA CONSIDERATIONS	S-386
Plan Assets	S-386
Special Exemption Applicable to the Offered Certificates	S-386
Insurance Company General Accounts	S-388
General Investment Considerations	S-389
LEGAL INVESTMENT	S-389
METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)	S-390
LEGAL MATTERS	S-393
RATINGS	S-393
INDEX OF DEFINED TERMS	S-395

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1

Annex A-4:	JL Holdings – Burger King Portfolio – 90 Amortization Schedule	A-4-1

Annex B:	Additional Mortgage Loan Information/Definitions	B-1

Annex C-1:	Mortgage Loan Representations and Warranties	C-1-1

Annex C-2:	Exceptions to Mortgage Loan Representations and Warranties	C-2-1

Annex D:	Global Clearance, Settlement and Tax Documentation Procedures	D-1

Annex E-1:	Form of Trust Advisor Annual Report (Subordinate Control Period)	E-1-1

Annex E-2:	Form of Trust Advisor Annual Report (Collective Consultation Period and Senior Consultation Period)	E-2-1

Annex F:	Form of Distribution Date Statement	F-1

Annex G:	Class A-SB Planned Principal Balance Schedule	G-1

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

●	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

●	this prospectus supplement, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus.  The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

References in the accompanying prospectus to “prospectus supplement” should be treated as references to this prospectus supplement.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions.  The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the table of contents in this prospectus supplement on page ii and the table of contents in the accompanying prospectus on page i.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus supplement.  The definitions of certain capitalized terms used in the accompanying prospectus are included under the caption “Glossary” beginning on page 134 of the accompanying prospectus.  In this prospectus supplement, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS DIRECTIVE AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (EACH, A “RELEVANT MEMBER STATE”).  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS HAVE BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES.  ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE EU PROSPECTUS DIRECTIVE FOR SUCH OFFERS.  NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFERS.  THE EXPRESSION EU PROSPECTUS DIRECTIVE MEANS DIRECTIVE 2003/71/EC (AND ANY AMENDMENTS THERETO INCLUDING DIRECTIVE 2010/73/EU, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) ARE INSIDE THE UNITED KINGDOM AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OR ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”)  OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE “RELEVANT PERSONS”).  THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”).  ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS SUPPLEMENT.  HOWEVER, THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT.  FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT.  OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549.  YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330.  COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT.

THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, THE CERTIFICATE

x

ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES.  WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES.  THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO.  ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD.  SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—MARKET CONSIDERATIONS AND LIMITED LIQUIDITY” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain certain forward-looking statements.  If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this prospectus supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SUMMARY

The following summary is a short description of the main terms of the offered certificates and the mortgage loans and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus in their entirety.

Overview of the Certificates

The table below lists certain summary information concerning the Wells Fargo Commercial Mortgage Trust 2014-LC16, Commercial Mortgage Pass-Through Certificates, Series 2014-LC16.  Each certificate represents an interest in the mortgage loans included in the trust fund.  We are offering the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, A-S, B and C certificates pursuant to this prospectus supplement.

			Approx.%
	Approx. Initial		of		Approx.
	Principal		Aggregate	Approx.	Initial	Pass-	Weighted
	Balance or		Cut-off	Initial	Pass-	Through	Average	Expected
	Notional		Date	Credit	Through	Rate	Life	Principal
Class	Amount(1)		Balance	Support(2)	Rate	Description	(Years)(3)	Window(3)
Offered Certificates
A-1	$51,024,000		5.238%	30.000%	1.2940%	Fixed(4)	2.78	07/14 – 04/19
A-2	$112,071,000		11.505%	30.000%	2.8190%	Fixed(4)	4.88	04/19 – 05/19
A-3	$14,089,000		1.446%	30.000%	3.4320%	Fixed(4)	6.84	04/21 – 04/21
A-4	$200,000,000		20.532%	30.000%	3.5480%	Fixed(4)	9.84	03/24 – 04/24
A-5	$231,235,000		23.739%	30.000%	3.8170%	Fixed(4)	9.91	04/24 – 05/24
A-SB	$73,429,000		7.538%	30.000%	3.4770%	Fixed(4)	7.43	05/19 – 03/24
X-A	$735,422,000	(5)	NAP	NAP	1.4957%	Variable(6)	NAP	NAP
X-B	$170,462,000	(7)	NAP	NAP	0.6672%	Variable(8)	NAP	NAP
A-S	$53,574,000		5.500%	24.500%	4.0200%	Fixed(4)	9.93	05/24 – 05/24
B	$71,837,000		7.375%	17.125%	4.3220%	Fixed(4)	9.93	05/24 – 05/24
C	$38,963,000		4.000%	13.125%	4.4580%	Fixed(4)	10.00	05/24 – 06/24

Non-Offered Certificates
X-C	$19,481,000	(9)	NAP	NAP	1.6359%	Variable(10)	NAP	NAP
X-D	$48,704,228	(11)	NAP	NAP	1.6359%	Variable(12)	NAP	NAP
D	$59,662,000		6.125%	7.000%	3.9380%	Fixed(4)	10.01	06/24 – 06/24
E	$19,481,000		2.000%	5.000%	3.2500%	Fixed(4)	10.01	06/24 – 06/24
F	$15,829,000		1.625%	3.375%	3.2500%	Fixed(4)	10.08	06/24 – 07/24
G	$32,875,228		3.375%	0.000%	3.2500%	Fixed(4)	10.09	07/24 – 07/24
R(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(footnotes to table on cover and table set forth above)

(1)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(2)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates in the aggregate.

(3)	Calculated based on a 0% CPR and the structuring assumptions described in Annex B to this prospectus supplement.

(4)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G certificates will in each case be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.

(5)
The Class X-A certificates are notional amount certificates.  The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S certificates outstanding from time to time.  The Class X-A certificates will not be entitled to distributions of principal.

(6)
The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(7)
The Class X-B certificates are notional amount certificates.  The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class B, C and D certificates outstanding from time to time.  The Class X-B certificates will not be entitled to distributions of principal.

(8)
The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B, C and D certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)
The Class X-C certificates are notional amount certificates.  The notional amount of the Class X-C certificates will be equal to the principal balance of the Class E certificates outstanding from time to time.  The Class X-C certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-C certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E certificates for the related distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)
The Class X-D certificates are notional amount certificates.  The notional amount of the Class X-D certificates will be equal to the aggregate principal balance of the Class F and G certificates outstanding from time to time.  The Class X-D certificates will not be entitled to distributions of principal.

(12)
The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class F and G certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)
The Class R certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating.  The Class R certificates represent the residual interest in each REMIC as further described in this prospectus supplement.  The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-C, X-D, D, E, F, G and R certificates are not offered by this prospectus supplement.  Any information in this prospectus supplement concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit them into a common law trust created on the closing date.  The trust, which will be the issuing entity, will be formed by a “pooling and servicing agreement”, to be dated as of June 1, 2014, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee.  All the mortgage loans (other than the non-serviced pari passu mortgage loans described herein) will be serviced and administered under that agreement.  The master servicer will be required to provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.  You should refer to the accompanying prospectus, including the section captioned “Summary of Prospectus” for additional important information pertaining to the offered certificates.

The transfers of the mortgage loans from the respective mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Relevant Parties

Title of Certificates	Wells Fargo Commercial Mortgage Trust 2014-LC16, Commercial Mortgage Pass-Through Certificates, Series 2014-LC16, which will be issued pursuant to the pooling and servicing agreement.

Issuing Entity
Wells Fargo Commercial Mortgage Trust 2014-LC16, a New York common law trust that we sometimes refer to as the “trust”, will issue the certificates.  The assets in the trust will comprise the “trust fund”.  See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor
Wells Fargo Commercial Mortgage Securities, Inc. is the depositor.  As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund.  The depositor’s principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288–0166 and its telephone number is (704) 374-6161.  Neither we nor any of our affiliates have insured or guaranteed the offered certificates.  See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “The Depositor” in the accompanying prospectus.

Sponsors, Mortgage Loan Sellers and Originators

Ladder Capital Finance LLC, a Delaware limited liability company, Wells Fargo Bank, National Association, a national banking association, The Royal Bank of Scotland plc, a public company registered in Scotland, and RBS Financial Products Inc., a Delaware corporation (the two of which will be referred to together as The Royal Bank of Scotland), and Rialto Mortgage Finance, LLC, a Delaware limited liability company, are the sponsors of this transaction.  As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued.  As mortgage loan sellers, those entities will sell the mortgage loans to the depositor.  Those entities or their affiliates originated or acquired the mortgage loans, except that Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with a certain mortgage loan to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed-upon underwriting and closing procedures.  See “Risk Factors—Risks Related to the Mortgage Loans—No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “The Sponsor” in the accompanying prospectus.

The number and aggregate cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

					% of
		Number			Cut-off
		of	Number of	Aggregate	Date
		Mortgage	Mortgaged	Cut-off Date	Pool
Originator	Mortgage Loan Seller	Loans	Properties	Balance	Balance
Ladder Capital Finance LLC or an affiliate(1)	Ladder Capital Finance LLC(1)	28	120	$336,557,008	34.6%
Wells Fargo Bank, National Association(2)	Wells Fargo Bank, National Association(2)	37	47	306,293,895	31.4
The Royal Bank of Scotland(3)	The Royal Bank of Scotland(3)	6	6	212,144,056	21.8
Rialto Mortgage Finance, LLC	Rialto Mortgage Finance, LLC	11	11	119,074,270	12.2
Total:		82	184	$974,069,228	100.0%

(1)	All of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor were originated by Ladder Capital Finance LLC or Ladder Capital Finance I, LLC.

(2)
Wells Fargo Bank, National Association delegated certain of its underwriting and origination functions in connection with one (1) mortgage loan, identified on Annex A-1 to this prospectus supplement as BLG Industrial, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, to Principal Real Estate Investors, LLC (an affiliate of Principal Life Insurance Company) pursuant to a program of agreed-upon underwriting and closing procedures, as described under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” in this prospectus supplement.

(3)
The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc.  With respect to the mortgage loans being sold to the trust by The Royal Bank of Scotland (a) five (5) of the mortgage loans, having an aggregate cut-off date principal balance of $205,551,038 and representing approximately 21.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by and are being sold to the trust by The Royal Bank of Scotland plc and (b) one (1) of the mortgage loans, having a cut-off date principal balance of $6,593,018 and representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was originated by RBS Financial Products Inc. and is being sold to the trust by RBS Financial Products Inc.

Master Servicer
Wells Fargo Bank, National Association will act as the initial master servicer under the pooling and servicing agreement. Except as described generally under “—Relevant Parties for the Split Loan Structures” below, Wells Fargo Bank, National Association, in that capacity, will be primarily responsible for:

●
servicing and administering, directly or through sub-servicers (including primary servicers), the mortgage loans (other than any non-serviced pari passu mortgage loan) (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out;

	●	making servicing advances with respect to all mortgage loans (other than any non-serviced pari passu mortgage loan); and

	●	making debt service advances with respect to all mortgage loans.

See also “Transaction Parties—The Master Servicer” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

Furthermore, the pari passu mortgage loans and related pari passu and/or subordinate companion loans described under “The Trust Fund—Split Loan Structures” below, together comprise loan combinations.  See “Description of the Mortgage Pool—General” and “—Split Loan Structures” in this prospectus supplement for more information on the loan combinations.

Wells Fargo Bank, National Association will be the master servicer for the pari passu mortgage loan in the Montgomery Mall Portfolio loan combination and that loan combination will be serviced under the pooling and servicing agreement.

Each of the Woodbridge Center loan combination and the JL Holdings – Burger King Portfolio - 90 loan combination will be serviced under, and for the compensation set forth in, the pooling and servicing agreements entered into in connection with the WFRBS 2014-C20 securitization (the “WFRBS 2014-C20 pooling and servicing agreement”) and the COMM 2014-LC15 securitization (the “COMM 2014-LC15 pooling and servicing agreement”), respectively, by Wells Fargo Bank, National Association as the related master servicer under such agreements.

On the other hand, while each of the Pacific Design Center loan combination and the Oak Court Mall loan combination will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction, the servicing of each such loan combination is expected to transfer to another securitization.  Specifically, with respect to each such loan combination, after the securitization of the related pari passu companion loan, such loan combination will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization, but the master servicer under the pooling and servicing agreement for this transaction will continue to be primarily responsible for making debt service advances with respect to the related non-serviced pari passu mortgage loan notwithstanding any such transfer of servicing, provided however, the master servicer under the pooling and servicing agreement for this transaction will have no obligation to make any advance for debt service payments relating to any companion loan.  If the related pari passu companion loan in that loan combination is securitized, then the master servicer under the pooling and servicing agreement for this transaction nevertheless will be entitled to compensation for the period before the transfer, and its right to indemnification and certain other rights in respect of its servicing activities relating to that loan combination will survive the transfer.

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Special Servicer
LNR Partners, LLC, a Florida limited liability company, will act as the initial special servicer under the pooling and servicing agreement.  In that capacity, it will generally be responsible for (i) servicing each mortgage loan (other than any non-serviced pari passu mortgage loan) following the occurrence of one or more specified events that cause that mortgage loan to become a specially serviced mortgage loan, (ii) approving and/or processing material actions and special servicer decisions for each mortgage loan, and (iii) conducting or managing certain mortgage loan-related litigation.  LNR Partners, LLC was selected to be the special servicer by the entity that is anticipated to purchase the Class X-C, X-D, E, F and G certificates on the closing date and to become the initial majority subordinate certificateholder.  It is anticipated that LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC will purchase a majority interest in the Class X-C, X-D, E, F and G certificates and that Seer Capital Management, LP (or its affiliate) will purchase a minority interest in the Class X-C, X-D, E, F and G certificates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Transaction Parties—The Special Servicer” and “—Affiliations and Certain Relationships Among Transaction Parties” in this prospectus supplement.

LNR Partners, LLC will be the special servicer for the pari passu mortgage loan in the Montgomery Mall Portfolio loan combination and that loan combination will be specially serviced (if necessary) under the pooling and servicing agreement.

Each of the Woodbridge Center loan combination and the JL Holdings – Burger King Portfolio – 90 loan combination will be specially serviced (if necessary) under, and for the compensation set forth in, the WFRBS 2014-C20 pooling and servicing agreement and the COMM 2014-LC15 pooling and servicing agreement, respectively, by Rialto Capital Advisors, LLC as the related special servicer under such agreement.

Each of the Pacific Design Center loan combination and the Oak Court Mall loan combination will initially be specially serviced (if necessary) under, and by the special servicer designated in and for the compensation set forth in, the pooling and servicing agreement for this transaction.  With respect to each such loan combination, after the securitization of the related pari passu companion loan, such loan combination will be specially serviced (if necessary) under, and by the special servicer designated in and for the compensation set forth in, the pooling and servicing agreement entered into in connection with that securitization.  If that loan combination is being specially serviced when the related pari passu companion loan is securitized, the special servicer under the pooling and servicing agreement for this transaction nevertheless will be entitled to compensation for the period during which it acted as special servicer with respect to that loan combination, and its right to indemnification and certain other rights in respect of its special servicing activities relating to that loan combination will survive the transfer of special servicing duties to the special servicer for the other securitization.

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association will act as certificate administrator, tax administrator, certificate registrar and custodian under the pooling and servicing agreement.  The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at Sixth and Marquette Avenue, Minneapolis 55479-0113. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties.  See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

Trustee
Wilmington Trust, National Association, a national banking association, will act as trustee under the Pooling and Servicing Agreement.  The corporate trust offices of Wilmington Trust, National Association are located at 1100 North Market Street, Wilmington, Delaware 19801.  In its capacity as trustee, Wilmington Trust, National Association will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations and will become the holder of each mortgage loan upon its transfer to the trust fund.  The trustee will also be the mortgagee of record and the trustee, or a custodian on its behalf, will hold the mortgage file with respect to each mortgage loan, in each case except as otherwise described under “—Relevant Parties for the Split Loan Structures” below with respect to the loan combinations.  See “Transaction Parties—The Trustee” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Underwriters
Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc. are the underwriters of the offered certificates.  Wells Fargo Securities, LLC and RBS Securities Inc. are acting as co-lead managers and co-bookrunners for this offering.  Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 78.2% of each class of offered certificates and RBS Securities Inc. is acting as sole bookrunning manager with respect to 21.8% of each class of offered certificates.  Deutsche Bank Securities Inc. is acting as a co-manager.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) will be directed to affiliates of Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc. See “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement.

Trust Advisor
Situs Holdings, LLC, a Delaware limited liability company, will act as the initial trust advisor under the pooling and servicing agreement with respect to all of the mortgage loans (other than the Woodbridge Center, Pacific Design Center, JL Holdings – Burger King Portfolio – 90 and Oak Court Mall mortgage loans).

Some of the rights and duties of the trust advisor will be as follows:

●
The trust advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of, and, if any mortgage loans in the mortgage pool were specially serviced by the special servicer in the preceding calendar year, the preparation of an annual report regarding, certain of the special servicer’s actions pursuant to the pooling and servicing agreement.  The review and report generally will be based on:  (a) during a subordinate control period, each final asset status report delivered to the trust advisor by the special servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer and/or (c) during a senior consultation period, in addition to the foregoing, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform-level basis in light of the servicing standard. The special servicer will be entitled to review and provide comments on the trust advisor’s annual report before its finalization, but the content of the final annual report will nonetheless be determined solely by the trust advisor.

●
During any collective consultation period or senior consultation period, the special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans.  Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer (other than the special servicer with respect to any non-serviced loan combination), in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense.  See “Transaction Parties—The Trust Advisor” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Asset Status Reports” and “—The Trust Advisor” in this prospectus supplement.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and D certificates has been reduced to zero.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard.  The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement.

In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement.

The trust advisor will have certain rights to compensation (other than with respect to any non-serviced pari passu mortgage loan) and indemnification by the trust fund. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this prospectus supplement.

Notwithstanding any contrary provision described above, the trust advisor will have no rights or duties in connection with the Woodbridge Center mortgage loan, the Pacific Design Center mortgage loan, the JL Holdings – Burger King Portfolio – 90 mortgage loan or the Oak Court Mall mortgage loan.  In that regard:

●
The WFRBS 2014-C20 pooling and servicing agreement and the COMM 2014-LC15 pooling and servicing agreement each provide for a trust advisor or operating advisor with rights and duties in connection with the servicing and administration of loans (including the Woodbridge Center loan combination and the JL Holdings – Burger King Portfolio – 90 loan combination) under the subject agreement that are similar (but not necessarily identical) to the rights and duties of the 2014-LC16 trust advisor. Situs Holdings, LLC is the operating advisor under the COMM 2014-LC15 pooling and servicing agreement which governs the servicing and administration of the JL Holdings – Burger King Portfolio – 90 loan combination.

●
Upon securitization of each of the Pacific Design Center pari passu companion loan and the Oak Court Mall pari passu companion loan, the related loan combination will thereafter be serviced and administered in accordance with the pooling and servicing agreement for that securitization, which is yet to be determined.  We anticipate, but cannot state with certainty, that the pooling and servicing agreement for the securitization of each such pari passu companion loan will provide for a trust advisor or operating advisor with rights and duties in connection with the servicing and administration of loans (including the related loan combination) under that agreement that are similar (but not necessarily identical) to the rights and duties of the series 2014-LC16 trust advisor.  If either such securitization did not occur, there would be no trust advisor acting with respect to the subject loan combination.

See “—Relevant Parties for the Split Loan Structures” below.

Majority Subordinate
Certificateholder
The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a collective consultation period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion during certain periods of time.  This right may be exercised at any time and from time to time.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.  During any subordinate control period, the majority subordinate certificateholder or the subordinate class representative on its behalf will have the right to terminate the special servicer under the series 2014-LC16 pooling and servicing agreement with or without cause and appoint itself or an affiliate or another person as the successor special servicer.  It will be a condition to such appointment that (i) the hired rating agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates issued pursuant to the pooling and servicing agreement and (ii) any such successor satisfies the requirements of a qualified replacement special servicer as further described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement.  It is anticipated that LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, the special servicer, will purchase a majority interest in the Class X-C, X-D, E, F and G certificates on the closing date and become the initial majority subordinate certificateholder and that Seer Capital Management, LP (or its affiliate) will purchase a minority interest in the Class X-C, X-D, E, F and G certificates on the closing date.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

Notwithstanding anything to the contrary described herein, at any time when the holder of a majority interest in the Class E certificates is the majority subordinate certificateholder, the majority subordinate certificateholder may waive its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of any of the rights of the subordinate class representative set forth in the pooling and servicing agreement, by irrevocable written notice delivered to the depositor, trustee, certificate administrator, master servicer, special servicer and trust advisor.  Any such waiver will remain effective indefinitely and will be binding upon any subsequent transferee of the Class E certificates.

Whenever such an “opt-out” by a majority subordinate certificateholder is in effect:

●	a senior consultation period will be in effect; and

●
the rights of the majority subordinate certificateholder to appoint a subordinate class representative and the rights of the subordinate class representative will not be operative (notwithstanding that a subordinate control period or collective consultation period is or would otherwise then be in effect).

Notwithstanding any contrary provision described above, the majority subordinate certificateholder will have no rights in connection with the Woodbridge Center mortgage loan, the Pacific Design Center mortgage loan, the JL Holdings – Burger King Portfolio – 90 mortgage loan or the Oak Court Mall mortgage loan, other than certain limited consultation rights with respect to actions of the applicable special servicer as set forth in the related intercreditor agreements and described in this prospectus supplement.  The related intercreditor agreement and/or pooling and servicing agreement grants, or is expected to grant, similar rights to those granted to the series 2014-LC16 majority subordinate certificateholder under the series 2014-LC16 pooling and servicing agreement to:

●
in the case of the Woodbridge Center loan combination, subject to any limitations imposed by the WFRBS 2014-C20 pooling and servicing agreement or the related intercreditor agreement, the majority holders of a designated controlling class of WFRBS 2014-C20 certificates or their representative;

●
in the case of each of the Pacific Design Center loan combination and the Oak Court Mall loan combination, the holder of the related pari passu companion loan or its representative or, following the securitization of that companion loan, subject to any limitations imposed by the pooling and servicing agreement for that other securitization, the holders of a designated class or group of certificates issued in connection with, or other party associated with, that other securitization or the representative of those holders or that other party, as the case may be; and

●
in the case of the JL Holdings - Burger King Portfolio - 90 loan combination, subject to the related intercreditor agreement, either (i) the holder of the subordinate companion loan or its representative, or (ii) subject to any limitations imposed by the COMM 2014-LC15 pooling and servicing agreement, the majority holders of a designated controlling class of COMM 2014-LC15 certificates or their representative.

See “—Relevant Parties for the Split Loan Structures” below.

Subordinate Class
Representative
The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this prospectus supplement.  Subject to certain limitations described herein, this right may be exercised at any time and from time to time.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

The subordinate class representative generally will be—

●	during a subordinate control period, entitled to direct the special servicer with respect to various servicing matters, and replace the special servicer with or without cause; and

●	during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various servicing matters.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

Subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than holders of the Class E, F and G certificates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Montgomery Mall, which also secures a pari passu companion loan, the subordinate class representative’s consent and/or consultation rights with respect thereto will be subject to the consultation rights of the holders of the related pari passu companion loan, as provided for in the related intercreditor agreement and as described in this prospectus supplement.  See “Description of the Mortgage Pool—Split Loan Structures—The Montgomery Mall Loan Combination”.

Notwithstanding any contrary provision described above, the subordinate class representative will have no rights in connection with the Woodbridge Center mortgage loan, the Pacific Design Center mortgage loan, the JL Holdings – Burger King Portfolio – 90 mortgage loan or the Oak Court Mall mortgage loan, other than certain limited consultation rights with respect to actions of the applicable special servicer, as set forth in the related intercreditor agreements and described in this prospectus supplement.  The related intercreditor agreement and/or pooling and servicing agreement grants, or is expected to grant, rights similar to those granted to the series 2014-LC16 subordinate class representative under the series 2014-LC16 pooling and servicing agreement, to:

●
in the case of the Woodbridge Center loan combination, subject to any limitations imposed by the WFRBS 2014-C20 pooling and servicing agreement or the related intercreditor agreement, the majority holders of a designated controlling class of WFRBS 2014-C20 certificates or their representative;

●
in the case of each of the Pacific Design Center loan combination and the Oak Court Mall loan combination, the holder of the related pari passu companion loan or its representative or, following the securitization of that companion loan, subject to any limitations imposed by the pooling and servicing agreement for that other securitization, the holders of a designated class or group of certificates issued in connection with, or other party associated with, that other securitization or the representative of those holders or that other party, as the case may be; and

●
in the case of the JL Holdings - Burger King Portfolio - 90 loan combination, subject to the related intercreditor agreement, either (i) the holder of the subordinate companion loan or its representative, or (ii) subject to any limitations imposed by the COMM 2014-LC15 pooling and servicing agreement, the majority holders of a designated controlling class of COMM 2014-LC15 certificates or their representative.

See “—Relevant Parties for the Split Loan Structures” below.

Relevant Parties
for the Split
Loan Structures
The mortgaged properties identified on Annex A-1 to this prospectus supplement as Woodbridge Center, Pacific Design Center, Montgomery Mall, JL Holdings – Burger King Portfolio – 90 and Oak Court Mall each secure both a mortgage loan and one or more related pari passu and/or subordinate companion loans.  Each of those mortgage loans and the related pari passu and/or subordinate companion loans are collectively referred to as a “loan combination”.  Each of those mortgage loans are sometimes referred to as “pari passu mortgage loans”.

The loan combination secured by the Montgomery Mall mortgaged property will be principally serviced under the pooling and servicing agreement.  The Montgomery Mall loan combination is sometimes referred to as a “serviced loan combination”.

The Montgomery Mall mortgage loan is sometimes referred to as a “serviced pari passu mortgage loan” and its related companion loan is sometimes referred to as a “serviced pari passu companion loan”.

The companion loan holder for the Montgomery Mall loan combination will not be a party to the pooling and servicing agreement, but its rights may affect the servicing of the related mortgage loan.  The Royal Bank of Scotland plc or an affiliate thereof is the initial holder of the Montgomery Mall pari passu companion loan.

Each of the Woodbridge Center loan combination and the JL Holdings – Burger King Portfolio - 90 loan combination is sometimes referred to herein as a “non-serviced loan combination”.  Each of the Woodbridge Center mortgage loan and the JL Holdings – Burger King Portfolio – 90 mortgage loan and its related pari passu companion loan(s) and subordinate companion loan(s) are sometimes referred to as a “non-serviced pari passu mortgage loan”, a “non-serviced pari passu companion loan” and a “non-serviced subordinate companion loan”, respectively.

Each of the Woodbridge Center loan combination and the JL Holdings – Burger King Portfolio - 90 loan combination will be serviced under the WFRBS 2014-C20 pooling and servicing agreement related to the WFRBS 2014-C20 securitization and the COMM 2014-LC15 pooling and servicing agreement related to the COMM 2014-LC15 securitization, respectively, in each case, subject to the related intercreditor agreement, as follows:

●
The applicable master servicer under the WFRBS 2014-C20 securitization (the “WFRBS 2014-C20 master servicer”) and the COMM 2014-LC15 securitization (the “COMM 2014-LC15 master servicer”), which is, in both cases, currently Wells Fargo Bank, National Association, will be primarily responsible for the primary servicing and administering, directly or through sub-servicers, of the Woodbridge Center loan combination and the JL Holdings – Burger King Portfolio – 90 loan combination, respectively, when such loan combination is not a specially serviced mortgage loan and for making servicing advances with respect to such loan combination.  The series 2014-LC16 master servicer will be primarily responsible for making debt service advances with respect to the related mortgage loans for the indirect benefit of the 2014-LC16 certificateholders.  The WFRBS 2014-C20 master servicer and COMM 2014-LC15 master servicer will be primarily responsible for making debt service advances with respect to the related pari passu companion loans for the indirect benefit of the certificateholders under the WFRBS 2014-C20 securitization and the COMM 2014-LC15 securitization, respectively.

●
The applicable special servicer under the WFRBS 2014-C20 securitization (the “WFRBS 2014-C20 special servicer”) and the COMM 2014-LC15 securitization (the “COMM 2014-LC15 special servicer”), which is, in both cases, currently Rialto Capital Advisors, LLC, will be responsible for servicing the Woodbridge Center loan combination and JL Holdings – Burger King Portfolio – 90 loan combination, respectively, following the occurrence of one or more specified events that cause such loan combination to become a specially serviced mortgage loan.

●
The trustee of the WFRBS 2014-C20 securitization (the “WFRBS 2014-C20 trustee”), which is currently Wilmington Trust, National Association, will be primarily responsible for back-up advancing if the WFRBS 2014-C20 master servicer fails to perform its obligations to make servicing advances with respect to Woodbridge Center loan combination and will be the mortgagee of record with respect to such loan combination.

●
The trustee of the COMM 2014-LC15 securitization (the “COMM 2014-LC15 trustee”), which is currently U.S. Bank National Association, will be primarily responsible for back-up advancing if the COMM 2014-LC15 master servicer fails to perform its obligations to make servicing advances with respect to such loan combination and will be the mortgagee of record with respect to such loan combination.

●
The WFRBS 2014-C20 pooling and servicing agreement and the COMM 2014-LC15 pooling and servicing agreement each provide for a trust advisor or operating advisor with rights and duties in connection with the servicing and administration of loans (including each related loan combination) under that agreement that are similar, but not necessarily identical, to the rights and duties of the series 2014-LC16 trust advisor under the series 2014-LC16 pooling and servicing agreement.

●
The WFRBS 2014-C20 pooling and servicing agreement grants to a designated majority subordinate certificateholder and a designated subordinate class representative various rights in connection with the servicing and administration of loans (including the Woodbridge Center loan combination) under that agreement that are similar, but not identical, to those granted to the series 2014-LC16 majority subordinate certificateholder and/or the series 2014-LC16 subordinate class representative, as applicable, under the series 2014-LC16 pooling and servicing agreement.

●
The related intercreditor agreement and/or COMM 2014-LC15 pooling and servicing agreement grants to either (i) the holder of the JL Holdings – Burger King Portfolio – 90 subordinate companion loan (unless certain control trigger events have occurred and are continuing under the related intercreditor agreement) or (ii) the majority holders of a designated controlling class of COMM 2014-LC15 certificates or the COMM 2014-LC15 controlling class representative (if certain control trigger events have occurred and are continuing under the related intercreditor agreement), various rights in connection with the servicing and administration of the JL Holdings – Burger King Portfolio – 90 loan combination under those agreements that are similar, but not identical, to those granted to the series 2014-LC16 majority subordinate certificateholder and/or the series 2014-LC16 subordinate class representative, as applicable, under the series 2014-LC16 pooling and servicing agreement.

●
The custodian under each of the WFRBS 2014-C20 pooling and servicing agreement and the COMM 2014-LC15 pooling and servicing agreement  will maintain custody of the mortgage loan documents for the related loan combination serviced thereunder (other than the related promissory note(s) evidencing the related mortgage loan, which will be delivered by the related mortgage loan seller to the series 2014-LC16 custodian).

On the other hand, each of the Pacific Design Center loan combination and the Oak Court Mall loan combination is referred to herein as a “serviced loan combination” (prior to the securitization of the related pari passu companion loan) and as a “non-serviced loan combination” (after the securitization of the related pari passu companion loan).

Each of the Pacific Design Center mortgage loan and the Oak Court Mall mortgage loan, on the one hand, and their related companion loans, on the other hand, prior to the securitization of the related pari passu companion loan, are referred to herein as a “serviced pari passu mortgage loan” and “serviced pari passu companion loans”, respectively, and after the securitization of the related pari passu companion loan, are referred to herein as a “non-serviced pari passu mortgage loan” and “non-serviced pari passu companion loans”, respectively.  Each of the Pacific Design Center companion loan and the Oak Court Mall companion loan may be sold or further divided at any time (subject to compliance with the terms of the related intercreditor agreement).

Prior to the securitization of the related pari passu companion loan, each of the Pacific Design Center loan combination and the Oak Court Mall loan combination will be serviced pursuant to the series 2014-LC16 pooling and servicing agreement.

The Pacific Design Center pari passu companion loan is currently held by an affiliate of Ladder Capital Finance LLC and subject to a repurchase facility with an unaffiliated third party lender.  Each of the Montgomery Mall pari passu companion loan and Oak Court Mall pari passu companion loan is currently held by The Royal Bank of Scotland or an affiliate thereof.  Although it is expected that each such pari passu companion loan will be included in a future commercial mortgage securitization, such securitization transaction has not yet been determined.  If and when each of the Pacific Design Center pari passu companion loan and the Oak Court Mall pari passu companion loan is included in a  securitization:

●	The related trustee for such securitization will become the mortgagee of record.

●
The related master servicer and special servicer for such securitization will be responsible for the servicing and administration of the related loan combination in accordance with such securitization.

●
The related custodian for such securitization will take and maintain custody of the mortgage loan documents for the related loan combination, as applicable (other than the related promissory note(s) evidencing the related mortgage loan, which will be retained by the series 2014-LC16 custodian).

See “Risk Factors—Other Risks—Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties,” “Description of the Mortgage Pool—Split Loan Structures”, “Transaction Parties—Affiliations and

Certain Relationships Among Certain Transaction Parties”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Significant Obligor
The mortgaged property described in Annex A-3 to this prospectus supplement and in “Transaction Parties—Significant Obligor”, securing the mortgage loan identified on Annex A-1 to this prospectus supplement as the Woodbridge Center mortgage loan, secures 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and consequently is a “significant obligor” with respect to this offering.  See “Description of the Mortgage Pool—Significant Obligor” in this prospectus supplement and the descriptions of the Woodbridge Center mortgage loan in Annex A-3 to this prospectus supplement.

Affiliations and Certain
Relationships Among
Certain Transaction
Parties
Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization, a master servicer, the certificate administrator, the tax administrator, the certificate registrar, the custodian and a swap counterparty under the WFRBS 2014-C20 securitization and the master servicer, the certificate administrator, the custodian and the paying agent under the COMM 2014-LC15 securitization, and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each is a sponsor, originator and mortgage loan seller, and each is an affiliate of RBS Securities Inc., one of the underwriters.  Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, The Royal Bank of Scotland plc and RBS Financial Products Inc., Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the trust fund, some or all of the mortgage loans that The Royal Bank of Scotland plc and RBS Financial Products Inc. will transfer to the depositor.  Additionally, Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that The Royal Bank of Scotland plc and RBS Financial Products Inc. will transfer to the Depositor.

The Royal Bank of Scotland or an affiliate thereof is also the initial holder of the Montgomery Mall and Oak Court Mall pari passu companion loans.  While The Royal Bank of Scotland currently intends to sell the Montgomery Mall and Oak Court Mall pari passu companion loans into future commercial mortgage-backed securitization transactions, there can be no assurance that any such sale will ultimately occur or that the pari passu companion loans will not be further divided. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Split Loan Structures” in this prospectus supplement.

Ladder Capital Finance LLC, a sponsor, mortgage loan seller and originator, and Ladder Capital Finance I LLC, an originator, are affiliated with each other.  An affiliate of Ladder Capital Finance LLC is also the current holder of the Pacific Design Center pari passu companion loan, although such pari passu companion loan is currently subject to a repurchase facility with an unaffiliated third party lender.  While Ladder Capital Finance LLC currently intends to sell the Pacific Design Center pari passu companion loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur or that the pari passu companion loan will not be further divided.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Split Loan Structures” in this prospectus supplement.

Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc., an underwriter) are each a purchaser under repurchase agreements with Ladder Capital Finance LLC, or with an affiliate of Ladder Capital Finance LLC, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Ladder Capital Finance LLC and its affiliates.  Certain of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to these repurchase facilities that Ladder Capital Finance LLC or its affiliate has with Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch and proceeds received by Ladder Capital Finance LLC in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through its applicable affiliate, from Wells Fargo Bank, National Association and Deutsche Bank AG, Cayman Islands Branch in accordance with the terms of the related repurchase agreements, free and clear of any liens.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, most of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.  Wells Fargo Bank, National Association is also the servicer of the JL Holdings – Burger King Portfolio – 90 mortgage loan in its capacity as master servicer for the COMM 2014-LC15 securitization.  In addition, Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor (other than the JL Holdings – Burger King Portfolio – 90 mortgage loan) and holds the mortgage file for the JL Holdings – Burger

King Portfolio – 90 mortgage loan (other than the related promissory note being contributed to this securitization) as custodian for the COMM 2014-LC15 securitization.

Wells Fargo Bank, National Association is the purchaser under repurchase agreements with Rialto Mortgage Finance, LLC, or with a wholly-owned subsidiary or other affiliate of Rialto Mortgage Finance, LLC, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Rialto Mortgage Finance, LLC.  Some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facility that Rialto Mortgage Finance, LLC or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association, and proceeds received by Rialto Mortgage Finance, LLC, in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such warehoused mortgage loans, directly or indirectly through a wholly-owned subsidiary or other applicable affiliate, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

Pursuant to certain interim servicing agreements between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, and certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts from time to time as primary servicer with respect to mortgage loans owned by Rialto Mortgage Finance, LLC and such affiliates (subject, in some cases, to the repurchase facility described above in this section), including, prior to their inclusion in the trust fund, some or all of the mortgage loans that Rialto Mortgage Finance, LLC will transfer to the depositor.

Rialto Mortgage Finance, LLC, a sponsor, mortgage loan seller and originator, is an affiliate of Rialto Capital Advisors, LLC which is the special servicer under the WFRBS 2014-C20 securitization and the COMM 2014-LC15 securitization.

LNR Partners, LLC, the special servicer, is affiliated with LNR Securities Holdings, LLC, the entity expected to purchase a majority interest in the Class X-C, X-D, E, F and G certificates on the closing date and become the majority subordinate certificateholder and appoint itself as the subordinate class representative. LNR Partners, LLC, the special servicer, also assisted LNR Securities Holdings, LLC and Seer Capital Management, LP (or its affiliate) with due diligence relating to mortgage loans to be included in the trust fund.

Wilmington Trust, National Association, the trustee, is also the trustee under the WFRBS 2014-C20 securitization.

Situs Holdings, LLC, the trust advisor, is also the operating advisor under the COMM 2014-LC15 securitization.

An affiliate of Situs Holdings, LLC, the trust advisor, performed certain due diligence services prior to the securitization closing date for certain mortgage loans to be contributed to this securitization transaction by Ladder Capital Finance LLC, Wells Fargo Bank, National Association, The Royal Bank of Scotland and Rialto Mortgage Finance, LLC, each as a sponsor and mortgage loan seller.

In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds a mezzanine and other similar loan secured by direct or indirect equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

The roles and relationships described above may give rise to conflicts of interest.  See “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates”, “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and see “The Depositor” and “The Sponsor” in the accompanying prospectus.

Significant Dates and Periods

Cut-off Date
The mortgage loans will be considered part of the trust fund as of their respective cut-off dates.  The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in June 2014 (or, in the case of any mortgage loan that has its first due date in July 2014, the date that would have been its due date in June 2014 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	The date of initial issuance for the certificates will be on or about June 11, 2014.

Determination Date
The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day, commencing in July 2014.  The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date
Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in July 2014.  The first distribution date is anticipated to be July 17, 2014.

Record Date
The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as may otherwise be described in this prospectus supplement with respect to final distributions.

Business Day
Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Florida, Illinois, Minnesota, New York, North Carolina, Texas or any of the jurisdictions in which the respective primary servicing offices of the master servicer or the special servicer or the corporate trust offices of the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period
Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period.  In general, each collection period—

	●	will relate to a particular distribution date,

	●	will be approximately one calendar month long,

	●	will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

●
will end at the close of business on the determination date immediately preceding the related distribution date (or, in the case of any non-serviced pari passu mortgage loan and solely for the purpose of determining the amount available for distribution on the certificates for any distribution date, one business day after such determination date).

Interest Accrual Period
The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Assumed Final
Distribution Dates
Set forth in the table below is the month and year of the distribution date on which each class of offered certificates is expected to be paid in full, based upon structuring assumptions which include, without limitation, assuming 0% CPR and no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans after the cut-off date. See the definition of structuring assumptions in Annex B to this prospectus supplement. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

	Offered Class	Assumed Final Distribution Date*
	Class A-1	April 2019
	Class A-2	May 2019
	Class A-3	April 2021
	Class A-4	April 2024
	Class A-5	May 2024
	Class A-SB	March 2024
	Class X-A	NAP
	Class X-B	NAP
	Class A-S	May 2024
	Class B	May 2024
	Class C	June 2024

	*	Calculated based on a 0% CPR and the “structuring assumptions” described in Annex B to this prospectus supplement.

Rated Final
Distribution Date	As to each class of offered certificates, the distribution date in August 2050. See “Ratings” in this prospectus supplement.

Control and Consultation
Periods
The rights of various parties to replace the special servicer, and approve or consult with respect to certain material actions of the special servicer, will vary according to defined periods and other provisions, as summarized below. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

●
Subordinate Control Period. Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the second succeeding bullet, a “subordinate control period” will exist when the Class E certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance. In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the subordinate class representative will be entitled to terminate and replace the special servicer with or without cause. The trust advisor will not have approval rights and generally will have no right to consult with respect to actions of the special servicer during a subordinate control period.

●
Collective Consultation Period. Unless a senior consultation period is deemed to occur and is continuing pursuant to clause (ii) in the succeeding bullet, a “collective consultation period” will exist when the Class E certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25%

or more of its initial principal balance. In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative and the trust advisor in connection with asset status reports and material special servicing actions with respect to the mortgage loans that it services. The subordinate class representative will have no right to terminate and replace the special servicer during a collective consultation period.

●
Senior Consultation Period. A “senior consultation period” will exist when either (i) the Class E certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then-outstanding principal balance, net of appraisal reduction amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement. In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions. During any senior consultation period, no subordinate class representative will be recognized or have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Montgomery Mall, which also secures a pari passu companion loan, the holder of the related companion loan or its representative will have, generally at all times, consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in this prospectus supplement. Those rights will be in addition to the rights of the subordinate class representative in this transaction and the trust advisor as described above. See “Description of the Mortgage Pool—Split Loan Structures—The Montgomery Mall Loan Combination”.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may (other than with respect to the Woodbridge Center mortgage loan, the Pacific Design Center mortgage loan, the JL Holdings – Burger King Portfolio - 90 mortgage loan and the Oak Court Mall mortgage loan) be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than a majority of the appraisal-reduced voting rights of all principal balance certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

Notwithstanding any contrary provision described above:

●
With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Pacific Design Center and Oak Court Mall, which mortgaged properties also secure pari passu companion loans, generally at all times prior to the securitization of the related pari passu companion loan, the holder of the related pari passu companion loan (or its representative) will have control and consultation rights with respect to asset status reports and material special servicing actions involving the loan combination, as provided for in the related intercreditor agreement and as described in this prospectus supplement. Those rights will be in addition to the rights of the subordinate class representative in this transaction described above.

●
The existence of a subordinate control period, collective consultation period or senior consultation period under the series 2014-LC16 pooling and servicing agreement will not limit the control and consultation rights of the holder of any of the Woodbridge Center pari passu companion loan, the Pacific Design Center pari passu companion loan, the JL Holdings – Burger King Portfolio - 90 pari passu and subordinate companion loans or the Oak Court Mall pari passu companion loan as described in this prospectus supplement.

●
The trust advisor under the series 2014-LC16 pooling and servicing agreement will have no right or duty to consult with respect to any matter with respect to the Woodbridge Center loan combination, the Pacific Design Center loan combination, the JL Holdings – Burger King Portfolio - 90 loan combination or the Oak Court Mall loan combination.

●
The time periods and provisions described above generally will not apply to the servicing and administration of each of the Pacific Design Center loan combination or the Oak Court Mall loan combination after the securitization of the related pari passu companion loan included in such loan combination. We anticipate, but cannot state with certainty, that the pooling and servicing agreement for the securitization of the related pari passu companion loan will set forth time periods and corresponding relative rights of the related subordinate class representative (or its equivalent), majority subordinate certificateholder (or its equivalent), trust advisor (or its equivalent) and certificateholders in connection with the servicing and administration of loans (including the Pacific Design Center loan combination and the Oak Court Mall loan combination, as applicable) under that agreement that are similar, but not necessarily identical, to the time periods and corresponding relative rights of the series 2014-LC16 subordinate class representative, series 2014-LC16 majority subordinate certificateholder, series 2014-LC16 trust advisor and series 2014-LC16 certificateholders under the series 2014-LC16 pooling and servicing agreement as generally described above. The relevant time periods under the series 2014-LC16 pooling and servicing agreement are, and the anticipated relevant time periods under the pooling and servicing agreement related to the securitization of the Pacific Design Center pari passu companion loan or the Oak Court Mall pari passu companion loan, as applicable, will be defined by reference to the loans held (whether or not serviced) by the trust fund established and the securities issued under that agreement. The existence or absence of a subordinate control period, collective consultation period or senior consultation period under one such pooling and servicing agreement will not by itself affect the existence or absence of a subordinate control period, collective consultation period or senior consultation period under another pooling and servicing agreement.

●
Each of the WFRBS 2014-C20 pooling and servicing agreement and the COMM 2014-LC15 pooling and servicing agreement sets forth time periods and corresponding relative rights of the related subordinate class representative (or controlling class representative), majority subordinate certificateholder (or majority holders of the controlling class of certificates), trust advisor (or operating advisor) and certificateholders in connection with the servicing and administration of loans (including the Woodbridge Center loan combination and the JL Holdings – Burger King Portfolio – 90 loan combination, respectively (including, without limitation the conditions under which the related special servicer may be removed with respect to such loan combinations by the certificateholders with respect to such transaction or otherwise)) serviced under such pooling and servicing agreement that are similar, but not necessarily identical, to the time periods and corresponding relative rights of the series 2014-LC16 subordinate class representative, series 2014-LC16 majority subordinate certificateholder, series 2014-LC16 trust advisor and series 2014-LC16 certificateholders under the series 2014-LC16 pooling and servicing agreement as generally described in this prospectus supplement. The relevant time periods under the series 2014-LC16 pooling and servicing agreement are, and the relevant time periods under each of the WFRBS 2014-C20 pooling and servicing agreement and the COMM 2014-LC15 pooling and servicing agreement are, defined by reference to the loans held (whether or not serviced) by the trust fund established and the securities issued under that agreement. The existence or absence of a subordinate control period, collective consultation period or senior consultation period (or, in each case, the effective equivalent period) under one pooling and servicing agreement will not by itself affect the existence or absence of a subordinate control period, collective consultation period or senior consultation period (or, in each case, the effective equivalent period) under another pooling and servicing agreement. Notwithstanding the foregoing, with respect to the COMM 2014-LC15 securitization, the rights of the above-referenced COMM 2014-LC15 parties are subject to the corresponding rights of the holder of the JL Holdings – Burger King Portfolio – 90 subordinate companion loan and, in general, are only exercisable when the corresponding rights of the holder of the JL Holdings – Burger King Portfolio – 90 subordinate companion loan are no longer exercisable.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

The Trust Fund

Creation of the Trust Fund
We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A.	General Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans, please note that—

		●	All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans as a whole is provided on an approximate basis.

●
All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the principal balance as of the cut-off date for each of the mortgage loans to the trust fund.

●
In presenting the principal balances of the mortgage loans as of the cut-off date, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from May 1, 2014 up to and including the cut-off date.

		●	In the case of each of the Woodbridge Center mortgage loan, the Pacific Design Center mortgage loan, the

Montgomery Mall mortgage loan, the JL Holdings – Burger King Portfolio – 90 mortgage loan and the Oak Court Mall mortgage loan, with respect to each of which the related mortgaged property also secures one or more pari passu and/or subordinate companion loan(s), we generally present the loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per net rentable square foot or unit, as applicable, in this prospectus supplement in a manner that takes account of that mortgage loan and its related pari passu companion loan(s), but without regard to any related subordinate companion loan(s).

●
The trust fund will include two (2) groups of cross-collateralized and cross-defaulted mortgage loans, representing approximately 1.6% and 0.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present the information regarding those mortgage loans as if each of them were secured only by the related mortgaged property identified on Annex A-1 to this prospectus supplement, except that (other than as described below) loan-to-value ratio, debt service coverage ratio, debt yield and loan per unit or square foot information is presented for a cross-collateralized group on an aggregate and/or weighted average basis, as applicable, in the manner described in this prospectus supplement.

●
None of the mortgage loans in the trust fund will be cross-collateralized with any mortgage loan that is not in the trust fund (except as described in this prospectus supplement with respect to the mortgage loans respectively secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Woodbridge Center, Pacific Design Center, Montgomery Mall, JL Holdings – Burger King Portfolio – 90 and Oak Court Mall, which each also secures one or more related pari passu and/or subordinate companion loan(s) that are not included in the trust fund).

●
The information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with another mortgage loan) in this prospectus supplement is generally based on allocated loan amounts as stated on Annex A-1 when information is presented relating to mortgaged properties and not mortgage loans.

●
Except as otherwise specifically stated, the loan-to-value ratio, debt service coverage ratio, debt yield and loan per net rentable square foot or unit statistics with respect to each mortgage loan are calculated and presented without regard to any indebtedness other than the mortgage loan, whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

B.	General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

		Cut-off date pool balance	$974,069,228
		Number of mortgage loans	82
		Number of mortgaged properties	184
		Percentage of multi-property mortgage loans and cross-collateralized groups	11.9%
		Largest cut-off date principal balance	$120,000,000
		Smallest cut-off date principal balance	$1,500,000
		Average cut-off date principal balance	$11,878,893
		Highest mortgage interest rate	6.396%
		Lowest mortgage interest rate	4.300%
		Weighted average mortgage interest rate	4.918%
		Longest original term to maturity	123 months
		Shortest original term to maturity	60 months
		Weighted average original term to maturity	112 months
		Longest remaining term to maturity	121 months
		Shortest remaining term to maturity	58 months
		Weighted average remaining term to maturity	111 months
Highest debt service coverage ratio, based on underwritten net cash flow(1)(2)(3)	3.13x
Lowest debt service coverage ratio, based on underwritten net cash flow(1)(2)(3)	1.25x
Weighted average debt service coverage ratio, based on underwritten net cash flow(1)(2)(3)	1.68x
Highest cut-off date loan-to-value ratio(1)(2)(4)	76.2%
Lowest cut-off date loan-to-value ratio(1)(2)(4)	39.0%
Weighted average cut-off date loan-to-value ratio(1)(2)(4)	63.9%
Highest maturity date loan-to-value ratio loan-to-value ratio(1)(2)(4)	68.9%
Lowest maturity date loan-to-value ratio loan-to-value ratio(1)(2)(4)	22.0%
Weighted average maturity date loan-to-value ratio loan-to-value ratio(1)(2)(4)(5)	55.3%
Highest underwritten NOI debt yield ratio(1)(2)	19.8%
Lowest underwritten NOI debt yield ratio(1)(2)	7.9%
Weighted average underwritten NOI debt yield ratio(1)(2)	11.4%
Highest underwritten NCF debt yield ratio(1)(2)	18.2%
Lowest underwritten NCF debt yield ratio(1)(2)	7.7%
Weighted average underwritten NCF debt yield ratio(1)(2)	10.6%

(1)
In the case of the each of the Woodbridge Center mortgage loan, the Pacific Design Center mortgage loan, the Montgomery Mall mortgage loan, the JL Holdings – Burger King Portfolio – 90 mortgage loan and the Oak Court Mall mortgage loan, with respect to each of which the related mortgaged property also secures one or more pari passu and/or subordinate companion loan(s), the debt service coverage ratio, the loan-to-value ratio and debt yield information is generally presented in this prospectus supplement in a manner that takes account of that mortgage loan and its related pari passu companion loan(s), but without regard to any related subordinate companion loan(s). In general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus supplement. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus supplement. Other than as noted, the debt service coverage ratio, loan-to-value ratio and debt yield information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan not in combination with the other indebtedness. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” and “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related subordinate secured indebtedness or mezzanine indebtedness outstanding or that may be permitted in the future. For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.

(2)
See Annex B to this prospectus supplement, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yield ratios that are presented in this prospectus supplement, including (in some cases) taking into account reserves in such calculations.

(3)
In the case of the JL Holdings - Burger King Portfolio - 90 mortgage loan, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan amortizes based on a non-standard amortization schedule attached to this prospectus supplement as Annex A-4 (which is subject to recalculation in connection with any prepayment of such mortgage loan as a result of an individual property no longer being subject to the related portfolio-wide lease), and the debt service coverage ratio information for such mortgage loan was calculated based on the average of the first 12 amortizing payments following the cut-off date. In the case of BLG Industrial mortgage loan, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan amortizes on a 15 year amortization schedule for the first five years of the loan term, and a 25 year amortization schedule for the remaining 5 years of the loan term. The debt service coverage information is calculated based on a 15 year amortization period.

(4)
In the case of the Residence Inn Grapevine mortgage loan, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, unless clearly stated otherwise, we present loan-to-value information based on an appraised value that assumes a property improvement program is completed at the related mortgaged property. $1,540,000 was reserved at the time of loan origination for completion of the renovation. In the case of the 134 Golden Gate Avenue mortgage loan, representing approximately 0.5% of the aggregate balance of the pool of mortgage loans as of the cut-off date, we present loan-to-value information based on an as-stabilized appraised value that assumes the single tenant is fully occupying the leased premises and fully paying rent. $2,000,000 was reserved at the time of loan origination. While the lender has the option to apply the reserve funds to pay-down the mortgage loan, together with applicable yield maintenance charges, if the single tenant does not provide the required estoppel prior to December 15, 2014, the pooling and servicing agreement will provide that the master servicer or the special servicer, as applicable, will only apply the reserve to pay down the mortgage loan if required by the servicing standard, provided that any such paydown would not occur prior to December 15, 2016.

C.	Split Loan Structures
The mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Woodbridge Center, Montgomery Mall, Pacific Design Center, JL Holdings – Burger King Portfolio – 90 and Oak Court Mall, representing approximately 12.3%, 5.5%, 5.1%, 2.3% and 1.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are part of split loan structures for which the same mortgage instrument also secures one or more notes that are pari passu in right of payment with, or subordinate in right of payment to, the respective mortgage loan and will not be included in the trust fund.

For convenience of reference, we refer to those mortgage loans and their related companion loans as the “split loan structures” or “loan combinations”.

		The table below shows certain information with respect to the split loan structures:

		Split Loan Structures

		Mortgage Loan	Mortgage Loan Cut-off Date Loan Balance	Mortgage Loan as a % of Cut- off Date Pool Balance	Pari Passu Companion Loan(s) Balance as of Cut-off Date	Subordinate Companion Loan(s) Balance as of Cut-off Date	Total Mortgage Debt Balance as of Cut-off Date
		Woodbridge Center	$120,000,000	12.3%	$130,000,000	N/A	$250,000,000
		Montgomery Mall	$54,000,000	5.5%	$46,000,000	N/A	$100,000,000
		Pacific Design Center	$50,000,000	5.1%	$95,000,000	N/A	$145,000,000
		JL Holdings – Burger King Portfolio – 90	$22,784,106	2.3%	$26,763,862	$10,000,000	$59,547,968
		Oak Court Mall	$15,961,815	1.6%	$23,942,723	N/A	$39,904,538

		For more information regarding each split loan structure, see “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

D.	Property Types
The table below shows the number of mortgaged properties operated primarily for each indicated purpose, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by each such property type:

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
Retail	114	$414,612,705	42.6%
Hospitality	12	137,848,921	14.2
Office	12	117,916,441	12.1
Self Storage	24	102,145,522	10.5
Multifamily	11	84,036,814	8.6
Mixed Use	2	53,488,798	5.5
Industrial	5	52,359,830	5.4
Manufactured Housing Community	4	11,660,197	1.2
Total:	184	$974,069,228	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with another mortgage loan) is based upon allocated loan amounts as set forth on Annex A-1 to this prospectus supplement.

E.	State Concentrations	The table below shows the states in which the mortgaged properties are located:

		State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut- off Date Pool Balance(1)
		Texas	18	$160,105,785	16.4%
		California	12	125,134,878	12.8
		New Jersey	1	120,000,000	12.3
		Florida	7	79,257,045	8.1
		Pennsylvania	2	72,370,000	7.4
		Colorado	9	69,759,960	7.2
		Ohio	6	67,304,127	6.9
		Other(2)	129	280,137,432	28.8
		Total:	184	$974,069,228	100.0%

		(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with another mortgage loan) is based upon allocated loan amounts as set forth on Annex A-1 to this prospectus supplement.

		(2)		Includes 20 other states.

F.	Encumbered and
	Other Interests
The table below shows the number of, the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by mortgaged properties for which the encumbered interest is as indicated:

		Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut- off Date Pool Balance(1)
		Fee	170	$963,937,967	99.0%
		Leasehold(2)	8	8,974,854	0.9
		Fee & Leasehold(2)	6	1,156,408	0.1
		Total:	184	$974,069,228	100.0%

		(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with another mortgage loan) is based upon allocated loan amounts as set forth on Annex A-1 to this prospectus supplement.

		(2)		Includes sub-leaseholds.

G.	Amortization
	Characteristics	The table below shows the amortization characteristics of the mortgage loans:

		Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
		Interest-only, Amortizing Balloon	24	$460,842,500	47.3%
		Amortizing Balloon(1)(2)	55	425,226,728	43.7
		Interest-only, Balloon	3	88,000,000	9.0
		Total:	82	$974,069,228	100.0%

		(1)
In the case of the JL Holdings - Burger King Portfolio - 90 mortgage loan, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan amortizes based on a non-standard amortization schedule attached to this prospectus supplement as Annex A-4 (which is subject to recalculation in connection with any prepayment of such mortgage loan as a result of an individual property no longer being subject to the related portfolio-wide lease).

		(2)
In the case of the BLG Industrial mortgage loan representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan amortizes based on a 15 year amortization schedule for the first 5 years, and a 25 year amortization schedule for the last 5 years of the term of the mortgage loan.

H.	Prepayment Restrictions	The table below shows an overview of the prepayment restrictions under the terms of the mortgage loans:

		Prepayment Restriction(1)(2)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
		Lockout/Defeasance/ Open	61	$799,438,779	82.1%
		Lockout/Greater of Yield Maintenance or Prepayment Premium/Open	15	122,585,450	12.6
		Lockout/Defeasance or Greater of Yield Maintenance or Prepayment Premium/Open	6	52,045,000	5.3
		Total:	82	$974,069,228	100.0%

(1)	See Annex A-1 to this prospectus supplement for the type of provision that applies to each mortgage loan and the length of the relevant periods.
(2)
Exceptions apply to the restrictions in some circumstances.  For example, certain mortgage loans permit a voluntary partial prepayment in connection with a partial release or substitution of a mortgaged property or portion thereof prior to the end of the related lockout period (including, in certain cases, a defeasance loan that permits a partial release with yield maintenance or a prepayment premium).  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in this prospectus supplement and Annex A-1, including the footnotes thereto, to this prospectus supplement.

In addition, with respect to the portfolio of mortgaged properties identified on Annex A-1 to this prospectus supplement as JL Holdings – Burger King Portfolio – 90, securing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, at any time, if one of certain related ground leases expires or is terminated and thereby released from the lien of the related mortgage and, as a result, the mortgaged property that was subject to such ground lease is excluded from the portfolio-wide lease (and the annual rent under the portfolio-wide lease is reduced as a result thereof) pursuant to the terms of the portfolio-wide lease, then the borrower is required, on the next occurring monthly payment date following such exclusion, to prepay a portion of each of the related mortgage loan, the related pari passu companion loan and the related subordinate companion loan in an amount equal to 100% of the portion of the allocated loan amount applicable to such mortgaged property allocated to each such loan, together with, among other things, a yield maintenance premium, as further described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in this prospectus supplement.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

		Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
		3	12	$131,057,392	13.5%
		4-6	59	697,999,016	71.7
		7-9	10	136,387,820	14.0
		10-13	1	8,625,000	0.9
		Total:	82	$974,069,228	100.0%

I.	Modified or Refinanced
	Mortgage Loans
One (1) mortgage loan, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date was a refinancing in whole or in part of a loan in default at the time of refinancing as described below:

		●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Spring Valley Shopping Center, representing approximately 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, an affiliate of the borrower obtained a $17,580,000 loan in August 2007 that was deposited into a securitization.  The loan was transferred to special servicing in July 2012 and a receiver was appointed in February 2013. The receiver marketed the mortgaged property for sale.  In 2014, the court and the special servicer approved the sale of the mortgaged property to the borrower for $11,500,000. The mortgage loan proceeds financed the borrower’s acquisition of the mortgaged property and were used to pay off the 2007 loan which had a then current principal balance of $17,314,847.

J.	Other Mortgage Loan
	Features	As of the cut-off date, the mortgage loans had the following characteristics:

		●	The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

●
Nine (9) groups of mortgage loans, representing approximately 7.2%, 4.2%, 3.5%, 2.4%, 1.7%, 1.4%, 1.2%. 1.0% and 0.8%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” and Annex A-1 to this prospectus supplement.

●
Ninety-seven (97) mortgaged properties, securing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant.  See Annex A-1 to this prospectus supplement and the charts entitled “Major Tenants” and “Lease Expiration Schedule” in

“Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

●
The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of the default interest rate following a default and (ii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this prospectus supplement.

		●	No mortgage loan permits negative amortization or the deferral of accrued interest.

K.	Removal of Loans from
	the Mortgage Pool	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

Seller Repurchase and
Substitution
Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it.  Those representations and warranties are set forth in Annex C-1 and will be subject to the exceptions set forth in Annex C-2.  If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this prospectus supplement, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund, substitute the affected mortgage loan with another mortgage loan or make a loss of value payment based on such defect or breach.  Ladder Capital Finance Holdings LLLP will guarantee payment in connection with the performance of such obligations on the part of Ladder Capital Finance LLC, which is an indirect subsidiary of Ladder Capital Finance Holdings LLLP.  Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.  In addition, no late charges or default interest will be paid.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Representations and Warranties; Repurchases” in the accompanying prospectus.

Sale of Defaulted
Mortgage Loans
Subject to the discussion set forth below with respect to the Woodbridge Center mortgage loan, and the JL Holdings – Burger King Portfolio – 90 mortgage loan, and with respect to each of the Pacific Design Center mortgage loan and the Oak Court Mall mortgage loan, following the securitization of the related pari passu companion loan, pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis.  In the event the special servicer sells a specially serviced mortgage loan or REO property, that special servicer is generally required to accept the highest offer received from any person as described more fully in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.  With respect to each of the Montgomery Mall loan combination and, prior to securitization of the related pari passu companion loan, the Pacific Design Center loan combination or the Oak Court Mall loan combination, the special servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as the loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the special servicer is required to sell both the pari passu mortgage loan and the related pari passu companion loans in such loan combination as a whole loan.

Notwithstanding any contrary provision described above, with respect to the Woodbridge Center loan combination, the WFRBS 2014-C20 pooling and servicing agreement authorizes the WFRBS 2014-C20 special servicer to offer to sell (or offer to purchase) for cash the related loan combination if the loan combination is either (i) a specially serviced mortgage loan and the related special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or (ii) an REO property related to such loan combination, and such a sale would be in the best economic interest of the WFRBS 2014-C20 trust (as the holder of the related pari passu companion loan), the series 2014-LC16 trust, and any of the holders of any other related pari passu companion loans, collectively on a net present value basis.  If the WFRBS 2014-C20 special servicer so sells the related loan combination or related REO property, it will be generally required to accept the highest offer received from any person as described more fully in “Description of the Mortgage Pool—Split Loan Structures—The Woodbridge Center Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations—Servicing of the Woodbridge Center Loan Combination” in this prospectus supplement.  In connection with any such loan sale, the WFRBS 2014-C20 special servicer will be required to sell both the related mortgage loan and its related pari passu companion loans together as a whole loan.

Notwithstanding any contrary provision described above, with respect to the JL Holdings – Burger King Portfolio – 90 loan combination, if such loan combination becomes a defaulted mortgage loan, and if the COMM 2014-LC15 special servicer decides to sell the related pari passu companion loan, then such special servicer will be required to sell the related mortgage loan together with the related pari passu companion loan as notes evidencing one whole loan (but not the related subordinate companion loan) in accordance with the provisions of the related intercreditor agreement and the COMM 2014-LC15 pooling and servicing agreement as described more fully in “Description of the Mortgage Pool—Split Loan Structures—The JL Holdings – Burger King Portfolio – 90  Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations – Servicing of the JL Holdings – Burger King Portfolio – 90 Loan Combination” in this prospectus supplement.

Notwithstanding any contrary provision described above, with respect to each of the Pacific Design Center loan combination and the Oak Court Mall loan combination, following the securitization of the related pari passu companion loan, we anticipate (but cannot state with certainty) that the pooling and servicing agreement related to such securitization will authorize the other special servicer to offer to sell (or offer to purchase) for cash such loan combination if the loan combination is a specially serviced mortgage loan and such other special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, and such a sale would be in the best economic interest of the related trust (as the holder of the related pari passu companion loan) and the series 2014-LC16 trust collectively on a net present value basis.  In connection with any such loan sale, the other special servicer will be required to sell both the mortgage loan and its related pari passu companion loans together as a whole loan.

Defaulted Loan Purchase
Options
Pursuant to the related intercreditor agreements, the holders of any mezzanine loan incurred by the owners of a borrower generally have an option to purchase the related mortgage loan from the trust fund following a material default.  The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances).  The purchase price will generally not include any prepayment premium or yield maintenance charge.  In addition, no late charges or default interest will be paid in connection with any purchase described above.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus.

In addition, the holder of the JL Holdings - Burger King Portfolio - 90 subordinate companion loan generally has the right to purchase the related mortgage loan at par under certain scenarios where the related loan combination is a specially serviced loan, as described under “Description of the Mortgage Pool—Split Loan Structures—The JL Holdings -

Burger King Portfolio - 90 Loan Combination” in this prospectus supplement.

Description of the Offered Certificates

General
The trust will issue 18 classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $974,069,228.  We are offering the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, A-S, B and C certificates by this prospectus supplement.  The trust will also issue the Class X-C, X-D, D, E, F, G and R certificates, which are not offered hereby.

Certificate Principal
Balances
The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B and C certificates will each have principal balances.  When referring to the principal balance certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G certificates.  The Class X-A, X-B, X-C and X-D certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal.  For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class X-A certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S certificates outstanding from time to time, the Class X-B certificates will have a notional amount equal to the principal balance of the Class B, C and D certificates outstanding from time to time, the Class X-C certificates will have a notional amount equal to the principal balance of the Class E certificates outstanding from time to time and the Class X-D certificates will have a notional amount equal to the aggregate principal balance of the Class F and G certificates outstanding from time to time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance set forth in the table below:

Offered Class	Approx. Initial Aggregate Certificate Principal Balance or Notional Amount	Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$51,024,000	5.238%	30.000%
Class A-2	$112,071,000	11.505%	30.000%
Class A-3	$14,089,000	1.446%	30.000%
Class A-4	$200,000,000	20.532%	30.000%
Class A-5	$231,235,000	23.739%	30.000%
Class A-SB	$73,429,000	7.538%	30.000%
Class X-A	$735,422,000	NAP	NAP
Class X-B	$170,462,000	NAP	NAP
Class A-S	$53,574,000	5.500%	24.500%
Class B	$71,837,000	7.375%	17.125%
Class C	$38,963,000	4.000%	13.125%

(1)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates in the aggregate.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate initial certificate principal balance, expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses.  The level of credit enhancement available to any of the principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

Pass-Through Rates
The Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, A-S, B and C certificates will each bear interest.  When referring to the interest-bearing certificates collectively, we are referring to the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C, X-D, A-S, B, C, D, E, F and G certificates.  Each class of offered certificates will accrue interest at a pass-through rate.  The approximate initial pass-through rates of the offered certificates are set forth in the following table:

Offered Class	Approx. Initial Pass-Through Rate
Class A-1	1.2940%
Class A-2	2.8190%
Class A-3	3.4320%
Class A-4	3.5480%
Class A-5	3.8170%
Class A-SB	3.4770%
Class X-A	1.4957%
Class X-B	0.6672%
Class A-S	4.0200%
Class B	4.3220%
Class C	4.4580%

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B and C certificates, in each case, will be a fixed rate per annum equal to the initial pass-through rate set forth opposite such class in the table.  The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B, C and D certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.  For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement.

Distributions

A.	General
The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

		Distribution Order(1)	Class
		1st	A-1, A-2, A-3, A-4, A-5, A-SB, X-A(2) X-B(2), X-C(2) and X-D(2)
		2nd	A-S
		3rd	B
		4th	C
		5th	D
		6th	Non-offered certificates (other than the Class D, X-C and X-D certificates)

(1)
With respect to priority 1st, (a) distributions of interest among the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C and X-D certificates will be made on a pro rata basis in accordance with their respective interest entitlements and (b) distributions of principal, if and when applicable, generally will be made first to the Class A-SB certificates in an amount necessary to reduce the principal balance of such certificates to the Class A-SB planned principal balance identified on Annex G to this prospectus supplement, then sequentially in order of distribution priority as described under “—C.  Distributions of Principal” below.

		(2)	The Class X-A, X-B, X-C and X-D certificates do not have a principal balance and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to the parties to (a) the pooling and servicing agreement, (b) with respect to each of the Woodbridge Center loan combination and the JL Holdings – Burger King Portfolio – 90 loan combination, the parties to the WFRBS 2014-C20 pooling and servicing agreement and the COMM 2014-LC15 pooling and servicing agreement, respectively, and (c) with respect to each of the Pacific Design Center loan combination or the Oak Court Mall loan combination, the parties to any pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, (2) reimbursements of prior servicing advances and advances of delinquent monthly debt service payments and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this prospectus supplement and “Description of the Certificates—Distributions” in the accompanying prospectus.

B.	Distributions of Interest	Each class of certificates (other than the Class R certificates) will bear interest that will accrue during each interest accrual period based upon:

●	the pass-through rate for that class and interest accrual period;

●	the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

●	with respect to each class of certificates (other than the Class R certificates), the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment.  As and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

In addition, the amount of interest otherwise distributable on the Class D, C and B certificates on any distribution date may be reduced by certain trust advisor expenses.

On each distribution date, subject to available funds and the allocation and distribution priorities described under

“— A. General” above and, in the case of the Class D, B and C certificates, the allocation of certain trust advisor expenses as described in this prospectus supplement, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C and X-D certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this prospectus supplement and “Description of the Certificates—

Distributions of Interest on the Certificates” in the accompanying prospectus.

C.	Distributions of Principal	Subject to—

		●	available funds,

		●	the distribution priorities described under “— A. General” above,

		●	the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, and

●	the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below,

the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

No principal will be distributed to the holders of the Class X-A, X-B, X-C and X-D certificates.

Except as described below, the certificate administrator must make principal distributions in a specified sequential order to ensure that:

●
no distributions of principal will be made on the Class E, F and G certificates until, in the case of each of those classes, the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and D certificates and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero;

●	no distributions of principal will be made on the Class D certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B and C certificates is reduced to zero;

●
no principal distributions will be made on the Class C certificates until the aggregate principal balance of each other class of offered certificates (other than the Class C certificates) is reduced to zero;

●
no principal distributions will be made on the Class B certificates until the aggregate principal balance of each other class of offered certificates (other than the Class B and C certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-S certificates until the aggregate principal balance of each other class of offered certificates (other than the Class A-S, B and C certificates) is reduced to zero;

●
no principal distributions, other than the distribution of amounts required, if any, to reduce the outstanding principal balance of the Class A-SB certificates to the Class A-SB planned principal balance for the related distribution date as identified on Annex G to this prospectus supplement, will be made on the Class A-SB certificates until the aggregate principal balance of each other class of offered certificates (other than the Class C, B and A-S certificates) is reduced to zero;

●
no principal distributions will be made on the Class A-5 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-4 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the aggregate principal balance of the Class A-1, A-2 and A-3 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-3 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the aggregate principal balance of the Class A-1 and A-2 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-2 certificates until the principal balance of the Class A-SB certificates is reduced to the related Class A-SB planned principal balance as identified on Annex G to this prospectus supplement and the principal balance of the Class A-1 certificates is reduced to zero;

●
no principal distributions will be made on the Class A-1 certificates until the principal balance of the Class A-SB certificates is reduced to the Class A-SB planned principal balance as identified on Annex G to this prospectus supplement; and

●
once the Class A-SB certificates are reduced to the Class A-SB planned principal balance as identified on Annex G to this prospectus supplement, no additional principal distributions will be made on the Class A-SB certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-5 certificates is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class A-S, B, C, D, E, F and G certificates may be reduced to zero at a time when the

Class A-1, A-2, A-3, A-4, A-5 and/or A-SB certificates remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

●
the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties have been acquired on behalf of (or partially on behalf of) the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the master servicer or the trustee, as applicable, and

● the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal on the mortgage loans: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status and (3) certain trust advisor expenses and other trust fund expenses.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” in this prospectus supplement and “Description of the Certificates—Distributions of Principal on the Certificates” in the accompanying prospectus.

Fees and Expenses	As described below, certain fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates. Certain of those fees and expenses are described below.

The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (and any related serviced pari passu companion loan) (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred), including any non-serviced pari passu mortgage loan.  The master servicing fee for each mortgage loan (and any related serviced pari passu companion loan) will accrue at the master servicing fee rate and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan is computed.  The weighted average master servicing fee rate will be approximately 0.0258% per annum as of the cut-off date.  The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Certain of the mortgage loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such mortgage loan.  The rate at which the sub-servicing fee for each such mortgage loan accrues is included in the applicable master servicing fee rate for each of those mortgage loans.

Other than with respect to the non-serviced pari passu mortgage loans, the special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan, if any, and (2) each mortgage loan (and any related serviced pari passu companion loan), if any, as to which the corresponding mortgaged property has become an REO property.  The special servicing fee will accrue for any specially serviced mortgage loan (and any related serviced pari passu companion loan) or REO mortgage loan at a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $2,000 for such loan for the related month and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid.

The special servicing fee will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans (other than any non-serviced pari passu mortgage loan) and any related REO properties that are on deposit in the collection account from time to time.

The special servicer will generally be entitled to receive a workout fee with respect to each serviced mortgage loan (and any related serviced pari passu companion loan) worked out by the special servicer, for so long as that serviced mortgage loan remains a worked-out mortgage loan.  The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than default interest and each payment of principal received on the related mortgage loan (and any related serviced pari passu companion loan) for so long as it remains a worked-out mortgage loan.

The special servicer will also be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than any non-serviced pari passu mortgage loan) for which a full, partial or discounted payoff is obtained from the related borrower.  The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund or payment of any loss of value payments under the circumstances described below under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.

The certificate administrator will be entitled to a fee for each mortgage loan (including each non-serviced pari passu mortgage loan) and each REO mortgage loan for any distribution date equal to the product of the portion of the certificate administrator fee rate applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan.  The certificate administrator fee rate is 0.0047% per annum.  The trustee will be entitled to a monthly fee of $210.00 payable by the certificate administrator from the certificate administrator’s fee pursuant to the pooling and servicing agreement.

The trust advisor will be entitled to a fee for each mortgage loan (other than the Woodbridge Center mortgage loan, the Pacific Design Center mortgage loan, the JL Holdings – Burger King Portfolio – 90 mortgage loan and the Oak Court Mall mortgage loan) for any distribution date equal to the product of the portion of the trust advisor fee rate applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for each mortgage loan for such month, and the principal balance of that mortgage loan.  The trust advisor fee rate is 0.00125% per annum.

With respect to any non-serviced pari passu mortgage loan (including each of the Pacific Design Center mortgage loan and the Oak Court Mall mortgage loan, following the securitization of the related pari passu companion loan) with respect to which the pari passu companion loan has been included in another securitization, we anticipate (but, in the case of the Pacific Design Center mortgage loan, cannot state with certainty) that the master servicer, the special servicer and the trust advisor (or operating advisor) with respect to such securitization will be entitled to fees on terms and conditions that are similar (but not necessarily identical) to the respective fees described above, in each case pursuant to the related pooling and servicing agreement.  See “Description of the Mortgage Pool—Split Loan Structures,” “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.  In the case of the Pacific Design Center loan combination, the related intercreditor agreement does not address, in any material respect, the servicing and special servicing compensation that is to be payable under the pooling and servicing agreement for the securitization of the related pari passu companion loan, although it does limit the servicing fee rate to 0.10% per annum.

The master servicer, special servicer, trustee, certificate administrator and trust advisor are entitled, and, with respect to each non-serviced pari passu mortgage loan (including each of the Pacific Design Center mortgage loan and the Oak Court Mall mortgage loan, following the securitization of each related pari passu companion loan), the master servicer, the special servicer, the trustee, the certificate administrator and the trust advisor (or operating advisor) under the applicable other pooling and servicing agreement are, or are anticipated to be, entitled, to certain other additional fees and reimbursement of expenses.  In general, those fees and reimbursements are, or are anticipated to be, payable or reimbursable from various amounts collected on the related mortgage loan or loan combination or in whole or in part from general collections on the series 2014-LC16 mortgage pool, in each case prior to distributions to the certificateholders.

Further information with respect to the fees and expenses payable from amounts otherwise distributable to certificateholders, including information regarding the general purpose of and the source of payment for the fees and expenses and certain limitations on the payment of fees to affiliates, is set forth under “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

D.	Distributions of Yield
Maintenance Charges
and Other Prepayment
Premiums
Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of the Class X-A and/or X-B certificates and/or to the holders of any Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and/or D certificates then entitled to receive distributions of principal.  See “Description of the Offered Certificates—Distributions—Priority of Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement and “Description of the Certificates—Distributions on the Certificates in Respect of

Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Reductions of Certificate
Principal Balances in
Connection with Losses
and Expenses
Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates.  In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

	Reduction Order	Class
	1st	Non-offered certificates (other than Class D)
	2nd	D
	3rd	C
	4th	B
	5th	A-S
	6th	A-1, A-2, A-3, A-4, A-5 and A-SB

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to any of the Woodbridge Center pari passu companion loans or the JL Holdings – Burger King Portfolio - 90 pari passu companion loans, the series WFRBS 2014-C20 trust advisor or the COMM 2014-LC15 operating advisor, respectively, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below.  The pooling and servicing agreement will contain provisions for the identification and categorization of expenses for such purposes.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement and “Description of the Certificates—Allocation of Losses and Shortfalls” in the accompanying prospectus.

Reductions of Interest
Entitlements and
Certificate Principal
Balances In Connection
with Certain Trust
Advisor Expenses
The trust advisor will be entitled to indemnification under the pooling and servicing agreement as described in this prospectus supplement.  Additionally, the performance by the trust advisor of certain of its obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder of its rights under the pooling and servicing agreement.  In connection with any activities related to any non-serviced loan combination serviced under another securitization, the trust advisor or operating advisor, as applicable, with respect to such securitization may be entitled to indemnification from the 2014-LC16 trust fund (on a pro rata basis with the other trust fund and any other holders of related pari passu companion loans, based upon the respective principal balances of the pari passu mortgage loan and the related pari passu companion loans) in respect of its obligations under the other pooling and servicing agreement, certain of which obligations may be triggered early as a result of a waiver by the majority subordinate certificateholder (or the equivalent) under that securitization of its rights under the related pooling and servicing agreement.  Any expenses incurred by the series 2014-LC16 trust advisor or with respect to any non-serviced pari passu mortgage loan, the trust advisor (or the equivalent) under the other pooling and servicing agreement, that are indemnifiable by the series 2014-LC16 trust fund will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class D, C and B certificates on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the Class A-1, A-2, A-3, A-4, A-5, A-SB , A-S, B, C and D certificates on that distribution date.  Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class D, C and B certificates, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the Class D, C, B and A-S certificates and the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates (with any write-off of the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero.  Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor or, with respect to any non-serviced pari passu mortgage loan, any related other trust advisor or operating advisor, on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor or any related other trust advisor or operating advisor, as applicable, is actually reimbursed for the relevant expense.

However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor or, with respect to any non-serviced pari passu mortgage loan, any related other trust advisor or operating advisor at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

Advances of Delinquent
Monthly Debt Service
Payments
The master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on the mortgage loans (including each non-serviced pari passu mortgage loan but not any pari passu companion loan or subordinate companion loan) other than balloon payments and default interest, and to make advances of assumed monthly debt service payments for such mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred, as well as for applicable REO mortgage loans.  The trustee must make any of those advances that the master servicer is required, but fails, to make, subject to its own determination of non-recoverability.  Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this prospectus supplement.  However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan.  Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, the special servicer must generally obtain an appraisal or conduct an internal valuation of the mortgaged property securing any mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement.  Based upon the results of such appraisal or, in the case of any non-serviced pari passu mortgage loan (including each of the Pacific Design Center mortgage loan and the Oak Court Mall mortgage loan, following the securitization of each related pari passu companion loan), an appraisal obtained by the special servicer under the applicable other pooling and servicing agreement, the amount otherwise required to be advanced in respect of interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered

Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement. Due to the distribution priorities described in this prospectus supplement, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class G, then Class F and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this prospectus supplement and “Description of the Certificates—Advances in Respect of Delinquencies” in the accompanying prospectus.

Each non-serviced pari passu mortgage loan (including each of the Pacific Design Center mortgage loan and the Oak Court Mall mortgage loan, following the securitization of the related pari passu companion loan) with respect to which the pari passu companion loan has been included in another securitization, is, or is expected to be, subject to provisions in the applicable other pooling and servicing agreement under which it is serviced relating to appraisal reductions, and such provisions are similar (but not necessarily identical) to the provisions set forth above.  The existence of an appraisal reduction in respect of any non-serviced pari passu mortgage loan will proportionally reduce the master servicer’s or the trustee’s obligation to make the interest portion of advances on such mortgage loan under the pooling and servicing agreement for this transaction.  See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Delinquent scheduled monthly payments of principal and/or interest on a pari passu companion loan will not be advanced by the master servicer or trustee, but may be advanced by the master servicer or trustee under the applicable other pooling and servicing agreement governing the securitization of that pari passu companion loan.

Subordination	The amount available for distribution will be applied in the order described in “Distributions—Distributions of Interest” and “—Distributions of Principal” above.

The following chart generally depicts the general manner in which the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes.  The chart shows entitlement to receive interest and, if applicable, principal owed on any distribution date in order of payment priority (except that principal will generally be allocated and paid first, to the Class A-SB certificates up to the Class A-SB planned principal balance as identified on Annex G to this prospectus supplement for the applicable distribution date, and then, to the Class A-1 certificates, and then, to the Class A-2 certificates, and then, to the Class A-3 certificates, and then, to the Class A-4 certificates, and then to the Class A-5 certificates, and then to the Class A-SB certificates without regard to the Class A-SB planned principal balance, in that order).  Payment rights of the various classes of certificates are more fully described in “Description of the Offered Certificates—Distributions” in this prospectus supplement.  It also shows the manner in which mortgage loan losses are allocated, which will be in the reverse order of priority (beginning with certain classes of certificates that are not being offered by this prospectus supplement).  Loss allocation and shortfall burdens of the various classes of certificates are more fully described in “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

(1)
The Class X-A, X-B, X-C and X-D certificates do not have a certificate principal balance and do not entitle their holders to distributions of principal.  However, loan losses will generally reduce the respective notional amounts of the Class X-A and/or X-B and/or X-C and/or X-D certificates and, therefore, the amount of interest they accrue.

(2) Other than the Class X-C, X-D, D and R certificates.

No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Principal losses on the mortgage loans allocated to a class of certificates will reduce the related certificate principal balance of that class.  No such losses will be allocated to the Class R, X-A, X-B, X-C or X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, A-2, A-3, A-4, A-5, A-SB or A-S certificates), the Class X-B certificates (to the extent such losses are allocated to the Class D, C or B certificates), the Class X-C certificates (to the extent such losses are allocated to the Class E certificates) and the Class X-D certificates (to the extent such losses are allocated to the Class G or F certificates) and, therefore, the amount of interest they accrue.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any losses allocated to your certificates.

In addition to losses caused by mortgage loan defaults, shortfalls in payments to holders of certificates may occur as a result of the master servicer’s, special servicer’s and trustee’s right to receive payments of interest on unreimbursed advances (to the extent not covered by default interest and late payment charges or certain other fees paid by the related borrower or other borrowers that are not paid to the master servicer or the special servicer as compensation), with respect to a non-serviced loan combination (including each of the Pacific Design Center loan combination and the Oak Court Mall loan combination, following the securitization of the related pari passu companion loan) serviced pursuant to another pooling and servicing agreement, the right of the master servicer, special servicer or trustee under such other pooling and servicing agreement to receive payments of interest on unreimbursed servicing advances relating to such non-serviced loan combination, the special servicer’s or any other special servicer’s right to compensation with respect to mortgage loans which are or have been serviced by that special servicer, a modification of a mortgage loan’s interest rate or principal balance or as a result of other unanticipated trust expenses.  These shortfalls, if they occur, would generally reduce distributions on the various classes of interest-bearing certificates, with the effect borne by classes with relatively lower payment priorities before classes with relatively higher payment priorities.  To the extent funds are available on a subsequent distribution date for distribution on your certificates, you will be reimbursed for any such shortfall allocated to your certificates.

With respect to any pari passu mortgage loan, any losses or shortfalls that occur with respect to the related loan combination will be allocated between the pari passu mortgage loan and its related pari passu companion loan(s) on a pro rata basis in accordance with their respective principal balances.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the various classes of interest-bearing certificates and the Class A-S, B and C certificates, on a pro rata basis according to accrued interest, to reduce the interest entitlements on such certificates. You will never receive a reimbursement or other compensation for any prepayment interest shortfalls that are so allocated to your certificates.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor or, with respect to any non-serviced pari passu securitization, any other trust advisor or operating advisor, then (i) if the expense arises in connection with legal actions pending or threatened against that trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date.  Additionally, under certain circumstances, certificateholders may be entitled to certain other information regarding the trust provided they agree to keep the information confidential.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.

Early Termination
The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this prospectus supplement and “Description of the Certificates—Termination” in the accompanying prospectus.

Denominations
We intend to deliver the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B and C certificates in minimum principal balance denominations of $10,000.  We intend to deliver the Class X-A and X-B certificates in minimum notional amount denominations of $1,000,000.  Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.  See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Description of the Certificates—General” in the accompanying prospectus.

Clearance and Settlement
You will hold your certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking société anonyme (“Clearstream”) or Euroclear Bank as operator of The Euroclear System (“Euroclear”), in Europe.  As a result, you will not receive a fully registered physical certificate representing your interest in any such certificate, except under limited circumstances. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

	●	Bloomberg Financial Markets L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc and CMBS.com, Inc.; and

	●	the certificate administrator’s website initially located at www.ctslink.com.

Neither the certificate administrator nor any other party to the pooling and servicing agreement will be obligated to provide any analytical information or services regarding the mortgage loans or the certificates.  The type and amount of analytical information concerning the mortgage loans or the certificates made available to you by a third-party service will be determined solely by such service and will depend on the type of subscription, if any, that you may have with such service.

Additional Aspects of the Offered Certificates and the Trust Fund

Conflicts of Interest
The relationships between the parties to this transaction and the activities of those parties or their affiliates may give rise to certain conflicts of interest.  These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates by the depositor, sponsors, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, trust advisor or any of their affiliates and, with respect to any securitization of any non-serviced pari passu companion loan, the ownership of any certificates issued pursuant to the WFRBS 2014-C20 securitization or the COMM 2014-LC15 securitization (or any other securitization that may include the Pacific Design Center pari passu companion loan or the Oak Court Mall pari passu companion loan) by the master servicer, special servicer, or trust advisor or operating advisor under the pooling and servicing agreement for any such other securitization or any of their respective affiliates;

●
the relationships, including the ownership of other mortgage and non-mortgage debt or other financial dealings, of the sponsors, mortgage loan sellers, master servicer, special servicer, trustee, certificate administrator, trust advisor, or, with respect to any non-serviced pari passu companion loan, the master servicer, special servicer, or trust advisor or operating advisor under the WFRBS 2014-C20 pooling and servicing agreement or the COMM 2014-LC15 pooling and servicing agreement (or any other pooling and servicing agreement that may govern the securitization of the Pacific Design Center pari passu companion loan or the Oak Court Mall pari passu companion loan) or any of their respective affiliates with each other, any borrower, any borrower sponsor or any of their affiliates;

●
the obligation of the special servicer or, with respect to the securitization of any non-serviced pari passu companion loan, the special servicer under the WFRBS 2014-C20 pooling and servicing agreement or the COMM 2014-LC15 pooling and servicing agreement (or any other pooling and servicing agreement that may govern the securitization of the Pacific Design Center pari passu companion loan or the Oak Court Mall pari passu companion loan) to take actions at the direction or obtain the approval of the subordinate class representative (or the equivalent under another securitization, including the COMM 2014-LC15 controlling class representative) or the holder of a companion loan or its representative, as applicable;

●
the right of the majority subordinate certificateholder or the subordinate class representative on its behalf (or, with respect to the securitization of any non-serviced pari passu companion loan, the majority subordinate certificateholder, subordinate class representative or controlling class representative (or, in any such case, its equivalent) under the WFRBS 2014-C20 pooling and servicing agreement or the COMM 2014-LC15 pooling and servicing agreement (or any other pooling and servicing agreement that may govern the securitization of the Pacific Design Center pari passu companion loan or the Oak Court Mall pari passu companion loan) or any related subordinate companion loan holder) to replace the related special servicer, with or without cause, and any arrangements entered into between the related special servicer and any such entity in consideration of the related special servicer’s appointment (or continuance) as special servicer under the related pooling and servicing agreement;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class X-C, X-D, E, F and G certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or its imposition of additional monetary or other conditions on its acquisition of those certificates in order to allow certain mortgage loans to be included in this securitization; and

●
the activities of the master servicer, special servicer, trust advisor, sponsors, mortgage loan sellers, underwriters, trustee, or certificate administrator, and, with respect to any non-serviced pari passu loan combination serviced under the WFRBS 2014-C20 pooling and servicing agreement or the COMM 2014-LC15 pooling and servicing agreement (or any other pooling and servicing agreement that may govern the securitization of the Pacific Design Center pari passu companion loan or the Oak Court Mall pari passu companion loan), the activities of the master servicer, special servicer, trust advisor or operating advisor, trustee or certificate administrator under that other pooling and servicing agreement or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund,” “—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests,” “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates,” “—Potential Conflicts of Interest of the Underwriters and Their Affiliates,” “—Potential Conflicts of Interest of the Subordinate Class Representative” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” in this prospectus supplement.

Federal Tax Status
Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended.

The offered certificates will evidence the ownership of “regular interests” in a REMIC, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement.  The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes.  You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

The Class X-A and X-B certificates will evidence the ownership of multiple “interest-only” regular interests, with each such regular interest having a notional principal balance corresponding to one of the classes of offered certificates that has a principal balance, as applicable.

We anticipate that the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B and C certificates will be issued at a premium for federal income tax purposes and we anticipate that the Class X-A and X-B certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. When determining the rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

	●	no mortgage loan will otherwise be prepaid prior to maturity; and

	●	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the Internal Revenue Service will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

Yield Considerations
You should carefully consider the matters described under “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” in this prospectus supplement, which may affect significantly the yield on your investment.  In addition, see “Yield and Maturity Considerations” in this prospectus supplement and “Yield Considerations” in the accompanying prospectus.

ERISA
The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the accompanying prospectus.

You should refer to the sections in this prospectus supplement and the accompanying prospectus referenced above if you are a benefit plan fiduciary considering the purchase of any offered certificates.  You should, among other things, consult with your counsel to determine whether all required conditions in the prohibited transaction exemptions have been satisfied.

Ratings
The depositor expects that the certificates offered by this prospectus supplement will receive certain investment grade credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate those certificates.

The ratings address the likelihood of full and timely distribution to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and, except in the case of the Class X-A and X-B certificates, the ultimate distribution in full of the certificate principal balance of each class of certificates not later than the distribution date in August 2050.  Each security rating assigned to the offered certificates should be evaluated independently of any other security rating.  Such ratings do not address the tax attributes of the certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates.  We hired three nationally recognized statistical rating organizations to rate the rated offered certificates.  Information regarding the mortgage loans and the trust fund will be available to other nationally recognized statistical rating organizations that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates.  If any such unsolicited ratings are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of the classes so rated.  Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement.  In no event will ratings confirmation from any such other rating organization (except insofar as the matter involves a loan combination and such other rating organization is hired to rate securities backed by the related pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement.  See “Risk Factors” and “Ratings” in this prospectus supplement and “Ratings” in the attached prospectus.  The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that any or all of the nationally recognized statistical rating organizations engaged no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.  See “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended.

RISK FACTORS

You should carefully consider the risks described below and those described in the accompanying prospectus under “Risk Factors” before making an investment decision.  Your investment in the offered certificates will involve some degree of risk.  If any of the following risks are realized, your investment could be materially and adversely affected.  Distributions on the offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans, and, therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

The risks and uncertainties described below are not the only ones relating to your certificates.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.  If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  This prospectus supplement also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.  In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan.  However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For the reasons set forth in these “Risk Factors” and the “Risk Factors” described in the accompanying prospectus, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency.  The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity.  The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

A Future Economic Downturn, a Downturn in Real Estate Markets or Credit Markets and/or Sovereign Debt Concerns May Increase Loan Defaults and/or Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue.  The global recession and financial crisis resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate. Additionally, a contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans.  These circumstances significantly increased delinquency and default rates of securitized commercial mortgage loans for a period of time, with defaults occurring throughout the United States.  In addition, the declines in commercial real estate values resulted in reduced borrower equity, which circumstances gave borrowers less incentive to cure delinquencies and avoid foreclosure.  Those declines in value thus tended to result in lower recoveries and greater losses upon any foreclosure sale or other liquidation.  Defaults, delinquencies and losses further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Although commercial mortgage lenders have made financing more available in recent years, some commercial real estate markets continue to experience weakness, and further, financing availability remains limited in some respects and declines may occur in real estate values.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, which participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal statutory debt limit, budget and deficit reduction talks in the United States—as well as any accompanying interruptions to government functions and services—may cause continued volatility.  For example, the United States government recently nearly reached its borrowing limit and, if Congress had not increased the borrowing limit, the United States government might have had insufficient funding to meet its financial obligations.  Failure of the United States government to resolve a similar situation in any future instance could have a significant negative effect on the economy and could lead to further downgrades of the United States’ sovereign debt rating. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the U.S. bankruptcy code or by agreement with their creditors.  For instance, the City of Detroit, Michigan recently filed a petition under chapter 9 of the U.S. bankruptcy code.  Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.  Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters.

Investors should note that economic conditions, market conditions, and conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates.  You should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then-current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default in advance of the related maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal on any of the mortgage loans (even in the absence of losses) in the event of a default upon the related maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of mortgage loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing.  See “—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this prospectus supplement;

●
some participants in the commercial mortgage-backed securities markets have previously sought permission from the IRS to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is ever granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

Any future economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the value and/or liquidity of such commercial mortgage-backed securities.  We cannot assure you that future dislocations in the commercial mortgage-backed securities market will not occur.  Any future economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the related mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of a default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the certificates.  Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates.  While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop.  Accordingly, you may not have an active or liquid secondary market for your certificates.  Lack of liquidity could result in a substantial decrease in the market value of your certificates.  The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.  No representation is made by any person or entity as to what the market value of any certificate will be at any time.  Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations.  The market value of the certificates will be sensitive to fluctuations in current interest rates.  However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.  The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization.  A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other requirements and restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in commercial mortgage-backed securities for financial reporting purposes;

●
increased regulatory compliance burdens imposed on commercial mortgage-backed securities or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions.  However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire commercial mortgage-backed securities or the consequences to them of an investment in commercial mortgage-backed securities and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.  If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a subsidiary (whether in the EEA or elsewhere) of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.  Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by alternative investment funds managed by EEA investment managers subject to EU Alternative Investment Fund Managers Directive (2011/61/EU); and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities. None of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations. New regulations have been proposed, some of which have been adopted as final rules while others remain pending. Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule”, to federal banking laws to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.  The Volcker Rule and the regulations adopted thereunder restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the offered certificates.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates.  In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of your certificates or the mortgage loans.  Pricing information regarding your certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you.  See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement and “Description of the Certificates—Reports to Certificateholders” in the accompanying prospectus.  We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source.  The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this prospectus supplement.  See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this prospectus supplement and “Description of the Certificates—Termination” in the accompanying prospectus.

Subordination of the Class A-S, B and C Certificates Will Affect the Timing of Distributions and the Application of Losses on the Class A-S, B and C Certificates

As described in this prospectus supplement, if your certificates are Class A-S, B or C certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C and X-D certificates and, if your certificates are Class B or C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates.  See “Description of the Offered Certificates” in this prospectus supplement.  As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the trust fund before the holders of those other classes of certificates.  See “Description of the Offered Certificates—Distributions” in this prospectus supplement.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

●	the price you paid for your offered certificates, and

●	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

●	the pass-through rate for, and the other distribution terms of, your offered certificates,

●
the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and the footnotes to Annex A-1 to this prospectus supplement for more detail) if leasing criteria or other conditions are not satisfied, any prepayments occurring by reason of the exercise of a purchase option with respect to a mortgaged property or portion thereof by a tenant or other party or sales or other releases of a mortgaged property or a portion thereof (including an outparcel) or mandatory prepayments required in connection with a diminution of collateral, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund,

●	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,

●
the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

●	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and

●	servicing decisions with respect to the mortgage loans.

Without limiting the generality of the statements made in the prior paragraphs, if your certificates are Class A-SB certificates, the rate and timing of principal distributions on your certificates will depend in part (i) on the Class A-SB planned principal balances and the extent to which they are achieved from time to time and, (ii) because such class is (subject to available funds and the distribution priorities) entitled to the entire principal distribution amount after the Class A-1, A-2, A-3, A-4 and A-5 certificates are fully retired, on the period of time during which the Class A-1, A-2, A-3, A-4 and A-5 certificates remain outstanding.  In addition, the holders of the Class A-1, A-2, A-3, A-4 or A-5 certificates may receive principal distributions on a date when the Class A-SB certificates remain outstanding.

The Class X-A and X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount.  The yield to investors on the Class X-A certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such payments are allocated to the Class A-1, A-2, A-3, A-4, A-5, A-SB or A-S certificates and the default and loss experience on the mortgage loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB or A-S certificates.  The yield to investors on the Class X-B certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the mortgage loans to the extent such prepayments are allocated to Class B, C or D certificates and the default and loss experience of the mortgage loans to the extent that losses reduce the principal balances of Class B, C or D certificates.  Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that a rapid rate of amortization, prepayment or other liquidation of the mortgage loans or principal losses on the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

See “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “Yield and Maturity Considerations” in this prospectus supplement and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.  Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.  Insofar as the principal of your certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your certificates.  Conversely, insofar as the principal of your certificate remains outstanding, you will be unable to reinvest that amount in an alternative investment having a yield higher than the yield on your certificates.

Additionally, under certain circumstances, certain mortgage loans permit or require prepayments, in whole or in part, despite lock-out periods that may otherwise apply.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and Annex A-1 (including the related footnotes) to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each mortgage loan.  For example, generally no yield maintenance charge or prepayment premium is required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds)

unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing.  See “Yield and Maturity Considerations” in this prospectus supplement.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan.  On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan.  Borrowers are less likely to prepay mortgage loans that provide for lock-out periods, prepayment premiums or yield maintenance charges, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Additionally, we cannot assure you that each borrower will have the ability to repay the remaining principal amount of its mortgage loan on the related maturity date or that any borrower with an interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.  The inability to make the required payments of principal would have a similar economic effect as an extension of the related maturity date.  See “Risk Factors—Risks Related to the Offered Certificates—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “—Risks Related to the Mortgage Loans—If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates” in this prospectus supplement and “Risk Factors—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the accompanying prospectus.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios.  The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations.  In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.  Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent.  Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month.  Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result.  In addition, if debt service advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month.  Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates.  In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders.  The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders.  In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss.  The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled.  The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders.  In general, the various classes of certificates will bear those shortfalls and losses in reverse order of distribution priority (and pro rata as among the Class A-1, A-2, A-3, A-4, A-5 and A-SB certificates and, as to interest, among the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C and X-D certificates).  However, as a result of allocating trust advisor expenses to reduce principal and/or interest, holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and D certificates may suffer a permanent loss of principal and/or, solely in the case of the Class B, C and D certificates, interest even though the aggregate principal balance of more subordinate class or classes of certificates has not been reduced to zero.  See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement and “Risk Factors—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the accompanying prospectus.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund.  Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests.  Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement, and you have no rights to vote on any servicing matters related to any non-serviced pari passu mortgage loan.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no consultation rights with respect to actions by the special servicer during any subordinate control period, has no consent or control rights with respect to any mortgage loan or any non-serviced loan combination at any time, and, in the case of each non-serviced loan combination, has no consultation rights whatsoever.  In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder.  It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement.  Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or the special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust.  In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class.  In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts.  These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders.  See “Description of the Offered Certificates—Voting Rights,” “Transaction Parties” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

You Will Have No Control Over the Servicing of the Non-Serviced Loan Combinations

The Woodbridge Center mortgage loan, the Pacific Design Center mortgage loan, the JL Holdings – Burger King Portfolio – 90 mortgage loan and the Oak Court Mall mortgage loan are each secured by one or more mortgaged properties, which respectively secure one or more pari passu or subordinate companion loans that are not assets of the trust fund.

Each of the Woodbridge Center mortgage loan and the JL Holdings – Burger King Portfolio – 90 mortgage loan and their respective pari passu and/or subordinate companion loans will be serviced and administered by the related master servicer and, if applicable, specially serviced by the related special servicer, under the WFRBS 2014-C20 pooling and servicing agreement and the COMM 2014-LC15 pooling and servicing agreement, respectively.  The WFRBS 2014-C20 pooling and servicing agreement and the COMM 2014-LC15 pooling and servicing agreement each provide for a servicing arrangement that is similar to that under the pooling and servicing agreement relating to this securitization transaction, but there may be some material differences.  For example, in the case of the JL Holdings – Burger King Portfolio – 90  loan combination, consent rights with respect to certain material servicing actions and the right to replace the special servicer for such loan combination have been granted to the holder of the related subordinate companion loan, and such rights will transfer to the COMM 2014-LC15 controlling class representative only upon the occurrence and continuation of certain control trigger events described under “Description of the Mortgage Loans – Split Loan Structures—The JL Holdings – Burger King Portfolio – 90 Loan Combination” in this prospectus supplement.

If the related pari passu companion loan of the Pacific Design Center loan combination or the Oak Court Mall loan combination is included in another securitization, then the entire such loan combination will be serviced and administered by an other master servicer and, if applicable, specially serviced by an other special servicer, in each case under the pooling and servicing agreement related to such other securitization.  There can be no assurance that such other pooling and servicing agreement will provide for a servicing arrangement that is similar, but not necessarily identical, to that under the pooling and servicing agreement relating to this securitization transaction, including the control and consultation rights granted to the related majority subordinate certificateholders and subordinate class representative (or their equivalents).  Furthermore, even prior to servicing of either such loan combination shifting to another pooling and servicing agreement, the right to consent to certain material servicing actions and the right to replace the special servicer for each such loan combination was granted to the holder of the related pari passu companion loan or its representative.

As a result, no holders of the series 2014-LC16 certificates will have any control over any servicing of any of the Woodbridge Center mortgage loan, the Pacific Design Center mortgage loan, the JL Holdings – Burger King Portfolio – 90 mortgage loan or the Oak Court Mall mortgage loan, as applicable, except that the majority subordinate certificateholder under this series 2014-LC16 securitization will have the right to consult with respect to certain matters, on a non-binding basis, with the related special servicer for the related pooling and servicing agreement, to the extent set forth in the related intercreditor agreement.  In addition, no holder of the series 2014-LC16 certificates will have any right to replace the related special servicer for the WFRBS 2014-C20 securitization, the COMM 2014-LC15 securitization or any such other securitization.  See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

The Servicing of the Pacific Design Center Loan Combination and the Oak Court Mall Loan Combination Will Shift to Others

With respect to each of the Pacific Design Center loan combination and the Oak Court Mall loan combination, the servicing of that loan combination will be governed by the pooling and servicing agreement only temporarily until such time as the related pari passu companion loan is securitized in a separate securitization.  At that time, servicing responsibilities for such loan combination will shift to the master servicer and the special servicer under such other securitization and will be governed by the pooling and servicing agreement related to such other securitization and the related intercreditor agreement.  Neither the closing date of any such securitization nor the identity of any such other master servicer or special servicer has been determined.  In addition, the provisions of such other pooling and servicing agreement have not been determined, although they will be required pursuant to the related intercreditor agreement to satisfy the requirements under “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.  Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the pooling and servicing agreement related to such other securitization except to the extent of compliance with the requirements referred to in the previous sentence.  Moreover, regardless of whether the servicing is governed by the pooling and servicing agreement or a separate pooling and servicing agreement, the subordinate class representative will not have any consent or approval rights with respect to the servicing of the related loan combination, and the holder of the related pari passu companion loan or the controlling party in the securitization of the related pari passu companion loan will have rights similar to those granted to the majority subordinate certificateholders and/or the subordinate class representative in this transaction.  See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—General” and “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.  Each of the Woodbridge Center loan combination and the JL Holdings – Burger King Portfolio – 90 loan combination will be administered, and we anticipate that any pooling and servicing agreement entered into in connection with the securitization of the pari passu companion loan for any of the Pacific Design Center loan combination and the Oak Court Mall loan combination will provide that the related loan combination will be administered, in accordance with a servicing standard that is similar to the servicing standard set forth in the pooling and servicing agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Notwithstanding the foregoing, the master servicer, each subservicer, the special servicer, or any of their respective affiliates, and, as it relates to servicing and administration of any non-serviced pari passu mortgage loan, the other master servicer (or related subservicer), the other special servicer with respect to any securitization of a non-serviced pari passu companion loan or any of their respective affiliates, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if any such party holds certificates issued pursuant to the related securitization or has financial interests in, or other financial dealings with, a borrower or a loan sponsor.  Each of these relationships may create a conflict of interest.

For instance, the master servicer and the special servicer and their respective affiliates may purchase certificates.  The purchase of certificates by the master servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer (or its affiliate) as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates.  In addition, the master servicer, the special servicer and their respective affiliates may hold or acquire pari passu or mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons.  Each of these relationships may create a conflict of interest.  For instance, if the special servicer or its affiliate holds a non-offered class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds.  That action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Furthermore, the master servicer and the special servicer have each advised us that they intend to continue to service existing and new commercial, multifamily and manufactured housing community mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund.  These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties.  As a result of the investments and activities described above, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund.  However, under the pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans for which it is responsible in accordance with the servicing standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

LNR Partners, LLC, the special servicer, is an affiliate of LNR Securities Holdings, LLC, the entity expected to purchase a majority interest in the Class X-C, X-D, E, F and G certificates on the closing date, (b) become the initial majority subordinate representative and (c) be appointed as the initial subordinate class representative.

Similarly, with respect to any non-serviced pari passu mortgage loan serviced pursuant to any other securitization, conflicts of interest similar to those described above may arise with respect to any other master servicer, other special servicer or other subservicer with respect to any such securitization, or any of their respective affiliates.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders.  Pursuant to the provisions of the pooling and servicing agreement, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of the holders of a class of subordinate certificates, the holder of a companion loan or, in either case, a representative thereof, and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters.  Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours.  For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken.  You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion.  None of them will have any liability for acting solely in its own interests.  Similarly, with respect to each non-serviced pari passu mortgage loan serviced pursuant to another securitization, conflicts of interest similar to those described above may arise with respect to any master servicer, special servicer or other subservicer with respect to such securitization, or any of their respective affiliates.

Potential Conflicts of Interest of the Trust Advisor.  In the normal course of conducting its business, the trust advisor, Situs Holdings, LLC, and its affiliates have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.  These parties may have included the depositor, the sponsors, the mortgage loan sellers, the originators, the master servicer, the special servicer, the certificate administrator, the trustee, the underwriters or the majority subordinate certificateholder or affiliates of any of such parties.  These relationships could continue in the future.  Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to Situs Holdings, LLC’s duties as trust advisor.  We cannot assure you that the existence of any prior or current relationship or other relationships in the future will not impact the manner in which the trust advisor performs its duties under the pooling and servicing agreement.

Although the trust advisor is required to consider the servicing standard in connection with its review of the special servicer’s activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard.  In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.  In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

In connection with each non-serviced pari passu mortgage loan serviced pursuant to another securitization servicing agreement, the statements set forth above generally apply in a similar manner in relation to the trust advisor and its activities under the applicable other securitization servicing agreement.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates.  Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand.  Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses.  During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance or hedge loans secured by properties (or by ownership interests in the related borrower or other entities that own properties) that secure existing mortgage loans or properties that are in the same markets as the mortgaged properties.  Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loan documents or the pooling and servicing agreement under provisions that we described in this prospectus supplement.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement, and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.  Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire or refinance real estate for the benefit of, the related mortgage loan seller or an affiliate of a mortgage loan seller, and the mortgage loan sellers or their affiliates may have, may have had or may in the future acquire equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under or with respect to certain of the mortgage loans, or may be tenants at the related mortgaged properties.  Such mortgage loans may contain certain terms that are more favorable to the subject borrower than would have been the case if the originating lender had not been an affiliate of the subject borrower.  One or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates.  In addition, with respect to certain mortgage loans, the related mortgage loan seller, an affiliate thereof or another participant in this securitization holds: (i) one or more companion loans secured by the same mortgage instrument(s) encumbering the same mortgaged property or portfolio of mortgaged properties as the related mortgage loan; and/or (ii) a mezzanine or other similar loan secured by direct or indirect equity interests in the related mortgage borrower.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” and “—Split Loan Structures” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or one of its affiliates is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or one of its affiliates is found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in the borrower. Payments on a loan to a borrower in which the lender or one of its affiliates also holds an equity interest, may be subject to claims of equitable subordination. If the lender were deemed to have the ability to control or otherwise exercise influence over the business and affairs of the borrower resulting in economic hardship to other creditors of the borrower, this control or influence may constitute grounds for equitable subordination and a court may treat one or more of the loans as if it were unsecured or common equity in the borrower. In that case, if the borrower were to liquidate, the lender (which may include unaffiliated assignees in some cases) would be entitled to repayment of its loan on a pro rata basis with other unsecured debt or, if the effect of subordination was to place the lender at the level of common equity, then on an equal basis with other holders of the borrower’s common equity only after all of the borrower’s obligations relating to its debt and preferred securities had been satisfied.

Furthermore, Wells Fargo Bank, National Association is the purchaser under a repurchase agreement with an affiliate of Ladder Capital Finance LLC for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Ladder Capital Finance LLC and its affiliates. Under that repurchase facility, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from an affiliate of Ladder Capital Finance LLC on a revolving basis. Certain of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to that repurchase facility. Proceeds received by Ladder Capital Finance LLC in connection with this securitization transaction will be used, in part, to repurchase those mortgage loans, indirectly through the applicable affiliate of Ladder Capital Finance LLC, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

Pursuant to certain interim servicing agreements between Ladder Capital Finance LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain of the mortgage loans owned from time to time by Ladder Capital Finance LLC and those affiliates thereof, including, prior to their inclusion in the issuing entity, most of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor.  Wells Fargo Bank, National Association is also the servicer of the JL Holdings – Burger King Portfolio – 90 mortgage loan in its capacity as master servicer for the COMM 2014-LC15 securitization.  In addition, Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor (other than the JL Holdings – Burger King Portfolio – 90 mortgage loan) and holds the mortgage file (other than the related promissory note being contributed to this securitization) for the JL Holdings – Burger King Portfolio – 90 mortgage loan as custodian for the COMM 2014-LC15 securitization.

In addition, it is possible that an affiliate of any of the mortgage loan sellers, each of which is a sponsor, may purchase a portion of the certificates at the time of issuance or at any time thereafter.

Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund.  Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Conflicts Between Certificateholders and Holders of Companion Loans.  With respect to each of the Woodbridge Center mortgage loan, the Pacific Design Center mortgage loan, the Montgomery Mall mortgage loan, the JL Holdings – Burger King Portfolio – 90 mortgage loan and the Oak Court Mall mortgage loan, the related mortgaged property also secures one or more pari passu and/or subordinate companion loans.

With respect to the Montgomery Mall mortgage loan, the mortgage loan and its related pari passu companion loan will be serviced pursuant to the pooling and servicing agreement related to this transaction.  Pursuant to the related intercreditor agreement, for so long as such mortgage loan and its related pari passu companion loan are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to that mortgage loan will require consultation with the holder of the related pari passu companion loan (on a non-binding basis).

With respect to each of the Pacific Design Center mortgage loan and the Oak Court Mall mortgage loan, for so long as such mortgage loan and its related pari passu companion loans are serviced under the pooling and servicing agreement for this transaction, certain decisions to be made with respect to such mortgage loan will require the approval of the holder of the related pari passu companion loan.  However, with respect to each such mortgage loan, after the securitization of the related pari passu companion loan, such loan combination will be serviced pursuant to the pooling and servicing agreement related to such other securitization, and certain decisions to be made with respect to such mortgage loan may require the approval of the subordinate class representative under such other pooling and servicing agreement or such other party specified in the related intercreditor agreement or such other pooling and servicing agreement.  As a result, you will have less control over the servicing of Pacific Design Center mortgage loan and the Oak Court Mall mortgage loan than you would have if such mortgage loans were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.

With respect to the Woodbridge Center mortgage loan and the JL Holdings – Burger King Portfolio – 90 mortgage loan, the related loan combinations will be serviced pursuant to the WFRBS 2014-C20 pooling and servicing agreement and the COMM 2014-LC15 pooling and servicing agreement, respectively, and certain decisions to be made with respect to either of those mortgage loans may require the approval of the WFRBS 2014-C20 subordinate class representative or the COMM 2014-LC15 controlling class representative, as applicable, or another party specified in the related intercreditor agreement or the WFRBS 2014-C20 pooling and servicing agreement or COMM 2014-LC15 pooling and servicing agreement, as applicable (which in the case of the JL Holdings – Burger King Portfolio – 90 loan combination includes the holder of the related subordinate companion loan).  As a result, you will have less control over the servicing of each of the Woodbridge Center mortgage loan and the JL Holdings – Burger King Portfolio – 90 mortgage loan than you would have if such mortgage loans were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.

See “Description of the Mortgage Pool—Split Loan Structures” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.  The interests of a holder of any pari passu and/or subordinate companion loan related to any such mortgage loan (or its designee) entitled to exercise various rights with respect to the servicing of the related loan combination may conflict with the interests of the holders of one or more classes of offered certificates.  No certificateholder may take any action against any holder of a pari passu and/or subordinate companion loan (or its designee) for having acted solely in its own interest.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (including those acting as a mortgage loan seller, a sponsor, the custodian, the tax administrator, the certificate administrator or the master servicer in this securitization or as a similar party under the WFRBS 2014-C20 pooling and servicing agreement, the COMM 2014-LC15 pooling and servicing agreement or any other pooling and servicing agreement entered into with respect to the Pacific Design Center pari passu companion loan or the Oak Court Mall pari passu companion loan) may result in certain conflicts of interest.  The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates.  Any underwriter or its affiliate may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates.  If that were to occur, that underwriter’s or its affiliate’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients.  Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates.  Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments.  Any such short positions will increase in value if the related securities or other instruments decrease in value.  Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates.  The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value.  In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or the holders of the pari passu companion loans or any possible effect that such activities could have on them.  The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or the holders of the pari passu companion loans.  Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, none of the underwriters or their respective affiliates will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee or the certificate administrator (or of any party acting in these capacities under a pooling and servicing agreement entered into in connection with the securitization of a non-serviced pari passu companion loan) and will have no authority to advise any such party or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand.  See “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” above.  Wells Fargo Bank, National Association and its affiliates are playing several roles in this transaction.  Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Bank, National Association, a sponsor, mortgage loan seller, originator, the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian under this securitization.  Moreover, Wells Fargo Bank, National Association is the servicer of the Woodbridge Center and JL Holdings – Burger King Portfolio – 90 mortgage loans (in each case, as master servicer for the securitization that includes the related pari passu companion loan) and the certificate administrator, the tax administrator, the certificate registrar, the custodian and a swap counterparty for the WFRBS 2014-C20 securitization and the certificate administrator, the custodian and the paying agent for the COMM 2014-LC15 securitization.  In addition, RBS Securities Inc., one of the underwriters, is an affiliate of The Royal Bank of Scotland, which comprises entities that are sponsors, mortgage loan sellers and originators.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Ladder Capital Finance LLC, and Rialto Mortgage Finance, LLC, respectively, or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Ladder Capital Finance LLC and its affiliates or Rialto Mortgage Finance, LLC, as applicable.

In the case of the repurchase facility provided to Ladder Capital Finance LLC or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Ladder Capital Finance LLC or its affiliate on a revolving basis.  As of June 2, 2014, the aggregate cut-off date principal balance of the mortgage loans subject to the repurchase facility that will be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction was approximately $19,000,000.  Proceeds received by Ladder Capital Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association, through the applicable affiliate, each of the mortgage loans subject to that repurchase facility that are to be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis.  The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $45,297,790.  Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank, National Association each of the mortgage loans subject to that repurchase facility that are to be sold by Rialto Mortgage Finance, LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

As a result of the matters discussed in the preceding paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Ladder Capital Finance LLC and Rialto Mortgage Finance, LLC, respectively, to the depositor.

Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Securities Inc., is the purchaser under a repurchase agreement with Ladder Capital Finance LLC or its affiliate, pursuant to which Deutsche Bank AG, Cayman Islands Branch has agreed to purchase mortgage loans from Ladder Capital Finance LLC or its affiliate on a revolving basis.  As of June 2, 2014, the aggregate cut-off date principal balance of the mortgage loans subject to the repurchase facility that will be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction was approximately $93,567,379.  Proceeds received by Ladder Capital Finance LLC in connection with this securitization transaction will be used, in part, to repurchase from Deutsche Bank AG, Cayman Islands Branch, through the applicable affiliate, each of the mortgage loans subject to that repurchase facility that are to be sold by Ladder Capital Finance LLC to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that Ladder Capital Finance LLC will transfer to the depositor (other than the JL Holdings – Burger King Portfolio – 90 mortgage loan) and holds the mortgage file for the JL Holdings – Burger King Portfolio – 90 mortgage loan (other than the related promissory note being contributed to this securitization) as custodian for the COMM 2014-LC15 securitization.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each is a sponsor, originator and mortgage loan seller, and an affiliate of RBS Securities Inc., one of the underwriters.  Pursuant to an interim servicing agreement among Wells Fargo Bank, National Association, which is also a sponsor, originator, mortgage loan seller, the master servicer and an affiliate of an underwriter and the depositor, The Royal Bank of Scotland plc and RBS Financial Products Inc., Wells Fargo Bank, National Association acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc.,

including, prior to their inclusion in the trust fund, some or all of the mortgage loans that The Royal Bank of Scotland plc and RBS Financial Products Inc. will transfer to the depositor.  In addition, Wells Fargo Bank, National Association is the interim custodian of the loan files for all of the mortgage loans that The Royal Bank of Scotland plc and RBS Financial Products Inc. will transfer to the depositor.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association and Rialto Mortgage Finance, LLC, each a sponsor, originator and mortgage loan seller, and certain affiliates of Rialto Mortgage Finance, LLC, Wells Fargo Bank, National Association acts as primary servicer with respect to mortgage loans owned by Rialto Mortgage Finance, LLC and such affiliates (subject to the repurchase facility described above) from time to time, including, prior to their inclusion in the trust fund, most of the mortgage loans to be transferred by Rialto Mortgage Finance, LLC to the depositor.  Wells Fargo Bank, National Association is the servicer of the JL Holdings – Burger King Portfolio – 90 mortgage loan in its capacity as master servicer for the COMM 2014-LC15 securitization.

Pursuant to an interim servicing agreement between Wells Fargo Bank, National Association, on the one hand, and Ladder Capital Finance LLC and certain affiliates of Ladder Capital Finance LLC, on the other hand, Wells Fargo Bank, National Association acts as primary servicer with respect to mortgage loans owned by Ladder Capital Finance LLC and such affiliates from time to time, including, prior to their inclusion in the issuing entity, most of the mortgage loans to be transferred by Ladder Capital Finance LLC to the depositor.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Transaction Parties—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Subordinate Class Representative

It is expected that LNR Securities Holdings, LLC an affiliate of LNR Partners, LLC, the special servicer, will be the initial subordinate class representative (other than with respect to the non-serviced mortgage loans).  In connection with the servicing of the mortgage loans, the special servicer may, at the direction of the subordinate class representative, take actions with respect to the mortgage loans that could adversely affect the holders of some or all of the classes of certificates.  The subordinate class representative will be appointed by the majority subordinate certificateholder, which will initially be LNR Securities Holdings, LLC.  The subordinate class representative may have interests in conflict with those of the other certificateholders.  As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates, notwithstanding that the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.  In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement, during a subordinate control period, the special servicer may be removed without cause by the majority subordinate certificateholder or the subordinate class representative on its behalf.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “—Replacement of the Special Servicer” in this prospectus supplement.

The subordinate class representative and its affiliates may have interests that are in conflict with those of certificateholders, especially if the subordinate class representative or any of its affiliates holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower.  Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

LNR Securities Holdings, LLC, the anticipated initial investor in a majority interest of the Class X-C, X-D, E, F and G certificates (which is an affiliate of the special servicer, and as the anticipated purchaser of a majority interest in the foregoing classes of certificates, is the party under the pooling and servicing agreement with the right to appoint the subordinate class representative), or an investment manager or other representative thereof, and Seer Capital Management, LP (or its affiliate), the anticipated initial investor in a minority interest in the Class X-C, X-D, E, F and G certificates were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans.  The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests.  In addition, the anticipated initial investors may have imposed additional monetary or other conditions on their acquisition of their certificates in order to allow certain mortgage loans to be included in this securitization.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as such anticipated initial investors or that the final mortgage pool as affected by requests made by such anticipated initial investors will not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investors’ certificates.  Because of the differing subordination levels, the anticipated initial investor has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the anticipated initial investors may desire a mortgage pool composition that benefits the anticipated initial investors but that does not benefit other investors.  In addition, the anticipated initial investors may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates.  In any case, the anticipated initial investors performed due diligence solely for their own benefit, and their acceptance of their certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan, any mortgage loan seller or any originator.  Other investors are not entitled to rely on the anticipated initial investors’ acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the anticipated initial investors have any liability to any person or entity in connection with their review of the mortgage pool or any mortgage loan, any other due diligence conducted by the anticipated initial investors or otherwise in connection with the activities of the anticipated initial investors described in the preceding two paragraphs.  The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the anticipated initial investors in respect of such activities.

LNR Securities Holdings, LLC, the anticipated initial investor in a majority interest in the Class X-C, X-D, E, F and G certificates will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans (other than the non-serviced pari passu mortgage loans) and, during the subordinate control period, the right to replace the special servicer under some circumstances.  In addition, the subordinate class representative will generally have consultation rights with regard to material servicing decisions involving each non-serviced pari passu mortgage loan.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” and “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.  In addition, with respect to a serviced pari passu mortgage loan, the holder of the related serviced pari passu companion loan will have consultation rights with regard to material servicing decisions involving such serviced pari passu mortgage loan.

Because the incentives and actions of the anticipated initial investors, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage loans.

Ratings of the Certificates Have Substantial Limitations

The ratings assigned to the certificates by the three (3) nationally recognized statistical rating organizations engaged by the depositor are based on, among other things, the economic characteristics of the underlying mortgage loans, mortgaged properties and other relevant features of the transaction.  The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued.  Future events could have an adverse impact on such ratings.  The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information.  The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates were determined on the basis of criteria established by each hired rating agency.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust.  As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor.  In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action.  If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations” in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates.  Although these changes would not necessarily be, or result from, an event of default on any underlying mortgage loan, any adverse change to the ratings of the certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.  A security rating does not represent an assessment of the yield to maturity that you may experience.  See “Ratings” in each of this prospectus supplement and the accompanying prospectus.

Further, the rating of any class of certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those certificates.  See “ERISA Considerations” and “Legal Investment” in each of this prospectus supplement and the accompanying prospectus.

The depositor has hired three (3) nationally recognized statistical rating organizations to rate the certificates.  We cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it.  Additionally, other nationally recognized statistical rating organizations that we have not hired to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates on the basis of information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that those unsolicited ratings would be the same as, higher than or lower than the ratings assigned by the rating agencies engaged by the depositor.  The issuance of unsolicited ratings on one or more classes of the certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely affect the liquidity, market value and regulatory characteristics of those classes of certificates.  As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations.  Based on preliminary feedback from those six (6) nationally recognized statistical rating organizations at that time, the depositor selected three (3) of them to rate the certificates and did not select the other three (3) nationally recognized statistical rating organizations, in part due to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of certificates.  Had the depositor selected such other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the certificates.  Although unsolicited ratings may be issued by any nationally organized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Under the rules and regulations of the Securities and Exchange Commission, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to non-hired nationally recognized statistical rating organizations in order to make it possible for such nationally recognized statistical rating organizations to assign unsolicited ratings on the certificates.  An unsolicited rating could be assigned at any time, including prior to the closing date.  Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement.  Nationally recognized statistical rating organizations, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired rating agency assigns an unsolicited rating on the certificates, we cannot assure you that such rating will be the same as, higher than or lower than the ratings assigned by the hired rating agencies; the assignment of unsolicited ratings by a rating agency could adversely affect the liquidity, market value and regulatory characteristics of your certificates.  In addition, if the depositor or any sponsor fails to make available to the non-hired nationally recognized statistical rating organizations any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the certificates, a hired rating agency could withdraw its ratings on the certificates, which could adversely affect the liquidity, market value and regulatory characteristics of your certificates.  Potential investors in the certificates are urged to make their own evaluation of the creditworthiness of the mortgage loans and the applicable credit enhancement on the certificates, and not to rely solely on the ratings on the certificates.  Furthermore, the Securities and Exchange Commission may determine that any one or more of the rating agencies engaged by the depositor no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates.  Any such determination may adversely affect the liquidity, market value and regulatory characteristics of your certificates.

Security ratings are not recommendations to buy, sell or hold the offered certificates.  Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date.  Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability for a particular investor.  A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a nationally recognized statistical rating organization that is not a hired rating agency.  The ratings of any offered certificates may be lowered by a nationally recognized statistical rating organization (including the hired rating agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a nationally recognized statistical rating organization at the time of its initial rating analysis.  Neither the depositor nor any sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, we cannot assure you that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter.  If any rating with respect to an offered certificate is revised or withdrawn, the liquidity, market value and regulatory characteristics of that offered certificate may be adversely affected.

We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

The Special Servicer May Be Directed To Take Actions

In connection with certain material actions and the servicing of the specially serviced mortgage loans, the special servicer may, at the direction or upon the advice of the subordinate class representative (or with respect to either the Pacific Design Center mortgage loan or the Oak Court Mall mortgage loan, for so long as it is serviced under the WFCM 2014-LC16 pooling and servicing agreement, at the direction or upon the advice of the related companion loan holder), take actions with respect to the mortgage loans pursuant to the pooling and servicing agreement, which actions could adversely affect the holders of some or all of the classes of certificates.  The subordinate class representative will be controlled by the Class E, F or G certificateholders and will initially be appointed by an affiliate of the special servicer.  The subordinate class representative (or the Pacific Design Center pari passu companion loan holder) may have interests in conflict with those of the certificateholders.  As a result, it is possible that the subordinate class representative (or the Pacific Design Center pari passu companion loan holder) may direct the special servicer to take actions that conflict with the interests of some or all of the certificateholders.  Similarly, with respect to any non-serviced pari passu mortgage loan serviced pursuant to another securitization, the related special servicer thereunder may, at the direction or upon the advice of the related other subordinate class representative (or the equivalent) (or, in the case of the JL Holdings – Burger King Portfolio – 90 mortgage loan, the holder of the subordinate companion loan), take actions with respect to such non-serviced pari passu mortgage loan that could adversely affect such non-serviced pari passu mortgage loan, and therefore, the holders of some or all of the classes of certificates.  Such other subordinate class representative (or the equivalent) (or, in the case of the JL Holdings – Burger King Portfolio – 90 mortgage loan, the holder of the subordinate companion loan) may have interests in conflict with those of the certificateholders.  Although the special servicer and any other such related special servicer will have contractually agreed not to take actions that, among other things, are prohibited by law or violate the servicing standard, the terms of any mortgage loan or the applicable pooling and servicing agreement, the servicing standard and other provisions of the applicable pooling and servicing agreement will generally protect the special servicer and such other special servicer from liability for errors in judgment.  In addition, the servicing standard is a generalized standard of conduct that allows the special servicer discretion in determining its response to particular circumstances.  In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer”, the special servicer may be removed without cause by the majority subordinate certificateholder as described in this prospectus supplement and provided in the pooling and servicing agreement.  The related other special servicer may, or we anticipate that the related other special servicer may, be removed under similar circumstances as provided in the related other pooling and servicing agreement or by a related companion loan holder as provided in the related intercreditor agreement.

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of the trust advisor or the special servicer.  In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name.  As a result, you will not be recognized as a certificateholder, or holder of record of your certificates.  As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through DTC and its participating organizations:  (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will such distributions be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Risk Factors—Book-Entry Registration May Hinder the Exercise of Investor Remedies” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in your recognizing taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur or losses be incurred with respect to the mortgage loans.  This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction which the investor may be required to treat as a capital loss instead of a bad debt under Code Section 166.  See “Material Federal Income Tax Consequences—Discount and Premium; Prepayment Consideration” in this prospectus supplement and “Material Federal Income Tax Consequences” in the accompanying prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates.  State and local income tax laws may differ substantially from federal income tax law.  This prospectus supplement does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction.  One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns.  If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.  See “State and Other Tax Consequences” in each of this prospectus supplement and the accompanying prospectus.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee.  Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied.  These provisions may limit the ability of an investor in the certificates to enforce or cause the enforcement of the provisions of any applicable pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the applicable mortgage loans to secure the indebtedness of the mortgage loan seller.  The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor.

The transfer of the mortgage loans by Wells Fargo Bank, National Association, in each case as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6).  However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by Wells Fargo Bank, National Association would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association.  Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

If any other mortgage loan seller or the depositor were to become a debtor under the U.S. bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale.  An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the U.S. bankruptcy code.  Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale.  Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

The Royal Bank of Scotland plc, a mortgage loan seller, is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1).  Under the terms of the Insolvency Act 1986, certain transactions by a Scottish-registered company, such as The Royal Bank of Scotland plc, may be challenged by an insolvency officer appointed to that company on its insolvency.  Under the Banking Act 2009, the Secretary of State, Prudential Regulation Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions.  One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the Financial Services Compensation Scheme).  Further, under the Banking Act 2009, the UK Treasury, the Prudential Regulation Authority and/or the Bank of England may also, in the circumstances set out in that Act, make an order for the transfer of any property, assets or liabilities of a UK authorized deposit taker either to a company owned by the Bank of England or to any private sector purchaser.  Orders under the Banking Act 2009 may also modify the way in which rights of third parties can be exercised.  These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to The Royal Bank of Scotland plc.  An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by The Royal Bank of Scotland plc will constitute a true sale of such assets.  Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009.  Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”.  Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases.  We make no representation as to whether this would apply to any of the sponsors.  In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code.

The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts.  If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.  As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Related to the Mortgage Loans

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.  Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among, other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.  Even the liquidation value of a multifamily, manufactured housing community or commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.  See “Risk Factors—Future Cash Flow and Property Values Are Not Predictable” in the accompanying prospectus.  All of the mortgage loans were originated within four (4) months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories.  In some cases, the mortgage loans have little or no payment histories.  See “Description of the Mortgage Pool—Mortgage Loan History” in this prospectus supplement.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

●	the age, design and construction quality of the property;

●	perceptions regarding the safety, convenience and attractiveness of the property;

●	the proximity and attractiveness of competing properties;

●	the adequacy and effectiveness of the property’s operations, management and maintenance;

●	increases in operating expenses (including but not limited to real estate taxes and assessments and insurance premiums) at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

●	demographic factors;

●	decreases in consumer confidence;

●	changes in prices for key commodities or products;

●	changes in consumer tastes and preferences, including the effects of adverse publicity; and

●	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	the level of tenant defaults;

●	the ability to convert an unsuccessful property to an alternative use;

●	new construction in the same market as the mortgaged property;

●	rent control laws or other laws impacting operating revenues or costs;

●	the number and diversity of tenants;

●	the availability of trained labor necessary for tenant operations;

●	the rate at which new rentals occur; and

●
the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement.

Some of the mortgaged properties are located in areas that (i) based upon demographics, are considered secondary or tertiary markets or (ii) have high vacancy rates for the relevant property type.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the mortgage loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, we cannot assure you that the net cash flow at the related mortgaged property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	proximity and attractiveness of competing properties;

●	new construction of competing properties in the same market;

●	convertibility of a mortgaged property to an alternative use;

●	the deterioration of socio-economic conditions in the related community, including increases in criminal activity;

●	the availability of refinancing; and

●	changes in interest rate levels.

Concentrations of Mortgaged Property Types Subject the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans.  For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on mortgage loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

In that regard, by allocated loan amount:

●	retail properties represent approximately 42.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	hospitality properties represent approximately 14.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	office properties represent approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	self storage properties represent approximately 10.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	multifamily properties represent approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	mixed-use facilities represent approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	industrial properties represent approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

●	manufactured housing community properties represent approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties.  For more information, you should refer to the following sections in the accompanying prospectus:

(1)           “Risk Factors”; and

(2)           “Description of the Trust Funds—Mortgage Loans—Leases”.

Retail Properties Have Special Risks

One hundred and fourteen (114) of the mortgaged properties, representing approximately 42.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are retail properties.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property.  A “shadow anchor tenant” is not located on the mortgaged property, is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant or shadow anchor tenant; or

●	the cessation of the business of an anchor tenant (notwithstanding its continued payment of rent) or a shadow anchor tenant.

Certain of the anchor tenants (or shadow anchor tenants) at retail mortgaged properties may be dark.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  With respect to shadow anchor tenants, the related borrower has no control over the replacement of such tenants and, as a result, may not be in a position to mitigate the effect of such tenants going dark on leases at the related mortgaged property.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Other Matters” in this prospectus supplement.

In addition, many of the retail mortgaged properties have sole or anchor tenants whose leases expire or may be terminated during the term, or shortly after the scheduled maturity, of the related mortgage loan.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement.  Furthermore, with respect to shadow anchored properties, the related borrower will not receive rental income from such shadow anchor tenant and is less likely to have contractual remedies if such shadow anchor tenant terminates its lease or ceases operations.

Retail properties that have anchor tenant-owned stores often have reciprocal easement agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  Anchor tenants that own their own improvements are generally required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, in addition to the rent attributable to the underlying land.  With respect to shadow anchor tenants, they may make a contribution toward common area maintenance if the reciprocal easement agreement contemplates shared responsibilities among affected property owners, but they do not pay rent.  Operating covenants affecting anchor tenants may be included in the anchor tenant lease or in the reciprocal easement agreement, if any.  Tenants whose leases have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Tenant leases at the mortgaged properties may have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other stores (in particular those of anchor tenants or shadow anchor tenants) or a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.

Certain tenant estoppels, including those of certain anchor tenants, obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or other tenants, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement agreement.  In addition, in the case of certain mortgaged properties, leases contain restrictions with respect to the use of other spaces or parcels at or near the subject mortgaged property that are in conflict with other leases or for which there is no corresponding restrictive covenant of record, which have resulted or may in the future result in disputes.  Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement agreement by the affected anchor tenant or other tenants or to litigation against the related borrower.  We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants.

In addition, retail properties frequently rely on adjacent properties for parking, access or other operational aspects, which can create risk.  The landlord/borrower may agree to conditions or covenants in a retail lease based on such adjacent property continuing to provide such services or based upon operations at, or the continued maintenance of, such adjacent property.  Accordingly, defaults on the part of the landlord/borrower could occur under that retail lease as a result of circumstances over which the landlord/borrower does not have direct control.  The landlord/borrower’s sole remedy would be under a reciprocal easement agreement (or comparable agreement), if any, with the adjacent property owner.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the mortgaged properties may be paying rent but are not in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.  See “Summaries of the Fifteen Largest Mortgage Loans—Harlequin Plaza” and “—Larkins Corner” in Annex A-3 to this prospectus supplement.  See also Annex A-1, including the footnotes thereto, to this prospectus supplement.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below.  See also “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below.  We cannot assure you that the rate of occupancy at any mortgaged property will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at current or past levels.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement.

In addition, certain of the retail properties have specialty use tenants, such as concert venues, movie theaters, health clubs, fitness centers, gas stations, dental or medical offices, restaurants, bakeries, dry cleaners with on-site processing facilities or parking garages, as part of the mortgaged property.  These mortgaged properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable or the leased spaces were to become vacant for any reason.  For example, because of unique construction and/or equipment requirements of theaters and restaurants, any vacant space designed for such purposes would not easily be converted to other uses.  In such cases, aspects of building site design and adaptability affect the value of properties with such tenants and other retailers at the mortgaged property.  For example, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans may have been owned by commercial mortgage-backed securitization trusts.  In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.  See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” below.  In addition, decreasing patronage at a theater or restaurant tenant could adversely affect revenue of the tenant, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit, lease defaults, and, in certain cases, bankruptcy filings.  See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below.  Additionally, theater and restaurant receipts are also affected not only by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

Certain other tenants at the mortgaged properties, including health clubs, may have other unique risks associated with the type of business undertaken at their locations.  Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, as with movie theaters, concert venues and health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case of property readily adaptable to changing consumer preferences for other uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Hospitality Properties Have Special Risks

Twelve (12) of the mortgaged properties, representing approximately 14.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are hospitality properties, 11 of which are subject to a franchise agreement or hotel management agreement.  See “Risk Factors—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the accompanying prospectus.

Certain of the hospitality properties pose unique risks with respect to the franchise agreements under which, or the hotel management company with whom, they operate.

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards, such as maintenance of quality assurance scores, and other terms and conditions set forth in such agreements.  The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise or hotel management company agreement or management agreement.  Any loss or cancellation of rights under a franchise agreement could result in a disruption in reservation bookings at the related hotel property and could adversely impact the public perception of the hotel property.  Certain of the borrowers may not be in compliance with all of their respective franchise agreement or management agreement standards.  There can be no assurance that a replacement franchise or hotel management agreement could be obtained in the event of termination.  In addition, replacement franchises and/or hotel managers may require significantly higher fees as well as an investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor and/or hotel manager.  Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise and hotel management agreements is restricted.  In the event of a foreclosure, the lender generally will not have the right to use the franchise license without the franchisor’s consent.  Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace prior to a foreclosure except in limited circumstances or following a foreclosure.  In addition, a franchisor or hotel management company may have a right of first refusal to acquire the related hospitality property if it is proposed to be transferred (in particular, if it is proposed to be transferred to a competitor).  If a franchisor or hotel management company cannot be terminated and the related franchise/management agreement imposes restrictions on transferees of the subject hospitality property, the liquidation value of that hospitality property could be materially impaired.

Certain of the hospitality properties are associated with hotel brands through licensing agreements that, in the event of a foreclosure proceeding initiated on behalf of the trust, are not assignable or require franchisor consent for subsequent transfers.  To the extent a hotel includes a franchise arrangement, the lender may have obtained a comfort letter from the licensor or franchisor stating that the trust will be permitted to enter into a new license or franchise agreement with the licensor or franchisor subject to the applicable terms and conditions thereof.  To the extent that the special servicer causes the trust or a single purpose entity owned by the trust to acquire a mortgaged property that has a franchise or licensing agreement or that requires a successor or replacement franchisee or licensee to have a specified net worth, the special servicer will be required, to the extent consistent with the servicing standard, to take all actions reasonably necessary to permit the mortgaged property to maintain its franchise or license with the same franchisor or licensor in place prior to such foreclosure.  We cannot assure you that the trust or such single purpose entity owned by the trust will be able to maintain such license or franchise at that time.

In addition, certain of the hospitality properties are subject to license or franchise agreements which expire prior to the maturity of each of the respective mortgage loans.  In those cases, the related mortgage loan documents generally require the applicable borrower to provide evidence prior to termination of the license or franchise agreement that the license or franchise agreement has been renewed or replaced in accordance with the terms of the mortgage loan documents or, in some cases, the related borrower and guarantors are personally liable if the franchise agreement expires or terminates.  No assurance can be given that such agreements will be renewed.  In the event the related borrower fails to deliver such evidence by the required date, the lender may hold all excess cash flow from the mortgaged property after payment of debt service, funding of reserves and certain other required expenditures, as cash collateral until such license or franchise agreement is renewed or replaced in accordance with the terms of the mortgage loan documents.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor.  Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property’s losing its license or franchise.  Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any such repairs and/or renovations.  We cannot assure you that any such amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property.  In addition, in some cases, that reserve will be maintained by the franchisor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be significant risk associated with hospitality properties that have not entered into or become a party to a franchise agreement.  Hospitality properties often enter into franchise agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system.  We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Furthermore, certain of the hospitality properties have specialty use tenants, such as health clubs, fitness centers, restaurants or parking garages, as part of the mortgaged property.  See “—Retail Properties Have Special Risks” above.

Office Properties Have Special Risks

Twelve (12) of the mortgaged properties, representing approximately 12.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are office properties.  See “Risk Factors—Special Risks of Mortgage Loans Secured by Office Properties” in the accompanying prospectus.

Certain of the office properties may be medical office properties or have significant tenants operating as medical office, urgent care, on-site patient care or other medical treatment service facilities.  The performance of a medical office property may depend on (a) the proximity of such property to a hospital or other health care establishment and (b) reimbursements for patient fees from private or government sponsored insurers.  Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Multifamily Properties Have Special Risks

Eleven (11) of the mortgaged properties, representing approximately 8.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties.  A large number of factors may adversely affect the value and successful operation of a multifamily rental property.  We note in particular the following:

●
Certain of the multifamily rental properties have material tenant concentrations of students (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

●
Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or property tax subsidies through governmental programs, or are otherwise intended to be utilized, in whole or in part, as affordable housing.

●	Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

Certain states regulate the relationship of an owner of a multifamily property and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Multifamily property owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, in some states, there are provisions under law that limit the bases on which a landlord may terminate a tenancy or increase rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on multifamily properties.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property or the lender’s proceeds of a sale of the property following foreclosure.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement and “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the accompanying prospectus.

Self Storage Properties Have Special Risks

Twenty-four (24) of the mortgaged properties, representing approximately 10.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are self storage properties.  See “Risk Factors—Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities” in the accompanying prospectus.

Some of the self storage mortgaged properties securing mortgage loans in the trust may lease a significant portion of the related mortgaged property to a single tenant.  See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” below.  In addition, some of the self storage mortgaged properties securing mortgage loans in the trust may have a material portion of the mortgaged property leased to tenants for the storage of recreational vehicles and/or boats or may derive income from sources unrelated to self storage such as cell phone tower leases, truck rentals for self moves, box sales and auction income.  Tenants for such space tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations.  See Annex A-1, including the footnotes thereto, to this prospectus supplement for information regarding the self storage mortgaged properties that use a material portion of the mortgaged property for recreational vehicle leases.

In addition, tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit.  No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units at the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Furthermore, certain mortgage loans may be secured by self storage properties that are affiliated with a franchise company through a franchise agreement.  The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement.  The transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent.

Mixed Use Facilities Have Special Risks

Two (2) mortgaged properties, securing approximately 5.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are mixed use properties, which properties contain a mix of office, retail, multifamily and industrial properties.  Accordingly, each such mortgaged property is subject to the risks described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Industrial Properties Have Special Risks” in this prospectus supplement.  See Annex A-1 to this prospectus supplement for information regarding tenants that are among the five largest tenants at each mixed use property.

Mixed use properties may also be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Industrial Properties Have Special Risks

Five (5) of the mortgaged properties, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties.  Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.  In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g., a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.  In addition, lease terms with respect to industrial properties are generally for shorter periods of time than other commercial properties and may result in a substantial percentage of leased space expiring in the same year at any particular industrial property.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Further, certain of the industrial properties have tenants that are subject to risks unique to their business, such as cold storage facilities.  Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases.  In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

Manufactured Housing Community Properties Have Special Risks

Four (4) of the mortgaged properties, representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing community property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

Manufactured housing community properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the related borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

With respect to certain of the mortgage loans secured by manufactured housing community properties, the related mortgaged property is subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain of manufactured housing community properties securing mortgage loans in the trust are age restricted to individuals who satisfy a minimum age requirement (generally 55 years old), whether by recorded covenants or for self-imposed marketing purposes.  Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the trust may have limited or no amenities, which may also affect property performance.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of recreational vehicle pads.  Tenants for such pads tend to be more transient and the net cash flow for the related mortgaged property may be subject to greater fluctuations.  Rentals of recreational vehicle pads may also be more seasonal in nature.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan.  Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis.  In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity have tenants that may not have leases and, accordingly, that are not obligated to remain at the mortgaged property for any extended period.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal.  For example, a manufactured housing community in the southern portion of the United States might earn most of its income from late fall to early spring.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they can be frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time.  Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

In addition, a manufactured housing community mortgaged property whose use is legally non-conforming can create special zoning risks where, in particular, conformity to current zoning is required upon damage to a certain percentage of the units (as opposed to the pads themselves).  Even if building ordinance or law insurance were obtained, a casualty necessitating compliance with current zoning could result in the use’s being discontinued, and available insurance proceeds being insufficient (because of the relatively insignificant value of insurable improvements) to pay off the related mortgage loan.  See “—Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Compliance and Use Restrictions Could Adversely Affect Distributions on Your Certificates” and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located therein, or for which other loan underwriting adjustments have been made.  In addition, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants.  See “—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in this prospectus supplement.  See also representation and warranty no. 18 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement)

For purposes of the statistical presentation in this prospectus supplement, the number of units shown for a manufactured housing community mortgaged property includes manufactured home pads and recreational vehicle pads and may also include manager apartments, rental apartments, stick-built homes or other rentable space that are ancillary to the operation of the mortgaged property.

See “Risk Factors—Special Risks Associated with Manufactured Housing Properties” in the accompanying prospectus.

Various Limitations and Restrictions Imposed by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans

Certain of the mortgage loans are or, in the future, may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties.  The limitations and restrictions imposed by these programs could result in losses on the mortgage loans.  In addition, in the event that the program is cancelled or the benefits thereunder are reduced, those circumstances could result in less income for the project.  These programs may entail, among other restrictions:

●	rent limitations that would adversely affect the ability of a borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence.  As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Loans—Property Type Concentrations” in this prospectus supplement.

Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms.  In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal or rights of first offer to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project and/or the borrower’s ability to sell or refinance without necessarily affecting the ability to generate current income.  Certain mortgaged properties securing the mortgage loans may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations.  In some of these cases, the government-sponsored tenant has the right to terminate its lease at any time for any reason.  See Annex A-1 for an identification of any government-sponsored tenant that constitutes one of the five largest tenants (or, if applicable, the single tenant) at any such mortgaged property.

In addition, certain mortgaged properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have material vacant space that is not leased, and in certain cases, the occupancy rate (calculated as described in Annex B to this prospectus supplement) is less than 80%.  Certain mortgaged properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments.  Additionally, certain mortgaged properties may have a tenant that has taken possession of the space demised under its lease with the related borrower, but has not yet commenced payments of rent due under the lease.  See Annex A-1, including the footnotes thereto, to this prospectus supplement for information regarding the occupancy rate for each of the mortgaged properties, as well as information with respect to the five (5) largest tenants at each retail, office, industrial and mixed use mortgaged property that are not fully occupying their leased space or fully paying rent.  In addition, certain mortgaged properties may have leases out for signature with potential tenants and where indicated, occupancy figures may be presented with the expectation that such leases will be executed and that the related tenants will take, or have taken, occupancy.  See Annex A-1, including the footnotes thereto, to this prospectus supplement.

In other instances, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants (or, if they are so occupied that they will be leased at the same rental rate as was applicable under the master lease), and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  These risks may be mitigated when mortgaged properties are leased to unrelated third parties.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in this prospectus supplement.

In addition, certain mortgaged properties have “dark” space where a tenant has vacated its premises.  Any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease.  Certain mortgaged properties may also have leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors.  We cannot assure you that the tenants at those mortgaged properties will continue to fulfill their lease obligations or that the space will be relet.  See “—Tenant Early Termination Options Entail Special Risks” below, “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement and Annex A-1 to this prospectus supplement, including the footnotes thereto.

Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores. We are aware that Stop &

Shop and Walgreens have recently announced the closure of a number of their stores. Although specific mortgaged properties securing the mortgage loans have not been identified by either company, we cannot assure you that mortgaged properties having such tenants will not be adversely affected.  In addition, a recent analyst report indicated it expects that Sears, Roebuck & Co. may close a number of stores in the coming years.  In addition, on May 22, 2014, Sears Holdings Corporation announced the closure of approximately 80 stores in 2014 and indicated that it may close additional stores during the remainder of the year.  While Sears Holdings Corporation has not identified specific stores slated to close, we cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have Sears or Sears Outlet as a tenant.  See Annex A-1 to this prospectus supplement, including the footnotes thereto, for information concerning the five (5) largest tenants at each commercial property.

In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) or other persons have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property.  In many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are not subject to the related mortgage or remain applicable to the acceptance of a deed-in-lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer.  As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in this prospectus supplement.  See also representation and warranty no. 8 on Annex C-1 to this prospectus supplement and the exceptions thereto on Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement.

In addition, certain of the mortgaged properties, including mortgaged properties securing the fifteen largest mortgage loans, have material lease rollover risks involving the sole tenant or one of the five largest tenants, including (i) lease renewal or termination dates that occur prior to or shortly following the related loan maturity date, (ii) termination options that are exercisable prior to or shortly following the related loan maturity date, and/or (iii) leases that expire during a single calendar year or rolling 12-month period during the term of the mortgage loan.  Prospective investors are encouraged to review the lease expirations for major tenants and the tenant rollover summary for certain of the top fifteen mortgage loans under the charts entitled “Major Tenants” and “Lease Expiration Schedule” in “Summaries of the Fifteen Largest Mortgage Loans—Woodbridge Center”, “—Montgomery Mall”, “—Pacific Design Center”, “—Weatherford Ridge”, “—Harlequin Plaza”, “—Market Square at Montrose”, “—Delaware State Office Portfolio”, “—Massillon Industrial”, “—Orchard Falls” and “—Larkins Corner” attached as Annex A-3 to this prospectus supplement and to review the lease expiration dates and corresponding size of each of the five largest tenants at each of the mortgaged properties on Annex A-1, including the footnotes thereto, to this prospectus supplement.  We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements.  Further, lease provisions among tenants may conflict in certain instances, or leases may contain restrictions on the use of parcels near the related mortgaged property for which there is no corresponding restrictive covenant of record, in each case creating termination or other risks.  Income from and the market value of the mortgaged properties securing the mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property.  Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor’s rights could occur.  If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.  Prospective investors are encouraged to see “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement.

In addition, certain tenants at the mortgaged properties securing the mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor, shadow anchor or other significant tenant ceases operations, or occupancy declines below a specified percentage, at the related mortgaged property.  In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction.  See “—Tenant Early Termination Options Entail Special Risks” and “Description of the Mortgage Pool—Tenant or Other Third Party Matters” below and, with respect to the five (5) largest tenants for which certain co-tenancy related remedies may currently be (or in the near future likely may be) enforced, and Annex A-1 to this prospectus supplement, including the footnotes thereto.  A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations,” “—Tenant or Other Third Party Matters” and “—Other Matters” in this prospectus supplement for additional information on lease terminations and expirations at the mortgaged properties.

Thirty-four (34) of the mortgage loans that are secured by retail, office, industrial and/or mixed-use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs.  These mortgage loans represent approximately 88.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date secured by retail, office, industrial and/or mixed-use properties.  We cannot assure you, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations.  In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Additionally, there may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the five largest tenants at any of those properties, it is significant to the success of the properties, and therefore the mortgage loans, in the aggregate.

Tenant Early Termination Options Entail Special Risks

Retail leases often (and office leases may) give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the landlord defaults on its obligations under the lease, (viii) if a tenant’s sales do not equal or exceed specified targets or other performance related conditions, including co-tenancy requirements, are not satisfied, or (ix) if the landlord cannot satisfy a tenant’s expansion option.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not take actions that may trigger a tenant’s right to terminate its lease if such borrower believes that such action may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.  For examples of certain tenant termination rights, including unilateral, tenant-based performance or live or imminent co-tenancy-based termination remedies among the five (5) largest tenants at each mortgaged property, see Annex A-1, including the footnotes thereto, and the “Lease Expiration Schedule”, including the footnotes thereto, in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.  Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a specified percentage of the tenants cease to operate at the applicable mortgaged property or if certain tenants at the applicable mortgaged property or at an adjacent or nearby property terminate their leases or go dark, or if a competitor commences operations at the subject mortgaged property or an adjacent or nearby property.

In some cases, government tenants may have leases that permit termination because of lack of appropriations.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters— Lease Terminations and Expirations” in this prospectus supplement.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties and may apply to certain office properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

Any exercise of termination rights permitting a tenant to terminate its lease could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be relet or the revenues replaced.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters—Lease Terminations and Expirations” in this prospectus supplement for additional information regarding early termination options affecting the mortgaged properties.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property.  Under the U.S. bankruptcy code, a tenant/debtor has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim.  The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “—Tenant or Other Third Party Matters” in this prospectus supplement.

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers.  Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties.  Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties.  The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts.  For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant.  One situation in which such a conflict may arise is in the case of certain manufactured housing community mortgaged properties.  There may be a master lease with respect to the related pads between the borrower, as landlord, and an affiliate of the borrower, as tenant and owner of certain leased mobile homes.  In other cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.  See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in this prospectus supplement.

We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.  Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties.  See Annex A-1, including the footnotes thereto, to this prospectus supplement.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in Texas, California, New Jersey, Florida, Pennsylvania, Colorado and Ohio represent security for approximately 16.4%, 12.8%, 12.3%, 8.1%, 7.4%, 7.2% and 6.9% respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, and collectively secure approximately 71.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns when others have not.  Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  Certain mortgaged properties are located in areas whose economic well-being may be heavily dependent on one or a few particular employers, which may be from the public sector (including military bases) or the private sector.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.  Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed herein.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties.  Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, widespread fires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more susceptible to hurricanes than properties in other parts of the country.  As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.  Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they are in flood zones and flood insurance is available.  We cannot assure you that any hurricane damage would be covered by insurance.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

●	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

●	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest mortgage loan or group of cross-collateralized mortgage loans represents approximately 12.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  The three, five and ten largest mortgage loans or groups of cross-collateralized mortgage loans represent approximately 23.5%, 31.9% and 45.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement and the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers”.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender.  Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease.  This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

A number of mortgaged properties securing the mortgage loans, including certain mortgage loans in the top fifteen mortgage loans included on Annex A-3 to this prospectus supplement have single tenant leases that expire during the term of the related mortgage loan or shortly thereafter or have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related mortgaged property.

Another factor that you should consider is that office, retail and industrial properties, and mixed-use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of a particular tenant or of tenants in the same or similar business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an adverse economic impact with respect to a particular industry could also have a disproportionately large impact on one or more particular mortgage loans or on the pool of mortgage loans if various tenants are concentrated in a particular industry.

For further information with respect to tenant concentrations, prospective investors are encouraged to review the information with respect to the five (5) largest tenants at each mortgaged property on Annex A-1 to this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement, under the charts entitled “Major Tenants” and “Lease Expiration Schedules” therein.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

One (1) of the mortgage loans, representing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, represents the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related multi-parcel mortgage loan.  In addition, there are two (2) groups of cross-collateralized mortgage loans, representing approximately 1.6% and 0.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that involve multiple borrowers.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property mortgage loan or group of cross-collateralized mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.  Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of a property interest, including the granting of a mortgage lien or a security interest, by a person may be voided under certain circumstances if:

●	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

●	the person:

(1)	was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)
was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)	intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

●	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

●	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or a group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan or a group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.  This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan or a group of cross-collateralized mortgage loans.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty

The related borrowers or their sponsor or affiliates, as applicable, under twenty-three (23) mortgage loans, representing approximately 27.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan.  Such borrowers, or others who acquired their related mortgaged property within the past twelve (12) months, may have limited experience operating the particular mortgaged properties.  The net operating income and cash flow of such mortgaged properties may, therefore, vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management.  For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties.  As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.  See “—Certain Mortgaged Properties May Have a Limited Operating History” below, and Annex A-1 to this prospectus supplement.

Certain Mortgaged Properties May Have a Limited Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed, recently opened, recently acquired and/or recently renovated to a substantial extent and, as such, have a limited operating history.  We cannot assure you that any of the mortgaged properties, including the aforementioned mortgaged properties, will perform as anticipated.  See “—Borrowers’ Recent Acquisition of the Mortgaged Properties Causes Uncertainty” above and, for loan purpose and certain historical operating information, Annex A-1, including the footnotes thereto, to this prospectus supplement.  See also “Summaries of the Fifteen Largest Mortgage Loans – Purgatory Creek Apartments”, “Weatherford Ridge” and “—Orchard Falls” in Annex A-3 to this prospectus supplement.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation, including, in the case of several hospitality properties, pursuant to property improvement plans required by the related franchisor.  The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property.  Failure to complete planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.  In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay amounts due under such mortgage loan.  In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.  See Annex A-1 to this prospectus supplement and the accompanying footnotes for additional information.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent.  As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.  See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this prospectus supplement.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties securing mortgage loans in the trust may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  This is because:

●	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

●	zoning, land use or other restrictions also may prevent alternative uses.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.  If a mortgaged property of this type were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” in this prospectus supplement.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs.  However, we cannot assure you that any such reserve will be sufficient for its intended purpose.  We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox.  If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this prospectus supplement, all of the mortgage loans (and any related pari passu companion loan) are balloon loans.  All of the mortgage loans have amortization schedules that are significantly longer than their respective terms, and many of the mortgage loans require only payments of interest for part or all of their respective terms to maturity or date, as applicable.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Amortization Characteristics” in this prospectus supplement.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the trust either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.  The ability of a borrower to make the required balloon payment at maturity depends upon its ability either to refinance the related mortgage loan (including any related pari passu companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related pari passu companion loan) in full with interest.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

●	prevailing interest rates;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	tax laws; and

●	prevailing general and regional economic conditions.

See “Risk Factors—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the accompanying prospectus for additional risk factor considerations.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans (other than any non-serviced pari passu mortgage loan, each of which will be serviced pursuant to a separate pooling and servicing agreement) in a manner consistent with the servicing standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.  We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.  Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced pari passu mortgage loan because each such non-serviced pari passu mortgage loan will be serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement.  Any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of the related non-serviced pari passu mortgage loan by the special servicer servicing such non-serviced pari passu mortgage loan, will likely extend the weighted average life of such class of certificates.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness.

In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in this prospectus supplement.

Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property, trade payables or other obligations in the ordinary course of business relating to the mortgaged property.  See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this prospectus supplement.  Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate.  The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt.  Such additional debt may be secured by other property owned by those borrowers.  Certain of these borrowers may have already incurred additional debt.  In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

Further, so-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are pari passu or subordinated or are mezzanine loans or cooperative share loans such as those described above not directly secured by the mortgaged property or preferred equity obligations, the trust is subjected to additional risks.  For example, the borrower may have difficulty servicing and repaying multiple loans or meeting its preferred equity obligations.  Also, the existence of another loan or a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.  Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower or a preferred equity obligation effectively reduces the equity owners’ economic stake in the related mortgaged property.  While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower.  The existence of such debt or a preferred equity obligation may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by such other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust fund.  If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity.  The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this prospectus supplement and see also representation and warranty no. 9 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).  See also “Summaries of the Fifteen Largest Mortgage Loans—Woodbridge Center”, “—Soho Beach House”, “—Pacific Design Center”, “—Market Square at Montrose”, “—JL Holdings—Burger King Portfolio – 90”, “—Security Self Storage SPX Portfolio” and “—CT Self Storage Portfolio” attached as Annex A-3 to this prospectus supplement.

Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals, the sponsors and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business.  Some disputes may result in liability to a borrower which may have a negative impact on a borrower’s financial condition or ability to perform its obligations under the related mortgage loan documents or may distract executive management of a property manager and negatively impact their ability to effectively manage the related mortgaged property.  We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

Additionally there may be past, pending or threatened litigation against a borrower, borrower principal, sponsor or manager of a mortgaged property securing the mortgage loans and/or their respective affiliates due to activities unrelated to the mortgaged property.

We cannot assure you that such past, pending or future litigation or the related circumstances would not have a material adverse effect on your certificates.

See “Description of the Mortgage Pool—Litigation Considerations” in this prospectus supplement for additional information regarding certain litigation affecting the mortgaged properties and the related borrowers, sponsors, managers and their respective affiliates, and see also representation and warranty no. 15 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the U.S. bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action or any deficiency judgment proceeding.  In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the amount of secured indebtedness may be reduced to the then-current value of the mortgaged property.  The lender would become a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  If it otherwise meets the criteria for confirmation established by the U.S. bankruptcy code, a plan of reorganization may:

●	permit a debtor to cure existing defaults and reinstate a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers.  The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases.  The U.S. bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents.  A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

In addition, the filing of a bankruptcy petition by or with respect to a third party may adversely affect a secured lender’s rights.  For example, the filing of a petition by or on behalf of a junior mortgage lien holder may stay the senior mortgage lender from taking action to foreclose out such junior lien.  At a minimum, the senior mortgage lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay applicable to such junior mortgage lien holder.  Also, the junior lender may vote in the bankruptcy case of the borrower in favor of borrower’s plan of reorganization modifying the rights of the senior lender.  Therefore, the existence of a second mortgage on a mortgaged property may adversely affect the interests of the certificateholders in the event of the filing of a petition by or on behalf of a related borrower or a junior lender.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions—Other Prepayment Provisions” in this prospectus supplement.

Certain mortgage loans have borrower sponsors that have previously availed themselves of their rights under applicable bankruptcy laws.  See “Summaries of the Fifteen Largest Mortgage Loans—Woodbridge Center”, “—Montgomery Mall” and “—JL Holdings – Burger King Portfolio – 90” attached as Annex A-3 to this prospectus supplement.  We cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.  See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement for additional information on certain mortgage loans in the trust.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement.  The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans.  For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships.  Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.  The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to certain of the mortgage loans, the borrowers may own the related mortgaged property as tenants-in-common.  The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  Not all tenants-in-common for all mortgage loans are special purpose entities.  See “—Tenancies in Common May Hinder Recovery” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Property Type Concentrations” and “—Tenancies in Common” in this prospectus supplement.

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans are not special purpose entities.  Additionally, most borrowers under the mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Additionally, it is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts.  Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts.  However, some mortgage loans included in the trust do not have separate guarantors for non-recourse carveouts.  In addition, with respect to those mortgage loans with separate non-recourse carveout guarantors, many of such guarantors are also guarantors (and in some cases, non-recourse carveout guarantors) with respect to mortgage loans that are not included in the mortgage pool and some of such guarantors may have limited assets and/or liquidity relative to amounts due or potentially due under the related mortgage loan.  In other cases, the recourse liability may be limited to an amount less (and in some instances significantly less) than the outstanding principal balance of the related mortgage loan.  For information regarding such limitations with respect to the fifteen largest mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in this prospectus supplement.  See representation and warranty no. 28 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

One of the purposes of having a separate guarantor for non-recourse carveouts that is liable in the event certain actions are taken with respect to a mortgage loan or the related mortgaged property by the related borrower or guarantor is to limit the likelihood the borrower or guarantor will inappropriately utilize bankruptcy petitions to avoid actions against the related mortgaged property.  In addition, having a separate non-recourse carveout guarantor may also limit the likelihood of other bad acts (which may include fraud) by the borrower or guarantor.

Furthermore, non-consolidation opinions were generally not obtained in connection with the origination of mortgage loans with original principal balances of $30 million or less.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

We cannot assure you that any borrower, or any principal of a borrower, has not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.  In addition, with respect to certain mortgaged properties there have been pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

Certain principals of the borrowers under the mortgage loans have previously sponsored real estate projects that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, and certain of the mortgage loans have refinanced a prior loan secured by the related mortgaged property which prior loan was the subject of a discounted payoff, short sale or other restructuring.  If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, in bankruptcy or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or that the borrower or principal will otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property.  We cannot assure you that any foreclosure proceedings or other material proceedings, if one were to occur, will not have a material adverse effect on your investment.

In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same mortgaged property that currently secures the mortgage loan.  In each case, the related entity or person has emerged from bankruptcy.  However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in this prospectus supplement and see also representations and warranties no. 42 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property.  The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

The mortgage loans generally contain a “due-on-sale” clause that, with certain exceptions, permits the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers the related mortgaged property or that prohibits the borrower from doing so without the consent of the holder of the mortgage.  However, the enforceability of such clauses may be limited under applicable law.  In addition, many of the mortgage loans entitle the related borrower or direct or indirect equity holders of the related borrower to enter into assignments and assumptions or transfers of the related mortgaged property or such equity interests in the related borrower, subject to the satisfaction of specified conditions or the lender’s reasonable approval of the transferee.  The special servicer (or, in the case of a non-serviced pari passu mortgage loan serviced under another pooling and servicing agreement, the applicable master servicer or special servicer under such pooling and servicing agreement) generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a transfer of interests in a borrower. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loan documents requiring yield maintenance charges, prepayment premiums or lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Provisions in the mortgage loan documents requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium under a mortgage loan will be enforceable.  Also, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions in the mortgage loan documents related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge.  In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Further, certain loans may permit variations in the mechanics of defeasance transactions that create risk.  With respect to certain of the mortgage loans, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and may not be required to obtain a rating agency confirmation in connection with the defeasance.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

Certain of the mortgage loans permit the related borrowers to substitute other similar properties in place of one or more of the mortgaged properties currently securing such mortgage loan.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” and “—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement.

If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the related mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution.

If a multi-property mortgage loan or cross-collateralized group of mortgage loans allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks.  The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it.  We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates.  The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders.  Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, information set forth in the related appraisal, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents.  These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance or, in some cases, the borrower and guarantors respecting such mortgage loans have personal liability to mitigate the risks of loss associated with any material violation or noncompliance.  In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs.  Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty.  Any potential loss in income will not be covered by law and ordinance insurance.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.  If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

In addition, certain mortgaged properties may be subject to zoning, land-use or building restrictions in the future.  Mortgaged properties that do not conform to zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement, and see also representation and warranty no. 26 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Additionally, certain mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark or may be subject to conservation restrictions to protect local flora or fauna.  Such properties may have restrictions related to renovations, construction or other restrictions.  See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance” in this prospectus supplement.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things.  These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loans.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans.  We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan.  The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan.  In addition, in some cases, particularly involving single-tenant mortgaged properties, if a condemnation award is not entirely applied to restore the related mortgaged property following a partial taking, or if there is a complete taking of the related mortgaged property, the resulting condemnation award may need to be shared between an affected tenant and the applicable borrower/landlord, thereby reducing the portion of such proceeds available to pay the related mortgage loan.  Similarly, in some cases involving ground leases, if a condemnation award is not entirely applied to the related mortgaged property, the resulting condemnation award may need to be shared between the affected lessor and the borrower/lessee, thereby reducing the portion of such proceeds available to pay the related leasehold mortgage loan.  Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.  See “Description of the Mortgage Pool—Other Matters” in this prospectus supplement.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents.  Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in coastal areas (including southeastern coastal states), which areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods.  The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007.

If Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of Terrorism Risk Insurance Program Reauthorization Act of 2007.  We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance.  In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under Terrorism Risk Insurance Program Reauthorization Act of 2007.  See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans.  See also representation and warranty no. 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts.  As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates.  If such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.  In addition, with respect to some of the mortgaged properties, a tenant, an affiliate of the related borrower or other third party is permitted to satisfy the insurance requirements under the related mortgage loan documents or to self-insure.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs.  Additionally, the risk of blanket or self-insurance can be aggravated if affiliated borrowers under multiple mortgage loans in the trust are covered under the same self-insurance or blanket policy.  See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans.  Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.  In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup.  In some states, this lien has priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner.  The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

All of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans.  None of the environmental assessments of the mortgaged properties in the trust was more than ten (10) months old as of the cut-off date.  In some cases, a Phase II site assessment was also performed or recommended.  In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification.  In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II site assessment performed.  Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In addition, with respect to certain of the mortgaged properties, the related environmental site assessment may have recommended no further action where (i) underground storage tanks had been removed with no contamination found and/or were issued regulatory closure, (ii) former gas stations or drycleaning facilities had resulted in soil and/or groundwater contamination that received regulatory closure based on completion of remediation or of a determination of low environmental risk, or (iii) nearby third-party contamination sites were not likely to impact the mortgaged properties.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

●	a responsible third party was identified as being responsible for the remediation; or

●	the related originator of the mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)
to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)
to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents or by the environmental consultant; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)
to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity or guaranty from an individual or an entity (which may include the related loan sponsor).

In many cases, the environmental assessments described above identified the presence or likely presence of asbestos-containing materials, lead-based paint, mold, radon and/or other contaminants.  Where certain levels of asbestos-containing materials, lead-based paint or mold were present above actionable levels, the environmental consultant generally recommended, and the related mortgage loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in this prospectus supplement and see also representation and warranty no. 43 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement) for additional information regarding certain environmental concerns impacting the mortgaged properties.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

●
if during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

●
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

●
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued.  In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters.  We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition.  We cannot assure you, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

In some cases, there is no guarantor or indemnitor separate from the related borrower that is responsible for breaches of environmental covenants and/or representations.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans include tenants who operate, or in the past operated, on-site dry-cleaners, automotive service centers, service stations for railway companies, lumber yards, gasoline stations, oil wells and/or manufacturing plants.  These types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws.  Dry-cleaners, automotive service centers, service stations for railway companies, lumberyards, gasoline station operators, oil wells and manufacturing plants may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances.  These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems.  In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower.  Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.  If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.  In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment.  This requirement will decrease the likelihood that the trust will become liable under any environmental law.  However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken.  There is accordingly some risk that the mortgaged property will decline in value while this assessment or remedial action is being obtained.  Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, we cannot assure you that all conditions requiring repair or replacement were identified.  In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.  Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates.  An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.  See also representation and warranty no. 12 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement) for additional information regarding certain property condition concerns impacting the mortgaged properties.

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained.  The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals.  Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only on Annex A-1 and Annex A-2 to this prospectus supplement.  In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals.  We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans.  We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and an “as-stabilized”, “as-renovated” or “as-completed” valuation, the latter of which is based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  All relevant loan-to-value information presented in this prospectus supplement is based on the “as-is” valuations, except in the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Residence Inn Grapevine and 134 Golden Gate Avenue, securing mortgage loans that represent approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, as to which the “as-stabilized” or “as-completed” valuation, as applicable, provided in the related appraisal has been used.  See also “Additional Mortgage Loan Information/Definitions” attached as Annex B to this prospectus supplement.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions

As described in Annex B to this prospectus supplement, underwritten net cash flow means cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers.  No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows or the actual numbers utilized by the related mortgage loan sellers in the underwriting process at origination.  Each investor should review the types of assumptions described below and in Annex B to this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.  In certain instances, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space as to which a lease was due to expire (or was still under negotiation) was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this prospectus supplement.  Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space and the retention of tenants, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee have control.  In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements.  For example, see the Cash Flow Analysis chart and related footnotes presented in “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.  Also, see “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Net Cash Flow and Certain Underwriting Considerations” in this prospectus supplement for additional information regarding certain assumptions taken with respect to net cash flow by the mortgage loan seller with respect to the mortgage loans.  In addition, with respect to certain mortgage loans, certain reserve and/or escrowed funds were included in the determination of available cash flow from the related mortgaged property.  See the footnotes to Annex A-1 to this prospectus supplement.  No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten net cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity.  No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this prospectus supplement intended to represent actual future cash flow.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents or the formulas or calculation used by the mortgage loan sellers for their own internal underwriting.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different.  In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party is Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true.  Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered, if at all, for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person or entity with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect.  No other person or entity is obligated to perform such obligation to repurchase or substitute if that mortgage loan seller defaults on its obligation to do so.  Notwithstanding the foregoing, Ladder Capital Finance Holdings LLLP will guarantee the payment obligation of Ladder Capital Finance LLC in connection with any such repurchase by Ladder Capital Finance LLC.

Each mortgage loan seller has (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller and Ladder Capital Finance Holdings LLLP have) only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties.  We cannot assure you that a mortgage loan seller has or will have (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, that mortgage loan seller and Ladder Capital Finance Holdings LLLP have or will have) sufficient assets with which to fulfill any obligations on its part that may arise.  In addition, the mortgage loan sellers may have various legal defenses available to them in connection with a repurchase or substitution obligation.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related mortgage loan seller (or, in the case of mortgage loans sold by Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP on its behalf) may make a payment to the trust to compensate it for the loss of value of the related mortgage loan.  Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects.  Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects.  See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed-in-lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property.  Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was more than 10% completed at the time a default on the related mortgage loan became imminent.  In addition, (i) any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, (ii) any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service or (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total rent for the taxable year, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax.  In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax.  In this event, the net proceeds available for distribution on your certificates may be reduced.  The special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.  See “Risk Factors—Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences” in the accompanying prospectus.

The REMIC provisions of the Code restrict a REMIC from becoming the owner of assets securing a mortgage loan other than real property on which the REMIC held a lien and tangible personal property incidental to such real property (within the meaning of Code Section 856(e)(1)).  Therefore, upon the occurrence of a mortgage loan event of default, the interests of a borrower in non-real property assets, if they do not qualify under the REMIC provisions of the Code as described above, will not be permitted to be acquired by the trust.  Rather than acquiring the ownership of such assets, the trust will be required to exercise other legal remedies available to it under applicable law including sale of such assets and application of the proceeds toward the repayment of the mortgage loan.  Depending on market conditions, the proceeds from the sale of such assets could be less than the proceeds that would be received if the trust would have foreclosed on such interests and sold them at a later date.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Not all leases were reviewed to ascertain the existence of these provisions.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage.  If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant.  If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such as the tenant’s exercise of a purchase option during a lockout period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal or a right of first offer to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons.  Borrowers may incur costs complying with the Americans with Disabilities Act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances.  The costs of this compliance may be high and the penalties for noncompliance may be severe.  Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of fourteen (14) mortgaged properties, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease or a tenant-in-common interest in such leasehold or sub-leasehold interest.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security.  Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Certain ground lease provisions or ownership structures are not standard and may expose investors to greater risks of default and loss than the typical ownership structures and the typical provisions in more standard ground leases or ground lease estoppels.  See “Description of the Mortgage Pool—Encumbered Interests”.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease.  If a debtor ground lessor rejects the lease, the ground lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals).  If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower’s position under the lease only if the ground lease specifically grants the lender such right.  If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance.  Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan.  If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Encumbered Interests” and see also representation and warranty no. 36 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).  See “Summaries of the Fifteen Largest Mortgage Loans—JL Holdings – Burger King Portfolio – 90” attached as Annex A-3 to this prospectus supplement.

The Borrower’s Form of Entity May Cause Special Risks

The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities” and may have been in existence for a substantial period in advance of the origination of the related mortgage loan.  Also, although a borrower may currently be a single-purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended.  That borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose vehicle that previously had other business activities and liabilities.  Some borrowers under the mortgage loans are not special purpose entities.  See also representation and warranty no. 33 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).  For a discussion of certain risks associated with maintenance of “single-purpose entity” status, see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the accompanying prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust, or by a borrower that has the ability to convert to a Delaware statutory trust.  Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property.  In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property.  While the beneficial ownership interests in a Delaware Statutory Trust may not presently be held by multiple parties, there can be no assurance that any beneficial interests will not subsequently be sold.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool” in this prospectus supplement.

Tenancies in Common May Hinder Recovery

Four (4) mortgage loans, representing approximately 5.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date have one or more borrowers that own all or a specified portion of the related mortgaged property as tenants-in-common.  See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Tenancies in Common” in this prospectus supplement for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.  As a result, if a tenant-in-common borrower exercises such right of partition, the related mortgage loan may be subject to prepayment.  In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated.  In some cases, each related tenant-in-common borrower has waived its right to partition, reducing the risk of partition.  However, we cannot assure you that, if challenged, this waiver would be enforceable.  In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant-in-common borrowers and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant-in-common files for partition.  In some cases, a related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy.  We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan.  Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers.  Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.  See “—Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” above.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan.  The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under in the original mortgage loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions.  Revenue Procedure 2010-30 also allows lien releases in certain transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property.  Such a release and prepayment may occur despite lock-out periods that may otherwise apply.  If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would have a loan-to-value ratio greater than 125%.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates.  Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Other Risks

Split Loan Structures May Adversely Affect Net Cash Flow to Sponsors, Which May Reduce Sponsors’ Commitment to Effective Management of the Mortgaged Properties

With respect to each split loan structure, although the related pari passu companion loan(s) are not assets of the trust fund, the related borrower is still obligated to make interest and principal payments on such other loan(s).  As a result, the trust fund is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●
the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of the companion loan upon the maturity of the mortgage loan.

See “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans.  It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits.  Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.  Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan.  It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments.  Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus supplement and the accompanying prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors.  Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time to time we use capitalized terms in this prospectus supplement.  The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus supplement.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the trust fund (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement will consist of a pool (the “Mortgage Pool”) of eighty-two (82) commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”) with an aggregate principal balance (the “Cut-off Date Pool Balance” and the portion thereof attributable to each Mortgage Loan, the “Cut-off Date Principal Balance”) of $974,069,228 as of the respective due dates for such Mortgage Loans in June 2014 (or, in the case of any Mortgage Loan that has its first due date in July 2014, the date that would have been its due date in June 2014 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month) (the “Cut-off Date”), in each case after application of all payments due on or before such date, whether or not received.  The Cut-off Date Principal Balance of each Mortgage Loan is shown on Annex A-1 to this prospectus supplement.  The Cut-off Date Principal Balances of the Mortgage Loans range from $1,500,000 to $120,000,000 and the average of those Cut-off Date Principal Balances is $11,878,893.  As used herein, the term “Mortgage Loan” with respect to any Loan Combination includes the note included in the Mortgage Pool, but does not include any related companion loan.  See “—Split Loan Structures” below.

Each of the Mortgage Loans is an obligation of the related borrower to repay a specified sum with interest.  Each of the Mortgage Loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties (each, a “Mortgaged Property”).  That mortgage lien is, in all cases, a first priority lien, subject only to certain permitted encumbrances.

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Woodbridge Center, Pacific Design Center, Montgomery Mall, JL Holdings – Burger King Portfolio – 90 and Oak Court Mall are referred to as “Pari Passu Mortgage Loans” in this prospectus supplement.  Each Pari Passu Mortgage Loan has one or more pari passu companion mortgage loans, each referred to as a “Pari Passu Companion Loan” in this prospectus supplement, and the JL Holdings – Burger King Portfolio – 90 Pari Passu Mortgage Loan also has a subordinate companion mortgage loan, referred to as a “Subordinate Companion Loan” in this prospectus supplement.  Each Pari Passu Mortgage Loan together with the related Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) is referred to in this prospectus supplement as a “Loan Combination”.  Each Pari Passu Mortgage Loan is pari passu in right of payment to the related Pari Passu Companion Loan(s) and senior in right of payment to any related Subordinate Companion Loan(s), but the Pari Passu Companion Loans and Subordinate Companion Loans are not included in the Mortgage Pool.

The Montgomery Mall Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement.  The Montgomery Mall Loan Combination is sometimes referred to as a “Serviced Loan Combination”.  The Montgomery Mall Mortgage Loan is sometimes referred to as a “Serviced Pari Passu Mortgage Loan”, and the related Pari Passu Companion Loan is sometimes referred to as a “Serviced Pari Passu Companion Loan”.

The Woodbridge Center Loan Combination will be serviced pursuant to, and by the applicable master servicer and the applicable special servicer designated in, the WFRBS 2014-C20 Pooling and Servicing Agreement and the applicable intercreditor agreement.  The JL Holdings – Burger King Portfolio – 90 Loan Combination will be serviced pursuant to, and by the applicable master servicer and the applicable special servicer designated in, the COMM 2014-LC15 Pooling and Servicing Agreement and the applicable intercreditor agreement.  With respect to each of the Woodbridge Center Mortgage

Loan and the JL Holdings – Burger King Portfolio – 90 Mortgage Loan, such Pari Passu Mortgage Loan will be a “Non-Serviced Pari Passu Mortgage Loan”, each related Pari Passu Companion Loan will be a “Non-Serviced Pari Passu Companion Loan”, each related Subordinate Companion Loan, if any, will be a “Non-Serviced Subordinate Companion Loan“ and such Non-Serviced Pari Passu Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan and Non-Serviced Subordinate Companion Loan will be, collectively, a “Non-Serviced Loan Combination”.

The Pacific Design Center Loan Combination and the Oak Court Mall Loan Combination will initially be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement.  On and after each of the Pacific Design Center Pari Passu Companion Loan Securitization Date and the Oak Court Mall Pari Passu Companion Loan Securitization Date, the related Loan Combination will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement entered into in connection with such other securitization and the applicable intercreditor agreement.

With respect to each of the Pacific Design Center Mortgage Loan and the Oak Court Mall Mortgage Loan, prior to the securitization of the related Pari Passu Companion Loan, such Pari Passu Mortgage Loan will be a “Serviced Pari Passu Mortgage Loan“, the related Pari Passu Companion Loans will be “Serviced Pari Passu Companion Loans“ and such Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans will be, collectively, a “Serviced Loan Combination“.  With respect to each of the Pacific Design Center Mortgage Loan and the Oak Court Mall Mortgage Loan, following the securitization of the related Pari Passu Companion Loan, such Pari Passu Mortgage Loan will be a “Non-Serviced Pari Passu Mortgage Loan“, the related Pari Passu Companion Loans will be “Non-Serviced Pari Passu Companion Loans“ and such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loans will be, collectively, a “Non-Serviced Loan Combination“.

All information relating to loan-to-value ratios, debt service coverage ratios, debt yields or loan per net rentable square foot or unit, as applicable, presented in this prospectus supplement with respect to each Pari Passu Mortgage Loan is calculated including its related Pari Passu Companion Loan(s), unless otherwise indicated.

Significant Obligor

The Mortgaged Property securing the Mortgage Loan identified on Annex A-1 to this prospectus supplement as Woodbridge Center, with a Cut-off Date Principal Balance of approximately $120,000,000, representing approximately 12.3% of the Cut-off Date Pool Balance, is a “significant obligor” with respect to this offering as contemplated by Regulation AB under the Securities Act.  See “Summaries of the Fifteen Largest Mortgage Loans—Woodbridge Center” in the attached Annex A-3 to this prospectus supplement.

Mortgage Loan History

All of the Mortgage Loans will be acquired on the Closing Date by the Depositor from the Mortgage Loan Sellers, which either originated each such Mortgage Loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs.  None of the Mortgage Loans was 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since the date of origination if such Mortgage Loan has been originated within the past 12 months).

All of the Mortgage Loans were originated within the four (4) months prior to the Cut-off Date and thus should generally be considered not to have long-standing payment histories.  See Annex A-1 to this prospectus supplement for the origination date of each of the Mortgage Loans.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance.  The largest Mortgage Loan is the Woodbridge Center Mortgage Loan, which has a Cut-off Date Principal Balance of $120,000,000 and represents approximately 12.3% of the Cut-off Date Pool Balance.  The three, five and ten largest Mortgage Loans have Cut-off Date Principal Balances, collectively representing approximately 23.5%, 31.9% and 45.2%, respectively, of the Cut-off Date Pool Balance.  Each of the fifteen largest Mortgage Loans is described in Annex A-3 to this prospectus supplement.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

Five (5) individual Mortgage Loans, representing approximately 9.7% of the Cut-off Date Pool Balance, are secured by two or more properties (other than through cross-collateralization of that Mortgage Loan with other Mortgage Loans).  The Mortgage Pool will also include two (2) groups of Mortgage Loans that are cross-collateralized and cross-defaulted with one another, representing approximately 1.6% and 0.6%, respectively, of the Cut-off Date Pool Balance.  See the footnotes to the table below.  In all cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related Mortgage Loan or group of cross-collateralized Mortgage Loans, generally to minimize recording tax.  In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties.  This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Multi-Property Mortgage Loans, Multi-Parcel Mortgage Loans
and Cross-Collateralized Groups(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan, Multi-Parcel Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
JL Holdings – Burger King Portfolio – 90	Multi-Property Loan	$22,784,106	2.3%
Security Self Storage SPX Portfolio	Multi-Property Loan	22,724,143	2.3
Delaware State Office Portfolio	Multi-Property Loan	21,750,000	2.2
CT Self Storage Portfolio	Multi-Property Loan	18,400,000	1.9
BLG Industrial	Multi-Parcel Loan	13,948,993	1.4
Clear Lake Office Portfolio(3)	Cross-Collateralized Group	15,783,273	1.6
Microtel Inn & Suites Portfolio - Texas	Multi-Property Loan	9,243,110	0.9
WWG StorQuest – Louisville & WWG StorQuest – Manitou Springs	Cross-Collateralized Group	5,450,000	0.6
Total:		$130,083,625	13.4%

(1)	Total may not equal the sum of amounts listed due to rounding.

(2)
Only includes multi-parcel loans where multiple borrowers grant their respective parcels of an individual mortgaged property as security for a mortgage loan secured by that mortgaged property.  Does not include multi-parcel loans where all parcels are owned by the same borrower.

(3)	Consists of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 1120 Nasa Parkway, 1110 Nasa Parkway and 1100 Nasa Parkway.

Some groups of Mortgage Loans are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related Mortgaged Properties are commonly managed.  The table below shows each group of two or more Mortgage Loans that are not cross-collateralized or cross-defaulted, but have the same or affiliated borrowers/owners.

Related Borrower Loans(1)

Mortgage Loan/Property Portfolio Names	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	% of Cut-off Date Pool Balance
Group A
Montgomery Mall	1	$54,000,000	5.5%
Oak Court Mall	1	15,961,815	1.6
Total	2	$69,961,815	7.2%

Group B
Security Self Storage SPX Portfolio	8	$22,724,143	2.3%
CT Self Storage Portfolio	4	18,400,000	1.9
Total	12	$41,124,143	4.2%

Group C
Security Public Storage – Huntington Beach	1	$11,100,000	1.1%
Security Public Storage – Escondido	1	6,875,000	0.7
Security Public Storage – McHenry	1	5,575,000	0.6
Security Public Storage – Woodland	1	5,150,000	0.5
Security Public Storage – Pinole	1	4,975,000	0.5
Total	5	$33,675,000	3.5%

Group D
1120 Nasa Parkway(2)	1	$6,453,202	0.7%
1110 Nasa Parkway(2)	1	4,698,829	0.5
1100 Nasa Parkway(2)	1	4,631,242	0.5
13140 Coit Road	1	7,492,118	0.8
Total	4	$23,275,391	2.4%

Group E
Hilton Garden Inn – Covington	1	$9,448,108	1.0%
Homewood Suites – Beaumont	1	7,089,820	0.7
Total	2	$16,537,928	1.7%

Group F
WWG StorQuest – Louisville(3)	1	$3,950,000	0.4%
WWG StorQuest – Manitou Springs(3)	1	1,500,000	0.2
WWG StorQuest – Clock Tower	1	4,225,000	0.4
WWG StorQuest – Pony Express	1	3,475,000	0.4
Total	4	$13,150,000	1.4%

Group G
Stop & Shop – Everett	1	$6,642,364	0.7%
Walgreens – Greenville	1	2,706,870	0.3
CVS – Bridgeport	1	2,217,461	0.2
Total	3	$11,566,695	1.2%

Group H
2054 University Avenue	1	$4,994,304	0.5%
134 Golden Gate Avenue	1	4,494,815	0.5
Total	2	$9,489,119	1.0%

Group I
The Willows	1	$3,928,091	0.4%
City View MHC	1	2,283,887	0.2
Western Reserve Village	1	2,053,686	0.2
Total	3	$8,265,664	0.8%

(1)	Totals may not equal the sum of amounts listed due to rounding.

(2)
The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as 1120 Nasa Parkway, 1110 Nasa Parkway and 1100 Nasa Parkway are cross-collateralized and cross-defaulted with each other.

(3)
The Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as WWG StorQuest – Louisville and WWG StorQuest – Manitou Springs are cross-collateralized and cross-defaulted with each other.

Property Type Concentrations

This table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Aggregate Cut-off Date Balance
Retail	114	$414,612,705	42.6%
Hospitality	12	137,848,921	14.2
Office	12	117,916,441	12.1
Self Storage	24	102,145,522	10.5
Multifamily	11	84,036,814	8.6
Mixed Use	2	53,488,798	5.5
Industrial	5	52,359,830	5.4
Manufactured Housing Community	4	11,660,197	1.2
Total:	184	$974,069,228	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for any Mortgaged Property relating to a Mortgage Loan secured by more than one Mortgaged Property (other than through cross-collateralization with another Mortgage Loan) is based on allocated loan amounts as set forth on Annex A-1.

With respect to the properties set forth in the above chart, we note in particular the following:

●
Fourteen (14) of the Mortgaged Properties, collectively securing approximately 33.9% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are retail properties with one or more anchor or shadow anchor tenants.  See “Risk Factors—Risks Related to the Mortgage Loans—Retail Properties Have Special Risks” in this prospectus supplement.  See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties” attached as Annex A-1 to this prospectus supplement.

●
Two (2) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Market Square at Montrose and Bayou Place Phase I, securing approximately 3.4% of the Cut-off Date Pool Balance by allocated loan amount, have a movie theater tenant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property.  Movie theaters present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

●
One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Bayou Place Phase I, securing approximately 0.8% of the Cut-off Date Pool Balance by allocated loan amount, has a concert venue tenant as its largest tenant.  Concert Venues present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

●
One Hundred (100) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as JL Holdings – Burger King Portfolio – 90, Lake Worth Center, Spring Valley Shopping Center, Bayou Place Phase I, The Paddocks at Mount Juliet, Rochester-Hamlin Retail

Center, South Ridge Shopping Center, Merchant’s Walk Shopping Center, 2054 University Avenue, Lionsgate Marketplace and 508 Toulouse Street, collectively securing approximately 8.9% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a restaurant tenant among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Property.  Restaurants present unique risks. See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

●
The portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings – Burger King Portfolio – 90, which secures a Mortgage Loan representing approximately 2.3% of the Cut-off Date Pool Balance, 100% of the space at the subject portfolio is leased to Strategic Restaurants Acquisition Company, LLC, which operates each restaurant included in the portfolio as a Burger King restaurant pursuant to a separate franchise agreement with Burger King Corporation for each Mortgaged Property. The lease applicable to such portfolio (the “JL Holdings – Burger King Portfolio – 90 Lease“) and the Burger King franchise agreements generally require the restaurants to continue to operate as a Burger King.  In the case of the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties, 25 of the franchise agreements are scheduled to expire during 2015 and 2016, 53 of the franchise agreements are scheduled to expire between 2017 and 2020, and 82 of the franchise agreements are scheduled to expire during the term of the Mortgage Loan.  In addition, neither the borrower nor the lender has the right to cure defaults under the individual Burger King franchise agreements.  Restaurants present unique risks, see “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

●
Three (3) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as The Paddocks of Mount Juliet, Merchant’s Walk Shopping Center and Lionsgate Marketplace, collectively securing approximately 1.7% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have a gym, health club, fitness center, or other fitness facility tenant among the five (5) largest tenants (by net rentable area leased) at the related Mortgaged Property.  Health clubs, fitness centers and other businesses related to physical fitness present unique risks.  See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

●
One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Giant Eagle Parma, securing approximately 0.7% of the Cut-off Date Pool Balance by allocated loan amount, has a gas station as part of the retail mix.  See “Risk Factors—Risks Related to the Mortgage Loans—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” and “—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement.

●
Seven (7) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Orchard Falls, Lake Worth Center, Spring Valley Shopping Center, Centennial Medical Office, Rochester-Hamlin Retail Center, Lionsgate Marketplace and Cinco Ranch Plaza I, collectively securing approximately 6.2% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are each comprised of, or include (or are expected to include) among their five (5) largest tenants (by net rentable area leased), tenants operating as medical offices, urgent care facilities or dental offices.  Medical offices and urgent care facilities present unique risks.

See “Risk Factors—Risks Related to the Mortgage Loans—Office Properties Have Special Risks” in this prospectus supplement.

●
One (1) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Rochester-Hamlin Retail Center, securing approximately 0.6% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, has a dry cleaner with on-site processing as one of its tenants.  See “Risk Factors—Risks Related to the Mortgage Loans— Retail Properties Have Special Risks” and “—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement.

With respect to the hospitality properties set forth in the “Property Type Distribution” chart above, we note in particular the following:

●
In the case of the hospitality property identified on Annex A-1 to this prospectus supplement as Soho Beach House (the “Soho Beach House Mortgaged Property“), securing one (1) Mortgage Loan (the “Soho Beach House Mortgage Loan“) representing approximately 5.6% of the Cut-off Date Pool Balance, such Mortgaged Property is unflagged.  The Soho Beach House Mortgaged Property is an upscale members-only club and hotel that is operated and managed by Soho House Beach House, LLC, an affiliated operating tenant (the “Operating Tenant“), pursuant to an operating lease (the “Operating Lease“) with the borrower under the Soho Beach House Mortgage Loan.  The term of the Operating Lease commenced on March 15, 2014 and expires on September 30, 2024, subject to three five-year renewal options more particularly described therein.  During the initial term of the Operating Lease, annual base rent is $6,791,909.  The Operating Tenant’s obligations under the Operating Lease are guaranteed by US AcquireCo, Inc. and Soho House Group Limited.  The Operating Lease and related guaranties were required by the Soho Beach House Mortgage Loan lender as a condition to the making of the Soho Beach House Mortgage Loan.  Pursuant to the Operating Lease, the Operating Tenant operates and manages the Soho Beach House Mortgaged Property as a hotel and private members club under the name Soho Beach House, and is the owner of all revenue generated from the operation of the Soho Beach House Mortgaged Property and certain personal property used in connection with operations and is required to continuously operate the club under the name Soho Beach House or similar name in a substantially similar manner to other so called “Soho Houses” and private clubs and hotels operated by Soho House Group Limited and its affiliates under the “Soho” brand.  Membership dues and associated income, inclusive of spa, food and beverage income, account for $17,225,588 of the $31,672,758 of underwritten revenue.  The Operating Tenant has agreed to comply with the cash management system established in connection with the Soho Beach House Mortgage Loan, including depositing all rents and other gross revenues from the operation of the Soho Beach House Mortgaged Property directly into a lockbox controlled by the lender.  Although the Operating Lease is a triple net lease, the Operating Tenant has agreed to establish with the Soho Beach House Mortgage Loan borrower, as landlord, reserves for taxes, insurance and other similar reserves required under the Soho Beach House Mortgage Loan, which reserves and cash management system are maintained with the lender.  The Operating Tenant has pledged all property owned by the Operating Tenant, including rents and other gross revenues and personal property, to the Soho Beach House Mortgage Loan borrower, as landlord, as security for the obligation of Operating Tenant to the Soho Beach House Mortgage Loan borrower under the Operating Lease.  As security for the Soho Beach House Mortgage Loan, the Soho Beach House Mortgage Loan borrower has pledged to the lender all of its interests in the Soho Beach House Mortgaged Property, which includes all of the Soho Beach House Mortgage Loan borrower’s rights and interest under the Operating Tenant Security Agreement made by the Operating Tenant in favor of the Soho Beach House Mortgage Loan borrower.  The Operating Tenant has also executed a subordination agreement whereby the Operating Tenant subordinates all of its rights under the Operating Lease without non-disturbance.  Pursuant to the terms of the Operating Tenant Security Agreement, the Operating Tenant is required to be a “single purpose entity” and the Operating Tenant executed and delivered a recycled SPE certificate in connection with the closing of the Soho Beach House Mortgage Loan.  The success of the Soho Beach House Mortgaged Property is heavily dependent on the “Soho” brand, and to convert the property to an alternative use (such as a flagged or unflagged hotel or residential condominiums) may be costly and/or require numerous regulatory approvals.  See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” and “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

●
All other hospitality properties are subject to a franchise agreement or hotel management agreement.  With respect to three (3) of those properties, which are identified on Annex A-1 to this prospectus supplement as Hampton Inn Hallandale, Comfort Inn – Grapevine, TX and Quality Inn College Station, representing approximately 2.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, the applicable franchise agreement or management agreement terminates, or is unilaterally terminable by the franchisor without cause, during the term of the related Mortgage Loan.  In addition, with respect to the hospitality property identified on Annex A-1 to this prospectus supplement as Residence Inn Grapevine, representing 1.4% of the Cut-off Date Pool Balance, the franchisee has agreed with the franchisor in one or more amendments to the franchise agreement that if the property improvement plan work is not complete by October 31, 2014, then the franchisee will be in default under the franchise agreement, and it will execute the franchisor’s then-current form of termination agreement, and will voluntarily remove the hotel from the franchisor’s reservation system not more than 60 days after execution of the termination agreement.  The loan documents provide for recourse to the borrower and the nonrecourse carve-out guarantor to the extent of losses arising out of the termination, surrender or cancellation of the Residence Inn Grapevine franchise agreement by the franchisor as a result of the action or omission of the borrower or master tenant.  See “Risk Factors—Risks Related to the Mortgage Loans—Hospitality Properties Have Special Risks” in this prospectus supplement.

With respect to the multifamily and manufactured housing community properties set forth in the “Property Type Distribution” chart above, we note in particular the following:

●
In the case of the multifamily Mortgaged Property identified on Annex A-1 to this prospectus supplement as Citadel Apartments, representing approximately 0.7% of the Cut-off Date Pool Balance, the current tenants are primarily comprised of students.  See “Risk Factors—Multifamily Properties Have Special Risks” in this prospectus supplement.

●
In the case of the multifamily Mortgaged Property identified on Annex A-1 to this prospectus supplement as Drexel Apartments, representing approximately 0.2% of the Cut-off Date Pool Balance, such Mortgaged Property has rents or property taxes subsidized by government low income programs or is subject to government rent control regulations or is subject to regulatory agreements requiring low income tenants.  See “Risk Factors—Risks Related to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Multifamily Properties Have Special Risks”, “—Various Limitations and Restrictions by Affordable Housing Covenants or Programs May Result in Losses on the Mortgage Loans” in this prospectus supplement and see “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” and “Risk Factors—Restrictions on Certain of the Mortgaged Properties May Limit Their Use” in the accompanying prospectus.  See also representation and warranty no. 8 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Tenancies in Common

Four (4) Mortgage Loans, identified on Annex A-1 to this prospectus supplement as Delaware State Office Portfolio, NaperWest Retail Center, Target - San Jose, and The Paddocks at Mount Juliet, representing approximately 5.9% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, each have two or more borrowers that own the related Mortgaged Property as tenants-in-common (and the respective tenants-in-common have agreed to a waiver of their rights of partition).  See “Risk Factors—Risks Related to the Mortgage Loans—Tenancies in Common May Hinder Recovery”

and “—State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds” in this prospectus supplement.

Certain Terms of the Mortgage Loans

Due Dates.  Subject, in some cases, to a next business day convention, all of the Mortgage Loans provide for scheduled payments of principal and/or interest to be due on or prior to the eleventh day of each month (each such date, a “Due Date”).  The Mortgage Loans have various grace periods (which in certain cases may not end until a specified number of days after a notice of default has been provided to the related borrower) for purposes of late charges and events of default.  As used in this prospectus supplement, “grace period” is the number of days before a payment default is an event of default under such Mortgage Loan.  See Annex A-1, including the footnotes thereto, for information on the number of days before late payment charges are due under the Mortgage Loans.  The information on Annex A-1 regarding the number of days before late payment charges are due under a Mortgage Loan is based on the express terms of that Mortgage Loan.  However, some jurisdictions may impose a statutorily longer period.  Based solely on the express terms of the related mortgage loan documents, in no case is the grace period for purposes of events of default more than five (5) days after the Due Date and, with respect to balloon payments, in no event is the Due Date plus the longer of the grace period for late charges or the grace period for events of default later than the end of the collection period in the relevant month.  We make no representation regarding the effect of grace periods on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest.  Each Mortgage Loan accrues interest at the annual rate specified with respect to that Mortgage Loan on Annex A-1 to this prospectus supplement.  The mortgage interest rate for each Mortgage Loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default and (ii) changes that result from any other loan-specific provisions that are described in the footnotes to Annex A-1 in this prospectus supplement.

All of the Mortgage Loans accrue interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days (“Actual/360 Basis”).

Amortization Characteristics.  The Mortgage Loans have the following amortization characteristics:

●
Interest-only, Amortizing Balloon:  Twenty-four (24) Mortgage Loans, representing approximately 47.3% of the Cut-off Date Pool Balance, provide for an initial interest-only period that expires between twelve (12) and sixty (60) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity;

●
Amortizing Balloon:  Fifty-five (55) Mortgage Loans, representing approximately 43.7% of the Cut-off Date Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity; and

●
Interest-only, Balloon:  Three (3) Mortgage Loans, representing approximately 9.0% of the Cut-off Date Pool Balance, provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

In all cases, the repayment of the Mortgage Loan in full on its stated maturity date would require a substantial payment of principal on that date, except to the extent that the Mortgage Loan is prepaid prior thereto.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus supplement.  The schedule of monthly payments for the JL Holdings - Burger King Portfolio - 90 Mortgage Loan is set forth on Annex A-4 to this prospectus supplement (which is subject to recalculation in connection with prepayment of such Mortgage Loan as a result of an individual property no longer being subject to the JL Holdings – Burger King Portfolio – 90 Lease).

With respect the  Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as BLG Industrial, representing approximately 1.4% of the Cut-off Date Pool Balance, amortization is based on a 15-year amortization schedule  for the first five years of the loan term, and on a 25-year amortization schedule for the remaining five years of the loan term.

Some of the Mortgage Loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the Mortgage Loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied.  Some of the individual Mortgage Loans that are secured by multiple Mortgaged Properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the Mortgage Loan(s) upon any such prepayment and release.

With respect to some of the Mortgage Loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest accrues based on a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), which will result in a larger payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions

General

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●
Sixty-one (61) of the Mortgage Loans, representing approximately 82.1% of the Cut-off Date Pool Balance, in each case prohibits voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”), that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●
Fifteen (15) of the Mortgage Loans, representing approximately 12.6% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period permits voluntary principal prepayments with the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time and thereafter such Mortgage Loan is freely prepayable.

●
Six (6) of the Mortgage Loans, representing approximately 5.3% of the Cut-off Date Pool Balance, in each case prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to either (a) prepay the related Mortgage Loan with the greater of a Yield Maintenance Charge or Prepayment Premium or (b) substitute Government Securities as collateral and obtain a release of the related Mortgaged Property, and thereafter such Mortgage Loan is freely prepayable.

Notwithstanding the foregoing, the Mortgage Loans generally provide for open periods of various terms prior to and including the maturity date in which the related borrower may prepay the Mortgage Loan without Prepayment Premium, Yield Maintenance Charge or defeasance requirements.  In addition, under certain circumstances, certain Mortgage Loans permit prepayments, in whole or in part, despite Lock-out Periods that may otherwise apply.  See “—Partial Release and/or Partial Defeasance and/or Substitution” below, and Annex A-1, including the footnotes thereto, to this prospectus supplement.

See Annex A-1 to this prospectus supplement, including the footnotes thereto, for the general prepayment restrictions applicable to each Mortgage Loan.

Other Prepayment Provisions

The loan documents for each of the related Mortgage Loans generally provide that voluntary prepayments made on a date other than a scheduled due date must include an interest payment representing interest for the remainder of the one-month accrual period in which the prepayment occurs.  See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this prospectus supplement.

In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives or other conditions and, in some of these cases, those performance objectives include achieving specified debt service coverage and/or debt yield levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof.  Such funds will be released to the related borrower upon the satisfaction of the stated conditions.  Additionally, such Mortgage Loans may allow or, in certain cases, may require that such escrowed funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met.  If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the Master Servicer will generally be directed in the Pooling and Servicing Agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.  If such funds are applied to reduce the principal balance of the Mortgage Loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates.  In some cases, the related mortgage loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment.  In addition, certain other Mortgage Loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.  See “Summaries of the Fifteen Largest Mortgage Loans” on Annex A-3 to this prospectus supplement.

In addition, certain of the Mortgage Loans permit the related borrower to prepay the Mortgage Loan (in some cases, with no requirement to pay any related Yield Maintenance Charge or Prepayment Premium) in order to meet certain requirements necessary to permit a property release.  See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in this prospectus supplement.

With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings – Burger King Portfolio – 90, representing approximately 2.3% of the Cut-off Date Pool Balance, the related borrower may prepay such Mortgage Loan in the amount necessary to satisfy various requirements under the related loan documents in order to avoid the commencement of a cash management sweep period, without the requirement of payment of yield maintenance or any other prepayment penalty or premium.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as 134 Golden Gate Avenue, representing approximately 0.5% of the Cut-Off Date Pool Balance, the loan documents required a $2,000,000 minimum occupancy reserve at the time of loan origination, and the lender has the option to apply the reserve funds to pay-down the Mortgage Loan, together with applicable yield maintenance charges, if the single tenant does not provide an estoppel as to fully occupying the leased space prior to December 15, 2014. The leases of the existing two tenants expire in June 2014 and September 2014, and the single tenant is expected to take occupancy of the vacated space on an as-is basis thereafter.  While the lender has the option to apply the reserve funds to pay-down the mortgage loan, together with applicable yield maintenance charges, if the single tenant does not provide the required estoppel prior to December 15, 2014, the Pooling and Servicing agreement will provide that the Master Servicer or the Special Servicer, as applicable, will only apply the reserve to pay down the Mortgage Loan if required by the servicing standard, provided that any such paydown would not occur prior to December 15, 2016.

In other circumstances, tenants or other third parties may have purchase rights that are conditioned upon events that, if they occurred, would constitute events of default under the related Mortgage Loans.  In such cases, the lender would have the right to exercise remedies available to it under the related mortgage loan documents prior to any prepayment occurring during the Lock-out Period, though we cannot assure you as to the timing of such remedies.

See the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement and the footnotes to Annex A-1 in this prospectus supplement.

Calculation of Yield Maintenance Charges

Under certain Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due through a certain date with respect to the prepaid portion of the Mortgage Loan had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, minus (b) the amount of the prepayment.  In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date of the loan or the date that the borrower could prepay the Mortgage Loan without a prepayment charge and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in clause (z) for the same loan).  In the case of other Mortgage Loans that provide for the payment of a Yield Maintenance Charge in connection with a voluntary principal prepayment, the amount of the charge is generally calculated using a methodology expressed differently than the above methodologies, but which results in a Yield Maintenance Charge which does not substantially differ in amount from the Yield Maintenance Charges that would be calculated under the foregoing methodologies.  In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment or is calculated solely on the basis of a fixed percentage of the amount of the principal prepayment.  The relevant Mortgage Loan may provide for the use of a spread in determining the Yield Maintenance Discount Rate, if any.  With respect to certain Mortgage Loans, Yield Maintenance Charges are calculated for a yield maintenance period that ends prior to the related maturity date.  Calculation of Yield Maintenance Charges by reference to a yield maintenance period that ends prior to the related maturity date will likely result in a Yield Maintenance Charge that is lower than the Yield Maintenance Charge that would have been calculated had the yield maintenance period ended on the maturity date of such Mortgage Loan.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield(s) to maturity on specified United States Treasury or other specified Government Securities with a maturity or maturities generally corresponding to or close to either (a) the maturity date or other date that corresponds to the end of a yield maintenance period, as applicable, of the Mortgage Loan or the first date on which the related borrower could prepay the Mortgage Loan without a prepayment charge or (b) the remaining weighted average life of the Mortgage Loan, determined on a date close to the date of the prepayment.  Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield of the corresponding securities described above.  The rate will be subject to varying rounding conventions depending on the terms of the applicable mortgage loan documents and may be increased by an applicable spread.

Defeasance Conditions Generally

As described in this prospectus supplement, some of the Mortgage Loans permit their borrowers to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the Mortgage Loan the requisite amount of defeasance collateral, and thereby obtain a release of the related

Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties.  In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any Mortgage Loan, must provide for a series of payments that:

●	will be made on or prior, but as closely as possible, to all successive Due Dates through and including the maturity date or, in some instances, the expiration of the Lock-out Period; and

●
will, in the case of each Due Date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Notwithstanding the foregoing, in lieu of delivering the requisite amount of Government Securities, generally a borrower may instead deliver cash sufficient for the lender to purchase the requisite amount of Government Securities.

Each multi-property Mortgage Loan that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the Mortgaged Properties securing any particular multi-property Mortgage Loan are permitted by the related mortgage loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following:  (a) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased; or (b) Government Securities that provide, or an amount sufficient to purchase Government Securities that provide, payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the Mortgage Loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property Mortgage Loan (assuming no defeasance shall have occurred).  See “—Partial Release and/or Partial Defeasance and/or Substitution” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.  In addition, a borrower will generally be required to deliver a certification from an independent accounting firm or provide other evidence reasonably acceptable to the lender to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related Mortgage Loan (or portion thereof to be defeased) through maturity or, in some instances, the expiration of the Lock-out Period.  Certain Mortgage Loans may permit variations in the mechanics of defeasance transactions that create risk.  For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and/or may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances.  See also representation and warranty no. 34 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Release and/or Partial Defeasance and/or Substitution

Some of the Mortgage Loans are secured by two or more Mortgaged Properties, and some of the Mortgage Loans that are secured by a Mortgaged Property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the Mortgaged Properties or parcels upon a partial prepayment or partial defeasance of the related Mortgage Loan or to substitute a like property for one or more parcels of the Mortgaged Property (subject to the satisfaction of various conditions).  The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Woodbridge Center, representing approximately 12.3% of the Cut-off Date Pool Balance, the related loan documents permit the release, on or after the second anniversary of the Closing Date, of certain parcels, subject to the satisfaction of conditions set forth in the related loan documents including prepayment of the principal balance of the Mortgage Loan by a “qualified amount” in accordance with the applicable REMIC requirements.  Also, the related loan documents permit the release of one or more portions of the Mortgaged Property from the lien of such Mortgage Loan by simultaneously substituting another property for the released property, subject to certain conditions including: (i) no event of default has occurred and is continuing; (ii) the release parcel is a permitted acquired expansion parcel or vacant, non-income producing and unimproved; (iii) the substitution will not diminish the value of the Mortgaged Property as collateral for the Mortgage Loan; and (iv) prepayment of the principal balance of the Mortgage Loan by a “qualified amount” in accordance with the applicable REMIC requirements.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Market Square at Montrose, representing approximately 2.6% of the Cut-off Date Pool Balance, the loan documents permit a partial release of the Toys “R” Us parcel and/or the Steak ‘n Shake parcel at any time after the lockout period but prior to the open period subject to satisfaction of certain terms and conditions, including but not limited to: (i) the debt service coverage ratio of the subject Mortgage Loan immediately following the release shall be no less than the greater of (a) 1.55x and (b) the debt service coverage ratio of the subject Mortgage Loan immediately prior to the release; (ii) the loan-to-value ratio of the subject Mortgage Loan immediately following the release shall be no greater than the lesser of (a) 75% and (b) the loan-to-value ratio of the subject Mortgage Loan immediately prior to the release; and (iii) defeasance of the subject Mortgage Loan in an amount equal to 125% of the allocated loan amount of the released parcel.  In connection with the release of the Steak ‘n Shake parcel, the borrower must obtain a waiver of Steak ‘n Shake’s right of first offer prior to the release of the parcel, together with the other requirements for a parcel release set forth in the loan documents.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Montgomery Mall, representing approximately 5.5% of the Cut-off Date Pool Balance, the related loan documents permit the release of (i) immaterial or non-income producing portions of the Mortgaged Property to any government agency in connection with a condemnation or taking, (ii) non-income producing portions of the Mortgaged Property to third parties or affiliates of the related Borrower, and (iii) dedicated portions of the Mortgaged Property or granting of reciprocal easement agreements and rights of way, in the ordinary course of business for traffic circulation, ingress, egress, parking, access and similar purposes, in each case, subject to the satisfaction of conditions set forth in the related loan documents.

●
With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings – Burger King Portfolio – 90, representing approximately 2.3% of the Cut-off Date Pool Balance, the related loan documents permit the related borrower to obtain the release of any related Mortgaged Property by substituting another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally recognized restaurant franchise, provided that, among other conditions:  (i) no substitution will be permitted until the one year anniversary of the origination date; (ii) the gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent such substitute property has been open for less than three years, since the date of opening) must be greater than the gross sales for the Mortgaged Property to be released for each of those three years;  (iii) after giving effect to the substitution, the aggregate debt service coverage ratio is at least equal to the greater of (A) the aggregate debt service coverage ratio as of the date of origination or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the aggregate loan-to-value ratio is not greater than the aggregate loan-to-value ratio as of the date immediately preceding the substitution; (v) the substitute property must be leased entirely to the related tenant pursuant to an amendment to the JL Holdings – Burger King Portfolio – 90 Lease in form and substance acceptable to the lender; and (vi) the Collateral Four Wall EBITDAR (as defined in the loan documents) for the substitute property is equal to or greater than the Collateral Four Wall EBITDAR for the replaced property. In addition, if a termination of one of certain ground leases and sub-ground leases affecting a related Mortgaged Property reduces the annual rent paid under the JL Holdings – Burger King Portfolio – 90 Lease and that Mortgaged Property is excluded from the JL Holdings – Burger King Portfolio – 90 Lease pursuant to the terms of the JL Holdings – Burger King Portfolio – 90 Lease, then the related loan documents require the related borrower to prepay the JL Holdings–Burger King Portfolio–90 Loan Combination in an amount equal to 100% of the allocated loan amount applicable to such Mortgaged Property (to be generally applied, subject to the terms of the JL Holdings – Burger King Portfolio – 90 Intercreditor Agreement, (i) to reduce the outstanding principal amounts of the JL Holdings–Burger King Portfolio–90 Mortgage Loan and the JL Holdings–Burger King Portfolio–90 Pari Passu Companion Loan on a pro rata basis in an aggregate amount equal to the portion of the allocated loan amount for such Mortgaged Property allocated to such Mortgage Loan and Pari Passu Companion Loan and (ii) to reduce the outstanding principal amount of the JL Holdings–Burger King Portfolio–90 Subordinate Companion Loan in an amount equal to the portion of the allocated loan amount for such Mortgaged Property allocated to such Subordinate Companion Loan), together with the payment of a yield maintenance premium. The above-referenced allocations of allocated loan amount for any Mortgaged Property are set forth in a schedule to the related loan agreement and were based on the initial principal balance of the loans comprising the JL Holdings – Burger King Portfolio – 90 Loan Combination.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Security Self Storage SPX Portfolio, representing approximately 2.3% of the Cut-off Date Pool Balance, following the defeasance lockout period, the loan documents permit the partial release of a property in connection with partial defeasance and sale to a non-affiliated third party, subject to certain conditions, including: (i) defeasance of a portion of the loan in an amount equal to the greater of (A) 100% of the net sales proceeds or (B) 115% of the allocated loan amount for the release property; (ii) the post-release debt service coverage ratio is not less than the greater of (A) 1.35x or (B) the pre-release debt service coverage ratio of all properties; (iii) the post-release debt yield of the remaining properties is not less than the greater of (A) 9.5% or (B) the pre-release debt yield of all properties; (iv) the post-release loan-to-value ratio of the remaining properties is not greater than the lesser of (A) 70% or (B) the pre-release loan-to-value ratio of all properties;  (v) a rating agency confirmation; and (vi) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance, among other things.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Delaware State Office Portfolio, representing approximately 2.2% of the Cut-off Date Pool Balance, the loan documents permit a partial release of a 5.6 acre undeveloped parcel of land subject to satisfaction of certain terms and conditions including but not limited to (i) payment of the greater of (a) 110% of the allocated loan amount ($1,000,000) of such land and (b) the net sales proceeds with respect to such land; and (ii) payment of yield maintenance in the event that the partial prepayment associated with the release of the vacant land occurs prior to the open prepayment date or during an event of default under the loan documents.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Massillon Industrial, representing approximately 2.2% of the Cut-off Date Pool Balance, on or after May 31, 2016, in connection with the exercise of a purchase option by Americold, the second largest tenant at the Mortgaged Property, the Mortgage Loan permits the release of the building leased to Americold and related parcel (the “Release Parcel”) provided, among other things, the borrower prepays a portion of the Mortgage Loan in an amount equal to $15,000,000, which represents 125% of the allocated loan amount for the Release Parcel, together with a yield maintenance premium.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties  identified on Annex A-1 to this prospectus supplement as CT Self Storage Portfolio, representing approximately 1.9% of the Cut-off Date Pool Balance, following the defeasance lockout period, the loan documents permit the partial release of a property in connection with partial defeasance, subject to certain conditions, including: (i) defeasance of a portion of the loan in an amount equal to the greater of (A) 100% of the net sales proceeds or (B) 115% of the allocated loan amount for the release property; (ii) the post-release debt service coverage ratio is not less than the greater of (A) 1.35x or (B) the pre-release debt service coverage ratio of all properties; (iii) the post-release debt yield of the remaining properties is not less than the greater of (A) 9.5% or (B) the pre-release debt yield of all properties; (iv) the post-release loan-to-value ratio of the remaining properties is not greater than the lesser of (A) 70% or (B) the pre-release loan-to-value ratio of all properties;  (v) a rating agency confirmation; and (vi) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance, among other things.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Target - San Jose, representing approximately 1.4% of the Cut-off Date Pool Balance, the loan documents permit the free release, without the payment of any release price, of no more than two undeveloped parcels from the lien of the subject Mortgage Loan, subject to satisfaction of certain terms and conditions, including but not limited to: (i) the debt service coverage ratio of the subject Mortgage Loan immediately following the release shall be no less than the greater of (a) 1.30x and (b) the debt service coverage ratio of the subject Mortgage Loan immediately prior to the release; and (ii) the loan-to-value ratio of the subject Mortgage Loan immediately following the release shall be no greater than the lesser of (a) 75% and (b) the loan-to-value ratio of the subject Mortgage Loan immediately prior to the release.

●
With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Microtel Inn & Suites Portfolio – Texas, representing approximately 0.9% of the Cut-off Date Pool Balance, the loan documents permit a partial release of a Mortgaged Property in connection with the sale of such released Mortgaged Property to a third party on any payment date following the later of (x) three years following the full funding of the subject Mortgage Loan and (y) two years following securitization of the subject Mortgage Loan, subject to satisfaction of certain terms and conditions, including but not limited to: (i) the debt service coverage ratio of the subject Mortgage Loan immediately following the release shall be no less than the greater of (a) the debt service coverage ratio at the time of origination of the subject Mortgage Loan and (b) the debt service coverage ratio of the subject Mortgage Loan immediately prior to the release; (ii) the loan-to-value ratio of the subject Mortgage Loan immediately following the release shall be no greater than the lesser of (a) the loan-to-value ratio at the time of origination of the subject Mortgage Loan and (b) the loan-to-value ratio of the subject Mortgage Loan immediately prior to the release; and (iii) paydown of the subject Mortgage Loan in an amount equal to 120% of the allocated loan amount of the released Mortgaged Property.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property.  Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.  See “Risk Factors—Risks Related to the Mortgage Loans—Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—Woodbridge Center” attached as Annex A-3 to this prospectus supplement.  See also representation and warranty no. 29 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Non-Recourse Obligations

The Mortgage Loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower’s obligations.  While many Mortgage Loans contain non-recourse carveouts for liabilities that result from matters such as fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts or contain limitations to such carveouts.  For example, with respect to the fifteen largest Mortgage Loans:

●
In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Montgomery Mall, representing approximately 5.5% of the Cut-off Date Pool Balance, the related guarantor’s recourse liability is capped at $10,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of, or preservation of the lender’s rights under, the guaranty.

●
In the case of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings – Burger King Portfolio – 90, representing approximately 2.3% of the Cut-off Date Pool Balance, no person other than the related borrower is liable for the non-recourse carveout related to breaches of environmental covenants and representations.

In those cases where the loan documents permit recourse to the borrower or a guarantor, we and the Mortgage Loan Sellers generally have not evaluated, and we make no statement regarding, the financial condition of any such person or entity or the likelihood that such person or entity will be able to perform any guaranty obligations, including non-recourse carveout obligations or non-recourse carveout guaranty obligations, that may arise in connection with the related Mortgage Loan.  Furthermore, some Mortgage Loans do not require any guarantor or indemnitor separate from the borrower to be liable for the non-recourse carveouts.  See representation and warranty no. 28 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).  Additionally, the borrowers under the mortgage loans are generally special purpose entities with limited or no other assets.  Investors should thus consider all of the Mortgage Loans to be nonrecourse in all respects.

Generally, none of the Mortgage Loans are insured or guaranteed by any Mortgage Loan Seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the mortgage loan documents.

All or substantially all of the Mortgage Loans grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related Mortgaged Property to and cause an assumption of the Mortgage Loan by a third-party purchaser, subject to one or any combination of the following:  (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; (ii) delivery of Rating Agency Confirmation by each of the Rating Agencies; (iii) payment of an assumption fee by the related borrower; and/or (iv) the original guarantor(s) and indemnitor(s) remain liable under the mortgage loan documents (unless the lender otherwise consents) and, only if the Pooling and Servicing Agreement so requires, the original borrower delivers confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of its then-current ratings of the Certificates.  Under the Pooling and Servicing Agreement, assumption fees may be waived by the Master Servicer and/or the Special Servicer, as the case may be, or, if collected, will be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation.

The Mortgage Loans generally also permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower or an affiliate thereof is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the Master Servicer and/or the Special Servicer, or permit transfers in certain limited circumstances, including one or more of the following:  (1) a transfer of the related Mortgaged Property or ownership interests in the borrower to a person that is affiliated with or otherwise related to the borrower or transferor; (2) transfers by the borrower of the Mortgaged Property, and/or transfers of ownership interests in the borrower, to specified individuals, entities or types of individuals or entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners, members or other beneficial owners, as applicable, of the borrower; (5) a transfer of passive, minority (i.e., less than 50%) or non-controlling ownership interests in the related borrower (or, with respect to Mortgage Loans as to which the borrower is a Delaware statutory trust or is comprised of tenants-in-common, transfers to new beneficial owners in the Delaware statutory trust or to new, or among existing, tenants-in-common); (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death or incapacity of a principal; (7) a transfer of publicly-traded stock of a direct or indirect equity holder in the borrower; (8) transfers of interests in the related borrower approved by the lender, which approval is subject to delivery of Rating Agency Confirmation from each of the Rating Agencies; (9) transfers to a mezzanine lender or other qualified transferee in accordance with the related intercreditor agreement; (10) transfers of direct or indirect interests in a specified upstream entity; and (11) other transfers similar in nature to the foregoing.  See also representation and warranty no. 32 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Furthermore, upon satisfaction of certain conditions set forth in the related mortgage loan documents, certain individual Mortgage Loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their “due-on-sale” or “due-on-encumbrance” provisions.  See “—Subordinate and/or Other Financing” below and see “Risk Factors—Risks Related to the Offered Certificates—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” and “—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates—Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates” in this prospectus supplement.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” in this prospectus supplement.

Encumbered Interests

In the case of one hundred and seventy (170) of the Mortgaged Properties, representing approximately 99.0% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, the related borrower’s interest in the related Mortgaged Property consists of a fee interest (and we consider the borrower’s interest in a Mortgaged Property to be a fee interest if the borrower’s interest consists of overlapping fee and leasehold interests).

In the case of six (6) Mortgaged Properties, representing approximately 0.1% of the Cut-off Date Pool Balance, the related borrower’s interest in such Mortgaged Property consists of a fee interest in part of the Mortgaged Property and a leasehold interest in the remaining part of the Mortgaged Property.

In the case of eight (8) Mortgaged Properties, representing approximately 0.9% of the Cut-off Date Pool Balance by allocated loan amount, the related borrower’s interest in such Mortgaged Property consists of a leasehold interest in the Mortgaged Property.

Thirteen (13) of the 90 Mortgaged Properties that are identified on Annex A-1 to this prospectus supplement as JL Holdings – Burger King Portfolio – 90, which portfolio in its entirety secures a Mortgage Loan representing approximately 2.3% of the Cut-off Date Pool Balance, are subject (in whole or in part) to a ground lease or a ground sublease that, in some cases, does not contain certain standard mortgagee protections and may expose investors to greater risk of loss and default than would be the case with more standard ground leases or subleases.  With respect to five of those 13 Mortgaged Properties, the collateral consists of the borrower’s interest in a ground sublease (which sublease, in four cases, is with Burger King Corporation or an affiliate thereof as sub-ground lessor and, in the fifth case, is with an unaffiliated third party as sub-ground lessor).  For two of the Mortgaged Properties that are subject to a ground sublease, there are multiple underlying ground lessors (fee owners) with respect to each such Mortgaged Property that are jointly the ground lessor under the primary ground lease instrument which has been amended on an individual ground lessor basis.  Some examples of the standard lender protections that are not contained in certain of the related ground leases and ground subleases include: (i) certain leases do not contain any provision that the lease not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender; (ii) certain leases contain restrictions as to use; (iii) certain leases do not have an original term that extends 20 years, if at all, beyond the stated maturity of the Mortgage Loan; (iv) certain leases are only assignable to successors and assigns of lender as holders of the Mortgage Loan, but not other assignees, without the consent of Burger King; (v) certain leases either do not require notice of default to be provided to the lender or such notice is required to be sent but the lease does not provide that notice of default or termination is not effective against lender unless notice is given to lender; (vi) under certain leases lender may not be permitted sufficient time (although some time is provided) to cure (or to gain possession of the interest of the lessee under the lease) a default under the lease after lender receives notice of such default before the lessor may terminate the lease; (vii) certain leases provide that subletting requires ground lessor consent; (viii) certain leases do not expressly require that insurance and condemnation proceeds be applied to the repair or restoration of the Mortgaged Property, or that the lender or trustee appointed by it has the right to hold and disburse such proceeds, or that such proceeds are to be applied to the payment of the outstanding principal balance of the mortgage loan, together with any accrued interest; and (ix) in the case of certain leases the lessor has not agreed to enter into a new lease with lender upon termination of the ground lease for any reason.  Furthermore, certain of the ground leases and sub-ground leases expire during the term of the JL Holdings – Burger King Portfolio – 90 Loan Combination.  With respect to any individual JL Holdings – Burger King Portfolio – 90 Mortgaged Property that is subject to a ground lease or ground sublease, the borrower has the right pursuant to the related loan documents (but no express right is provided in any such ground lease or ground sublease) to acquire fee simple title to such individual property, provided, among other things, that borrower is required to provide lender with prior written notice and, upon consummation of such acquisition, deliver to lender (i) copies of all documentation executed or delivered to borrower in connection with such acquisition, including, without limitation, any and all documents or instruments necessary to spread the lien of the applicable mortgage to cover such fee simple title, (ii) copies of all necessary governmental approvals, (iii) a new fee owner’s policy or an endorsement to the existing owner’s policy insuring borrower’s fee ownership and (iv) certain opinion letters.

There can be no assurance that the provision granting the mortgagee the right to reject the ground lease would be enforceable in a bankruptcy case of the related ground lessee.

See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this prospectus supplement and “Summaries of the Fifteen Largest Mortgage Loans—JL Holdings – Burger King Portfolio – 90” attached as Annex A-3 to this prospectus supplement and representation and warranty no. 36 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Split Loan Structures

The following table presents certain information regarding the Loan Combinations:

Loan Combination Name	Cut-off Date Principal Balance of Pari Passu Mortgage Loan	Cut-off Date Principal Balance of Pari Passu Companion Loan(s)	Aggregate Cut-off Date Balance of Loan Combination	Cut-off Date LTV Ratio of Loan Combination	Pari Passu Mortgage Loan Interest Rate	Pari Passu Companion Loan Interest Rate	U/W Debt Service Coverage Ratio for Loan Combination
Woodbridge Center	$120,000,000	$130,000,000	$250,000,000	68.3%	4.796%	4.796%	1.42	x
Montgomery Mall	$54,000,000	$46,000,000	$100,000,000	51.3%	4.570%	4.570%	3.06	x
Pacific Design Center	$50,000,000	$95,000,000	$145,000,000	46.8%	4.833%	4.833%	1.55	x
JL Holdings – Burger King Portfolio–90(1)	$22,784,106	$26,763,862	$59,547,968(1)	41.6%	4.900%	4.900%	1.95	x
Oak Court Mall	$15,961,815	$23,942,723	$39,904,538	65.4%	4.756%	4.756%	1.81	x

(1)
The JL Holdings – Burger King Portfolio – 90 Loan Combination also includes a Subordinate Companion Loan with a Cut-off Date Principal Balance of $10,000,000.  Such Subordinate Companion Loan is disregarded for purposes of the loan-to-value ratio and debt service coverage ratio information presented in the table above.

The Woodbridge Center Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Woodbridge Center, representing approximately 12.3% of the Cut-off Date Pool Balance (the “Woodbridge Center Mortgage Loan”), the related Mortgaged Property (the “Woodbridge Center  Mortgaged Property”) also secures a mortgage note that is pari passu in right of payment with the Woodbridge Center Mortgage Loan (the “Woodbridge Center Companion Loan” and, together with the Woodbridge Center Mortgage Loan, the “Woodbridge Center Loan Combination”).  The Woodbridge Center Companion Loan has a principal balance as of the Cut-off Date of approximately $130,000,000.  Only the Woodbridge Center Mortgage Loan is included in the Trust Fund.  The Woodbridge Center Companion Loan has been included in the WFRBS 2014-C20 securitization.

The holders of the Woodbridge Center Loan Combination (the “Woodbridge Center Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Woodbridge Center Noteholder (the “Woodbridge Center Intercreditor Agreement”).

Servicing.  The Woodbridge Center Loan Combination is primary serviced by the current master servicer, Wells Fargo Bank, National Association (the “WFRBS 2014-C20 Master Servicer”), and specially serviced by the current special servicer, Rialto Capital Advisors, LLC (the “WFRBS 2014-C20 Special Servicer””), pursuant to the pooling and servicing agreement entered into among Wells Fargo Commercial Mortgage Securities, Inc., as depositor (the “WFRBS 2014-C20 Depositor”), the WFRBS 2014-C20 Master Servicer, as master servicer, the WFRBS 2014-C20 Special Servicer, as special servicer, Wilmington Trust, National Association, as trustee (the “WFRBS 2014-C20 Trustee”), and Wells Fargo Bank, National Association, as certificate administrator and custodian (the “WFRBS 2014-C20 Certificate Administrator”) and Pentalpha Surveillance LLC, as trust advisor (the “WFRBS 2014-C20 Trust Advisor”) in connection with the WFRBS 2014-C20 securitization (into which the Woodbridge Center Companion Loan has been deposited) (the “WFRBS 2014-C20 Pooling and Servicing Agreement”), and, subject to the terms of the Woodbridge Center Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Woodbridge Center Noteholder will be effected in accordance with the WFRBS 2014-C20 Pooling and Servicing Agreement and the Woodbridge Center Intercreditor Agreement.

Advances.   The Master Servicer or the Trustee, as applicable, will be responsible for making advances of principal and interest on the Woodbridge Center Mortgage Loan (but not on the Woodbridge Center Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Woodbridge Center Mortgage Loan.

The WFRBS 2014-C20 Master Servicer, the WFRBS 2014-C20 Special Servicer (with respect to servicing advances) or the WFRBS 2014-C20 Trustee, as applicable, under the WFRBS 2014-C20 Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Woodbridge Center Companion Loan as required under the terms of the WFRBS 2014-C20 Pooling and Servicing Agreement (but not on the Woodbridge Center Mortgage Loan) and (ii) any required Servicing Advances with respect to the Woodbridge Center Loan Combination, in each case unless a similar determination of nonrecoverability is made under the WFRBS 2014-C20 Pooling and Servicing Agreement.

Distributions.  The terms of the Woodbridge Center Intercreditor Agreement set forth the respective rights of the Woodbridge Center Noteholders with respect to distributions of funds received in respect of the Woodbridge Center Loan Combination, and provides, in general, that:

(a)
the Woodbridge Center Mortgage Loan and the Woodbridge Center Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

(b)
all payments, proceeds and other recoveries on or in respect of the Woodbridge Center Mortgage Loan and the Woodbridge Center Companion Loan will be applied to the Woodbridge Center Mortgage Loan and the Woodbridge Center Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Woodbridge Center Intercreditor Agreement, the Pooling and Servicing Agreement and the WFRBS 2014-C20 Pooling and Servicing Agreement, as applicable.

Consultation and Control.  The controlling note holder under the Woodbridge Center Intercreditor Agreement with respect to the Woodbridge Center Loan Combination is the subordinate class representative under the WFRBS 2014-C20 Pooling and Servicing Agreement (such party, the “Woodbridge Center Controlling Note Holder”).  Certain decisions to be made with respect to the Woodbridge Center Loan Combination, including certain major decisions pursuant to the WFRBS 2014-C20 Pooling and Servicing Agreement, will require the approval of the Woodbridge Center Controlling Note Holder.

Pursuant to the terms of the Woodbridge Center Intercreditor Agreement, the Subordinate Class Representative, as a non-controlling noteholder (the “Woodbridge Center Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Woodbridge Center Loan Combination, that the WFRBS 2014-C20 Master Servicer or the WFRBS 2014-C20 Special Servicer, as applicable, under the WFRBS 2014-C20 Pooling and Servicing Agreement is required to provide to the Woodbridge Center Controlling Note Holder under such agreement within the same time frame the WFRBS 2014-C20 Master Servicer or the WFRBS 2014-C20 Special Servicer, as applicable, is required to provide such notices, information and reports to the Woodbridge Center Controlling Note Holder and (ii) to be consulted by the WFRBS 2014-C20 Master Servicer or WFRBS 2014-C20 Special Servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Woodbridge Center Intercreditor Agreement and the implementation by the WFRBS 2014-C20 Special Servicer of any recommended actions outlined in an asset status report.  The consultation right of the Woodbridge Center Non-Controlling Note Holder will expire 10 business days after the delivery by the WFRBS 2014-C20 Master Servicer or the WFRBS 2014-C20 Special Servicer, as applicable, of notice and information relating to the matter subject to consultation, whether or not the Woodbridge Center Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew.  Notwithstanding the Woodbridge Center Non-Controlling Note Holder’s consultation rights described above, the WFRBS 2014-C20 Master Servicer or the WFRBS 2014-C20 Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Woodbridge Center Mortgage Loan and the Woodbridge Center Companion Loan.

In addition to the consultation rights of the Woodbridge Center Non-Controlling Note Holder described above, the Woodbridge Center Non-Controlling Note Holder will have the right to attend annual meetings (which may be held telephonically) with the WFRBS 2014-C20 Master Servicer or the WFRBS 2014-C20 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the WFRBS 2014-C20 Master Servicer or the WFRBS 2014-C20 Special Servicer, as applicable, in which servicing issues related to the Woodbridge Center Loan Combination are discussed.

None of the Master Servicer, the Special Servicer or the master servicer and the special servicer under the WFRBS 2014-C20 Pooling and Servicing Agreement, may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the Woodbridge Center Intercreditor Agreement, the Pooling and Servicing Agreement or the WFRBS 2014-C20 Pooling and Servicing Agreement, require or cause such parties to violate the terms of the Woodbridge Center Loan Combination, or materially expand the scope of any of such parties’ responsibilities under the Woodbridge Center Intercreditor Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Woodbridge Center Intercreditor Agreement, if the Woodbridge Center Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the WFRBS 2014-C20 Pooling and Servicing Agreement, the WFRBS 2014-C20 Special Servicer will be required to sell the Woodbridge Center Mortgage Loan together with the Woodbridge Center Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the WFRBS 2014-C20 Trustee’s (or any third party hired by the WFRBS 2014-C20 Trustee in accordance with the WFRBS 2014-C20 Pooling and Servicing Agreement) obligation to review any offer received for the Woodbridge Center Mortgage Loan and the Woodbridge Center Companion Loan.  The Woodbridge Center Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.  See “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Appointment of Special Servicer.  The Woodbridge Center Controlling Note Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Woodbridge Center Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Woodbridge Center Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the WFRBS 2014-C20 Pooling and Servicing Agreement.

The Montgomery Mall Loan Combination

General.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Montgomery Mall, representing approximately 5.5% of the Cut-off Date Pool Balance (the “Montgomery Mall Mortgage Loan”), the related Mortgaged Property (the “Montgomery Mall Mortgaged Property”) also secures one other mortgage note that is pari passu in right of payment with the Montgomery Mall Mortgage Loan (the “Montgomery Mall Pari Passu Companion Loan” and, together with the Montgomery Mall Mortgage Loan, the “Montgomery Mall Loan Combination”).  The Montgomery Mall Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $46,000,000.  Only the Montgomery Mall Mortgage Loan is included in the Trust Fund.  The Montgomery Mall Pari Passu Companion Loan is not an asset of the Trust Fund.

The holders of the Montgomery Mall Loan Combination (the “Montgomery Mall Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Montgomery Mall Noteholder (the “Montgomery Mall Intercreditor Agreement”).

Servicing.  The Montgomery Mall Loan Combination will be serviced from and after the Closing Date by Wells Fargo Bank, National Association, in its capacity as a Master Servicer, and LNR Partners, LLC, in its capacity as a Special Servicer, pursuant to the terms of the Pooling and Servicing Agreement, subject to the terms of the Montgomery Mall Intercreditor Agreement.

Advances.  The Master Servicer or the Trustee under the Pooling and Servicing Agreement, as applicable, will be responsible for making any required principal and interest advances on the Montgomery Mall Mortgage Loan (but not on the Montgomery Mall Pari Passu Companion Loan) pursuant to the terms of the Pooling and Servicing Agreement and the Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement, as applicable, will be responsible for making any required Servicing Advances with respect to the Montgomery Mall Loan Combination, in each case unless the party required to make such advance determines that such an advance would not be recoverable from collections on the Montgomery Mall Loan Combination. Furthermore, after any securitization of the Montgomery Mall Pari Passu Companion Loan, only the applicable master servicer, special servicer and/or trustee under the servicing agreement governing such securitization (an “Other Securitization Servicing Agreement”) will be responsible for making advances of principal and interest on the Montgomery Mall Passu Companion Loan (but not on the Montgomery Mall Mortgage Loan), unless such master servicer, special servicer and/or trustee, as applicable, determines that such an advance would not be recoverable from collections on such Montgomery Mall Pari Passu Companion Loan, in each case unless the party required to make such advance determines that such an advance would not be recoverable from collections on such Montgomery Mall Pari Passu Companion Loan.

Reimbursement of Servicing Advances made with respect to the Montgomery Mall Pari Passu Companion Loan will be made as described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

Distributions.  The terms of the Montgomery Mall Intercreditor Agreement set forth the respective rights of the Montgomery Mall Noteholders with respect to distributions of funds received in respect of the Montgomery Mall Loan Combination, and provide, in general, that:

(a)
the Montgomery Mall Mortgage Loan and the Montgomery Mall Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

(b)
all payments, proceeds and other recoveries on or in respect of the Montgomery Mall Mortgage Loan and the Montgomery Mall Pari Passu Companion Loan will be applied to the Montgomery Mall Mortgage Loan and the Montgomery Mall Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Montgomery Mall Intercreditor Agreement, the Pooling and Servicing Agreement and the Other Securitization Servicing Agreement governing any securitization of the Montgomery Mall Pari Passu Companion Loan, as applicable.

Consultation and Control.  The controlling note holder under the Montgomery Mall Intercreditor Agreement with respect to the Montgomery Mall Loan Combination will be the Subordinate Class Representative (such party, the “Montgomery Mall Controlling Note Holder”).  As such, pursuant to the terms of the Montgomery Mall Intercreditor Agreement, certain decisions to be made with respect to the Montgomery Mall Loan Combination, including certain major decisions (which are substantially the same as the Material Actions described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents”) will require the approval of the Subordinate Class Representative as and to the extent described herein under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative”.  Generally, during a Subordinate Control Period, if the Subordinate Class Representative fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within ten (10) business days (or, in connection with a leasing matter, five (5) business days, or in connection with an acceptable insurance default, thirty (30) days) notice thereof, such decisions or actions will be deemed approved.  Pursuant to the terms of the Pooling and Servicing Agreement, the Subordinate Class Representative will have certain consent and/or consultation rights with respect to the Montgomery Mall Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the Trust Fund.

Pursuant to the terms of the Montgomery Mall Intercreditor Agreement, the holder of a Montgomery Mall Pari Passu Companion Loan (or, at any time a Montgomery Mall Pari Passu Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or any other party assigned the rights to exercise the rights of the holder of such Montgomery Mall Pari Passu Companion Loan, as and to the extent provided in the applicable Other Securitization Servicing Agreement as a non-controlling noteholder (the “Montgomery Mall Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to any major decisions or the implementation of any recommended actions outlined in an asset status report relating to the Montgomery Mall Loan Combination, that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Montgomery Mall Controlling Note Holder under such agreement within the same time frame that the Master Servicer or Special Servicer, as applicable, is required to provide such notices, information and reports to the Montgomery Mall Controlling Note Holder and (ii) to be consulted by the Master Servicer or Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the Montgomery Mall Intercreditor Agreement and the implementation by the Special Servicer of any recommended actions outlined in an asset status report.  The consultation right of the Montgomery Mall Non-Controlling Note Holders will expire ten (10) business days after the delivery by the Master Servicer or Special Servicer of notice and information relating to the matter subject to consultation, whether or not the Montgomery Mall Non-Controlling Note Holders have responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew.

Notwithstanding the Montgomery Mall Non-Controlling Note Holders’ consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Montgomery Mall Mortgage Loan and the Montgomery Mall Pari Passu Companion Loan.

In addition to the consultation rights of the Montgomery Mall Non-Controlling Note Holders described above, the Montgomery Mall Non-Controlling Note Holders will have the right to annual meetings (which may be held telephonically) with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Montgomery Mall Loan Combination are to be discussed.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the Montgomery Mall Intercreditor Agreement or the Pooling and Servicing Agreement or require or cause such parties to violate the terms of the Montgomery Mall Loan Combination.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Montgomery Mall Intercreditor Agreement, if the Montgomery Mall Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement and thereafter the Special Servicer determines pursuant to the Pooling and Servicing Agreement and the Montgomery Mall Intercreditor Agreement to pursue a sale of the Montgomery Mall Mortgage Loan, the Special Servicer will be required to sell the Montgomery Mall Mortgage Loan together with the Montgomery Mall Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review whether any offer received for the Montgomery Mall Mortgage Loan and the Montgomery Mall Pari Passu Companion Loan constitutes a fair price.  The Montgomery Mall Non-Controlling Note Holder will have consent rights in connection with such sale, as described above.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Termination of Special Servicer.  The Subordinate Class Representative (during a Subordinate Control Period) and the Certificateholders with the requisite percentage of voting rights (during a Collective Consultation Period or Senior Consultation Period) will have the right, with or without cause, to replace the related Special Servicer then acting with respect to the Montgomery Mall Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Montgomery Mall Non-Controlling Note Holders as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement.  For additional information regarding the servicing of the Montgomery Mall Loan Combination, see “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

The Pacific Design Center Loan Combination

General.  With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Pacific Design Center, representing approximately 5.1% of the Cut-off Date Pool Balance (the “Pacific Design Center Mortgage Loan”), the related Mortgaged Property (the “Pacific Design Center Mortgaged Property”) also secures one other mortgage note that is pari passu in right of payment with the Pacific Design Center Mortgage Loan (the “Pacific Design Center Pari Passu Companion Loan” and, together with the Pacific Design Center Mortgage Loan, the “Pacific Design Center Loan Combination”).  The Pacific Design Center Pari Passu Companion Loan has a principal balance as of the Cut-off Date of approximately $95,000,000.  Only the Pacific Design Center Mortgage Loan is included in the Trust Fund.  The Pacific Design Center Pari Passu Companion Loan is not an asset of the Trust Fund.

The holders of the promissory notes evidencing the Pacific Design Center Loan Combination (the “Pacific Design Center Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Pacific Design Center Noteholder (the “Pacific Design Center Intercreditor Agreement”).

As of the Closing Date, the Pacific Design Center Pari Passu Companion Loan will be held by an affiliate of the related Mortgage Loan Seller (and is subject to a repurchase facility with an unaffiliated institutional lender). Such holder will reserve the right to further divide or sell the companion loan to a third party at any time (subject to compliance with the terms of the related intercreditor agreement).

Servicing.  The Pacific Design Center Loan Combination will be serviced as follows:

(a)           from and after the Closing Date, but prior to the date that the Pacific Design Center Pari Passu Companion Loan is included in a securitization trust (the “Pacific Design Center Securitization Date”), the Pacific Design Center Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement and the Pacific Design Center Intercreditor Agreement; and

(b)           from and after the Pacific Design Center Securitization Date, the Pacific Design Center Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the Pacific Design Center Pari Passu Companion Loan (the “Pacific Design Center Pooling and Servicing Agreement”) and the Pacific Design Center Intercreditor Agreement and (y) by the master servicer and the special servicer appointed pursuant to the Pacific Design Center Pooling and Servicing Agreement.

The Pacific Design Center Intercreditor Agreement requires that the Pacific Design Center Pooling and Servicing Agreement contain certain terms and conditions that are customary for securitization transactions involving assets similar to the Pacific Design Center Loan Combination and that are otherwise (i) required by the Code relating to the tax elections of the Series 2014-LC16 Trust, (ii) required by law or changes in any law, rule or regulation or (iii) required by the rating agencies rating the securitizations involving the Pacific Design Center Mortgage Loan and the Pacific Design Center Pari Passu Companion Loan.

Advances.  Prior to the Pacific Design Center Securitization Date, the Master Servicer, the Special Servicer (with respect to Servicing Advances) or the Trustee, as applicable, will be responsible for making (i) any required advances of principal and interest on the Pacific Design Center Mortgage

Loan (but not on the Pacific Design Center Pari Passu Companion Loan) unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Pacific Design Center Mortgage Loan, and (ii) any required Servicing Advances with respect to the Pacific Design Center Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Pacific Design Center Loan Combination.  Reimbursement of Servicing Advances made with respect to the Pacific Design Center Pari Passu Companion Loan will be made as described herein under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

After the Pacific Design Center Securitization Date:

(a)           the Master Servicer or the Trustee, as applicable, will continue to be responsible for making advances of principal and interest on the Pacific Design Center Mortgage Loan (but not on the Pacific Design Center Pari Passu Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Pacific Design Center Mortgage Loan; and

(b)           the master servicer, the special servicer (with respect to servicing advances) or the trustee, as applicable, under the Pacific Design Center Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Pacific Design Center Pari Passu Companion Loan as required under the terms of the Pacific Design Center Pooling and Servicing Agreement (but not on the Pacific Design Center Mortgage Loan) and (ii) any required Servicing Advances with respect to the Pacific Design Center Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Pacific Design Center Pooling and Servicing Agreement.

Distributions.  The terms of the Pacific Design Center Intercreditor Agreement set forth the respective rights of the Pacific Design Center Noteholders with respect to distributions of funds received in respect of the Pacific Design Center Loan Combination, and provide, in general, that:

(a)           the Pacific Design Center Mortgage Loan and the Pacific Design Center Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

(b)           all payments, proceeds and other recoveries on or in respect of the Pacific Design Center Mortgage Loan and the Pacific Design Center Pari Passu Companion Loan will be applied to the Pacific Design Center Mortgage Loan and the Pacific Design Center Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Pacific Design Center Intercreditor Agreement, the Pooling and Servicing Agreement and the Pacific Design Center Pooling and Servicing Agreement, as applicable.

Consultation and Control.  The controlling note holder under the Pacific Design Center Intercreditor Agreement with respect to the Pacific Design Center Loan Combination will initially be the holder of the Pacific Design Center Pari Passu Companion Loan, and from and after the Pacific Design Center Securitization Date, will be the controlling class representative or such other party specified in the Pacific Design Center Pooling and Servicing Agreement (such party, the “Pacific Design Center Controlling Note Holder”).  Certain decisions to be made with respect to the Pacific Design Center Loan Combination, including certain major decisions pursuant to the Pacific Design Center Pooling and Servicing Agreement, will require the approval of the Pacific Design Center Controlling Note Holder.

Pursuant to the terms of the Pacific Design Center Intercreditor Agreement, the special servicer will be required to consult with the holder of the Pacific Design Center Mortgage Loan (which consultation rights will be exercisable by the Subordinate Class Representative) (the “Pacific Design Center Non-Controlling Note Holder”), on a strictly non-binding basis with respect to certain major decisions as set forth in the Pacific Design Center Intercreditor Agreement and the implementation by such special servicer of any recommended actions outlined in an asset status report.  The consultation right of the Pacific Design Center Non-Controlling Note Holder will expire 10 business days after the delivery by such master servicer or special servicer of notice and information relating to the matter subject to consultation, whether or not the Pacific Design Center Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10-business day consultation period will begin anew.

The Pacific Design Center Pooling and Servicing Agreement will be required to provide that the master servicer and the special servicer are required to provide copies of any notice, information and report that such master servicer is required to provide to the Pacific Design Center Controlling Note Holder pursuant to the Pacific Design Center Pooling and Servicing Agreement with respect to certain major decisions as set forth in the Pacific Design Center Intercreditor Agreement or the implementation of any recommended actions outlined in an asset status report relating to the Pacific Design Center Loan Combination to the Pacific Design Center Non-Directing Note Holder, within the same time frame it is required to provide to the Pacific Design Center Controlling Note Holder.

Notwithstanding the Pacific Design Center Non-Controlling Note Holder’s consultation rights described above, the master servicer or the special servicer, as applicable is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10-business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Pacific Design Center Mortgage Loan and the Pacific Design Center Pari Passu Companion Loan.

In addition to the consultation rights of the Pacific Design Center Non-Controlling Note Holder described above, the Pacific Design Center Non-Controlling Note Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Pacific Design Center Loan Combination are discussed.

Neither the Master Servicer nor the Special Servicer, or after the Pacific Design Center Securitization Date, neither the master servicer nor the special servicer under the Pacific Design Center Pooling and Servicing Agreement, may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, or require or cause such parties to violate provisions of the Pacific Design Center Intercreditor Agreement, the Pooling and Servicing Agreement or the Pacific Design Center Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan.  Pursuant to the terms of the Pacific Design Center Intercreditor Agreement, if the Pacific Design Center Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the Pacific Design Center Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the Pacific Design Center Mortgage Loan together with the Pacific Design Center Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the obligation of the Trustee or the trustee under the Pacific Design Center Pooling and Servicing Agreement (or any third party hired by the Trustee or trustee in accordance with the Pooling and Servicing Agreement or Pacific Design Center Pooling and Servicing Agreement, as applicable) to review any offer received for the Pacific Design Center Mortgage Loan and the Pacific Design Center Pari Passu Companion Loan.  See “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Appointment of Special Servicer.  The Pacific Design Center Controlling Note Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Pacific Design Center Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Pacific Design Center Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pacific Design Center Intercreditor Agreement.

The JL Holdings - Burger King Portfolio - 90 Loan Combination

General.  The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings - Burger King Portfolio - 90 (the “JL Holdings - Burger King Portfolio - 90 Mortgaged Properties”), representing approximately 2.3% of the Cut-off Date Pool Balance, with a Cut-off Date Principal Balance of $22,784,106 (the “JL Holdings - Burger King Portfolio - 90 Mortgage Loan”), is part of a Loan Combination comprised of three promissory notes, each of which is secured by the same mortgage instruments on the same underlying Mortgaged Properties (collectively, the “JL Holdings - Burger King Portfolio - 90 Mortgaged Property”).  The JL Holdings - Burger King Portfolio - 90 Mortgage Loan is evidenced by promissory note A-2.  The portion of the JL Holdings - Burger King Portfolio - 90 Loan Combination evidenced by promissory note A-1, with an outstanding principal balance as of the Cut-off Date of $26,763,862, which is currently held by the COMM 2014-LC15 Mortgage Trust, is referred to in this prospectus supplement as the “JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan”.  The mortgage loan evidenced by promissory note B, with an outstanding principal balance as of the Cut-off Date of $10,000,000, which is currently held by ARC Realty Finance Operating Partnership, L.P., is referred to in this prospectus supplement as the “JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan.”

The JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan are collectively referred to in this prospectus supplement as the “JL Holdings - Burger King Portfolio - 90 Senior Notes.” The JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan and the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan are collectively referred to in this prospectus supplement as the “JL Holdings - Burger King Portfolio - 90 Companion Loans”. The JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Companion Loans are collectively referred to in this prospectus supplement as the “JL Holdings - Burger King Portfolio - 90 Loan Combination”.  The JL Holdings - Burger King Portfolio - 90 Senior Notes are pari passu in right of payment with one another and the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan is generally subordinate in right of payment to the JL Holdings - Burger King Portfolio - 90 Senior Notes as and to the extent described in “—Distributions” below.  The JL Holdings - Burger King Portfolio - 90 Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the JL Holdings - Burger King Portfolio - 90 Senior Notes (collectively, the “JL Holdings - Burger King Portfolio - 90 Senior Noteholders”) and the holder of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan (the “JL Holdings - Burger King Portfolio - 90 Junior Noteholder”) have entered into a co-lender agreement, which sets forth the respective rights of each of the holders of the JL Holdings - Burger King Portfolio - 90 Loan Combination (the “JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement”).  The holders of the JL Holdings - Burger King Portfolio - 90 Senior Notes have entered into a co-lender agreement, which sets forth the respective rights of  the holders of each of the JL Holdings - Burger King Portfolio - 90 Senior Notes (the “JL Holdings - Burger King Portfolio - 90 A/A Intercreditor Agreement”, and together with the JL Holdings – Burger King Portfolio – 90 A/B Intercreditor Agreement, the “JL Holdings – Burger King Portfolio – 90 Intercreditor Agreement”).

Each of the JL Holdings - Burger King Portfolio - 90 Senior Notes has an interest rate of 4.89991% per annum and the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan has an interest rate of 11.000% per annum. For the purpose of the information presented in this prospectus supplement with respect to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan, the loan per net rentable area, debt service coverage ratio, loan-to-value ratio and debt yield information for the JL Holdings - Burger King Portfolio - 90 Mortgage Loan has been calculated based on the JL Holdings - Burger King Portfolio - 90 Senior Notes and without regard to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan.

Servicing.  The JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan is held by the COMM 2014-LC15 Mortgage Trust as part of a commercial mortgage pool backing the COMM 2014-LC15 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “COMM 2014-LC15 Certificates”); and the securitization involving the issuance thereof, the “COMM 2014-LC15 Securitization”).  The COMM 2014-LC15 Certificates were issued, and the JL Holdings - Burger King Portfolio - 90 Loan Combination is being serviced and administered, pursuant to that certain Pooling and

Servicing Agreement, dated as of March 1, 2014 (the “COMM 2014-LC15 Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation as depositor (the “COMM 2014-LC15 Depositor”), Wells Fargo Bank, National Association as master servicer (in such capacity, the “COMM 2014-LC15 Master Servicer”), certificate administrator (in such capacity, the “COMM 2014-LC15 Certificate Administrator”), custodian (in such capacity, the “COMM 2014-LC15 Custodian”) and paying agent, Rialto Capital Advisors, LLC as special servicer (in such capacity, the “COMM 2014-LC15 Special Servicer”), U.S. Bank National Association as trustee (in such capacity, the “COMM 2014-LC15 Trustee”) and Situs Holdings, LLC as operating advisor (in such capacity, the “COMM 2014-LC15 Operating Advisor”).  Accordingly, the JL Holdings - Burger King Portfolio - 90 Loan Combination is a Non-Serviced Loan Combination.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations—Servicing of the JL Holdings – Burger King Portfolio – 90 Loan Combination” in this prospectus supplement.

Advancing.  The Master Servicer or the Trustee, as applicable, will be obligated to make monthly debt service advances on the JL Holdings - Burger King Portfolio - 90 Mortgage Loan (but not on the JL Holdings - Burger King Portfolio - 90 Companion Loans), and the COMM 2014-LC15 Master Servicer or the COMM 2014-LC15 Trustee, as applicable, will be obligated to make property advances with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination, in each case unless the Master Servicer, the Special Servicer, the Trustee, the COMM 2014-LC15 Master Servicer, the COMM 2014-LC15 Special Servicer or the COMM 2014-LC15 Trustee, as applicable, determines that such an advance would be nonrecoverable from related collections.

The Master Servicer will not advance any principal and/or interest amounts with respect to the JL Holdings - Burger King Portfolio - 90 Companion Loans.

Distributions.  Pursuant to the terms of the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement and the JL Holdings - Burger King Portfolio - 90 A/A Intercreditor Agreement, for so long as (a) no event of default with respect to an obligation of the related borrower to make a debt service payment or required repayment (including any balloon payment) due under the JL Holdings - Burger King Portfolio - 90 Loan Combination has occurred and is continuing and (b) no other monetary event of default or non-monetary event of default that results in the JL Holdings - Burger King Portfolio - 90 Loan Combination becoming a specially serviced loan has occurred and is continuing, (or, in either case, any such default has been cured by the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan Holder or the cure period granted to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan Holder has not expired), all amounts available for payments on the JL Holdings - Burger King Portfolio - 90 Loan Combination (other than any amounts for required reserves or escrows required by the related loan documents and proceeds, awards or settlements to be applied to the restoration or repair of a JL Holdings - Burger King Portfolio - 90 Mortgaged Property or released to the related borrower in accordance with the applicable servicing standard or the related loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following order of priority, to the extent of available funds:

first, to each of the COMM 2014-LC15 Master Servicer, the COMM 2014-LC15 Special Servicer and the COMM 2014-LC15 Trustee, all unreimbursed costs and expenses paid by such entity with respect to the JL Holdings - Burger King Portfolio - 90 Senior Notes or the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties, including unreimbursed advances and interest thereon;

second, to the COMM 2014-LC15 Master Servicer, any accrued and unpaid servicing fees earned by it with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination under the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement or the COMM 2014-LC15 Pooling and Servicing Agreement, and then to the COMM 2014-LC15 Special Servicer, any accrued and unpaid special servicing fees, workout fees or liquidation fees earned by it with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination under the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement or the COMM 2014-LC15 Pooling and Servicing Agreement;

third, to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the principal balance of the JL Holdings - Burger King Portfolio -

90 Senior Notes (at a per annum rate equal to the interest rate on the JL Holdings - Burger King Portfolio - 90 Senior Notes minus the applicable servicing fee rate);

fourth, to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to (i) any scheduled principal payment in respect of the JL Holdings - Burger King Portfolio - 90 Senior Notes, (ii) their pro rata portion (based on the relative outstanding principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan) of any balloon payments on the JL Holdings - Burger King Portfolio - 90 Loan Combination, (iii) any prepayment representing the allocated loan amount (as defined in the related loan agreement) for the JL Holdings - Burger King Portfolio - 90 Senior Notes for an individual JL Holdings - Burger King Portfolio - 90 Mortgaged Property pursuant to the related loan agreement; and (iv) their pro rata portion (based on the relative outstanding principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan) of any other prepayment (including any partial prepayment) on the JL Holdings - Burger King Portfolio - 90 Loan Combination, in each case to be applied in reduction of the principal balance of the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis;

fifth, to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis, (A) interest at the related interest rate on the JL Holdings - Burger King Portfolio - 90 Senior Notes on any JL Holdings - Burger King Portfolio - 90 Realized Principal Loss (as defined below) allocated to the principal balance of the JL Holdings - Burger King Portfolio - 90 Senior Notes and (B) reimbursement of any  JL Holdings - Burger King Portfolio - 90 Realized Principal Losses by which the principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes were reduced;

sixth, to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, up to the amount of any unreimbursed advance or cure payment made by the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan Holder with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination or the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties pursuant to the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement or the COMM 2014-LC15 Pooling and Servicing Agreement;

seventh, to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan (at a per annum rate equal to the interest rate on the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan minus the applicable servicing fee rate);

eighth, to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, in an amount equal to (i) its pro rata portion (based on the relative outstanding principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan) of any balloon payments on the JL Holdings - Burger King Portfolio - 90 Loan Combination, (ii) any prepayment representing the allocated loan amount (as defined in the related loan agreement) for the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan for an individual JL Holdings - Burger King Portfolio - 90 Mortgaged Property pursuant to the related loan agreement, and (iii) its pro rata portion (based on the relative outstanding principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan) of any other prepayment (including any partial prepayment) on the JL Holdings - Burger King Portfolio - 90 Loan Combination, in each case to be applied in reduction of the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan;

ninth, to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, (A) interest at the related interest rate on the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan on any JL Holdings - Burger King Portfolio - 90 Realized Principal Loss allocated to the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan and (B) reimbursement of any  JL Holdings - Burger King Portfolio - 90 Realized Principal Losses by which the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan was reduced;

tenth, any interest accrued at the default interest rate on the principal balance of the JL Holdings - Burger King Portfolio - 90 Senior Notes during the related interest period and any amounts representing late payment changes, pro rata and pari passu, to (A) the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis, their respective pro rata portions (based on the relative outstanding principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan) of any late payment charges and an amount calculated on the principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes prior to the application of funds in accordance with this waterfall at the default interest rate for the JL Holdings - Burger King Portfolio - 90 Senior Notes, and (B) to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, its pro rata portion (based on the relative outstanding principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan) of any late payment charges and an amount calculated on the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, in each case, to the extent actually paid by the related borrower and not applied to pay interest accrued in respect of any servicing advance or any costs incurred with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination or, in the case of default interest or late payment charges payable in respect of the JL Holdings - Burger King Portfolio - 90 Senior Notes, payable to any servicer or the trustee (if any) pursuant to the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement, the JL Holdings - Burger King Portfolio - 90 A/A Intercreditor Agreement or the COMM 2014-LC15 Pooling and Servicing Agreement;

eleventh, to the extent of any JL Holdings - Burger King Portfolio - 90 Prepayment Premium actually received, pro rata (based on the amounts described in clauses (A) and (B) that follow) and pari passu, to: (A) the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis, an amount equal to the JL Holdings - Burger King Portfolio - 90 Prepayment Premium payable in respect of JL Holdings - Burger King Portfolio - 90 Senior Notes based on the amount of any prepayment actually received and allocated to the JL Holdings - Burger King Portfolio - 90 Senior Notes as provided in clause fourth above, such amount to be determined (i) if such JL Holdings - Burger King Portfolio - 90 Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the JL Holdings - Burger King Portfolio - 90 Senior Notes being prepaid and (ii) if the JL Holdings - Burger King Portfolio - 90 Prepayment Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the JL Holdings - Burger King Portfolio - 90 Prepayment Premium for the JL Holdings - Burger King Portfolio - 90 Senior Notes based on the formula provided in the loan documents but calculated based on the interest rate of the JL Holdings - Burger King Portfolio - 90 Senior Notes and the amount of the principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes being prepaid, and (B) the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, an amount equal to any JL Holdings - Burger King Portfolio - 90 Prepayment Premium payable in respect of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan based on the amount of any prepayment actually received and allocated to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan as provided in clause eighth above, such amount to be determined (i) if such JL Holdings - Burger King Portfolio - 90 Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan being prepaid and (ii) if the JL Holdings - Burger King Portfolio - 90 Prepayment Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the JL Holdings - Burger King Portfolio - 90 Prepayment Premium for the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan based on the formula provided in the loan documents but calculated based on the interest rate of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan and the amount of the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan being prepaid; in each case, to the extent actually paid by the borrower and not payable to any servicer or the trustee (if any) pursuant to the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement, the JL Holdings - Burger King Portfolio - 90 A/A Intercreditor Agreement or the COMM 2014-LC15 Pooling and Servicing Agreement; and

twelfth,  to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan, the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan and the JL Holdings - Burger King Portfolio - 90

Subordinate Companion Loan, pro rata (based on the relative initial principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan), any excess amounts paid by the related borrower.

A “JL Holdings - Burger King Portfolio - 90 Realized Principal Loss” means any reduction in the principal balance of the JL Holdings - Burger King Portfolio - 90 Loan Combination that does not result in an accompanying payment of principal, which may result from, but is not limited to, cancellation or forgiveness of any portion of such principal balance or reduction in the interest rate of the JL Holdings - Burger King Portfolio - 90 Loan Combination in connection with a bankruptcy or similar proceeding of the mortgage borrower or a modification or amendment of the JL Holdings - Burger King Portfolio - 90 Loan Combination granted by the COMM 2014-LC15 Master Servicer or COMM 2014-LC15 Special Servicer. JL Holdings - Burger King Portfolio - 90 Realized Principal Losses are applied first to reduce the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, and then to reduce the principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes on a pro rata and pari passu basis.

“JL Holdings - Burger King Portfolio - 90 Prepayment Premium” means any prepayment premium, yield maintenance or spread maintenance premium or similar fee required to be paid in connection with a prepayment of the JL Holdings - Burger King Portfolio - 90 Loan Combination, not including any exit fees.

Generally, for so long as (a) an event of default with respect to an obligation of the related borrower to make a debt service payment or required repayment (including any balloon payment) under the JL Holdings - Burger King Portfolio - 90 Loan Combination has occurred and is continuing or (b) any other monetary event of default or non-monetary event of default that results in the JL Holdings - Burger King Portfolio - 90 Loan Combination becoming a specially serviced loan has occurred and is continuing, and in each case has not been cured by the holder of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan (and any related cure period granted to the JL Holdings - Burger King Portfolio - 90 Junior Noteholder has expired), all amounts available for payments on the JL Holdings - Burger King Portfolio - 90 Loan Combination (other than any amounts for required reserves or escrows required by the related loan documents and proceeds, awards or settlements to be applied to the restoration or repair of a related JL Holdings - Burger King Portfolio - 90 Mortgaged Property or released to the related borrower in accordance with the applicable servicing standard or the related loan documents), including, without limitation, payments received in connection with any guaranty or indemnity agreement, will be allocated generally in the following order of priority, to the extent of available funds:

(i)           first, to each of the COMM 2014-LC15 Master Servicer, the COMM 2014-LC15 Special Servicer and the COMM 2014-LC15 Trustee, all unreimbursed costs and expenses paid by such entity with respect to the JL Holdings - Burger King Portfolio - 90 Senior Notes or the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties, including unreimbursed Advances and interest thereon;

(ii)          second, to the COMM 2014-LC15 Master Servicer, any accrued and unpaid servicing fees earned by it with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination under the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement or the COMM 2014-LC15 Pooling and Servicing Agreement, and then to the COMM 2014-LC15 Special Servicer, any accrued and unpaid special servicing fees and any workout fees or liquidation fees earned by it with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination under the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement or the COMM 2014-LC15 Pooling and Servicing Agreement;

(iii)          third, to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis, in an amount equal to the accrued and unpaid interest on the principal balance of the JL Holdings - Burger King Portfolio - 90 Senior Notes (at a per annum rate equal to the interest rate on the JL Holdings - Burger King Portfolio - 90 Senior Notes minus the applicable servicing fee rate);

(iv)           fourth, to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis, up to an amount equal to the outstanding principal balance of the JL Holdings - Burger King Portfolio - 90 Senior Notes, until reduced to zero;

(v)            fifth, to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis, (A) interest at the related interest rate on the JL Holdings - Burger King Portfolio - 90 Senior Notes on any JL Holdings - Burger King Portfolio - 90 Realized Principal Loss allocated to the principal balance of the JL Holdings - Burger King Portfolio - 90 Senior Notes and (B) reimbursement of any JL Holdings - Burger King Portfolio - 90 Realized Principal Losses by which the principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes were reduced;

(vi)           sixth, to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, up to the amount of any unreimbursed advance or cure payment made by the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan Holder with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination or the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties pursuant to the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement or the COMM 2014-LC15 Pooling and Servicing Agreement;

(vii)          seventh, to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan (at a per annum rate equal to the interest rate on the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan minus the applicable servicing fee rate);

(viii)         eighth, to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, up to an amount equal to the outstanding principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, until reduced to zero;

(ix)          ninth, to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, (A) interest at the related interest rate on the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan on any JL Holdings - Burger King Portfolio - 90 Realized Principal Loss allocated to the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan and (B) reimbursement of any JL Holdings - Burger King Portfolio - 90 Realized Principal Losses by which the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan was reduced;

(x)            tenth, any interest accrued at the default interest rate on the principal balance of the JL Holdings - Burger King Portfolio - 90 Senior Notes during the related interest period and any amounts representing late payment changes, pro rata and pari passu, to (A) the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis, their respective pro rata portions (based on the relative outstanding principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan) of any late payment charges and an amount calculated on the principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes prior to the application of funds in accordance with this waterfall at the default interest rate for the JL Holdings - Burger King Portfolio - 90 Senior Notes, and (B) to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, its pro rata portion (based on the relative outstanding principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan) of any late payment charges and an amount calculated on the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan prior to the application of funds in accordance with this waterfall at the default interest rate for the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, in each case, to the extent actually paid by the related borrower and not applied to pay interest accrued in respect of any servicing advance or any costs incurred with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination or, in the case of default interest or late payment charges payable in respect of the JL Holdings - Burger King Portfolio - 90 Senior Notes, payable to any servicer or the trustee (if any) pursuant to the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement, the JL Holdings - Burger King Portfolio - 90 A/A Intercreditor Agreement or the COMM 2014-LC15 Pooling and Servicing Agreement;

(xi)           eleventh, to the extent of any JL Holdings - Burger King Portfolio - 90 Prepayment Premium actually received, pro rata (based on the amounts described in clauses (A) and (B) that follow) and pari passu, to: (A) the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, on a pro rata and pari passu basis, an amount equal to the JL Holdings - Burger King Portfolio - 90 Prepayment Premium payable in respect of JL Holdings - Burger King Portfolio - 90 Senior Notes based on the amount of any prepayment actually received and allocated to the JL Holdings - Burger King Portfolio - 90 Senior Notes as provided in clause fourth above, such amount to be determined (i) if such JL Holdings - Burger King Portfolio - 90 Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the JL Holdings - Burger King Portfolio - 90 Senior Notes being prepaid and (ii) if the JL Holdings - Burger King Portfolio - 90 Prepayment Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the JL Holdings - Burger King Portfolio - 90 Prepayment Premium for the JL Holdings - Burger King Portfolio - 90 Senior Notes based on the formula provided in the loan documents but calculated based on the interest rate of the JL Holdings - Burger King Portfolio - 90 Senior Notes and the amount of the principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes being prepaid, and (B) the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, an amount equal to any JL Holdings - Burger King Portfolio - 90 Prepayment Premium payable in respect of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan based on the amount of any prepayment actually received and allocated to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan as provided in clause eighth above, such amount to be determined (i) if such JL Holdings - Burger King Portfolio - 90 Prepayment Premium is in the nature of a fixed percentage of the amount prepaid, by multiplying such percentage by the portion of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan being prepaid and (ii) if the JL Holdings - Burger King Portfolio - 90 Prepayment Premium is a “yield maintenance” or “spread maintenance” premium, by separately computing the JL Holdings - Burger King Portfolio - 90 Prepayment Premium for the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan based on the formula provided in the loan documents but calculated based on the interest rate of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan and the amount of the principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan being prepaid; in each case, to the extent actually paid by the borrower and not payable to any servicer or the trustee (if any) pursuant to the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement, the JL Holdings - Burger King Portfolio - 90 A/A Intercreditor Agreement or the COMM 2014-LC15 Pooling and Servicing Agreement; and

(xii)          twelfth, to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan, the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan and the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, pro rata (based on the relative initial principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan), any excess amounts paid by the related borrower.

Consent Rights. The JL Holdings - Burger King Portfolio - 90 Directing Holder may exercise the rights and powers granted to the “directing holder” under the COMM 2014-LC15 Pooling and Servicing Agreement with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination. In addition, (i) the COMM 2014-LC15 Special Servicer will be required to consult on a non-binding basis with the JL Holdings - Burger King Portfolio - 90 Directing Holder at any time (whether or not an event of default has occurred) and consider alternative actions recommended by the JL Holdings - Burger King Portfolio - 90 Directing Holder in connection with (A) any adoption or implementation or amendment or modification to the business plan submitted by the related borrower with respect to the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties, (B) any adoption or implementation or amendment or modification to the operating budget submitted by the related borrower with respect to the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties or (C) the waiver of any notice provisions related to prepayment, and (ii) prior to taking any of the following actions, the COMM 2014-LC15 Special Servicer will be required to notify the JL Holdings - Burger King Portfolio - 90 Loan of its proposal to take any of such actions and to receive the written approval of the JL Holdings - Burger King Portfolio - 90 Directing Holder’s (which approval (x) may be withheld in its sole discretion and (y) will be deemed to have been given if no response is delivered within 10 business days of receipt of notice) (each of the following, a “JL Holdings - Burger King Portfolio - 90 Major Decision”):

(i)          any modification or waiver of a monetary term of the JL Holdings - Burger King Portfolio - 90 Loan Combination and any modification of, or waiver that would result in the extension (other than in accordance with the loan documents) or acceleration of, the maturity date of the JL Holdings - Burger King Portfolio - 90 Loan Combination, a reduction in the interest rate or the monthly debt service payment or a deferral or forgiveness of interest on or principal or a modification or waiver of any other monetary term (including reserve requirements) relating to the timing or amount of any payment of principal and interest (other than default interest), or any modification or waiver of any material non-monetary term (including, but not limited to, any material term relating to insurance and provisions restricting the ability of the related borrower or its equity owners from incurring additional debt or transferring interests in the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties or the related borrower) of the JL Holdings - Burger King Portfolio - 90 Loan Combination;

(ii)         any modification or amendment of, or waiver with respect to, the JL Holdings - Burger King Portfolio - 90 Loan Combination that would result in a discounted pay-off of the JL Holdings - Burger King Portfolio - 90 Loan Combination;

(iii)        any foreclosure upon or comparable conversion (which may include acquisition of an REO property with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination) of the ownership of the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties (or any portion thereof) or any acquisition of the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties by deed-in-lieu of foreclosure or any determination to accelerate the JL Holdings - Burger King Portfolio - 90 Loan Combination (other than automatic accelerations pursuant to the loan documents);

(iv)        any direct or indirect sale or other transfer of an REO property with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination (or any portion thereof);

(v)         any waiver of or determination not to enforce a “due-on-sale” or “due-on encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in a substantive legal action by the related borrower);

(vi)        any action to bring the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties or an REO property with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination into compliance with environmental laws;

(vii)       any substitution or release (including by means of an additional lien or the subordination of an existing lien) of collateral or acceptance of additional collateral for the JL Holdings - Burger King Portfolio - 90 Loan Combination, except as expressly permitted by the loan documents without lender’s consent;

(viii)       any release of the related borrower, any guarantor or indemnitor from liability with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination, including without limitation, by acceptance of an assumption of the JL Holdings - Burger King Portfolio - 90 Loan Combination by a successor borrower, or any modification to, waiver of any provision of, or release of, any guaranty or indemnity agreement, except in each case as expressly permitted by the loan documents without lender’s consent;

(ix)        any transfer (as defined in the related loan agreement) of the JL Holdings - Burger King Portfolio - 90 Loan Combination or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower, except (other than in connection with an REO Property with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination) in each case as expressly permitted by the loan documents without lender’s consent;

(x)         any incurrence of additional debt by the related borrower or any affiliate thereof (including any mezzanine loan or preferred equity transaction that is substantively equivalent to a mezzanine loan), including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement except as expressly permitted by the loan documents without lender’s consent;

(xi)        the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

(xii)       the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty (as defined in the related loan agreement);

(xiii)       the settlement of any hazard insurance claim for a cash payment that will be applied to the principal amount of the JL Holdings - Burger King Portfolio - 90 Senior Notes or the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan if such repayment would not result in the payment in full of all amounts due and payable to the JL Holdings - Burger King Portfolio - 90 Directing Holder;

(xiv)       the entering into, termination or replacement of a property manager, franchisor or licensor or execution, termination, renewal or material modification of any property management, franchise or license agreement, except (other than in connection with an REO Property, with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination) as expressly permitted by the loan documents without lender’s consent;

(xv)        the entering into, termination or modification of the master lease (as defined in the related loan agreement) any ground lease or ground lessor estoppel agreement, except (other than in connection with an REO property with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination) as expressly permitted under the loan documents without lender consent;

(xvi)       the termination or modification of any reciprocal easement agreement or development agreement, except (other than in connection with an REO property with respect to JL Holdings - Burger King Portfolio - 90 Loan Combination) as expressly permitted under the loan documents without lender consent;

(xvii)      any consent to a material lease or amendment thereto or to a material alteration (as defined in the related loan agreement);

(xviii)     any waiver of any of the covenants or restrictions regarding special purpose entities set forth in the loan documents or the organizational documents of the related borrower;

(xix)      any modification, waiver or amendment of, or consent under, any intercreditor or similar agreement relating to other indebtedness incurred by the related borrower or any owner or affiliate thereof;

(xx)        any approval of an annual budget, operating expense budget or capital expense budget or any approval of material variations from such budgets (except as expressly permitted by the loan documents without lender’s consent);

(xxi)       any waiver of an obligation to contribute cash to a reserve;

(xxii)      the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the loan documents and for which there is no material lender discretion;

(xxiii)     any determination to rebuild the JL Holdings - Burger King Portfolio - 90 Mortgaged Property after the occurrence of a casualty or condemnation (except as expressly permitted by the loan documents without lender’s consent); or

(xxiv)     any modification or amendment in any material respect of any insurance requirements (including any deductibles, limits, qualifications of insurers or terrorism or environmental insurance requirements).

The “JL Holdings - Burger King Portfolio - 90 Directing Holder”, as of any date of determination, will be:

(i)          the JL Holdings - Burger King Portfolio - 90 Junior Noteholder, unless (i) a JL Holdings - Burger King Portfolio - 90 Control Appraisal Event has occurred and is continuing, or (ii) the related borrower, the related guarantor or an affiliate of the related borrower or guarantor is a holder of an interest in the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan; and

(ii)         the holder of the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan or its designee (which, in accordance with, and subject to any limitations set forth in, the COMM 2014-LC15 Pooling and Servicing Agreement will be the controlling class representative for the COMM 2014-LC15 Securitization) if either of the events described in subclauses (i) and (ii) of the immediately preceding clause (a) has occurred and is continuing.

A “JL Holdings - Burger King Portfolio - 90 Control Appraisal Event” means that (a)(1) the initial principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, minus (2) the sum of (w) any payments of principal (whether as prepayments or otherwise) allocated to, and paid to, the JL Holdings - Burger King Portfolio - 90 Junior Noteholder in respect of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan (but excluding reimbursements of any cure payments or advances made by the JL Holdings - Burger King Portfolio - 90 Junior Noteholder), (x) any Appraisal Reduction Amounts with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination allocable to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, and (z) without duplication of amounts deducted as a result of clause (x), any JL Holdings - Burger King Portfolio - 90 Realized Principal Loss allocable to the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, is less than (b) 25% of an amount equal to (1) the initial principal balance of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan, minus (2) any payments of principal (whether as prepayments or otherwise) allocated to, and paid to, the JL Holdings - Burger King Portfolio - 90 Junior Noteholder in respect of the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan (but excluding reimbursements of any cure payments or advances made by the JL Holdings - Burger King Portfolio - 90 Junior Noteholder).

Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the JL Holdings - Burger King Portfolio - 90 Directing Holder may (and the JL Holdings - Burger King Portfolio - 90 Senior Noteholders and the COMM 2014-LC15 Master Servicer and COMM 2014-LC15 Special Servicer are to ignore and act without regard to any such advice, direction or objection that the JL Holdings - Burger King Portfolio - 90 Senior Noteholders, or the COMM 2014-LC15 Master Servicer or COMM 2014-LC15 Special Servicer has determined in its reasonable, good faith judgment, will) require or cause the JL Holdings - Burger King Portfolio - 90 Senior Noteholders or the COMM 2014-LC15 Master Servicer or COMM 2014-LC15 Special Servicer to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the applicable servicing standard or violate the REMIC regulations or violate any other provisions of the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement or the COMM 2014-LC15 Pooling Servicing Agreement.

Upon the occurrence of an appraisal triggering event with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination, or the ordering of any updated appraisal, the JL Holdings - Burger King Portfolio - 90 Directing Holder has the right to direct the COMM 2014-LC15 Special Servicer to hire an appraiser reasonably satisfactory to the JL Holdings - Burger King Portfolio - 90 Directing Holder to prepare a second appraisal of the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties at the expense of the JL Holdings - Burger King Portfolio - 90 Directing Holder. If the appraised value of the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties determined by the second appraisal does not differ from that used in determining the related Appraisal Reduction Amount by more than 10%, the first appraisal will be utilized to determine the allocation of the related Appraisal Reduction Amount to the principal balances of the JL Holdings - Burger King Portfolio - 90 Senior Notes and the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan. If the appraised value of the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties determined by the second appraisal differs from that used in determining the related Appraisal Reduction Amount by more than 10%, the Special Servicer will be required to direct the appraisers to jointly appoint a third appraiser, at the expense of the JL Holdings - Burger King Portfolio - 90 Junior Note Holder, to reconcile the differences between the appraised values determined under each Appraisal. The determination of the third appraiser will be the final and binding determination of the appraised value of the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties for the purposes of the JL Holdings - Burger King Portfolio - 90 A/A Intercreditor Agreement and the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement until the preparation of a new appraisal, if any, is required in accordance with the terms of the COMM 2014-LC15 Pooling and Servicing Agreement. Until the appraised value of the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties has been determined in accordance with the second or third appraisal, as applicable, the appraisal value of the first appraisal governs.

Notwithstanding the foregoing, the JL Holdings - Burger King Portfolio - 90 Directing Holder is entitled to avoid a JL Holdings - Burger King Portfolio - 90 Control Appraisal Event caused by application of an Appraisal Reduction Amount (a) upon the JL Holdings - Burger King Portfolio - 90 Directing Holder delivering cash collateral or an unconditional and irrevocable standby letter of credit payable on sight demand (and meeting certain requirements set forth in the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement) and (b) so long as the amount of such cash or letter of credit is sufficient, when added to the appraised value of the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties, to cause the JL Holdings - Burger King Portfolio - 90 Control Appraisal Event not to occur.

In addition, pursuant to the terms of the JL Holdings - Burger King Portfolio - 90 A/A Intercreditor Agreement, in the event that the holder of the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan is the JL Holdings - Burger King Portfolio - 90 Directing Holder, the holder of the JL Holdings - Burger King Portfolio - 90 Mortgage Loan will have the right to (1) receive certain information and consult with the Special Servicer on a strictly non-binding basis with respect to JL Holdings - Burger King Portfolio - 90 Major Decisions and the implementation of any recommended actions outlined in an asset status report with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination and (2) annual conference calls with the COMM 2014-LC15 Master Servicer or COMM 2014-LC15 Special Servicer, as applicable, in which servicing issues related to the JL Holdings - Burger King Portfolio - 90 Loan Combination are discussed.

Cure Rights. The JL Holdings - Burger King Portfolio - 90 Junior Noteholder will have the right to cure monetary and material non-monetary defaults, subject to notice requirements and a limit on the maximum number of cures over the life of the JL Holdings - Burger King Portfolio - 90 Loan Combination. The JL Holdings - Burger King Portfolio - 90 Junior Noteholder’s right to cure monetary defaults and non-monetary defaults will be limited to six (6) cure events during the term of the JL Holdings - Burger King Portfolio - 90 Loan Combination and no single cure event may exceed four (4) consecutive months. If the JL Holdings - Burger King Portfolio - 90 Junior Noteholder elects to cure an event of default, it must cure any monetary event of default within five business days of receipt of notice of such default from the JL Holdings - Burger King Portfolio - 90 Senior Noteholders, and must cure any non-monetary event of default within 30 days of receipt of notice of such default from the JL Holdings - Burger King Portfolio - 90 Senior Noteholders, the COMM 2014-LC15 Master Servicer or the COMM 2014-LC15 Special Servicer (which non-monetary default cure period may be extended to 90 days if certain conditions are satisfied (to the extent no bankruptcy or other insolvency related event exists and to the extent that there is no material adverse effect on the related borrower, the value, use or operation of the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties or the value of the JL Holdings - Burger King Portfolio - 90 Loan Combination).

So long as a default exists under the JL Holdings - Burger King Portfolio - 90 Loan Combination that is being cured by the JL Holdings - Burger King Portfolio - 90 Junior Noteholder and the cure period has not expired, the COMM 2014-LC15 Master Servicer, the COMM 2014-LC15 Special Servicer and the COMM 2014-LC15 Trustee may not treat such default as a default or an event of default under the JL Holdings - Burger King Portfolio - 90 Loan Combination for purposes of the allocation of collections on the JL Holdings - Burger King Portfolio - 90 Loan Combination as described under “—Distributions” above, for purposes of treating the JL Holdings - Burger King Portfolio - 90 Loan Combination as a specially serviced loan or for purposes of accelerating the JL Holdings - Burger King Portfolio - 90 Loan Combination, modifying, amending or waiving any provisions of the related loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties.

Purchase Option. If the (a) an event of default with respect to an obligation of the borrower to pay money due under the JL Holdings - Burger King Portfolio - 90 Loan Combination has occurred and is continuing or (b) a non-monetary event of default occurs that results in the JL Holdings - Burger King Portfolio - 90 Loan Combination becoming a specially serviced loan, then the JL Holdings - Burger King Portfolio - 90 Junior Noteholder will have an option to purchase the JL Holdings - Burger King Portfolio - 90 Senior Notes for a period of up to 90 days from the date of notice, at a price generally equal to the outstanding principal balance of the JL Holdings - Burger King Portfolio - 90 Senior Notes and accrued and unpaid interest (other than default interest on the JL Holdings - Burger King Portfolio - 90 Senior Notes), any accrued and unpaid servicing fees and special servicing fees with respect to the JL Holdings - Burger King Portfolio - 90 Senior Notes and all outstanding property protection advances and interest on Advances with respect to the JL Holdings - Burger King Portfolio - 90 Senior Notes and any other costs and expenses incurred by the COMM 2014-LC15 Mortgage Trust with respect to the JL Holdings - Burger King Portfolio - 90 Senior Notes (but excluding any default interest, penalty charges, prepayment premiums, extension fees, exit fees and other similar fees).

Appointment of Special Servicer. The JL Holdings - Burger King Portfolio - 90 Directing Holder may at any time and from time to time, in its discretion and without cause, replace the special servicer then acting with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination and appoint a replacement special servicer in lieu thereof. Any such replacement Special Servicer shall be a qualified servicer (as defined in the JL Holdings - Burger King Portfolio - 90 A/B Intercreditor Agreement). If the JL Holdings - Burger King Portfolio - 90 Directing Holder has not appointed a special servicer with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination, then the special servicer designated in the COMM 2014-LC15 Pooling and Servicing Agreement will serve as the special servicer until such time as the JL Holdings - Burger King Portfolio - 90 Directing Holder makes such appointment.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the JL Holdings - Burger King Portfolio - 90 A/A Intercreditor Agreement, if the JL Holdings - Burger King Portfolio - 90 Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the COMM 2014-LC15 Pooling and Servicing Agreement, and if the COMM 2014-LC15 Special Servicer decides to sell the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan, the COMM 2014-LC15 Special Servicer will be required to sell the JL Holdings - Burger King Portfolio - 90 Senior Notes together as a single whole loan.

The Oak Court Mall Loan Combination

General. With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Oak Court Mall, representing approximately 1.6% of the Cut-off Date Pool Balance (the “Oak Court Mall Mortgage Loan”), the related Mortgaged Property (the “Oak Court Mall Mortgaged Property”) also secures one other mortgage note that is pari passu in right of payment with the Oak Court Mall Mortgage Loan (the “Oak Court Mall Companion Loan” and, together with the Oak Court Mall Mortgage Loan, the “Oak Court Mall Loan Combination”). The Oak Court Mall Companion Loan has a principal balance as of the Cut-off Date of $23,942,723. Only the Oak Court Mall Mortgage Loan is included in the Trust Fund. The Oak Court Mall Companion Loan is not an asset of the Trust Fund.

The holders of the Oak Court Mall Loan Combination (the “Oak Court Mall Noteholders”) have entered into an intercreditor agreement that sets forth the respective rights of each Oak Court Mall Noteholder (the “Oak Court Mall Intercreditor Agreement”).

As of the Closing Date, the Oak Court Mall Companion Loan will be held by the related Mortgage Loan Seller, which will reserve the right to further divide or sell the companion loan to a third party at any time (subject to compliance with the terms of the related intercreditor agreement).

Servicing. The Oak Court Mall Loan Combination will be serviced as follows:

(a)
from and after the Closing Date, but prior to the date that the Oak Court Mall Companion Loan is included in a securitization trust (the “Oak Court Mall Securitization Date”), the Oak Court Mall Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement; and

(b)
from and after the Oak Court Mall Securitization Date, the Oak Court Mall Loan Combination will be serviced (x) pursuant to the terms of the pooling and servicing agreement entered into in connection with the securitization of the Oak Court Mall Companion Loan (the “Oak Court Mall Pooling and Servicing Agreement”) and, subject to the terms of the Oak Court Mall Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any of the Oak Court Mall Noteholders will be effected in accordance with the Oak Court Mall Pooling and Servicing Agreement and (y) by the master servicer and the special servicer appointed pursuant to the Oak Court Mall Pooling and Servicing Agreement.

The Oak Court Mall Intercreditor Agreement requires that the Oak Court Mall Pooling and Servicing Agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the Oak Court Mall Mortgage Loan as described more fully under “The Pooling and Servicing Agreement—Servicing of the Loan Combination”.

Advances. Prior to the Oak Court Mall Securitization Date, the Master Servicer, the Special Servicer (with respect to Servicing Advances) or the Trustee, as applicable, will be responsible for making (i) any required advances of principal and interest on the Oak Court Mall Mortgage Loan (but not on the Oak Court Mall Companion Loan) unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Oak Court Mall Mortgage Loan, and (ii) any required Servicing Advances with respect to the Oak Court Mall Loan Combination unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Oak Court Mall Loan Combination. Reimbursement of Servicing Advances made with respect to the Oak Court Mall Companion Loan will be made as described herein under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances”.

After the Oak Court Mall Securitization Date:

(a)
the Master Servicer or the Trustee, as applicable, will continue to be responsible for making advances of principal and interest on the Oak Court Mall Mortgage Loan (but not on the Oak Court Mall Companion Loan) pursuant to the Pooling and Servicing Agreement, unless the Master Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Oak Court Mall Mortgage Loan; and

(b)
the master servicer, the special servicer (with respect to servicing advances) or the trustee, as applicable, under the Oak Court Mall Pooling and Servicing Agreement will be responsible for making (i) any required principal and interest advances on the Oak Court Mall Companion Loan as required under the terms of the Oak Court Mall Pooling and Servicing Agreement (but not on the Oak Court Mall Mortgage Loan) and (ii) any required Servicing Advances with respect to the Oak Court Mall Loan Combination, in each case unless a similar determination of nonrecoverability is made under the Oak Court Mall Pooling and Servicing Agreement.

Distributions. The terms of the Oak Court Mall Intercreditor Agreement set forth the respective rights of the Oak Court Mall Noteholders with respect to distributions of funds received in respect of the Oak Court Mall Loan Combination, and provide, in general, that:

(a)
the Oak Court Mall Mortgage Loan and the Oak Court Mall Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor; and

(b)
all payments, proceeds and other recoveries on or in respect of the Oak Court Mall Mortgage Loan and the Oak Court Mall Companion Loan will be applied to the Oak Court Mall Mortgage Loan and the Oak Court Mall Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of any applicable master servicer, special servicer, trust advisor, certificate administrator or trustee under the applicable pooling and servicing agreement) in accordance with the terms of the Oak Court Mall Intercreditor Agreement, the Pooling and Servicing Agreement and the Oak Court Mall Pooling and Servicing Agreement, as applicable.

Consultation and Control. The controlling note holder under the Oak Court Mall Intercreditor Agreement with respect to the Oak Court Mall Loan Combination will initially be the holder of the Oak Court Mall Companion Loan, and from and after the Oak Court Mall Securitization Date, will be the controlling class representative or such other party specified in the Oak Court Mall Pooling and Servicing Agreement (such party, the “Oak Court Mall Controlling Note Holder”). Certain decisions to be made with respect to the Oak Court Mall Loan Combination, including certain major decisions pursuant to the Oak Court Mall Pooling and Servicing Agreement will require the approval of the Oak Court Mall Controlling Note Holder.

Pursuant to the terms of the Oak Court Mall Intercreditor Agreement, the Subordinate Class Representative, as a non-controlling noteholder (the “Oak Court Mall Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the Oak Court Mall Loan Combination, that the master servicer or the special servicer, as applicable, under the Oak Court Mall Pooling and Servicing Agreement is required to provide to the Oak Court Mall Controlling Note Holder under such agreement within the same time frame such master servicer or special servicer is required to provide such notices, information and reports to the Oak Court Mall Controlling Note Holder and (ii) to be consulted by such master servicer or special servicer on a strictly non-binding basis with respect to certain major decisions as set forth in the Oak Court Mall Intercreditor Agreement and the implementation by such special servicer of any recommended actions outlined in an asset status report. The consultation right of the Oak Court Mall Non-Controlling Note Holder will expire 10 business days after the delivery by such master servicer or special servicer of notice and information relating to the matter subject to consultation, whether or not the Oak Court Mall Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10-business day consultation period will begin anew.

Notwithstanding the Oak Court Mall Non-Controlling Note Holder’s consultation rights described above, the master servicer or the special servicer, as applicable, under the Oak Court Mall Pooling and Servicing Agreement is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10-business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Oak Court Mall Mortgage Loan and the Oak Court Mall Companion Loan.

In addition to the consultation rights of the Oak Court Mall Non-Controlling Note Holder described above, the Oak Court Mall Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, under the Oak Court Mall Pooling and Servicing Agreement upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the Oak Court Mall Loan Combination are discussed.

Neither the Master Servicer nor the Special Servicer, or after the Oak Court Mall Securitization Date, neither the master servicer nor the special servicer under the Oak Court Mall Pooling and Servicing Agreement, may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, or require or cause such parties to violate provisions of the Oak Court Mall Intercreditor Agreement, the Pooling and Servicing Agreement or the Oak Court Mall Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Oak Court Mall Intercreditor Agreement, if the Oak Court Mall Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement or the Oak Court Mall Pooling and Servicing Agreement, as applicable, the applicable special servicer will be required to sell the Oak Court Mall Mortgage Loan together with the Oak Court Mall Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review any offer received for the Oak Court Mall Mortgage Loan and the Oak Court Mall Companion Loan. The Oak Court Mall Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. See “The Pooling and Servicing Agreement—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

Appointment of Special Servicer. The Oak Court Mall Controlling Note Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the Oak Court Mall Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Oak Court Mall Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement or the Oak Court Mall Pooling and Servicing Agreement, as applicable.

Subordinate and/or Other Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following paragraphs summarize information regarding existing secured financing and mezzanine and similar financing incurred by one or more owners of the borrower that is secured by the related Mortgaged Property or by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

The following tables set forth certain combined loan-to-value ratio and debt service coverage ratio information for the mortgage loans that have existing mezzanine indebtedness.

Existing Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Mezzanine Debt Cut-off Date Balance	Intercreditor or Similar Agreement	Combined Debt Service Coverage Ratio		Combined LTV Ratio
Soho Beach House	$55,000,000	5.6%	$12,000,000	Yes	1.33	x	59.2%
Pacific Design Center(1)(2)	$50,000,000	5.1%	$20,000,000	Yes	1.27	x	53.2%
Market Square at Montrose(1)	$25,425,000	2.6%	$2,575,000	Yes	1.32	x	82.6%
Microtel Inn & Suites-Texas(1)	$9,243,110	0.9%	$950,000	Yes	1.18	x	66.2%

(1)	The related mezzanine loan is held by Ladder Capital Finance LLC or an affiliate thereof.

(2)	The Cut-off Date Balance of the Pacific Design Center Loan Combination is $145,000,000. See “—Split Loan Structures—The Pacific Design Center Loan Combination” above.

The mezzanine loan related to each of the above described Mortgage Loans is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan. The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (c) upon the occurrence of an event of default under the mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, and (d) if the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of an event of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, and plus certain fees and expenses payable to any servicer or trustee, but generally excluding any late charges, default interest, exit fees, spread maintenance, defeasance premiums or yield maintenance charges and prepayment premiums, and further excluding liquidation fees and/or workout fees if the purchase is effected within a specified period after the purchase option arises. In general, an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan. The holder of each mezzanine loan also has consent rights over modifications of the Mortgage Loan that adversely affect the mezzanine lender prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan. The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property, and transfers and pledges of the Mortgage Loan to non-qualified entities. In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (d). In some cases, upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor and/or environmental indemnitor for the related Mortgage Loan may be released from liability under its related guaranty, and the foreclosing mezzanine lender may not be obligated to replace the guarantor and/or indemnitor with respect to some or all of its obligations.

Notwithstanding the foregoing, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Soho Beach House, representing approximately 5.6% of the Cut-off Date Pool Balance, in the case of an event of default under the mortgage loan documents attributable to the Operating Tenant (including an Operating Lease operating covenant default), the mezzanine lender may foreclose on its equity in the mortgage borrower and deposit $5,000,000 with the mortgage lender and, in such event, the mortgage lender has agreed to not commence any action on the Mortgage Loan solely by reason of the existence of any such default for a period of 180 days after receipt of such deposit and during the standstill period the mezzanine lender will have the right to terminate the Operating Lease and to purchase the Mortgage Loan at par. If the mezzanine lender fails to purchase the Mortgage Loan during the 180 day standstill period, the mortgage lender may exercise all rights and remedies under the Mortgage Loan and may, to the extent it is legally permitted to do so, apply the deposit to the debt. The $5,000,000 deposit will be made available to the mortgage borrower to fund debt service shortfalls under the Mortgage Loan.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

All of the Mortgage Loans prohibit borrowers from incurring any additional mortgage indebtedness secured by the related Mortgaged Property without the consent of the lender. However, certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower in the future. The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut- off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Woodbridge Center(4)	$120,000,000	12.3%	N/A	Yes	1.47x	68.3%	Yes
Security Self Storage SPX Portfolio(4)(5)	$22,724,143	2.3%	N/A	Yes	1.39x	74.2%	Yes
CT Self Storage Portfolio(4)(6)	$18,400,000	1.9%	N/A	Yes	1.38x	75.0%	Yes
1120 Nasa Parkway	$6,453,202	0.7%	N/A	Yes	1.35x	75.0%	Yes
1110 Nasa Parkway	$4,698,829	0.5%	N/A	Yes	1.35x	75.0%	Yes
1100 Nasa Parkway	$4,631,242	0.5%	N/A	Yes	1.35x	75.0%	Yes
Target – San Jose	$13,687,500	1.4%	N/A	Yes	1.05x	85.0%	Yes
13140 Coit Road	$7,492,118	0.8%	N/A	Yes	1.45x	75.0%	Yes
WWG StorQuest – Louisville(7)	$3,950,000	0.4%	N/A	Yes	1.65x	60.0%	Yes
WWG StorQuest – Manitou Springs(7)	$1,500,000	0.2%	N/A	Yes	1.65x	68.0%	Yes
WWG StorQuest – Clock Tower(8)	$4,225,000	0.4%	N/A	Yes	1.60x	75.0%	Yes
WWG StorQuest – Pony Express(8)	$3,475,000	0.4%	N/A	Yes	1.60x	72.5%	Yes

(1)
Indicates the maximum aggregate principal amount of the mortgage loan and the related mezzanine loan (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)
Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related mortgage loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be based on a recent appraisal.

(3)
Indicates whether the conditions to the financing include (a) delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	See “Summaries of the Fifteen Largest Mortgage Loans—Woodbridge Center”, “—Security Self Storage SPX Portfolio” and “—CT Self Storage Portfolio” attached as Annex A-3 to this prospectus supplement.

(5)	Minimum combined debt yield of 8.6% is also required.

(6)	Minimum combined debt yield of 8.5% is also required.

(7)	Minimum combined debt yield of 10.5% is also required.

(8)	Minimum combined debt yield of 10.0% is also required.

1031 Exchange Loan

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Target - San Jose, representing approximately 1.4% of the Cut-off Date Pool Balance, the subject Mortgage Loan closed with a 1031 exchange loan between two borrower-affiliated entities and one exchange accommodation titleholder (the “EAT”), which 1031 exchange loan is secured by the pledge of an interest in the related tenant-in-common borrower and is fully subordinated to the subject Mortgage Loan. The 1031 exchange loan was made by Ocean Equity Group, LLC to the EAT’s parent entity in the amount of $2,785,000, which 1031 exchange loan provided the EAT with the necessary funds to purchase the Mortgaged Property. It is intended that the 1031 exchange loan will be repaid simultaneously with the anticipated future 1031 transfer, which transfer will cause up to two newly-formed special purpose entities to become tenants-in-common in replacement of the EAT. At origination of the Mortgage Loan, Ocean Equity Group, LLC executed and delivered a Subordination and Standstill Agreement in favor of the mortgage lender in connection with the 1031 exchange loan.

Other Additional Financing

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without lender consent. In particular, with respect to the fifteen largest Mortgage Loans or cross-collateralized loan groups, that, if aggregated, would be of comparable size:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Woodbridge Center, representing approximately 12.3% of the Cut-off Date Pool Balance, the loan documents allow a pledge by the borrower’s sponsor, or any direct or indirect owner of the borrower’s sponsor, of its indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility to such sponsor or direct or indirect owner of such sponsor, subject to the satisfaction of certain conditions, including (i) that such sponsor or direct or indirect owner of such sponsor has an aggregate net worth of at least $500 million and (ii) pledges, grants a security interest in, or otherwise encumbers all or substantially all of their assets in connection with such corporate line of credit or corporate credit facility.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Montgomery Mall, representing approximately 5.5% of the Cut-off Date Pool Balance, the loan documents allow the borrower to transfer the Mortgaged Property, or the sponsor to transfer greater than 50% of the aggregate interests in the borrower, in one or a series of related transactions, within sixty days after the Closing Date subject to certain conditions, including (i) no event of default has occurred and is continuing, (ii) the delivery of an insolvency opinion, and (iii) the transferee is a “qualified transferee,” as defined in the related loan documents. The borrower also has the right to transfer the Mortgaged Property or 100% of the aggregate interests in the borrower to a transferee that is not a “qualified transferee”, subject to certain conditions, including (i) no event of default has occurred and is continuing and (ii) receipt of a Rating Agency Confirmation. See “Summaries of the Fifteen Largest Mortgage Loans—Montgomery Mall” attached as Annex A-3 to this prospectus supplement.

See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. The mortgage loan documents for such Mortgage Loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the mortgage loan documents but do not prohibit a change in control in the event of a permitted foreclosure.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables and other debt incurred in the ordinary course) subject to the terms of the related mortgage loan documents. For example:

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Bayou Place Phase I, representing approximately 0.8% of the Cut-off Date Pool Balance, the loan documents permit sponsor-related parties to provide up to $5 million in unsecured subordinate debt to borrower. The related entity loans are fully subordinate and payable only out of available excess cash flow. The loan documents include subordination and standstill protections and require a promissory note evidencing such provisions.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Planet Self Storage – Boston, representing approximately 0.5% of the Cut-off Date Pool Balance, the loan documents permit loans in aggregate amount up to 2% of outstanding principal amount from direct or indirect owners of borrower. The member loans are fully subordinate and payable only out of available excess cash flow. The loan documents include subordination and standstill protections and require a promissory note evidencing such provisions.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables and unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Furthermore, direct and indirect preferred equity investments have been made in the borrowers under certain of the Mortgage Loans. For example, with respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Soho Beach House, representing approximately 5.6% of the Cut-off Date Pool Balance, SHO Member (FL) LLC, an indirect subsidiary of W.P. Carey, Inc., has made a preferred equity investment in the amount of $15,000,000 in Beach House JV LLC, the indirect owner of the borrower under the Mortgage Loan. Commencing in the first full month after the origination date of the Mortgage Loan, the preferred member will be entitled to receive a preferred payment in the amount of $106,250 per month ($1,275,000 annually, 8.50% annual rate). As of the Cut-off Date with respect to the mortgage and mezzanine debt and the preferred equity, the combined loan-to-value ratio is 72.4%, the combined underwritten net cash flow debt service coverage ratio is 1.08x, and the combined underwritten net cash flow debt yield is 9.0%. At any time following an event of default, or the fifth anniversary of the date of the joint venture agreement between SHO Member (FL) LLC and Ryder Properties, LLC, the preferred member may deliver a written notice to Beach House JV LLC requiring the redemption of the outstanding preferred equity at a purchase price of $15,000,000 payable in cash within 60 days of the redemption notice. Subject to, and upon satisfaction of, certain criteria set forth in the related loan documents, SHO Member (FL) LLC is permitted to acquire a controlling interest in the borrower under the Mortgage Loan.

Net Cash Flow and Certain Underwriting Considerations

Underwritten Net Cash Flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the Mortgage Loan Sellers. Each investor should review the assumptions described in Annex B to this prospectus supplement and make its own determination of the appropriateness of the assumptions used in determining Underwritten Net Cash Flow. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage and Net Cash Flow Information Is Based on Numerous Assumptions” and see “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3 to this prospectus supplement.

See “Certain Characteristics of the Mortgage Loans and Mortgaged Properties”, including the footnotes thereto, attached as Annex A-1 to this prospectus supplement for underwriting assumptions pertaining to lease income from tenants that were not paying rent or not in occupancy. See also “Description of the Mortgage Pool—Tenant or Other Third Party Matters” and “—Other Matters.”

Cash Management Agreements/Lockboxes

Sixty-eight (68) of the Mortgage Loans, representing approximately 92.7% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related Mortgaged Properties are (or, in the case of a springing arrangement, will be) subject to a cash management or lockbox arrangement.

Annex A-1 to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each Mortgage Loan. The following is a description of each type of provision:

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Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and then applied by servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

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Soft/Upfront Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

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Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the mortgage loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related mortgage loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

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Springing (With Established Account). A lockbox account is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

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Springing (Without Established Account). No lockbox account or agreement is established at origination. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

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None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust Fund. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding lockbox provisions for the Mortgage Loans.

Hazard Insurance

Except to the extent that the insurance is to be maintained by a tenant or other third party or the borrower or a tenant is permitted to self-insure, each borrower under a Mortgage Loan is required to maintain all insurance required by the terms of the mortgage loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the mortgage loan documents. This includes a fire and hazard insurance policy with extended coverage. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject Mortgage Loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that Mortgage Loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a Mortgage Loan, a material portion of the borrower owned improvements on a Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the mortgage loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the Mortgage Loan and (b) the maximum amount of flood insurance available for the Mortgaged Property permitted by FEMA.

In some cases, the Mortgage Loans allow hazard insurance to be provided under a blanket insurance policy. Such a blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans included in the Trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the Trust. In addition, certain Mortgage Loans provide that a significant or sole tenant (or, if applicable, a condominium association) may obtain third-party insurance with respect to the related Mortgaged Property or with respect to its building thereon or may self-insure and that such third-party insurance or self-insurance satisfies the insurance requirements of the related borrower.

See also representation and warranty nos. 18 and 31 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this prospectus supplement for a description of the obligations of the Master Servicer and the Special Servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Litigation Considerations

There may be material pending or threatened legal proceedings against, or other past or present material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation. For example:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Weatherford Ridge, representing approximately 3.2% of the Cut-off Date Pool Balance, Belk (the largest tenant) has notified the related borrower of a claim in the amount of $721,726 for costs it incurred as a result of borrower’s alleged failure to deliver its building site in accordance with lease specifications. No lawsuit has been filed. The borrower disputes this claim. In its estoppel, Belk has indicated its willingness to settle the claim for $300,000. A reserve was required at closing in the amount of $300,000, and a cash sweep is triggered if the final adjudicated claim exceeds that amount until the full excess amount has been reserved.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hampton Inn Hallandale, representing approximately 1.7% of the Cut-off Date Pool Balance, affiliates of the Mortgage Loan sponsor, Jeffrey Soffer, filed for Chapter 11 bankruptcy protection in mid-2009 (later converted to Chapter 7 bankruptcy at the end of 2009) from the failure of the Fontainebleau Las Vegas project in Las Vegas, Nevada. The project’s funding was disrupted by the Lehman Brothers Holdings Inc. bankruptcy in 2009. The bankruptcy court approved a comprehensive settlement in November 2013, but certain actions by the Chapter 7 trustee were excluded from the scope of the settlement. The Chapter 7 trustee’s lawsuits allege fraudulent conveyance, breach of fiduciary duty, mismanagement of the project and intentional misrepresentations. These actions are currently in mediation. While settlement of the Chapter 7 trustee’s claims within the $150 million limits of applicable director and officer liability policies is a possible outcome, the claims against Mr. Soffer individually could exceed $2 billion (the amounts claimed being based on total project costs), and we cannot assure you that such an adverse outcome will not occur. In addition, Mr. Soffer is one of several co-defendants in a $100 million wrongful death action filed in Florida in January 2014 related to a 2012 helicopter crash in the Bahamas. The current lawsuit seeks to undo a previous insurance settlement, among other things, and no additional insurance coverage is available for further damages. Further, Mr. Soffer is a co-defendant in one or more breach of contract actions related to unpaid commissions aggregating to approximately $12 million, related to various projects. Further, Mr. Soffer is also a co-defendant in an action to enforce a $40 million guaranty delivered in connection with a loan secured by the Town Square shopping center located in Las Vegas, Nevada, which loan went into default in March 2009. After the related lenders foreclosed on that property, they sought a deficiency judgment against Mr. Soffer. The court found that Mr. Soffer was obligated to the lenders under the guaranty but referred the matter to a special master to assess the amount of damages. Following hearings in September 2013, the special master recommended that no damages be assessed. That determination is not final, however. In addition, there may be other pending or threatened litigations against Mr. Soffer which may, over time, become material. We cannot assure you that other litigation involving Mr. Soffer will not arise, or that any such existing or future litigation will be covered by insurance or will not have a material adverse effect on the Mortgaged Property or the ability of Mr. Soffer to perform his obligations under the related loan documents.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as WWG StorQuest – Louisville, WWG StorQuest - Manitou Springs, WWG StorQuest - Clock Tower and WWG StorQuest - Pony Express, which in the aggregate represent approximately 1.4% of the Cut-off Date Pool Balance, a sponsor (Haim Saban) was required to pay $225 million in back taxes and penalties in 2007 after the Internal Revenue Service determined that the 2001 sale of his interest in Fox Family Worldwide involved an illegal tax shelter. Mr. Saban’s tax advisor was ultimately convicted and sentenced to a prison term for his role in the matter. Mr. Saban was never charged with any criminal wrongdoing.

In addition, see also representation and warranty no. 15 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement). See also “—Default History, Bankruptcy Issues and Other Proceedings” below.

Default History, Bankruptcy Issues and Other Proceedings

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust Fund. For example:

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With respect to thirty-two (32) Mortgage Loans, secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Woodbridge Center, Montgomery Mall, JL Holdings – Burger King Portfolio – 90, Massillon Industrial, Orchard Falls, Larkins Corner, Hampton Inn Hallandale, NaperWest Retail Center, Oak Court Mall, 1120 Nasa Parkway, 1110 Nasa Parkway, 1100 Nasa Parkway, BLG Industrial, Residence Inn Grapevine, Microtel Inn & Suites Portfolio – Texas, Spring Valley Shopping Center, Lawn Village, Giant Eagle Parma, 13140 Coit Road, Briarwood Apartments, Barstow Shopping Center, Rochester-Hamlin Retail Center, Comfort Inn – Grapevine, TX, WWG StorQuest – Louisville , WWG StorQuest – Manitou Springs , Lionsgate Marketplace, New Castle Apartments, WWG StorQuest – Clock Tower, The Willows, WWG StorQuest – Pony Express, City View MHC and Western Reserve Village, collectively representing approximately 45.5% of the Cut-off Date Pool Balance, (a) within the last ten (10) years, borrower sponsors and/or key principals (or affiliates thereof) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate-related mezzanine loan that was the subject of a discounted payoff, (b) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof as part of an REO transaction, at a foreclosure sale or out of receivership, or (c) the Mortgage Loan has been involved in an ongoing borrower, principal or tenant bankruptcy. See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in this prospectus supplement.

In particular, with respect to the fifteen largest Mortgage Loans or related groups that, if aggregated, would be of comparable size:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Woodbridge Center, representing approximately 12.3% of the Cut-off Date Pool Balance, GGP Limited Partnership, the indirect 100% owner of the borrower of the Woodbridge Center Mortgage Loan, filed for Chapter 11 bankruptcy in April 2009. On or about the same date, its affiliate, General Growth Properties, Inc. (“GGP”), and approximately 160 property-level subsidiaries of GGP, which subsidiaries included the Woodbridge Center

Mortgaged Property, filed for Chapter 11 bankruptcy as well, notwithstanding that many of those subsidiaries were not insolvent at the time of the bankruptcy filing. While the bankruptcy court specifically declined to substantively consolidate the assets of any property-level subsidiary with the assets of GGP or any of its affiliates so as to treat all the related parties as a single bankrupt entity, the court did deny motions brought by various property-level lenders to dismiss the bankruptcy cases of these property-level borrowers as being made in bad faith. Furthermore, over the objection of property level lenders, as part of the post-petition debtor-in-possession financing for GGP, the court permitted the use of cash generated from these subsidiary properties in excess of amounts necessary to pay interest (at the pre-petition rate) to be distributed to the bankrupt parent entities for general corporate purposes. The court did, however, require “adequate protection” be given to the lenders of the bankrupt property level borrowers in the form of a first lien on the cash collateral account where cash distributed to the bankrupt parent entities was on deposit. GGP Limited Partnership emerged from bankruptcy on November 8, 2010. Certain characteristics of the Woodbridge Center Mortgage Loan, such as a cash management system that commingles funds of the borrower with those of its affiliates and parents, remain substantially similar to the structure employed by GGP and these borrowers prior to their bankruptcy filings in 2009. As a result, we cannot assure you that the Woodbridge Center borrower will not successfully file for bankruptcy as a result of the insolvency or other financial distress of its parents or affiliates.

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With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Montgomery Mall and Oak Court Mall, representing approximately 5.5% and 1.6% of the Cut-off Date Pool Balance, respectively, the loan sponsor, Simon Property Group, has sponsored other real estate projects over the last ten years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Pacific Design Center, representing approximately 5.1% of the Cut-off Date Pool Balance, the borrower sponsor also sponsored the Design Center of the Americas Building. A $185,000,000 mortgage loan secured by the Design Center of the Americas Building was the subject of various modifications, including a rate reduction and a maturity extension.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Harlequin Plaza, representing approximately 2.9% of the Cut-Off Date Pool Balance, an affiliate of the related sponsor has been party to a mortgage loan workout resulting from a mortgage loan default.  The affiliate and a joint venture partner acquired a Portland, Oregon office building in 2008 and subsequently defaulted on their mortgage financing in 2010 as economic conditions worsened.  As part of workout negotiations, the lender agreed to write-down the principal amount of the loan by $10 million in exchange for a contingent interest in the related property.  Upon a sale of the related property in 2013, the lender received approximately $7 million for its contingent interest.

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With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90, which secures a Mortgage Loan representing approximately 2.3% of the Cut-off Date Pool Balance, Sydran Holdings LLC (“Sydran”) acquired and/or developed such properties from approximately 1992 to 2000, and Sydran was the real estate holding company of The Sydran Group, LLC (“Sydran Group”) which ran the operations under its operating affiliate Sydran Service, LLC. Matthew Schoenberg was a principal and indirect owner of Sydran Group, and is also the current sponsor and guarantor under the JL Holdings - Burger King Portfolio - 90 Mortgage Loan. In October 2004, pursuant to a consensual workout with its creditors and Burger King Corporation, Sydran Group (and its subsidiaries) filed a Chapter 11 bankruptcy proceeding. In connection with such bankruptcy proceeding, the restaurant operating assets of Sydran Group were sold to Strategic Restaurants Acquisition Company, LLC. Sydran Group exited bankruptcy within approximately 120 days with a Confirmed Plan of Reorganization supported by its creditors. Matthew Schoenberg was the guarantor under certain Burger King franchise agreements entered into by subsidiaries of Sydran Group, however, such guarantees are no longer in effect. Strategic Restaurants

Acquisition Company, LLC is currently the master tenant with respect to the JL Holdings - Burger King Portfolio - 90 Mortgaged Properties.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Massillon Industrial, representing approximately 2.2% of the Cut-off Date Pool Balance, one of the individual Mortgage Loan sponsors was the sponsor with respect to a loan on a real estate project in Albuquerque, New Mexico. The prior loan resulted in a negotiated settlement in 2011 with the related lender following a foreclosure.

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With respect to the Mortgage Loans secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Larkins Corner, collectively representing approximately 1.9% of the Cut-off Date Pool Balance, affiliates of sponsors (Joseph D. Morris and Robert Morris), were involved in a judicial foreclosure related to a Bayonne, New Jersey retail center following a February 2012 loan default, together with various other litigation, discounted pay-offs, and workout/ restructurings stemming from mortgage loan defaults between 1991-1994.

In addition, one (1) of the Mortgage Loans, representing approximately 0.9% of the Cut-off Date Pool Balance was a refinancing in whole or in part of loans in default at the time of refinancing or otherwise involved discounted pay-offs as described below:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Spring Valley Shopping Center, representing approximately 0.9% of the Cut-off Date Pool Balance, an affiliate of the borrower obtained a commercial mortgage backed securitization loan in August 2007 in the amount of $17,580,000. The loan was transferred to special servicing in July 2012 and a receiver was appointed in February 2013. The receiver marketed the Mortgaged Property for sale. In 2014, the court and the special servicer approved the sale of the Mortgaged Property to the borrower for $11,500,000. The Mortgage Loan proceeds financed the borrower’s acquisition of the Mortgaged Property and were used to pay off the 2007 loan which had a then current principal balance of $17,314,847.

See also representation and warranty nos. 41 and 42 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Tenant or Other Third Party Matters

Described below is certain additional factual information regarding tenants among the five (5) largest tenants (by net rentable area leased) at the Mortgaged Properties securing the Mortgage Loans and certain other third parties. See also “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

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Twelve (12) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Massillon Industrial, Market Square at Montrose, Larkins Corner, Residence Inn Grapevine, Stop & Shop – Everett, Barstow Shopping Center, South Ridge Shopping Center, Merchant’s Walk Shopping Center, Walgreens – New Haven, 508 Toulouse Street, CVS – Bridgeport and Walgreens Greenville, collectively representing approximately 11.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, have certain tenants at the related Mortgaged Properties, hotel franchisors, homeowner’s associations, other condominium unit owners or other third parties that hold purchase options, rights of first refusal or rights of first offer to purchase their related pad site or, in some cases, the related Mortgaged Property. See “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement and representation and warranty no. 8 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

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With respect to six (6) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Harlequin Plaza, Larkins Corner, BLG Industrial, Barstow Shopping Center, 2054 University Avenue and 134 Golden Gate Avenue, representing approximately 7.8% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, some of the five largest tenants at the related Mortgaged Property have renewed leases or have taken possession of the space demised under the related lease with the related borrower, but have not yet commenced payments of rent under the related lease, or have tenants that have executed leases, but have not taken possession or commenced payment of rent, have tenants that renewed leases that provide free rent and have not commenced payment of rent, or have subleases in place that can increase vacancy risks. In certain circumstances, an escrow reserve related to free rent periods and tenant improvement costs and leasing commissions due in connection with such leases was funded at closing. See Annex A-1 to this prospectus supplement and the accompanying footnotes for additional information with respect to these Mortgage Loans and “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

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Ninety-seven (97) of the Mortgaged Properties, representing approximately 6.5% of the Cut-off Date Pool Balance in the aggregate by allocated loan amount, are each either wholly owner-occupied or 100% leased to a single tenant. See “Risk Factors—Risks Related to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates” and “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement, and Annex A-1 to this prospectus supplement.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Weatherford Ridge, representing approximately 3.2% of the Cut-off Date Pool Balance, various tenants aggregating approximately 48% of the GPR have alternative rent and/or termination remedies if various co-tenancy scenarios develop. In particular, one of the anchor tenants, Bed Bath & Beyond, has an alternative rent remedy for twelve months if JC Penney (a shadow anchor) goes dark (until an acceptable replacement tenant takes occupancy), and a termination remedy thereafter. See “ - Tenant or Other Matters” below. If JC Penney goes dark, an acceptable replacement tenant does not take occupancy during Bed Bath & Beyond’s alternative rent period, and an additional, currently vacant approximately 15,000 sf space is not leased, other tenants (including anchor tenants) have co-tenancy remedies that may result in loss of rent and/or tenant vacancies. Under such circumstances we cannot assure you that the related borrower would be able to meet its obligations under the loan documents.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Harlequin Plaza, representing approximately 2.9% of the Cut-off Date Pool Balance, Dex One Service, Inc. (the second-largest tenant) is a subsidiary of DXM, which was formed in March 2013 when Dex One Corp and SuperMedia, Inc. entered into a merger agreement that involved each constituent party filing Chapter 11 bankruptcy. The companies emerged from bankruptcy in May 2013 as DXM.

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With respect to three (3) of the Mortgaged Properties, identified on Annex A-1 to this prospectus supplement as Centennial Medical Office, 8880 West Sunset Road and Bayou Place Phase I, representing approximately 2.6% of the Cut-Off Date Pool Balance in the aggregate, certain of the five largest tenants at the related Mortgaged Properties are affiliates of the related borrower. See Annex A-1 to this prospectus supplement and the accompanying footnotes for additional information with respect to these Mortgage Loans.

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With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90, which secures approximately 2.3% of the Cut-off Date Pool Balance, such portfolio is subject to a portfolio-wide lease with a 2034 lease expiration and three remaining 5-year extension options (the “JL Holdings – Burger King Portfolio – 90 Lease”). The JL Holdings – Burger King Portfolio – 90 Lease is with Strategic Restaurants Acquisition Company, LLC, who operates each restaurant as Burger King pursuant to a separate franchise agreement with Burger King Corporation for each Mortgaged Property. The JL Holdings – Burger King Portfolio – 90 Lease contains covenants generally requiring the tenant to continue operating as a Burger King, but permits the tenant to close a property in the event of negative EBITDAR (exclusive of overhead allocation) for the preceding 12-month period, provided that, in such event the tenant must continue to comply with all provisions of the JL Holdings – Burger King Portfolio – 90 Lease applicable to that property, including, payment of full base rent, maintenance, insurance and real estate taxes. A tri-party agreement between the borrower, the tenant and Burger King provides Burger King the right, but not the obligation, to cure any default that may occur under the JL Holdings – Burger King Portfolio – 90 Lease. Accordingly, the continued performance under the Mortgage Loan is dependent on an affiliated tenant which, in turn, is heavily invested in the operation of Burger King franchises. As a result, any problem that occurs with respect to the tenant or such Burger King franchises may adversely affect the cash flow generated by the related Mortgaged Properties and payments on the JL Holdings – Burger King Portfolio – 90 Mortgage Loan. In particular, the Burger King #09259 – Gulf Breeze, FL Mortgaged Property is currently dark and closed on June 19, 2008 (however, the tenant is required to continue to pay rent due with respect to such Mortgaged Property under the JL Holdings – Burger King Portfolio – 90 Lease). Notwithstanding the foregoing, if one of the related ground leases or sub-ground leases expires or is terminated and the annual rent under the JL Holdings – Burger King Portfolio – 90 Lease is reduced as a result thereof, then the borrower must prepay a portion of the JL Holdings – Burger King Portfolio – 90 Loan Combination in an amount equal to 100% of the allocated loan amount applicable to the affected Mortgaged Property, together with, among other things, the yield maintenance premium. Further, substitutions of related Mortgaged Properties are permitted subject to certain conditions. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in this prospectus supplement.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Massillon Industrial, representing approximately 2.2% of the Cut-off Date Pool Balance, the second largest tenant at the Mortgaged Property, Americold, has the right to purchase the building it leases and the related property (the “Release Parcel”) for $15,900,000, upon written notice no earlier than May 31, 2016; provided such notice may not be delivered during the last 360 days of the then current lease term and provided further, such tenant actually purchases the Release Parcel no later than 360 days after the date notice was delivered. In the event this purchase option is exercised, the borrower is required to prepay a portion of the Mortgage Loan in an amount equal to $15,000,000 (which represents 125% of the allocated loan amount attributed to the Release Parcel) plus a yield maintenance premium.

Lease Terminations and Expirations

Expirations. See Annex A-1 to this prospectus supplement for tenant lease expiration dates for the five (5) largest tenants (by net rentable area leased) at each applicable Mortgaged Property and Annex A-3 for lease expirations for the five (5) largest tenants (by economic rent) among the top fifteen (15) Mortgage Loans. Whether or not any of the five (5) largest tenants at a particular Mortgaged Property have leases that expire before the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the fifteen largest Mortgage Loans presented on Annex A-3 to this prospectus supplement, in particular those related to the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Woodbridge Center, Montgomery Mall, Pacific Design Center, Weatherford Ridge, Harlequin Plaza, Market Square at Montrose, Delaware State Office Portfolio, Massillon Industrial, Orchard Falls and Larkins Corner.

Terminations. Leases often give tenants the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the Mortgaged Property, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if an anchor, shadow anchor or other significant tenant or a certain percentage of tenants at or near the applicable Mortgaged Property ceases operations, (viii) if the landlord cannot satisfy a tenant’s expansion option, or (ix) if the landlord defaults on its obligations under the lease.

In some cases, a lease may be unilaterally terminated by the related tenant for no particular reason. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain other termination rights or situations in which the tenant may cease to occupy its leased space:

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Certain tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

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Certain leases may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

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Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. See “Summaries of the Fifteen Largest Mortgage Loans—Pacific Design Center” and “—Market Square at Montrose” in the attached Annex A-3 to this prospectus supplement and see the footnotes to Annex A-1 to this prospectus supplement.

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Certain of the tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its leases and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

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Several tenant leases for the retail Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if another specific tenant vacates its space or occupancy at the subject Mortgaged Property falls below a specified level.

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Certain of the tenant leases for the other retail Mortgaged Properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark. For example, in the case of each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Woodbridge Center, Montgomery Mall and Weatherford Ridge, collectively representing approximately 21.0% of the Cut-off Date Pool Balance, each related Mortgaged Property is comprised of a regional mall or anchored retail. In each instance, J.C. Penney is an anchor tenant at the Mortgaged Property. Certain of the tenant leases at the related Mortgaged Properties may permit tenants to terminate their leases and/or abate or reduce rent if J.C. Penney terminates its lease or goes dark. Although J.C. Penney reported earnings losses in previous quarters, on February 26, 2014, J.C. Penney reported a net income of $35 million for the fourth fiscal quarter of 2013. We cannot assure you that J.C. Penney will not report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business in the future.

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Certain tenant leases (including leases of tenants occupying 100% of a Mortgaged Property) permit the tenant to go dark and, in some cases, a Mortgaged Property has dark space that is no longer occupied by the tenant even though the tenant continues to pay rent.

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Certain Mortgaged Properties may be leased in whole or in part to government-sponsored tenants whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations. For example, with respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Delaware State Office Portfolio, securing approximately 2.2% of the Cut-off Date Pool Balance, each of 14 tenants (166,326 square feet in the aggregate), collectively representing approximately 73.6% of net rentable square feet, has a one-time right to automatically terminate its respective lease as of the exhaustion of appropriated funds, with no penalty whatsoever, in the event that the Delaware General Assembly or the United States Congress fails to provide specific appropriations to the respective tenant to sustain the lease or to satisfy any covenant of the lease requiring the expenditure of money.

See Annex A-1 to this prospectus supplement and the accompanying footnotes for information regarding similar (and certain other) termination options held by the five (5) largest tenants (by net rentable area leased) at each Mortgaged Property.

Other Matters

Described below is certain additional factual information regarding other matters at the Mortgaged Properties securing the Mortgage Loans:

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Soho Beach House, representing approximately 5.6% of the Cut-off Date Pool Balance, the Mortgage Loan is structured with an Operating Lease. See “Summaries of the Fifteen Largest Mortgage Loans – Soho Beach House” in the attached Annex A-3 to this prospectus supplement. The obligations of the Operating Tenant under the Operating Lease are guaranteed by US AcquireCo. Inc., a Delaware corporation (“US AcquireCo“), and Soho House Group Limited, a Jersey limited company (“Soho House Limited,” together with US AcquireCo, the “Parent Guarantors”) pursuant to guaranties from the Parent Guarantors (“Operating Lease Guaranties,” together with the Operating Lease, the “Affiliated Transactions”). US AcquireCo. Inc. is (i) the indirect owner of the ownership interests in the Operating Tenant and the Soho Beach House Mortgage Loan borrower, (ii) the nonrecourse carveout guarantor and environmental indemnitor under the Soho Beach House Mortgage Loan, and (iii) wholly owned by Soho House Limited. The Affiliated Transactions were required by the Soho Beach House Mortgage Loan lender as a condition to the making of the Soho Beach House Mortgage Loan. However, the existence of the Affiliated Transactions may be cited as factors by a court in support of a ruling to consolidate the assets and liabilities of the Soho Beach House Mortgage Loan borrower with the Operating Tenant and/or the Parent Guarantors.

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With respect to the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Orchard Falls, representing 2.0% of the Cut-off Date Pool Balance, two tenants (the Colorado Department of Human Services and Colorado State University Global Campus), leasing approximately 20.3% of the net rentable square feet, are operated by the State of Colorado (the “State”) and are therefore exempt from the payment of real estate taxes. Pursuant to Colorado House Bill 08-1395, the portion of real property that is used by the State, a political subdivision, or a State-supported institution of higher education shall be exempt from the levy and collection of property tax. As a result, a 20% tax abatement is applied to the county tax on the Mortgaged Property. For so long as the landlord receives a tax abatement from the county assessor, the State tenant’s monthly rent will be credited in an equivalent amount.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Larkins Corner, representing approximately 1.9% of the Cut-off Date Pool Balance, the Mortgaged Property’s primary entrance is on US 322 in Upper Chichester Township, Pennsylvania. The U.S. Federal Highway Administration and the Pennsylvania Department of Transportation have announced a project to improve US 322 to a 4 lane divided highway for a length of approximately 7 miles, together with specified intersection improvements, between its interchanges with US 1 and Route 452 in Delaware County, Pennsylvania (to complete a 4 lane divided section between Interstate 95 and US 1). The road widening abutting the mortgaged property is included with the second phase of the US 322 Corridor Project. Construction is expected to begin on the section abutting the Mortgaged Property in 2019. While (based on current design) the physical impact on the mortgaged property is expected to be minimal and points of access appear approximately the same, we cannot assure you that the road widening will not disrupt tenant operations or customer accessibility at the Mortgaged Property for its duration, or that the ongoing project will not adversely affect leasing activity.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Giant Eagle Parma, representing approximately 0.7% of the Cut-off Date Pool Balance, in the early 1990’s, when he was a California State Senator, the non-recourse carveout guarantor was convicted of political corruption (racketeering, income tax evasion and charges that he used his office to extort cash and campaign contributions). A $475,000 fine was imposed and he spent 18 months out of a five year sentence at a minimum security federal work camp.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Stop & Shop – Everett, representing approximately 0.7% of the Cut-off Date Pool Balance, in 1989, the borrower sponsor became a junior partner in a small law firm. Unknown to this individual at the time was the financial condition of the firm and the senior partners, which resulted in the firm not paying him. In response, he diverted approximately $50,000 in client fees to his own account. When these activities were discovered, the subject individual was fined and disbarred.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each Mortgage Loan or in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the Mortgage Loan Sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only and reflects calculations based on the “as-is” appraised value in each case. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement. None of these appraisals are more than eight (8) months old as of the Cut-off Date.

Environmental Assessments

All of the Mortgaged Properties securing the Mortgage Loans were subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the Mortgage Loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification. None of these environmental assessments are more than ten (10) months old as of the Cut-off Date. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement. See also representation and warranty no. 43 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

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In the case of the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Burger King #06105 - Northport, AL, which partially secures a Mortgage Loan representing approximately 0.0% of the allocated Cut-off Date Pool Balance, the Phase I report found that the adjacent up-gradient property developed with a Quick Mart (Easy Stop)/Exxon (“Quick Mart”) gas station has an open leaking underground storage tank (LUST) site that has entered into the Alabama Department of Environmental Management (“ADEM”) underground storage tank fund. Remediation and monitoring were conducted on the adjacent property from July 2006 through April 2012. In November 2007, five monitoring wells were installed on the subject property to determine the impact from contamination migrating from the Quick Mart. Free product was found in one of the monitoring wells with a thickness of 0.8 feet, and methyl tertiary butyl ether (“MTBE”) and benzene, toluene, ethylbenzene and xylenes (“BTEX”) were detected above allowable limits in two other wells. According to the Phase I report, an ADEM representative stated that there is no responsible party on file for the Quick Mart site and that further investigation and remediation is required. The Phase I report concluded that the known impact to the subject property constitutes a recognized environmental condition (“REC”) and that potential vapor intrusion cannot be ruled out. The Phase I report recommends a file review of the Quick Mart site and the consultant has reportedly submitted a file review request to the ADEM.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Lake Worth Center, representing approximately 1.0% of the Cut-off Date Pool Balance, the related Phase I environmental site assessment (“ESA”) reported that the former presence of an onsite dry cleaning facility had resulted in dry cleaning solvent impacts to soil and groundwater at concentrations greater than the Texas Risk Reduction Program Tier 1 non-site specific generic protective concentration levels. The Mortgaged Property was entered into the Texas Dry Cleaning Remediation Program and in 2008 was issued a deed-recorded restrictive covenant that prohibits redevelopment for residential use and requires physical control of residual impacts through use of pavement and building slab. The Phase I ESA recommended no further action related to the former dry cleaning impacts other than to investigate potential indoor vapor impacts. A Phase II Limited Indoor Air Investigation Report prepared in April 2014 concluded based on sampling that trace amounts of volatile organic compounds were detected in air but that no concentrations exceeded the most stringent carcinogenic risk levels established by the United States Environmental Protection Agency Regional Screening Levels for industrial and commercial properties. The Phase II report did not recommend any further action. We cannot assure you that the Mortgaged Property will continue to comply with the restrictive covenant or that any future circumstances might not warrant any additional investigation or other actions in regard to the former dry cleaning facility.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Stop & Shop - Everett, representing approximately 0.7% of the Cut-off Date Pool Balance, the Phase I environmental report did not reveal the existence of any recognized environmental conditions; however, controlled recognized environmental conditions were identified. In 1999, extensive subsurface investigations were performed at the Mortgaged Property as part of preconstruction investigations relating to the development of the existing Stop & Shop building. The investigations included 16 test pits and 13 soil borings along with the installation of groundwater monitoring wells. These investigations identified concentrations of petroleum hydrocarbons and metals (lead, arsenic) in the soils at concentrations exceeding the Massachusetts Department of Environmental Protection (MADEP) regulatory standards. The consultant indicated that based on the data collected, a risk characterization determined that a condition of no significant risk had been achieved and regulatory closure could be achieved with the filing of a Class A-3 Response Action Outcome (RAO) and Activity and Use Limitation (AUL). Based on the documented regulatory closure and the existence of an AUL, it was concluded that no further assessment, maintenance, or remediation was required in order to continue the existing retail operations at the Mortgaged Property.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified in Annex A-1 to this prospectus supplement as Rochester-Hamlin Retail Center, representing approximately 0.6% of the Cut-off Date Pool Balance, a dry cleaner with on-site processing has operated at the Mortgaged Property since 1988.  A Baseline Environmental Assessment (BEA) was obtained by the related borrower in connection with its acquisition of the Mortgaged Property in 2006. The BEA identified contaminants (PCE and TCE) in excess of Clean Water Act standards at 2 of 6 soil boring locations. The BEA included a Plan for Response Activities to prevent and mitigate exposure to these contaminants while allowing for the intended use of the Mortgaged Property under suitable conditions. The lender’s environmental consultant reviewed the BEA and the Phase I environmental site assessment, and concluded that, beyond continued compliance with the Plan for Response Activities, further active remediation was not required.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Walgreens New Haven, representing approximately 0.4% of the Cut-off Date Pool Balance, dry cleaners operated on-site between 1971-2000.  Residual amounts of PCE were discovered beneath the site in 2003 in connection with an on-site dry cleaner which was located at the property from 1971 to 2000. Contamination has been removed and monitored since the issue was identified, and is required for a minimum 5 year period. The lender required a $62,500 environmental reserve at closing (125% of estimated cost) to cover costs of groundwater monitoring for 5-7 year period and related closure expenses.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified in Annex A-1 to this prospectus supplement as City View MHC, representing approximately 0.2% of the Cut-off Date Pool Balance, the Mortgaged Property is located adjacent to a dry cleaning operation (Town & Country Laundromat) that has reported releases of chlorinated solvents (PERC/PCE) in 2005. Based on known soil impacts from chlorinated solvents in 2004, the continued operation of the dry cleaners with such chemicals and lack of additional delineation is a recognized environmental condition. There are existing permanent residential structures which are approximately 350 feet east of dry cleaner facility. The extent of soil and groundwater contamination at the site is unknown, and vapor intrusion-related problems are possible. The Phase I environmental site assessment consultant recommended coordination with the Wisconsin Department of Natural Resources to assess the continuing impacts from the dry cleaners.  The adjacent property and the subject property are enrolled in the state-administered remediation clean-up program, which will fund the remediation. The state remediation program is currently under-funded, however, so the remediation has been delayed. The lender obtained an environmental indemnity from the borrower and guarantor as to any related environmental liability.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as CVS – Bridgeport, representing approximately 0.2% of the Cut-off Date Pool Balance, the Phase I environmental report identified two recognized environmental conditions (“RECs”): (i) groundwater contamination at locations hydraulically up-gradient to the Mortgaged Property, although unlikely to affect everyday use of the Mortgaged Property since potable water is supplied by Aquarion Water Company of Connecticut, and (ii) a drain that may be discharging photo-lab chemicals directly into the ground, although heavy metals involved in wet-lab photography were not apparent.  The environmental consultant conducted a peer review report of the Phase I environmental report and found no RECs.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination of each of the Mortgage Loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.  Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering.  None of these engineering reports are more than eleven (11) months old as of the Cut-off Date.  In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See also representation and warranty no. 12 in Annex C-1 and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).  See also “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this prospectus supplement.

Seismic Review Process and Earthquake Insurance

In general, except for certain manufactured housing community properties, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  No such PML, PL or SEL exceeded 18%.

Zoning and Building Code Compliance

Each Mortgage Loan Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.  Evidence of such compliance may have been in the form of legal opinions, zoning consultants’ reports, information set forth in the related appraisal, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents.  In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a Mortgaged Property or a particular portion thereof.  Other violations may be known to exist at any particular Mortgaged Property, but in each such instance the related Mortgage Loan Seller has informed us that it does not consider any such violations known to it to be material.

In some cases the improvements at a Mortgaged Property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance was obtained to cover losses arising from any required removal of such building(s).  Where the property as currently operated is a permitted nonconforming use and/or structure, the related Mortgage Loan Seller generally conducted an analysis as to—

●	the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form, and

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whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down that Mortgage Loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

In addition, certain Mortgaged Properties may be (or may in the future become) subject to zoning, land use or building restrictions, or may be (or may in the future become) designated as historic or landmark properties.

The Mortgaged Property identified on Annex A-1 to this prospectus supplement as Soho Beach House, representing approximately 5.6% of the Cut-off Date Pool Balance, has the following non-conforming characteristics: (i) 0.4-foot encroachments by sections of the historic building beyond the

5.5-foot setback requirement adjacent to the northerly property line of the site, as shown on the Survey; (ii) 2.3-foot encroachment by an 3.3-foot wide, 4-foot tall utility box beyond the 5.5-foot setback requirement adjacent to the northerly property line of the site, as shown on the Survey and (iii) 0.9-foot encroachment by balconies of the tower building beyond the 4.5-foot balcony setback requirement adjacent to the northerly property line of the site, as shown on the Survey.  Such nonconforming characteristics are not legally nonconforming.  The related loan documents contain a loss recourse carveout for the existence on the origination date of such setback encroachments.  The zoning opinion delivered in connection with the Mortgage Loan noted that the City of Miami Beach granted building permits, completed all inspections and issued the certificate of use, certificates of occupancy and operational licenses.  In addition, the zoning opinion delivered in connection with the Mortgage Loan identified certain permits with respect to the Mortgaged Property that were not currently in the name of the borrower and need to be transferred to the related borrower and/or the hotel operator.  The related borrower is obligated pursuant to a post-closing agreement to have such permits transferred by September 14, 2014, provided that such deadline will be extended if borrower is diligently and expeditiously proceeding to effect such transfer.  Furthermore, there is a declaration of restrictions which requires the operation of a private members’ club at the related Mortgaged Property where only the ground level restaurant and spa are open to the public and all other amenities are only accessible by Soho House members, their guests and the hotel guests and their guests (the “Declaration“).  The Declaration was not required by any of the development approvals.  However, the related Mortgaged Property was intended to be operated as a private members’ club and such operation with limited public access would be subject to a reduced fee in lieu of providing required parking (the “Parking Impact Fee“).  Since payment of the Parking Impact Fee was required to be paid prior to issuance of the full building permit, the Declaration was required to ensure the savings in the Parking Impact Fee.  Pursuant to the zoning opinion delivered in connection with the subject Mortgage Loan, the currently licensed uses at the Mortgaged Property comply with the Declaration.  The Declaration may be terminated by the owner with the approval of the City of Miami Beach Attorney’s Office and Planning Director.  However, if the Declaration is terminated, the related Mortgaged Property may be subject to the Parking Impact Fee.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as The Paddocks of Mount Juliet, representing approximately 0.6% of the Cut-off Date Pool Balance, the fourth largest tenant, Workout Anytime, is currently in violation of applicable zoning requirements, since gym-related uses requires a conditional use permit. The loan documents contain a borrower covenant to use commercially reasonable efforts to obtain, or cause the affected tenant to  obtain, the conditional use permit. The tenant is expected to submit its application to applicable zoning authorities later this month.

In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Planet Self Storage - Boston,  representing approximately 0.5% of the Cut-off Date Pool Balance, the current self-storage use, which is legally nonconforming, has ancillary truck rental use that constitutes zoning violation absent a conditional use permit. The loan underwriting and appraisal excluded income related to truck rentals (approximately $44,000 annually compared to UW GPR of $893,000 annually). The loan documents include the related borrower’s affirmative covenant to pursue a conditional use permit approval if enforcement action brought, and to discontinue truck rental use unless otherwise permitted pending final adjudication or approval of the application. The related borrower and guarantors are personally liable for losses related to any non-conforming use of the property.

See also representation and warranty no. 26 in Annex C-1 to this prospectus supplement and the exceptions thereto in Annex C-2 to this prospectus supplement (subject to the limitations and qualifications set forth in the preamble to Annex C-1 to this prospectus supplement).

Environmental Insurance

With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this prospectus supplement as JL Holdings-Burger King Portfolio-90, representing approximately 2.3% of the Cut-off Date Pool Balance, no party other than the related borrower has provided an environmental indemnity.  In connection with the origination of the subject mortgage loan, a lenders environmental collateral protection, cleanup and liability insurance policy was obtained from Steadfast Insurance Company with a term of 10 years with a three year tail, a coverage limit of $2.0 million per claim and $20,000,000 in the aggregate and a deductible of $25,000 for each claim.  This policy coverage is for the lesser of (i) the sum of cleanup costs and third party liability and (ii) the policy limit.

With respect to the Mortgage Loan secured by the Mortgaged Properties  identified on Annex A-1 to this prospectus supplement as Bayou Place Phase I, representing approximately 0.8% of the Cut-off Date Pool Balance, in lieu of guarantor liability for environmental losses, the lender obtained an environmental insurance policy  (Lender Environmental Collateral Protection and Liability Form) in the amount of $1 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Steadfast Insurance Company has an S & P financial strength rating of “AA-”. The Phase I environmental site assessment did not identify any recognized environmental conditions at the subject property.

In general, the Master Servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a Mortgage Loan while that loan is not a Specially Serviced Mortgage Loan and the Special Servicer will be required to report any claims of which it is aware that arise under the policy while that Mortgage Loan is a Specially Serviced Mortgage Loan or the related Mortgaged Property has become an REO Property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued.

Loan Purpose

Fifty-nine (59) of the Mortgage Loans, representing approximately 72.8% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s refinancing of a previous Mortgage Loan.

Twenty-three (23) of the Mortgage Loans, representing approximately 27.2% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property that secures such Mortgage Loans.

Exceptions to Underwriting Guidelines

The Mortgage Loan Sellers (other than Wells Fargo Bank, National Association) have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Hampton Inn Hallandale, representing approximately 1.7% of the Cut-off Date Pool Balance, the underwritten occupancy was greater than 80% (83.6%), which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association.  Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) Hampton Inn Hallandale’s historical occupancy was 81.3% in 2013 and 83.6% as of the trailing 12-months ending February 2014; (b) according to a third party research report, Hampton Inn Hallandale was ranked number one among its competitive set based on ADR and RevPAR for the trailing twelve month periods ending February 28, 2014, February 28, 2013 and February 28, 2012; (c) the sponsor invested approximately $1.5 million in renovations in 2012 and 2013 and has budgeted an additional $1.2 million over the next two years; and (d) the sponsor is the CEO of Turnberry Associates and reports a net worth in excess of $1.0 billion.  Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus supplement. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as Security Self Storage SPX Portfolio, representing approximately 2.3% of the Cut-off Date Pool Balance, no real estate tax reserve is required prior to a default on the Mortgage Loan or real estate taxes becoming delinquent and underwritten loan-to-value  and debt service coverage is 74.9% and 1.44x, respectively; which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association.  Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) there is a springing lockbox and cash management should debt service coverage drop below 1.10x and (b) the guarantors are experienced self-storage properties with over 85 years of combined real estate experience owning and managing self-storage properties and have a reported net worth of $70.2 million and $7.0 million liquid.  Certain characteristics of the Mortgage Loan can be found in Annex A-1 and Annex A-3 to this prospectus supplement.  Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

●
With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this prospectus supplement as CT Self Storage Portfolio, representing approximately 1.9% of the Cut-off Date Pool Balance, no real estate tax reserve is required prior to a default on the Mortgage Loan or real estate taxes becoming delinquent and underwritten loan-to-value  and debt service coverage is 74.9% and 1.38x, respectively; which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association.  Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) there will be a springing lockbox and cash management should debt service coverage drop below 1.10x and (b) the guarantors are experienced self-storage properties with over 100 years of combined real estate experience owning and managing self-storage properties, currently own and manage 61 self-storage properties; and have a reported net worth of $48.5 million and $4.3 million liquid.  Certain characteristics of the Mortgage Loan can be found in Annex A-1 and Annex A-3 to this prospectus supplement.  Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Assignment of the Mortgage Loans

On or before the Closing Date, the Mortgage Loan Sellers will transfer to us those Mortgage Loans that are to be included in the Trust Fund, and we will transfer to the Trust Fund all of those Mortgage Loans.  In each case, the transferor will assign the applicable Mortgage Loans, without recourse, to the Trustee, except as described below in this “—Assignment of the Mortgage Loans” section.  See the section of the accompanying prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

The transfer by each Mortgage Loan Seller of its Mortgage Loans to the Depositor will be governed by a mortgage loan purchase agreement (a “Mortgage Loan Purchase Agreement”) between that Mortgage Loan Seller and the Depositor.

In connection with the transfer of each Mortgage Loan, the related Mortgage Loan Seller will be required to deliver to the Custodian on behalf of the Trustee, the following documents, among others:

●	either—

1.	the original mortgage note(s) evidencing that Mortgage Loan, or

2.	if any original mortgage note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

●	the original or a copy of the mortgage, together with originals or copies of any intervening assignments of the mortgage;

●	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

●	either—

1.
an executed assignment of the mortgage in favor of the Trustee, in recordable form except for missing recording information relating to a mortgage that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

●	either—

1.
an executed assignment of any separate assignment of leases and rents in favor of the Trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent or to be sent for recording;

●
an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy;

●	if a material portion of the interest of the borrower in the related Mortgaged Property consists of a leasehold interest, the original or a copy of the related ground lease;

●
a copy of any letter of credit relating to, evidencing or constituting additional collateral for that Mortgage Loan (with the original of such letter of credit to be delivered to the Master Servicer); and

●
if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement and (b) an estoppel certificate or comfort letter delivered by the franchisor, manager or similar person, as applicable, for the benefit of the holder of the Mortgage Loan in connection with the Mortgage Loan Seller’s origination or acquisition of the Mortgage Loan, together, within such time frames as required by the related Mortgage Loan Purchase Agreement, with either (i) such instrument(s) of notice or transfer (if any) as are necessary to transfer or assign to the Trust or the Trustee the benefits of such estoppel certificate or comfort letter, or (ii) a new estoppel certificate or comfort letter (in substantially the same form and substance as the prior estoppel certificate or comfort letter) by the franchisor, manager or similar person, as applicable, for the benefit of the Trust or the Trustee (and, if a copy of a new estoppel certificate or comfort letter is delivered, then the original copy shall be included in the mortgage file promptly following receipt thereof by the related Mortgage Loan Seller).

The Pooling and Servicing Agreement and/or the respective Mortgage Loan Purchase Agreements will specify the dates by which these documents and instruments must be delivered.  All promissory notes must be in the possession of the Custodian on the Closing Date and other required mortgage loan documents may be delivered after the Closing Date.  Each promissory note must be endorsed to the Trustee, in that capacity, for the registered holders of the Certificates or in blank.  Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the Trustee, in that capacity, for the registered holders of the Certificates.

The Pooling and Servicing Agreement will designate the documents listed under the first, second, fourth, sixth, seventh, eighth and ninth bullet points above as “Specially Designated Mortgage Loan Documents”.

Notwithstanding the forgoing, with respect to each of the Woodbridge Center Mortgage Loan and the JL Holdings – Burger King Portfolio – 90 Mortgage Loan, the documents described above (other than the mortgage note evidencing the Mortgage Loan included in this securitization) are and will be maintained by the custodian under the WFRBS 2014-C20 securitization and the COMM 2014-LC15 securitization, respectively.

With respect to each of the Pacific Design Center Mortgage Loan and the Oak Court Mall Mortgage loan, following the securitization of the related Pari Passu Companion Loan, the documents described above (other than the mortgage note evidencing the Mortgage Loan included in this securitization) will be transferred to the custodian under such other securitization.

Notwithstanding any contrary provision described above, in the case of any Non-Serviced Pari Passu Mortgage Loan, the related Mortgage Loan Seller will have no duty to deliver any instrument to assign the mortgage or the assignment of assignment of leases and rents to the Trustee.  The pooling and servicing agreement with respect to any such Non-Serviced Pari Passu Mortgage Loan will recognize the obligation of the designated mortgage loan seller in the related securitization to deliver instruments to assign such mortgage and assignment of leases and rents to the trustee under such securitization.

The Custodian is required to hold all of the documents delivered to it with respect to the Mortgage Loans on behalf of the Trustee, in trust for the benefit of the Certificateholders.  Within a specified period of time following that delivery, the Custodian will be further required to conduct a review of those documents.  The scope of the Custodian’s review of those documents will, in general, be limited solely to confirming that they have been received.  No party to the Pooling and Servicing Agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If—

●	any of the documents required to be delivered by a Mortgage Loan Seller to the Custodian is not delivered or is otherwise defective, and

●
that omission or defect materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders, or any of them, therein, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the Certificates or on the value of those Certificates, then the omission or defect will constitute a material document defect.  The Pooling and Servicing Agreement will provide that the absence from the mortgage file of (i) the item listed in the first bullet point above under “—Assignment of the Mortgage Loans” on the Closing Date or (ii) any other Specially Designated Mortgage Loan Document by the first anniversary of the Closing Date, in each case without the presence of any factor that reasonably mitigates such absence, non-conformity or irregularity, and if the absence results from the related Mortgage Loan Seller’s failure to deliver such Specially Designated Mortgage Loan Document in accordance with the terms of the related Mortgage Loan Purchase Agreement, will be conclusively presumed to be a material document defect.  The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Mortgage Loan Seller (such person, a “Responsible Repurchase Party”) with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Additionally, in connection with the transfer of the Mortgage Loans to the Trust Fund, one or more of the Mortgage Loan Sellers may retain, either directly or through an affiliate, a portion of the Certificates issued at closing.

Representations and Warranties

As of the Closing Date, each Mortgage Loan Seller will make, with respect to each of the Mortgage Loans sold to us by that Mortgage Loan Seller, the representations and warranties set forth on Annex C-1 to this prospectus supplement, subject to the exceptions set forth on Annex C-2 to this prospectus supplement.

The representations and warranties made by each Mortgage Loan Seller as described on Annex C-1, subject to the exceptions set forth on Annex C-2 to this prospectus supplement, will be assigned by us to the Trustee under the Pooling and Servicing Agreement.  If—

●	there exists a breach of any of the above-described representations and warranties made by a Mortgage Loan Seller, and

●	that breach materially and adversely affects the value of the mortgage loan or the interests of the Certificateholders therein,

then that breach will be a material breach of the representation and warranty.  The rights of the Certificateholders, or of the Trustee on their behalf, against the applicable Responsible Repurchase Party with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties and the corresponding exceptions, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other.  We present the related representations and warranties and any related exceptions herein in this prospectus supplement for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present in this prospectus supplement.  Further, whether a particular Mortgage Loan Seller elects to take an exception to a representation and warranty is determined by the nature of its related Mortgage Loans, the Mortgage Loan Seller’s interpretation of the requirements of the related representation and warranties and the terms and conditions of the Mortgage Loans as well as the Mortgage Loan Seller’s risk tolerance.  As a result, the fact that one Mortgage Loan Seller has elected not to take an exception to a particular representation or warranty where another Mortgage Loan Seller, or each other Mortgage Loan Seller, has elected to take an exception, should not imply anything about the specific characteristics of that Mortgage Loan Seller’s collateral.

No party to the Pooling and Servicing Agreement or any other person is under any duty or obligation to review the Mortgage Loans to determine whether the representations and warranties made by the related Mortgage Loan Seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach (generally, a breach that materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein) of any of the representations and warranties made by a Mortgage Loan Seller with respect to any of the Mortgage Loans sold to us by that Mortgage Loan Seller, as discussed under “—Representations and Warranties” above, or a material document defect (generally, a document defect that materially and adversely affects value of any Mortgage Loan or the interests of the Certificateholders, or any of them, therein) with respect to any of those Mortgage Loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable Responsible Repurchase Party will be required to take one of the following courses of action:

●	cure the material breach or the material document defect in all material respects;

●	repurchase the affected Mortgage Loan at the applicable Purchase Price; or

●
prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the Certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected Mortgage Loan with a substitute Mortgage Loan that satisfies the terms of the related Mortgage Loan Purchase Agreement, including without limitation, that—

(1)	has comparable payment terms to those of the Mortgage Loan that is being replaced, and

(2)	is acceptable to the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period).

If the applicable Responsible Repurchase Party replaces one Mortgage Loan with another Mortgage Loan, as described above, such Responsible Repurchase Party will be required to pay into the Trust the amount, if any, by which—

●	the Purchase Price, exceeds

●	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the remedy, repurchase or substitution described above, will generally be limited to 90 days following the earlier of discovery by the applicable Mortgage Loan Seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the Pooling and Servicing Agreement.  However, in most cases (but not all), if the applicable Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.  Any remedy, repurchase or substitution with respect to a breach or defect that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3) must be completed within 90 days following any discovery by the applicable Mortgage Loan Seller or any party to the Pooling and Servicing Agreement.

“Purchase Price” means, with respect to any particular Mortgage Loan or related REO Property being purchased from the Trust Fund, a price approximately equal to the sum of the following:

●	the outstanding principal balance of that Mortgage Loan less any Loss of Value Payment available to reduce the principal balance;

●	all accrued and unpaid interest on that Mortgage Loan generally through the Due Date in the collection period of purchase, other than Default Interest;

●	all unreimbursed Servicing Advances with respect to that Mortgage Loan, together with any unpaid interest on those advances owing to the party or parties that made them;

●	all Servicing Advances with respect to that Mortgage Loan that were reimbursed out of collections on or with respect to other Mortgage Loans in the Trust Fund;

●	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject Mortgage Loan; and

●
in the case of a repurchase or substitution of a defective Mortgage Loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian or the Trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the Mortgage Loan (or, in the case of Ladder Capital Finance LLC, the guarantee obligations of Ladder Capital Finance Holdings LLLP pursuant to the Mortgage Loan Purchase Agreement to which it is a party).

“Default Interest” means any interest that—

●	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

●	is in excess of all interest accrued on the Mortgage Loan at the related mortgage interest rate.

Default Interest and late payment charges will be applied in accordance with the related intercreditor agreement prior to being allocated in accordance with the Pooling and Servicing Agreement.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect (or an allegation of a material breach or material document defect), to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Trust (with the consent of the Majority Subordinate Certificateholder to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment.  Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related material breach or material document defect in all respects.  A Loss of Value Payment may not be made with respect to a material breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

If a Mortgage Loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the Mortgage Loan is part of a group of cross-collateralized Mortgage Loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other Mortgage Loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach (as the case may be) will be deemed to constitute a material document defect or material breach (as the case may be) as to each such other loan in the group for purposes of the above provisions, and the related Responsible Repurchase Party will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

●
the applicable Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the Trustee and the Special Servicer an opinion of counsel to the effect that its repurchase of only those Mortgage Loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event under the Pooling and Servicing Agreement, and

●
all of the following conditions would be satisfied if the applicable Responsible Repurchase Party were to repurchase or replace only those affected Mortgage Loans (and not the other loans in the group):

1.
the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans) set forth on Annex A-1 to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x;

2.
the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth on Annex A-1 to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%; and

3.
the exercise of remedies against the primary collateral of any Mortgage Loan in the group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loans in the group.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the Certificateholders in connection with a material breach of any of the representations and warranties made by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) or a material document defect, in any event with respect to a Mortgage Loan transferred by that Responsible Repurchase Party (or, if applicable, its affiliated Mortgage Loan Seller) to the Trust Fund; provided that with respect to the obligations of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP will guarantee payment in connection with the performance of such obligations.  However, if the breach of any representation or warranty of a Mortgage Loan Seller is based on whether a borrower is required to pay a specified expense under the terms of the related mortgage loan documents, then the payment of that expense by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

With respect to The Royal Bank of Scotland, each reference in this section and throughout this prospectus supplement to the obligations of each Responsible Repurchase Party to cure, repurchase, substitute or make Loss of Value Payments, in connection with any material breach of any of the representations and warranties made by that Mortgage Loan Seller or a material document defect, applies only to the entity (that is, either The Royal Bank of Scotland plc or RBS Financial Products Inc.) that sold the subject Mortgage Loan to the trust.  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—The Royal Bank of Scotland” in this prospectus supplement.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its cure, repurchase, substitution, payment or other remedial obligations; provided that with respect to the obligations of Ladder Capital Finance LLC, Ladder Capital Finance Holdings LLLP will guarantee payment in connection with the performance of such obligations.

A Responsible Repurchase Party (or, in the case of Mortgage Loans sold by Ladder Capital Finance LLC, that Responsible Repurchase Party and Ladder Capital Finance Holdings LLLP ) may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the related Mortgage Loan Seller’s representations or warranties.  We cannot assure you that a Responsible Repurchase Party (or, in the case of Mortgage Loans sold by Ladder Capital Finance LLC, that Responsible Repurchase Party and Ladder Capital Finance Holdings LLLP) will have sufficient assets and financial liquidity with which to fulfill such obligations on its part that may arise with respect to any Mortgage Loan as a result of the discovery of a material document defect or a material breach.  See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “The Sponsor” in the accompanying prospectus.

Expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not, will be reimbursable out of the Collection Account.

Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be required to enforce the obligations of each Mortgage Loan Seller (or, in the case of Ladder Capital Finance LLC, the guarantee obligations of Ladder Capital Finance Holdings LLLP the Mortgage Loan Purchase Agreement to which it is a party) under the applicable Mortgage Loan Purchase Agreement.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the Mortgage Loans and the Mortgaged Properties are based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, and (ii) there will be no principal prepayments on or before the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the Depositor or any Mortgage Loan Seller deems such removal necessary, appropriate or desirable.  A limited number of other Mortgage Loans may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such Mortgage Loans would materially alter the characteristics of the

Mortgage Pool as described in this prospectus supplement.  The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the Mortgage Loans described in this prospectus supplement may vary.

A Current Report on Form 8–K describing any material changes to the composition of the Mortgage Pool will be available to purchasers of the Offered Certificates shortly after the Closing Date.

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized Pooling and Servicing Agreement, and other material agreements relating to this offering, with the U.S. Securities and Exchange Commission (the “SEC”) on or before the date we file any prospectus supplement ultimately filed with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The “Issuing Entity” with respect to the Offered Certificates will be the Wells Fargo Commercial Mortgage Trust 2014-LC16 (the “Trust”).  The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement.  The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to Certificateholders and engaging in any other activities described generally in this prospectus supplement.  Accordingly, the Trust may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments.  The Trust may not lend or borrow money, except that the Master Servicer, the Special Servicer (with respect to Servicing Advances) and the Trustee may make advances of delinquent principal and interest payments and Servicing Advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related Mortgage Loan.  These advances are intended to provide liquidity, rather than credit support.  The Pooling and Servicing Agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement.  The Trust administers the Mortgage Loans through the Trustee, the Certificate Administrator, the tax administrator, the Master Servicer and the Special Servicer.

The only assets of the Trust other than the Mortgage Loans and any REO Properties (which includes, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, but which does not include any Pari Passu Companion Loan’s (whether a Serviced Pari Passu Companion Loan or a Non-Serviced Pari Passu Companion Loan) pro rata interest or any Subordinate Companion Loan’s interest in any REO Property) are the Distribution Account, the Collection Account, the other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Collection Account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this prospectus supplement.  The Trust has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties including, with respect to any Non-Serviced Loan Combination, the Trust’s interest in any REO property acquired pursuant to the related pooling and servicing agreement, and the other activities described in this prospectus supplement, and indemnity obligations to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.  The fiscal year of the Trust is the calendar year.  The Trust has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the Trust would be characterized as a “business trust” is not possible.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor.  The Depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing Mortgage Loans in trust in exchange for Certificates evidencing interest in such trusts and selling or otherwise distributing such Certificates.  The Depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a Sponsor, an Originator, a Mortgage Loan Seller, the Master Servicer, the Certificate Administrator, the tax administrator, the custodian and the certificate registrar, the WFRBS 2014-C20 Master Servicer, the WFRBS 2014-C20 Certificate Administrator, the COMM 2014-LC15 Master Servicer, the COMM 2014-LC15 Certificate Administrator, a swap counterparty under the WFRBS 2014-C20 securitization and an affiliate of Wells Fargo Securities, LLC, one of the underwriters.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The Depositor will have minimal ongoing duties with respect to the Offered Certificates and the Mortgage Loans.  The Depositor’s duties will include, without limitation, (i) appointing a successor Trustee in the event of the resignation or removal of the Trustee, (ii) providing information in its possession with respect to the Certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the Trustee, the tax administrator and the Trust for any liability, assessment or costs arising from the Depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the Trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the Master Servicer, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust.  The Depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

Ladder Capital Finance LLC (and each affiliate, if any, of Ladder Capital Finance LLC that originated one or more of the Mortgage Loans to be sold to the Depositor by Ladder Capital Finance LLC), Wells Fargo Bank, National Association, The Royal Bank of Scotland and Rialto Mortgage Finance, LLC are referred to in this prospectus supplement as the “Originators”.  The Depositor will acquire the Mortgage Loans from Ladder Capital Finance LLC, Wells Fargo Bank, National Association, The Royal Bank of Scotland and Rialto Mortgage Finance, LLC (collectively, the “Mortgage Loan Sellers” or the “Sponsors”) on or about June 11, 2014 (the “Closing Date”).  Each Mortgage Loan Seller is a “sponsor” of the securitization transaction described in this prospectus supplement (in such capacity, a “Sponsor”).  The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement.

Ladder Capital Finance LLC

General.  Ladder Capital Finance LLC (“LCF”) is a sponsor of, and a seller of certain Mortgage Loans (the “LCF Mortgage Loans”) into, the securitization described in this prospectus supplement.  LCF is a limited liability company organized under the laws of the State of Delaware and an indirect subsidiary of Ladder Capital Finance Holdings LLLP (“Ladder Holdings”).  Ladder Holdings is a limited liability limited partnership organized under the laws of the State of Delaware.  Ladder Capital holds a controlling interest in Ladder Holdings.

Ladder Holdings commenced operations in October 2008.  Ladder Holdings, together with its direct and indirect subsidiaries, including LCF, are collectively referred to in this prospectus supplement as the “Ladder Capital Group”.  The Ladder Capital Group is a vertically integrated, full-service commercial real estate finance and investment management company that primarily originates, underwrites, structures, acquires, manages and distributes commercial, multifamily and manufactured housing community mortgage loans and other real estate debt instruments.  The executive offices of the Ladder Capital Group are located at 345 Park Avenue, 8th Floor, New York, New York 10154.

Wells Fargo Bank, National Association, Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Bank Securities Inc.)  and certain other third party lenders provide warehouse financing to certain affiliates of LCF (the “LCF Financing Affiliates”) through various repurchase facilities.  Ladder Holdings guarantees certain obligations of the LCF Financing Affiliates under those repurchase facilities.  Most, if not all, of the LCF Mortgage Loans are (or, as of the securitization closing date, may be) subject to such repurchase facilities.  If such is the case at the time the Certificates are issued, then LCF will use the proceeds from its sale of the LCF Mortgage Loans to the Depositor to, among other things, acquire the warehoused LCF Mortgage Loans from the LCF Financing Affiliates, and the LCF Financing Affiliates will, in turn, use the funds that they receive from LCF to, among other things, reacquire the warehoused LCF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens.  As of June 2, 2014, Wells Fargo Bank, National Association was the repurchase agreement counterparty with respect to one (1) LCF Mortgage Loan, having a Cut-off Date Principal Balance of $19,000,000, representing approximately 2.0% of the Cut-off Date Pool Balance, although such numbers may change prior to the closing of this securitization transaction.  In addition, Wells Fargo Bank, National Association is the interim custodian with respect to the loan documents for all of the LCF Mortgage Loans (other than the JL Holdings – Burger King Portfolio – 90 Mortgage Loan) and is holding the loan documents for the JL Holdings – Burger King Portfolio – 90 Mortgage loan (other than the related promissory note contributed to this securitization) as custodian for the COMM 2014-LC15 Securitization.  As of June 2, 2014, Deutsche Bank AG, Cayman Islands Branch was the repurchase agreement counterparty with respect to five (5) LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $93,567,379, representing approximately 9.6% of the Cut-off Date Pool Balance, although such numbers may change prior to the closing of this securitization transaction.

Ladder Capital Group’s Securitization Program.  During 2010, LCF contributed approximately $329.76 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations.  During 2011, LCF contributed approximately $1.02 billion of commercial, multifamily and manufactured housing community mortgage loans to three (3) commercial mortgage securitizations.  During 2012, LCF contributed approximately $1.6 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations.  During 2013, LCF contributed approximately $2.23 billion of commercial, multifamily and manufactured housing community mortgage loans to six (6) commercial mortgage securitizations.  During the first 4 calendar months of 2014, LCF contributed approximately $772.4 million of commercial, multifamily and manufactured housing community mortgage loans to two (2) commercial mortgage securitizations.  LCF began securitizing such types of mortgage loans in 2010 and has not been involved in the securitization of any other types of financial assets.

The Ladder Capital Group originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States.  The following table sets forth information with respect to originations of fixed rate commercial, multifamily and manufactured housing community mortgage loans by Ladder Capital Group during the calendar years 2010, 2011, 2012 and 2013 and the first calendar quarter of 2014.

Originations of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans

	No. of Loans		Approximate Aggregate Principal Balance of Loans at Origination
2010	48		$663,256,700
2011	65		$1,170,444,775
2012	152		$2,463,328,246
2013	120		$2,269,641,443
2014(1)	39	(2)	$582,530,000

(1)	During the period from and including January 1, 2014 through and including March 31, 2014.
(2)	Treats the JL Holdings – Burger King Portfolio – 90 Loan Combination as three loans.

In connection with commercial mortgage securitization transactions in which it participates as a sponsor, LCF will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization.  In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized.  In coordination with underwriters or initial purchasers and the applicable depositor, LCF works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

LCF will generally make certain representations and warranties and undertake certain loan document delivery requirements with respect to the mortgage loans that it contributes to a commercial mortgage securitization; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, LCF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.  LCF has limited assets with which to effect any such repurchase or substitution or make any such estimated loss reimbursement payment.  However, as is the case in this securitization, Ladder Holdings will often guarantee LCF’s payment obligations in connection with a repurchase or substitution of a defective mortgage loan resulting from, or the making of an estimated loss reimbursement payment related to, any such breach of representation or warranty or defective or missing loan documentation.  Notwithstanding the existence of any such guarantee, no assurance can be provided that Ladder Holdings or LCF will have the financial ability to repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no other member of the Ladder Capital Group will be responsible for doing so if Ladder Holdings and LCF both fail with respect to their obligations.

No member of the Ladder Capital Group acts as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that LCF or its affiliates originates, acquires or securitizes.  Instead, LCF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.  Wells Fargo Bank, National Association acts as interim servicer with respect to 27 of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $328,832,008, representing approximately 33.8% of the Cut-Off Date Pool Balance, and also services the JL Holdings – Burger King Portfolio – 90 Loan Combination in its capacity as master servicer for the COMM 2014-LC15 Securitization.

Ladder Capital Group’s Underwriting Guidelines and Processes

Each of the LCF Mortgage Loans was originated by LCF or one of its affiliates.  Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by LCF and its affiliates for securitization.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated by LCF or one of its affiliates will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement and “Annex C-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus supplement.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan.  The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches.  Such searches are limited in the time periods that they cover, and often cover no more than the prior 10-year period.  Furthermore, in the case of equity holders in the borrowers, such searches would generally be conducted only as to equity holders with at least a 20% interest in the subject borrower or that control the subject borrower.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained.  Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate the competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated must be approved by a loan committee that includes senior personnel from the Ladder Capital Group.  The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.  With respect to loans originated for securitization, the Ladder Capital Group’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the Ladder Capital Group and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan.  However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.  For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized.  There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance.  Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements.  Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.  Certain mortgage loans originated by LCF or one of its affiliates may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt.  It is possible that a member of the Ladder Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●
Appraisals.  Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal

Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.  In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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Environmental Assessment.  In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.  Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●
Engineering Assessment.  In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. An engineering assessment may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

●
Seismic Report.  Generally, a seismic report is required for all properties located in seismic zones 3 or 4.  A seismic study may not be conducted with respect to a mortgaged property that lacks material improvements owned by the related borrower.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance.  The borrower is required to provide, and the Ladder Capital Group or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), the Ladder Capital Group typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.  If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism.

Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are permitted to obtain insurance or self-insure, or where another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to obtain insurance, or the subject mortgaged property is covered by a blanket policy (which may have been obtained by an affiliate of the related borrower), each of the mortgage loans requires that the related borrower maintain: (i) coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates (although in many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance); (ii) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (iii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance.  In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Ladder Capital Group may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance or a non-recourse carveout in the related loan documents with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, the Ladder Capital Group may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions (depending on the property type), deferred maintenance and/or environmental remediation.  A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve.  Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by a member of the Ladder Capital Group.  In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the related loan documents that may include, but are not limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or debt yield or satisfying other conditions.  Furthermore, the Ladder Capital Group may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.  In some cases, the Ladder Capital Group may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the Ladder Capital Group are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord/borrower for the payment of such taxes or to deliver to the landlord/borrower funds for purposes of paying such taxes in advance of their due date, (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (iv) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of real estate taxes.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower or an affiliate maintains a blanket insurance policy covering the subject mortgaged property, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is permitted to maintain the insurance or to self-insure, (iv) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium association, franchisor or third party property manager, if applicable) is permitted to maintain the insurance, (v) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve or (vi) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee relating to the payment of insurance premiums.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if and to the extent a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses, (iii) if the rent for the space in question is considered below market, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if the Ladder Capital Group determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the Ladder Capital Group’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the LCF Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions

Notwithstanding the discussion under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above, one or more of the LCF Mortgage Loans may vary from, or do not comply with, Ladder Capital Group’s underwriting guidelines described above.  In addition, in the case of one or more of the LCF Mortgage Loans, LCF or another originator may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors.  For any material exceptions to Ladder Capital Group’s underwriting guidelines described above in respect of the LCF Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of LCF Mortgage Loans

Overview.  LCF has conducted a review of the LCF Mortgage Loans in connection with the securitization described in this prospectus supplement.  The review of the LCF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Ladder Capital Group (the “Ladder Capital Review Team”).  The review procedures described below were employed with respect to all of the LCF Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus supplement.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Ladder Capital Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each LCF Mortgage Loan.  The database and the respective asset summary reports were compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Ladder Capital Review Team during the underwriting process.  After origination of each LCF Mortgage Loan, the Ladder Capital Review Team updated the information in the database and the related asset summary report with respect to such LCF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Ladder Capital Review Team.

A data tape (the “LCF Data Tape”) containing detailed information regarding each LCF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The LCF Data Tape was used to provide the numerical information regarding the LCF Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of LCF, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by LCF, relating to information in this prospectus supplement regarding the LCF Mortgage Loans.  These procedures included:

●	comparing the information in the LCF Data Tape against various source documents provided by LCF;

●	comparing numerical information regarding the LCF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the LCF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the LCF Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  The Ladder Capital Group engaged various law firms to conduct certain legal reviews of the LCF Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of the LCF Mortgage Loans, the Ladder Capital Group’s origination counsel for each LCF Mortgage Loan reviewed the representations and warranties set forth on Annex C-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LCF Mortgage Loans. Such assistance included, among other things, (i) a review of the Ladder Capital Group’s credit memo or asset summary report for each LCF Mortgage Loan with a Cut-off Date Principal Balance of $10 million or more, (ii) a review of a due diligence questionnaire regarding the LCF Mortgage Loans prepared by the Ladder Capital Group, (iii) a review of various statistical data tapes prepared by the Ladder Capital Group, (iv) a review of the representation and warranty exception reports referred to above relating to certain of the LCF Mortgage Loans prepared by origination counsel, and (v) the review of select provisions in certain loan documents with respect to certain of the LCF Mortgage Loans.

Origination counsel or securitization counsel also assisted in the preparation of the individual LCF Mortgage Loan summaries set forth on Annex B to this prospectus supplement based on their respective reviews of the related asset summary reports and the pertinent sections of the related Mortgage Loan documents.

Other Review Procedures.  With respect to any material pending litigation of which the Ladder Capital Group was aware at the origination of any LCF Mortgage Loan, the Ladder Capital Group requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  If the Ladder Capital Group became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any LCF Mortgage Loan, the Ladder Capital Group obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The Ladder Capital Review Team also reviewed the LCF Mortgage Loans to determine, with the assistance of counsel engaged in connection with this securitization, whether any LCF Mortgage Loan materially deviated from the underwriting guidelines described under “—Ladder Capital Group’s Underwriting Guidelines and Processes” above.

Findings and Conclusions.  Based on the foregoing review procedures, Ladder Capital Group determined that the disclosure regarding the LCF Mortgage Loans in this prospectus supplement is accurate in all material respects.  Ladder Capital Group also determined that the LCF Mortgage Loans were originated in accordance with Ladder Capital Group’s origination procedures and underwriting criteria described under “—Ladder Capital Group’s Underwriting Guidelines and Processes— Exceptions” above, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.  LCF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  The Ladder Capital Group will perform a review of any LCF Mortgage Loan that it elects to substitute for a LCF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect.  The Ladder Capital Group, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria“).  The Ladder Capital Group will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by the Ladder Capital Group and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by the Ladder Capital Group to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus supplement, LCF most recently filed a Form ABS-15G on February 14, 2014.  LCF’s Central Index Key number is 0001541468.  With respect to the period from and including April 1, 2011 to and including March 31, 2014, LCF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Ladder Capital Finance LLC” has been provided by Ladder Capital Finance LLC.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE:  WFC).  The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697.  Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services.  Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.  Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation.  On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company.  As a result of this transaction, the Depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank.  On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor.  Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties.  With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995.  The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion.  Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans.  Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the Depositor or to an unaffiliated securitization depositor.  In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator.  For the twelve-month period ended December 31, 2013, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.8 billion.  Since the beginning of 2010, Wells Fargo Bank originated approximately 697 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $13.9 billion, which were included in 34 securitization transactions.  The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties.  Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

See “The Sponsor” in the accompanying prospectus.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General.  Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization.  Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals.  Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

In the case of the Mortgage Loan identified on Annex A-1 to this prospectus supplement as BLG Industrial, representing 1.4% of the Cut-off Date Pool Balance, Wells Fargo Bank, as Mortgage Loan Seller, delegated certain of its underwriting and origination functions to Principal Real Estate Investors, LLC, an affiliate of Principal Life Insurance Company pursuant to a program of agreed upon underwriting and closing procedures, including the preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by Wells Fargo Bank.  These functions were all performed in accordance with the loan approval procedures described herein in all material respects.  Such loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization.  Principal Global Investors, LLC, an affiliate of Principal Life Insurance Company, serviced the related program Mortgage Loans prior to securitization and will continue to act as primary servicer with respect to such Mortgage Loans after securitization.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors.  Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section.  For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis.  Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan.  In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower.  Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself.  Borrowers are generally required to be single-purpose entities.  The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type:  historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases.  Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed.  Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee.  Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports.  Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant.  Generally, the results of these reviews are incorporated into the underwriting report.  In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval.  Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios.  Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors.  For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund.  For specific details on the calculations of debt service coverage ratios in this prospectus supplement, see Annex B to this prospectus supplement.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan.  It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition.  As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.  To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.  Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession.  Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.  In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments.  Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan.  However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review.  Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues.  For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems.  Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario.  This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”).  Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-

value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●
casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements.  Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●
Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments.  Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums.  Insurance escrows may not be required if, (i) the borrower maintains a blanket insurance policy, or (ii) if a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.  Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type.  Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market.  Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed.  In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions.  One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above.  In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.  Except as disclosed in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement, none of the Wells Fargo Bank Mortgage Loans were originated with any material exceptions from Wells Fargo Bank’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview.  Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects.  Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties.  Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process.  Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus supplement regarding the Wells Fargo Bank Mortgage Loans.  These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●
comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, Mortgage Loan Seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations.  Mortgage Loan Seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement.  In addition, Mortgage Loan Seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex C-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans.  Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team.  Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage Loan Seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures.  Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions.  Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus supplement is accurate in all material respects.  Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Review Procedures in the Event of a Mortgage Loan Substitution.  Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect.  Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria“).  Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga 1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured.  The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from April 1, 2011 to March 31, 2014 or is still outstanding.  Unless otherwise indicated, the information in the table and the footnotes to the table is reflected as of the last day of the most recent calendar quarter for which a Form ABS-15G was filed by Wells Fargo Bank and Wells Fargo Commercial Mortgage Securities, Inc. as indicated immediately below the table and footnotes.

Name of Issuing Entity(1)	Check if Regi-stered	Name of Originator	Total Assets in ABS by Originator(2)			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(3)(4)			Assets Pending Repurchase or Replacement (within cure period)(3)(5)			Demand in Dispute(3)(6)			Demand Withdrawn(3)(7)			Demand Rejected(3)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C23	X	Wachovia Bank, National Association	139	2,903,975,599.43	68.65	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1352059		Nomura Credit & Capital, Inc.	87	897,454,001.87	21.22	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(8)	79	428,429,428.41	10.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00

Issuing Entity Subtotal			305	4,229,859,029.71	100.00	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	1	2,157,849.91	0.06	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(9)	50	269,226,893.21	7.49	1	13,800,000.00	0.61	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.61	0	0.00	0.00J	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	1	13,800,000.00	0.61	0.00	0	0.00	0	0.00	0.00	1	13,800,000.00	0.61	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C24	X	Wachovia Bank, National Association	84	1,625,096,687.00	81.18	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1354736		Artesia Mortgage Capital Corporation(10)	26	214,877,938.00	10.73	1	35,588,502.00	2.57	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.57	0	0.00	0.00	0	0.00	0.00
		JPMorgan Chase Bank, National Association	13	102,674,000.00	5.13	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	9	59,275,000.00	2.96	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			119	2,001,932,625.00	100.00	1	35,588,502.00	2.57	0.00	0	0.00	0	0.00	0.00	1	35,588,502.00	2.57	0	0.00	0.00	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association(11)	88	2,043,814,381.00	56.74	0	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98
CIK #: 1406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(9)	28	195,018,502.00	5.41	0	0.00	0	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00J	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	1	87,928,158.00	2.98	0.00	0	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	87,928,158.00	2.98

Commercial Mortgages Asset Class Total			797	13,429,102,941.32		1	137,316,660.00		0.00	0		0	0.00		2	49,388,502.00		1	2,157,849.91		0	87,928,158.00

(1)
In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):  (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction.  In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions.  Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the end of the reporting period (for columns j-x).

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements (for columns d-f).

(3)	Includes only new demands received during the reporting period. (For columns g-i)

In the event demands were received in prior reporting periods, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(4)
Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process.  Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during a reporting period, the corresponding principal balance utilized in calculating columns (g) through (x) shall be zero.  (For columns j-l)

(5)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns m-o)

(6)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(7)
Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction.  Also includes assets for which the requesting party rescinds or retracts the demand in writing.  (For columns s-u)

(8)
On April 8, 2010, Dexia Real Estate Capital Markets (“Dexia”) (formerly known as Artesia Mortgage Capital Corporation) received a repurchase request with respect to Loan #264 GM&O Building from the special servicer for the Wachovia Bank Commercial Mortgage Trust Series 2006-C23 securitization trust.  Dexia considered the repurchase request to be without merit and rejected the repurchase request.  As of December 31, 2011, to Dexia’s knowledge, the repurchase request is no longer being pursued.  The related loan has been liquidated and is no longer an asset of the Series 2006-C23 securitization trust.  The amounts in the table with respect to this loan are reflected as of a date prior to January 1, 2012.

(9)
U.S. Bank National Association (“U.S. Bank”), as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-28 v. Dexia Real Estate Capital Markets, Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York.  On September 29, 2011, Dexia received a letter from CWCapital Asset Management LLC as special servicer for the issuing trust demanding that Dexia cure alleged defects in the documentation of Loan #58 Marketplace Retail and Office Center.  By letter dated December 29, 2011, Dexia rejected the issuing trust’s demand.  U.S. Bank, as trustee for the issuing trust, filed a complaint against Dexia (on or about December 27, 2012) arguing that Dexia had breached the terms of the mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors.  U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 Marketplace Retail and Office Center and also requests an award of damages alleged to total approximately $16.5 million.  Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013.  Judge Shira A. Scheindlin entered an order denying Dexia’s Motion on June 6, 2013.  A scheduling conference has since been held, and discovery has been completed.  The parties have filed cross-motions for summary judgment and briefing is to be completed by May 15, 2014.

(10)
U.S. Bank, as successor-in-interest to Bank of America, National Association, as successor by merger to LaSalle Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C24, made demand on Dexia by letter dated April 3, 2013 (the “Demand Letter”) for repurchase of loan #12 made to Metroplaza Hotel, LLC.  In the Demand Letter, U.S. Bank claimed that Dexia breached the representations and warranties made in the mortgage loan purchase agreement for Dexia’s failure to record a UCC financing statement against Inn at Woodbridge Inc. (“Woodbridge”), the tenant under a master lease and holder of a leasehold interest in a portion of the mortgaged property that secures loan #12.  U.S. Bank claims that such failure to record a UCC financing statement against Woodbridge resulted in U.S. Bank not having a perfected security interest and enforceable lien in the personalty owned by Woodbridge and pledged as collateral for loan #12.  Dexia responded to the Demand Letter on July 2, 2013 and rejected the repurchase demand.  Dexia believes the demand was untimely, having been made beyond New York’s six-year statute of limitations for such claims.  Dexia has received no further communication from U.S. Bank.

(11)
The amounts in the table with respect to this loan are reflected as of September 30, 2013, which was the last day of the quarterly reporting period in which this loan repurchase request was rejected.  The outstanding principal balance of this loan as of March 31, 2014, is approximately $87,660,795.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from January 1, 2014 through March 31, 2014 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on May 14, 2014, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on May 14, 2014, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo

Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor.  Such Forms ABS-15G are available electronically through the SEC’s EDGAR system.  The Central Index Key number of Wells Fargo Bank is 0000740906.  The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Royal Bank of Scotland

General.  The Royal Bank of Scotland, as used herein, refers to two affiliated companies (together, “The Royal Bank of Scotland”):  The Royal Bank of Scotland plc, which is selling five (5) Mortgage Loans representing approximately 21.1% of the Cut-off Date Pool Balance, and RBS Financial Products Inc., which is selling one (1) Mortgage Loan representing approximately 0.7% of the Cut-off Date Pool Balance.  The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of The Royal Bank of Scotland Group plc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc is a direct subsidiary of The Royal Bank of Scotland Group plc and RBS Financial Products Inc. is an indirect subsidiary of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally.  The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., one of the underwriters.  The principal offices of The Royal Bank of Scotland in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

The Royal Bank of Scotland’s Commercial Mortgage Securitization Program.  The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990.  The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that The Royal Bank of Scotland originates:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties.  These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing Trust Fund.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  The Royal Bank of Scotland’s role also includes engaging third-party service providers such as a master servicer, a special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998.  During the period commencing on January 1, 1998 and ending on December 31, 2013, The Royal Bank of Scotland affiliates were the sponsors of 56 commercial mortgage-backed securitization transactions.  Approximately $49.1 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by The Royal Bank of Scotland affiliates for the years ending on December 31, 2010, 2011, 2012 and 2013 and the first quarter of 2014.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2014(1)	$390,534,886
2013	$4,560,838,347
2012	$2,284,836,866
2011	$2,101,357,203
2010	$237,100,000

(1)	Through March 31, 2014.

Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Floating Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2014(1)	$0
2013	$253,333,333
2012	$0
2011	$0
2010	$0

(1)	Through March 31, 2014.

The Royal Bank of Scotland’s Underwriting Standards

Each of the mortgage loans originated by The Royal Bank of Scotland was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  The Royal Bank of Scotland originates mortgage loans principally for securitization.

General.  The Royal Bank of Scotland originates commercial mortgage loans from its headquarters in Stamford, Connecticut as well as from its origination offices in Chicago, Illinois, Irvine and Los Angeles, California and Atlanta, Georgia.  Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans must be approved by at least two or more members of The Royal Bank of Scotland’s credit committee, depending on the size of the mortgage loan.

Loan Analysis.  Generally, The Royal Bank of Scotland performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of The Royal Bank of Scotland.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by an independent credit officer with the appropriate level of approval authority for the size of the loan together with approval from either the Head of Commercial Real Estate Securitization or more senior management depending upon the size of the loan.  Larger loans are reviewed and approved by more senior credit officers and more senior management.  If deemed appropriate, a member of the real estate team within the credit department will visit the subject property.  The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, The Royal Bank of Scotland typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio.  The Royal Bank of Scotland typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and LTV Ratio.  The Royal Bank of Scotland’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by The Royal Bank of Scotland may vary from these guidelines.

Escrow Requirements.  Generally, The Royal Bank of Scotland requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated by The Royal Bank of Scotland are as follows (see Annex A-1 to this prospectus supplement for instances in which reserves were not taken):

●
Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  The

Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  The Royal Bank of Scotland relies on information provided by an independent engineer to make this determination.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

●
Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, The Royal Bank of Scotland generally requires that at least 115% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

●
Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report.  The Royal Bank of Scotland generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an approved environmental firm.  The Royal Bank of Scotland or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions.  In cases in which the Phase I site assessment identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, The Royal Bank of Scotland generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation.

Physical Condition Report.  The Royal Bank of Scotland generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm.  The Royal Bank of Scotland, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan.  In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, The Royal Bank of Scotland often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy.  The borrower is required to provide, and The Royal Bank of Scotland or its counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  The Royal Bank of Scotland typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors.  Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Review Procedures in the Event of a Mortgage Loan Substitution.  RBS will perform a review of any RBS Mortgage Loan that it elects to substitute for a RBS Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect.  RBS , and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement  and the Pooling and Servicing Agreement (the “Qualification Criteria“).  Legal counsel may also be engaged by RBS to render any tax opinion required in connection with the substitution.

Exceptions.  Notwithstanding the discussion above, one or more of the Mortgage Loans originated by The Royal Bank of Scotland may vary from, or do not comply with, The Royal Bank of Scotland’s underwriting guidelines described above.  In addition, in the case of one or more of the mortgage loans, The Royal Bank of Scotland or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Mortgage Loans originated by The Royal Bank of Scotland were originated with any material exceptions to The Royal Bank of Scotland’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor

Overview.  In connection with the securitization described in this prospectus supplement, The Royal Bank of Scotland, as a sponsor of this offering, has conducted a review of the Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to such Mortgage Loans is accurate in all material respects.  The Royal Bank of Scotland determined the nature, extent and timing of the review and the level of assistance provided by any third parties.  The review of The Royal Bank of Scotland’s Mortgage Loans was conducted as described below with respect to each of those Mortgage Loans.  The review of The Royal Bank of Scotland’s Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of The Royal Bank of Scotland or its affiliates (collectively, “The Royal Bank of Scotland Deal Team”) with the assistance of certain third parties.  The Royal Bank of Scotland has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the Depositor and the review’s findings and conclusions.  The review procedures described below were employed with respect to all of The Royal Bank of Scotland’s Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database.  To prepare for securitization, members of The Royal Bank of Scotland Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of The Royal Bank of Scotland’s mortgage loans.  The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by The Royal Bank of Scotland during the underwriting process.  After origination of each of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland Deal Team may have updated the information in the database and the related asset summary report with respect to The Royal Bank of Scotland Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of The Royal Bank of Scotland Deal Team.  Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (“The Royal Bank of Scotland Data Tape”) containing detailed information regarding each of The Royal Bank of Scotland’s Mortgage Loans was created from the information in the database referred to in the prior paragraph.  The Royal Bank of Scotland Data Tape was used by The Royal Bank of Scotland Deal Team to provide the numerical information regarding The Royal Bank of Scotland’s Mortgage Loans in this prospectus supplement.

Data Comparisons and Recalculation.  The Depositor, on behalf of The Royal Bank of Scotland, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by The Royal Bank of Scotland, relating to information in this prospectus supplement regarding The Royal Bank of Scotland’s Mortgage Loans.  These procedures included:

●	comparing the information in The Royal Bank of Scotland Data Tape against various source documents provided by The Royal Bank of Scotland;

●
comparing numerical information regarding The Royal Bank of Scotland’s Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in The Royal Bank of Scotland Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to The Royal Bank of Scotland’s Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  The Royal Bank of Scotland engaged various law firms to conduct certain legal reviews of The Royal Bank of Scotland’s Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization of the mortgage loans originated by The Royal Bank of Scotland, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from The Royal Bank of Scotland’s standard form loan documents.  In addition, origination counsel for each mortgage loan reviewed The Royal Bank of Scotland’s representations and warranties set forth on Annex C-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of The Royal Bank of Scotland’s Mortgage Loans.  Such assistance included, among other things, (i) a review of sections of the mortgage loan documents that deviate materially from The Royal Bank of Scotland’s standard form documents, as identified by The Royal Bank of Scotland and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by The Royal Bank of Scotland relating to its Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

The Royal Bank of Scotland prepared, and both originating counsel and securitization counsel reviewed, the loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for The Royal Bank of Scotland’s Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in the attached Annex A-3 to this prospectus supplement.

Other Review Procedures.  With respect to any pending litigation that existed at the origination of any of The Royal Bank of Scotland’s Mortgage Loans, The Royal Bank of Scotland requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.  In connection with the origination of each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland, together with origination counsel, conducted a search with respect to each borrower under the related Mortgage Loan to determine whether it filed for bankruptcy.  If The Royal Bank of Scotland became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of its Mortgage Loans, The Royal Bank of Scotland obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Mortgage Loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland Deal Team also consulted with the applicable The Royal Bank of Scotland mortgage loan origination team to confirm that each of The Royal Bank of Scotland’s Mortgage Loans was originated in compliance with the origination and underwriting criteria described above under “—The Royal Bank of Scotland’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.  See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Findings and Conclusions.  The Royal Bank of Scotland found and concluded with reasonable assurance that the disclosure regarding each Mortgage Loan to be sold to us by The Royal Bank of Scotland in this prospectus supplement is accurate in all material respects.  The Royal Bank of Scotland also found and concluded with reasonable assurance that The Royal Bank of Scotland’s Mortgage Loans were originated in accordance with The Royal Bank of Scotland’s origination procedures and underwriting criteria.

Neither The Royal Bank of Scotland nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against The Royal Bank of Scotland for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by The Royal Bank of Scotland in the related Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus supplement, The Royal Bank of Scotland plc filed its most recent Form ABS-15G with the SEC on February 14, 2014.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of The Royal Bank of Scotland plc is 0000729153.  With respect to the period from and including January 1, 2011 to and including March 31, 2014, The Royal Bank of Scotland plc does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

As of the date of this prospectus supplement, RBS Financial Products Inc. filed its most recent Form ABS-15G with the SEC on February 14, 2014.  Such Form ABS-15G is available electronically through the SEC’s EDGAR system.  The Central Index Key number of RBS Financial Products Inc. is 0001541615.  With respect to the period from and including January 1, 2011, to and including March 31,

2014, RBS Financial Products Inc. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—The Royal Bank of Scotland” has been provided by The Royal Bank of Scotland.

Rialto Mortgage Finance, LLC

General

Rialto Mortgage Finance, LLC, a Delaware limited liability company formed in April 2013 (“Rialto Mortgage”), is wholly-owned by Rialto Capital Management, LLC, a Delaware limited liability company that was formed in January 2009.  The executive offices of Rialto Mortgage are located at 600 Madison Avenue, 12th Floor, New York, New York 10022.

Rialto Mortgage’s Securitization Program

As a sponsor and mortgage loan seller, Rialto Mortgage originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties.  All of the Mortgage Loans being sold to the Depositor by Rialto Mortgage (the “Rialto Mortgage Loans”) were originated by Rialto Mortgage.  This is the eighth commercial real estate debt investment securitization to which Rialto Mortgage is contributing commercial real estate debt investments.  The commercial real estate debt investments originated and acquired by Rialto Mortgage may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments.

Neither Rialto Mortgage nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Rialto Mortgage for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by Rialto Mortgage in the applicable Mortgage Loan Purchase Agreement as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

Rialto Mortgage’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated by Rialto Mortgage was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis.  Generally, Rialto Mortgage performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance credit officer of Rialto Mortgage.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans must be approved by a credit committee that includes two officers of Rialto Mortgage, two officers of Rialto Capital Management LLC and one officer of Lennar Corporation.  If deemed appropriate, a member of the real estate team will visit the subject property.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis.  Prior to origination of a loan, Rialto Mortgage typically performs, or causes to be performed, site inspections at each property.  Depending on the property type, such inspections generally include an evaluation of one or more of the following:  functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas.  Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan to Value Ratio.  Rialto Mortgage typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended.  The loan to value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal.  In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio.  In connection with the origination of an asset, Rialto Mortgage will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to

●
the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.  Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.  For example, when calculating the debt service coverage ratio for a particular asset, Rialto Mortgage may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy.  There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors.  For example, Rialto Mortgage may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.  Rialto Mortgage also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default.  In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to

●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by Rialto Mortgage, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors.  For example, Rialto Mortgage may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, Rialto Mortgage’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt.  When underwriting an asset, Rialto Mortgage will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset.  It is possible that Rialto Mortgage or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.  As part of the origination and underwriting process, Rialto Mortgage will analyze the condition of the real property for a prospective asset.  To aid in that analysis, Rialto Mortgage may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report.  Rialto Mortgage will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser.  The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report.  Rialto Mortgage requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect to the real property related to the asset.  Alternatively, Rialto Mortgage may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  Depending on the findings of the initial environmental report, Rialto Mortgage may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property.  In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report.  Rialto Mortgage generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems.  In some cases, engineering reports are based on, and limited to, information available through visual inspection. Rialto Mortgage will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination.  In some cases, Rialto Mortgage uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report.  If the real property related to an asset consists of improvements located in seismic zones 3 or 4, Rialto Mortgage generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.  Generally, if a seismic report concludes that the related real property is estimated to have a probably maximum loss or scenario expected loss in excess of 20%, Rialto Mortgage may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance.  In connection with the origination of an asset related to multifamily or commercial real estate, Rialto Mortgage will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property:  zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.  In cases where the real property constitutes a legal nonconforming use or structure, Rialto Mortgage may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in Rialto Mortgage’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by Rialto Mortgage to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements.  Based on its analysis of the related real property, the borrower and the principals of the borrower, Rialto Mortgage may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters.  Rialto Mortgage conducts a case-by-case analysis to determine the need for a particular escrow or reserve.  Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances.  Furthermore, where escrows or reserves are required, Rialto Mortgage may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Rialto Mortgage may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Rialto Mortgage’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion, Rialto Mortgage may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, Rialto Mortgage’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time Rialto Mortgage or its affiliates originated or acquired certain assets. In addition, in some cases, Rialto Mortgage may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions.  Notwithstanding the discussion under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above, one or more of the Rialto Mortgage Loans may vary from, or not comply with, Rialto Mortgage’s underwriting policies and guidelines described above.  In addition, in the case of one or more of the Rialto Mortgage Loans, Rialto Mortgage or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors.  None of the Rialto Mortgage Loans were originated with any material exceptions to Rialto Mortgage’s underwriting policies, guidelines and procedures described above.

Review of the Rialto Mortgage Loans

Overview.  Rialto Mortgage has conducted a review of each of the Rialto Mortgage Loans.  This review was performed by a team comprised of real estate and securitization professionals who are employees of Rialto Mortgage or one or more of its affiliates (the “Rialto Mortgage Review Team”).  The review procedures described below were employed with respect to the Rialto Mortgage Loans.  No sampling procedures were used in the review process.  Rialto Mortgage is the Mortgage Loan Seller with respect to eleven (11) Mortgage Loans.

Set forth below is a discussion of certain current general guidelines of Rialto Mortgage generally applicable with respect to Rialto Mortgage’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by Rialto Mortgage.  All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by Rialto Mortgage.

Database.  To prepare for securitization, members of the Rialto Mortgage Review Team reviewed a database of loan-level and property-level information relating to the Rialto Mortgage Loans.  The database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Rialto Mortgage Review Team during the underwriting process.  Prior to securitization of the Rialto Mortgage Loans, the Rialto Mortgage Review Team may have updated the information in the database with respect to the Rialto Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Rialto Mortgage Review Team, to the extent such updates were provided to, and deemed material by, the Rialto Mortgage Review Team.  Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the Rialto Mortgage Loans.  A data tape (the “Rialto Mortgage Data Tape”) containing detailed information regarding the Rialto Mortgage Loans was created from the information in the database referred to above.  The Rialto Mortgage Data Tape was used to provide the numerical information regarding the Rialto Mortgage Loans in this prospectus supplement.

Data Comparison and Recalculation.  The Depositor, on behalf of Rialto Mortgage, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Rialto Mortgage and relating to information in this prospectus supplement regarding the Rialto Mortgage Loans.  These procedures included:

●	comparing the information in the Rialto Mortgage Data Tape against various source documents provided by Rialto Mortgage;

●
comparing numerical information regarding the Rialto Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Rialto Mortgage Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Rialto Mortgage Loans disclosed in this prospectus supplement.

Legal Review.  Rialto Mortgage engaged legal counsel to conduct certain legal reviews of the Rialto Mortgage Loans for disclosure in this prospectus supplement.  In anticipation of the securitization described in this prospectus supplement, Rialto Mortgage’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Rialto Mortgage’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Rialto Mortgage Loans.  Such assistance included, among other things, (i) a review of certain of Rialto Mortgage’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the Rialto Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the Rialto Mortgage Review Team of, a Due Diligence Questionnaire relating to the Rialto Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the Rialto Mortgage Loans.

Other Review Procedures.  The Rialto Mortgage Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each Rialto Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions.  Based on the foregoing review procedures, Rialto Mortgage determined that the disclosure regarding the Rialto Mortgage Loans in this prospectus supplement is accurate in all material respects.  Rialto Mortgage also determined that the Rialto Mortgage Loans were not originated with any material exceptions from Rialto Mortgage’s underwriting guidelines and procedures, except as described above under “—Rialto Mortgage’s Underwriting Standards and Loan Analysis—Underwriting Exceptions” above.  Rialto Mortgage attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  Rialto Mortgage will perform a review of any Rialto Mortgage Loan that it elects to substitute for a Rialto Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect.  Rialto Mortgage, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria“).  Rialto Mortgage will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Rialto Mortgage and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also be engaged by Rialto Mortgage to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

Rialto Mortgage most recently filed a 2013 Form ABS-15G on February 11, 2014.  Rialto Mortgage’s Central Index Key number is 0001592182.  With respect to the period from and including January 1, 2011 to and including March 31, 2014, Rialto Mortgage does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—Rialto Mortgage Finance, LLC” has been provided by Rialto Mortgage.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus supplement, the Sponsors (directly or through affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount generally equal to the excess, if any, of:

(a)         the sum of any proceeds received from the sale of the Certificates to investors (whether or not in this offering) and the sale of servicing rights to Wells Fargo Bank, National Association for the servicing of the Mortgage Loans and the Serviced Pari Passu Companion Loans (excluding primary servicing rights, if any, retained by a Sponsor or held by the master servicer under another pooling and servicing agreement), over

(b)         the sum of certain costs and expenses of originating or acquiring the Mortgage Loans and certain costs and expenses related to the issuance, offering and sale of the Certificates as generally described in this prospectus supplement.

In the case of the Mortgage Loans as to which Wells Fargo Bank, National Association is the Master Servicer, the mortgage servicing rights (including primary servicing rights, if any, retained by a Sponsor) will be sold to the Master Servicer for a price based on the value of the master servicing fees to be paid to such Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by such Master Servicer with respect to the Mortgage Loans.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will acts as trustee on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement.  WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation.  Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.  As of March 31, 2014, WTNA served as trustee on approximately 1,500 mortgage-backed securities transactions having an aggregate original principal balance in excess of $20 billion, and on approximately 35 commercial mortgage-backed securities transactions having an aggregate original principal balance in excess of $10 Billion.

The Depositor, the Master Servicers, the Special Servicer, the Certificate Administrator, the Trust Advisor, the Sponsors, the Mortgage Loan Sellers and the Originators may maintain banking and other commercial relationships with WTNA and its affiliates.  In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as owner trustee.

The information set forth under this sub-heading has been provided by WTNA.  None of the Depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The foregoing information has been provided by WTNA.  None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trust Advisor, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as custodian and certificate administrator under the Pooling and Servicing Agreement (the “Certificate Administrator”).

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.5 trillion  in assets and 264,000 employees as of December 31, 2013, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates.  Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity.  Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997.  As of December 31, 2013, Wells Fargo Bank was acting as securities administrator with respect to more than $244 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2013, Wells Fargo Bank was acting as custodian of more than 67,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The information set forth under this sub-heading has been provided by Wells Fargo Bank.  None of the depositor, the underwriters or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Trust Fund and the Serviced Pari Passu Companion Loans (in such capacity, the “Master Servicer”).  Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company.  On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company.  On March 20, 2010, Wachovia merged with and into Wells Fargo.  Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

Wells Fargo is also a Sponsor, an Originator, a Mortgage Loan Seller, the Certificate Administrator, the tax administrator, the custodian and the certificate registrar under this securitization, the master servicer, the certificate administrator, the tax administrator, the certificate registrar, the custodian and a swap counterparty under the WFRBS 2014-C20 securitization, the master servicer, the certificate administrator, the custodian and the paying agent under COMM 2014-LC15 securitization and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, an underwriter.  Wells Fargo is the purchaser under repurchase agreements with each of LCF and Rialto Mortgage or, in any such case, with a wholly-owned subsidiary or other affiliate of the subject Mortgage Loan Seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by LCF and its affiliates or Rialto Mortgage.  Pursuant to certain interim servicing agreements between Wells Fargo, on the one hand, and LCF, a Mortgage Loan Seller, a Sponsor and an Originator, and certain affiliates of LCF, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by LCF and those affiliates of LCF (subject to the repurchase facility described above in this paragraph and/or similar financing arrangements) from time to time, which may include, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans to be transferred by LCF to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo in regards to any Mortgage Loan being transferred by LCF that is serviced by Wells Fargo prior to its inclusion in the Trust Fund.  Pursuant to certain interim servicing agreements between Wells Fargo and Rialto Mortgage and certain affiliates of Rialto Mortgage, a Mortgage Loan Seller, a Sponsor and an Originator, Wells Fargo acts from time to time as interim servicer with respect to mortgage loans owned by Rialto Mortgage and such affiliates (subject, in some cases, to the repurchase facility described above in this paragraph), which may include, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Rialto Mortgage to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo with regard to any Mortgage Loan being transferred by Rialto Mortgage that is serviced by Wells Fargo prior to its inclusion in the Trust Fund.  Pursuant to an interim servicing agreement among Wells Fargo, The Royal Bank of Scotland plc, and RBS Financial Products Inc., each a Sponsor, Originator and Mortgage Loan Seller and an affiliate of an underwriter, Wells Fargo acts (from time to time) as interim servicer with respect to certain mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., which may include, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the Depositor.  There are currently no outstanding servicing advances made by Wells Fargo in regards to any Mortgage Loan being transferred by The Royal Bank of Scotland plc or RBS Financial Products Inc. that is serviced by Wells Fargo prior to its inclusion in the Trust Fund.  Wells Fargo acts as interim servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by Wells Fargo.  There are currently no outstanding servicing advances made by Wells Fargo in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo prior to its inclusion in the Trust Fund.  See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612.  The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years.  Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS.  Wells Fargo reports to trustees and certificate administrators in the CREFC® format.  The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 3/31/2014
By Approximate Number:	38,132	35,189	33,354	33,695
By Approximate Aggregate Unpaid Principal Balance (in billions):	$437.68	$428.52	$434.37	$440.32

Within this portfolio, as of March 31, 2014, are approximately 24,254 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $365.3 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.  In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors.  The properties securing loans in Wells Fargo’s servicing portfolio, as of March 31, 2014, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions.  This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.  The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master- Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2011	$340,642,112,537	$1,880,456,070	0.55%
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%
Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%
YTD Q1 2014	$351,242,569,442	$1,868,167,770	0.53%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch Ratings, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans.  Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Above Average	MOR CS1
Master Servicer:	CMS1-	Above Average	MOR CS1
Special Servicer:	CSS2-	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch.  The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.  Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects.  The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries.  Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies.  Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law.  Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Pari Passu Companion Loans.  Wells Fargo monitors and reviews the performance of sub-servicers appointed by it.  Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Pari Passu Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus supplement.  On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans and the Serviced Pari Passu Companion Loans.  On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Pari Passu Companion Loans, or otherwise.  To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth under this sub-heading regarding Wells Fargo has been provided by Wells Fargo.

The Special Servicer

LNR Partners, LLC (“LNR Partners“), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR“), a Delaware limited liability company, will initially be appointed as the special servicer for the Mortgage Loans to be deposited into the Issuing Entity and the Serviced Companion Loans (in such capacity, the “Special Servicer“). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate loans, and

●	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the Pooling and Servicing Agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization (“CMBS“ pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 148 as of March 31, 2014. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic CMBS pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion; and

●	148 domestic CMBS pools as of March 31, 2014 with a then current face value in excess of $137 billion.

As of March 31, 2014, LNR Partners has resolved approximately $53.6 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013 and $1.6 billion of U.S. commercial and multifamily mortgage loans during the first quarter of 2014.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany. As of March 31, 2014, LNR Partners had approximately 231 employees responsible for the special servicing of commercial real estate assets. As of March 31, 2014, LNR Partners and its affiliates specially service a portfolio, which included approximately 10,663 assets across the United States and various international properties with a then current face value of approximately $137 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire a majority interest in the Class X-C, X-D, E, F and G certificates on the Closing Date, and is expected to appoint itself as the initial Subordinate Class Representative. Otherwise, except as disclosed in this prospectus supplement and for LNR Partners acting as Special Servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, the Sponsors, the Trustee, the Certificate Administrator, any Originator, any Significant Obligor, the Master Servicer or the Trust Advisor, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus supplement, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from this securitization transaction—between LNR Partners or any of its affiliates, on the one hand, and the Depositor, the Issuing Entity, the Sponsors, the Trustee, the Certificate Administrator, any Originator, any Significant Obligor, the Master Servicer or the Trust Advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

The information set forth under this sub-heading “The Special Servicer” has been provided by LNR Partners.

The Trust Advisor

Situs Holdings, LLC, a Delaware limited liability company (“SH”), will act as trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Trust Advisor”). See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” in this prospectus supplement. SH is also the operating advisor under the COMM 2014-LC15 securitization.

The principal executive offices of SH are located at 5065 Westheimer Suite 700E, Houston, Texas 77056. SH has a special servicer rating of “CSS2” from Fitch, “MOR CS1/Stable” from Morningstar and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Average.” SH is approved by Moody’s as a special servicer for CMBS transactions. As of April 30, 2014, SH directly managed 74 CMBS specially serviced assets with an aggregate unpaid principal balance (“UPB“) of approximately $767 million and 194 nonperforming whole loans with an aggregate UPB of approximately $906 million; and SH is the named special servicer on 18 CMBS transactions with an aggregate UPB of approximately $21.2 billion. SH is also the named trust advisor for nineteen (19) CMBS transactions with an aggregate UPB of approximately $23.5 billion.

In October 2011, Helios AMC, LLC acquired The Situs Companies LLC including its rated primary servicing subsidiary, Situs Asset Management LLC (“SAM“). Shortly thereafter, the name of Helios AMC, LLC was changed to Situs Holdings, LLC. The company organization was subsequently restructured such that SAM is no longer a subsidiary of SH but rather SAM became a wholly owned subsidiary of Situs Group, LLC, a company with the same ownership as SH. A further corporate reorganization in 2014 resulted in SH also being a wholly owned subsidiary of Situs Group, LLC and therefore SH and SAM are both subsidiaries of the same parent company, Situs Group, LLC. Situs Group, LLC also owns 100% of Hanover Street Capital, LLC. Hanover Street Capital, LLC is a commercial mortgage loan servicer which currently provides various services including due diligence, underwriting, asset management and loan servicing exclusively for Deutsche Bank and its affiliates or customers.

Unless otherwise noted, all the statistical information contained in this description is a composite of SH and SAM and its affiliates (“Situs“). Situs is involved in the commercial real estate advisory business and engages principally in:

●	real estate consulting,

●	primary servicing,

●	CMBS special servicing,

●	asset management, and

●	due diligence and underwriting.

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has offices located across the United States in San Francisco, New York and Houston as well as offices in London, Copenhagen and Frankfurt. Situs provides services to financial institutions, investors and servicers as well as to agencies of the United States government. Situs’ providing of such services should not be considered an endorsement of such mortgage loans or sponsors and Situs does not make any representations with respect to descriptions of such mortgage loans in this prospectus supplement and is not responsible for any information provided regarding such mortgage loans.

Situs has detailed policies and operating procedures to maintain compliance with its servicing obligations and the servicing standard under the applicable servicing agreements, including procedures for managing delinquent and specially serviced loans and trust/operating advisor responsibilities. Policies and procedures are reviewed annually and centrally managed. Furthermore Situs’ business continuity plan is reviewed annually.

No securitization transaction involving commercial mortgage loans in which Situs was acting as primary servicer, master servicer, special servicer or trust/operating advisor has experienced an event of default as a result of any action or inaction of Situs as primary servicer, master servicer, special servicer or trust/operating advisor, as applicable, or as a result of Situs’ failure to comply with applicable servicing criteria in connection with any securitization transaction. Situs has made all advances required to be made by it under the servicing agreements on the commercial mortgage loans serviced by Situs in securitization transactions.

From time to time SH may be a party to lawsuits and other legal proceedings as part of its servicing duties in other transactions (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against SH or of which any of its property is the subject, that would have a material adverse effect on SH’s business or its ability to serve as trust advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

SH is not an affiliate of the depositor, the sponsors, the underwriters, the issuing entity, the master servicer, the special servicer, the certificate administrator, the trustee or any originator.

Ladder Capital Finance LLC, Wells Fargo Bank, National Association, The Royal Bank of Scotland and Rialto Mortgage Finance, LLC, as mortgage loan sellers, delegated certain portions of their due diligence function, such as preparation of asset summary reports provided to certain investors, to an affiliate of SH, with respect to certain mortgage loans in the Mortgage Pool.

The information set forth under this sub-heading has been provided by Situs Holdings, LLC.

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other. Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization. In this section, we do not describe all the conflicts of interest that a party to the securitization may have. For additional information regarding conflicts of interest, see the “Risk Factors” section of this prospectus supplement.

Wells Fargo Bank, a Sponsor, Originator and Mortgage Loan Seller, is also the Master Servicer, the Certificate Administrator, the tax administrator, the custodian and the certificate registrar under this securitization, a master servicer, the certificate administrator, the tax administrator, the certificate registrar, the custodian and a swap counterparty under the WFRBS 2014-C20 securitization, the master servicer, the certificate administrator, the custodian and the paying agent under the COMM 2014-LC15 securitization, and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the Depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

Wells Fargo Bank provides warehouse financing to one of the LCF Financing Affiliates through a repurchase facility. Ladder Holdings guarantees certain obligations of such LCF Financing Affiliate under that repurchase facility. As of June 2, 2014, one (1) LCF Mortgage Loan, having a Cut-off Date Principal Balance of $19,000,000, representing approximately 2.0% of the Cut-off Date Pool Balance, was subject to such repurchase facility, although such numbers may change prior to the closing of this securitization transaction. If such is the case at the time the Certificates are issued, then LCF will use the proceeds from the sale of such LCF Mortgage Loan to the Depositor to, among other things, reacquire such LCF Mortgage Loan (indirectly through the applicable LCF Financing Affiliate) from Wells Fargo Bank as the repurchase agreement counterparty, free and clear of any liens. As a result of the foregoing, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Ladder Capital Finance LLC to the Depositor.

Deutsche Bank AG, Cayman Islands (an affiliate of Deutsche Bank Securities Inc.) provides warehouse financing to one of the LCF Financing Affiliates through a repurchase facility. Ladder Holdings guarantees certain obligations of such LCF Financing Affiliate under that repurchase facility. As of June 2, 2014, five (5) LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of

$93,567,379, representing approximately 9.6% of the Cut-off Date Pool Balance, were subject to such repurchase facility, although such numbers may change prior to the closing of this securitization transaction. If such is the case at the time the Certificates are issued, then LCF will use the proceeds from the sale of such LCF Mortgage Loans to the Depositor to, among other things, reacquire such LCF Mortgage Loans (indirectly through the applicable LCF Financing Affiliate) from Deutsche Bank AG, Cayman Islands as the repurchase agreement counterparty, free and clear of any liens. As a result of the foregoing, this securitization transaction will substantially reduce the economic exposure of Deutsche Bank AG, Cayman Islands to the Mortgage Loans that are to be transferred by Ladder Capital Finance LLC to the Depositor.

In the case of the repurchase facility provided to Rialto Mortgage Finance, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Rialto Mortgage Finance, LLC on a revolving basis. The dollar amount of the Rialto Mortgage Loans expected to be subject to that repurchase facility is projected to equal, as of the Cut-off Date, approximately $45,297,790. Proceeds received by Rialto Mortgage Finance, LLC in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the Rialto Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the Depositor free and clear of any liens.

As a result of the matters discussed above, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the Mortgage Loans that are to be transferred by Ladder Capital Finance LLC and Rialto Mortgage Finance, LLC, respectively, to the Depositor.

Ladder Capital Finance LLC, a Sponsor, Originator and Mortgage Loan Seller, Ladder Capital Finance I LLC, an Originator, and Ladder Capital Finance Holdings LLLP are all affiliated with each other. An affiliate of Ladder Capital Finance LLC is the current holder of the Pacific Design Center Pari Passu Companion Loan, in the original principal amount of $95,000,000, although such Pari Passu Companion Loan is currently subject to a repurchase facility with an unaffiliated institutional lender. While Ladder Capital Finance LLC currently intends to sell such Pari Passu Companion Loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur. In addition, there can be no assurance that the Pacific Design Center pari passu companion loan will not be subdivided. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Split Loan Structures” in this prospectus supplement.

The Royal Bank of Scotland plc is the initial holder of the Montgomery Mall Pari Passu Companion Loan and the Oak Court Mall Pari Passu Companion Loan, each in the Cut-off Date principal amount of $46,000,000 and $23,942,723, respectively. While The Royal Bank of Scotland plc currently intends to sell each such Pari Passu Companion Loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” and “—Split Loan Structures” in this prospectus supplement.

Wells Fargo Bank is the interim custodian of the loan files for all of the LCF Mortgage Loans and the Rialto Mortgage Loans.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated by such Mortgage Loan Sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related Mortgage Loan Sellers are solely responsible for the underwriting of their Mortgage Loans, as well as the Mortgage Loan representations and warranties related thereto.

Pursuant to certain interim servicing agreements between LCF and certain of its affiliates, on the one hand, and Wells Fargo Bank, on the other hand, Wells Fargo Bank acts as interim servicer with respect to certain mortgage loans owned from time to time by LCF and those affiliates thereof, including, prior to their inclusion in the issuing entity, twenty-seven (27) of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $328,832,008, representing approximately 33.8% of the Cut-off Date Pool Balance. In addition, Wells Fargo Bank is the interim custodian with respect to the loan documents for all of the LCF Mortgage Loans, having an aggregate Cut-off Date Principal

Balance of $336,557,008, representing approximately 34.6% of the Cut-off Date Pool Balance. Furthermore, Wells Fargo Bank is the master servicer and custodian for the COMM 2014-LC15 Securitization and, in such capacities, has been servicing and, except for the promissory note evidencing the JL Holdings – Burger King Portfolio – 90 Mortgage Loan, retaining possession of the loan documents for, the JL Holdings – Burger King Portfolio – 90 Loan Combination.

Pursuant to certain interim servicing agreements among Wells Fargo Bank and Rialto Mortgage, a Sponsor and Mortgage Loan Seller, and certain affiliates of Rialto Mortgage, Wells Fargo Bank acts (from time to time) as primary servicer with respect to mortgage loans owned by Rialto Mortgage and such affiliates (subject, in some cases, to the repurchase facility described above), including, prior to their inclusion in the Trust Fund, some or all of the Rialto Mortgage Loans.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each of them is a Sponsor, Originator and Mortgage Loan Seller, and an affiliate of RBS Securities Inc., one of the underwriters. Pursuant to an interim servicing agreement among Wells Fargo Bank, which is also a Sponsor, Originator, Mortgage Loan Seller, the Certificate Administrator, the Custodian, the Certificate Registrar, the Master Servicer and an affiliate of an underwriter and the Depositor, The Royal Bank of Scotland plc and RBS Financial Products Inc., Wells Fargo Bank acts (from time to time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, some or all of the Mortgage Loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. to the Depositor. In addition, Wells Fargo Bank is the interim custodian of the loan files for all of the Mortgage Loans transferred by The Royal Bank of Scotland plc.

Additionally, The Royal Bank of Scotland plc or an affiliate thereof is also the initial holder of the Montgomery Mall pari passu companion loan and the Oak Court Mall pari passu companion loan. While The Royal Bank of Scotland plc currently intends to sell each of the Montgomery Mall pari passu companion loan and the Oak Court Mall pari passu companion loan into a future commercial mortgage-backed securitization transaction, there can be no assurance that any such sale will ultimately occur. In addition, there can be no assurance that any of the Montgomery Mall pari passu companion loan and the Oak Court Mall pari passu companion loan will not be subdivided.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related Mortgage Loan Seller. See “Description of the Mortgage Pool—Subordinate and/or Other Financing.”

LNR Partners, LLC, the Special Servicer, is an affiliate of LNR Securities Holdings, LLC, the entity expected to (a) purchase a majority interest in the Class X-C, X-D, E, F and G certificates on the Closing Date, (b) become the initial Majority Subordinate Certificateholder and (c) be appointed as the initial Subordinate Class Representative.

LNR Partners, LLC, the Special Servicer, assisted LNR Securities Holdings, LLC and Seer Capital Management, LP (or its affiliate), the entity expected to purchase a minority interest in the Class X-C, X-D, E, F and G certificates, with due diligence relating to the mortgage loans to be included in the trust fund.

Rialto Mortgage Finance, LLC, a Sponsor, Originator and Mortgage Loan Seller, is an affiliate of Rialto Capital Advisors, LLC which is the special servicer under the WFRBS 2014-C20 securitization and the COMM 2014-LC15 securitization.

Wilmington Trust, National Association, the Trustee, is also the trustee under the WFRBS 2014-C20 securitization.

Situs Holdings, LLC, the Trust Advisor is also the operating advisor under the COMM 2014-LC15 securitization.

An affiliate of Situs Holdings, LLC, the Trust Advisor, performed certain due diligence services prior to the Closing Date for certain Mortgage Loans to be contributed to this securitization transaction by LCF, Wells Fargo Bank, The Royal Bank of Scotland and Rialto Mortgage, each as a Sponsor and

Mortgage Loan Seller, as further described under “Transaction Parties—The Trust Advisor” in this prospectus supplement.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—The Master Servicer” and “—The Special Servicer” in this prospectus supplement and “The Depositor” and “The Sponsor” in the accompanying prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued on the Closing Date pursuant to the Pooling and Servicing Agreement and will consist of 18 classes (each, a “Class”). Some of the provisions of the Offered Certificates and the Pooling and Servicing Agreement are described in this “Description of the Offered Certificates” section of this prospectus supplement. For additional detailed information regarding the terms of the Pooling and Servicing Agreement and the Offered Certificates, you should refer to the section in this prospectus supplement titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the accompanying prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The Certificates collectively will represent the entire beneficial ownership interest in a Trust Fund consisting primarily of:

●	the Mortgage Loans;

●	any and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

●	the mortgage loan documents for the Mortgage Loans (insofar as they are required to be delivered to the Custodian on behalf of the Trustee);

●	certain rights with respect to the Mortgage Loans granted to us under the Mortgage Loan Purchase Agreements;

●
any Mortgaged Property that is acquired for the benefit of the registered holder of a Certificate (a “Certificateholder”) through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding Mortgage Loan (upon acquisition, each, an “REO Property”, which such REO Property includes (a) with respect to any Non-Serviced Loan Combination, any interest in the related “REO Property” acquired with respect to such Non-Serviced Loan Combination pursuant to the applicable pooling and servicing agreement by or on behalf of the Trust Fund with respect to such Non-Serviced Loan Combination and (b) with respect to the Serviced Loan Combination, the Trust’s interest therein (but not the pro rata interest of the related Serviced Pari Passu Companion Loan holder); and

●
those funds or assets as from time to time are deposited in the Collection Account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” in this prospectus supplement, the REO Account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the Distribution Account described under “—Distribution Account” below or the Interest Reserve Account described under “—Interest Reserve Account” below.

The Certificates will consist of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C, X-D, A-S, B, C, D, E, F, G and R Certificates (collectively, the “Certificates”):

●
the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, A-S, B and C Certificates, which are the Classes of Certificates that are offered by this prospectus supplement (collectively, the “Offered Certificates”); and

●	the Class X-C, X-D, D, E, F, G and R Certificates, which are the Classes of Certificates that—

1.	will be retained or privately placed by us, and

2.	are not offered by this prospectus supplement.

None of the Class X-C, X-D, D, E, F, G or R Certificates are being offered by this prospectus supplement and any information presented in this prospectus supplement with respect to such Certificates is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

Certificate Principal Balances and Certificate Notional Amounts

The Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G Certificates are the only Certificates that will have principal balances and are sometimes referred to as the principal balance certificates (collectively, the “Principal Balance Certificates”). The aggregate principal balance of each Class of Principal Balance Certificates will represent the total distributions of principal to which the holders of that Class are entitled over time out of payments and other collections on the assets of the Trust Fund. Accordingly, on each distribution date, the principal balance of each of these Classes will be reduced by any principal distributions actually made with respect to that Certificate on that distribution date. See “—Distributions” below. On any particular distribution date, the principal balance of each of these Classes of Certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the Mortgage Loans and default-related and otherwise unanticipated Trust Fund expenses. Notwithstanding the provisions described above, the principal balance of a Class of Principal Balance Certificates (and therefore the notional amount of the Class X-A, X-B, X-C or X-D Certificates, as applicable) may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The respective notional amounts of the Class X-A, X-B, X-C and X-D Certificates will each be comprised of components that correspond to respective Classes of Principal Balance Certificates, as applicable. The notional amount of the Class X-A Certificates will be comprised of seven (7) components corresponding to the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates. The notional amount of the Class X-B Certificates will be comprised of three (3) components corresponding to the Class B, C and D Certificates. The notional amount of the Class X-C Certificates will be comprised of one (1) component corresponding to the Class E Certificates. The notional amount of the Class X-D Certificates will be comprised of two (2) components corresponding to the Class F and G Certificates. Each component of the Class X-A, X-B, X-C or X-D Certificates will have a notional amount equal to the aggregate principal balance of its corresponding Classes of Principal Balance Certificates, as applicable, from time to time. Accordingly, for purposes of calculating the amount of accrued interest with respect to those Certificates, the Class X-A Certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates outstanding from time to time, the Class X-B Certificates will have a notional amount equal to the principal balance of the Class B, C and D Certificates outstanding from time to time, the Class X-C Certificates will have a notional amount equal to the principal balance of the Class E Certificates outstanding from time to time and the Class X-D Certificates will have a notional amount equal to the aggregate principal balance of the Class F and G Certificates outstanding from time to time.

The Class R Certificates will not have a principal balance or notional amount. They will be residual interest Certificates. The holders of the Class R Certificates are not expected to receive any material payments.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any Principal Balance Certificate from time to time, you may multiply the original principal balance of that Certificate as of the Closing Date, as specified on the face of that Certificate, by the then-applicable certificate factor for the relevant Class. The certificate factor for any Class of Principal Balance Certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding aggregate principal balance of that Class, and the denominator of which will be the original aggregate principal balance of that Class. Certificate factors will be reported monthly in the Certificate Administrator’s report.

Distribution Account

General. The Certificate Administrator must establish and maintain an account (the “Distribution Account”) in which it will hold funds pending their distribution on the Certificates and from which it will make those distributions. That Distribution Account is required to be maintained in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies the standards of each of the Rating Agencies for securitizations similar to the one involving the Offered Certificates. One or more subaccounts of the Distribution Account will be established to account separately for the deposits and distributions with respect to REMIC I, REMIC II and REMIC III.

Deposits. On the business day prior to each distribution date, the Master Servicer will be required to remit to the Certificate Administrator for deposit in the Distribution Account the following funds:

●
All payments and other collections on the Mortgage Loans and any REO Properties in the Trust Fund that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a Due Date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period;

3.	Authorized Collection Account Withdrawals, including—

(a)
amounts payable to the Master Servicer or the Special Servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, Modification Fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the Trust Advisor as trust advisor fees,

(e)
amounts payable to any master servicer, special servicer, certificate administrator, trustee or trust advisor with respect to reimbursement for costs or expenses, servicing advances, compensation or indemnification related to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, and

(f)	amounts deposited in the Collection Account in error.

●	Any advances of delinquent monthly debt service payments made by the Master Servicer with respect to those Mortgage Loans for that distribution date.

●	Any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred with respect to those Mortgage Loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

With respect to the distribution date that occurs in March of any calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the Certificate Administrator will be required to transfer from the Interest Reserve Account, which we describe under “—Interest Reserve Account” below, to the Distribution Account the interest reserve amounts that are then being held in that Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis.

The Certificate Administrator may, at its own risk, invest funds held in the Distribution Account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

“Permitted Investments” means United States Government Securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

Withdrawals. The Certificate Administrator may from time to time make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

●	to make distributions on the Certificates;

●
to pay itself, the tax administrator, the Master Servicer, the Special Servicer, the Depositor and the Trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator and the Tax Administrator”, “The Trustee—Matters Regarding the Trustee” and “—Reports to Certificateholders; Available Information” below;

●
to pay any indemnities and reimbursements owed to itself (in each of its capacities), the Trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

●	to pay for any opinions of counsel required to be obtained in connection with any amendments to the Pooling and Servicing Agreement;

●
to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this prospectus supplement;

●	to pay itself net investment earnings earned on funds in the Distribution Account for each collection period;

●
to pay for the cost of recording the Pooling and Servicing Agreement in a public recording office, if determined to be beneficial to the Certificateholders and the Subordinate Class Representative consents;

●
with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, to transfer to the Interest Reserve Account the interest reserve amounts required to be so transferred in that month with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis;

●	to pay to the person entitled thereto any amounts deposited in the Distribution Account in error; and

●	to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

Interest Reserve Account

The Certificate Administrator must maintain an account (which may be a sub-account of the Distribution Account) (the “Interest Reserve Account”) in which it will hold the interest reserve amounts described in the next paragraph with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. That Interest Reserve Account must be maintained by the Certificate Administrator on behalf of and in the name of the Trustee for the benefit of the Certificateholders and in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates. The Certificate Administrator may, at its own risk, invest funds held in the Interest Reserve Account in Permitted Investments, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year, the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Distribution Account and deposit in the Interest Reserve Account the interest reserve amount with respect to each of the Mortgage Loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those Mortgage Loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that Mortgage Loan as of the end of the related collection period.

In March of each calendar year (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the Certificate Administrator must, on or before the distribution date in that month, withdraw from the Interest Reserve Account and deposit in the Distribution Account any and all interest reserve amounts then on deposit in the Interest Reserve Account with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the Interest Reserve Account to the Distribution Account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General. On each distribution date, the Certificate Administrator will make all distributions required to be made on the Certificates on that distribution date to the holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered holder of any Offered Certificate will not be made until presentation and surrender of that Certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a Class of Certificateholders will be allocated, pro rata, among those Certificateholders in proportion to their respective percentage interests in that Class.

In order for a Certificateholder to receive distributions by wire transfer on and after any particular distribution date, that Certificateholder must provide the Certificate Administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that Certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your Offered Certificates, and you will receive distributions on your Offered Certificates through DTC and its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), until physical Certificates are issued, if ever. See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus.

If, in connection with any distribution date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so. The Certificate Administrator, the Master Servicer, the Special Servicer and the Trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Trust. Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions. All of the Classes of the Certificates will bear interest, except for the Class R Certificates. The interest accrual period for each distribution date for the Offered Certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing Class of the Certificates, interest will accrue during each interest accrual period based upon:

●	the pass-through rate for that Class and interest accrual period;

●	the aggregate principal balance or notional amount, as the case may be, of that Class outstanding immediately prior to the related distribution date; and

●	the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing Class of the Certificates, as described below will be entitled to receive the sum of—

●	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that Class, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that Class as described further below, and

●	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that Class on the prior distribution date.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

●	the total Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during the related collection period; over

●	the sum of the total payments made by the Master Servicer to cover those Prepayment Interest Shortfalls.

“Prepayment Interest Shortfall” means, with respect to any Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the Due Date for that Mortgage Loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected), not received by the Trust, that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related Due Date immediately following the date of the subject principal prepayment (net of related master servicing fees (and, in the case of any Non-Serviced Pari Passu Mortgage Loan, net of an additional rate payable to the Other Master Servicer or Other Trust Advisor)

“Prepayment Interest Excess” means, with respect to any Mortgage Loan (including a Non-Serviced Pari Passu Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the Due Date for that Mortgage Loan in any collection period, any payment of interest (net of related master servicing fees (and, in the case of any Non-Serviced Pari Passu Mortgage Loan, an additional rate payable to the Other Master Servicer)) and, further, net of any portion of that interest that represents Default Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the Due Date to, but not including, the date of prepayment (without regard to any Prepayment Premium or Yield Maintenance Charge that may have been collected).

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a Class of Certificates on any distribution date will be adjusted in accordance with the provisions described below:

●
In the case of the Class B, C and D Certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of Trust Advisor Expenses allocated to that Class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

●
If and to the extent that any such Trust Advisor Expenses were previously allocated to reduce the interest distributable on the Class B, C and/or D Certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B, C and D Certificates (in that order) will be increased (in each case, up to the amount of the Trust Advisor Expenses previously so allocated to that Class), and the amount otherwise distributable in respect of interest on the Class D Certificates and (if necessary) Class C Certificates will be reduced (in each case, up to the amount of interest otherwise distributable on that Class on the current distribution date);

●
If any such Trust Advisor Expenses were previously allocated to the Class B, C or D Certificates, and the expenses are subsequently recovered from a source other than the borrowers under the Mortgage Loans or the related Mortgaged Properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those Classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B, C and D Certificates, in that order, in each case up to the aggregate unrecovered amount of such Trust Advisor Expenses previously allocated to that Class; and

●
If any Class of Principal Balance Certificates experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that Class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that Class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that Class in effect from time to time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A, X-B, X-C or X-D Certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular Class of Principal Balance Certificates will equal the product of—

●	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

●	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that Class of Certificates, and

2.	the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the Principal Balance Certificates.

With respect to each Class of interest-bearing Certificates, the accrued interest for that Class, subject to all the above-described adjustments as described above and elsewhere in this prospectus supplement, is the interest entitlement for that Class and distribution date.

Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing Class of Certificates for the initial interest accrual period is shown in the table appearing under the caption “Summary—Description of the Offered Certificates” in this prospectus supplement.

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G Certificates for each subsequent interest accrual period will, in the case of each of those Classes, remain fixed at the pass-through rate applicable to that Class of Certificates for the initial interest accrual period.

The pass-through rate applicable to the Class X-A Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates, weighted according to the respective aggregate outstanding principal balances of those Classes immediately prior to that distribution date. The pass-through rate applicable to the Class X-B Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class B, C and D Certificates, weighted according to the respective aggregate outstanding principal balances of such Class immediately prior to that distribution date. The pass-through rate applicable to the Class X-C Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the pass-through rate applicable to the Class E Certificates. The pass-through rate applicable to the Class X-D Certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class F and G Certificates, weighted according to the respective aggregate outstanding principal balances of those Classes immediately prior to that distribution date.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any Mortgage Loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that Mortgage Loan agreed to by the Master Servicer or the Special Servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the Mortgage Loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“Mortgage Pass-Through Rate” means, with respect to any Mortgage Loan for any distribution date, an annual rate generally equal to:

●
in the case of a Mortgage Loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that Mortgage Loan.

●	in the case of a Mortgage Loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.
the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that Mortgage Loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that Mortgage Loan, and

2.	the denominator of which is the Stated Principal Balance of that Mortgage Loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject Mortgage Loan that is transferred from the Distribution Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs in March of any year (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

For purposes of calculating the pass-through rates of the Certificates, the Mortgage Pass-Through Rate of each Mortgage Loan will not reflect any modification, waiver or amendment of that Mortgage Loan occurring subsequent to the Closing Date (whether entered into by the Master Servicer, the Special Servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

The “Administrative Fee Rate” means, for each Mortgage Loan, the sum of (i) the certificate administrator fee rate, (ii) except with respect to the Woodbridge Center Mortgage Loan, the Pacific Design Center Mortgage Loan, the JL Holdings – Burger King Portfolio – 90 Mortgage loan and the Oak Court Mall Mortgage Loan, the trust advisor fee rate, (iii) the master servicing fee rate (which master servicing fee rate, in the case of each of the Pacific Design Center Mortgage Loan and the Oak Court Mall Mortgage Loan, includes a primary servicing fee rate equal to 0.01% per annum relating to the applicable primary servicing fee, which will be payable to the Master Servicer prior to a securitization of the related Pari Passu Companion Loan and will be payable to the applicable Other Master Servicer on and after a securitization of the related Pari Passu Companion Loan), (iv) with respect to each of the Woodbridge Center Mortgage Loan and JL Holdings – Burger King Portfolio – 90 Mortgage Loan, 0.03% per annum and 0.01% per annum, respectively, which represents the rate of accrual of the servicing fee of such Pari Passu Mortgage Loan to which the applicable other master servicer is entitled, and (v) the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and for any distribution date is the amount accrued during the related interest accrual period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the immediately preceding distribution date; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Mortgage Loan is computed and will be prorated for partial periods. The Master Servicer, to the extent sufficient funds are on deposit in the Collection Account, will remit payments to CREFC® of the CREFC® Intellectual Property Royalty License Fee on a monthly basis out of amounts on deposit in the Collection Account.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.
all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the Mortgage Loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan or on a Due Date for the related Mortgage Loan subsequent to the collection period for the subject distribution date,

2.
all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the Mortgage Loans prior to, but that are due (or deemed due) during, the related collection period,

3.
all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the Mortgage Loans or any related REO Properties during the related collection period and that were identified and applied by the Master Servicer as recoveries of principal of the subject Mortgage Loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the Cut-off Date for the related Mortgage Loan, and

4.	all advances of principal made with respect to the Mortgage Loans and any REO Mortgage Loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any Mortgage Loan, or if any Mortgage Loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that Mortgage Loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that Mortgage Loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction—to not less than zero—by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the

Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a Specially Serviced Mortgage Loan and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the Mortgage Pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related Mortgage Loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

“Defaulted Mortgage Loan” means a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is both (A) a Specially Serviced Mortgage Loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or promissory note and without regard to any acceleration of payments under the related mortgage and promissory note, or (ii) a Mortgage Loan as to which the amounts due thereunder have been accelerated following any other material default.

Furthermore, unless and until all Classes of Certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C or D Certificates for each distribution date will be reduced to the extent of any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B, C or D Certificates on that distribution date.

“Control-Eligible Certificates” means the Class E, F and G Certificates.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the Mortgage Pool outstanding immediately prior to that final distribution date.

The Class R Certificates are not interest-bearing Certificates and will not have pass-through rates.

Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each Class of the Principal Balance Certificates on each distribution date will equal that Class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date, and

2.	the excess of (a) the principal balance of the Class A-SB Certificates immediately prior to that distribution date over (b) the Class A-SB Planned Principal Balance for that distribution date;

●	to the holders of the Class A-1 Certificates in an amount equal to the lesser of—

1.
the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB Certificates as described in the immediately preceding bullet point), and

2.	the principal balance of the Class A-1 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-2 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB and A-1 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-2 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-3 Certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1 and A-2 Certificates in the preceding bullet points), and

2.	the principal balance of the Class A-3 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-4 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2 and A-3 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-4 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-5 Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3 and A-4 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-5 Certificates immediately prior to that distribution date;

●	to the holders of the Class A-SB Certificates in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-SB Certificates following the distributions to the Class A-SB Certificates pursuant to the first bullet point above;

●	to the holders of the Class A-S Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4 and A-5 Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class A-S Certificates immediately prior to that distribution date;

●	to the holders of the Class B Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4, A-5 and A-S Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class B Certificates immediately prior to that distribution date;

●	to the holders of the Class C Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4, A-5, A-S and B Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class C Certificates immediately prior to that distribution date;

●	to the holders of the Class D Certificates in an amount equal to the lesser of—

1.
the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-SB, A-1, A-2, A-3, A-4, A-5, A-S, B and C Certificates as described in the preceding bullet points), and

2.	the principal balance of the Class D Certificates immediately prior to that distribution date;

●	to the holders of the Class E, F and G Certificates, in that order, in each case in an amount equal to the lesser of—

1.
the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Classes of Certificates with an earlier alphabetical designation as described in the preceding bullet points or in this bullet point), and

2.	the aggregate principal balance of such Class of Certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, A-2, A-3, A-4, A-5 and/or A-SB Certificates are outstanding at a time when the aggregate principal balance of the Class A-S, B, C, D, E, F and G Certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the Certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those Classes outstanding immediately prior to that distribution date, which amount will be allocated between such Classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

“Class A-SB Planned Principal Balance” means, for any distribution date, the balance shown for such distribution date in the table set forth in Annex G to this prospectus supplement. Such balances were calculated using, among other things, a 0% CPR and the Structuring Assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this prospectus supplement. Based on such assumptions, the principal balance of the Class A-SB Certificates on each distribution date would be expected to be reduced to the balance indicated for such distribution date in the table set forth in Annex G to this prospectus supplement. There is no assurance, however, that the Mortgage Loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any distribution date will be equal to the balance that is specified for such distribution date in the table.

To the extent that the Master Servicer, the Special Servicer or the Trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a Mortgage Loan that remains unreimbursed following its modification while a Specially Serviced Mortgage Loan, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the Mortgage Pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and the definition of “Principal Distribution Amount” under “Description of the Offered Certificates—Distributions” in this prospectus supplement.

Loss Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any Class of Principal Balance Certificates may be reduced without a corresponding distribution of principal. If such a reduction occurs as described in that section with respect to any Class of Principal Balance Certificates , then subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that Class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that Class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

Priority of Distributions

On each distribution date, the Certificate Administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

●
first, to make distributions of interest to the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-C and X-D Certificates, pro rata according to the respective amounts of interest entitlements with respect to those Classes as described under “—Interest Distributions” above;

●
second, to make distributions of principal to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those Classes as their current entitlements to principal as described under “—Principal Distributions” above;

●
third, to reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those Classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those Classes;

●
fourth, sequentially to the holders of the Class A-S, B, C, D, E, F and G Certificates, in that order (with no distribution to be made on any such Class until all the distributions described in this clause have been made to all other such Classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that Class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that Class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that Class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding Trust Advisor Expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

●
fifth, to reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, B, C, D, E, F and G Certificates, in that order, for any other amounts that may previously have been allocated to those Classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and

●	finally, to the holders of the Class R Certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of Trust Advisor Expenses (other than Designated Trust Advisor Expenses) from a source other than the proceeds of the Mortgage Loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any Principal Balance Certificates that suffered write-offs in connection with Trust Advisor Expenses. Those distributions will be made to the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (on a pro rata basis) and then the Class A-S, B, C and D Certificates, in that order, in each case up to the amount of the write-offs previously experienced by that Class in respect of Trust Advisor Expenses (other than Designated Trust Advisor Expenses).

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.
the amounts remitted by the Master Servicer to the Certificate Administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

●	Prepayment Premiums and/or Yield Maintenance Charges; and

●
any amounts that may be withdrawn from the Distribution Account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this prospectus supplement, for any reason other than distributions on the Certificates, including if such distribution date occurs during January, other than a leap year, or February of any year, the interest reserve amounts with respect to the Mortgage Loans that accrue interest on an Actual/360 Basis, which are to be deposited into the Interest Reserve Account; plus

2.
if such distribution date occurs in March of any year (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the Interest Reserve Account in respect of each Mortgage Loan that accrues interest on an Actual/360 Basis, which are to be deposited into the Distribution Account.

The Certificate Administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement to distribute principal and accrued interest on the Certificates on each distribution date.

Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any Mortgage Loan, then on the distribution date corresponding to that collection period, the Certificate Administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (“YM Group A”) of Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S and X-A Certificates, and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, C, D and X-B Certificates,

based upon the aggregate of principal distributed to the applicable Classes of Principal Balance Certificates in each YM Group for that distribution date, and (2) among the Classes of Certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that such Class for that distribution date, and the denominator of which is the total amount of principal distributed to all such Certificates in that YM Group for that distribution date. Any Yield Maintenance Charge or Prepayment Premium allocated to such YM Group remaining after such distributions to Principal Balance Certificates described above will be distributed to the Class X-A or X-B Certificates, as applicable, in such YM Group.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that Class, then the Base Interest Fraction will equal zero; and

●
if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that Class, then the Base Interest Fraction shall be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●
if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●
if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the Certificate Administrator or the Master Servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Mortgage Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-C, X-D, E, F, G or R Certificates. The holders of the Class X-B Certificates will be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, A-2, A-3, A-4, A-5, X-A, A-SB, A-S, B, C and D Certificates are retired.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” in this prospectus supplement and “Description of Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the accompanying prospectus.

Application of Mortgage Loan Collections. The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the Mortgage Loans are allocated. The Pooling and Servicing Agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized Mortgage Loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans but exclusive, if applicable, in the case of each Serviced Loan Combination, of amounts payable to the holder of the related Pari Passu Companion Loan pursuant to the related intercreditor agreement), together with any other cash recoveries on and proceeds of any cross-collateralized group will be applied among the Mortgage Loans constituting such group in accordance with the express provisions of the related Mortgage Loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such Mortgage Loan) and, in the absence of such express provisions, in accordance with the Servicing Standard.

The Pooling and Servicing Agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular Mortgage Loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such Mortgage Loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related mortgage loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed Servicing Advances (together with, without duplication, any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such Mortgage Loan to, but not including, the Due Date in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

fourth, any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such Mortgage Loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such Mortgage Loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such Mortgage Loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan;

tenth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees); and

eleventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance,

provided that, in connection with any Mortgage Loan (or Serviced Loan Combination), payments or proceeds received from the related borrower with respect to any partial release (including pursuant to a condemnation) of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Loan Combination) exceeds 125% (based solely on the value of the real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the Trustee) must be applied to reduce the principal balance of such Mortgage Loan (or Serviced Loan Combination) in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property or with respect to a Non-Serviced Loan Combination, any interest in an REO property acquired with respect to such Non-Serviced Loan Combination, the Pooling and Servicing Agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property (or with respect to a Non-Serviced Loan Combination, any interest in REO Property acquired with respect to such Non-Serviced Loan Combination) and exclusive, if applicable, in the case of the Serviced Loan Combination if the related Mortgaged Property has become an REO Property, of any amounts payable to the holder of the related Serviced Pari Passu Companion Loan pursuant to the related intercreditor agreement, be treated:

first, as a recovery of any related and unreimbursed Servicing Advances (together with any unliquidated advances in respect of prior Servicing Advances and any prior Servicing Advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO Mortgage Loan to, but not including, the Due Date in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a Mortgage Loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

fourth, any Appraisal-Reduced Interest Amounts that have occurred and are then existing with respect to such Mortgage Loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO Mortgage Loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO Mortgage Loan; and

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Mortgage Loan (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees).

Any payments, collections and recoveries related to the Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the Pooling and Servicing Agreement and the related intercreditor agreement. Any payments, collections and recoveries related to a Non-Serviced Loan Combination are required to be allocated in accordance with the terms and conditions of the applicable pooling and servicing agreement and/or the related intercreditor agreement (although, in the case of the Pacific Design Center Loan Combination, there can be no certainty as regards what a future pooling and servicing agreement governing the servicing of that Loan Combination will provide). See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a Mortgage Loan or REO Mortgage Loan is the amount of any reduction in a debt service advance on the related Mortgage Loan that results from an Appraisal Reduction Amount as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Treatment of REO Properties

Notwithstanding that any Mortgaged Property or an interest therein may be acquired as part of the Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related Mortgage Loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

●	distributions on the Certificates,

●	allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and

●	the amount of all fees payable to the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement.

In connection with the foregoing, the related Mortgage Loan will be taken into account when determining the WAC Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

●
first, to pay – or to reimburse the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

●	thereafter, as collections of principal, interest and other amounts that would have been due on the related Mortgage Loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the Master Servicer or the Trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, in all cases as if the Mortgage Loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Loans may decline below the aggregate principal balance of the Certificates. If this occurs following the distributions made to the Certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the Principal Balance Certificates are to be sequentially reduced in the following order, until the aggregate principal balance of those Classes of Certificates equals the total Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	G
2nd	F
3rd	E
4th	D
5th	C
6th	B
7th	A-S
8th	A-1, A-2, A-3, A-4, A-5 and A-SB, pro rata, based on their total outstanding principal balances

Any reduction of the principal balances of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

The above-described reductions in the aggregate principal balances of the respective Classes of the Certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the Mortgage Loans and those Classes. In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate Classes of Certificates. However, unless and until collections of principal on the Mortgage Loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the Mortgage Loans and the Certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO Property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

●	the outstanding principal balance of the Mortgage Loan as of the commencement of the collection period in which the final recovery determination or final payment was made, plus, without duplication—

1.	all accrued and unpaid interest on the Mortgage Loan (excluding any Default Interest) to, but not including, the Due Date in such collection period, and

2.
all related unreimbursed Servicing Advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the Mortgage Loan not previously reflected as a Realized Loss, and interest on advances made in respect of the Mortgage Loan, over

●	all payments and proceeds, if any, received by the trust in respect of that Mortgage Loan during such collection period.

“Realized Losses” means losses on or with respect to the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under the Mortgage Loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a Mortgaged Property, as and to the extent described above. With respect to the Serviced Loan Combination, only the Pari Passu Mortgage Loan’s pari passu portion of any such losses will be treated as a Realized Loss of the Trust.

If any of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer, the Special Servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections or other receipts of principal on the Mortgage Pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the Principal Balance Certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the Master Servicer or the Trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the Certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those Classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the Mortgage Pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the Mortgage Pool and the aggregate principal balance of the Certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the Principal Balance Certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the Master Servicer, the Special Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

With respect to any Non-Serviced Loan Combination serviced pursuant to another pooling and servicing agreement, the related master servicer (the “Other Master Servicer”) will be, or is expected to be, obligated to make servicing advances with respect to such Non-Serviced Loan Combination and will be, or is expected to be, entitled to reimbursement for such servicing advances pursuant to provisions that are similar, but not necessarily identical, to the provisions set forth above. In addition, if any such servicing advance is determined to be a nonrecoverable advance under the related pooling and servicing agreement, then the Other Master Servicer (or the trustee under such agreement), as applicable, will be, or is expected to be, entitled to reimbursement from general collections on the Mortgage Loans in this securitization for the pro rata portion of such nonrecoverable advances allocable to the related Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

●	arises out of a default on a Mortgage Loan or a Serviced Pari Passu Companion Loan or an otherwise unanticipated event,

●	is not included in the calculation of a Realized Loss,

●	is not covered by a Servicing Advance or a corresponding collection from the related borrower, and

●	is not covered by late payment charges or Default Interest collected on the Mortgage Loans (to the extent such coverage is provided for in the Pooling and Servicing Agreement).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

●	any special servicing fees, workout fees and liquidation fees paid to the Special Servicer that are not otherwise allocated as a Realized Loss;

●
any interest paid to the Master Servicer, the Special Servicer or the Trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the accompanying prospectus);

●	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the other assets of the Trust Fund;

●	any unanticipated, non-mortgage loan specific expenses of the Trust Fund, including—

1.
any reimbursements and indemnification to the Certificate Administrator, the tax administrator, the Certificate Registrar, the Custodian, the Trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” below and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” above;

2.
any reimbursements and indemnification to the Master Servicer, the Special Servicer, the Trust Advisor and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement, or to the Subordinate Class Representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement; and

3.
any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Prohibited Transactions Tax and Other Taxes” in the accompanying prospectus;

●
rating agency fees, other than on-going surveillance fees, and amounts paid as indemnities to the Rating Agencies for Rating Agency Confirmations, that cannot be recovered from the borrower and that are not paid by any party to the Pooling and Servicing Agreement or by the related Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to which it is a party;

●
any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a Mortgage Loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the accompanying prospectus; and

●
with respect to any Non-Serviced Pari Passu Mortgage Loan, any additional trust fund expenses of the issuing entity under the related pooling and servicing agreement will be, or are expected to be, paid out of collections on, and other proceeds of, such Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, thereby potentially resulting in a loss to the Trust Fund in the same manner as the Additional Trust Fund Expenses described above. For further information relating to the allocation of expenses, losses and shortfalls relating to the Non-Serviced Loan Combinations, see “Description of the Mortgage Pool—Split Loan Structures”.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below. Designated Trust Advisor Expenses will be allocated and borne by the Certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The Trust Advisor, and any applicable other trust advisor or operating advisor with respect to any Non-Serviced Pari Passu Mortgage Loan (each, an “Other Trust Advisor”), will be, or is expected to be, entitled to indemnification or reimbursement in respect of its obligations under the Pooling and Servicing Agreement and the applicable other pooling and servicing agreement, in each case, as (or in a manner similar to that) described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement. We refer to expenses incurred by the Trust Advisor for which it is entitled to indemnification or reimbursement, or, with respect to any such Non-Serviced Pari Passu Mortgage Loan, the Trust Fund’s pro rata share of any expenses incurred by the Other Trust Advisor for which it is entitled to indemnification or reimbursement under the applicable other pooling and servicing agreement as “Trust Advisor Expenses”. The Trust Advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of Trust Advisor Expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

●	the interest otherwise distributable on the Class B, C and D Certificates on that distribution date, and

●	and the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and D Certificates on that distribution date.

Immediately prior to the distributions to be made to the Certificateholders on each distribution date, the Certificate Administrator is required to allocate the Trust Advisor Expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class D, C and B Certificates, in that order, in each case until the interest otherwise distributable on that Class on such distribution date has been reduced to zero. No such Trust Advisor Expenses will be allocated to reduce the interest distributable on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, A-S, X-C, X-D, E, F or G Certificates on any distribution date. Any remaining unallocated portion of such Trust Advisor Expenses will constitute “Excess Trust Advisor Expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and D Certificates for the applicable distribution date. Such reduction will also result in a write-off of the principal balances of the Class D, C, B and A-S Certificates, in that order, in each case until the principal balance of that Class has been reduced to zero. Thereafter, the Certificate Administrator will be required to allocate any remaining amount of such Trust Advisor Expenses among the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, pro rata (based upon their respective principal balances), until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates has been reduced to zero.

Any Trust Advisor Expenses allocated to a Class of Certificates as described above will be allocated among the respective Certificates of such Class in proportion to the percentage interests evidenced by the respective Certificates.

Any Trust Advisor Expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the Trust Advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the Trust Advisor is reimbursed for those Trust Advisor Expenses.

Trust Advisor Expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Control-Eligible Certificates.

“Designated Trust Advisor Expenses” consist of any Trust Advisor Expenses for which the Trust Advisor is indemnified under the Pooling and Servicing Agreement or for which the Other Trust Advisor with respect to a Non-Serviced Loan Combination is entitled to indemnification under the related intercreditor agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement) and arise from any legal action that is pending or threatened against the Trust Advisor or Other Trust Advisor at the time of its discharge, termination or resignation under the Pooling and Servicing Agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this prospectus supplement) or the related other pooling and servicing agreement, as applicable.

Advances of Delinquent Monthly Debt Service Payments

The Master Servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the Mortgage Loans (including any Pari Passu Mortgage Loan, but not any Pari Passu Companion Loan), other than balloon payments and Default Interest, and assumed monthly debt service payments on Mortgage Loans (as described below), in each case net of master servicing fees and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the master or similar servicing and administrative fees payable to the Other Master Servicer or other parties under the applicable other pooling and servicing agreement, that—

●	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

●	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each Mortgage Loan (including any Pari Passu Mortgage Loan, but not any Pari Passu Companion Loan) as to which:

●
the related Mortgage Loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

●	the corresponding Mortgaged Property has become an REO Property.

The assumed monthly debt service payment deemed due on any Mortgage Loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive Due Date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the Mortgage Loan on the relevant date if the related balloon payment had not come due and the Mortgage Loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any Mortgage Loan described in the second preceding sentence as to which the related Mortgaged Property has become an REO Property, will equal, for each Due Date that the REO Property or any portion thereof or interest therein remains part of the Trust Fund, the monthly debt service payment or, in the case of a Mortgage Loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last Due Date prior to the acquisition of that REO Property.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Mortgage Loan, then the Master Servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that Mortgage Loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any Mortgage Loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

●
the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

●	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the Mortgage Loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the Mortgage Loan.

Each Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization will be, or is expected to be, subject to provisions in the applicable other pooling and servicing agreement relating to the calculation of appraisal reductions that are similar, but not necessarily identical, to the provisions set forth above. The existence of an appraisal reduction in respect of a Non-Serviced Pari Passu Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make monthly debt service advances on such Non-Serviced Pari Passu Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates. Any Appraisal Reduction Amount on a Loan Combination will be allocated or deemed allocated, pro rata, to the holder of the Pari Passu Mortgage Loan and the holder of the related Pari Passu Companion Loan.

With respect to any distribution date, the Master Servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the Pooling and Servicing Agreement, out of funds held in the Collection Account that are not required to be paid on the Certificates on that distribution date.

If the Master Servicer fails to make a required monthly debt service advance and the Trustee has been notified of same, the Trustee will be obligated to make that advance, subject to a determination of recoverability.

The Master Servicer and the Trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the Mortgage Loan as to which the advance was made. Neither the Master Servicer nor the Trustee will be obligated to make any monthly debt service advance that it or the Special Servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related Mortgage Loan. If the Master Servicer or the Trustee makes any monthly debt service advance that it or the Special Servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related Mortgage Loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund on deposit in the Collection Account from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the Special Servicer any analysis, appraisals or market value estimates or other information in the possession of the Special Servicer for such purposes. The Trustee will be entitled to conclusively rely on any recoverability determination made by the Master Servicer or the Special Servicer. The Master Servicer and the Special Servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any Mortgage Loan or REO Property. Subject to the following sentence, with respect to any Non-Serviced Pari Passu Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make monthly debt service advances, the Master Servicer and Trustee may make their own independent determination as to nonrecoverability notwithstanding any determination of nonrecoverability by the Other Master Servicer or Other Trustee. Notwithstanding the foregoing, the Master Servicer will be required to make principal and interest advances with respect to the JL Holdings – Burger King Portfolio – 90 Mortgage Loan (but not on the JL Holdings – Burger King Portfolio – 90 Pari Passu Companion Loan or the JL Holdings – Burger King Portfolio – 90 Subordinate Companion Loan), unless (i) the Master Servicer has determined that such advance would not be recoverable from collections on the JL Holdings - Burger King Portfolio - 90 Mortgage Loan or (ii) the COMM 2014-LC15 Master Servicer has made a similar determination with respect to an advance on the JL Holdings - Burger King Portfolio - 90 Companion Loan.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding. In addition, the Special Servicer may, at its option, make a determination, in accordance with the Servicing Standard, that any P&I Advance previously made and any proposed P&I Advance, if made, would not ultimately be recoverable and may deliver to the Master Servicer and the Trustee notice of such determination, and the Master Servicer and the Trustee will be required to conclusively rely on such determination by the Special Servicer (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or prohibit any such other authorized person from making a determination, that a P&I Advance constitutes or would constitute a nonrecoverable advance); provided that in no event will a determination by the Special Servicer that any P&I Advance previously made or proposed to be made would be recoverable be binding on the Master Servicer or the Trustee.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative, and during the occurrence and continuance of any Collective Consultation Period, consultation with the Subordinate Class Representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates. The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 under the Exchange Act (“Rule 17g-5”) set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any monthly debt service advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates or collections on the related Mortgage Loan intended as a reimbursement of such advance.  If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph).  The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately is deemed to be nonrecoverable from the proceeds of the Mortgage Loan).

The Master Servicer and the Trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds.  However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.  Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account thereby reducing amounts available for distribution on the Certificates.  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.  See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this prospectus supplement.

For information regarding procedures for reimbursement of Servicing Advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses.  Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the Offered Certificates.  In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid.  Refer to the column titled “sources of payment” for such limitations.
Type	Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee	Master Servicer and sub-servicer
The product of the portion of the per annum master servicing fee rate for the Master Servicer and the related Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) and each Serviced Pari Passu Companion Loan that is applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for that Mortgage Loan for such month, and the Stated Principal Balance of that Mortgage Loan.  The master servicing fee rate will range, on a loan-by-loan basis, from 0.0200% per annum to 0.0900% per annum.  With respect to each Mortgage Loan for which a sub-servicer acts as sub-servicer, a portion of the master servicing fee is payable to that sub-servicer.
Monthly.
Interest payment on the related Mortgage Loan, Serviced Pari Passu Companion Loan and, with respect to unpaid master servicing fees (including any sub-servicing fees) in respect of any Mortgage Loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Type	Recipient	Amount	Frequency	Source of Payment

Special Servicing Fee	Special Servicer
For any Specially Serviced Mortgage Loan (and any related Serviced Pari Passu Companion Loan), REO Mortgage Loan or REO Companion Loan, the product of the portion of a rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $2,000 for such loan for the related month, determined in the same manner as the applicable mortgage rate is determined for such loan for such month, and the Stated Principal Balance of each such loan (in each case excluding any Non-Serviced Pari Passu Mortgage Loan).
			Monthly.	Any and all collections on the Mortgage Loans (including any related REO Mortgage Loan) and any related Serviced Pari Passu Companion Loan.

Workout Fee	Special Servicer
1.00% of each collection of principal and interest on each applicable worked-out Mortgage Loan (and any related Serviced Pari Passu Companion Loan) for as long as it remains a worked-out Mortgage Loan; provided, however, that the amount of any workout fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this prospectus supplement.
			Monthly following a workout and before any redefault.	The related collections on such Mortgage Loan (including any related REO Mortgage Loan) and any related Serviced Pari Passu Companion Loan.

Liquidation Fee	Special Servicer
(a) 1.00% of the liquidation proceeds received in connection with a final disposition of each applicable Specially Serviced Mortgage Loan or REO Property (other than any Non-Serviced Pari Passu Mortgage Loan) or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any Default Interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by any person, or (b) if such rate in clause (a) above would result in an aggregate liquidation fee less than $25,000 then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% of the liquidation proceeds or (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees; provided, however, that the amount of any liquidation fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.
			Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a Specially Serviced Mortgage Loan (including any REO Mortgage Loan).	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Trustee Fee	Trustee	The fixed monthly fee of $210.00 payable to the Trustee by the Certificate Administrator from the Certificate Administrator’s fee pursuant to the Pooling and Servicing Agreement.	Monthly.	Certificate Administrator’s Fee

Certificate Administrator Fee	Certificate Administrator
The product of the portion of a rate equal to 0.0047% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (including each Non-Serviced Pari Passu Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan,
			Monthly.	Any and all collections and P&I advances on the Mortgage Loans (including each Non-Serviced Pari Passu Mortgage Loan) in the pool, to the extent

Type	Recipient	Amount	Frequency	Source of Payment
		a portion of which shall be paid by the Certificate Administrator to the Trustee as the Trustee Fee.		included in the amounts remitted by the Master Servicer.

Trust Advisor Fee	Trust Advisor
The product of the portion of a rate equal to 0.00125% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Mortgage Loan (other than the Woodbridge Center Mortgage Loan, Pacific Design Center Mortgage Loan, the JL Holdings – Burger King Portfolio – 90 Mortgage Loan and the Oak Court Mall Mortgage Loan) for such month, and the Stated Principal Balance of each Mortgage Loan.
Monthly.
Any and all collections and P&I advances on the Mortgage Loans (other than the Woodbridge Center Mortgage Loan, Pacific Design Center Mortgage Loan, the JL Holdings – Burger King Portfolio – 90 Mortgage Loan and the Oak Court Mall Mortgage Loan), to the extent included in the amounts remitted by the Master Servicer.

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement.		Actual collections of the related fee from the related borrower.

Additional Servicing Compensation	Master Servicer/Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time to time.	Actual collections of the related fees or investment income, as applicable.

Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)

Any and all amounts collected for checks returned for insufficient funds on the applicable Mortgage Loans and the Serviced Pari Passu Companion Loans;(1)

All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the applicable Mortgage Loans and the Serviced Pari Passu Companion Loans;(1)

Any Prepayment Interest Excesses arising from any principal prepayments on the applicable Mortgage Loans;(1) and

Interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer or Special Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan).(1)

Expenses

Servicing Advances	Master Servicer and Trustee (and	The amount of any applicable Servicing Advances.	From time to time.	Recoveries on the related Mortgage Loan

Type	Recipient	Amount	Frequency	Source of Payment
	Special Servicer, if applicable)			(other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Pari Passu Companion Loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loans).

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time to time on the amount of the applicable Servicing Advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.
First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Pari Passu Companion Loan, and then from any and all other collections on the Mortgage Loans (including the Non-Serviced Pari Passu Mortgage Loans).

P&I Advances	Master Servicer and Trustee	The amount of any applicable P&I advances.	From time to time.	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the Mortgage Loans.

Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time to time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and Default Interest in excess of the regular interest rate on the related Mortgage Loan, and then from any and all other collections on the Mortgage Loans.

Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers,
Losses, liabilities and expenses incurred by the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement).
			From time to time.	Any and all collections on the Mortgage Loans.

Type	Recipient	Amount	Frequency	Source of Payment
officers, employees and agents)

Indemnification Expenses	Trust Advisor/the Other Trust Advisor with respect to a Non-Serviced Loan Combination(2)
Losses, liabilities and expenses incurred by the Trust Advisor and, with respect to any Non-Serviced Pari Passu Mortgage Loan, the Other Trust Advisor, in connection with any legal action or claim relating to the Pooling and Servicing Agreement or the Certificates (subject to applicable limitations under the Pooling and Servicing Agreement or amounts incurred in connection with the replacement of the Special Servicer) or, with respect to the Other Trust Advisor, the applicable Non-Serviced Pari Passu Mortgage Loan.
From time to time.
Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class B, C and D Certificates, then from amounts otherwise distributable in respect of principal on all of the Certificates (other than the Control-Eligible Certificates); amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the Mortgage Loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time to time.	Any and all collections on the Mortgage Loans.

CREFC® Intellectual Property Royalty License Fee	CREFC®
With respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each Mortgage Loan and based upon the same interest accrual basis as the related Mortgage Loan.
			Monthly.	Any and all collections on the Mortgage Loans.

(1)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement and as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

In general, with respect to the Woodbridge Center Mortgage Loan at all times, (a) references in the table to the Special Servicer and the Trust Advisor will mean the WFRBS 2014-C20 Special Servicer and the WFRBS 2014-C20 Trust Advisor, except that (i) the rights to compensation will be governed by the WFRBS 2014-C20 Pooling and Servicing Agreement, and (ii) the WFRBS 2014-C20 Trust Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee with respect to such Pari Passu Mortgage Loan, (b) with respect to Servicing Advances on or in respect of the related Loan Combination, references in the table to the Master Servicer or the Special Servicer will mean the WFRBS 2014-C20 Master Servicer or the WFRBS 2014-C20 Special Servicer, respectively, and (c) the Master Servicer will not be entitled, and the WFRBS 2014-C20 Master Servicer is entitled, to a primary servicing fee accruing at a rate equal to 0.03% per annum.

In general, with respect to the JL Holdings – Burger King Portfolio – 90 Mortgage Loan at all times, (a) references in the table to the Special Servicer and the Trust Advisor will mean the COMM 2014-LC15 Special Servicer and the COMM 2014-LC15 Operating Advisor, except that (i) the rights to compensation will be governed by the COMM 2014-LC15 Pooling and Servicing Agreement and such compensation may, in certain cases, be higher than would have been calculated under the Pooling and Servicing Agreement, and (ii) the COMM 2014-LC15 Operating Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee payable out of collections with respect to such Pari Passu Mortgage Loan, (b) with respect to Servicing Advances on or in respect of the related Loan Combination, references in the table to the Master Servicer or the Special Servicer will mean the COMM 2014-LC15 Master Servicer or the COMM 2014-LC15 Special Servicer, respectively and (c) the Master Servicer will not be entitled, and the COMM 2014-LC15 Master Servicer is entitled, to a primary servicing fee accruing at a rate equal to 0.04% per annum with respect to the JL Holdings – Burger King Portfolio – 90 Pari Passu Companion Loan and 0.01% per annum with respect to each of the JL Holdings – Burger King Portfolio – 90 Mortgage Loan and the JL Holdings – Burger King Portfolio – 90 Subordinate Companion Loan.

In general, with respect to each of the Pacific Design Center Mortgage Loan and the Oak Court Mall after the securitization of the related Pari Passu Companion Loan, (a) references in the table to the Special Servicer and the Trust Advisor will mean the related Other Special Servicer and the related Other Trust Advisor, except that (i) the rights to compensation will be governed by the pooling and servicing agreement for the other securitization, which may set forth provisions differing from those set forth above and may result in higher compensation being paid, and (ii) the related Other Trust Advisor (like the Trust Advisor) will have no entitlement to an ongoing fee payable out of collections with respect such Mortgage Loan, (b) with respect to Servicing Advances on or in respect of such Loan Combination, references in the table to the Master Servicer, the Trustee or the Special Servicer will mean the related Other Master Servicer, the related Other Trustee or the related Other Special Servicer, respectively, except with respect to such Servicing Advances (and interest thereon) that were made by the Master Servicer, the Trustee or the Special Servicer, as applicable, and have not been reimbursed to it, and (c) the Master Servicer will cease to be entitled, and we anticipate the Other Master Servicer will become entitled to a primary servicing fee (which fee will be included in the Master Servicer’s master servicing fee until the other securitization occurs).  Solely for purposes of the presentation of the master servicing fee rates set forth in the table, the master servicing fee rate for each of the Pacific Design Center Mortgage Loan and the Oak Court Mall is net of the primary servicing fee rate that will be included in that master servicing fee rate until the securitization of the related Pari Passu Companion Loan.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations”.

Reports to Certificateholders; Available Information

Certificate Administrator Reports.  Based on monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Certificate Administrator, the Certificate Administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a Certificate, the parties to the Pooling and Servicing Agreement and any other designee of the Depositor, a report substantially in the form attached to this prospectus supplement as Annex F (a “Distribution Date Statement”) setting forth, among other things specified in the Pooling and Servicing Agreement the following information:

1.	the amount of the distribution on the distribution date to the holders of each Class of Principal Balance Certificates in reduction of the principal balance of the Certificates;

2.	the amount of the distribution on the distribution date to the holders of each Class of interest-bearing Certificates allocable to the interest distributable on that Class of Certificates;

3.	the aggregate amount of debt service advances made in respect of the Mortgage Pool for the distribution date;

4.
the aggregate amount of compensation paid to the Certificate Administrator and the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate unpaid principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the Mortgage Loans as of the end of the related collection period;

7.
the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.
the Available Distribution Amount for the distribution date and the amount of available funds with respect to (i) the Class A-S Certificates, (ii) the Class B Certificates, and (iii) the Class C Certificates, in each case for the distribution date;

10.	the amount of the distribution on the distribution date to the holders of any Class of Certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each Class of interest-bearing Certificates Interests for the distribution date;

12.	the pass-through rate in effect for each Class of interest-bearing Certificates for the interest accrual period related to the current distribution date;

13.
the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.
the total outstanding principal balance or notional amount, as the case may be, of each Class of Certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.
the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any Mortgage Loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each Class of interest-bearing Certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.
the amount of the distribution on the distribution date to the holders of each Class of Certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related determination date;

21.
with respect to any Mortgage Loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation

(separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.
with respect to any REO Property included in the Trust as to which the Special Servicer determined that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related collection period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all liquidation proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss attributable to the related REO Mortgage Loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the Mortgage Loans paid to the Master Servicer and/or the Trustee since the prior distribution date;

24.	the aggregate amount of interest on Servicing Advances in respect of the Mortgage Loans paid to the Master Servicer, the Special Servicer and/or the Trustee since the prior distribution date;

25.	a loan by loan listing of any Mortgage Loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a Mortgage Loan;

27.
a loan by loan listing of any material breach of the representations and warranties given with respect to Mortgage Loan by the applicable Mortgage Loan Seller, as provided by the Master Servicer, the Special Servicer or the Depositor;

28.	the amounts of any excess liquidation proceeds held in the Certificate Administrator’s account designated for such excess liquidation proceeds;

29.	the amount of the distribution on the distribution date to the holders of the Class R Certificates; and

30.	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

On each distribution date, the Certificate Administrator shall make available to the general public on the “Certificate Administrator’s Website” (initially www.ctslink.com) a copy of the Distribution Date Statement.

Book-Entry Certificates.  See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus for information regarding the ability of holders of Offered Certificates in book-entry form to obtain access to the reports of the Certificate Administrator.

Each Distribution Date Statement will be substantially in the form attached to this prospectus supplement as Annex F.

Information Available Electronically.  The Certificate Administrator will be required to make available to any Privileged Person (except as described below, and provided that the prospectus supplement, the Distribution Date Statements, the Pooling and Servicing Agreement and the SEC filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website.

(A)        The following documents, which must be made available under a tab or heading designated “deal documents”:

1.	the prospectus supplement that relates to the Offered Certificates;

2.	the Pooling and Servicing Agreement, each Mortgage Loan Purchase Agreement and any amendments and exhibits thereto;

3.	the CREFC® loan setup file prepared by, or delivered to, the Certificate Administrator;

(B)        The following documents, which must be made available under a tab or heading designated “SEC filings”:

1.	Any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(C)        The following documents, which must be made available under a tab or heading designated “periodic reports”:

1.	the Distribution Date Statements;

2.	the CREFC® Reports (other than the CREFC® loan setup file) prepared by, or delivered to, the Certificate Administrator;

3.	the annual reports prepared by the Trust Advisor;

(D)        The following documents, which must be made available under a tab or heading designated “additional documents”:

1.	summaries of Final Asset Status Reports;

2.	inspection reports; and

3.	appraisals;

(E)        The following documents, which must be made available under a tab or heading designated “special notices”:

1.	notice of final payment on the Certificates;

2.	notice of termination of the Master Servicer or the Special Servicer;

3.	notice of a Servicer Termination Event with respect to the Master Servicer or the Special Servicer;

4.
notice of the resignation of any party to the Pooling and Servicing Agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the Certificate Administrator;

5.	officer’s certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

6.	any “special notice” by a Certificateholder that wishes to communicate with others, pursuant to the Pooling and Servicing Agreement;

7.	any Assessment of Compliance delivered to the Certificate Administrator;

8.	any Attestation Reports delivered to the Certificate Administrator;

9.	any reports delivered to the Certificate Administrator by the Trust Advisor in connection with its review of the Special Servicer’s net present value and Appraisal Reduction

Amount calculations as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this prospectus supplement;

10.
any recommendation received by the Certificate Administrator from the Trust Advisor for the termination of the Special Servicer during any period when the Trust Advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such recommendation;

11.
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of the Special Servicer during any period when such Certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the Certificateholders to terminate the Special Servicer in response to such proposal; and

12.
any proposal received by the Certificate Administrator from a requisite percentage of Certificateholders for the termination of Trust Advisor, and any direction of the requisite percentage of the Certificateholders to terminate the Trust Advisor in response to such proposal;

(F)        An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

(G)       An investor registry (the “Investor Registry”), which must be made available (solely to Certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the Certificate Administrator will be authorized to use such other headings and labels as it may reasonably determine from time to time.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum.  The Rating Agencies and NRSROs will not have access to the Investor Registry.  As used herein, “NRSRO” means a nationally recognized statistical rating organization, as such term is defined in Section 3(a)(62) of the Exchange Act; provided, that when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” means a nationally recognized statistical rating organization that has delivered an NRSRO Certification to the Certificate Administrator.

“Privileged Person” includes the Depositor and its designees, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Subordinate Class Representative, the Trust Advisor, any Mortgage Loan Seller, any person who provides the Certificate Administrator with an Investor Certification and any Rating Agency or NRSRO that delivers an NRSRO Certification to the Certificate Administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website.

The Certificate Administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where Certificateholders and beneficial owners of Certificates may submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, and submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans, or the Mortgaged Properties, and where Privileged Persons may view previously submitted inquiries and related answers.  The Certificate Administrator will forward such inquiries to the appropriate person.  The Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Trust and/or the Certificateholders, would be in violation of applicable law or the mortgage loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, or is otherwise not advisable to answer, in which case the Certificate Administrator will not post such inquiry on the Investor Q&A Forum.  The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the Pooling and

Servicing Agreement. In addition, no party will post or otherwise disclose direct communications with the Subordinate Class Representative as part of its response to any inquiries. The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the Depositor and the underwriters. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner by means of the Certificate Administrator’s Website. Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to Privileged Persons upon receipt by the Certificate Administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website. The NRSRO Certification will state that such NRSRO is a Rating Agency or that (i) such NRSRO has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), (ii) such NRSRO has access to the Depositor’s 17g-5 website and, (iii) such NRSRO shall keep the information obtained from the Depositor’s 17g-5 website confidential (an “NRSRO Certification”). Such NRSRO shall be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s Website. An NRSRO Certification will be deemed to have been executed by an NRSRO if the Depositor so directs the Rule 17g-5 Information Provider.

The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. The Certificate Administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the Certificate Administrator may disclaim responsibility for any information for which it is not the original source. Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to the Depositor, the Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate and that either (a) such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any borrower or manager of a Mortgaged Property, or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of an affiliate of any borrower (collectively, a “Borrower Party”), in which case such person will have access to all the reports and information made available to Certificateholders under the Pooling and Servicing Agreement, or (b) such person is a Borrower Party, in which case such person will only receive access to the Distribution Date Statements prepared by the Certificate Administrator. The Investor Certification will be substantially in the form(s) provided for in the Pooling and Servicing Agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the Master Servicer or the Special Servicer, accompanied by an investor confidentiality agreement. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and shall restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the Pooling and Servicing Agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

“CREFC®” means the CRE Finance Council.

“CREFC® Reports” collectively refer to the following electronic files: (i) CREFC® bond level file, (ii) CREFC® collateral summary file, (iii) CREFC® property file, (iv) CREFC® loan periodic update file, (v) CREFC® loan setup file, (vi) CREFC® financial file, (vii) CREFC® special servicer loan file, (viii) CREFC® comparative financial status report, (ix) CREFC® delinquent loan status report, (x) CREFC® historical loan modification and corrected mortgage loan report, (xi) CREFC® operating statement analysis report, (xii) CREFC® NOI adjustment worksheet, (xiii) CREFC® REO status report, (xiv) CREFC® servicer watch list, (xv) CREFC® loan level reserve/LOC report, (xvi) CREFC® advance recovery report, (xvii) CREFC® reconciliation of funds report, and (xviii) solely with respect to the Loan Combinations, CREFC® total loan report.

Other Information. The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a borrower, a manager of a Mortgaged Property or an affiliate of the foregoing, an agent of a borrower, rating agency or an NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related mortgage loan documents):

(A)	any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(B)
the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(C)
the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator;

(D)	any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933; and

(E)	each of the documents made available by the Certificate Administrator via its website as described under “—Information Available Electronically” above.

You should assume that the Trustee, the Certificate Administrator or any document Custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to Certificateholders, beneficial owners of Certificates and prospective purchasers of Certificates, the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or any document Custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e., Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data

Corp., Markit Group Limited, BlackRock Financial Management, Inc. and CMBS.com, Inc.) in accordance with the provisions of the Pooling and Servicing Agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act. Such reports will be filed under the name of the issuing entity (File No. 333-172366). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10 a.m. and 3 p.m. Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

The Certificates will be allocated voting rights for purposes of certain actions that may be taken pursuant to the Pooling and Servicing Agreement. 98% of the voting rights will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G Certificates, in proportion to the respective aggregate principal balances of those Classes (or, in connection with a proposed termination and replacement of the Special Servicer at the direction of the Certificateholders generally or following a recommendation of the Trust Advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement, in proportion to the respective aggregate principal balances of those Classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans); 2% of the voting rights will be allocated pro rata based upon the outstanding notional amount of the Class X-A, X-B, X-C and X-D Certificates among the holders of the Class X-A, X-B, X-C and/or X-D Certificates, whichever are outstanding from time to time; and 0% of the voting rights will be allocated to the holders of the Class R Certificates. Voting rights allocated to a Class of Certificateholders will be allocated among those Certificateholders in proportion to their respective percentage interests in that Class. Notwithstanding the foregoing, solely in connection with Certificateholder proposals, or directions, to terminate and replace the Special Servicer or the Trust Advisor, Appraisal Reduction Amounts in respect of the Mortgage Loans will be allocated to notionally reduce the aggregate principal balances of the respective Classes of Principal Balance Certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General. We intend to deliver the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B and C and certificates in minimum principal balance denominations of $10,000. We intend to deliver the Class X-A and Class X-B Certificates in minimum notional amount denominations of $1,000,000. Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your Offered Certificates in book-entry form through the facilities of DTC. See “Description of the Certificates—General” and “—Book-Entry Registration and Definitive Certificates” in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex D to this prospectus supplement.

Matters Regarding the Certificate Administrator and the Tax Administrator

The Certificate Administrator will be entitled to a monthly fee for its services, a portion of which will be paid to the Trustee as the Trustee fee. The Certificate Administrator fee will accrue with respect to each and every Mortgage Loan at 0.0047% per annum on the Stated Principal Balance of the subject Mortgage Loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject Mortgage Loan, which is either an Actual/360 Basis or a 30/360 Basis. The

Certificate Administrator will be required to pay to the Trustee a monthly fee for its services as set forth in the Pooling and Servicing Agreement. The Certificate Administrator fee is payable out of general collections on the Mortgage Loans and any REO Properties in the Trust Fund. In addition, the Trustee and the Certificate Administrator will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of Certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may remove any of the Certificate Administrator, the tax administrator or the Trustee, upon written notice to the Master Servicer, the Special Servicer, us and the Trustee.

The Trust Fund will indemnify the Certificate Administrator (in each of the capacities in which it serves under the Pooling and Servicing Agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims, penalties, fines or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Certificate Administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Certificate Administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Certificate Administrator.

All expenses incurred by the Certificate Administrator in connection with the transfer of the mortgage files to a successor certificate administrator, following the removal of the Certificate Administrator without cause are required to be reimbursed to such removed Certificate Administrator within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Certificate Administrator.

None of the Certificate Administrator, the Custodian, the tax administrator or the Trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement. Neither the Trustee nor the Certificate Administrator will be liable for any failure or delay in the performance of its obligations under the Pooling and Servicing Agreement due to force majeure or acts of God; provided that any such failure or delay is not also a result of its own negligence, bad faith or willful misconduct. In addition in no event will the Trustee or the Certificate Administrator be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. None of the Certificate Administrator, the tax administrator or the Trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, the related certificate administrator (each, an “Other Certificate Administrator”) is, or is expected to be, entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are similar to those described above and is, or is expected to be, entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders, or the consent of any holder of any Pari Passu Companion Loan, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the Pooling and Servicing Agreement to the prospectus supplement (or the private placement memorandum relating to certificates not offered hereby), (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which will not be inconsistent with the then-existing provisions, (v) subject to the delivery of an opinion of counsel, to relax or eliminate (A) any requirement under the Pooling and Servicing Agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the Certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) as evidenced by an opinion of counsel, either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III, (vii) to modify, add to or eliminate certain provisions of the Pooling and Servicing Agreement relating to transfers of Class R Certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates to which a rating has been assigned by a Rating Agency at the request of the Depositor (or the placement of the Class on “negative credit watch” status in contemplation of any such action with respect thereto), (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound, or (x) in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided that, among other things,

(a)
any such amendment for the specific purposes described in clause (iv), (vii) or (ix) above will not adversely affect in any material respect the interests of any Certificateholder or any third-party beneficiary of the Pooling and Servicing Agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect;

(b)
no such amendment will adversely affect any holder of a Serviced Pari Passu Companion Loan related to a Serviced Loan Combination then serviced and administered under the Pooling and Servicing Agreement without the written consent of such holder; and

(c)
no such amendment will materially adversely affect the rights, or increase the obligations, of any Mortgage Loan Seller under the Pooling and Servicing Agreement or under the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7,

2012)). These rulings are contrary to more than three decades of market and Securities and Exchange Commission practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”). See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988). If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this prospectus supplement the Depositor, following non-binding consultation with the Trustee, informs the Trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, at the sole cost and expense of the Depositor and without the consent of any Certificateholder, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it shall be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party thereto. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various Classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties thereto with (1) the consent of the holders of Certificates entitled to not less than 66-2/3% of the voting rights allocated to each Class that is materially affected by the amendment and (2) the holder of the Serviced Pari Passu Companion Loan(s) materially affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the Certificates without the consent of each affected Certificateholder, or which are to be distributed to the holder of a Serviced Pari Passu Companion Loan without the consent of such holder of a Serviced Pari Passu Companion Loan, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each Class of Certificates which are required to consent to any such amendment, without the consent of all the holders of each Class of Certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC under the Code, without the consent of 100% of the Certificateholders, (iv) amend any section of the Pooling and Servicing Agreement that relates to the amendment thereof without the consent of all the holders of all Certificates of the Class(es) affected thereby and the consent of the holder of any affected Serviced Pari Passu Companion Loan, (v) otherwise materially adversely affect any Class of Certificateholders without the consent of all of the Certificateholders of that Class, (vi) otherwise materially adversely affect the holder of any Serviced Pari Passu Companion Loan without the consent of such holder, or (vii) materially adversely affect the rights or increase the obligations of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the written consent of such Mortgage Loan Seller.

In addition, the Pooling and Servicing Agreement may not be amended in any manner that adversely affects any Serviced Pari Passu Companion Loan without the consent of the holder of such Serviced Pari Passu Companion Loan.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect Certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the Trustee and the Certificate Administrator.

Furthermore, no amendment of the Pooling and Servicing Agreement may be consented to by any party to the Pooling and Servicing Agreement unless such party has obtained or received an opinion of counsel to the effect that the amendment is permitted under the Pooling and Servicing Agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last Mortgage Loan or related REO Property remaining in the Trust Fund,

2.
the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single Certificateholder or group of Certificateholders (acting in unanimity) of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer, in that order of preference, and

3.	the exchange by any single holder or group of holders of all of the then-outstanding Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund.

Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder. The final distribution to the registered holder of each Certificate will be made only upon surrender and cancellation of that Certificate at the office of the Certificate Administrator or at any other location specified in the notice of termination.

The right of the Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer to purchase all of the Mortgage Loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

●	the total Stated Principal Balance of the Mortgage Pool is 1.0% or less of the Cut-off Date Pool Balance,

●
within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the Pooling and Servicing Agreement of its election to do so, and

●
if more than one holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the relevant Class.

Any purchase by any single holder or group of Certificateholders of the Class (if any) that is then entitled to appoint the Subordinate Class Representative, the Master Servicer or the Special Servicer of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

●	the sum of—

1.	the aggregate Purchase Price of all the Mortgage Loans remaining in the Trust Fund, other than any Mortgage Loans as to which the Mortgaged Properties have become REO Properties, and

2.
the appraised value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the Master Servicer, the Special Servicer and the Trustee; minus

●	solely in the case of a purchase by the Master Servicer or the Special Servicer, the total of all amounts payable or reimbursable to the purchaser under the Pooling and Servicing Agreement.

The purchase will result in early retirement of the then-outstanding Certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the Pooling and Servicing Agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder or group of holders of all of the then-outstanding Certificates for all of the Mortgage Loans and REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the Pooling and Servicing Agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder(s) of the Certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the Certificates is to occur, must deposit in the Collection Account amounts that are together equal to all amounts then due and owing to the Master Servicer, the Special Servicer, the Certificate Administrator, the tax administrator, the Trustee and their respective agents under the Pooling and Servicing Agreement. No such exchange may occur until the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and D Certificates is reduced to zero.

The Trustee

Eligibility Requirements

The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority or (ii) an institution whose short term debt obligations are at all times rated not less than “P-1” by Moody’s Investors Service, Inc. (“Moody’s”), and whose long-term unsecured debt is at all times rated not less than “A2” by Moody’s and “A” by DBRS, Inc. (“DBRS”) (provided, however, that the Trustee may maintain a long-term unsecured debt rating of at least “Baa2” by Moody’s and “A(low)” by DBRS if the Master Servicer maintains a rating of at least “A2” by Moody’s and “A” by DBRS); provided that if the Trustee is not rated by Moody’s or DBRS, it may maintain an equivalent (or higher) rating by any two other NRSROs. The Trustee may also maintain such lower rating which may be Moody’s and KBRA) and “A2” by Moody’s (or, in the case of any such Rating Agency, such lower rating subject to a confirmation from such Rating Agency (or, in the case of a Serviced Loan Combination, any NRSRO rating mortgage-backed securities backed by the related Pari Passu Companion Loan) that such Trustee will not cause a downgrade, withdrawal or qualification of the then-current ratings of any Class of Certificates).

Duties of the Trustee

The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or any asset or related document and is not accountable for the use or application by the Depositor of any of the Certificates or any of the proceeds of the Certificates, or for the use or application by the Depositor of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into any fund or account maintained with respect to the Certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. The Pooling and Servicing Agreement generally provides that (i) the Trustee, prior to the occurrence of a Servicer Termination Event and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement, (ii) if a Servicer Termination Event occurs and is continuing, the Trustee must exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the Trustee contained in the Pooling and Servicing Agreement will not be construed as a duty and (iv) the Trustee will be liable in accordance with the Pooling and Servicing Agreement only to the extent of the obligations specifically imposed upon and undertaken by the Trustee. However, upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine the documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement. The Certificate Administrator is required to notify Certificateholders of any termination of the Master Servicer or the Special Servicer or appointment of a successor to the Master Servicer or the Special Servicer. The Trustee will be obligated to make any advance required to be made, and not made, by the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, provided that the Trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. In addition, the Trustee will not be obligated to make any Servicing Advances with respect to any Non-Serviced Pari Passu Mortgage Loan. The Trustee will be entitled, but not obligated, to rely conclusively on any determination by the Master Servicer or the Special Servicer, that an advance, if made, would be a nonrecoverable advance. The Trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. See “Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Matters Regarding the Trustee

The Trust Fund will indemnify the Trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims, penalties, fines or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the Pooling and Servicing Agreement, the Mortgage Loans or the Certificates, other than (i) those resulting from the breach of the Trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the Trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the Trustee.

The Trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the Pooling and Servicing Agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

With respect to any Non-Serviced Loan Combination serviced pursuant to the another securitization, the related trustee (the “Other Trustee”) will be, or is expected to be, entitled to indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are similar to those described above and is, or is expected to be, entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts.

Provisions similar to the provisions described under the sections of the accompanying prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the Certificate Administrator and the tax administrator.

Resignation and Removal of the Trustee

The Trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Certificate Administrator, the tax administrator, the Master Servicer, the Special Servicer, the Rule 17g-5 Information Provider (who will promptly post such notice to the Rule 17g-5 Information Provider’s Website), and all Certificateholders. Upon receiving the notice of resignation, the Depositor is required to promptly appoint a successor Trustee meeting the requirements set forth above. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (i) shall cease to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies, then the Depositor may remove the Trustee and appoint a successor Trustee meeting the eligibility requirements set forth above. Holders of the Certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the Trustee without cause and appoint a successor Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the Trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and Servicing Agreement for services rendered and expenses incurred prior to the date of removal. The resigning Trustee will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trustee and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with the engagement of a successor, transferring mortgage files (if applicable) and related information, records and reports to the successor).

All expenses incurred by the Trustee in connection with the transfer of its duties to a successor trustee following the removal of the Trustee without cause are required to be reimbursed to such removed Trustee within thirty (30) days of demand therefor, such reimbursement to be made by the Certificateholders that terminated such Trustee.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “Amendment of the Pooling and Servicing Agreement” in this prospectus supplement.

Suits, Actions and Proceedings by Certificateholders

No Certificateholder will have any right by virtue of any provision of the Pooling and Servicing Agreement to institute any suit, action or proceeding in equity or at law against any party to the Pooling and Servicing Agreement or any borrower, unless that Certificateholder shall have previously given to the Trustee a written notice of default, and unless also (except in the case of a default by the Trustee) the holders of Certificates entitled to at least 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. No one or more holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of the Pooling and Servicing Agreement to affect, disturb or prejudice the rights of any other holders of Certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the Pooling and Servicing Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions described above, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on—

●	the price at which that Certificate is purchased by an investor,

●	the rate, timing and amount of distributions on that Certificate, and

●	any losses or shortfalls incurred on that Certificate.

The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things:

●	the pass-through rate for that Certificate,

●
the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of defaulted mortgage loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the Mortgage Loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that Certificate,

●
the rate and timing of reimbursements made to the Master Servicer, the Special Servicer or the Trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out Mortgage Loan that are not repaid at the time of the workout,

●
the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as Trust Advisor Expenses, and the extent to which those losses and expenses are allocable in reduction of the principal balance of that Certificate or result in reductions or shortfalls in interest distributable to that Certificate, and

●	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that Certificate.

Rate and Timing of Principal Payments. The yield to maturity on the Offered Certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those Certificates will be directly related to the rate and timing of principal payments on or with respect to the Mortgage Loans. Finally, the rate and timing of principal payments on or with respect to the Mortgage Loans will be affected by their amortization schedules, the dates on which balloon payments are due to occur and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria or other conditions are not satisfied, prepayments occurring by reason of sales or other releases of real properties and/or parcels, mandatory prepayments in connection with a diminution of the collateral, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, sales of Mortgage Loans following default or purchases or other removals of Mortgage Loans from the Trust Fund. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including casualties, condemnations and prepayments in connection with property releases. See “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment”, “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayment and Defeasance Provisions” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” for a discussion of certain of the Mortgage Loans with the above described characteristics.

With respect to any Class of Offered Certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those Classes of Offered Certificates could (or, in the case of the Class X-A and X-B Certificates and any other Class of Certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if Mortgage Loans with relatively high mortgage interest rates experienced a faster rate of principal payments than Mortgage Loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the Mortgage Loans will result in distributions on the Offered Certificates of amounts that would otherwise be paid over the remaining terms of those Mortgage Loans. This will tend to shorten the weighted average lives of the Offered Certificates. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the Mortgage Loans and, accordingly, on the Offered Certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the Offered Certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, A-2, A-3, A-4 and A-5 Certificates remain outstanding. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans when the Class A-1, A-2, A-3, A-4 and A-5 Certificates are no longer outstanding.

The extent to which the yield to maturity on any Offered Certificate may vary from the anticipated yield will depend upon the degree to which the Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn paid in a reduction of the principal balance of the Certificate. If you purchase your Offered Certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase Class X-A or X-B Certificates or otherwise purchase your Offered Certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to you that is lower than your anticipated yield.

If you purchase Class X-A or X-B Certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the Mortgage Loans. Each payment of principal in reduction of the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB or A-S Certificates will result in a reduction in the aggregate notional amount of the Class X-A Certificates, and each payment of principal in reduction of the aggregate principal balance of the Class B, C and D Certificates will result in a reduction in the notional amount of the Class X-B Certificates. Accordingly, if principal payments on the Mortgage Loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the Class X-A Certificates will, and your actual yield to maturity with respect to the Class X-B Certificates may, be lower than that assumed at the time of purchase. Your yield to maturity would also be adversely affected by sales of Mortgage Loans following default, Mortgage Loan Seller repurchases of Mortgage Loans in connection with a material breach or representation or warranty or other removals of Mortgage Loans from the Trust Fund. Prior to investing in the Class X-A or X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment. The rating(s) on the Class X-A or X-B Certificates do not address whether a purchaser of those certificates would be able to recover its initial investment.

Because the rate of principal payments on or with respect to the Mortgage Loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your Offered Certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your Offered Certificates attributable to the related prepayments of, the Mortgage Loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the Mortgage Loans will affect—

●	the amount of distributions on your Offered Certificates,

●	the yield to maturity of your Offered Certificates,

●	if you are purchasing Principal Balance Certificates, the rate of principal distributions on your Offered Certificates,

●	if you are purchasing Class X-A or X-B Certificates, the rate of reductions in the notional amount of your Offered Certificates, and

●	the weighted average life of your Offered Certificates.

Delinquencies on the Mortgage Loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your Offered Certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your Offered Certificates.

If—

●
you calculate the anticipated yield to maturity for your Offered Certificates based on an assumed rate of default on the Mortgage Loans and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced, and

●	the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated Mortgage Loan that results in a reduction of the total distributions on or the aggregate principal balance of your Offered Certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your Certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your certificate principal balance or otherwise reduce amounts distributable to you. The notional amount of the Class X-A and X-B Certificates will be reduced by any Realized Losses with respect to the Mortgage Loans or Additional Trust Fund Expenses allocated to reduce the classes of Principal Balance Certificates on which that notional amount is based. Because the Control-Eligible Certificates do not provide credit support to other Classes of Certificates in respect of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the yield on those other Classes of Certificates may be affected by losses arising from such Trust Advisor Expenses at a time when other losses would not have affected their yield.

Even if losses on the Mortgage Loans do not result in a reduction of the total distributions on, or the aggregate principal balance of your Offered Certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed for any advance made by it that it has determined is not recoverable out of collections on the related Mortgage Loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the Certificates, prior to being deemed reimbursed out of payments and other collections of interest on the Mortgage Pool otherwise distributable on the Certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified as a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related Mortgage Loan), out of amounts in the Collection Account representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service advances and Servicing Advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the Certificates on the related distribution date.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the Mortgage Loans:

●	prevailing interest rates;

●	the terms of the Mortgage Loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.
the exercise of purchase options by tenants or others and other sales of real properties and/or parcels by borrowers that can result in prepayments of principal, including during a Lock-out Period for the Mortgage Loan; and

5.	amortization terms;

●	the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located;

●
the general supply and demand for commercial, multifamily and manufactured housing community rental space of the type available at the Mortgaged Properties in the areas in which those properties are located;

●	the quality of management of the Mortgaged Properties;

●	the servicing of the Mortgage Loans;

●	possible changes in tax laws; and

●	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement, the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the accompanying prospectus.

The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a Mortgage Loan accrues interest, the related borrower may have an increased incentive to refinance the Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a Mortgage Loan accrues interest, the related borrower may be less likely to voluntarily prepay the Mortgage Loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their Mortgaged Properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their Mortgaged Properties.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Neither we nor any of the underwriters makes any representation regarding:

●	the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans;

●	the relative importance of those factors;

●	the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any particular date; or

●	the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the Offered Certificates, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this prospectus supplement, the weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the assumed settlement date of June 11, 2014 until each dollar to be applied in reduction of the aggregate principal balance of those Certificates is paid to the investor. For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any Offered Certificate is determined by:

●	multiplying the amount of each principal distribution on the Offered Certificate by the number of years from the assumed settlement date to the related distribution date;

●	summing the results; and

●	dividing the sum by the total amount of the reductions in the principal balance of the Offered Certificate.

Accordingly, the weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that Certificate.

The tables set forth below show, with respect to each Class of Offered Certificates with principal balances,

●	the weighted average life of that Class, and

●	the percentage of the initial aggregate principal balance of that Class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the Mortgage Loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the Mortgage Loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective Classes of the Offered Certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Offered Certificate.

Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the Mortgage Loans) for the life of those loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Pool. We do not make any representations about the appropriateness of the CPR model.

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2015	85%	85%	85%	85%	85%
June 2016	69%	69%	69%	69%	69%
June 2017	49%	49%	49%	49%	49%
June 2018	21%	21%	21%	21%	21%
June 2019 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.78	2.77	2.77	2.76	2.76

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-2 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.88	4.87	4.85	4.83	4.64

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-3 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	6.84	6.80	6.75	6.68	6.34

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-4 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	99%	99%	96%
June 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.84	9.80	9.75	9.68	9.49

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-5 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.91	9.90	9.89	9.86	9.64

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-SB Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	98%	98%	98%	98%	98%
June 2020	79%	79%	79%	79%	79%
June 2021	59%	59%	59%	59%	59%
June 2022	37%	37%	37%	37%	38%
June 2023	15%	15%	15%	15%	15%
June 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.43	7.43	7.43	7.43	7.43

Percentages of Initial Certificate Principal Balance Outstanding for the
Class A-S Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.93	9.93	9.93	9.93	9.68

Percentages of Initial Certificate Principal Balance Outstanding for the
Class B Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.93	9.93	9.93	9.93	9.68

Percentages of Initial Certificate Principal Balance Outstanding for the
Class C Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 2015	100%	100%	100%	100%	100%
June 2016	100%	100%	100%	100%	100%
June 2017	100%	100%	100%	100%	100%
June 2018	100%	100%	100%	100%	100%
June 2019	100%	100%	100%	100%	100%
June 2020	100%	100%	100%	100%	100%
June 2021	100%	100%	100%	100%	100%
June 2022	100%	100%	100%	100%	100%
June 2023	100%	100%	100%	100%	100%
June 2024 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	10.00	9.97	9.94	9.93	9.76

Yield Sensitivity of the Class X-A and Class X-B Certificates

The yield to investors on the Class X-A Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class A-1, A-2, A-3, A-4, A-5, A-SB or A-S Certificates and the default and loss experience on the Mortgage Loans to the extent that losses reduce the principal balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB or A-S Certificates. The yield to investors on the Class X-B Certificates will be highly sensitive to the rate and timing of principal payments, including voluntary and involuntary prepayments, on the Mortgage Loans to the extent such prepayments are allocated to the Class B, C or D Certificates and the default and loss experience of the Mortgage Loans to the extent that losses reduce the principal balance of the Class B, C or D Certificates. If you are contemplating an investment in the Class X-A or X-B Certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage Loans could result in your failure to fully recover your initial investment. Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset the negative effects on yield caused by prepayments. In addition, no Prepayment Premiums or Yield Maintenance Charges are payable in connection with prepayments from casualty insurance proceeds and condemnation awards, certain repurchases for material document defects or material breaches of representations, the exercise of purchase options and the optional termination of the Trust.

Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each Class of Offered Certificates. We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios. The assumed purchase prices are expressed as a percentage of the initial total notional amount or principal balance, as applicable, of the respective Class of Offered Certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

●
determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective Class of Offered Certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable Class of Offered Certificates from and including June 1, 2014 to but excluding the assumed settlement date; and

●	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Certificates. Consequently, they do not purport to reflect the return on any investment on a Class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) of the Class A-1 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	3.1983%	3.2031%	3.2061%	3.2090%	3.2121%
96-00	2.8029%	2.8068%	2.8091%	2.8114%	2.8139%
97-00	2.4134%	2.4163%	2.4181%	2.4198%	2.4216%
98-00	2.0297%	2.0316%	2.0328%	2.0339%	2.0351%
99-00	1.6516%	1.6525%	1.6531%	1.6536%	1.6542%
100-00	1.2789%	1.2788%	1.2788%	1.2788%	1.2787%
101-00	0.9115%	0.9105%	0.9098%	0.9092%	0.9086%

Pre-Tax Yield to Maturity (CBE) of the Class A-2 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.2605%	3.2613%	3.2625%	3.2645%	3.2805%
99-00	3.0346%	3.0350%	3.0355%	3.0364%	3.0439%
100-00	2.8113%	2.8112%	2.8111%	2.8110%	2.8101%
101-00	2.5905%	2.5900%	2.5893%	2.5882%	2.5790%
102-00	2.3722%	2.3714%	2.3700%	2.3679%	2.3505%
103-00	2.1564%	2.1552%	2.1532%	2.1501%	2.1246%
104-00	1.9430%	1.9414%	1.9388%	1.9348%	1.9012%

Pre-Tax Yield to Maturity (CBE) of the Class A-3 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.7708%	3.7725%	3.7746%	3.7776%	3.7928%
99-00	3.6017%	3.6024%	3.6034%	3.6048%	3.6118%
100-00	3.4344%	3.4343%	3.4342%	3.4340%	3.4329%
101-00	3.2691%	3.2682%	3.2669%	3.2651%	3.2560%
102-00	3.1057%	3.1039%	3.1016%	3.0982%	3.0812%
103-00	2.9442%	2.9415%	2.9381%	2.9332%	2.9083%
104-00	2.7844%	2.7809%	2.7764%	2.7700%	2.7374%

Pre-Tax Yield to Maturity (CBE) of the Class A-4 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.8047%	3.8055%	3.8065%	3.8079%	3.8118%
99-00	3.6804%	3.6807%	3.6812%	3.6818%	3.6836%
100-00	3.5575%	3.5574%	3.5573%	3.5572%	3.5569%
101-00	3.4360%	3.4355%	3.4350%	3.4341%	3.4318%
102-00	3.3159%	3.3151%	3.3140%	3.3124%	3.3080%
103-00	3.1972%	3.1960%	3.1944%	3.1920%	3.1857%
104-00	3.0799%	3.0783%	3.0762%	3.0730%	3.0647%

Pre-Tax Yield to Maturity (CBE) of the Class A-5 Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.0782%	4.0785%	4.0788%	4.0792%	4.0837%
99-00	3.9530%	3.9531%	3.9532%	3.9534%	3.9555%
100-00	3.8292%	3.8292%	3.8292%	3.8291%	3.8288%
101-00	3.7069%	3.7068%	3.7066%	3.7063%	3.7036%
102-00	3.5860%	3.5857%	3.5854%	3.5849%	3.5799%
103-00	3.4665%	3.4661%	3.4656%	3.4649%	3.4575%
104-00	3.3484%	3.3479%	3.3472%	3.3463%	3.3366%

Pre-Tax Yield to Maturity (CBE) of the Class A-SB Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	3.7961%	3.7961%	3.7961%	3.7961%	3.7960%
99-00	3.6377%	3.6377%	3.6377%	3.6377%	3.6377%
100-00	3.4812%	3.4812%	3.4812%	3.4812%	3.4813%
101-00	3.3266%	3.3266%	3.3266%	3.3266%	3.3267%
102-00	3.1738%	3.1738%	3.1738%	3.1738%	3.1740%
103-00	3.0227%	3.0227%	3.0227%	3.0227%	3.0230%
104-00	2.8734%	2.8734%	2.8734%	2.8734%	2.8738%

Pre-Tax Yield to Maturity (CBE) of the Class A-S Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.2857%	4.2857%	4.2857%	4.2857%	4.2906%
99-00	4.1593%	4.1593%	4.1593%	4.1593%	4.1615%
100-00	4.0344%	4.0344%	4.0344%	4.0344%	4.0340%
101-00	3.9110%	3.9110%	3.9110%	3.9110%	3.9080%
102-00	3.7890%	3.7890%	3.7890%	3.7890%	3.7834%
103-00	3.6684%	3.6684%	3.6684%	3.6684%	3.6603%
104-00	3.5492%	3.5492%	3.5492%	3.5492%	3.5386%

Pre-Tax Yield to Maturity (CBE) of the Class X-A Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
9-4	5.1098%	5.0645%	5.0075%	4.9232%	4.4556%
9-8	4.7506%	4.7050%	4.6476%	4.5627%	4.0922%
9-12	4.3992%	4.3532%	4.2954%	4.2098%	3.7366%
9-16	4.0551%	4.0089%	3.9506%	3.8644%	3.3884%
9-20	3.7182%	3.6717%	3.6130%	3.5262%	3.0474%
9-24	3.3882%	3.3413%	3.2822%	3.1948%	2.7133%
9-28	3.0647%	3.0176%	2.9581%	2.8701%	2.3860%

Pre-Tax Yield to Maturity (CBE) of the Class X-B Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
5-4	6.4013%	6.3956%	6.3884%	6.3681%	5.9969%
5-8	5.8348%	5.8290%	5.8217%	5.8012%	5.4243%
5-12	5.2884%	5.2826%	5.2752%	5.2544%	4.8720%
5-16	4.7610%	4.7551%	4.7476%	4.7266%	4.3388%
5-20	4.2513%	4.2454%	4.2379%	4.2166%	3.8236%
5-24	3.7584%	3.7524%	3.7448%	3.7233%	3.3252%
5-28	3.2813%	3.2752%	3.2676%	3.2458%	2.8427%

Pre-Tax Yield to Maturity (CBE) of the Class B Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98-00	4.5951%	4.5951%	4.5951%	4.5951%	4.5998%
99-00	4.4667%	4.4667%	4.4667%	4.4667%	4.4689%
100-00	4.3399%	4.3399%	4.3399%	4.3399%	4.3395%
101-00	4.2146%	4.2146%	4.2146%	4.2146%	4.2116%
102-00	4.0908%	4.0908%	4.0908%	4.0908%	4.0853%
103-00	3.9684%	3.9684%	3.9684%	3.9684%	3.9604%
104-00	3.8474%	3.8474%	3.8474%	3.8474%	3.8370%

Pre-Tax Yield to Maturity (CBE) of the Class C Certificates
at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium
– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95-00	5.1285%	5.1297%	5.1314%	5.1320%	5.1406%
96-00	4.9950%	4.9961%	4.9973%	4.9979%	5.0046%
97-00	4.8633%	4.8640%	4.8650%	4.8654%	4.8703%
98-00	4.7332%	4.7337%	4.7343%	4.7345%	4.7377%
99-00	4.6047%	4.6049%	4.6052%	4.6053%	4.6067%
100-00	4.4777%	4.4777%	4.4776%	4.4776%	4.4773%
101-00	4.3523%	4.3520%	4.3516%	4.3514%	4.3494%

The characteristics of the Mortgage Loans will differ in some respects from those assumed in preparing the tables.  The tables are presented for illustrative purposes only.  Neither the Mortgage Pool nor any Mortgage Loan will prepay at any constant rate, and it is unlikely that the Mortgage Loans will prepay in a manner consistent with any designated scenario for the tables.  In addition, we cannot assure you that—

●	the Mortgage Loans will prepay at any particular rate,

●
the Mortgage Loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),

●	the Mortgage Loans will not default or that the Mortgage Loans will default at any particular rate,

●	the actual pre-tax yields on, or any other distribution characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the tables set forth above, or

●	the total purchase prices of the Offered Certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount or the amortization of premium, if any, for an Offered Certificate will be that—

●	no Mortgage Loan will otherwise be prepaid prior to maturity, and

●	there will be no extension of the maturity of any Mortgage Loan.

No representation is made that the Mortgage Loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used.  You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any Offered Certificates.

SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and in the case of any Serviced Loan Combination, the related Serviced Pari Passu Mortgage Loan and any REO Properties (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) will be governed by a Pooling and Servicing Agreement to be dated as of June 1, 2014 (the “Pooling and Servicing Agreement”), by and among the Depositor, the Master Servicer, the Special Servicer, the Trust Advisor, the Certificate Administrator and the Trustee.  In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the Pooling and Servicing Agreement relating to the servicing and administration of such Mortgage Loans and REO Properties.  You should refer to the accompanying prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the Pooling and Servicing Agreement that relate to the rights and obligations of the Master Servicer and the Special Servicer.

In addition to the Pooling and Servicing Agreement, any Serviced Loan Combination will also be serviced and administered in accordance with the related intercreditor agreement.  For more detailed information, please see “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.  In reviewing the remainder of this section, you should be aware that the consultation and other rights of the holder of any Serviced Pari Passu Companion Loan are in addition to the consent, approval, direction and/or consultation rights of the Subordinate Class Representative and/or the Trust Advisor otherwise described in this section.

As used herein, references to the Mortgage Loans, when discussing servicing activities of the Mortgage Loans (a) does include, unless otherwise specifically indicated, Serviced Pari Passu Mortgage Loans and (b) does not include, unless otherwise specifically indicated, Non-Serviced Pari Passu Mortgage Loans.  In certain instances references are made that specifically exclude Non-Serviced Pari Passu Mortgage Loans from the servicing provisions in this prospectus supplement by indicating actions are taken with respect of the Mortgage Loans “other than the Non-Serviced Pari Passu Mortgage Loans” or “except with respect to the Non-Serviced Pari Passu Mortgage Loans” or words of similar import.  These exclusions are intended to highlight particular provisions to draw prospective investor’s attention to the fact that the Master Servicer, Special Servicer or Trustee are not responsible for the particular servicing or administrative activity and are not intended to imply that when other servicing actions are described in this prospectus supplement without such specific carveouts, that the Master Servicer, Special Servicer or Trustee are responsible for those duties with respect to the Non-Serviced Pari Passu Mortgage Loans.  Servicing of the Woodbridge Center Mortgage Loan and the JL Holdings – Burger King Portfolio – 90 Mortgage Loan will be handled under the WFRBS 2014-C20 Pooling and Servicing Agreement and the COMM 2014-LC15 Pooling and Servicing Agreement, respectively. Servicing of each of the Pacific Design Center Mortgage Loan and the Oak Court Mall Mortgage Loan, upon securitization of the related Pari Passu Companion Loan will be handled under the related pooling and servicing agreement governing that securitization.  While the terms of the WFRBS 2014-C20 Pooling and Servicing Agreement and the COMM 2014-LC15 Pooling and Servicing Agreement are, and the terms of any other related pooling and servicing agreement are anticipated to be, similar in many respects to the servicing provisions of the Pooling and Servicing Agreement discussed in this prospectus supplement, there will be differences and prospective investors are nonetheless encouraged to review “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement for a discussion of certain consideration related to the servicing of the Woodbridge Center Mortgage Loan, the Pacific Design Center Mortgage Loan, the JL Holdings – Burger King Portfolio – 90 Mortgage Loan and the Oak Court Mall Mortgage Loan.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, the Master Servicer will generally be responsible for the servicing and administration of—

●	all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) as to which no Servicing Transfer Event has occurred, and

●	all worked-out Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loans) which have become Corrected Mortgage Loans and as to which no new Servicing Transfer Event has occurred.

The Master Servicer and the Special Servicer will each be responsible for servicing and administering the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) and any REO Properties (other than any REO property acquired with respect to any Non-Serviced Loan Combination) for which it is responsible, directly or through sub-servicers (including primary servicers), in accordance with the “Servicing Standard”, which means:

●
in the best interests and for the benefit of the Certificateholders and, with respect to each Serviced Loan Combination, for the benefit of the holders of the related Serviced Pari Passu Companion Loan (as determined by the Master Servicer or Special Servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

●
in accordance with any and all applicable laws, the terms of the Pooling and Servicing Agreement, the terms of the respective Mortgage Loans (provided that in the event the Master Servicer or Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), the Master Servicer or the Special Servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event) and, in the case of a Serviced Loan Combination, the related intercreditor agreement, and

●	to the extent consistent with the foregoing, in accordance with the following standards:

●
with the same care, skill, prudence and diligence as it services and administers comparable mortgage loans and manages real properties on behalf of third parties or on behalf of itself, whichever is the higher standard with respect to mortgage loans and REO properties that are comparable to the Mortgage Loans and any REO Properties for which it is responsible under the Pooling and Servicing Agreement, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

●	with a view to—

1.	in the case of the Master Servicer, the timely collection of all scheduled payments of principal and interest (including any balloon payment) under those Mortgage Loans,

2.	in the case of the Master Servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those Mortgage Loans, and

3.
in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related Mortgaged Property becomes an REO Property, the maximization of the recovery of principal and interest on that Defaulted Mortgage Loan to the Certificateholders (or, in the case of a Serviced Loan Combination, to the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan), as a collective whole, on a present value basis; and

●	without regard to any potential conflict of interest arising from—

1.
any known relationship that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the Mortgage Loan Sellers or any other party to the Pooling and Servicing Agreement,

2.	the ownership of any Certificate or any interest in a Serviced Pari Passu Companion Loan by the Master Servicer or the Special Servicer, or either of their respective affiliates, as the case may be,

3.
the obligation of the Master Servicer to make advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Pari Passu Companion Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

4.
the obligation of the Special Servicer to make, or to direct the Master Servicer to make, Servicing Advances or otherwise to incur servicing expenses with respect to any Mortgage Loan, Serviced Pari Passu Companion Loan or REO Property serviced or administered, respectively, under the Pooling and Servicing Agreement,

5.
the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction,

6.	the ownership, servicing and/or management by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

7.
the ownership by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

8.
the obligations of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to repurchase any Mortgage Loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

For discussions of certain servicing-related issues concerning the Non-Serviced Loan Combinations, see “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” below, as well as “Description of the Mortgage Pool—Split Loan Structures” in this prospectus supplement.

As used in this prospectus supplement, a “Specially Serviced Mortgage Loan” means any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan being serviced under the Pooling and Servicing Agreement, including any REO Mortgage Loan, for which any of the following events (each, a “Servicing Transfer Event”) has occurred:

1.
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Special Servicer, on or before the Due Date of the balloon payment, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Special Servicer (and the Special Servicer shall promptly forward such commitment to the Master Servicer) which provides that such refinancing will occur within 90 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, a Servicing Transfer Event will occur immediately);

2.
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.
the Master Servicer or the Special Servicer (and in the case of the Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the Master Servicer or the Special Servicer (and in the case of the Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Special Servicer (and the Special Servicer shall promptly forward such commitment to the Master Servicer) which provides that such refinancing will occur within 90 days after the date of the balloon payment, the Master Servicer or the Special Servicer (and in the case of the Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 90 days following the date on which the balloon payment will become due);

4.
there has occurred a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the Master Servicer’s or the Special Servicer’s good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Pari Passu Companion Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a loan in a Serviced Loan Combination, the holders of the related Serviced Pari Passu Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Pari Passu Companion Loan (or, if no cure period is specified, sixty (60) days);

5.
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

6.
the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

7.
the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

8.	the Master Servicer or the Special Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

9.
the Master Servicer or the Special Servicer (and in the case of the Special Servicer, during a Subordinate Control Period, with the consent of the Subordinate Class Representative) determines that (i) a default (including, in the Master Servicer’s or the Special Servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the Pooling and Servicing Agreement) under the Mortgage Loan documents (other than as described in clause (3) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a loan in a Serviced Loan Combination, the holder of the related Serviced Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for sixty (60) days.

A Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Loan Combination will become a “Corrected Mortgage Loan” when (other than by reason of a liquidation event occurring in respect of such Mortgage Loan or Serviced Loan Combination or the related Mortgaged Property becoming an REO Property):

●
with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan documents, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer;

●
with respect to the circumstances described in clauses 3, 5, 6, 7 and 9 immediately above in this definition, those circumstances cease to exist in the good faith reasonable judgment of the Special Servicer;

●
with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the good faith reasonable judgment, exercised in accordance with the Servicing Standard, of the Special Servicer; and

●	with respect to the circumstances described in clause 8 immediately above in this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to any Serviced Pari Passu Mortgage Loan or Serviced Pari Passu Companion Loan, it will be considered to exist for the entire Serviced Loan Combination.  Notwithstanding any contrary provision described above, no Serviced Pari Passu Mortgage Loan will be a Corrected Mortgage Loan unless both the Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) are Corrected Mortgage Loans.

The Special Servicer, on the other hand, will generally be responsible for the servicing and administration of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing.  Such Special Servicer will also be responsible for the administration of each REO Property (other than any interest in an REO Property acquired with respect to any Non-Serviced Loan Combination) related to each such Mortgage Loan.  In addition, the Special Servicer will perform certain processing duties and have certain approval rights regarding servicing actions with respect to Mortgage Loans and Companion Loans to which it is engaged to act as Special Servicer that are not Specially Serviced Mortgage Loans and for conducting and managing certain mortgage loan related litigation.

The Master Servicer will transfer servicing of a Mortgage Loan to the Special Servicer upon the occurrence of a Servicing Transfer Event with respect to that Mortgage Loan.  The Special Servicer will return the servicing of that Mortgage Loan, if applicable, to the Master Servicer, and that Mortgage Loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that Mortgage Loan cease to exist.  Notwithstanding the transfer of the servicing of any Mortgage Loan to the Special Servicer, the Master Servicer will continue to be responsible for providing various reports to the Certificate Administrator and/or the Trustee, making any required monthly debt service advances and (other than with respect to any Non-Serviced Loan Combination) making any required Servicing Advances with respect to any Specially Serviced Mortgage Loans and REO Properties.

Neither the Master Servicer or the Special Servicer will have any responsibility for the performance by the other of its obligations and duties under the Pooling and Servicing Agreement, except in any instance where the same party acts in all or any two of such capacities.

Subject to the restrictions and limitations of the Pooling and Servicing Agreement, the Trust Advisor will generally conduct an annual review of the Special Servicer’s operational practices on a platform-level basis deployed against Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor may be required to consult with the Special Servicer with regard to asset status reports and certain other matters in connection with the servicing of the Specially Serviced Mortgage Loans, as described more fully below.

The Trust Advisor will not review the activities of any other special servicer with respect to the securitization of any Non-Serviced Pari Passu Companion Loan, and as a result will not provide a review of any special servicing actions in respect of any Non-Serviced Pari Passu Mortgage Loan.  The trust advisor or operating advisor with respect to such other securitization will, or is expected to, have obligations that are similar to those of the Trust Advisor described in this prospectus supplement.  In addition, in connection with the Pacific Design Center Loan Combination and the Oak Court Mall Loan Combination, prior to securitization of the related Pari Passu Companion Loan, the Trust Advisor will have no obligation to review the activities of the Special Servicer under the Pooling and Servicing Agreement.

As used in this prospectus supplement, “REO Mortgage Loan” means the successor mortgage loan to a Mortgage Loan (which may be a Mortgage Loan included in a Loan Combination) deemed to be outstanding with respect to each related REO Property and “REO Companion Loan” means the successor mortgage loan to a Serviced Pari Passu Companion Loan deemed to be outstanding with respect to any REO Property related to a Serviced Loan Combination.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee.  The principal compensation to be paid to the Master Servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee:

●	will be earned with respect to each and every Mortgage Loan (including any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, including—

1.	each such Mortgage Loan that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

●	in the case of each such Mortgage Loan or Serviced Pari Passu Companion Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at the master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Master Servicer from amounts received with respect to interest on that Mortgage Loan or Serviced Pari Passu Companion Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections on deposit in the Collection Account or the Companion Loan Collection Account, as applicable, are not sufficient with respect to Mortgage Loans, from general collections on all the Mortgage Loans.

Certain of the Mortgage Loans will be sub-serviced by sub-servicers that will be entitled to a sub-servicing fee with respect to each such Mortgage Loan.  The rate at which the sub-servicing fee for each such Mortgage Loan accrues is included in the applicable master servicing fee rate for each of those Mortgage Loans.

With respect to the Non-Serviced Pari Passu Mortgage Loans, the applicable master servicer will be, or is expected to be, entitled to a servicing fee accruing at a primary servicing fee rate, and the Master Servicer’s master servicing fee rate does not include that primary servicing fee rate.

The Master Servicer will be entitled to designate a portion of its master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties.  That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

Prepayment Interest Shortfalls.  The Pooling and Servicing Agreement will require the Master Servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than Specially Serviced Mortgage Loans and Mortgage Loans on which the Special Servicer allowed or consented to the Master Servicer allowing a principal prepayment on a date other than the applicable Due Date and other than any Non-Serviced Pari Passu Mortgage Loan) during the related collection period, and (ii) the aggregate of (A) that portion of the master servicing fees for the related distribution date that is, in the case of each and every Mortgage Loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during the related collection period; provided that the Master Servicer shall pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any principal prepayment received in respect of a Mortgage Loan during the related collection period to the extent such Prepayment Interest Shortfall occurs as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (w) subsequent to a default under the related mortgage loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the Master Servicer to apply the proceeds in accordance with the related mortgage loan documents), (y) at the request or with the consent of the Special Servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the Subordinate Class Representative).

Any payments made by the Master Servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement.  If the amount of Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any collection period exceeds the total of any and all payments made by the Master Servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the Mortgage Loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective Classes of the Principal Balance Certificates, in reduction of the interest distributable on those Certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement.

Principal Special Servicing Compensation.  The principal compensation to be paid to the Special Servicer with respect to its special servicing activities will be—

●	the special servicing fee,

●	the workout fee, and

●	the liquidation fee.

Special Servicing Fee.  The special servicing fee:

●	will be earned with respect to—

1.	each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any related Serviced Pari Passu Companion Loan, and

2.
each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, in each case as to which the corresponding Mortgaged Property has become an REO Property;

●	in the case of each Mortgage Loan or Serviced Pari Passu Companion Loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a special servicing fee rate equal to the greater of (i) 0.25% per annum and (ii) a per annum rate that would result in a special servicing fee of $2,000 for the related month, and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan; and

4.
except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) in respect of such Mortgage Loan (except in the case of any Serviced Pari Passu Companion Loan) and then from general collections on all the Mortgage Loans and any related REO Properties that are on deposit in the Collection Account from time to time.

Workout Fee.  The Special Servicer will, in general, be entitled to receive a workout fee with respect to each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan worked out by the Special Servicer.  Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest, if any, and each payment of principal received on the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, for so long as it remains a worked-out Mortgage Loan.

The workout fee with respect to any worked-out Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, will cease to be payable if that worked-out Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property.  However, a new workout fee would become payable if the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, again became a worked-out mortgage loan after having again become a Specially Serviced Mortgage Loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees is greater than zero shall be adjusted in the following manner:  (i) the workout fee rate shall be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the Special Servicer shall not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the Special Servicer shall be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the Pooling and Servicing

Agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the Special Servicer will not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the Special Servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to Mortgage Loans (and any Serviced Pari Passu Companion Loan) that were worked out by it (or, except in circumstances where the Special Servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation.  The successor to the Special Servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the Special Servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the Certificateholders.

Liquidation Fee.  The Special Servicer will be entitled to receive a liquidation fee with respect to each Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) for which a full, partial or discounted payoff is obtained from the related borrower.  The Special Servicer will also be entitled to receive a liquidation fee with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than a REO Property acquired with respect to any Non-Serviced Loan Combination) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph.  In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of the Liquidation Fee Rate to the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges.  The “Liquidation Fee Rate” will be a rate equal to 1.0% or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, in each case as calculated prior to the application of any Offsetting Modification Fees.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any Mortgage Loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related Mortgage Loan Purchase Agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances), (ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable.  No liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Responsible Repurchase Party if the Loss of Value Payment is made within 90 days after the obligation to cure, repurchase or substitute the related Mortgage Loan arises.  Furthermore, no liquidation fee will be payable at the expense of the series 2014-LC16 trust fund based on, or out of, proceeds received in connection with the repurchase or replacement of any Serviced Pari Passu Companion Loan in connection with the other securitization under circumstances similar to those described above.

In addition, if a liquidation fee otherwise becomes payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, then such liquidation fee payable to the Special Servicer with respect to such Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, in the aggregate will be reduced by the amount of any Offsetting Modification Fees.  Furthermore, if a Mortgage Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” and the related proceeds are received within 90 days following the related stated maturity date in connection with the full and final payoff or refinancing of the related Mortgage Loan, in each case the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation.

Although liquidation fees are intended to provide the Special Servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the Certificateholders.

The Pooling and Servicing Agreement will provide that, with respect to each collection period, the Special Servicer must deliver to the Master Servicer within one (1) Business Day following the related Determination Date, and, if so delivered, the Master Servicer must deliver or cause to be delivered to the Certificate Administrator, without charge and within three business days following the related Determination Date, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related collection period.

The total amount of workout fees, liquidation fees and Modification Fees that are received by the Special Servicer with respect to the workout, liquidation (including partial liquidation), modification, extension, waiver or amendment of a Specially Serviced Mortgage Loan or REO Mortgage Loan will be subject to an aggregate cap equal to the greater of $1,000,000 and 1.00% of the Stated Principal Balance of the subject Specially Serviced Mortgage Loan (or Serviced Loan Combination that is in special servicing) or REO Mortgage Loan.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), Serviced Loan Combination or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan, Serviced Loan Combination or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any Special Servicer compensation to which the Special Servicer is entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions or fees and appraisal fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), any Serviced Pari Passu Companion Loan or any REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) in accordance with the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Trust Fund, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, and any purchaser of any Mortgage Loan, Serviced Pari Passu Companion Loan or any REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property or Serviced Pari Passu Companion Loan, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Additional Servicing Compensation.  The Master Servicer will be entitled to the following items as additional master servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan:

●	100% of any defeasance fees;

●
(x) 50% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) and paid in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer) and (y) 100% of Modification Fees actually collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) and paid in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the processing, consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement;

●
100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is permitted to take in the absence of the consent, processing or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer);

●
100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan);

●
100% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent the Master Servicer is permitted to grant in the absence of the processing, consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement, and 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent processed by the Special Servicer);

●	any and all amounts collected for checks returned for insufficient funds on all Mortgage Loans and any Serviced Pari Passu Companion Loan;

●
to the extent provided in the Pooling and Servicing Agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans and any Serviced Pari Passu Companion Loan;

●	(a) 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Serviced Pari Passu Companion Loan to

the extent that the consent, approval or processing of the Special Servicer is not required in connection with the associated action and (b) 50% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) to the extent that the consent or approval of the Special Servicer is required in connection with the associated action (including, without limitation, an associated action processed by the Special Servicer);

●	any Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans;

●
interest or other income earned on deposits in the collection or other accounts maintained by the Master Servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related Mortgage Loan); and

●	a portion of late payment charges and Default Interest.

The Special Servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the Mortgage Loans (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) and, if applicable, any Serviced Pari Passu Companion Loan, in each case which it is responsible for servicing:

●
100% of Modification Fees actually collected during the related collection period with respect to any Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or successor REO Mortgage Loans and any REO Companion Loan;

●
50% of Modification Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer);

●
100% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan), and 50% of Assumption Fees collected during the related collection period with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent, approval or other action that the Master Servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent, approval or other action processed by the Special Servicer);

●
100% of Assumption Application Fees collected during the related collection period with respect to Mortgage Loans that are Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan, if applicable);

●
100% of consent fees on Mortgage Loans (and any related Serviced Pari Passu Companion Loan) that are Specially Serviced Mortgage Loans in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable), and 50% of consent fees on Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves no modification, waiver or amendment of the terms of any Mortgage Loan (or Serviced Pari Passu Companion Loan, as applicable) and is paid in connection with a consent that the Master Servicer is not permitted to take in the absence of the processing, consent or approval (or deemed consent or approval) of the Special Servicer under the Pooling and Servicing Agreement (including, without limitation, a consent processed by the Special Servicer);

●
to the extent provided in the Pooling and Servicing Agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the Mortgage Loans and any Serviced Pari Passu Companion Loan;

●
50% of the other loan processing fees actually paid by the borrowers under the Mortgage Loans that are not Specially Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) to the extent that the consent or approval of the Special Servicer is required in connection with the associated action (including, without limitation, an associated action processed by the Special Servicer), and 100% of other loan processing fees actually paid by the borrowers under the Mortgage Loans that are Specially Serviced Mortgage Loans;

●
interest or other income earned on deposits in the REO Account and the loss of value reserve account maintained by the Special Servicer (but only to the extent of the net investment earnings, if any, with respect to such REO Account for each collection period); and

●	a portion of late payment charges and Default Interest.

As used in this prospectus supplement, “Assumption Application Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all assumption application fees actually paid by the related borrower and not prohibited from being charged by the lender under the mortgage loan documents, with respect to any application submitted to the Master Servicer or the Special Servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

As used in this prospectus supplement, “Assumption Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all assumption fees actually paid by the related borrower and not prohibited from being charged by the lender under the mortgage loan documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

As used in this prospectus supplement, “Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) or Serviced Pari Passu Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the mortgage loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a Specially Serviced Mortgage Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan immediately after giving effect to such transaction; (B) the preceding clause (A) shall be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual transaction involving such Specially Serviced Mortgage Loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple transactions involving such Specially Serviced Mortgage Loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee shall be deemed to have been collected in connection with a workout of a Specially Serviced Mortgage Loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

As used in this prospectus supplement, “Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the Special Servicer in connection with any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), Serviced Pari Passu Companion Loan, REO Mortgage Loan (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) or REO Companion Loan, any and all Modification Fees collected by the Special Servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the Special Servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the Specially Serviced Mortgage Loan or REO Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Companion Loan as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such Mortgage Loan while it was previously a Specially Serviced Mortgage Loan, provided that (in the case of this clause (B), the Servicing Transfer Event that resulted in its again becoming a Specially Serviced Mortgage Loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there shall be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a workout fee or liquidation fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such Mortgage Loan at a time when such Mortgage Loan was a Specially Serviced Mortgage Loan.

The Special Servicer has advised the Depositor that it may, and the Pooling and Servicing Agreement will authorize the Special Servicer to, enter into one or more arrangements with the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or any other person(s) that may be entitled to remove or replace the Special Servicer, to provide for the payment by the Special Servicer to such party or parties of certain of the Special Servicer’s compensation under the Pooling and Servicing Agreement, whether in consideration of the Special Servicer’s appointment or continuation of appointment as the Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement, limitations on such parties’ right to terminate or replace the Special Servicer in connection with the Pooling and Servicing Agreement or the related intercreditor agreement or otherwise.  If the Special Servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement shall constitute obligations solely of the Special Servicer and not of any other party hereto.  If the Special Servicer enters into such an agreement and one or more other person(s) thereafter become the applicable Majority Subordinate Certificateholder and/or the Subordinate Class Representative, or becomes entitled to remove or replace the Special Servicer, as applicable, such agreement shall not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s) as the Majority Subordinate Certificateholder and/or the Subordinate Class Representative, as applicable, or as a party otherwise entitled to remove or replace the Special Servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, the related Other Master Servicer and the related special servicer for such other securitization (the “Other Special Servicer”) will be, or are expected to be, entitled to compensation with respect to the related Non-Serviced Pari Passu Mortgage Loan that is similar to the compensation for the Master Servicer and Special Servicer, respectively, set forth above, although the compensation payable to an Other Master Servicer or Other Special Servicer may be greater, and modification fees, assumption fees, default interest, late payment charges and other charges and fees allocable to offset trust fund expenses may be less, than would be the case under the Pooling and Servicing Agreement.  See “Description of the Offered Certificates—Fees and Expenses” and “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Compensation of the Trust Advisor.  The principal compensation to be paid to the Trust Advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

●
will be earned with respect to each and every Mortgage Loan (other than any Mortgage Loan included in the Woodbridge Center Loan Combination, the Pacific Design Center Loan Combination, the JL Holdings – Burger King Portfolio – 90 Loan Combination or the Oak Court Mall Loan Combination), including, without limitation—

1.	each such Mortgage Loan, if any, that is a Specially Serviced Mortgage Loan,

2.	each such Mortgage Loan, if any, as to which the corresponding Mortgaged Property has become an REO Property, and

3.	each such Mortgage Loan as to which defeasance has occurred; and

●	in the case of each such Mortgage Loan, will—

1.	be calculated on the same interest accrual basis as that Mortgage Loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a trust advisor fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that Mortgage Loan, and

4.
be payable monthly to the Trust Advisor from amounts received with respect to interest on that Mortgage Loan or, upon liquidation of the Mortgage Loan, to the extent such interest collections are not sufficient, from general collections on all the Mortgage Loans.

The Trust Advisor ongoing fee rate will be a fixed rate equal to 0.001250% per annum.

In addition, as additional compensation for its activities under the Pooling and Servicing Agreement, the Trust Advisor shall be entitled to receive the trust advisor consulting fee.  The trust advisor consulting fee shall be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the Trust Advisor engages in consultation under the Pooling and Servicing Agreement; provided, however, that (i) no such fee shall be paid except to the extent such fee is actually paid by the related borrower (and in no event shall such fee be paid from the Trust Fund); (ii) the Trust Advisor shall be entitled to waive all or any portion of such fee in its sole discretion and (iii) the Master Servicer or the Special Servicer, as applicable, shall be authorized to waive the borrower’s payment of such fee in whole or in part if the Master Servicer or the Special Servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the Trust Advisor prior to effecting such waiver.  In connection with each Material Action for which the Trust Advisor has consultation rights under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related mortgage loan documents.  In no event may the Master Servicer or the Special Servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions shall not be construed to prohibit requests for payment of such trust advisor consulting fee.

In connection with each of the Woodbridge Center Loan Combination, and the JL Holdings – Burger King Portfolio – 90 Loan Combination, the Trust Advisor will have no duty to consult with the WFRBS 2014-C20 Special Servicer or the COMM 2014-LC15 Special Servicer and will not be entitled to any trust advisor ongoing fees or trust advisor consulting fees with respect to those mortgage loans.  The trust advisor or operating advisor appointed under the WFRBS 2014-C20 securitization (the “WFRBS 2014-C20 Trust Advisor”) or the COMM 2014-LC15 securitization (the “COMM 2014-LC15 Operating Advisor”) (each, an “Other Trust Advisor“)will be entitled to compensation with respect to the Non-Serviced Pari Passu Mortgage Loan that is similar in type to the compensation payable to the Trust Advisor under the Pooling and Servicing Agreement as described above.  With respect to the JL Holdings – Burger King Portfolio – 90 Loan Combination, Situs Holdings, LLC is the operating advisor under the COMM 2014-LC15 securitization.  See “Description of the Offered Certificates—Fees and Expenses”, “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations—Servicing of the Woodbridge Center Loan Combination” and  “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations—Servicing of the JL Holdings – Burger King Portfolio – 90 Loan Combination” in this prospectus supplement.

In connection with each of the Pacific Design Center Loan Combination and the Oak Court Mall Loan Combination, the Trust Advisor will have no duty to consult with the Special Servicer or, after such Loan Combination becomes serviced under the pooling and servicing agreement for the securitization of the related Pari Passu Companion Loan, the Other Special Servicer under such other securitization, and will not be entitled to any trust advisor ongoing fees or trust advisor consulting fees with respect to that mortgage loan.  We anticipate that any trust advisor or operating advisor appointed under such other securitization (each, an “Other Trust Advisor“) will be entitled to compensation with respect to the Non-Serviced Pari Passu Companion Loan that is similar in type to the compensation payable to the Trust Advisor under the Pooling and Servicing Agreement as described above.  See “Description of the Offered Certificates—Fees and Expenses”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Additional Matters Relating to the Servicing of the Loan Combinations—Servicing of the Pacific Design Center Loan Combination” and “—Additional Matters Relating to the Servicing of the Loan Combinations—Servicing of the Oak Court Mall Loan Combination” in this prospectus supplement.

Investment of Accounts.  Each of the Master Servicer and the Special Servicer will be authorized to invest or direct the investment of funds held in any Collection Account, escrow and/or reserve account or REO Account maintained by it, in Permitted Investments.  See “—Collection Account” below.  The Master Servicer or the Special Servicer—

●	will be entitled to retain any interest or other income earned on those funds, and

●
will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the Master Servicer or Special Servicer, as applicable.

Neither the Master Servicer nor the Special Servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances.  Each of the Master Servicer, the Special Servicer and the Trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the Pooling and Servicing Agreement.  The Master Servicer, the Special Servicer and the Trustee will not be entitled to reimbursement for these expenses except as expressly provided in the Pooling and Servicing Agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses, including reasonable attorneys’ fees and expenses, incurred or to be incurred by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing or administration of a Mortgage Loan, any Serviced Pari Passu Companion Loan and any related Mortgaged Property as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be a servicing advance (any such advance, a “Servicing Advance”).  The Pooling and Servicing Agreement may also designate certain other expenses as Servicing Advances.  Subject to the limitations described below, the Master Servicer will be required to make any Servicing Advances relating to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination).  Servicing Advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related Mortgage Loan (or Serviced Pari Passu Companion Loan) or REO Property.

The Special Servicer must notify the Master Servicer whenever a Servicing Advance is required to be made with respect to any Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), and the Master Servicer must make the Servicing Advance unless the Master Servicer determines such advance to be a nonrecoverable advance, except that the Special Servicer must either (i) make any necessary emergency advances on a Specially Serviced Mortgage Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination) or (ii) notify the Master Servicer no later than one (1) business day after the Special Servicer acquires actual knowledge of the need for such emergency advance and request the Master Servicer to make such emergency advance.  If the Special Servicer makes an emergency Servicing Advance, the Master Servicer must reimburse the Special Servicer for such emergency Servicing Advance (with interest on such Servicing Advance) within five business days following the Special Servicer’s request for reimbursement, upon which the Master Servicer will be deemed to have made the Servicing Advance.  Notwithstanding the foregoing, the Master Servicer need not so reimburse an emergency Servicing Advance that it determines to be a nonrecoverable advance, but such Servicing Advance, like other nonrecoverable advances, will be reimbursed to the Special Servicer from amounts on deposit in the Collection Account and/or the Companion Loan Collection Account.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within ten days after the Servicing Advance is required to be made, then the Trustee will be required:

●	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

●	if the failure continues for one more business day, to make the Servicing Advance.

Except for the Master Servicer, the Special Servicer or the Trustee as described above, no person will be required to make any Servicing Advances with respect to any Mortgage Loan, any Serviced Pari Passu Companion Loan or any related Mortgaged Property or REO Property.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make Servicing Advances that it determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related Mortgage Loan, any related Serviced Pari Passu Companion Loan (if applicable) or any related REO Property.  If the Master Servicer, the Special Servicer or the Trustee makes any Servicing Advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related Mortgage Loan (or Serviced Pari Passu Companion Loan) or any related REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the Mortgage Pool on deposit in the Collection Account from time to time, subject to, in the case of a Serviced Loan Combination, the duty of the Master Servicer to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for that holder’s pro rata share of the advance or interest.  The Trustee may conclusively rely on the determination of the Master Servicer or the Special Servicer regarding the nonrecoverability of any Servicing Advance.  Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.  In addition, the Special Servicer may, at its option, make a determination, in its reasonable, good faith judgment, that any Servicing Advance previously made and any proposed Servicing Advance, if made, would not ultimately be recoverable, in which case such determination will be conclusive and binding on the Master Servicer and the Trustee and such Servicing Advance will constitute a nonrecoverable Servicing Advance and the Master Servicer and the Trustee will be entitled to conclusively rely on such determination (but this statement will not be construed to entitle the Special Servicer to reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination that a Servicing Advance constitutes or would constitute a nonrecoverable advance).

Any Servicing Advance (with interest) that has been determined to be a nonrecoverable advance with respect to the Mortgage Pool will be reimbursable from the Collection Account and/or the Companion Loan Collection Account, as applicable, in the collection period in which the nonrecoverability determination is made and in subsequent collection periods.  Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the Mortgage Pool (thereby reducing the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date) prior to the application of any other general collections on the Mortgage Pool against such reimbursement.  To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the Subordinate Class Representative or, during the occurrence and continuance of any Collective Consultation Period, consultation with the Subordinate Class Representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard or any duty under the Pooling and Servicing Agreement;

provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.  To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the Certificates on that distribution date.  To the extent that reimbursement is made from other collections, the funds available to make distributions to Certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the Offered Certificates.  The Master Servicer or the Trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the Collection Account or the Distribution Account, as applicable, allocable to interest on the Mortgage Loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the Master Servicer, it has not timely received from the Trustee information requested by the Master Servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance.  If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the Master Servicer or Trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the Pooling and Servicing Agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any Servicing Advance (including any interest accrued thereon) with respect to a Mortgage Loan remains unreimbursed following the time that such Mortgage Loan is modified while a Specially Serviced Mortgage Loan, the Master Servicer or the Trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the Mortgage Loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related Mortgage Loan intended as a reimbursement of such advance (in the case of any Serviced Loan Combination, subject to the additional provisions described further below).  If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose).  If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related Mortgage Loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the Mortgage Loans, then the Master Servicer or the Trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph).  The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the Principal Balance Certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the Master Servicer or the Trustee ultimately turns out to be nonrecoverable from the proceeds of the Mortgage Loan).

Insofar as the Special Servicer may make Servicing Advances, it will have the same rights described above as the Master Servicer and the Trustee.

The Pooling and Servicing Agreement will also permit the Master Servicer, and require the Master Servicer at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or REO Property (other than any interest in an REO Property acquired with respect to any Non-Serviced Loan Combination) is involved, to pay directly out of the Collection Account and/or the Companion Loan Collection Account any servicing expense that, if advanced by the Master Servicer or the Special Servicer, would not be recoverable (together with interest on the advance) from expected collections on the related Mortgage Loan, any Serviced Pari Passu Companion Loan or any related REO Property.  This is only to be done, however, when the Master Servicer or the Special Servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the Certificateholders.

The Master Servicer, the Special Servicer and the Trustee will each be entitled to receive interest on Servicing Advances made by that entity.  The interest will accrue on the amount of each Servicing Advance for so long as the Servicing Advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time to time.  Interest accrued with respect to any Servicing Advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account, thereby reducing amounts available for distribution on the Certificates (in the case of a Serviced Loan Combination, subject to the additional provisions described below).  Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

Notwithstanding any contrary provisions described above, if a Servicing Advance with respect to a Serviced Loan Combination has been determined to be nonrecoverable (after considering amounts, if any, on deposit in the Collection Account and/or the Companion Loan Collection Account) and that advance or interest thereon is paid from general collections on the Mortgage Pool on deposit in the Collection Account as described above, then the Master Servicer and the Special Servicer, as applicable, will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for that holder’s pro rata share of the advance or interest.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, the related Other Master Servicer, the related Other Special Servicer and the related Other Trustee will, or are expected to, be required to make servicing advances with respect to such Non-Serviced Loan Combination on terms similar to the terms of the Pooling and Servicing Agreement relating to servicing advances, and each of them will, or is expected to, be entitled to receive interest on servicing advances made by those parties in accordance with the related pooling and servicing agreement, and any such advance, with interest thereon, will be reimbursable pro rata from payments allocable to such Pari Passu Mortgage Loan pursuant to the related intercreditor agreement (if and to the extent not borne by any related Subordinate Companion Loan).  See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Trust Advisor Expenses.  The Trust Advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the Trust Advisor pursuant to the Pooling and Servicing Agreement (other than the Trust Advisor ongoing fee and the trust advisor consulting fee), which we refer to as Trust Advisor Expenses.  In general, the amount of Trust Advisor Expenses reimbursable to the Trust Advisor on each distribution date must not exceed the sum of (i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the Principal Balance Certificates that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction by Trust Advisor Expenses for such distribution date, in each case, allocable to the Class D, C, B and A-S Certificates for such distribution date.  Amounts so reimbursed on each distribution date will be allocated and borne by the Certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”.  Any amount of Trust Advisor Expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments.  Notwithstanding these provisions, Trust Advisor Expenses incurred in connection with legal proceedings that are pending or threatened against the Trust Advisor at the time of its discharge, termination or resignation will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation between the various Classes of Certificateholders.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the Special Servicer with respect to such Specially Serviced Mortgage Loan must, in general, deliver to the Subordinate Class Representative, among others, an asset status report with respect to that Mortgage Loan and the related Mortgaged Property or Properties.  That asset status report is required to include the following information to the extent reasonably determinable:

●	a summary of the status of the subject Specially Serviced Mortgage Loan and any negotiations with the related borrower;

●
a discussion of the general legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the Pooling and Servicing Agreement and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property or Properties;

●	a summary of the Special Servicer’s recommended action with respect to the Specially Serviced Mortgage Loan;

●	the appraised value of the related Mortgaged Property or Properties, together with the assumptions used in the calculation thereof; and

●	such other information as the Special Servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the Subordinate Class Representative (during a Subordinate Control Period or Collective Consultation Period), the Trust Advisor (during a Collective Consultation Period or Senior Consultation Period), the Master Servicer, the Certificate Administrator (upon request) and the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s Website).  During a Subordinate Control Period, if the Subordinate Class Representative does not disapprove an asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement), the Special Servicer will be required to implement the recommended action as outlined in the asset status report.  In addition, during a Subordinate Control Period, the Subordinate Class Representative may object to any asset status report within ten business days of receipt (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement); provided that the Special Servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative disapproves the asset status report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval.  During a Subordinate Control Period, the Special Servicer will be required to revise the asset status report until the Subordinate Class Representative fails to disapprove the revised asset status report as described above, until the Subordinate Class Representative’s approval is no longer required or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders (as a collective whole, as if they together constituted a single lender).  If, during a Subordinate Control Period, the Subordinate Class Representative and the Special Servicer have not agreed upon an asset status report within 90 days following the Subordinate Class Representative’s receipt of the initial asset status report, the Special Servicer will implement the actions described in the most recent asset status report submitted by the Special Servicer to the Subordinate Class Representative.  Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the ten business day period (or, with respect to a Serviced Loan Combination, such longer period of time as may be set forth in the related intercreditor agreement) referenced above and if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of such period would materially and adversely affect the interest of the Certificateholders and the Special Servicer has made commercially reasonable efforts, during a Subordinate Control Period, to contact the Subordinate Class Representative.

In addition, the Special Servicer will be required to deliver a summary (as approved by the Subordinate Class Representative if a Subordinate Control Period is in effect) of each Final Asset Status Report to the Certificate Administrator.  Upon receipt of such summary, the Certificate Administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Subordinate Class Representative, in each case prepared in connection with the workout or liquidation of such Specially Serviced Mortgage Loan and which, in any event, will not include any Privileged Information; provided that no asset status report shall be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the Subordinate Class Representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

Each of the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) will be entitled to consult on a non-binding basis with the Special Servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Subordinate Class Representative and/or the Trust Advisor, as applicable.  The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Subordinate Class Representative and/or the Trust Advisor.  Consultation with the Trust Advisor will occur in the manner described under “—The Trust Advisor” below.

Also notwithstanding the provisions described above, in connection with any asset status report, the Subordinate Class Representative and the Trust Advisor may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult on a non-binding basis with the Trust Advisor with respect to Material Actions (regardless of whether such Material Action is covered by an asset status report); provided, however, that the Special Servicer shall not consult with the Trust Advisor with respect to Material Actions related to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement, to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder.  The “Majority Subordinate Certificateholder” will be the holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate Class among the Control-Eligible Certificates that has an aggregate principal balance, net of Appraisal Reduction Amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a Collective Consultation Period, the most subordinate Class among the Control-Eligible Certificates that has an aggregate principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its total initial principal balance.  Notwithstanding anything to the contrary contained herein, at any time that the holder of a majority interest in the Class E Certificates is the Majority Subordinate Certificateholder, the Majority Subordinate Certificateholder may waive its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the Depositor, Trustee, Certificate Administrator, Master Servicer, Special Servicer and Trust Advisor.  Any such waiver shall remain effective indefinitely and will be binding upon any subsequent transferee of the Class E Certificates.  Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period,“ a “Subordinate Control Period” will exist when the aggregate principal balance of the Class E Certificates, net of any Appraisal Reduction Amounts allocable to that Class, is at least equal to 25% of the initial principal balance of the Class E Certificates.”

During any Subordinate Control Period, the Majority Subordinate Certificateholder, or the Subordinate Class Representative on its behalf, will have the right to terminate the Special Servicer, with or without cause (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan), and appoint itself or an affiliate or another person as the successor special servicer.  It will be a condition to such appointment that the successor special servicer be a Qualified Replacement Special Servicer and that each Rating Agency confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates.  It is anticipated that LNR Securities Holdings, LLC, an affiliate of LNR Partners, LLC, will purchase a majority interest in the Class X-C, X-D, E, F and G Certificates on the Closing Date and become the initial Majority Subordinate Certificateholder.

Subordinate Class Representative.  The Majority Subordinate Certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion (the “Subordinate Class Representative”).  This right may be exercised at any time and from time to time.  The Subordinate Class Representative may resign at any time.  The Subordinate Class Representative may not be a borrower or an affiliate of a borrower.

Rights and Powers of Subordinate Class Representative.  During any Subordinate Control Period, (i) the Subordinate Class Representative generally will be entitled to approve or disapprove asset status reports (other than asset status reports related to any Non-Serviced Pari Passu Mortgage Loan) and (ii) the Special Servicer generally will not be permitted to take or consent to the Master Servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the Special Servicer has notified the Subordinate Class Representative and the Subordinate Class Representative has consented (or failed to object) thereto in writing within ten business days (or, in connection with a leasing matter, five (5) business days, or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the Master Servicer has requested approval from the Special Servicer, within any shorter period during which the Special Servicer is initially entitled to withhold consent without being deemed to have approved the action).  However, the Special Servicer may take any Material Action (or consent to the Master Servicer taking a Material Action) without waiting for the response of the Subordinate Class Representative if the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, if affected, the holder of any Serviced Pari Passu Companion Loan, as a collective whole.  Furthermore, during a Subordinate Control Period, the Subordinate Class Representative may, in general, direct the Special Servicer (other than with respect to any Non-Serviced Pari Passu Mortgage Loan) to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of Specially Serviced Mortgage Loans and REO Properties or as to which provision is otherwise made in the Pooling and Servicing Agreement.  During a Subordinate Control Period, the Subordinate Class Representative will have the right to remove an existing Special Servicer, with or without cause, and appoint a successor to the Special Servicer as described under “—Replacement of the Special Servicer” below (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan).  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the Subordinate Class Representative will be permitted to request that the Other Special Servicer with respect to such securitization consult with it on a non-binding basis with respect to material actions under the pooling and servicing agreement for such securitization, which are, or are expected to be, similar to the Material Actions under the Pooling and Servicing Agreement, in accordance with the terms of the related intercreditor agreement.

Unless a Senior Consultation Period is deemed to occur and is continuing pursuant to clause (ii) of the definition of “Senior Consultation Period”, a “Collective Consultation Period” will exist when both (i) the aggregate principal balance of the Class E Certificates, reduced by any Appraisal Reduction Amounts allocable to that Class, is less than 25% of the initial principal balance of the Class E Certificates and (ii) the aggregate principal balance of the Class E Certificates, without regard to any Appraisal Reduction Amounts allocable to that Class, is at least 25% of the initial principal balance of the Class E Certificates.  A “Senior Consultation Period” will exist when either (i) the aggregate principal balance of the Class E Certificates, without regard to the allocation of any Appraisal Reduction Amounts to that Class, is less than 25% of the initial principal balance of the Class E Certificates or (ii) during such time as the Class E Certificates are the most subordinate class among the Class E, F and G Certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-Majority Subordinate Certificateholder has irrevocably waived its right to appoint a Subordinate Class Representative and to exercise any of the rights of the Majority Subordinate Certificateholder or cause the exercise of the rights of the Subordinate Class Representative until such rights are reinstated to a successor majority subordinate certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided, however, that with respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the existence of a senior consultation period with respect to the Subordinate Class Representative under this transaction will have, or is expected to have, no effect on the rights of the subordinate class representative with respect to such other securitization (or in the case of the JL Holdings – Burger King Portfolio, 90 Mortgage Loan, the holder of the Subordinate Companion Loan).

During any Collective Consultation Period, the Subordinate Class Representative will have consultation rights (in addition to those of the Trust Advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the Subordinate Class Representative has been consulted (in each case, other than with respect to any Non-Serviced Pari Passu Mortgage Loan).  During any Collective Consultation Period or Senior Consultation Period, the Majority Subordinate Certificateholder and the Subordinate Class Representative will have no right to remove the existing Special Servicer.  With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the occurrence and continuance of a Collective Consultation Period or Senior Consultation Period with respect to the Subordinate Class Representative under this transaction will have, or is expected to have, no effect on the rights of the subordinate class representative with respect to such other securitization (or in the case of the JL Holdings – Burger King Portfolio, 90 Mortgage Loan, the holder of the Subordinate Companion Loan).

Also notwithstanding the provisions described above, the Subordinate Class Representative may not direct or advise the Special Servicer to act, and the Special Servicer is to ignore any direction for it to act, in any manner that would—

●
require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement or any intercreditor agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

●	result in an adverse tax consequence for the Trust Fund;

●
expose the Trust, the parties to the Pooling and Servicing Agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

●	materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the Subordinate Class Representative discussed above could have on the actions of the Special Servicer.

Also notwithstanding the provisions described above, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period under the Pooling and Servicing Agreement will not limit the control and consultation rights of the holder of the Pari Passu Companion Loan included in each Serviced Loan Combination that we describe in this prospectus supplement.

Liability to Borrowers.  In general, any and all expenses of the Subordinate Class Representative are to be borne by the holders of the appointing Class, in proportion to their respective percentage interests in that Class, and not by the Trust Fund.  However, if a claim is made against the Subordinate Class Representative by a borrower with respect to the Pooling and Servicing Agreement or any particular Mortgage Loan and the Trust or a party to the Pooling and Servicing Agreement is also named in the relevant legal action, the Special Servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the Special Servicer (in its sole judgment) determines that the Subordinate Class Representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders.  The Pooling and Servicing Agreement will provide that each Certificateholder, by its acceptance of its related Certificate, will be deemed to have acknowledged and agreed that (i) the Subordinate Class Representative may have special relationships and interests that conflict with those of holders and owners of one or more Classes of Certificates; (ii) the Subordinate Class Representative may act solely in the interests of the holders of the Class E, F and/or G Certificates; (iii) the Subordinate Class Representative does not have any duties to the Trust Fund or to the holders of any Class of Certificates; (iv) the Subordinate Class Representative may take actions that favor the interests of the holders of the Class E, F and/or G Certificates over the interests of the holders of one or more other Classes of Certificates; (v) the Subordinate Class Representative will have no liability whatsoever to the Trust Fund, the Certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the Pooling and Servicing Agreement; and (vi) no Certificateholder may take any action whatsoever against the Subordinate Class Representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the Subordinate Class Representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph.

The Trust Advisor

General.  The Trust Advisor will agree in the Pooling and Servicing Agreement to perform specified services for the benefit of the Trustee on behalf of the Trust with respect to all Mortgage Loans (other than the Woodbridge Center Mortgage Loan, the Pacific Design Center Mortgage Loan, the JL Holdings – Burger King Portfolio – 90 Mortgage Loan and the Oak Court Mall Mortgage Loan ) and, in the case of each Serviced Loan Combination, the holder of the related Serviced Pari Passu Companion Loan(s).  The Trust Advisor will perform certain review duties on a platform-level basis that will generally include a limited annual review of, and (if any Mortgage Loans in the Mortgage Pool were Specially Serviced Mortgage Loans during the preceding calendar year) the preparation of an annual report regarding, certain actions by the Special Servicer pursuant to the Pooling and Servicing Agreement.  The review and report generally will be based on:  (a) during a Subordinate Control Period, any Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the Trust Advisor by the Special Servicer and/or (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform-level basis in light of the Servicing Standard.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Special Servicer will be required to consult with the Trust Advisor with regard to certain matters with respect to the Special Servicer’s servicing of the Specially Serviced Mortgage Loans to the extent described in this prospectus supplement and set forth in the Pooling and Servicing Agreement.

The obligations of the Trust Advisor under the Pooling and Servicing Agreement are solely to provide analytical and reporting services.  When we use the words “consult”, “recommend” or words of similar import in respect of the Trust Advisor and any servicing action or inaction, we are referring to the Trust Advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action.  Although the Trust Advisor must consider the Servicing Standard in its analysis, the Trust Advisor will not itself be bound by the Servicing Standard.  The Trust Advisor will have no liability to any Certificateholders, any particular Certificateholder or the holder of any Serviced Pari Passu Companion Loan for actions taken or not taken under the Pooling and Servicing Agreement.  No other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, will have any duty to monitor or supervise the performance by the Trust Advisor of its duties under the Pooling and Servicing Agreement.  The Trust Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder.  See “Risk Factors—Risks Related to the Offered Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this prospectus supplement and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement below.  For the avoidance of doubt, the Trust Advisor is not an Investment Adviser within the meaning of the Investment Company Act of 1940, as amended, and will not owe any fiduciary duty to any person in connection with the Pooling and Servicing Agreement.

The ability to perform the duties of the Trust Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Trust Advisor and the accuracy and the completeness of such information.  In addition, it is possible that the lack of access to Privileged Information or the Special Servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the Trust Advisor from performing its annual reporting duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions.

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, the Other Trust Advisor under the related other securitization will act as trust advisor with respect to the related Pari Passu Companion Loan pursuant to the applicable other pooling and servicing agreement, and will have obligations that are similar, but not necessarily identical, to those of the Trust Advisor described in this section.

The Trust Advisor will have no rights or duties with respect to the Non-Serviced Pari Passu Mortgage Loans, the Non-Serviced Pari Passu Companion Loans, or the assessment of the actions of any special servicer in this securitization or any other securitization taken with respect to any such mortgage loans.

Annual Reports and Meeting

Based on (a) the Trust Advisor’s review of (i) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the Trust Advisor by the Special Servicer, and (ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the Trust Advisor by the Special Servicer and, (b) during a Senior Consultation Period, in addition to the foregoing review, the Trust Advisor’s meeting with the Special Servicer as described below, the Trust Advisor will prepare an annual report to be delivered to the Certificate Administrator (and made available through the Certificate Administrator’s Website) setting forth its assessment of the Special Servicer’s overall performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a platform-level basis with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans (or, during any Subordinate Control Period, with respect to the workout, restructuring, resolution, sale and liquidation of Specially Serviced Mortgage Loans with respect to which a Final Asset Status Report has been issued) and with respect to each Final Asset Status Report prepared during the prior calendar year.  No annual report will be required from the Trust Advisor with respect to the Special Servicer if during such calendar year no asset status report was prepared by the Special Servicer (or, during a Subordinate Control Period, finalized by the Special Servicer) in connection with any Specially Serviced Mortgage Loan or REO Property that the Special Servicer was obligated to service.  The Trust Advisor will provide the Master Servicer, the Special Servicer, the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period) and the holder of each Serviced Pari Passu Companion Loan with a copy of such annual report.  The Special Servicer and the Subordinate Class Representative must be given an opportunity to review any annual report required to be delivered to it by the Trust Advisor at least 10 days prior to the delivery thereof to the Certificate Administrator.  In the event that the Trust Advisor has provided for review to the Special Servicer a Trust Advisor annual report containing an assessment of the performance of the Special Servicer that in the reasonable view of the Special Servicer presents a negative assessment of the Special Servicer’s performance, the Special Servicer will be permitted to provide to the Trust Advisor reasonably limited non-privileged information and documentation, in each case that is reasonably relevant to the facts upon which the Trust Advisor has based such assessment, and the Trust Advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment.  Notwithstanding the foregoing, the content of the Trust Advisor’s annual report will be determined solely by the Trust Advisor.

Forms of annual report are attached to this prospectus supplement as Annexes E-1 and E-2.  In each annual report, the Trust Advisor will identify any material deviations of which it has actual knowledge by the Special Servicer (i) from the Trust Advisor’s understanding of the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans.  Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and set forth in the Pooling and Servicing Agreement.

As used in this prospectus supplement, “Privileged Information” means (i) any correspondence between the Subordinate Class Representative and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Subordinate Class Representative’s consent or consultation rights under the Pooling and Servicing Agreement, and (ii) any information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related borrower or other interested party or in litigation or in potential proceedings.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the Trust Advisor will be required to meet with representatives of the Special Servicer that prepared an asset status report with respect to a Specially Serviced Mortgage Loan or REO Property during such calendar year and, subject to the limitations described in this prospectus supplement or as otherwise set forth in the Pooling and Servicing Agreement, review certain operational activities related to Specially Serviced Mortgage Loans as described in the Pooling and Servicing Agreement.  During such annual meeting, the Trust Advisor will be required to discuss the Special Servicer’s operational practices in light of the Servicing Standard and the Special Servicer’s obligations under the Pooling and Servicing Agreement and will discuss the Special Servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the Special Servicer’s reasoning for believing it is in compliance with the Pooling and Servicing Agreement and other pertinent information the Trust Advisor may consider relevant, in each case, in so far as such information relates to the workout, restructuring, resolution, sale or liquidation of Specially Serviced Mortgage Loans.  The Trust Advisor will be required to provide the Special Servicer with at least 30 days prior written notice of the date proposed for an annual meeting.  The Trust Advisor and the Special Servicer will determine a mutually acceptable date for the annual meeting and the Trust Advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the Special Servicer, including the identity, if any, of the Final Asset Status Report(s) that will be discussed during the annual meeting.

In connection with the annual meeting described in the preceding paragraph, the Trust Advisor and the Special Servicer may discuss any of the asset status reports produced by the Special Servicer with respect to any Specially Serviced Mortgage Loan as part of the Trust Advisor’s annual assessment of the Special Servicer.  The Special Servicer will be required to make available servicing officers with relevant knowledge regarding the applicable Specially Serviced Mortgage Loans and the related platform level information for each annual meeting.

Subordinate Control Period.  With respect to all Mortgage Loans (other than a Non-Serviced Pari Passu Mortgage Loan), during a Subordinate Control Period, the Trust Advisor’s obligations will be limited to the general reviews described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus supplement and as set forth in the Pooling and Servicing Agreement.

The Trust Advisor shall not be required, in connection with any annual report during a Subordinate Control Period, to consider any Specially Serviced Mortgage Loan or REO Property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the Special Servicer will deliver to the Trust Advisor each Final Asset Status Report.  The Trust Advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the Special Servicer or Subordinate Class Representative in connection with the Subordinate Class Representative’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Certificates.

The Trust Advisor, the Trust Advisor’s subcontractors and the Trust Advisor’s affiliates will not disclose such Privileged Information so received from the Special Servicer or Subordinate Class Representative to any other person (including any Certificateholders which are not then holders of the Control-Eligible Certificates), other than (A) to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement, (B) any trustee or certificate administrator appointed for the benefit of any Serviced Pari Passu Companion Loan and (C) under the circumstances described in the following sentence.  If the Trust Advisor, its subcontractors or its affiliates, or any other party to the Pooling and Servicing Agreement (other than the Special Servicer), receives Privileged Information and has been advised that such information is Privileged Information, then such person will be prohibited from disclosing such information received by it to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the Special Servicer and the Subordinate Class Representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such person, (c) it is reasonable and necessary for such person to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such person and not otherwise subject to a confidentiality obligation, and/or

(e) such disclosure is required by applicable law, rule, regulation, order, judgment or decree.  Notwithstanding the foregoing, the Trust Advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the Trust Advisor to the extent necessary and for the sole purpose of permitting the Trust Advisor to perform its duties under the Pooling and Servicing Agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the Trust Advisor, which will inure to the benefit of the Subordinate Class Representative.

In addition, during any Subordinate Control Period, the Special Servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor after they have been finalized, and the Trust Advisor may review such calculations in support of its annual report on the Special Servicer’s activities but shall not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation Rights of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period.  During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will promptly deliver each asset status report prepared in connection with the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan to the Trust Advisor and, during a Collective Consultation Period, the Subordinate Class Representative.  The Trust Advisor will be required to provide comments to the Special Servicer in respect of each asset status report within 10 business days of receipt of the asset status report and any additional information reasonably requested by the Trust Advisor, and propose possible alternative courses of action to the extent it determines such alternatives may be in the best interest of the Certificateholders (including any holders of Control-Eligible Certificates) and the holder of any Serviced Pari Passu Companion Loan, as applicable, as a collective whole.  In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to, and prior to, Material Actions (regardless of whether such Material Action is covered by an asset status report) and will be required to provide comments within 10 business days of receipt of the request for consultation and any additional information reasonably requested by the Trust Advisor.  Any such consultation during a Collective Consultation Period will be in addition to any consultation between the Subordinate Class Representative and the Special Servicer.  Notwithstanding the undertakings described in this paragraph or any other provision of the Pooling and Servicing Agreement to the contrary, the Trust Advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement to the extent such actions do not relate to the workout, restructuring, resolution, sale or liquidation of a Specially Serviced Mortgage Loan or REO Property.

The Special Servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the Trust Advisor and, during any Collective Consultation Period, the Subordinate Class Representative.  The Special Servicer will revise each such asset status report as it deems necessary to take into account such input and/or comments, to the extent the Special Servicer determines that the Trust Advisor’s and/or Subordinate Class Representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders, taking into account the interests of all of the Certificateholders (and the holder of any affected Serviced Pari Passu Companion Loan, as applicable) as a collective whole.

The Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor that would require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan or any other provision of the Pooling and Servicing Agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund.  For the avoidance of doubt, the Special Servicer will not be required to take or to refrain from taking any action because of an objection or comment by the Trust Advisor or a recommendation of the Trust Advisor in any event.

Trust Advisor Ongoing Fees.  The ongoing fee of the Trust Advisor will be payable monthly from amounts received in respect of each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan) as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.  The trust advisor consulting fee will be payable in connection with Material Actions on which the Trust Advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Trust Advisor Indemnity.  The Trust Advisor, its affiliates and any of its managers, members, directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided that the reimbursement of such indemnification and expenses will be subject to the limitations described under “Description of the Offered Certificates” in this prospectus supplement; provided, further, that the indemnification will not extend to any loss, liability or expense incurred by reason of the Trust Advisor’s willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of the Trust Advisor’s negligent disregard of such obligations or duties.  See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below.

Net Present Value Calculations

The Pooling and Servicing Agreement will require that all net present value calculations and determinations with respect to any Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), any Serviced Pari Passu Companion Loan or any Mortgaged Property or any REO Property (other than any REO Property acquired with respect to any Non-Serviced Loan Combination) (including for purposes of the definition of Servicing Standard) be made using a Discount Rate (a) for principal and interest payments on a Mortgage Loan (or Loan Combination, as applicable), or the sale of a Mortgage Loan (or Loan Combination, as applicable), equal to the higher of (x) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable Mortgage Loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, identical to the “discount rate” set forth in the most recent appraisal or appraisal update of the related Mortgaged Property obtained under the Pooling and Servicing Agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the Special Servicer will forward any calculations of Appraisal Reduction Amount or net present value to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, and (a) the Trust Advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the Trust Advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the Special Servicer, and (b) insofar as the calculation and/or application of the Special Servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the Special Servicer, the Trust Advisor will be required to assess the reasonableness of the determination made by the Special Servicer in the exercise of such discretion.  The Special Servicer will be required to deliver the foregoing calculations, together with information and supporting materials (including such additional information reasonably requested by the Trust Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative.  If the Trust Advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any determination made by the Special Servicer in the exercise of its discretion, the Trust Advisor and the Special Servicer will consult in good faith with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the Special Servicer in the exercise of its discretion.  During any Collective Consultation Period, the Special Servicer will also be required to send to the Subordinate Class Representative copies of the Special Servicer’s calculations and the information and supporting materials and to engage in consultation with the Subordinate Class Representative in connection with its calculations and determinations.  During any Collective Consultation Period, if the Trust Advisor and the Subordinate Class Representative agree on such matters, the Special Servicer will be required to perform its calculations in accordance with such agreement.  Otherwise, if the Trust Advisor and the Subordinate Class Representative do not reach agreement on such matters following the Trust Advisor’s calculation and verification procedures, the Special Servicer will be required to proceed according to its determination, and the Trust Advisor will be required to promptly prepare a report on the matter, which report will set forth its and the Special Servicer’s calculations (including material differences in assumptions used therein), and deliver such report to the Certificate Administrator, who will be required to post the report to the Certificate Administrator’s Website, and, if applicable, to the holder of a Serviced Pari Passu Companion Loan.  No other action is required in connection with such circumstances.

Replacement of the Special Servicer

During any Subordinate Control Period, the Majority Subordinate Certificateholder will have the right to terminate the Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.  It will be a condition to such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the Certificates, and (ii) the successor special servicer is a Qualified Replacement Special Servicer.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) requesting a vote to terminate the Special Servicer and appoint a successor special servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the Certificate Administrator in connection with administering such vote (which fees and expenses shall not be paid from the Trust Fund) and (iii) delivery by such holders to the Certificate Administrator of a Rating Agency Confirmation from each of the Rating Agencies (to be obtained at the expenses solely of such Certificateholders) and the equivalent from each NRSRO hired to provide ratings with respect to any commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan, the Certificate Administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all Certificates in such regard.  Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the principal balances of the Principal Balance Certificates) of all Principal Balance Certificates on an aggregate basis, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor special servicer that was proposed by the Certificateholders requesting the vote.  Such termination and replacement will be further conditioned, however, on such successor special servicer being a Qualified Replacement Special Servicer.  Any such termination will also be subject to the terminated the Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the Pooling and Servicing Agreement which survive termination.  If a proposed termination and replacement of the Special Servicer by Certificateholders as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement shall have no further force or effect (except that the Certificate Administrator shall be entitled to apply any amounts prepaid by such Certificateholders for expenses to pay any expenses incurred by the Certificate Administrator).

In addition, with respect to the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), during any Senior Consultation Period, if the Trust Advisor determines, in its sole discretion exercised in good faith, that the Special Servicer is not performing its duties under the Pooling and Servicing Agreement in accordance with the Servicing Standard, the Trust Advisor will have the right to recommend the replacement of the Special Servicer.  In such event, the Trust Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (in electronic format) detailing the reasons supporting its position and recommending a suggested replacement special servicer.  The Certificate Administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered Certificateholders.  The Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of Certificateholders having at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the aggregate principal balances of the Certificates) of all Principal Balance Certificates on an aggregate basis.  In the event the holders of such Principal Balance Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such Certificateholders themselves deliver such Rating Agency Confirmation.  In the event the Trustee and the Certificate Administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer that has been approved by the Certificateholders and constitutes a Qualified Replacement Special Servicer.  Any such termination will be subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination.  The reasonable costs and expenses associated with the Trust Advisor’s identification of a Qualified Replacement Special Servicer, and the Certificate Administrator’s obtaining such Rating Agency Confirmations and administering the vote of the Certificateholders will be an Additional Trust Fund Expense.  If a proposed termination and replacement of the Special Servicer recommended by the Trust Advisor as described above is not consummated within 180 days following the initial recommendation of the Trust Advisor, then the proposed termination and replacement shall have no further force or effect.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination:  (i)(a) all the representations and warranties of the Special Servicer set forth in the Pooling and Servicing Agreement are true and accurate as applied to such person (other than any change in the entity type or state or jurisdiction of formation), (b) no event or circumstances constitutes or would constitute, but for notice or the passage of time, a Servicer Termination Event with respect to such person, (c) such person is not the Trust Advisor or an affiliate of the Trust Advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the Trust Advisor or merge or be consolidated with or into the Trust Advisor (regardless of the identity of the surviving person) or succeed to any portion of the business of the Trust Advisor that includes the Trust Advisor’s rights or duties under the Pooling and Servicing Agreement, (d) neither such person nor any affiliate thereof is obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the Trust Advisor or any affiliate thereof pursuant to the Pooling and Servicing Agreement (1) in connection with the special servicing obligations that such person would assume under the Pooling and Servicing Agreement or the performance thereof or (2) in connection with the appointment of such person as, or any recommendation by the Trust Advisor for such person to become, the successor special servicer, (e) such person is not entitled to receive any compensation from the Trust Advisor in connection with its activities under the Pooling and Servicing Agreement and (f) such person is not entitled to receive from the Trust Advisor or any affiliate thereof any fee in connection with the appointment of such person as successor special servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor special servicer has been expressly approved by 100% of the Certificateholders; and (ii) is not a prohibited party and has not been terminated in the capacity of Master Servicer or Special Servicer under the Pooling and Servicing Agreement in whole or in part as a result of an event described in the ninth bullet of the definition of “Servicer Termination Event” that appears in “—Servicer Termination Event” below in this prospectus supplement, unless the appointment of such person as successor special servicer has been expressly approved by the Depositor acting in its reasonable discretion.

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization (other than the JL Holdings – Burger King Portfolio – 90 Mortgage Loan), during any “subordinate control period”, the majority subordinate certificateholder under the related pooling and servicing agreement, or the subordinate class representative under such agreement on its behalf, will have the right to terminate the related special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such special servicer.  With respect to the JL Holdings – Burger King Portfolio – 90 Mortgage Loan, the JL Holdings – Burger King Portfolio – 90 Directing Holder will have the right to terminate the related special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor to such special servicer.

In addition, with respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, during any “collective consultation period” or “senior consultation period” under the related pooling and servicing agreement, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates, a vote to terminate the related Other Special Servicer may be requested, and a successor special servicer may be appointed, pursuant to terms expected to be similar (but not identical) to those in the Pooling and Servicing Agreement.

Maintenance of Insurance

In the case of each Mortgage Loan (including any Specially Serviced Mortgage Loan but excluding any Non-Serviced Pari Passu Mortgage Loan), the Master Servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the Master Servicer will be required, subject to certain limitations set forth in the Pooling and Servicing Agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related Mortgaged Property:

●
a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause; and

●	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the Mortgage Loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

●
the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless that insurance policy was in effect at the time of the origination of the related Mortgage Loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates and the Trustee has an insurable interest; and

●
the Master Servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the Master Servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related Mortgaged Property and located in or around the region in which the related Mortgaged Property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the Master Servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the Special Servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of the Subordinate Class Representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the Trust Advisor and (during any Collective Consultation Period) the Subordinate Class Representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”).  The Subordinate Class Representative and/or Trust Advisor, as applicable, will have no more than 30 days to respond to the Special Servicer’s request for such consent or consultation; provided, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Subordinate Class Representative and/or Trust Advisor, the Special Servicer will not be required to do so.

Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Loan Combination), the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related REO Mortgage Loan and, if applicable, REO Companion Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months (or at least 18 months in the case of any REO Property whose related REO Mortgage Loan had an initial principal balance greater than $35,000,000), in each case, if so required pursuant to the related mortgage loan documents.

Notwithstanding the foregoing, however:

●	the Special Servicer will not be required to maintain or obtain the insurance coverage otherwise described above unless the Trustee has an insurable interest; and

●
the Special Servicer will not be required to maintain or obtain the insurance coverage otherwise described above to the extent that the coverage is not available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the Master Servicer or Special Servicer, as applicable, has long-term unsecured debt obligations that are rated not lower than “A(low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include KBRA and Moody’s)) and “A3” by Moody’s or has received a Rating Agency Confirmation from each Rating Agency with respect to which such rating is not satisfied, and the Master Servicer or the Special Servicer, as applicable, self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable.  Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any Mortgaged Property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the Collection Account (and, if a Serviced Loan Combination is involved, the Companion Loan Collection Account, with such deposits to be pro rata according to the outstanding principal balances of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s)) from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the accompanying prospectus.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Required Claims-Paying Ratings”:  With respect to (i) any insurance carrier providing coverage for a Mortgaged Property related to any Mortgage Loan or Serviced Loan Combination, a claims-paying ability rating of at least “A(low)” by DBRS (or, if not rated by DBRS, an equivalent rating by (A) at least two NRSROs (which may include KBRA and/or Moody’s) or (B) one NRSRO (which may include KBRA and/or Moody’s) and A.M. Best Company) and “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by S&P), and (ii) fidelity bond coverage or errors and omissions insurance, an insurance carrier with a claims-paying ability rating at least equal to any one of the following:  (a) “A-” by S&P, (b) “A3” by Moody’s, (c) “A-” by Fitch, (d) “A (low)” by DBRS or (e) “A:X” by A.M. Best Company; provided, however, that (A) an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ability ratings that are not lower than the ratings set forth above; and (B) an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above in this clause (ii) if a Rating Agency Confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), the Master Servicer (with respect to any such Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, provided that the matter does not involve a Special Servicer Decision or a Material Action) or the Special Servicer (in any other case), will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the Mortgage Loan or a further encumbrance of the related Mortgaged Property.  However, subject to the related mortgage loan documents, if the subject Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the Master Servicer nor the Special Servicer may enter into such a waiver or approval, unless it has received Rating Agency Confirmation from any or all Rating Agencies, as applicable, and, to the extent such actions relate to a Serviced Loan Combination, the equivalent from each NRSRO hired to provide ratings with respect to any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s).  Furthermore, except in limited circumstances, the Master Servicer may not enter into such a waiver or approval without the consent of the Special Servicer, and the Special Servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the Special Servicer has complied with any applicable provisions of the Pooling and Servicing Agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”.

“Special Servicer Decision” means any of the following:

●
approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment or other similar agreements for leases in excess of the lesser of (i) 30,000 square feet of the improvements at the related Mortgaged Property and (ii) 30% of the net rentable area of the improvements at the related Mortgaged Property;

●
approving annual budgets for the related Mortgaged Property with material (more than 10%) increases in operating expenses or payments to entities actually known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan);

●
any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out” or “holdback” escrows or reserves including the funding or disbursement of any such amounts with respect to any of the Mortgage Loans securing the Mortgaged Properties specifically identified in the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, shall not constitute a Special Servicer Decision);

●
any requests for the release of collateral or the acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Loan Combination that is not a Material Action other than:  (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the Borrower’s ability to make any payments with respect to the Mortgage Loan or Serviced Loan Combination; (ii) the release of collateral securing any Mortgage Loan in connection with a defeasance of such collateral; or (iii) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property;

●	requests to incur additional debt in accordance with the terms of the applicable mortgage loan documents;

●	approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

●	approval of easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan; and

●
agreeing to any modification, waiver, consent or amendment of a Mortgage Loan or Serviced Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a Mortgage Loan event of default, (ii) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Material Action;

provided, however, that notwithstanding the foregoing, “Special Servicer Decision” will not include any matter listed in the foregoing eight bullet points requested with respect to a Mortgage Loan if the Master Servicer and the Special Servicer have mutually agreed, as contemplated by the Pooling and Servicing Agreement, that the Master Servicer will process such matter with respect to such Mortgage Loan.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable) with respect to a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, the Master Servicer will be required to forward such request to the Special Servicer and, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request, the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or such Special Servicer Decision or Material Action.

Transfers of Interests in Borrowers

The Master Servicer will generally have the right to consent, without the approval of the Special Servicer, to any transfers of an interest in a borrower under a non-Specially Serviced Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), to the extent the transfer is allowed under the terms of that Mortgage Loan (without the exercise of any lender approval or discretion other than confirming the satisfaction of other specified conditions that do not include any other lender approval or discretion and does not involve incurring new mezzanine indebtedness), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower.  However, subject to the terms of the related mortgage loan documents and applicable law, if—

●
the subject Mortgage Loan (alone or together with all other Mortgage Loans that have the same or a known affiliated borrower) is one of the ten largest Mortgage Loans in the Trust Fund (according to Stated Principal Balance), has a Cut-off Date Principal Balance in excess of $20,000,000 or has a Stated Principal Balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance, or a Serviced Loan Combination is involved and the related pooling and servicing agreement would require Rating Agency Confirmation if such Serviced Loan Combination was serviced thereunder; and

●	the transfer is of an interest in the borrower of greater than 49% or otherwise would result in a change in control of the borrower,

then the Master Servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the Certificates and the equivalent from each rating agency hired to provide ratings with respect to any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan.  In addition, the Pooling and Servicing Agreement may require the Master Servicer to obtain the consent of the Special Servicer prior to consenting to the transfers of interests in borrowers that the Master Servicer is otherwise entitled to consent to as described above.

Modifications, Waivers, Amendments and Consents

The Special Servicer (with respect to a Specially Serviced Mortgage Loan or with respect to a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan but with respect to which the matter involves a Special Servicer Decision or a Material Action) or the Master Servicer (with respect to any Mortgage Loan or Serviced Pari Passu Mortgage Loan other than any Specially Serviced Mortgage Loan or Non-Serviced Pari Passu Mortgage Loan and other than with respect to which the matter involves a Special Servicer Decision or a Material Action) may, consistent with the Servicing Standard and the Pooling and Servicing Agreement, agree to:

●	modify, waive or amend any term of any Mortgage Loan;

●	extend the maturity of any Mortgage Loan;

●	defer or forgive the payment of interest (including Default Interest) on and principal of any Mortgage Loan;

●	defer or forgive the payment of late payment charges on any Mortgage Loan;

●	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any Mortgage Loan;

●	permit the release, addition or substitution of collateral securing any Mortgage Loan;

●	permit the release, addition or substitution of the borrower or any guarantor of any Mortgage Loan; or

●	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the Special Servicer or the Master Servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

●
Unless the Master Servicer has obtained the consent of the Special Servicer, the Master Servicer may not agree to or consent to any request to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan in the Trust Fund, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that Mortgage Loan, (2) materially and adversely affect the security for that Mortgage Loan or (3) constitute a Material Action or Special Servicer Decision, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

●
With limited exceptions generally involving the waiver of Default Interest and late payment charges, the Special Servicer may not agree to, or consent to the Master Servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the Master Servicer’s taking, any of the other above-referenced actions with respect to any Mortgage Loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the Mortgage Loan, or

2.	in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan,

unless a material default on the Mortgage Loan has occurred or, in the judgment of the Special Servicer, a default with respect to payment on the Mortgage Loan at maturity or on an earlier date is reasonably foreseeable, or the Special Servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the Certificateholders as a collective whole, on a present value basis than would liquidation.

●	Neither the Master Servicer nor the Special Servicer may extend the date on which any balloon payment is scheduled to be due on any Mortgage Loan, to a date beyond the earlier of—

1.	five years prior to the Rated Final Distribution Date, and

2.
if the Mortgage Loan, is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding Mortgaged Property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend.

●
Neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan (or any related Serviced Pari Passu Companion Loan), if doing so would result in an Adverse REMIC Event.

●
Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the Master Servicer nor the Special Servicer may permit any modification, waiver or amendment of any term of any Mortgage Loan that is not a Specially Serviced Mortgage Loan (or any related Serviced Pari Passu Companion Loan) unless all related fees and expenses are paid by the borrower.

●
The Special Servicer may not permit or consent to the Master Servicer’s permitting any borrower to add or substitute any real estate collateral for any Mortgage Loan (or any related Serviced Pari Passu Companion Loan), unless the Special Servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)
there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.
received, at the expense of the related borrower to the extent permitted to be charged by the holder of the Mortgage Loan under the related mortgage loan documents, a Rating Agency Confirmation with respect to the addition or substitution of real estate collateral (and, in the case of any Serviced Loan Combination, an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan, if applicable).

●
With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject Mortgage Loan or the release of non-material parcels, the Special Servicer may not release or consent to the Master Servicer’s releasing any material real property collateral securing a performing Mortgage Loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, the Mortgage Loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulations Section 1.1001-3(c)(3)); provided, however, that in the case of transactions involving a release of a lien on real property that secures a Mortgage Loan, such a lien release shall be permitted only if the related Mortgage Loan will continue to be “principally secured by an interest in real property” after the lien is released, or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30.  Also, in no event will either the Master Servicer or the Special Servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Decision or a Material Action (without regard to the proviso in the definition of “Special Servicer Decision” or “Material Action”, as applicable) with respect to a Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) that is not a Specially Serviced Mortgage Loan, the Master Servicer will be required to forward such request to the Special Servicer and, unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process such request, the Special Servicer will be required to process such request and the Master Servicer will have no further obligation with respect to such request or such Special Servicer Decision or Material Action.

In connection with (i) the release of any portion of a Mortgaged Property from the lien of the related Mortgage Loan or (ii) the taking of any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation of the value of the collateral shall be solely based on the real property included therein.

All modifications, amendments, material waivers and other Material Actions entered into or taken and all consents with respect to the Mortgage Loans must be in writing.  Each of the Master Servicer and the Special Servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the Master Servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the Special Servicer, (A) the Master Servicer must promptly provide the Special Servicer with written notice of any borrower request for such modification, waiver or amendment, with the Master Servicer’s written recommendations and analysis, and with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the Pooling and Servicing Agreement that require the Special Servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or, in connection with an Acceptable Insurance Default, 90 days or, in connection with the Serviced Loan Combination, at least five (5) business days after the time period provided for in the related intercreditor agreement) of the Special Servicer’s receipt from the Master Servicer of the Master Servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the Master Servicer in order to make an informed decision, such consent shall be deemed to have been granted.  If approval is granted or deemed to have been granted by the Special Servicer, the Master Servicer will be responsible for entering into the relevant documentation.

“Material Action” means, for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan), any of the following actions:

1.
any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of any REO Property) of the ownership of the property or properties securing any Specially Serviced Mortgage Loan that comes into and continues in default;

2.
any modification, consent to a modification or waiver of any monetary term (other than late fees and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Serviced Loan Combination or any extension of the maturity date of a Mortgage Loan or Serviced Loan Combination;

3.
following a default or an event of default with respect to a Mortgage Loan or Serviced Loan Combination, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Loan Combination or initiation of any proceedings, judicial or otherwise, under the related mortgage loan documents;

4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.
any determination to bring a Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a Mortgaged Property or an REO Property;

6.
any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Loan Combination or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

7.
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the borrower;

8.
any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents (for purposes of the determination whether a lender has such consent rights pursuant to the related mortgage loan documents, any Mortgage Loan document provision that requires that an intercreditor agreement be reasonably or otherwise acceptable to the lender will constitute such consent rights));

9.
any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Loan Combination, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.
any property management company changes (with respect to a Mortgage Loan with a principal balance greater than $2,500,000), including, without limitation, approval of the termination of a manager and appointment of a new property manager, or franchise changes (with respect to a Mortgage Loan or Serviced Loan Combination for which the lender is required to consent or approve such changes under the mortgage loan documents);

11.
releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion (and other than those that are Special Servicer Decisions);

12.
any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower, guarantor or other obligor releasing a borrower, guarantor or other obligor from liability under a Mortgage Loan or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;

13.	any determination of an Acceptable Insurance Default;

14.
any determination by the Master Servicer to transfer a Mortgage Loan or Serviced Loan Combination to the Special Servicer under the circumstances described in paragraph 3 of the definition of “Servicing Transfer Event”; or

15.
any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a Mortgaged Property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 30% of the net rentable area of the improvements at the Mortgaged Property and (ii) 30,000 square feet of the improvements at the Mortgaged Property and (b) such transaction relates to a Specially Serviced Mortgage Loan;

provided, however, that notwithstanding the foregoing, solely with respect to determining whether the Master Servicer or the Special Servicer will process any of the matters listed in items 1 through 15 above, “Material Action” will not include any matter listed in items 1 through 15 above with respect to a Mortgage Loan if the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer will process such matter with respect to such Mortgage Loan.

Required Appraisals

Within 60 days (or within such longer period as the Special Servicer is (as certified thereby to the Trustee in writing) diligently using reasonable efforts to obtain the appraisal referred to below) following the occurrence of any Appraisal Trigger Event with respect to any of the Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan) or any Serviced Pari Passu Companion Loan, the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent appraiser meeting the qualifications imposed in the Pooling and Servicing Agreement, unless—

●	an appraisal had previously been obtained within the prior nine months, and

●	the Special Servicer has no knowledge of changed circumstances that in the reasonable judgment of the Special Servicer would materially affect the value of the Mortgaged Property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject Mortgage Loan is less than $2,000,000, then the Special Servicer may, at its option, perform an internal valuation of the related Mortgaged Property rather than obtain an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject Mortgage Loan.  An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected Mortgage Loan and (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the Class of Certificateholders whose members are entitled to appoint the Subordinate Class Representative.

If an Appraisal Trigger Event occurs with respect to any Specially Serviced Mortgage Loan, then the Special Servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation.  Based upon that update, the Special Servicer is required to redetermine (in consultation with the Subordinate Class Representative during any Subordinate Control Period, or in consultation with one or more of the Subordinate Class Representative and the Trust Advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the Certificate Administrator, the Trustee and the Master Servicer the new Appraisal Reduction Amount, if any, with respect to the Mortgage Loan.  This ongoing obligation will cease if and when—

●	any and all Servicing Transfer Events with respect to the Mortgage Loan have ceased, and

●	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject Mortgage Loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the Master Servicer, at the direction of the Special Servicer, and will be reimbursable to the Master Servicer as a Servicing Advance.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the Class of Certificateholders entitled to appoint the Subordinate Class Representative), whenever the Special Servicer obtains an appraisal or updated appraisal under the Pooling and Servicing Agreement, the Subordinate Class Representative will have the right, exercisable within ten business days after the Special Servicer’s report of the resulting Appraisal Reduction Amount, to direct the Special Servicer to hire a qualified appraiser reasonably satisfactory to the Subordinate Class Representative to prepare a second appraisal of the Mortgaged Property at the expense of the Subordinate Class Representative.  The Special Servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the Subordinate Class Representative.  Within ten business days following its receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal and receipt of information requested from the Master Servicer reasonably required to perform such recalculation of the Appraisal Reduction Amount, any recalculation of the Appraisal Reduction Amount is warranted and, if so, the Special Servicer shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal.  Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative:

●
the first appraisal will be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related Mortgage Loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the Pooling and Servicing Agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the Class of Certificates whose members are entitled to appoint the Subordinate Class Representative) unless and until (a) the Subordinate Class Representative fails to exercise its right to direct the Special Servicer to obtain a second appraisal within the exercise period described above or (b) if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal, such second appraisal is not received by the Special Servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

●
if the Subordinate Class Representative exercises its right to direct the Special Servicer to obtain a second appraisal and such second appraisal is received by the Special Servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated by the Special Servicer on the basis of the second appraisal (if the Special Servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

In addition, if there is a material change with respect to any of the Mortgaged Properties related to a Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the holder (or group of holders) of Certificates representing a majority of the aggregate voting rights of the Classes of Principal Balance Certificates reduced by Appraisal Reduction Amounts allocated thereto to less than 25% of each such Class’s initial principal balance and (ii) during any Collective Consultation Period, the Majority Subordinate Certificateholder will have the right, at its sole cost and expense, to present to the Special Servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the Special Servicer in accordance with the Servicing Standard.  Subject to the Special Servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related Mortgaged Property and such change was material, the Special Servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information.  If required by any such recalculation, any applicable Class of Principal Balance Certificates notionally reduced by any Appraisal Reduction Amounts allocated to such class will have its related certificate principal balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect.  With respect to each Class of Control-Eligible Certificates, the right to present the Special Servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any twelve month period for each Mortgage Loan with respect to which an Appraisal Reduction Amount has been calculated.

Except as otherwise described below, “Appraisal Reduction Amount” means for any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

●	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “—Required Appraisals” in this prospectus supplement; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

●	will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of, without duplication:

(a)	the Stated Principal Balance of that Mortgage Loan;

(b)
to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest, other than any Default Interest accrued on that Mortgage Loan through the most recent Due Date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that Mortgage Loan;

(d)	all related unreimbursed advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to that Mortgage Loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain Trust Advisor Expenses) with respect to that Mortgage Loan; and

(f)
all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related Mortgaged Property or REO Property, for which neither the Master Servicer nor the Special Servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:

(a)
the excess, if any, of 90% of the resulting appraised value of the related Mortgaged Property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that Mortgage Loan;

(b)	the amount of escrow payments and reserve funds held by the Master Servicer or the Special Servicer with respect to the subject Mortgage Loan that—

●	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

●	are not otherwise scheduled to be applied (except to pay debt service on the Mortgage Loan) within the next 12 months, and

●	may be applied toward the reduction of the principal balance of the Mortgage Loan; and

(c)	the amount of any letter of credit that constitutes additional security for the Mortgage Loan that may be used to reduce the principal balance of the subject Mortgage Loan.

If, however—

●	an Appraisal Trigger Event occurs with respect to any applicable Mortgage Loan,

●
the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related Mortgaged Property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and either—

1.
no comparable appraisal or other valuation had been obtained or performed with respect to the related Mortgaged Property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.
there has been a material change in the circumstances surrounding the related Mortgaged Property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the Special Servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject Mortgage Loan will equal 25% of the Stated Principal Balance of the subject Mortgage Loan.  After receipt of the required appraisal or other valuation with respect to the related Mortgaged Property or REO Property, the Special Servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject Mortgage Loan as described in the first sentence of this definition.

Also notwithstanding the foregoing, with respect to a Serviced Loan Combination, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of such Serviced Loan Combination as if it were a single “Mortgage Loan” owned by the Trust, the resulting amount will then be allocated to the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis according to their respective outstanding principal balances and the amount so allocated will be the “Appraisal Reduction Amount” for such Mortgage Loan or Pari Passu Companion Loan, as applicable.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related Mortgage Loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event.  No Appraisal Reduction Amount as calculated above will exist as to any Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

As used in this prospectus supplement, “Appraisal Trigger Event” means, with respect to any Mortgage Loan (other than a Non-Serviced Pari Passu Mortgage Loan) and any Serviced Pari Passu Companion Loan, any of the following events:

●	the occurrence of a Servicing Transfer Event and the modification of the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, by the Special Servicer in a manner that—

1.
materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the Mortgage Loan or Serviced Pari Passu Companion Loan;

2.
except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related borrower); or

3.
in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for the Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, or materially reduces the likelihood of timely payment of amounts due thereon;

●	the Mortgaged Property securing the Mortgage Loan becomes an REO Property;

●	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the Mortgaged Property securing the Mortgage Loan;

●
the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

●
the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and

●
the related borrower fails to make when due any balloon payment and the borrower does not deliver to the Special Servicer, on or before the Due Date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Special Servicer which provides that such refinancing will occur within 90 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the Master Servicer is required during that time to make any monthly debt service advance in respect of the Mortgage Loan, an Appraisal Trigger Event will occur immediately).

With respect to any Non-Serviced Pari Passu Mortgage Loan serviced pursuant to another securitization, any applicable Appraisal Reduction Amount will be determined by the related Other Master Servicer or the related Other Special Servicer, as applicable, on terms that are, or are expected to be, similar, but not necessarily identical, to those described above (although the appraisal trigger events, the timing of obtaining the requisite appraisals and the exact calculation of the Appraisal Reduction Amount may vary and, in the case of the JL Holdings – Burger King Portfolio – 90 Loan Combination, any calculation of an Appraisal Reduction Amount that takes into account the related Subordinate Companion Loan will first be allocated to the Subordinate Companion Loan).  See “—Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations” in this prospectus supplement.

Additionally, with respect to any Serviced Loan Combination, if an Appraisal Trigger Event occurs with respect to either the related Serviced Pari Passu Mortgage Loan or the related Serviced Pari Passu Companion Loan, it will be deemed to exist with respect to the entirety of such Serviced Loan Combination.

Collection Account

General.  The Master Servicer will be required to establish and maintain an account (the “Collection Account”) for purposes of holding payments and other collections that it receives with respect to the Mortgage Loans.  With respect to the Serviced Loan Combination, the Master Servicer will also be required to establish and maintain a separate custodial account (the “Companion Loan Collection Account”), which may be a sub-account of the Collection Account, and deposit therein all payments and other collections that it receives with respect to the Serviced Pari Passu Companion Loans.  The Trust will be entitled to amounts on deposit in the Companion Loan Collection Account only to the extent that those amounts are not payable to the holders of the Serviced Pari Passu Companion Loans.  The Collection Account and the Companion Loan Collection Account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the Offered Certificates.

The funds held in the Collection Account and the Companion Loan Collection Account may be held as cash or invested in Permitted Investments.  See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits.  The Master Servicer must deposit or cause to be deposited in the Collection Account or the Companion Loan Collection Account, as applicable, generally within one business day following receipt of properly identified funds by it, all payments on and proceeds of the Mortgage Loans that are received by or on behalf of the Master Servicer with respect to the related Mortgage Loans or Serviced Pari Passu Companion Loans, as applicable.  These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the Special Servicer from an REO Account, the proceeds of any escrow or reserve account that are applied to the indebtedness under the Mortgage Loans or Serviced Pari Passu Companion Loan, as applicable, and the sales proceeds of any sale of any Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, on behalf of the Trust Fund that may occur as otherwise described in this prospectus supplement.  Notwithstanding the foregoing, the Master Servicer need not deposit into the Collection Account any amount that the Master Servicer would be authorized to withdraw immediately from the Collection Account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals.  The Master Servicer may make withdrawals from the Collection Account for any one or more of the following purposes (which are generally not governed by any set of payment priorities) (each an “Authorized Collection Account Withdrawal”):

1.
to remit to the Certificate Administrator for deposit in the Distribution Account described under “Description of the Offered Certificates—Distribution Account” in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the Mortgage Loans and the Trust’s interest in any related REO Properties that are then on deposit in the Collection Account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a Due Date subsequent to the collection period for the subject distribution date;

(b)	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from the Collection Account to any person other than the Certificateholders in accordance with any of clauses 2 through 5 below;

2.
to pay or reimburse one or more parties to the Pooling and Servicing Agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of any such advances, compensation, indemnifications or reimbursements, that relate to a Serviced Loan Combination, any provisions that limit the payment or reimbursement of a pro rata portion thereof from the Collection Account to the extent that funds available therefor have been received on the related Serviced Pari Passu Companion Loan(s) and, in the case of Trust Advisor Expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement);

3.
to pay or reimburse any other items that are payable or reimbursable out of the Collection Account or otherwise at the expense of the Trust Fund under the terms of the Pooling and Servicing Agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a Mortgage Loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions and the CREFC® Intellectual Property Royalty License Fee);

4.
in connection with a Non-Serviced Pari Passu Mortgage Loan, to pay, out of the Collection Account, to the related Other Master Servicer, Other Special Servicer or Other Trust Advisor and/or the holders of the related Non-Serviced Pari Passu Companion Loan(s), any amount reimbursable to such party by the holder of such Non-Serviced Pari Passu Mortgage Loan pursuant to the terms of the related intercreditor agreement;

5.
to remit to any third party that is entitled thereto any Mortgage Loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the Cut-off Date and payments that are received after the sale or other removal of a Mortgage Loan from the Trust Fund;

6.	to withdraw amounts deposited in the Collection Account in error; and

7.	to clear and terminate the Collection Account upon the termination of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above.  The payments, reimbursements and remittances described above may result in shortfalls to the holders of the Offered Certificates in any particular month even if those shortfalls do not ultimately become Realized Losses for those holders.

The Master Servicer may make withdrawals from the Companion Loan Collection Account for any one or more of the following purposes (which are not governed by any set of payment priorities):  (i) to pay to the holder(s) of the related Serviced Pari Passu Companion Loan(s) any amounts received on or with respect to the related Pari Passu Companion Loan(s) or any successor REO Companion Loan with respect thereto that are deposited in the Companion Loan Collection Account (exclusive of any portion of those amounts which the Master Servicer has actual knowledge are then payable or reimbursable to any person as described in the following clauses (ii) through (v)); (ii) to pay or reimburse one or more parties to the Pooling and Servicing Agreement or the holder(s) of the related Serviced Pari Passu Companion Loan(s) for unreimbursed servicing advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled with respect to such Serviced Loan Combination (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including as a result of the provisions described in the next succeeding paragraph); (iii) to pay or reimburse any other items that are payable or reimbursable out of the Companion Loan Collection Account or otherwise at the expense of the holder(s) of the related Serviced Pari Passu Companion Loan(s) under the terms of the Pooling and Servicing Agreement and/or the related intercreditor agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of such Serviced Loan Combination (or any related REO Property), amounts owed by the holder of the related Serviced Pari Passu Companion Loan to a third party pursuant to the related intercreditor agreement, the costs of various opinions of counsel and tax related advice and costs incurred in connection with various servicing actions); (iv) to withdraw amounts deposited in the Companion Loan Collection Account in error; and (v) to clear and terminate the Companion Loan Collection Account upon the termination of the Pooling and Servicing Agreement or, if earlier, the final liquidation of such Serviced Loan Combination.

Notwithstanding the provisions described in the preceding paragraphs, in connection with any expense, cost, reimbursement or other amount in the nature of servicing advances, interest on advances, liquidation expenses, nonrecoverable advances, certain environmental expenses or indemnification and similar expenses that relate to any Serviced Loan Combination, any withdrawal for the payment or reimbursement thereof must be made from the Collection Account and the Companion Loan Collection Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of the related Pari Passu Mortgage Loan and the Serviced Pari Passu Companion Loan(s) included in such Serviced Loan Combination but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy such pro rata portion of the payment or reimbursement, such payment or reimbursement shall be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

With respect to all Mortgage Loans (other than any Non-Serviced Pari Passu Mortgage Loan), promptly upon such Mortgage Loan becoming a Defaulted Mortgage Loan, and, if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders, as a collective whole (or if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, in the best interest of the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan(s) as a collective whole), to attempt to sell such Defaulted Mortgage Loan (and if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, to sell the entire Serviced Loan Combination), the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan or Serviced Loan Combination on behalf of the Certificateholders (or if such Defaulted Mortgage Loan is part of a Serviced Loan Combination, on behalf of the Certificateholders and the holder of the related Serviced Pari Passu Companion Loan(s)) in such manner as will be reasonably likely to realize a fair price.  The Special Servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan.

The Special Servicer will be required to give the Trustee, the Certificate Administrator, the Master Servicer, the Trust Advisor (at any time other than a Subordinate Control Period), the Subordinate Class Representative (at any time other than during a Senior Consultation Period) and the Majority Subordinate Certificateholder (at any time other than during a Senior Consultation Period), not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan.  No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan.  In no event shall the Trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the Special Servicer, if the highest offeror is a person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties.  In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will rely on the most recent appraisal or updated appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal.  The appraiser conducting any such new appraisal will be an appraiser selected by the Special Servicer if no Interested Person is making an offer with respect to a Defaulted Mortgage Loan and selected by the Trustee if an Interested Person is making an offer.  The cost of any such appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance.  Notwithstanding the foregoing, but subject to the proviso in the first sentence of this paragraph, in the event that an offer from an Interested Person is equal to or in excess of the Purchase Price for such Mortgage Loan, then such offer shall be deemed to be a fair price and the Trustee will not be required to make any such determination.  Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the Special Servicer shall require that all offers be submitted to the Trustee in writing.  In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the Special Servicer will take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine (9) months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.  The Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination.  The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price (but subject to the proviso in the first sentence of this paragraph with respect to an offer from an Interested Person).

In connection with the sale of any Defaulted Mortgage Loan under the provisions described above for less than the Purchase Price, the Special Servicer will be required to obtain the approval of the Subordinate Class Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the Special Servicer’s prevailing duty to comply with the Servicing Standard.  In addition, in considering any such sale, the Special Servicer will consider the interests of the Certificateholders (and the holder of any Serviced Pari Passu Companion Loan, if applicable, as a collective whole).    In connection with any consultation with the Trust Advisor contemplated above in this paragraph, the Special Servicer will be required to provide the Trust Advisor with any relevant information reasonably requested by the Trust Advisor in order to enable it to consult with the Special Servicer.

A Special Servicer will not be permitted to foreclose upon or otherwise cause the Trust to acquire ownership of any collateral other than a Mortgaged Property unless it receives an opinion of counsel that such acquisition will not cause any REMIC Pool to fail to qualify as a REMIC and will not subject any REMIC Pool to tax (other than “net income from foreclosure property,” within the meaning of the REMIC provisions).

The Special Servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property (other than any interest in REO Property acquired with respect to a Non-Serviced Loan Combination) in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale).  The Special Servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property.  If the Special Servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the Special Servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

No Mortgage Loan Seller, Certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the Trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the Special Servicer or, if such cash offer is from the Special Servicer or any affiliate of the Special Servicer, by the Trustee.  In determining whether any offer received from the Special Servicer or an affiliate of the Special Servicer represents a fair price for any REO Property, the Trustee will be supplied with and will be entitled to rely on the most recent Appraisal in the related servicing file conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the Special Servicer, the cost of which will be covered by, and be reimbursable as, a Servicing Advance).  The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the Special Servicer if neither the Special Servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the Trustee if either the Special Servicer or any affiliate thereof is so submitting an offer.

Notwithstanding the foregoing, and subject to the last sentence of this paragraph, in the event that an offer from the Special Servicer or an affiliate thereof is equal to or in excess of the Purchase Price for such REO Property, then the Trustee will not be required to make any determination of fair price and such offer shall be deemed to be a fair price (provided such offer is also the highest cash offer received and at least two independent offers have been received).  Where any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the Special Servicer will require that all offers be submitted to it (or, if the Special Servicer or an affiliate thereof is submitting an offer, be submitted to the Trustee) in writing.  In determining whether any offer from a person other than any Mortgage Loan Seller, any Certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the Special Servicer will be required to take into account the results of any appraisal or updated appraisal that it may have obtained in accordance with the Pooling and Servicing Agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then-current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions).  The Purchase Price for any REO Property will in all cases be deemed a fair price.  No cash offer from the Special Servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers have been received.  In the event the offer of the Special Servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited.  If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the Special Servicer or any affiliate thereof is the highest of all offers received, then the offer of the Special Servicer or such affiliate will be accepted, provided that the Trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property.  Any offer by the Special Servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Notwithstanding anything contained in the preceding paragraph to the contrary, and, if applicable, to the extent consistent with any related intercreditor agreement, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Trust) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan.  If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and shall be reimbursable from, the offering Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, from the Collection Account; provided that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Notwithstanding the provisions described above, the Special Servicer will not be obligated to accept the highest cash offer if the Special Servicer determines (in accordance with the Servicing Standard and, to the extent a Subordinate Control Period is then in effect, with the consent or deemed consent of the Subordinate Class Representative and, to the extent a Collective Consultation Period or a Senior Consultation Period is then in effect, in consultation with the Trust Advisor), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a Defaulted Mortgage Loan that is part of a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if they together constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Defaulted Mortgage Loan that is part of a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if they together constituted a single lender).

Subject to the provisions described above, the Special Servicer must act on behalf of the Trust (and the holder of any applicable REO Companion Loan) in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith.  In connection with the sale of any Defaulted Mortgage Loan or REO Property, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Collection Account.  Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the Trustee or the Trust, and if such sale is consummated in accordance with the terms of the Pooling and Servicing Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the Purchase Price therefor accepted.

If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Trust Fund, then the Special Servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

●	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures, or

●
the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the Special Servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the Special Servicer must act in accordance with the Servicing Standard and the terms and conditions of the Pooling and Servicing Agreement to liquidate the property.  If an extension is granted or opinion given, the Special Servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only.  The Special Servicer in that capacity will have no authority to provide financing to the purchaser.

The Special Servicer may, and, if required for the REO Property to continue to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8), will be required to, retain an independent contractor to operate and manage the REO Property.  The retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to the REO Property.

In general, the Special Servicer or an independent contractor employed by the Special Servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

●	maintains its status as foreclosure property under the REMIC provisions of the Code, and

●
would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the Special Servicer’s ability to sell the REO Property promptly at a fair price.

The Special Servicer must review the operation of each prospective REO Property prior to acquisition of title by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from such property if the trust acquired it.  The Special Servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

●	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

●	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the Trust receives from an REO Property is subject to—

●	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

●	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.  The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties.  Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as service or non-service income.  The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate.  The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate.  Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the Certificateholders.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer, the Trust Advisor, or, in connection with any individual Mortgage Loan, a holder of a related mezzanine loan, or any known affiliate of any such party.

REO Account

If an REO Property (other than any REO Property acquired with respect to a Non-Serviced Loan Combination) is acquired, the Special Servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property (an “REO Account”).  The funds held in each such REO Account may be held as cash or invested in Permitted Investments.  Any interest or other income earned on funds in the REO Account maintained by the Special Servicer will be payable to the Special Servicer, subject to the limitations described in the Pooling and Servicing Agreement.

The Special Servicer will be required to withdraw from the REO Account maintained by the Special Servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the Trust Fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property.  Promptly following the end of each collection period, the Special Servicer will be required to withdraw from its REO Account and deposit, or deliver to the Master Servicer for deposit, into the Collection Account the total of all amounts received in respect of each REO Property held by the Trust Fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The Special Servicer will be required to perform or cause to be performed a physical inspection of a Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) securing a Specially Serviced Mortgage Loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a Specially Serviced Mortgage Loan (and the Special Servicer must continue to perform or cause to be performed a physical inspection of the subject Mortgaged Property at least once per calendar year thereafter for so long as the subject Mortgage Loan remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes an REO Property).  The Special Servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as Servicing Advances.  The Master Servicer must, at its own expense, inspect or cause to be inspected each Mortgaged Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) every calendar year beginning in 2015, or every second calendar year beginning in 2016 if the unpaid principal balance of the related Mortgage Loan (or the portion thereof allocated to such Mortgaged Property) is less than $2,000,000.  However, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan or any Non-Serviced Pari Passu Mortgage Loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC® servicer watch list, the Master Servicer must, at the request and expense of the Subordinate Class Representative, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning not earlier than 2015 so long as such Mortgage Loan continues to be on the CREFC® servicer watch list.  Notwithstanding the provisions described above, the Master Servicer will not be obligated to inspect any particular Mortgaged Property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the Special Servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph or on any date when the Mortgage Loan is a Specially Serviced Mortgage Loan.  Both the Master Servicer and the Special Servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report to the Certificate Administrator and the Trustee (and to the Master Servicer, if done by the Special Servicer, and to the Special Servicer, if done by the Master Servicer) and, upon request, to the Subordinate Class Representative (during any Subordinate Control Period and any Collective Consultation Period), the Majority Subordinate Certificateholder (during any Subordinate Control Period and any Collective Consultation Period), the Trust Advisor (during any Collective Consultation Period and any Senior Consultation Period) and, if applicable, any Serviced Pari Passu Companion Loan holder.

Commencing with respect to the calendar year ending December 31, 2014 (as to annual information) and the calendar quarter ending on September 30, 2014 (as to quarterly information), the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of each non-Specially Serviced Mortgage Loan (other than any Non-Serviced Pari Passu Mortgage Loan), must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and/or rent rolls (as applicable) of the related Mortgaged Property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related mortgage loan documents.  In addition, the Special Servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property (other than any Mortgaged Property securing any Non-Serviced Pari Passu Mortgage Loan) and collect all such items promptly following their preparation.  The Master Servicer or Special Servicer, as applicable, will be required to prepare CREFC® operating statement analysis reports, CREFC® comparative financial status reports and annual CREFC® NOI adjustment worksheets on the basis of the information; provided, however, that any analysis or update of any CREFC® operating statement analysis report or CREFC® NOI adjustment worksheet with respect to the first calendar quarter of each year will only be required to the extent provided in the then-current applicable CREFC® guidelines.

Rating Agency Confirmations

The Pooling and Servicing Agreement will contain a provision to the effect that:

●	if all the following conditions are satisfied—

(a)
delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the mortgage loan documents related to a Mortgage Loan or the Pooling and Servicing Agreement,

(b)
the party required to obtain such Rating Agency Confirmations as contemplated under the Pooling and Servicing Agreement (the “Requesting Party”) has made a request to any such Rating Agency for such Rating Agency Confirmation, and

(c)
within 10 business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

●	then all the following provisions shall apply:

(i)
in the case of (c)(I) above, such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again,

(ii)
if there is no response to either such request for Rating Agency Confirmation within 5 business days following such second request as contemplated by clause (i) above (after seeking to confirm that the applicable Rating Agency received such second Rating Agency Confirmation request) or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as described in clause (y) or clause (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to matters it is processing) or the Special Servicer (with respect to matters it is processing) shall determine (with the consent of the Subordinate Class Representative, during any Subordinate Control Period, which consent will be deemed given if the Subordinate Class Representative does not respond within 5 business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), (y) with respect to a replacement or successor of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) DBRS has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if DBRS is the non-responding Rating Agency; (ii) KBRA has not cited servicing concerns with respect to the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; or (iii) the applicable replacement is currently acting as master servicer or special servicer, as applicable, on a “deal-level” or “transaction-level” basis for all of the mortgage loans in other commercial mortgage-backed securities transactions and Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; and (z) with respect to a replacement or succession of the Trust Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement trust advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction with respect to which the replacement trust advisor acts as trust advisor or operating advisor prior to the time of determination;

(iii)	in connection with any determination made by the Requesting Party, as contemplated in clause (i) above, the Special Servicer or the Master Servicer, as applicable, will be required to obtain the consent of the Subordinate Class

Representative (during any Subordinate Control Period) or consult with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the Subordinate Class Representative (during any Subordinate Control Period), if it does not respond within five business days of its receipt of a request for consideration from the Special Servicer or the Master Servicer, as applicable; and

(iv)
promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted electronically to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s Website pursuant to the Pooling and Servicing Agreement).

“Rule 17g-5 Information Provider” means the Certificate Administrator acting in the capacity as “Rule 17g-5 Information Provider” under the Pooling and Servicing Agreement.

Insofar as any matter involving a Serviced Loan Combination requires a Rating Agency Confirmation, substantially similar provisions will also apply with respect to the hired rating agencies for any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s) if the holder(s) of such Pari Passu Companion Loan(s) have notified the parties to the Pooling and Servicing Agreement of the identity of the applicable rating agencies, the identity of the applicable rule 17g-5 information provider and the location of the applicable rule 17g-5 information provider’s website.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the Pooling and Servicing Agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

As used in this prospectus supplement “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency) and, if a Serviced Loan Combination is involved, confirmation in writing by each applicable hired rating agency for any commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s), that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in a downgrade, withdrawal or qualification of the then-current rating assigned to any class of such commercial mortgage-backed securities (if then rated by such rating agency); provided that if a Requesting Party receives a written waiver or acknowledgment from the relevant rating agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought, then the requirement to receive a Rating Agency Confirmation from such rating agency with respect to such matter will not apply.  For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail.  Notwithstanding anything to the contrary set forth in the Pooling and Servicing Agreement, at any time during which the Certificates are no longer rated by a Rating Agency, and, if a Serviced Loan Combination is involved, the commercial mortgage-backed securities backed by the related Serviced Pari Passu Companion Loan(s) are no longer rated by a hired rating agency for such commercial mortgage-backed securities, then no Rating Agency Confirmation will be required under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that the Depositor, the Rule 17g-5 Information Provider, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor may amend the Pooling and Servicing Agreement to change the procedures regarding compliance with Rule 17g-5, without any Certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within 2 business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies; and provided, further, that no amendment to such provisions may be made without the consent of the Depositor for any commercial mortgage-backed securities backed by a Non-Serviced Pari Passu Companion Loan.  “Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

Servicer Termination Events

“Servicer Termination Event” means, with respect to the Master Servicer or the Special Servicer, each of the following events, circumstances and conditions:

●
the Master Servicer or the Special Servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the Collection Account, the Companion Loan Collection Account or the REO Account, as applicable, any amount required to be so deposited or remitted, which failure continues unremedied for 1 business day following the date on which the deposit or remittance was required to be made;

●
any failure by the Master Servicer to remit to the Certificate Administrator for deposit in the Distribution Account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

●
any failure by the Master Servicer to timely make any Servicing Advance required to be made by it under the Pooling and Servicing Agreement, which failure continues unremedied for five business days (or, in the case of an emergency advance, two business days) following the date on which written notice of such failure has been given to the Master Servicer by any other party to the Pooling and Servicing Agreement;

●
any failure by the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days after written notice has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement or by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by that failure, the holder of a Serviced Pari Passu Companion Loan; provided, however, that, with respect to any such failure that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

●
any breach on the part of the Master Servicer or the Special Servicer, as the case may be, of any of its representations or warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of Certificateholders of any Class of Certificates or any holder of a Serviced Pari Passu Companion Loan, which breach continues unremedied for 30 days after written notice of it has been given to the Master Servicer or Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or by, if affected by such breach, the holder of a Serviced Pari Passu Companion Loan; provided, however, that, with respect to any such breach that is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the Trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

●
the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Master Servicer or the Special Servicer, as the case may be, or the taking by the Master Servicer or the Special Servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

●
any of DBRS, KBRA or Moody’s has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or securities backed by a Serviced Companion Loan, or (ii) placed one or more Classes of Certificates or securities backed by a Serviced Companion Loan on “watch status” in contemplation of rating downgrade or withdrawal (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by DBRS, KBRA or Moody’s, as applicable, within 60 days of such actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be) and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or a material factor in such rating action;

●
any failure by the Master Servicer to timely make any monthly remittance required to be made under the Pooling and Servicing Agreement to the holder of a Serviced Pari Passu Companion Loan, which failure continues unremedied for one business day following the date on which such remittance was first required to be made; or

●
any failure by the Master Servicer or the Special Servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the Master Servicer or the Special Servicer, as applicable, to the Certificate Administrator under the Pooling and Servicing Agreement by the time required under the Pooling and Servicing Agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or Servicing Function Participant (such a sub-servicer or Servicing Function Participant, the “Sub-Servicing Entity”) retained by the Master Servicer or the Special Servicer, as applicable, (other than a Designated Sub-Servicer) is required to deliver (any Sub-Servicing Entity that defaults in accordance with the provision of this bullet point will be terminated at the direction of the Depositor).

When a single entity acts as two or more of the capacities of the Master Servicer and the Special Servicer, a Servicer Termination Event (other than an event described in the seventh bullet above) in one capacity will constitute a Servicer Termination Event in both or all such capacities.

Rights Upon the Occurrence of a Servicer Termination Event

If a Servicer Termination Event occurs with respect to the Master Servicer or the Special Servicer and remains unremedied, the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts), or, in the case of the Special Servicer, at the direction of the Subordinate Class Representative during a Subordinate Control Period, the Trustee will be required, to terminate all of the obligations and rights of the defaulting party under the Pooling and Servicing Agreement accruing from and after receipt by the applicable defaulting party of such a notice of termination, other than any rights the defaulting party may have as a Certificateholder or as the holders of a Serviced Pari Passu Combination Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination.  Notwithstanding the foregoing, if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Pari Passu Companion Loan, and the Special Servicer is not otherwise terminated, then at the written direction of the holder of such Serviced Pari Passu Companion Loan, the Trustee will be required to terminate the Special Servicer solely with respect to the related Serviced Loan Combination.

Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the Trustee must either:

●	succeed to all of the responsibilities, duties and liabilities of the terminated Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement; or

●
appoint an established mortgage loan servicing institution reasonably acceptable to the Subordinate Class Representative to act as successor to the terminated Master Servicer or Special Servicer, as the case may be.

Upon a Servicer Termination Event, the holders of Certificates entitled to a majority of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) or, alternatively, if a Servicer Termination Event involving the Special Servicer has occurred, the Subordinate Class Representative during a Subordinate Control Period, may require the Trustee to appoint or petition a court to appoint an established mortgage loan servicing institution to act as successor Master Servicer or Special Servicer, as the case may be, rather than have the Trustee or its designee act as that successor; provided, that the successor is the subject of a Rating Agency Confirmation from each Rating Agency and an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any Serviced Pari Passu Companion Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of a Servicer Termination Event” section, if the Master Servicer receives a notice of termination because of the occurrence of any of the Servicer Termination Events described in the seventh bullet under the definition of “Servicer Termination Event” that appears in this prospectus supplement, the Master Servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as the Master Servicer for a period of up to 45 days.

If a Servicer Termination Event under the eighth bullet under the definition of “Servicer Termination Event” occurs on the part of Master Servicer, or if any other Servicer Termination Event occurs on the part of the Master Servicer affecting the related Serviced Loan Combination, and the Master Servicer is not terminated pursuant to the Pooling and Servicing Agreement, whether as a result of waiver of the Servicer Termination Event or otherwise, the affected Serviced Pari Passu Companion Loan holder will be entitled to require the Master Servicer to appoint a sub-servicer, subject to certain conditions that will include the delivery of Rating Agency Confirmation and an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by any related Serviced Pari Passu Companion Loan, to be selected by the Master Servicer, that will be responsible for primary servicing such Serviced Loan Combination.

The appointment of any entity as a successor to a terminated Master Servicer or Special Servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of an Servicer Termination Event” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the Certificates.

In general, Certificateholders entitled to at least 66-2/3% of the voting rights (determined without notionally reducing the principal balances of the Certificates by any Appraisal Reduction Amounts) allocated to each Class of Certificates (and the holder of any Serviced Pari Passu Companion Loan, if affected) affected by any Servicer Termination Event may waive the Servicer Termination Event, except that:

●
the Servicer Termination Events described in the first, second and seventh bullets under the definition of “Servicer Termination Event” that appears in this prospectus supplement may only be waived by all of the holders of the affected Classes of Certificates (and, with respect to the Serviced Loan Combination, the holder of the related Serviced Pari Passu Companion Loan, if affected);

●
the holder of a Serviced Pari Passu Companion Loan will be exclusively entitled to waive any Servicer Termination Event described in the eighth bullet of the definition of Servicer Termination Event that arises with respect to such Serviced Pari Passu Companion Loan;

●
the Depositor will be exclusively entitled to waive any Servicer Termination Event described in the ninth bullet under the definition of Servicer Termination Event (but if the Serviced Loan Combination is involved and such Serviced Pari Passu Companion Loan is the subject of another securitization, the Depositor may not grant such a waiver without the consent of each other depositor with respect to each other securitization); and

●
no waiver of any Servicer Termination Event by one or more persons will have any force or effect unless and until the party requesting the waiver at its own expense has reimbursed the Trustee and the Certificate Administrator for any monies spent by them in connection with such Servicer Termination Event, together with interest thereon from and including the date so spent to but excluding the date of reimbursement.

Upon any waiver of a Servicer Termination Event, the Servicer Termination Event will cease to exist and will be deemed to have been remedied for every purpose under the Pooling and Servicing Agreement.

Termination, Discharge and Resignation of the Trust Advisor

The Trust Advisor may be removed upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate voting rights (taking into account the allocation of any Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis requesting a vote to replace the Trust Advisor with a replacement trust advisor selected by such Certificateholders (subject to certain criteria for the replacement Trust Advisor in the Pooling and Servicing Agreement), (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, (iii) delivery by such holders to the Certificate Administrator of Rating Agency Confirmation from each Rating Agency with respect to the appointment of such replacement trust advisor (which confirmations will be obtained at the expense of such holders) and (iv) delivery by such holders to the Certificate Administrator of an analogous “rating agency confirmation” from each hired rating agency for any commercial mortgage-backed securities backed by a Serviced Pari Passu Companion Loan that the appointment of such replacement trust advisor will not result in a downgrade of such commercial mortgage-backed securities (which confirmation will be obtained at the expense of such holders).  In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.  Thereafter, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard.  Upon the vote or written direction of holders of at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the Mortgage Loans to notionally reduce the Class principal balances of the Principal Balance Certificates to which such Appraisal Reduction Amounts are allocable) of all Certificates on an aggregate basis, the Trustee will immediately replace the Trust Advisor with the replacement trust advisor.  If a proposed termination and replacement of the Trust Advisor as described above is not consummated within 180 days following the initial request of the Certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, (ii) of the insolvency of the Trust Advisor, or (iii) the Trust Advisor acknowledges in writing its inability to perform its duties under the Pooling and Servicing Agreement, then either the Depositor or the Trustee may, and upon the written direction of the Certificateholders representing at least 51% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the principal balances of the Principal Balance Certificates), the Trustee shall, terminate the Trust Advisor.  In the event that the Trust Advisor is terminated, the Trustee is required to select a replacement trust advisor pursuant to the terms of the Pooling and Servicing Agreement.  In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor shall be subject to the consent of the Subordinate Class Representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the Subordinate Class Representative’s receipt of the request for consent, and, if granted, such consent may not be thereafter revoked or withdrawn if the replacement Trust Advisor is a special servicer that (i) is not rated or approved by an NRSRO and (ii) has not acted as a trust advisor or operating advisor in connection with a rated commercial mortgage securitization transaction as of the Closing Date.

The Trust Advisor will be discharged from its duties under the Pooling and Servicing Agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C and D Certificates has been reduced to zero.

If the Trust Advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which shall be payable in accordance with the priorities described in the Pooling and Servicing Agreement, and indemnification in respect of the period prior to its termination on the terms and conditions otherwise described in the Pooling and Servicing Agreement.

The Trust Advisor may resign upon 30 days’ prior written notice if a replacement trust advisor meeting the eligibility requirements described in this prospectus supplement has accepted its appointment as the replacement trust advisor.  The resigning Trust Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Trust Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor, and obtaining a Rating Agency Confirmation from each Rating Agency with respect to the appointment of a replacement trust advisor).  During a Subordinate Control Period, the identity of the replacement trust advisor will be subject to the reasonable approval of the Subordinate Class Representative.

Any replacement trust advisor must (or the personnel responsible for supervising the obligations of the Trust Advisor must) meet the following criteria:  (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Resignation of the Master Servicer and the Special Servicer

Each of the Master Servicer or the Special Servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of the Pooling and Servicing Agreement).  Any such determination requiring the resignation of the Master Servicer or the Special Servicer must be evidenced by an opinion of counsel to such effect.  Unless applicable law requires the resignation of the Master Servicer or the Special Servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation shall become effective until the Trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the Pooling and Servicing Agreement; provided that, if no successor to the Master Servicer or the Special Servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the Master Servicer or the Special Servicer has given notice of such resignation, the resigning Master Servicer or Special Servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, each of the Master Servicer and the Special Servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the Special Servicer, acceptable to the Subordinate Class Representative (during any Subordinate Control Period), (ii) solely in the case of the Special Servicer if it is the resigning party, the resigning party has consulted with the Subordinate Class Representative (during any Collective Consultation Period) and the Trust Advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation, (iv) the successor accepts appointment in writing prior to the effectiveness of such resignation, and (v) the successor is not a “prohibited party” under the Pooling and Servicing Agreement at the time of such succession (unless the Depositor consents to such appointment).

A resigning Master Servicer or Special Servicer, as applicable, will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of such party and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with transferring servicing files to the successor).

The Master Servicer and the Special Servicer will not be permitted to resign except as described above.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The Pooling and Servicing Agreement will require both the Master Servicer and the Special Servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.  That requirement is considered to be satisfied if an affiliate of the Master Servicer or the Special Servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to Master Servicer or the Special Servicer, as the case may be.  Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating.  In addition, so long as the long-term unsecured debt obligations of the Master Servicer or the Special Servicer, as the case may be, are rated not lower than “A(low)” by DBRS (or, if not rated by DBRS, an equivalent (or higher) rating by any two other NRSROs (which may include KBRA and Moody’s)) and “A3” by Moody’s, the Master Servicer or the Special Servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it will not be required to maintain an insurance policy with respect to such coverage.

In no event will the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the Trustee or the Certificateholders or any holder of a Serviced Pari Passu Companion Loan for any action taken or not taken in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment.  None of the Depositor, the Trust Advisor, the Master Servicer, the Special Servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in the Pooling and Servicing Agreement, or by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under, the Pooling and Servicing Agreement or by reason of reckless disregard of those obligations and duties.

Furthermore, the Pooling and Servicing Agreement will entitle the Depositor, the Trust Advisor, the Master Servicer, Special Servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim that relates to the Pooling and Servicing Agreement, the Certificates or the Trust.  Such indemnification will not extend, however, to any such amount (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the Pooling and Servicing Agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the Pooling and Servicing Agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations and duties under the Pooling and Servicing Agreement or resulting from negligent disregard of such obligations and duties.  For the purposes of indemnification of the Master Servicer or the Special Servicer and limitation of liability, the Master Servicer or the Special Servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the Pooling and Servicing Agreement if the Master Servicer or the Special Servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the Master Servicer or the Special Servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any Mortgage Loan document would or potentially would result in an Adverse REMIC Event (for which determination, the Master Servicer and the Special Servicer shall be entitled to rely on advice of counsel, the cost of which shall be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the Pooling and Servicing Agreement.  Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Serviced Loan Combination (with the amount paid from the Collection Account from general collections on all Mortgage Loans if amounts on deposit in respect of the related Serviced Pari Passu Mortgage Loan are insufficient therefor) and the Companion Loan Collection Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of such Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) included in such Serviced Loan Combination, but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to the related Serviced Pari Passu Companion Loan(s), such payment or reimbursement must be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.  The Master Servicer and Special Servicer will be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of any Serviced Pari Passu Companion Loan for the portion of its pro rata portion of the payment or reimbursement allocable to such Serviced Pari Passu Companion Loan.  Any indemnification payments to which the Trust Advisor may become entitled will constitute Trust Advisor Expenses (except, in the case of a Serviced Loan Combination, to the extent, if any, they are paid or reimbursed by the holder of the related Serviced Pari Passu Companion Loan) and be paid, and allocated to and borne by the Certificateholders, at the times and in the manner described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.  The Trust Advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the Pooling and Servicing Agreement.

With respect to any Non-Serviced Loan Combination serviced pursuant to another securitization, the related depositor and any related Other Master Servicer or Other Special Servicer will, or are expected to, be entitled to limitations on liability and indemnification with respect to amounts related to such Non-Serviced Loan Combination pursuant to provisions that are, or are expected to be, similar, but not necessarily identical, to those described above and will be entitled to reimbursement from the Trust Fund for the related Non-Serviced Pari Passu Mortgage Loan’s pro rata share of any such amounts (in the case of the JL Holdings – Burger King Portfolio – 90 Loan Combination, to the extent not otherwise borne by the holder of the related Subordinate Companion Loan).

The Depositor, the Master Servicer, the Trust Advisor and the Special Servicer will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the Pooling and Servicing Agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders.  In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the Depositor, the Master Servicer, the Special Servicer or the Trust Advisor, as the case may be, will be entitled to be reimbursed therefor from the Collection Account or the Distribution Account.  Insofar as any losses, liabilities or expenses described above relate in whole or in part to a Serviced Loan Combination, payment or reimbursement thereof must be made from collections on or in respect of the respective components of such Serviced Loan Combination (with the amount paid from the Collection Account (from general collections on all Mortgage Loans if amounts on deposit in respect of the related Serviced Pari Passu Mortgage Loan are insufficient therefor) and the Companion Loan Collection Account pro rata according to the related intercreditor agreement and based on the respective outstanding principal balances of the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) included in such Loan Combination, but, to the extent that the amount on deposit in the Companion Loan Collection Account at any particular time is insufficient to satisfy the pro rata portion of the payment or reimbursement allocable to the related Serviced Pari Passu Companion Loan(s), such payment or reimbursement shall be made from general collections on deposit in the Collection Account.  In that latter event, to the extent that the amount is so paid from the Collection Account and funds that would otherwise have been available in the Companion Loan Collection Account and used to pay such amount are subsequently collected or recovered, then such funds shall be deposited into the Collection Account.  The Master Servicer and the Special Servicer will each be required to use efforts consistent with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from each holder of a related Serviced Pari Passu Companion Loan for the payment or reimbursement made from the Collection Account as described above with respect to that holder’s allocable share of a loss, liability or expense.  In no event will the Trust Advisor have any duty to appear in any legal proceedings in connection with the Pooling and Servicing Agreement.  The rights of any party to the Pooling and Servicing Agreement described above will be in addition to any general rights of indemnification that such party may otherwise have as described above.  Payments or reimbursements to the Trust Advisor pursuant to the provisions described in this paragraph will be subject to the limitations regarding the timing and sources of indemnification payments to the Trust Advisor that we described generally in this prospectus supplement.

Notwithstanding any other provisions of the Pooling and Servicing Agreement to the contrary, the parties thereto will agree, and the Certificateholders by their acceptance of their Certificates will be deemed to have agreed, that (i) there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the Trust Advisor’s participation is to provide monitoring (subject to, and in accordance with, the provisions of the Pooling and Servicing Agreement) relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute, (ii) the Trust Advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the Pooling and Servicing Agreement, (iii) the agreements of the Trust Advisor set forth in the other provisions of the Pooling and Servicing Agreement shall be construed solely as agreements to perform analytical and reporting services, (iv) the Trust Advisor shall have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (v) insofar as the words “consult”, “recommend” or words of similar import are used in the Pooling and Servicing Agreement in respect of the Trust Advisor and any servicing action or inaction, such words shall be construed to mean the performance of analysis and reporting services, which the Special Servicer may determine not to accept, (vi) the absence of a response by the Trust Advisor to an “asset status report” or other matter in which the Pooling and Servicing Agreement contemplates consultation with the Trust Advisor shall not be construed as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the Special Servicer (x) shall be deemed to have complied with the relevant provision that otherwise required consultation with the Trust Advisor and (y) shall be entitled to proceed as if consultation with the Trust Advisor had not initially been required in connection with such “asset status report” or other matter), (vii) any provision of the Pooling and Servicing Agreement that otherwise purports, or that may be construed, to impose on the Trust Advisor a duty to consider the Servicing Standard or the interests of the Certificateholders shall be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the Special Servicer and its determination of whether an action, recommendation or report by the Special Servicer is in compliance with the Pooling and Servicing Agreement, and not to impose on the Trust

Advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders, and such measurement basis shall be construed to refer to no particular Class of Certificates or particular Certificateholders or particular holder of a Serviced Pari Passu Companion Loan, (viii) no other party to the Pooling and Servicing Agreement, and no Subordinate Class Representative, shall have any duty to monitor or supervise the performance by the Trust Advisor of its services under the Pooling and Servicing Agreement, and (ix) the Trust Advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, and will not owe any fiduciary duty to any person pursuant to the Pooling and Servicing Agreement.

With limited exception, any person into which the Depositor, the Trust Advisor, the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the Pooling and Servicing Agreement.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee (but only if the Trustee has made an advance during the applicable calendar year) is required, under the Pooling and Servicing Agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the Certificate Administrator and the Depositor on or before the date specified in the Pooling and Servicing Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.  In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

“Additional Servicer” means each affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor, any master servicer or special servicer with respect to any securitization of a Non-Serviced Pari Passu Companion Loan or any of the underwriters that services any of the Mortgage Loans and each person that is not an affiliate of the Master Servicer, any Mortgage Loan Seller, the Depositor or any of the Underwriters, other than the Special Servicer, and that, in either case, services 10% or more of the Mortgage Loans based on the principal balance of the Mortgage Loans.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer to be engaged on the Closing Date by the Master Servicer at the direction of a Mortgage Loan Seller.

“Servicing Function Participant” means any person, other than the Master Servicer, the Special Servicer and the Trust Advisor, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the Mortgage Loans based on the principal balance of the Mortgage Loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

In addition, each of the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Trust Advisor, the Certificate Administrator, the custodian, the Trustee and each Servicing Function Participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, shall (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the Pooling and Servicing Agreement) with which it has entered into a servicing relationship with respect to the Mortgage Loans, to furnish, each at its own expense), annually, to the Trustee, the Certificate Administrator, the Depositor and the Rule 17g-5 Information Provider, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

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a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red.  Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Certain fees and expenses incurred by the Certificate Administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the Certificate Administrator as Additional Trust Fund Expenses.

Litigation Control

The Pooling and Servicing Agreement is expected to contain provisions regarding management of Trust-Related Litigation as described in this “—Litigation Control” section.  The Special Servicer will be required, in accordance with the Servicing Standard, to direct, manage, prosecute and/or defend any action brought by a borrower against the Trust (including, without limitation, any action in which both the Trust and the Master Servicer are named) and/or the Special Servicer and represent the interests of the Trust in any litigation relating to the rights and obligations of the borrower, guarantor or other obligor under the related Mortgage Loan documents or the Trust, or the enforcement of the obligations of a borrower, guarantor or other obligor under the related Mortgage Loan documents (“Trust-Related Litigation”).  To the extent the Master Servicer is named in Trust-Related Litigation, and neither the Trust nor the Special Servicer is named, the Master Servicer will have certain obligations to the Special Servicer, including that it consult with and act at the direction of the Special Servicer with respect to decisions and resolutions related to the interests of the Trust in such Trust-Related Litigation, including but not limited to the selection of counsel.

The Special Servicer will not be permitted to (i) undertake any material settlement of any Trust-Related Litigation or (ii) initiate any material Trust-Related Litigation unless and until it has notified in writing the Subordinate Class Representative (during any Subordinate Control Period or Collective Consultation Period) (to the extent the identity of the Subordinate Class Representative is actually known to the Special Servicer; provided that the Special Servicer will be required to make due inquiry of the Certificate Administrator as to the identity of the Subordinate Class Representative) and the holder of any related Serviced Pari Passu Companion Loan (if such matter affects such Serviced Pari Passu Companion Loan) (to the extent the identity of the holder of such Serviced Pari Passu Companion Loan is actually known to the Special Servicer) and the Subordinate Class Representative (during any Subordinate Control Period) has not objected in writing within five (5) Business Days of having been notified thereof and having been provided with all information that the Subordinate Class Representative has reasonably requested with respect thereto promptly following its receipt of the subject notice (it being understood and agreed that if such written objection has not been received by the Special Servicer within such five-Business Day period, then the Subordinate Class Representative shall be deemed to have approved the taking of such action); provided that, if the Special Servicer determines (consistent with the Servicing Standard) that immediate action is necessary to protect the interests of the Certificateholders and, with respect to a Serviced Loan Combination, the related Pari Passu Companion Loan holders, the Special Servicer will be permitted to take such action without waiting for the Subordinate Class Representative’s response.

Notwithstanding the foregoing, neither the Special Servicer nor the Master Servicer will be permitted to follow any advice, direction or consultation provided by the Subordinate Class Representative that would require or cause the Special Servicer or the Master Servicer, as applicable, to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer or the Master Servicer, as applicable, to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer or the Master Servicer, as applicable, to violate the terms of any Mortgage Loan or Serviced Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their Affiliates, officers, directors or agents to any claim, suit or liability, cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC, result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions or materially expand the scope of the Special Servicer’s or the Master Servicer’s, as applicable, responsibilities under the Pooling and Servicing Agreement.  Further, nothing in this “—Litigation Control” section will require the Master Servicer to take or fail to take any action which, in the Master Servicer’s good faith and reasonable judgment, may subject the Master Servicer to liability or materially expand the scope of the Master Servicer’s obligations under the Pooling and Servicing Agreement.

Notwithstanding the Master Servicer’s right to make determinations relating to claims against the Master Servicer, the Special Servicer will have the right at any time in accordance with the Servicing Standard to (i) direct the Master Servicer to settle any claims asserted against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation) (and with respect to any material settlements, with the consent or consultation of the Subordinate Class Representative during a Subordinate Control Period or Collective Consultation Period, respectively) and (ii) otherwise reasonably direct the actions of the Master Servicer relating to claims against the Master Servicer (whether or not the Trust or the Special Servicer is named in any such claims or Trust-Related Litigation), provided in either case that (a) such settlement or other direction does not require any admission of liability or wrongdoing on the part of the Master Servicer, (b) the cost of such settlement or any resulting judgment is and shall be paid by the Trust and payment of such cost or judgment is provided for in the Pooling and Servicing Agreement, (c) the Master Servicer is and shall be indemnified as and to the extent provided in the Pooling and Servicing Agreement for all costs and expenses of the Master Servicer incurred in defending and settling the Trust-Related Litigation and for any judgment, (d) any such action taken by the Master Servicer at the direction of the Special Servicer shall be deemed (as to the Master Servicer) to be in compliance with the Servicing Standard and (e) the Special Servicer provides the Master Servicer with assurance reasonably satisfactory to the Master Servicer as to the items in clauses (a), (b) and (c).

Additional Matters Relating to the Servicing of the Non-Serviced Loan Combinations

Servicing of the Woodbridge Center Loan Combination

The Woodbridge Center Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan, and the related Loan Combination and any related REO Property will be serviced under the WFRBS 2014-C20 Pooling and Servicing Agreement.  With respect to the Woodbridge Center Mortgage Loan, the WFRBS 2014-C20 Master Servicer under the WFRBS 2014-C20 Pooling and Servicing Agreement will generally make servicing advances and remit collections on the Woodbridge Center Mortgage Loan to or on behalf of the Trust Fund.  The Master Servicer will generally be obligated to compile reports that include information on the Woodbridge Center Mortgage Loan, and, to the extent required by the Servicing

Standard, to enforce the rights as holder of the Woodbridge Center Mortgage Loan under the terms of the related intercreditor agreement, and make debt service advances with respect to the Woodbridge Center Mortgage Loan, subject to a non-recoverability determination.  The servicing arrangements under the WFRBS 2014-C20 Pooling and Servicing Agreement will differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement.

The WFRBS 2014-C20 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the related Pari Passu Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Pari Passu Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of such Pari Passu Companion Loan.  Such terms include, without limitation:

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The WFRBS 2014-C20 Master Servicer and WFRBS 2014-C20 Special Servicer must satisfy customary servicer rating criteria and the WFRBS 2014-C20 Master Servicer and the WFRBS 2014-C20 Special Servicer are subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

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The WFRBS 2014-C20 Pooling and Servicing Agreement provides for a liquidation fee, special servicing fee and workout fee with respect to the Woodbridge Center Mortgage Loan that are substantially similar in all material respects to or materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement.

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During any senior consultation or similar period under the WFRBS 2014-C20 Pooling and Servicing Agreement, if the WFRBS 2014-C20 Trust Advisor determines that the WFRBS 2014-C20 Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such WFRBS 2014-C20 Trust Advisor has the right to recommend the replacement of such WFRBS 2014-C20 Special Servicer.

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The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement have no obligation or authority to (a) supervise any WFRBS 2014-C20 Master Servicer, WFRBS 2014-C20 Special Servicer, WFRBS 2014-C20 Certificate Administrator or WFRBS 2014-C20 Trustee or (b) make Servicing Advances with respect to the Woodbridge Center Mortgage Loan.  The obligation of the Master Servicer to provide information and collections and make principal and interest advances to the Certificate Administrator for the benefit of the Certificateholders with respect to the Woodbridge Center Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable WFRBS 2014-C20 Master Servicer or WFRBS 2014-C20 Special Servicer.

●	The WFRBS 2014-C20 Master Servicer will be entitled to receive a primary servicing fee on such Pari Passu Mortgage Loan.

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The Master Servicer will be required to make principal and interest advances with respect to the Woodbridge Center Mortgage Loan, unless (i) the Master Servicer has determined that such advance would not be recoverable from collections on the Woodbridge Center Mortgage Loan or (ii) the WFRBS 2014-C20 Master Servicer has made a similar determination with respect to an advance on the Woodbridge Center Companion Loan.

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The WFRBS 2014-C20 Master Servicer will be obligated to make servicing advances with respect to the Woodbridge Center Loan Combination.  If such WFRBS 2014-C20 Master Servicer determines that a servicing advance it made with respect to such Non-Serviced Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Woodbridge Center Mortgage Loan and the Woodbridge Center Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established under the WFRBS 2014-C20 Pooling and Servicing Agreement on a pro rata basis (based on each such loan’s outstanding principal balance).

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During any subordinate control period under the WFRBS 2014-C20 Pooling and Servicing Agreement, the majority subordinate certificateholder under such agreement, or the subordinate class representative on its behalf, will have the right to terminate the WFRBS 2014-C20 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

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The WFRBS 2014-C20 Pooling and Servicing Agreement provides for a vote of certificateholders of the other securitization to terminate the WFRBS 2014-C20 Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

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The WFRBS 2014-C20 Special Servicer will be required to take actions with respect to the Woodbridge Center Mortgage Loan if it becomes a Defaulted Mortgage Loan that are substantially similar in all material respects to or materially consistent with the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

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The servicing provisions of the WFRBS 2014-C20 Pooling and Servicing Agreement relating to performing inspections and collecting operating information are substantially similar in all material respects to or materially consistent with those of the Pooling and Servicing Agreement.

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The general rights of indemnification granted to the Master Servicer, Special Servicer and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to such Loan Combination (whether or not such Loan Combination is then being serviced under the Pooling and Servicing Agreement), but the relevant party must promptly notify the Master Servicer and the WFRBS 2014-C20 Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in the Collection Account, the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the Woodbridge Center Companion Loan for that holder’s allocable share of the amount so paid.

Servicing of the Pacific Design Center Loan Combination

Following the securitization of the Pacific Design Center Pari Passu Companion Loan, the Pacific Design Center Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan, and the related Loan Combination and any related REO Property will be serviced under a pooling and servicing agreement that governs such securitization.  With respect to the Pacific Design Center Mortgage Loan, it is expected that the Other Master Servicer under such pooling and servicing agreement will generally make servicing advances and remit collections on the Pacific Design Center Mortgage Loan to or on behalf of the Trust Fund.  The Master Servicer will generally be obligated to compile reports that include information on the Pacific Design Center Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights as holder of the Pacific Design Center Mortgage Loan under the terms of the related intercreditor agreement, and make debt service advances with respect to the Pacific Design Center Mortgage Loan, subject to a non-recoverability determination.  The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to make Servicing Advances with respect to the Pacific Design Center Loan Combination.  The obligation of the Master Servicer to provide information and collections and make debt service advances to the Certificate Administrator for the benefit of the Certificateholders with respect to the Pacific Design Center Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Other Master Servicer or Other Special Servicer.

In connection with the securitization of the Pacific Design Center Pari Passu Companion Loan, the related other pooling and servicing agreement is expected contain terms and conditions that are customary for securitization transactions involving assets similar to the Pacific Design Center Loan Combination.  However, the servicing arrangements under any such pooling and servicing agreement are currently unknown and in all likelihood will differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement for the series 2014-LC16 securitization.  The related intercreditor agreement contains the following terms, among others:

●	Under the related other pooling and servicing agreement, the servicing fee with respect to the Pacific Design Center Mortgage Loan is not permitted to exceed 0.10%.

●
The related Other Master Servicer will be obligated to make servicing advances with respect to the Pacific Design Center Loan Combination unless it determines that any servicing advance proposed to be made would be nonrecoverable.  If such Other Master Servicer determines that a servicing advance it made with respect to such Non-Serviced Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the Pacific Design Center Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established under the related other pooling and servicing agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

Servicing of the JL Holdings – Burger King Portfolio – 90 Loan Combination

The JL Holdings – Burger King Portfolio – 90 Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan, and the JL Holdings – Burger King Portfolio – 90 Loan Combination and any related REO Property will be serviced under the COMM 2014-LC15 Pooling and Servicing Agreement.  With respect to the JL Holdings – Burger King Portfolio– 90 Loan Combination, the COMM 2014-LC15 Master Servicer under the COMM 2014-LC15 Pooling and Servicing Agreement will generally make servicing advances, unless it determines that any servicing advance proposed to be made would be nonrecoverable, and remit collections on the JL Holdings - Burger King Portfolio - 90 Mortgage Loan to or on behalf of the Trust Fund.  The Master Servicer will generally be obligated to compile reports that include information on the JL Holdings - Burger King Portfolio - 90 Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights as holder of the JL Holdings - Burger King Portfolio - 90 Mortgage Loan under the terms of the related intercreditor agreement, and make debt service advances with respect to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan, subject to a non-recoverability determination.  The COMM 2014-LC15 Pooling and Servicing Agreement generally addresses the same types of servicing-related matters as the Pooling and Servicing Agreement.  Nonetheless, the servicing arrangements under the COMM 2014-LC15 Pooling and Servicing Agreement will differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

The COMM 2014-LC15 Pooling and Servicing Agreement contains terms and conditions that are customary for securitization transactions involving assets similar to the JL Holdings – Burger King Portfolio – 90 Loan Combination and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Pari Passu Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the related Pari Passu Companion Loan.  In addition:

●
The COMM 2014-LC15 Master Servicer and COMM 2014-LC15 Special Servicer must satisfy customary servicer rating criteria and the COMM 2014-LC15 Master Servicer and the COMM 2014-LC15 Special Servicer are subject to servicer termination events, in each case that are similar, but not identical, to the servicer rating criteria and servicer termination events provided for in the Pooling and Servicing Agreement.  Even during an applicable servicer termination event, no one associated with this securitization may cause the termination of the COMM 2014-LC15 Master Servicer.  In such case, the holder of the JL Holdings – Burger King Portfolio – 90 Mortgage Loan or its representative may only cause the appointment of a sub-servicer (or, if applicable, a replacement sub-servicer) with respect to the JL Holdings – Burger King Portfolio – 90 Loan Combination.

●
The COMM 2014-LC15 Pooling and Servicing Agreement provides for a liquidation fee, special servicing fee and workout fee with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination that are each generally similar to the corresponding fee payable under the Pooling and Servicing Agreement (although the amounts applied to offset liquidation and workout fees under the COMM 2014-LC15 Pooling and Servicing Agreement may differ from those so applied under the Pooling and Servicing Agreement, thus resulting in a potentially greater liquidation fee or workout fee under the COMM 2014-LC15 Pooling and Servicing Agreement than would be the case under the Pooling and Servicing Agreement).

●
The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement have no obligation or authority to (a) supervise any COMM 2014-LC15 Master Servicer, COMM 2014-LC15 Special Servicer, COMM 2014-LC15 Certificate Administrator or COMM 2014-LC15 Trustee or (b) make servicing advances with respect to the JL Holdings - Burger King Portfolio - 90 Loan Combination.  The obligation of the Master Servicer to provide information and collections and make principal and interest advances to the Certificate Administrator for the benefit of the Certificateholders with respect to the JL Holdings - Burger King Portfolio - 90 Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable COMM 2014-LC15 Master Servicer or COMM 2014-LC15 Special Servicer.

●	The COMM 2014-LC15 Master Servicer will be entitled to receive a primary servicing fee on the JL Holdings – Burger King Portfolio – 90 Mortgage Loan calculated at 0.01% per annum.

●
The COMM 2014-LC15 Master Servicer will be obligated to make servicing advances with respect to the related JL Holdings – Burger King Portfolio – 90 Loan Combination unless it determines that any servicing advance proposed to be made would be nonrecoverable.  If such COMM 2014-LC15 Master Servicer determines that a servicing advance it made with respect to such Non-Serviced Loan Combination a related Mortgaged Property is nonrecoverable from related collections, then it will be entitled to be reimbursed first from collections on, and proceeds of, the JL Holdings - Burger King Portfolio - 90 Loan Combination, prior to distributions to the holders of the notes in such Loan Combination, and then from general collections on all the Mortgage Loans and from general collections of the trust established under the COMM 2014-LC15 Pooling and Servicing Agreement, as applicable, on a pro rata basis (based on the respective outstanding principal balances of the JL Holdings – Burger King Portfolio – 90 Mortgage Loan and the JL Holdings – Burger King Portfolio – 90 Pari Passu Companion Loan).

●
During any subordinate control period (or the effective equivalent thereof) under the COMM 2014-LC15 Pooling and Servicing Agreement, as applicable, the related controlling class representative will have the right to consent to certain material servicing actions and to terminate the COMM 2014-LC15 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

●
During any senior consultation period (or the effective equivalent thereof) under the COMM 2014-LC15 Pooling and Servicing Agreement, as applicable, if the COMM 2014-LC15 Operating Advisor determines that the COMM 2014-LC15 Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such COMM 2014-LC15 Operating Advisor has the right to recommend the replacement of such COMM 2014-LC15 Special Servicer.

●
The COMM 2014-LC15 Pooling and Servicing Agreement provides for a vote of certificateholders of the other securitization to terminate the COMM 2014-LC15 Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates during any collective consultation period or senior consultation period (or the effective equivalents thereof).

●
The rights described in the three preceding bullets do not apply while the holder of the JL Holdings – Burger King Portfolio – 90 Subordinate Companion Loan is the JL Holdings – Burger King Portfolio – 90 Directing Holder and exercising the rights described under “Description of the Mortgage Pool—The JL Holdings – Burger King Portfolio – 90 Loan Combination” in this prospectus supplement.  Furthermore, particular servicing actions as to which the COMM 2014-LC15 Master Servicer or COMM 2014-LC15 Special Servicer must obtain the consent of the JL

Holdings – Burger King Portfolio – 90 Directing Holder or a rating agency confirmation, or as to which the COMM 2014-LC15 Master Servicer must obtain the consent of the COMM 2014-LC15 Special Servicer, differ from the particular servicing actions as to which the Master Servicer or Special Servicer must obtain the consent of the Subordinate Class Representative or a rating agency confirmation or as to which the Master Servicer must obtain the consent of the Special Servicer.

●
If the JL Holdings – Burger King Portfolio – 90 Loan Combination defaults and the COMM 2014-LC15 Special Servicer decides to sell the JL Holdings – Burger King Portfolio – 90 Pari Passu Companion Loan, it must also sell the JL Holdings - Burger King Portfolio - 90 Mortgage Loan with it as one loan.

●
The servicing provisions of the COMM 2014-LC15 Pooling and Servicing Agreement relating to performing inspections and collecting operating information are similar to those of the Pooling and Servicing Agreement.

●
The parties with respect to the COMM 2014-LC15 Pooling and Servicing Agreement and certain related persons are entitled to limitations on liability, and to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the COMM 2014-LC15 Pooling and Servicing Agreement, at least to the same extent that parties to the Pooling and Servicing Agreement and certain related persons are entitled to limitations on liability, and to reimbursement and/or indemnification for losses, liabilities, claims, costs and expenses associated with the Pooling and Servicing Agreement.  To the extent that such losses, liabilities, claims, costs and expenses relate to, or are otherwise allocable in accordance with the COMM 2014-LC15 Pooling and Servicing Agreement and/or the JL Holdings – Burger King Portfolio – 90 Intercreditor Agreement to, the JL Holdings – Burger King Portfolio – 90 Loan Combination, the Issuing Entity will generally be responsible for its pro rata share of such amounts.

●
Default interest and late payment charges with respect to the JL Holdings – Burger King Portfolio – 90 Loan Combination will be allocated in accordance with the related JL Holdings – Burger King Portfolio – 90 Intercreditor Agreement.

●
No items with respect to the JL Holdings – Burger King Portfolio – 90 Mortgage Loan that are the equivalent of ancillary fees, assumption fees, modification fees, default interest and/or late payment charges will be allocated to the Master Servicer or Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the JL Holdings – Burger King – 90 Mortgage Loan.

●
The servicing transfer events that would cause the JL Holdings – Burger King Portfolio – 90 Loan Combination to become specially serviced are not identical to the corresponding provisions under the Pooling and Servicing Agreement.

●
With respect to the JL Holdings – Burger King Portfolio – 90 Loan Combination, any applicable Appraisal Reduction Amount will be determined by the COMM 2014-LC15 Master Servicer or the COMM 2014-LC15 Special Servicer, as applicable, on terms that are similar, but not necessarily identical, to the corresponding terms of the Pooling and Servicing Agreement (although the appraisal trigger events, the timing of obtaining the requisite appraisals and the exact calculation of the Appraisal Reduction Amount may vary and any calculation of an Appraisal Reduction Amount that takes into account the related Subordinate Companion Loan will first be allocated to the Subordinate Companion Loan).

●
The concepts of “major decisions” and “special servicer decision” (or, in each case, the equivalent) in the COMM 2014-LC15 Pooling and Servicing Agreement and the JL Holdings – Burger King Portfolio – 90 Intercreditor Agreement are not identical to those in the Pooling and Servicing Agreement.

●	The provisions of the COMM 2014-LC15 Pooling and Servicing Agreement vary from the Pooling and Servicing Agreement with respect to certain time periods and timing matters, terminology,

allocation of ministerial duties between multiple servicers or other service providers, and notice or rating agency communication and confirmation requirements.  In particular, the allocation of duties between the COMM 2014-LC15 Master Servicer and the COMM 2014-LC15 Special Servicer are different, in certain respects, than between the Master Servicer and the Special Servicer.

For additional information regarding the JL Holdings – Burger King Portfolio – 90 Loan Combination, see “Description of the Mortgage Pool—Split Loan Structures—The JL Holdings – Burger King Portfolio – 90 Loan Combination” in this prospectus supplement.

Servicing of the Oak Court Mall Loan Combination

Following the securitization of the Oak Court Mall Pari Passu Loan Combination, the related Mortgage Loan will be a Non-Serviced Pari Passu Mortgage Loan, and the related Loan Combination and any related REO Property will be serviced under a pooling and servicing agreement that governs such securitization.  With respect to such Non-Serviced Pari Passu Mortgage Loan, the Other Master Servicer under such pooling and servicing agreement will generally make servicing advances and remit collections on such Non-Serviced Pari Passu Mortgage Loan to or on behalf of the Trust Fund.  The Master Servicer will generally be obligated to compile reports that include information on such Non-Serviced Pari Passu Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights as holder of such Non-Serviced Pari Passu Mortgage Loan under the terms of the related intercreditor agreement, and make debt service advances with respect to such Non-Serviced Pari Passu Mortgage Loan, subject to a non-recoverability determination.  The servicing arrangements under any such pooling and servicing agreement will differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement for the series 2014-LC16 securitization.

The related intercreditor agreement for the Oak Court Mall Loan Combination requires that the related other pooling and servicing agreement contain terms and conditions that are customary for securitization transactions involving assets similar to the related Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for related Pari Passu Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the related Pari Passu Companion Loan.  Required terms include, without limitation:

●
The related Other Master Servicer and the related Other Special Servicer must satisfy customary servicer rating criteria and the related Other Master Servicer and the related Other Special Servicer must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the Pooling and Servicing Agreement.

●
During any senior consultation or similar period under the related other pooling and servicing agreement, if the related Other Trust Advisor determines that the related Other Special Servicer is not performing its duties under such agreement in accordance with the related servicing standard, such Other Trust Advisor must have the right to recommend the replacement of such Other Special Servicer.

●
The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise any Other Master Servicer, Other Special Servicer, Other Certificate Administrator or Other Trustee or (b) make Servicing Advances with respect to the related Non-Serviced Pari Passu Mortgage Loan.  The obligation of the Master Servicer to provide information and collections and make debt service advances to the Certificate Administrator for the benefit of the Certificateholders with respect to such Non-Serviced Pari Passu Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Other Master Servicer or Other Special Servicer.

●	Under the related other pooling and servicing agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Pari Passu Mortgage

Loan are expected to be substantially similar in all material respects to or materially consistent with the corresponding fee payable under the Pooling and Servicing Agreement.

●
Until a securitization of the related Pari Passu Companion Loan, a portion of the Master Servicer’s compensation will include a primary servicing fee accrued and payable with respect to the related Mortgage Loan and the related Pari Passu Companion Loan.  From and after a securitization of the related Pari Passu Companion Loan, that primary servicing fee on related Mortgage Loan and the related Pari Passu Companion Loan will accrue and be payable to the Other Master Servicer.

●
The Master Servicer will be required to make debt service advances with respect to the related Non-Serviced Pari Passu Mortgage Loan, unless (i) the Master Servicer has determined that such advance would not be recoverable from collections on such Non-Serviced Pari Passu Mortgage Loan or (ii) the related Other Master Servicer has made a similar determination with respect to an advance on the related Non-Serviced Pari Passu Companion Loan.

●
The related Other Master Servicer will be obligated to make servicing advances with respect to the related Non-Serviced Loan Combination unless it determines that any servicing advance proposed to be made would be nonrecoverable.  If such Other Master Servicer determines that a servicing advance it made with respect to such Non-Serviced Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related Non-Serviced Pari Passu Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans and from general collections of the trust established under the related other pooling and servicing agreement, on a pro rata basis (based on each such loan’s outstanding principal balance).

●
During any subordinate control period under the related other pooling and servicing agreement, the majority subordinate certificateholder under such agreement, or the subordinate class representative on its behalf, will have the right to terminate the related Other Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

●
The related other pooling and servicing agreement may make provision for a vote of certificateholders of the other securitization to terminate the related Other Special Servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

●
The related Other Special Servicer will be required to take actions with respect to the related Non-Serviced Pari Passu Mortgage Loan if it becomes a Defaulted Mortgage Loan that are expected to be substantially similar in all material respects to or materially consistent with the actions described under “—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

●
The servicing provisions relating to performing inspections and collecting operating information are expected to be substantially similar in all material respects to or materially consistent with those of the Pooling and Servicing Agreement.

●
The general rights of indemnification granted to the Master Servicer, Special Servicer and other applicable parties under the Pooling and Servicing Agreement generally will extend to any loss, liability, claim, damages, penalty, fine, cost or expense incurred in connection with any actual or threatened legal action or claim arising from their activities relating to such Loan Combination (whether or not such Loan Combination is then being serviced under the Pooling and Servicing Agreement), but the relevant party must promptly notify the Master Servicer and the Other Master Servicer of any claim and, if any indemnification payment is made to such party from general collections on the Mortgage Pool on deposit in the Collection Account, the Master Servicer will be required to use efforts in accordance with the Servicing Standard to exercise promptly the rights of the Trust Fund under the related intercreditor agreement to obtain reimbursement from the holder of the related Serviced Pari Passu Companion Loan for that holder’s allocable share of the amount so paid.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates will be used to pay part of the purchase price of the Mortgage Loans that we intend to include in the Trust Fund.
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

The following discussion contains summaries of certain legal aspects of the Mortgage Loans with respect to the Mortgaged Properties located in Texas, California and New Jersey, representing approximately 16.4%, 12.8% and 12.3% respectively, of the Cut-off Date Pool Balance by allocated loan amount, which are general in nature.  The following summaries and the discussion of in the accompanying prospectus do not purport to reflect all the laws applicable to the Mortgage Loans.  The summaries are qualified in the entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Texas.  Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four (4) years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action.  It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness.  In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor’s last known address at least twenty-one (21) days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such twenty-one (21) day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale.  The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three (3) hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located.  Under Texas law, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two (2) years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate.  Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law.  Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure.  Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale.  California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.  This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions.  California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes.  Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.  Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New Jersey.  In New Jersey, the action is commenced by the filing of a complaint naming as defendants all parties having an interest in the real property or in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage, and when it is desired to foreclose. If a lease predates the mortgage and the lease does not provide it is subordinate to all future mortgages, or the tenant, at the time of the loan, does not enter into a subordination agreement, that lease cannot be foreclosed in the action.  Leases that are subordinate to the mortgage, either because they postdate the mortgage, or have been subordinated, can be terminated by the lender by joining the tenant as a defendant in the action unless the lender has entered into a non-disturbance and attornment agreement with the tenant.  Each defendant must then be served with a copy of the complaint and given in most cases no less than 35 days to respond.  Delays in prosecution of the foreclosure may occasionally result from difficulties in locating necessary parties for service of the complaint.  If an answer or other responsive pleading is filed raising defenses to the foreclosure the case will be deemed a contested matter and handled like any other civil action in the county where the property is located.  When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming, involving depositions, motions and perhaps a trial.  After the legal issues involved in the contest are resolved, if the mortgagee prevails, the court refers the matter to the “Office of Foreclosure” located in the Office of Foreclosure in the office of the Superior Court Clerk in Trenton, which administers the foreclosure action if it is uncontested, or after the contest has been resolved in the lender’s favor.  The Office of Foreclosure will then, upon application of the lender, process a judgment in favor of the lender containing the amounts due to the lender, and will issue a writ of execution to the sheriff of the county in which the property is located directing the sheriff to arrange for a public auction for the property to raise the amount adjudged to be owed to the lender.  This can take time depending upon the workload in the Office of Foreclosure, which also handles a heavy volume of home foreclosures.  The sheriff of the county where the property is located actually conducts the sale.  Usually, it takes place at least 60 days after entry of judgment.  However, the actual time is subject to the number of sales being processed and can take as long as six months in some counties.  During that time, the sheriff must advertise the sale at least once a week for four weeks.  The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions.  (These timing details vary somewhat by county, depending upon the local sheriff’s procedures).  Notice of the sheriff’s sale must be provided to all the defendants, and to the New Jersey Division of Taxation under New Jersey’s Bulk Sale Act.  For ten days after the sale, the borrower can still redeem the property by paying all amounts due.

For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”.  To obtain a personal judgment against a borrower or guarantor, when the loan is recourse to the borrower, or a guarantor, the lender must commence a separate action in Law Division of the Superior Court on the Note and/or any guaranty.  This action can be commenced at any time and is not required to await completion of the foreclosure.  However, that court will usually wait until the foreclosure has been completed to calculate the defendant’s liability, giving credit for the amounts raised at the sheriff’s sale, and in no event less than the fair market value of the property based on evidence presented as to the value of the real property in the Law Division action.  The purchaser at such sale acquires the estate or interest in real property covered by the mortgage.  Like the general rule, if the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser at foreclosure will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease.  New Jersey law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender, and the commission due the sheriff.  At the sheriff’s sale, an auction takes place and the lender is entitled to bid against any members of the public in attendance.  The lender, however, is not required to put up any money unless and until the bids exceed the amounts due to the lender under the foreclosure judgment.

Other Aspects

The discussion under “Certain Legal Aspects of Mortgage Loans and Leases” in the accompanying prospectus presents other legal aspects of the Mortgage Loans that you should consider prior to making any investment in the Offered Certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement, the WFRBS 2014-C20 Pooling and Servicing Agreement and the COMM 2014-LC15 Pooling and Servicing Agreement with respect to any Non-Serviced Pari Passu Companion Loan, and any intercreditor agreement and any amendments thereto, and subject to any other assumptions set forth in the opinion, each of “REMIC I”, “REMIC II” and “REMIC III” (each, a “REMIC Pool”) will qualify as a REMIC under the Code.

The assets of REMIC I will generally include—

●	the Mortgage Loans,

●	any REO Properties acquired on behalf of the Certificateholders,

●	the Collection Account,

●	the REO Account maintained by the Special Servicer, and

●	the Distribution Account and Interest Reserve Account.

For federal income tax purposes,

●	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

●	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

●	the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, E, F and G Certificates will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

●
the Class X-A Certificates will evidence the ownership of seven regular interests in REMIC III, each one corresponding to one of the components of the Class X-A Certificates’ notional amount, and the Class X-A Certificates will generally be treated as debt obligations of, REMIC III,

●
the Class X-B Certificates will evidence the ownership of three regular interests in REMIC III, each one corresponding to one of the components of the Class X-B Certificates’ notional amount, and the Class X-B Certificates will generally be treated as debt obligations of, REMIC III,

●
the Class X-C Certificates will evidence the ownership of one regular interest in REMIC III, corresponding to the component of the Class X-C Certificates’ notional amount, and the Class X-C Certificates will generally be treated as debt obligations of, REMIC III, and

●
the Class X-D Certificates will evidence the ownership of two regular interests in REMIC III, each one corresponding to one of the components of the Class X-D Certificates’ notional amount, and the Class X-D Certificates will generally be treated as debt obligations of, REMIC III, and

●	the Class R Certificates will evidence ownership of the sole Class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the Trust Fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status.  If so, the Trust Fund may become taxable as a corporation, and the Offered Certificates may not be given the tax treatment summarized below.  Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so.  Any relief mentioned above, moreover, may be accompanied by sanctions.  These sanctions could include the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for REMIC status are not satisfied.  The Pooling and Servicing Agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

For purposes of the tax discussions below under “—Characterization of Investments in Offered Certificates,” under “—Discount and Premium; Prepayment Consideration” and for the avoidance of doubt, except as otherwise indicated.

Characterization of Investments in Offered Certificates

Except to the extent noted below, Offered Certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated.  In addition, interest, including original issue discount, if any, on Offered Certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those Certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the Mortgage Loans to be included in the Trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code.  Consequently, in general, it appears that the Offered Certificates will be treated as assets qualifying under that section to only a limited extent.  Accordingly, investment in the Offered Certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code.  The Offered Certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an Offered Certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate.  Therefore:

●	a portion of that Certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that Certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that Certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

In addition, most of the Mortgage Loans that we intend to include in the Trust contain defeasance provisions under which the lender may release its lien on the collateral securing the Mortgage Loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities.  Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied.  In order for the Mortgage Loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)
the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a Mortgage Loan, regardless of whether the foregoing conditions were satisfied, that Mortgage Loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

Discount and Premium; Prepayment Consideration

The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.  Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular interests.  The Treasury Department has not issued regulations under that section.  You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates.  We recommend that you consult with your own tax advisor concerning the tax treatment of your Offered Certificates.

For federal income tax reporting purposes, we anticipate that the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B and C Certificates will be issued at a premium, and that no Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued with more than a de minimis amount of original issue discount.  Whether any holder of these Classes of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on the Certificateholder’s purchase price and the payments remaining to be made on the Certificate at the time of its acquisition by the Certificateholder.  If you acquire an interest in any Class of Offered Certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.  See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Premium” in the accompanying prospectus.

In addition, we anticipate that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest.  Accordingly, such Classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including interest accrued prior to the Closing Date).  Any “negative” amounts of original issue discount on either such Class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently.  The holder of a Class X-A or X-B Certificate may be entitled to a loss (which loss may be a capital loss) to the extent it becomes certain that such Certificateholder will not recover a portion of its basis in such Class, assuming no further prepayments.  In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such Classes.  Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the Certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

●	no mortgage loan in the Trust will otherwise be prepaid prior to maturity, and

●	there will be no extension of maturity for any Mortgage Loan in the Trust.

For a more detailed discussion of the federal income tax aspects of investing in the Offered Certificates, see “Material Federal Income Tax Consequences” in the accompanying prospectus.

Prepayment Premiums and Yield Maintenance Charges actually collected on the Mortgage Loans will be paid on the Offered Certificates as and to the extent described in this prospectus supplement.  It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of a Class of Offered Certificates entitled to that amount.  For federal income tax reporting purposes, the tax administrator will report Prepayment Premiums or Yield Maintenance Charges as income to the holders of a Class of Offered Certificates entitled thereto only after the Master Servicer’s actual receipt of those amounts.  The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on the Offered Certificates and that the taxable income be reported based on the projected constant yield to maturity of the Offered Certificates.  Therefore, the projected Prepayment Premiums and Yield Maintenance Charges would be included prior to their actual receipt by holders of the Offered Certificates.  If the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an Offered Certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received.  Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain.  However, the correct characterization of the income is not entirely clear.  We recommend you consult your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Further Information

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates, see “Material Federal Income Tax Consequences—REMICs” in the accompanying prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates.  State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.  Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.  For further information regarding state and other tax consequences of investing in the Offered Certificates, see “State and Other Tax Consequences” in the accompanying prospectus.

ERISA CONSIDERATIONS

Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code impose requirements on any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA (“ERISA Plan”) or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh Plan (collectively, with an ERISA Plan, a “Plan”).  ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.  Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code.  However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The U.S. Department of Labor (“DOL”) has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan.  That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.  Under the terms of the regulation, if the assets of the Trust were deemed to constitute plan assets by reason of a Plan’s investment in Offered Certificates, such plan assets would include an undivided interest in the Mortgage Loans and any other assets of the Trust.

The Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trust Advisor and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans.  Moreover, the Trustee, the Certificate Administrator, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the Trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans.  In the absence of an applicable Exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if Offered Certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code (a “Party in Interest”).

In addition, an insurance company proposing to acquire or hold Offered Certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance.  See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the Offered Certificates, the DOL has granted substantially identical Exemptions to the predecessors of Wells Fargo Securities, LLC and RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.) (collectively, the “Exemption”).   The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

●	the initial purchase, the holding, and the subsequent resale by Plans of Certificates evidencing interests in pass-through trusts; and

●	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the Mortgage Loans and fractional undivided interests in such loans.

The Exemption as applicable to the Offered Certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

●
the acquisition of the Offered Certificates by a Plan must be on terms, including the price for the Certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

●
the Offered Certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

●	the Trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

●
the sum of all payments made to and retained by the underwriters in connection with the distribution of the Offered Certificates must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by us in consideration of our assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Certificate Administrator, tax administrator, the Trustee, the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

●	the Plan investing in the Certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

Some of the relief provided by the Exemption does not apply to Plans sponsored by any member of the Restricted Group.

We expect that the third general condition set forth above will be satisfied with respect to the Offered Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such Certificates.  A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

●	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust;

●	the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates outstanding of that Class at the time of the acquisition;

●
immediately after the acquisition, no more than 25% of the assets of the Plan are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

●
in connection with the acquisition of Certificates in the initial offering, at least 50% of each Class of Certificates in which Plans invest and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group; and

●	the Plan is not sponsored by a member of the Restricted Group.

Before purchasing any of the Offered Certificates, a fiduciary of a Plan should itself confirm (a) that such Certificates constitute “securities” for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction Exemptions.

“Restricted Group” means, collectively, the following persons and entities—the Trustee, the Exemption-Favored Parties, us, the Master Servicer, the Special Servicer, any primary servicer, any sub-servicer, any other person considered a “sponsor” under the Exemption, each borrower, if any, with respect to Mortgage Loans constituting more than 5.0% of the Cut-off Date Pool Balance, and any and all affiliates of any of the aforementioned persons.

“Exemption” means PTE 96-22 issued to a predecessor of Wells Fargo Securities, LLC and PTE 90-59 issued to RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.), each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41, PTE 2007-5 and PTE 2013-08 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

●	Wells Fargo Securities, LLC,

●	RBS Securities Inc.,

●	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wells Fargo Securities, LLC or RBS Securities Inc., and

●
any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular Class of the Offered Certificates.

“PTE” means prohibited transaction exemption.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).  Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans.  Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account.  Insurance companies contemplating the investment of general account assets in any Class of Certificates that is not rated at least “BBB-” (or the respective equivalent) by at least one Exemption Rating Agency at the time of purchase should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any Offered Certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Trust Advisor that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Trust Advisor to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such Certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the Offered Certificates.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.  A fiduciary of a governmental plan or church plan not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any applicable federal, state or local law.

Any sale of Offered Certificates to a plan does not constitute any representation or warranty by the Depositor, any borrower, the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer, any underwriter or the Trust Advisor that an investment in the Offered Certificates meets relevant legal requirements with respect to investments by plans generally or any particular plan, or that such investment is appropriate for plans generally or any particular plan.

LEGAL INVESTMENT

No Class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.  Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

See “Legal Investment” in the accompanying prospectus.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us, and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each Class of the Offered Certificates.  The underwriting agreement provides that the underwriters are severally obligated to purchase all the Offered Certificates if any are purchased.
Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Wells Fargo Securities, LLC	$39,900,768	$87,639,522	$11,017,598	$156,400,000
RBS Securities Inc.	$11,123,232	$24,431,478	$3,071,402	$43,600,000
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Total	$51,024,000	$112,071,000	$14,089,000	$200,000,000

Underwriter	Class A-5	Class A-SB	Class A-S	Class X-A
Wells Fargo Securities, LLC	$180,825,770	$57,421,478	$41,894,868	$575,100,004
RBS Securities Inc.	$50,409,230	$16,007,522	$11,679,132	$160,321,996
Deutsche Bank Securities Inc.	$0	$0	$0	$0
Total	$231,235,000	$73,429,000	$53,574,000	$735,422,000

Underwriter	Class X-B	Class B	Class C
Wells Fargo Securities, LLC	$133,301,284	$56,176,534	$30,469,066
RBS Securities Inc.	$37,160,716	$15,660,466	$8,493,934
Deutsche Bank Securities Inc.	$0	$0	$0
Total	$170,462,000	$71,837,000	$38,963,000

Wells Fargo Securities, LLC, RBS Securities Inc., and Deutsche Bank Securities Inc. are the underwriters of this offering.  Wells Fargo Securities, LLC and RBS Securities Inc. will act as co-lead managers and co-bookrunners for this offering.  Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 78.2% of each class of Offered Certificates and RBS Securities Inc. is acting as sole bookrunning manager with respect to 21.8% of each class of Offered Certificates.  Deutsche Bank Securities Inc. is acting as a co-manager.

The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent.  In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriters may be increased.  We expect to receive from this offering approximately $943,620,767 in sale proceeds, plus accrued interest on the Offered Certificates from and including June 1, 2014, before deducting expenses payable by us of approximately $3,710,312.

The underwriters have advised us that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such Classes of Offered Certificates for whom they may act as agent.

The Offered Certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.  It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment for the Offered Certificates on or about June 11, 2014.

The underwriters will be, and any dealers that participate with the underwriters in the distribution of the Offered Certificates may be deemed to be, underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

The Depositor and Wells Fargo Bank have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters currently intend to make a secondary market in the Offered Certificates, but they are not obligated to do so, and any secondary market may be discontinued at any time.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of the Depositor, and of Wells Fargo Bank, which is a Sponsor, Originator and Mortgage Loan Seller and is also the Master Servicer, the Certificate Administrator, the tax administrator, the swap counterparty, the Custodian and the Certificate Registrar under this securitization.  RBS Securities Inc., one of the underwriters, is an affiliate of The Royal Bank of Scotland plc and RBS Financial Products Inc., each a Mortgage Loan Seller, Sponsor and originator.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Wells Fargo Securities, LLC and RBS Securities Inc., which are two of the underwriters and are the co-lead managers and co-bookrunners, and to affiliates of Deutsche Bank Securities Inc., an underwriter and co-manager for this offering.  That direction will occur by means of the collective effect of the payment by the underwriters to the Depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments: (i) the payment by the Depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the Depositor by Wells Fargo Bank; (ii) the payment by the Depositor to The Royal Bank of Scotland plc, an affiliate of RBS Securities Inc., in that affiliate’s capacity as a Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the Depositor by The Royal Bank of Scotland plc; (iii) the payment by the Depositor to RBS Financial Products Inc., an affiliate of RBS Securities Inc., in that affiliate’s capacity as a Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the Depositor by RBS Financial Products Inc.; and (iv) the payment by the Depositor to Ladder Capital Finance LLC, as a Mortgage Loan Seller, of the purchase price for the Mortgage Loans to be sold to the Depositor by Ladder Capital Finance LLC, and the use by Ladder Capital Finance LLC of a portion of such purchase price to reacquire (indirectly through the applicable affiliate of Ladder Capital Finance LLC), based on information available as of June 2, 2014, (a) one (1) LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $19,000,000, representing approximately 2.0% of the Cut-off Date Pool Balance, from Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, and (b) five (5) LCF Mortgage Loans, having an aggregate Cut-off Date Principal Balance of $93,567,379, representing approximately 9.6% of the Cut-off Date Pool Balance, from Deutsche Bank AG, Cayman Islands Branch, an affiliate of Deutsche Bank Securities Inc., in each case in accordance with the terms of the related repurchase agreement, free and clear of any liens.  As result of the circumstances described above, Wells Fargo Securities, LLC, RBS Securities Inc. and Deutsche Bank Securities Inc., have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc.  In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121.  See the immediately preceding paragraph under this “Method of Distribution (Underwriter Conflicts of Interest)” section; “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization—Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement; and “The Depositor” and “The Sponsor” in the accompanying prospectus.

 In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)	to any legal entity which is a “qualified investor” as defined in the EU Prospectus Directive;

(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(c)	in any other circumstances falling within article 3(2) of the EU Prospectus Directive;

provided, that no such offer of the offered certificates referred to in clauses (a) to (c) above shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of the prior paragraph, the expression an “offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State.

 Each underwriter has represented and agreed, that in the United Kingdom:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act (the “FSMA”) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

Each Underwriter has agreed that it will not offer or sell any offered certificates, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws and regulations.  For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws and regulations of Japan.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of the Financial Industry Regulatory Authority (“FINRA”), the New York Stock Exchange, the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC and Wells Fargo Bank, N.A.

LEGAL MATTERS

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

It is a condition to their issuance that the respective Classes of Offered Certificates receive investment grade credit ratings from three NRSROs engaged by the Depositor to rate the offered certificates (each a “Rating Agency” and collectively, the “Rating Agencies”).

The ratings on the Offered Certificates address the likelihood of—

●	the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

●
except in the case of the Class X-A and Class X-B Certificates, the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in August 2050.

The ratings on the Offered Certificates take into consideration—

●	the credit quality of the Mortgage Loans,

●	structural and legal aspects associated with the Offered Certificates, and

●	the extent to which the payment stream from the Mortgage Loans is adequate to make distributions of interest and principal required under the Offered Certificates.

The ratings on the respective Classes of Offered Certificates do not represent any assessment of—

●	the tax attributes of the Offered Certificates or of the Trust Fund,

●	whether or to what extent prepayments of principal may be received on the Mortgage Loans,

●	the likelihood or frequency of prepayments of principal on the Mortgage Loans,

●	the degree to which the amount or frequency of prepayments of principal on the Mortgage Loans might differ from those originally anticipated,

●
whether or to what extent the interest distributable on any Class of Offered Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

●	whether and to what extent Default Interest will be received.

A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the Mortgage Loans.  In general, the ratings on the Offered Certificates address credit risk and not prepayment risk.  In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A or Class X-B Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses.  In the event that holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such Certificates.  The notional amounts of the Class X-A and Class X-B Certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary.  The ratings do not address the timing or magnitude of reductions of such notional amounts, but only the obligation to distribute interest timely on such notional amounts as so reduced from time to time.  Therefore, the ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.
Additionally, other NRSROs that we have not engaged to rate the Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise.  If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies.  The issuance of unsolicited ratings of a Class of the Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.  As part of the process of obtaining ratings for the Certificates, the Depositor had initial discussions with and submitted certain materials to six NRSROs.  Based on preliminary feedback from those six (6) NRSROs at that time, the Depositor hired three of them to rate the Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Certificates.  Had the Depositor selected such other NRSROs to rate the Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates.  Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor.

Neither the Depositor nor any other person or entity will have any duty to notify you if any such other NRSRO issues, or delivers notice of its intention to issue, unsolicited ratings on one or more Classes of Certificates after the date of this prospectus supplement.  In no event will ratings confirmation from any such other NRSRO be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the Pooling and Servicing Agreement.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Certificates.

On or before the Closing Date, the Depositor will prepay fees for ongoing ratings surveillance to each of the Rating Agencies, and anticipates that they will perform ratings surveillance with respect to their ratings of the Offered Certificates for as long as the Offered Certificates remain outstanding.  However, the Depositor has no obligation and no ability to ensure that any Rating Agency performs ratings surveillance.  In addition, one or more of the Rating Agencies may cease to perform ratings surveillance on one or more Classes of Offered Certificates if the information furnished to that Rating Agency is insufficient to allow it to continue to perform ratings surveillance.

For additional information, please see “Ratings” in the accompanying prospectus.

INDEX OF DEFINED TERMS

COMM 2014-LC15 pooling and
3		servicing agreement	S-5
COMM 2014-LC15 Pooling and
30/360 Basis	S-141	Servicing Agreement	S-160
		COMM 2014-LC15 Securitization	S-159
A		COMM 2014-LC15 special servicer	S-15
		COMM 2014-LC15 Special Servicer	S-160
Acceptable Insurance Default	S-339	COMM 2014-LC15 trustee	S-16
accredited investor	S-387	COMM 2014-LC15 Trustee	S-160
Actual/360 Basis	S-140	Companion Loan Collection Account	S-351
Additional Servicer	S-370	consult	S-331
Additional Trust Fund Expense	S-268	Control-Eligible Certificates	S-257
Administrative Fee Rate	S-255	Corrected Mortgage Loan	S-311
Adverse REMIC Event	S-199	CPR	S-299
advisor	S-331	CRE Loans	S-219
Affiliated Transactions	S-187	CREFC®	S-285
ALTA	S-226	CREFC® Intellectual Property Royalty
Appraisal Institute	S-215	License Fee	S-255
Appraisal Reduction Amount	S-349	CREFC® Intellectual Property Royalty
Appraisal Trigger Event	S-350	License Fee Rate	S-256
Appraisal-Reduced Interest Amount	S-265	CREFC® Reports	S-285
Assessment of Compliance	S-371	CRR	S-65
Assumption Application Fees	S-319	Cut-off Date	S-132
Assumption Fees	S-319	Cut-off Date Pool Balance	S-132
Attestation Report	S-371	Cut-off Date Principal Balance	S-132
Authorized Collection Account
Withdrawal	S-352	D
Available Distribution Amount	S-261
		DBRS	S-291
B		Declaration	S-192
		Default Interest	S-198
Base Interest Fraction	S-262	Defaulted Mortgage Loan	S-257
Borrower Party	S-284	Demand Entities	S-220
		Demand Letter	S-221
C		Depositor	S-202
		Designated Sub-Servicer	S-370
CDI 202.01	S-289	Designated Trust Advisor Expenses	S-270
Certificate Administrator	S-236	Dexia	S-221
Certificate Administrator’s Website	S-281	Disclosable Special Servicer Fees	S-316
Certificateholder	S-247	Discount Rate	S-262
Certificates	S-248	Distribution Account	S-249
Class	S-247	Distribution Date Statement	S-279
Class A-SB Planned Principal Balance	S-259	DOL	S-386
Clearstream	S-54, S-251	DTC	S-54
Closing Date	S-202	Due Date	S-140
CMBS	S-240	Due Diligence Requirement	S-65
Collection Account	S-351
Collective Consultation Period	S-329	E
COMM 2014-LC15 Certificate
Administrator	S-160	EDGAR	S-286
COMM 2014-LC15 Certificates	S-159	EEA	ix, S-65
COMM 2014-LC15 Custodian	S-160	ERISA	S-386
COMM 2014-LC15 Depositor	S-160	ERISA Plan	S-386
COMM 2014-LC15 master servicer	S-15	Euroclear	S-54, S-251
COMM 2014-LC15 Master Servicer	S-160	Exchange Act	S-220
COMM 2014-LC15 Operating Advisor	S-160, S-321	Exemption	S-386, S-388
		Exemption Rating Agency	S-387

Exemption-Favored Party	S-388	JL Holdings - Burger King Portfolio - 90
		Pari Passu Companion Loan	S-159
F		JL Holdings - Burger King Portfolio - 90
		Prepayment Premium	S-163
FDIC	S-85	JL Holdings - Burger King Portfolio - 90
FEMA	S-179	Realized Principal Loss	S-163
FIEL	x	JL Holdings - Burger King Portfolio - 90
Final Asset Status Report	S-327	Senior Noteholders	S-159
FINRA	S-392	JL Holdings - Burger King Portfolio - 90
FSMA	S-392	Senior Notes	S-159
JL Holdings - Burger King Portfolio - 90
G		Subordinate Companion Loan	S-159

GGP	S-181	L
Government Securities	S-141
		Ladder Capital Group	S-202
H		Ladder Capital Review Team	S-210
		Ladder Holdings	S-202
High Net Worth Companies,		LCF	S-202
Unincorporated Associations, Etc	x	LCF Data Tape	S-210
		LCF Financing Affiliates	S-203
I		LCF Mortgage Loans	S-202
		Liquidation Fee Rate	S-315
Interest Reserve Account	S-251	LNR	S-240
Interested Person	S-358	LNR Partners	S-240
Investor Certification	S-284	Loan Combination	S-132
Investor Q&A Forum	S-283	Lock-out Period	S-141
Investor Registry	S-283	Loss of Value Payment	S-199
Issuing Entity	S-201
M
J
		Majority Subordinate Certificateholder	S-328
JL Holdings - Burger King Portfolio - 90		Master Servicer	S-236
A/A Intercreditor Agreement	S-159	Material Action	S-345
JL Holdings - Burger King Portfolio - 90		Modification Fees	S-319
A/B Intercreditor Agreement	S-159	Montgomery Mall Controlling Note
JL Holdings - Burger King Portfolio - 90		Holder	S-154
Companion Loans	S-159	Montgomery Mall Intercreditor
JL Holdings - Burger King Portfolio - 90		Agreement	S-153
Control Appraisal Period	S-168	Montgomery Mall Loan Combination	S-153
JL Holdings - Burger King Portfolio - 90		Montgomery Mall Mortgage Loan	S-153
Directing Holder	S-168	Montgomery Mall Mortgaged Property	S-153
JL Holdings – Burger King Portfolio –		Montgomery Mall Non-Controlling Note
90 Intercreditor Agreement	S-159	Holder	S-155
JL Holdings - Burger King Portfolio - 90		Montgomery Mall Noteholders	S-153
Junior Noteholder	S-159	Montgomery Mall Pari Passu
JL Holdings – Burger King Portfolio –		Companion Loan	S-153
90 Lease	S-137, S-184	Moody’s	S-238, S-291
JL Holdings - Burger King Portfolio - 90		Mortgage Loan	S-132
Loan Combination	S-159	Mortgage Loan Purchase Agreement	S-194
JL Holdings - Burger King Portfolio - 90		Mortgage Loan Sellers	S-202
Major Decision	S-166	Mortgage Loans	S-132
JL Holdings - Burger King Portfolio - 90		Mortgage Pass-Through Rate	S-255
Mortgage Loan	S-159	Mortgage Pool	S-132
JL Holdings - Burger King Portfolio - 90		Mortgaged Property	S-132
Mortgaged Properties	S-159
JL Holdings - Burger King Portfolio - 90
Mortgaged Property	S-159

N		Pacific Design Center Non-Controlling
		Note Holder	S-157
Net Aggregate Prepayment Interest		Pacific Design Center Noteholders	S-156
Shortfall	S-252	Pacific Design Center Pari Passu
NFA	S-392	Companion Loan	S-156
Non-Serviced Loan Combination	S-133	Pacific Design Center Pooling and
Non-Serviced Pari Passu Companion		Servicing Agreement	S-156
Loan	S-133	Pacific Design Center Securitization
Non-Serviced Pari Passu Companion		Date	S-156
Loans	S-133	Parent Guarantors	S-187
Non-Serviced Pari Passu Mortgage		Pari Passu Companion Loan	S-132
Loan	S-133	Pari Passu Mortgage Loans	S-132
Non-Serviced Subordinate Companion		Parking Impact Fee	S-192
Loan	S-133	Participants	S-251
NRSRO	S-283	Party in Interest	S-386
NRSRO Certification	S-284	PCR	S-226
		Permitted Investments	S-250
O		Permitted Special Servicer/Affiliate
		Fees	S-316
Oak Court Mall Companion Loan	S-170	PL	S-191, S-215
Oak Court Mall Controlling Note Holder	S-172	Plan	S-386
Oak Court Mall Intercreditor Agreement	S-170	PML	S-191, S-207, S-215
Oak Court Mall Loan Combination	S-170	Pooling and Servicing Agreement	S-306
Oak Court Mall Mortgage Loan	S-170	PPA	S-238
Oak Court Mall Mortgaged Property	S-170	Prepayment Interest Excess	S-253
Oak Court Mall Non-Controlling Note		Prepayment Interest Shortfall	S-252
Holder	S-172	Prepayment Premium	S-262
Oak Court Mall Noteholders	S-170	Principal Balance Certificates	S-248
Oak Court Mall Pooling and Servicing		Principal Distribution Amount	S-256
Agreement	S-171	Privileged Information	S-332
Oak Court Mall Securitization Date	S-171	Privileged Person	S-283
OCC	S-212	PTCE 95-60	S-389
Offered Certificates	S-248	PTE	S-388
Offsetting Modification Fees	S-319	Purchase Price	S-198
Operating Lease	S-138
Operating Tenant	S-138	Q
Originator	S-221
Originators	S-202	Qualification Criteria	S-211, S-219, S-226, S-234
Other Certificate Administrator	S-287	Qualified Insurer	S-340
Other Master Servicer	S-267	Qualified Replacement Special Servicer	S-337
Other Securitization Servicing
Agreement	S-154	R
Other Special Servicer	S-320
Other Trust Advisor	S-269, S-321, S-322	Rating Agencies	S-393
Other Trustee	S-292	Rating Agency	S-393
		Rating Agency Confirmation	S-361
P		Realized Losses	S-267
		recommend	S-331
P&I	S-238	Recovered Interest Amounts	S-253
Pacific Design Center Controlling Note		Regulation AB	S-371
Holder	S-157	REIT	S-383
Pacific Design Center Intercreditor		Release Parcel	S-146
Agreement	S-156	Relevant Member State	ix
Pacific Design Center Loan		Relevant Persons	x
Combination	S-156	REMIC Pool	S-382
Pacific Design Center Mortgage Loan	S-156	REO Account	S-358
Pacific Design Center Mortgaged		REO Companion Loan	S-312
Property	S-156	REO Mortgage Loan	S-312
		REO Property	S-247

Requesting Party	S-359	Trust Advisor	S-243
Required Claims-Paying Ratings	S-340	Trust Advisor Expenses	S-269
Responsible Repurchase Party	S-196	Trust Fund	S-132
Restricted Group	S-388	Trust-Related Litigation	S-371
Retention Requirement	S-65
Rialto Mortgage	S-229	U
Rialto Mortgage Data Tape	S-233
Rialto Mortgage Loans	S-229	U.S. Bank	S-221
Rialto Mortgage Review Team	S-233	UPB	S-238, S-243
Rule 15Ga-1	S-220	US AcquireCo	S-187
Rule 17g-5	S-273
Rule 17g-5 Information Provider	S-361	W
Rule 17g-5 Information Provider’s
Website	S-362	WAC Rate	S-254
		Wachovia	S-236
S		Wachovia Bank	S-212
		Wells Fargo	S-236
SAM	S-243	Wells Fargo Bank	S-212, S-236
SEC	S-201	Wells Fargo Bank Data Tape	S-218
SEL	S-191, S-207, S-215	Wells Fargo Bank Deal Team	S-217
Senior Consultation Period	S-328, S-329	WFRBS 2014-C20 Certificate
Serviced Loan Combination	S-132, S-133	Administrator	S-151
Serviced Pari Passu Companion Loan	S-132	WFRBS 2014-C20 Depositor	S-151
Serviced Pari Passu Companion Loans	S-133	WFRBS 2014-C20 master servicer	S-15
Serviced Pari Passu Mortgage Loan	S-132, S-133	WFRBS 2014-C20 Master Servicer	S-151
Servicer Termination Event	S-362	WFRBS 2014-C20 pooling and servicing
Servicing Advance	S-322	agreement	S-5
Servicing Function Participant	S-370	WFRBS 2014-C20 Pooling and
Servicing Standard	S-307	Servicing Agreement	S-151
Servicing Transfer Event	S-309	WFRBS 2014-C20 special servicer	S-15
SH	S-243	WFRBS 2014-C20 Special Servicer	S-151
Similar Requirements	S-65	WFRBS 2014-C20 Trust Advisor	S-151, S-321
SIPC	S-392	WFRBS 2014-C20 trustee	S-15
Situs	S-243	WFRBS 2014-C20 Trustee	S-151
SMMEA	S-389	Woodbridge	S-221
Soho Beach House Mortgage Loan	S-138	Woodbridge Center Mortgaged
Soho Beach House Mortgaged Property	S-138	Property	S-151
Special Servicer	S-240	Woodbridge Center Companion Loan	S-151
Special Servicer Decision	S-341	Woodbridge Center Controlling Note
Specially Designated Mortgage Loan		Holder	S-152
Documents	S-195	Woodbridge Center Intercreditor
Specially Serviced Mortgage Loan	S-309	Agreement	S-151
Sponsor	S-202	Woodbridge Center Loan Combination	S-151
Sponsors	S-202	Woodbridge Center Mortgage Loan	S-151
Subordinate Class Representative	S-328	Woodbridge Center Non-Controlling
Subordinate Companion Loan	S-132	Note Holder	S-152
Subordinate Control Period	S-328	Woodbridge Center Noteholders	S-151
Sub-Servicing Entity	S-363	Workout Fee Projected Amount	S-314
Sydran	S-182	WTNA	S-235
Sydran Group	S-182
Y
T
		Yield Maintenance Charge	S-262
The Royal Bank of Scotland	S-222	Yield Maintenance Discount Rate	S-143
The Royal Bank of Scotland Data Tape	S-227	YM Group A	S-261
The Royal Bank of Scotland Deal Team	S-227	YM Group B	S-261
TIA	S-288	YM Groups	S-261
TIA Applicability Determination	S-289
Trust	S-201

Annex A-1

Certain Characteristics of the Mortgage Loans
and Mortgaged Properties

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address(3)	City	State	Zip Code
1	Woodbridge Center	RBS		250 Woodbridge Center Drive	Woodbridge	NJ	07095
2	Soho Beach House	LCF		4385 Collins Avenue	Miami Beach	FL	33140
3	Montgomery Mall	RBS		230 Montgomery Mall	North Wales	PA	19454
4	Pacific Design Center	LCF		8687 Melrose Avenue	West Hollywood	CA	90069
5	Purgatory Creek Apartments	RMF		1951 Hunter Road	San Marcos	TX	78666
6	Weatherford Ridge	WFB		205, 215, 220, 225, 325, 425 Adams Drive	Weatherford	TX	76086
7	Harlequin Plaza	WFB		7600 East Orchard Road	Greenwood Village	CO	80111
8	Market Square at Montrose	LCF		4040 Medina Road	Akron	OH	44333
9	JL Holdings - Burger King Portfolio - 90	LCF		Various	Various	Various	Various
9.01	Burger King #02957 - Houma, LA	LCF		1033 West Tunnel Boulevard	Houma	LA	70360
9.02	Burger King #04324 - Gulf Shores, AL	LCF		1501 Gulf Shores Parkway	Gulf Shores	AL	36542
9.03	Burger King #11942 - Gray, LA	LCF		3863 West Park Avenue	Gray	LA	70359
9.04	Burger King #00144 - Baton Rouge, LA	LCF		4951 Florida Boulevard	Baton Rouge	LA	70806
9.05	Burger King #06788 - Zachary, LA	LCF		5131 Main Street	Zachary	LA	70791
9.06	Burger King #05255 - Pritchard, AL	LCF		2924 Saint Stephens Road	Pritchard	AL	36612
9.07	Burger King #05035 - Tuscaloosa, AL	LCF		2515 Stillman Boulevard	Tuscaloosa	AL	35401
9.08	Burger King #09788 - Walker, LA	LCF		27931 Walker Road South	Walker	LA	70785
9.09	Burger King #03818 - Mobile, AL	LCF		7777 Moffett Road	Mobile	AL	36618
9.10	Burger King #03156 - Saraland, AL	LCF		310 Highway 43 North	Saraland	AL	36571
9.11	Burger King #01437 - Monroe, LA	LCF		1710 US 165 Bypass	Monroe	LA	71202
9.12	Burger King #12661 - Baton Rouge, LA	LCF		3530 Harding Boulevard	Baton Rouge	LA	70807
9.13	Burger King #09804 - Gonzales, LA	LCF		404 North Airline Highway	Gonzales	LA	70737
9.14	Burger King #01198 - Mobile, AL	LCF		3875 Airport Boulevard	Mobile	AL	36608
9.15	Burger King #04130 - Vicksburg, MS	LCF		3121 Halls Ferry Road	Vicksburg	MS	39180
9.16	Burger King #09004 - Diamondhead, MS	LCF		5400 West Aloha Drive	Diamondhead	MS	39525
9.17	Burger King #12830 - Boutte, LA	LCF		14157 U.S. Highway 90	Paradis	LA	70039
9.18	Burger King #10763 - Hammond, LA	LCF		46020 North Puma Drive	Hammond	LA	70401
9.19	Burger King #01425 - New Iberia, LA	LCF		1419 Center Street	New Iberia	LA	70560
9.20	Burger King #03623 - Covington, LA	LCF		605 North Highway 190	Covington	LA	70433
9.21	Burger King #06149 - New Iberia, LA	LCF		1419 Center Street	New Iberia	LA	70560
9.22	Burger King #01489 - Mobile, AL	LCF		5380 Highway 90 West	Mobile	AL	36619
9.23	Burger King #11095 - Tuscaloosa, AL	LCF		4900 Skyland Boulevard East	Tuscaloosa	AL	35405
9.24	Burger King #01207 - West Monroe, LA	LCF		100 Thomas Road	West Monroe	LA	71291
9.25	Burger King #01428 - Sulphur, LA	LCF		2017 Ruth Street	Sulphur	LA	70663
9.26	Burger King #05029 - Pineville, LA	LCF		3301 Monroe Highway	Pineville	LA	71360
9.27	Burger King #07467 - Ruston, LA	LCF		1401 North Trenton Street	Ruston	LA	71270
9.28	Burger King #11544 - Westlake, LA	LCF		801 Sampson Street	Westlake	LA	70669
9.29	Burger King #09708 - Natchez, MS	LCF		421 Highway 61 North	Natchez	MS	39120
9.30	Burger King #04581 - Foley, AL	LCF		910 South McKenzie Street	Foley	AL	36535
9.31	Burger King #10802 - Westwego, LA	LCF		500 West Bank Expressway	Westwego	LA	70094
9.32	Burger King #06676 - Jackson, MS	LCF		1470 Canton Mart Road	Jackson	MS	39211
9.33	Burger King #09270 - Robertsdale, AL	LCF		21890 State Highway 59 South	Robertsdale	AL	36567
9.34	Burger King #10764 - Morgan City, LA	LCF		937 Highway 90	Bayou Vista	LA	70380
9.35	Burger King #12329 - Rayne, LA	LCF		1021 Church Point Highway	Rayne	LA	70578
9.36	Burger King #12633 - Port Allen, LA	LCF		4383 Louisiana 1 South	Brusly	LA	70719
9.37	Burger King #12895 - Delhi, LA	LCF		1007 Broadway Street	Delhi	LA	71232
9.38	Burger King #11614 - Harvey, LA	LCF		1840 Lapalco Boulevard	Harvey	LA	70058
9.39	Burger King #06129 - Mobile, AL	LCF		3200 Spring Hill Avenue	Mobile	AL	36607
9.40	Burger King #02483 - Mobile, AL	LCF		7701 Airport Boulevard	Mobile	AL	36608
9.41	Burger King #06488 - Mobile, AL	LCF		6403 Cottage Hill Road	Mobile	AL	36695
9.42	Burger King #06916 - Kenner, LA	LCF		1000 West Esplanade Avenue	Kenner	LA	70065
9.43	Burger King #01149 - Baton Rouge, LA	LCF		6244 Airline Highway	Baton Rouge	LA	70805
9.44	Burger King #10762 - Geismar, LA	LCF		13455 Louisiana 73	Geismar	LA	70734
9.45	Burger King #12322 - Oakdale, LA	LCF		695 Highway 165 South	Oakdale	LA	76463
9.46	Burger King #06783 - Baton Rouge, LA	LCF		5119 Jones Creek Road	Baton Rouge	LA	70817
9.47	Burger King #09692 - Greenwell Springs, LA	LCF		14280 Greenwell Springs Road	Greenwell Springs	LA	70739
9.48	Burger King #08645 - Pace, FL	LCF		4120 Highway 90	Pace	FL	32507
9.49	Burger King #06325 - Baton Rouge, LA	LCF		7004 Siegen Lane	Baton Rouge	LA	70809
9.50	Burger King #06674 - Slidell, LA	LCF		141 Northshore Boulevard	Slidell	LA	70460
9.51	Burger King #00373 - Mobile, AL	LCF		3949 Government Boulevard	Mobile	AL	36693
9.52	Burger King #09115 - Meridian, MS	LCF		4825 8th Street	Meridian	MS	39307
9.53	Burger King #01617 - Lake Charles, LA	LCF		1211 North Highway 171	Lake Charles	LA	70611
9.54	Burger King #05981 - Meridian, MS	LCF		2100 North Frontage Road	Meridian	MS	39301
9.55	Burger King #11715 - Ville Platte, LA	LCF		1212 East Main Street	Ville Platte	LA	70586
9.56	Burger King #01439 - Slidell, LA	LCF		185 Gause Boulevard	Slidell	LA	70458
9.57	Burger King #07930 - Long Beach, MS	LCF		310 E. Beach Blvd.	Long Beach	MS	39560
9.58	Burger King #09838 - Fairhope, AL	LCF		19755 Greeno Road	Fairhope	AL	36532
9.59	Burger King #12820 - Iowa, LA	LCF		1111 Lowe-Grout Road	Iowa	LA	70647
9.60	Burger King #00211 - Baton Rouge, LA	LCF		3100 Highland Road	Baton Rouge	LA	70802
9.61	Burger King #04914 - Pensacola, FL	LCF		13392 Perdido Key Drive	Pensacola	FL	32507
9.62	Burger King #09686 - Thomasville, AL	LCF		2001 Highway 43	Thomasville	AL	36784
9.63	Burger King #12660 - Vinton, LA	LCF		1807 West Street	Vinton	LA	70668
9.64	Burger King #12007 - Denham Springs, LA	LCF		31706 Louisiana 16	Denham Springs	LA	70726
9.65	Burger King #09958 - Grove Hill, AL	LCF		198 South Jackson Street	Grove Hill	AL	36451
9.66	Burger King #10572 - Eunice, LA	LCF		2300 West Laurel Avenue	Eunice	LA	70535
9.67	Burger King #11488 - Lafayette, LA	LCF		2256 Ambassador Caffery Parkway	Lafayette	LA	70506
9.68	Burger King #06048 - Tuscaloosa, AL	LCF		1601 McFarland Boulevard North	Tuscaloosa	AL	35406
9.69	Burger King #00360 - New Orleans, LA	LCF		1700 Saint Charles Avenue	New Orleans	LA	70130
9.70	Burger King #03585 - Daphne, AL	LCF		29295 US Highway 98	Daphne	AL	36526
9.71	Burger King #04016 - Mobile, AL	LCF		3004 Airport Boulevard	Mobile	AL	36606
9.72	Burger King #06105 - Northport, AL	LCF		3820 McFarland Boulevard	Northport	AL	35405
9.73	Burger King #09259 - Gulf Breeze, FL	LCF		3380 Gulf Breeze Parkway	Gulf Breeze	FL	32507
9.74	Burger King #11979 - Monroe, LA	LCF		5151 Forsythe Street	Monroe	LA	71201
9.75	Burger King #12597 - Lake Charles, LA	LCF		279 Sam Houston Jones Parkway	Lake Charles	LA	70611
9.76	Burger King #01337 - Metairie, LA	LCF		8101 Airline Drive	Metairie	LA	70003
9.77	Burger King #01465 - Laurel, MS	LCF		319 Beacon Street	Laurel	MS	39440
9.78	Burger King #11694 - DeQuincy, LA	LCF		901 East Fourth Street	DeQuincey	LA	70633
9.79	Burger King #00501 - Lafayette, LA	LCF		1500 Johnston Street	Lafayette	LA	70506
9.80	Burger King #10800 - Livingston, AL	LCF		369 Highway 28	Livingston	AL	35470
9.81	Burger King #09026 - Laurel, MS	LCF		2130 Highway 15 North	Laurel	MS	39440
9.82	Burger King #09213 - Pensacola, FL	LCF		3210 West Michigan Avenue	Pensacola	FL	32526
9.83	Burger King #01917 - Vidalia, LA	LCF		1115 Carter Street	Vidalia	LA	71373
9.84	Burger King #10607 - Houma, LA	LCF		1637 Martin Luther King Jr Boulevard	Houma	LA	70360
9.85	Burger King #09853 - Franklin, LA	LCF		1825 Main Street	Franklin	LA	70538
9.86	Burger King #01315 - Alexandria, LA	LCF		3705 South Macarthur Drive	Alexandria	LA	71302

A-1-1

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address(3)	City	State	Zip Code
9.87	Burger King #12919 - Covington, LA	LCF		1005 Highway 190 Bypass	Covington	LA	70433
9.88	Burger King #12752 - Lafayette, LA	LCF		1726 North University Avenue	Lafayette	LA	70507
9.89	Burger King #01537 - Lafayette, LA	LCF		312 Jefferson Avenue	Lafayette	LA	70501
9.90	Burger King #12753 - Slidell, LA	LCF		3114 Pontchartrain Drive	Slidell	LA	70458
10	Security Self Storage SPX Portfolio	WFB		Various	Various	Various	Various
10.01	2078 South Pontiac Way	WFB		2078 South Pontiac Way	Denver	CO	80224
10.02	13300 College	WFB		13300 College Boulevard	Lenexa	KS	66210
10.03	3760 East Pikes Peak Avenue	WFB		3760 East Pikes Peak Avenue	Colorado Springs	CO	80909
10.04	111 North Maize Road	WFB		111 North Maize Road	Wichita	KS	67212
10.05	3160 Austin Bluffs Parkway	WFB		3160 Austin Bluffs Parkway	Colorado Springs	CO	80918
10.06	3030 Sycamore School Road	WFB		3030 Sycamore School Road	Fort Worth	TX	76133
10.07	8631 West 21st Street	WFB		8631 West 21st Street North	Wichita	KS	67205
10.08	405 South Hillside Street	WFB		405 South Hillside Avenue	Wichita	KS	67211
11	Delaware State Office Portfolio	LCF		Various	Dover	DE	19904
11.01	Silver Lake	LCF		800-861 Silver Lake Boulevard	Dover	DE	19904
11.02	Enterprise Place	LCF		100 Enterprise Place	Dover	DE	19904
12	Massillon Industrial	RMF		4676 Erie Avenue Southwest	Massillon	OH	44662
13	Orchard Falls	LCF		7800 East Orchard Road	Greenwood Village	CO	80111
14	CT Self Storage Portfolio	WFB		Various	Various	CT	Various
14.01	CT Self Storage-West Hartford	WFB		580 New Park Avenue; 47 Chelton Avenue	West Hartford	CT	06110
14.02	CT Self Storage-Plainville	WFB		405 New Britain Avenue	Plainville	CT	06062
14.03	CT Self Storage-Glastonbury	WFB		190 Oakwood Drive	Glastonbury	CT	06033
14.04	CT Self Storage-Meriden	WFB		490 West Main Street	Meriden	CT	06451
15	Larkins Corner	WFB		601, 605-653, 657, 659 Conchester Highway	Upper Chichester Township	PA	19061
16	Hampton Inn Hallandale	WFB		1000 South Federal Highway	Hallandale	FL	33309
17	NaperWest Retail Center	WFB		510-618 South Route 59	Naperville	IL	60540
18	Oak Court Mall	RBS		4465 Poplar Avenue	Memphis	TN	38117
19	1120 Nasa Parkway	LCF	Cross Portfolio A	1120 Nasa Parkway	Houston	TX	77058
20	1110 Nasa Parkway	LCF	Cross Portfolio A	1110 Nasa Parkway	Houston	TX	77058
21	1100 Nasa Parkway	LCF	Cross Portfolio A	1100 Nasa Parkway	Houston	TX	77058
22	BLG Industrial	WFB		10093-10095 Brose Drive	Vance	AL	35490
23	Target - San Jose	LCF		2155 Morrill Avenue	San Jose	CA	95132
24	Residence Inn Grapevine	LCF		2020 State Highway 26	Grapevine	TX	76051
25	Security Public Storage - Huntington Beach	WFB		7676 Slater Avenue; 17601 Morgan Lane; 7651 Speer Avenue	Huntington Beach	CA	92647
26	Doubletree Dallas - Farmers Branch	RMF		11611 Luna Road	Farmers Branch	TX	75234
27	Lake Worth Center	RBS		6302 - 6342 & 6310-6342 Lake Worth Boulevard and 3933-3939 Boat Club Drive	Lake Worth	TX	76135
28	Hilton Garden Inn - Covington	RMF		350 Holiday Square Boulevard	Covington	LA	70433
29	Microtel Inn & Suites Portfolio - Texas	LCF		Various	Various	TX	Various
29.01	Microtel Inn & Suites - Round Rock	LCF		6 Roundville Lane	Round Rock	TX	78664
29.02	Microtel Inn & Suites - Seaworld	LCF		1605 West Loop 1604 South	San Antonio	TX	78245
29.03	Microtel Inn & Suites - San Antonio	LCF		15314 Highway 281 North	San Antonio	TX	78232
30	Spring Valley Shopping Center	RMF		4122-4240 South Rainbow Boulevard & 6775-6847 Flamingo Road	Las Vegas	NV	89103
31	Centennial Medical Office	RMF		4 Centennial Drive; 0, 51 Jubilee Drive	Peabody	MA	01960
32	8880 West Sunset Road	LCF		8880 West Sunset Road	Las Vegas	NV	89148
33	93 East Apartments	RMF		2565 Shallowford Road	Atlanta	GA	30345
34	Bayou Place Phase I	WFB		500 Texas Avenue	Houston	TX	77002
35	Kings Crossing	LCF		3395 Union Street	North Chili	NY	14514
36	13140 Coit Road	LCF		13140 Coit Road	Dallas	TX	75240
37	Lawn Village	RMF		22445 Lorain Road	Fairview Park	OH	44126
38	Giant Eagle Parma	LCF		7400 Broadview Road	Parma	OH	44134
39	Homewood Suites - Beaumont	RMF		3745 IH-10 South	Beaumont	TX	77705
40	Everett Mall Mini Storage	LCF		10011 3rd Avenue South East	Everett	WA	98208
41	Grandview Center	LCF		1029 Mutual Way	Grand Chute	WI	54913
42	Security Public Storage - Escondido	WFB		425 North Quince Street	Escondido	CA	92025
43	Citadel Apartments	LCF		1520 University Boulevard North East	Albuquerque	NM	87102
44	Briarwood Apartments	WFB		1301-1343 Briarwood Drive; 1301-1379 Briarwood Court; 1308-1413 Lockhaven Court; 1429-1499 Woodhaven Court; 1201-1342, 6504-6590 Woodhaven Drive	Waterford	MI	48327
45	Stop & Shop - Everett	LCF		1690 Revere Beach Parkway	Everett	MA	02149
46	850-890 Walsh Avenue	RBS		850-890 Walsh Avenue & 2605 Lafayette Street	Santa Clara	CA	95050
47	Ashburn Square	WFB		20630, 20660 Ashburn Road	Ashburn	VA	20147
48	Towne Place Suites	LCF		1545 Three Village Road	Weston	FL	33326
49	The Paddocks at Mount Juliet	WFB		305-475 Pleasant Grove Road	Mount Juliet	TN	37122
50	Barstow Shopping Center	WFB		1270 & 1300-1354 East Main Street	Barstow	CA	92311
51	Rochester-Hamlin Retail Center	WFB		50 West Hamlin Road; 1880-1950 Rochester Road	Rochester Hills	MI	48307
52	Comfort Inn - Grapevine, TX	RBS		301 Capitol Street	Grapevine	TX	76051
53	South Ridge Shopping Center	LCF		1616-1678 South Beavercreek Road & 1677-1813 Molalla Avenue	Oregon City	OR	97045
54	Merchant’s Walk Shopping Center	WFB		4900-4926, 4930-4936, 4944, 5000-5024 Thoroughbred Lane	Brentwood	TN	37207
55	Shaw Business Center	WFB		210-218 Shaw Road; 1264-1272 San Mateo Avenue	South San Francisco	CA	94080
56	Security Public Storage - McHenry	WFB		3941 McHenry Avenue	Modesto	CA	95356
57	WWG StorQuest - Louisville	WFB	Cross Portfolio B	1200 Lock Street	Louisville	CO	80027
58	WWG StorQuest - Manitou Springs	WFB	Cross Portfolio B	125 Higginbotham Road	Manitou Springs	CO	80829
59	Security Public Storage - Woodland	WFB		1401 Woodland Avenue	Modesto	CA	95351
60	2054 University Avenue	WFB		2050-2054 University Avenue	Berkeley	CA	94704
61	Planet Self Storage - Boston	WFB		33-39 Traveler Street	Boston	MA	02118
62	Security Public Storage - Pinole	WFB		2975 Pinole Valley Road	Pinole	CA	94564
63	Quality Inn College Station	LCF		1027 North Earl Rudder Freeway	Bryan	TX	77802
64	Lionsgate Marketplace	RMF		14319 Metcalf Avenue	Overland Park	KS	66223
65	New Castle Apartments	LCF		5700 Roper Street	East Ridge	TN	37412
66	134 Golden Gate Avenue	WFB		134 Golden Gate Avenue	San Francisco	CA	94102
67	Cinco Ranch Plaza I	WFB		23855 & 24124 Cinco Ranch Boulevard	Katy	TX	77494
68	WWG StorQuest - Clock Tower	WFB		16400 East Colfax Avenue	Aurora	CO	80011
69	Oakwood Park	WFB		1712 Timber Ridge	Ypsilanti	MI	48198
70	The Willows	WFB		500 Ewart Avenue	Akron	OH	44312
71	Walgreens New Haven	WFB		88 York Street	New Haven	CT	06511
72	508 Toulouse Street	LCF		508 Toulouse Street	New Orleans	LA	70130
73	WWG StorQuest - Pony Express	WFB		18455 Pony Express Drive	Parker	CO	80134
74	Evergreen Village	WFB		1420 Michigan Avenue	St. Louis	MI	48880
75	Highland Garden Apartments	RMF		4120 - 4140 Annapolis Road	Baltimore	MD	21227
76	Walgreens - Greenville	LCF		1420 West Washington Street	Greenville	MI	48838
77	Drexel Apartments	WFB		5001-5005 South Drexel Boulevard; 909-919 East 50th Street	Chicago	IL	60615
78	City View MHC	WFB		4303 75th Street	Kenosha	WI	53142
79	CVS - Bridgeport	LCF		1875 Boston Avenue	Bridgeport	CT	06610
80	All Stor Self Storage	LCF		3941 Lake Wilson Road	Wilson	NC	27896
81	Hermitage Garden Apartments	WFB		4701 Old Hickory Boulevard	Old Hickory	TN	37138
82	Western Reserve Village	WFB		3184-3252 Albrecht Avenue	Akron	OH	44312

A-1-2

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
Mortgage Loan Number	Property Name	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(4)	Unit of Measure	Cut-off Date Balance Per Unit/SF(5)(6)	Original Balance ($)(6)	Cut-off Date Balance ($)(5)(6)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(5)	ARD Loan	Origination Date	First Pay Date
1	Woodbridge Center	Retail	Regional Mall	1971	2011	1,105,409	Sq. Ft.	226	120,000,000	120,000,000	12.3%	105,756,512	N	3/3/2014	5/1/2014
2	Soho Beach House	Hospitality	Full Service	1941	2010	50	Rooms	1,100,000	55,000,000	55,000,000	5.6%	53,480,802	N	3/14/2014	5/6/2014
3	Montgomery Mall	Retail	Regional Mall	1977	2014	1,109,341	Sq. Ft.	90	54,000,000	54,000,000	5.5%	54,000,000	N	4/22/2014	6/1/2014
4	Pacific Design Center	Mixed Use	Design Center/Office	1975/1988	2001	1,003,868	Sq. Ft.	144	50,000,000	50,000,000	5.1%	45,773,525	N	4/11/2014	5/11/2014
5	Purgatory Creek Apartments	Multifamily	Garden	2012		286	Units	110,490	31,600,000	31,600,000	3.2%	29,001,603	N	5/6/2014	6/6/2014
6	Weatherford Ridge	Retail	Anchored	2007	2012	239,590	Sq. Ft.	129	31,000,000	31,000,000	3.2%	27,193,187	N	5/6/2014	7/1/2014
7	Harlequin Plaza	Office	Suburban	1980	2013	329,926	Sq. Ft.	85	28,000,000	28,000,000	2.9%	28,000,000	N	5/2/2014	7/1/2014
8	Market Square at Montrose	Retail	Anchored	1988	2000	510,446	Sq. Ft.	50	25,425,000	25,425,000	2.6%	22,511,503	N	4/14/2014	6/6/2014
9	JL Holdings - Burger King Portfolio - 90	Retail	Single Tenant	Various	Various	271,797	Sq. Ft.	182	22,900,000	22,784,106	2.3%	13,894,893	N	3/3/2014	5/1/2014
9.01	Burger King #02957 - Houma, LA	Retail	Single Tenant	1980		3,048	Sq. Ft.		432,257	430,069	0.0%
9.02	Burger King #04324 - Gulf Shores, AL	Retail	Single Tenant	1984		3,735	Sq. Ft.		413,045	410,955	0.0%
9.03	Burger King #11942 - Gray, LA	Retail	Single Tenant	1998		3,003	Sq. Ft.		411,124	409,044	0.0%
9.04	Burger King #00144 - Baton Rouge, LA	Retail	Single Tenant	1964		3,240	Sq. Ft.		397,676	395,664	0.0%
9.05	Burger King #06788 - Zachary, LA	Retail	Single Tenant	1990		2,885	Sq. Ft.		395,755	393,752	0.0%
9.06	Burger King #05255 - Pritchard, AL	Retail	Single Tenant	1986		3,489	Sq. Ft.		374,622	372,727	0.0%
9.07	Burger King #05035 - Tuscaloosa, AL	Retail	Single Tenant	1986		4,182	Sq. Ft.		365,017	363,169	0.0%
9.08	Burger King #09788 - Walker, LA	Retail	Single Tenant	1996		2,987	Sq. Ft.		363,096	361,258	0.0%
9.09	Burger King #03818 - Mobile, AL	Retail	Single Tenant	1983		3,398	Sq. Ft.		341,003	339,277	0.0%
9.10	Burger King #03156 - Saraland, AL	Retail	Single Tenant	1981		3,244	Sq. Ft.		336,200	334,498	0.0%
9.11	Burger King #01437 - Monroe, LA	Retail	Single Tenant	1974		2,944	Sq. Ft.		328,515	326,853	0.0%
9.12	Burger King #12661 - Baton Rouge, LA	Retail	Single Tenant	1999		3,056	Sq. Ft.		324,673	323,030	0.0%
9.13	Burger King #09804 - Gonzales, LA	Retail	Single Tenant	1996		2,987	Sq. Ft.		322,752	321,118	0.0%
9.14	Burger King #01198 - Mobile, AL	Retail	Single Tenant	1980		3,807	Sq. Ft.		321,791	320,163	0.0%
9.15	Burger King #04130 - Vicksburg, MS	Retail	Single Tenant	2005		2,756	Sq. Ft.		318,909	317,295	0.0%
9.16	Burger King #09004 - Diamondhead, MS	Retail	Single Tenant	1995		2,920	Sq. Ft.		316,988	315,384	0.0%
9.17	Burger King #12830 - Boutte, LA	Retail	Single Tenant	1999		3,068	Sq. Ft.		316,988	315,384	0.0%
9.18	Burger King #10763 - Hammond, LA	Retail	Single Tenant	1997		2,867	Sq. Ft.		313,146	311,561	0.0%
9.19	Burger King #01425 - New Iberia, LA	Retail	Single Tenant	1996		3,100	Sq. Ft.		309,304	307,738	0.0%
9.20	Burger King #03623 - Covington, LA	Retail	Single Tenant	1983		2,430	Sq. Ft.		309,304	307,738	0.0%
9.21	Burger King #06149 - New Iberia, LA	Retail	Single Tenant	1988		2,720	Sq. Ft.		309,304	307,738	0.0%
9.22	Burger King #01489 - Mobile, AL	Retail	Single Tenant	1984		3,489	Sq. Ft.		307,383	305,827	0.0%
9.23	Burger King #11095 - Tuscaloosa, AL	Retail	Single Tenant	1998		2,932	Sq. Ft.		307,383	305,827	0.0%
9.24	Burger King #01207 - West Monroe, LA	Retail	Single Tenant	1973		2,992	Sq. Ft.		305,461	303,916	0.0%
9.25	Burger King #01428 - Sulphur, LA	Retail	Single Tenant	1974		2,957	Sq. Ft.		305,461	303,916	0.0%
9.26	Burger King #05029 - Pineville, LA	Retail	Single Tenant	1999		3,489	Sq. Ft.		303,540	302,004	0.0%
9.27	Burger King #07467 - Ruston, LA	Retail	Single Tenant	1992		2,915	Sq. Ft.		301,619	300,093	0.0%
9.28	Burger King #11544 - Westlake, LA	Retail	Single Tenant	1998		2,974	Sq. Ft.		301,619	300,093	0.0%
9.29	Burger King #09708 - Natchez, MS	Retail	Single Tenant	1996		2,892	Sq. Ft.		292,013	290,536	0.0%
9.30	Burger King #04581 - Foley, AL	Retail	Single Tenant	1985		3,842	Sq. Ft.		288,171	286,713	0.0%
9.31	Burger King #10802 - Westwego, LA	Retail	Single Tenant	1997		2,982	Sq. Ft.		288,171	286,713	0.0%
9.32	Burger King #06676 - Jackson, MS	Retail	Single Tenant	1990		2,814	Sq. Ft.		283,368	281,934	0.0%
9.33	Burger King #09270 - Robertsdale, AL	Retail	Single Tenant	1995		2,545	Sq. Ft.		278,565	277,156	0.0%
9.34	Burger King #10764 - Morgan City, LA	Retail	Single Tenant	1997		2,990	Sq. Ft.		278,565	277,156	0.0%
9.35	Burger King #12329 - Rayne, LA	Retail	Single Tenant	1999		3,200	Sq. Ft.		278,565	277,156	0.0%
9.36	Burger King #12633 - Port Allen, LA	Retail	Single Tenant	1999		3,063	Sq. Ft.		278,565	277,156	0.0%
9.37	Burger King #12895 - Delhi, LA	Retail	Single Tenant	1999		3,073	Sq. Ft.		278,565	277,156	0.0%
9.38	Burger King #11614 - Harvey, LA	Retail	Single Tenant	1998		2,987	Sq. Ft.		272,802	271,421	0.0%
9.39	Burger King #06129 - Mobile, AL	Retail	Single Tenant	1988		2,694	Sq. Ft.		264,157	262,820	0.0%
9.40	Burger King #02483 - Mobile, AL	Retail	Single Tenant	1984		3,722	Sq. Ft.		259,354	258,041	0.0%
9.41	Burger King #06488 - Mobile, AL	Retail	Single Tenant	1989		2,795	Sq. Ft.		259,354	258,041	0.0%
9.42	Burger King #06916 - Kenner, LA	Retail	Single Tenant	1990		3,008	Sq. Ft.		259,354	258,041	0.0%
9.43	Burger King #01149 - Baton Rouge, LA	Retail	Single Tenant	1972		2,625	Sq. Ft.		257,433	256,130	0.0%
9.44	Burger King #10762 - Geismar, LA	Retail	Single Tenant	1997		2,898	Sq. Ft.		257,433	256,130	0.0%
9.45	Burger King #12322 - Oakdale, LA	Retail	Single Tenant	1997		2,967	Sq. Ft.		257,433	256,130	0.0%
9.46	Burger King #06783 - Baton Rouge, LA	Retail	Single Tenant	1990		2,881	Sq. Ft.		249,748	248,484	0.0%
9.47	Burger King #09692 - Greenwell Springs, LA	Retail	Single Tenant	1996		3,114	Sq. Ft.		247,827	246,573	0.0%
9.48	Burger King #08645 - Pace, FL	Retail	Single Tenant	1994		2,475	Sq. Ft.		243,985	242,750	0.0%
9.49	Burger King #06325 - Baton Rouge, LA	Retail	Single Tenant	1989		3,047	Sq. Ft.		242,064	240,839	0.0%
9.50	Burger King #06674 - Slidell, LA	Retail	Single Tenant	1990		2,905	Sq. Ft.		242,064	240,839	0.0%
9.51	Burger King #00373 - Mobile, AL	Retail	Single Tenant	1967	2012	2,421	Sq. Ft.		240,143	238,927	0.0%
9.52	Burger King #09115 - Meridian, MS	Retail	Single Tenant	1995		2,391	Sq. Ft.		240,143	238,927	0.0%
9.53	Burger King #01617 - Lake Charles, LA	Retail	Single Tenant	1976		3,194	Sq. Ft.		238,221	237,016	0.0%
9.54	Burger King #05981 - Meridian, MS	Retail	Single Tenant	1988		2,662	Sq. Ft.		238,221	237,016	0.0%
9.55	Burger King #11715 - Ville Platte, LA	Retail	Single Tenant	1998		2,998	Sq. Ft.		236,300	235,104	0.0%
9.56	Burger King #01439 - Slidell, LA	Retail	Single Tenant	1974		3,423	Sq. Ft.		230,537	229,370	0.0%
9.57	Burger King #07930 - Long Beach, MS	Retail	Single Tenant	2007		2,918	Sq. Ft.		230,537	229,370	0.0%
9.58	Burger King #09838 - Fairhope, AL	Retail	Single Tenant	1996		2,935	Sq. Ft.		230,537	229,370	0.0%
9.59	Burger King #12820 - Iowa, LA	Retail	Single Tenant	1999		3,073	Sq. Ft.		230,537	229,370	0.0%
9.60	Burger King #00211 - Baton Rouge, LA	Retail	Single Tenant	1996		2,980	Sq. Ft.		228,616	227,459	0.0%
9.61	Burger King #04914 - Pensacola, FL	Retail	Single Tenant	1985		4,098	Sq. Ft.		222,852	221,725	0.0%
9.62	Burger King #09686 - Thomasville, AL	Retail	Single Tenant	1996		2,905	Sq. Ft.		220,931	219,813	0.0%
9.63	Burger King #12660 - Vinton, LA	Retail	Single Tenant	1999		3,073	Sq. Ft.		220,931	219,813	0.0%
9.64	Burger King #12007 - Denham Springs, LA	Retail	Single Tenant	1998		2,969	Sq. Ft.		219,010	217,902	0.0%
9.65	Burger King #09958 - Grove Hill, AL	Retail	Single Tenant	1996		2,399	Sq. Ft.		217,089	215,990	0.0%
9.66	Burger King #10572 - Eunice, LA	Retail	Single Tenant	1997		2,998	Sq. Ft.		217,089	215,990	0.0%
9.67	Burger King #11488 - Lafayette, LA	Retail	Single Tenant	1998		3,358	Sq. Ft.		215,168	214,079	0.0%
9.68	Burger King #06048 - Tuscaloosa, AL	Retail	Single Tenant	1988		2,585	Sq. Ft.		203,641	202,610	0.0%
9.69	Burger King #00360 - New Orleans, LA	Retail	Single Tenant	1968		2,654	Sq. Ft.		201,720	200,699	0.0%
9.70	Burger King #03585 - Daphne, AL	Retail	Single Tenant	1983		2,799	Sq. Ft.		201,720	200,699	0.0%
9.71	Burger King #04016 - Mobile, AL	Retail	Single Tenant	1973		4,134	Sq. Ft.		201,720	200,699	0.0%
9.72	Burger King #06105 - Northport, AL	Retail	Single Tenant	1988		2,636	Sq. Ft.		201,720	200,699	0.0%
9.73	Burger King #09259 - Gulf Breeze, FL	Retail	Single Tenant	1995		2,621	Sq. Ft.		201,720	200,699	0.0%
9.74	Burger King #11979 - Monroe, LA	Retail	Single Tenant	1998		3,014	Sq. Ft.		197,878	196,876	0.0%
9.75	Burger King #12597 - Lake Charles, LA	Retail	Single Tenant	1999		3,073	Sq. Ft.		195,956	194,965	0.0%
9.76	Burger King #01337 - Metairie, LA	Retail	Single Tenant	1974		2,970	Sq. Ft.		194,035	193,053	0.0%
9.77	Burger King #01465 - Laurel, MS	Retail	Single Tenant	1974		2,966	Sq. Ft.		192,114	191,142	0.0%
9.78	Burger King #11694 - DeQuincy, LA	Retail	Single Tenant	1998		2,986	Sq. Ft.		184,430	183,496	0.0%
9.79	Burger King #00501 - Lafayette, LA	Retail	Single Tenant	1969	1990	2,654	Sq. Ft.		178,666	177,762	0.0%
9.80	Burger King #10800 - Livingston, AL	Retail	Single Tenant	1997		2,921	Sq. Ft.		176,745	175,850	0.0%
9.81	Burger King #09026 - Laurel, MS	Retail	Single Tenant	1995		2,554	Sq. Ft.		172,903	172,028	0.0%
9.82	Burger King #09213 - Pensacola, FL	Retail	Single Tenant	1996		2,613	Sq. Ft.		170,982	170,116	0.0%
9.83	Burger King #01917 - Vidalia, LA	Retail	Single Tenant	1977		2,913	Sq. Ft.		169,060	168,205	0.0%
9.84	Burger King #10607 - Houma, LA	Retail	Single Tenant	1997		2,975	Sq. Ft.		167,139	166,293	0.0%
9.85	Burger King #09853 - Franklin, LA	Retail	Single Tenant	1996		2,990	Sq. Ft.		163,297	162,471	0.0%
9.86	Burger King #01315 - Alexandria, LA	Retail	Single Tenant	1974		3,206	Sq. Ft.		126,795	126,154	0.0%

A-1-3

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	General Property Type	Specific Property Type	Year Built	Year Renovated	Number of Units(4)	Unit of Measure	Cut-off Date Balance Per Unit/SF(5)(6)	Original Balance ($)(6)	Cut-off Date Balance ($)(5)(6)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)(5)	ARD Loan	Origination Date	First Pay Date
9.87	Burger King #12919 - Covington, LA	Retail	Single Tenant	1999		3,920	Sq. Ft.		94,136	93,660	0.0%
9.88	Burger King #12752 - Lafayette, LA	Retail	Single Tenant	1999		2,850	Sq. Ft.		63,398	63,077	0.0%
9.89	Burger King #01537 - Lafayette, LA	Retail	Single Tenant	1975		3,200	Sq. Ft.		34,581	34,406	0.0%
9.90	Burger King #12753 - Slidell, LA	Retail	Single Tenant	1999		2,635	Sq. Ft.		17,290	17,203	0.0%
10	Security Self Storage SPX Portfolio	Self Storage	Self Storage	Various		389,465	Sq. Ft.	58	22,750,000	22,724,143	2.3%	18,528,468	N	4/4/2014	6/1/2014
10.01	2078 South Pontiac Way	Self Storage	Self Storage	2000		56,400	Sq. Ft.		4,366,029	4,361,067	0.4%
10.02	13300 College	Self Storage	Self Storage	2000		57,800	Sq. Ft.		3,744,972	3,740,716	0.4%
10.03	3760 East Pikes Peak Avenue	Self Storage	Self Storage	2000		48,920	Sq. Ft.		2,854,807	2,851,562	0.3%
10.04	111 North Maize Road	Self Storage	Self Storage	2000		51,970	Sq. Ft.		2,775,705	2,772,550	0.3%
10.05	3160 Austin Bluffs Parkway	Self Storage	Self Storage	2001		39,080	Sq. Ft.		2,400,059	2,397,331	0.2%
10.06	3030 Sycamore School Road	Self Storage	Self Storage	2001		50,665	Sq. Ft.		2,298,074	2,295,462	0.2%
10.07	8631 West 21st Street	Self Storage	Self Storage	2000		47,780	Sq. Ft.		2,265,908	2,263,333	0.2%
10.08	405 South Hillside Street	Self Storage	Self Storage	2001		36,850	Sq. Ft.		2,044,446	2,042,122	0.2%
11	Delaware State Office Portfolio	Office	Various	Various	Various	225,996	Sq. Ft.	96	21,750,000	21,750,000	2.2%	19,256,113	N	4/10/2014	6/6/2014
11.01	Silver Lake	Office	Suburban	Various	1989	170,696	Sq. Ft.		16,800,000	16,800,000	1.7%
11.02	Enterprise Place	Industrial	Flex	1987		55,300	Sq. Ft.		4,950,000	4,950,000	0.5%
12	Massillon Industrial	Industrial	Warehouse	1932-1984	1999	825,136	Sq. Ft.	26	21,300,000	21,277,578	2.2%	19,656,597	N	5/8/2014	6/6/2014
13	Orchard Falls	Office	Suburban	1982	2013	146,276	Sq. Ft.	130	19,000,000	19,000,000	2.0%	16,399,005	N	4/11/2014	6/6/2014
14	CT Self Storage Portfolio	Self Storage	Self Storage	Various	Various	246,725	Sq. Ft.	75	18,400,000	18,400,000	1.9%	15,757,482	N	5/1/2014	6/1/2014
14.01	CT Self Storage-West Hartford	Self Storage	Self Storage	2006		66,420	Sq. Ft.		5,725,835	5,725,835	0.6%
14.02	CT Self Storage-Plainville	Self Storage	Self Storage	2006	2013	74,250	Sq. Ft.		5,343,003	5,343,003	0.5%
14.03	CT Self Storage-Glastonbury	Self Storage	Self Storage	2005		54,700	Sq. Ft.		4,081,922	4,081,922	0.4%
14.04	CT Self Storage-Meriden	Self Storage	Self Storage	2007		51,355	Sq. Ft.		3,249,240	3,249,240	0.3%
15	Larkins Corner	Retail	Anchored	1994		223,410	Sq. Ft.	82	18,370,000	18,370,000	1.9%	14,970,237	N	5/8/2014	7/1/2014
16	Hampton Inn Hallandale	Hospitality	Limited Service	2002	2013	151	Rooms	112,459	17,000,000	16,981,248	1.7%	13,905,861	N	4/30/2014	6/1/2014
17	NaperWest Retail Center	Retail	Anchored	1985		214,109	Sq. Ft.	75	16,100,000	16,100,000	1.7%	13,018,103	N	5/2/2014	7/1/2014
18	Oak Court Mall	Retail	Regional Mall	1988	1995	240,197	Sq. Ft.	166	16,000,000	15,961,815	1.6%	14,088,536	N	3/18/2014	5/1/2014
19	1120 Nasa Parkway	Office	Suburban	1977	2014	79,629	Sq. Ft.	81	6,460,041	6,453,202	0.7%	5,315,018	N	4/23/2014	6/6/2014
20	1110 Nasa Parkway	Office	Suburban	1977	2014	57,981	Sq. Ft.	81	4,703,809	4,698,829	0.5%	3,870,073	N	4/23/2014	6/6/2014
21	1100 Nasa Parkway	Office	Suburban	1975	2014	57,141	Sq. Ft.	81	4,636,150	4,631,242	0.5%	3,814,406	N	4/23/2014	6/6/2014
22	BLG Industrial	Industrial	Warehouse	2004	2007	600,000	Sq. Ft.	23	14,000,000	13,948,993	1.4%	9,352,767	N	4/30/2014	6/1/2014
23	Target - San Jose	Retail	Single Tenant	1973	1989	120,437	Sq. Ft.	114	13,687,500	13,687,500	1.4%	12,579,044	N	2/28/2014	4/6/2014
24	Residence Inn Grapevine	Hospitality	Full Service	2007		133	Rooms	99,410	13,250,000	13,221,467	1.4%	10,983,412	N	3/31/2014	5/6/2014
25	Security Public Storage - Huntington Beach	Self Storage	Self Storage	1975		123,984	Sq. Ft.	90	11,100,000	11,100,000	1.1%	8,987,552	N	5/5/2014	7/1/2014
26	Doubletree Dallas - Farmers Branch	Hospitality	Full Service	1999		160	Rooms	60,532	9,700,000	9,685,193	1.0%	8,637,835	N	4/30/2014	6/6/2014
27	Lake Worth Center	Retail	Shadow Anchored	1982		76,409	Sq. Ft.	126	9,600,000	9,589,223	1.0%	7,832,814	N	5/1/2014	6/1/2014
28	Hilton Garden Inn - Covington	Hospitality	Limited Service	2011		116	Rooms	81,449	9,475,000	9,448,108	1.0%	7,280,717	N	4/4/2014	5/6/2014
29	Microtel Inn & Suites Portfolio - Texas	Hospitality	Limited Service	Various		244	Rooms	37,882	9,250,000	9,243,110	0.9%	8,698,141	N	4/11/2014	6/6/2014
29.01	Microtel Inn & Suites - Round Rock	Hospitality	Limited Service	2012		82	Rooms		4,000,000	3,997,021	0.4%
29.02	Microtel Inn & Suites - Seaworld	Hospitality	Limited Service	2011		83	Rooms		3,250,000	3,247,579	0.3%
29.03	Microtel Inn & Suites - San Antonio	Hospitality	Limited Service	2005		79	Rooms		2,000,000	1,998,510	0.2%
30	Spring Valley Shopping Center	Retail	Shadow Anchored	1981		58,005	Sq. Ft.	149	8,625,000	8,625,000	0.9%	7,662,734	N	4/4/2014	5/6/2014
31	Centennial Medical Office	Office	Medical	1991	2003	35,848	Sq. Ft.	237	8,500,000	8,491,345	0.9%	7,030,666	N	4/30/2014	6/6/2014
32	8880 West Sunset Road	Office	Suburban	2009		47,571	Sq. Ft.	178	8,500,000	8,480,586	0.9%	7,835,575	N	3/28/2014	5/6/2014
33	93 East Apartments	Multifamily	Garden	1967	2011	192	Units	41,667	8,000,000	8,000,000	0.8%	7,117,772	N	4/14/2014	6/6/2014
34	Bayou Place Phase I	Retail	Unanchored	1967	1998	179,764	Sq. Ft.	44	8,000,000	7,986,651	0.8%	5,883,658	N	4/16/2014	6/1/2014
35	Kings Crossing	Multifamily	Garden	2011		60	Units	128,750	7,725,000	7,725,000	0.8%	6,831,800	N	4/2/2014	5/6/2014
36	13140 Coit Road	Office	CBD	1979		101,977	Sq. Ft.	73	7,500,000	7,492,118	0.8%	6,176,891	N	4/28/2014	6/6/2014
37	Lawn Village	Multifamily	Garden	1960	1998	274	Units	27,169	7,460,000	7,444,206	0.8%	6,199,595	N	4/7/2014	5/6/2014
38	Giant Eagle Parma	Retail	Single Tenant	2003		62,724	Sq. Ft.	114	7,200,000	7,175,566	0.7%	6,371,993	N	4/3/2014	5/6/2014
39	Homewood Suites - Beaumont	Hospitality	Limited Service	2010		79	Rooms	89,745	7,110,000	7,089,820	0.7%	5,463,419	N	4/4/2014	5/6/2014
40	Everett Mall Mini Storage	Self Storage	Self Storage	1991		758	Units	9,235	7,000,000	7,000,000	0.7%	6,466,740	N	4/8/2014	6/6/2014
41	Grandview Center	Retail	Anchored	1992	2003	169,175	Sq. Ft.	41	7,000,000	6,945,921	0.7%	2,909,499	N	3/7/2014	5/6/2014
42	Security Public Storage - Escondido	Self Storage	Self Storage	1986		91,336	Sq. Ft.	75	6,875,000	6,875,000	0.7%	5,579,938	N	5/5/2014	7/1/2014
43	Citadel Apartments	Multifamily	Garden	1972	2013	232	Units	29,310	6,800,000	6,800,000	0.7%	6,053,204	N	3/28/2014	5/6/2014
44	Briarwood Apartments	Multifamily	Garden	1974		248	Units	27,187	6,750,000	6,742,311	0.7%	5,495,604	N	4/24/2014	6/1/2014
45	Stop & Shop - Everett	Retail	Single Tenant	2001		70,064	Sq. Ft.	95	6,650,000	6,642,364	0.7%	5,407,784	N	4/15/2014	6/6/2014
46	850-890 Walsh Avenue	Industrial	Warehouse	1949		85,400	Sq. Ft.	77	6,600,000	6,593,018	0.7%	5,430,701	N	4/8/2014	6/6/2014
47	Ashburn Square	Retail	Unanchored	2002		31,318	Sq. Ft.	207	6,500,000	6,484,940	0.7%	5,327,217	N	3/27/2014	5/1/2014
48	Towne Place Suites	Hospitality	Extended Stay	2001		94	Rooms	68,516	6,450,000	6,440,508	0.7%	4,867,529	N	5/1/2014	6/6/2014
49	The Paddocks at Mount Juliet	Retail	Shadow Anchored	2009		60,090	Sq. Ft.	105	6,300,000	6,300,000	0.6%	5,417,233	N	4/11/2014	6/1/2014
50	Barstow Shopping Center	Retail	Anchored	1963		110,100	Sq. Ft.	55	6,100,000	6,100,000	0.6%	5,239,099	N	5/2/2014	6/11/2014
51	Rochester-Hamlin Retail Center	Retail	Anchored	1986		58,182	Sq. Ft.	105	6,100,000	6,093,035	0.6%	4,964,721	N	5/1/2014	6/1/2014
52	Comfort Inn - Grapevine, TX	Hospitality	Limited Service	1997	2012	100	Rooms	60,000	6,000,000	6,000,000	0.6%	4,492,305	N	5/2/2014	7/1/2014
53	South Ridge Shopping Center	Retail	Anchored	1979	2001	125,513	Sq. Ft.	48	6,000,000	6,000,000	0.6%	6,000,000	N	3/3/2014	4/6/2014
54	Merchant’s Walk Shopping Center	Retail	Unanchored	1987		48,176	Sq. Ft.	124	6,000,000	5,993,305	0.6%	4,899,773	N	4/4/2014	6/1/2014
55	Shaw Business Center	Industrial	Warehouse	1950		136,588	Sq. Ft.	41	5,600,000	5,590,241	0.6%	4,921,916	N	4/10/2014	6/1/2014
56	Security Public Storage - McHenry	Self Storage	Self Storage	1973	1990	123,725	Sq. Ft.	45	5,575,000	5,575,000	0.6%	4,514,018	N	5/5/2014	7/1/2014
57	WWG StorQuest - Louisville	Self Storage	Self Storage	1996		56,535	Sq. Ft.	56	3,950,000	3,950,000	0.4%	3,403,867	N	4/1/2014	5/1/2014
58	WWG StorQuest - Manitou Springs	Self Storage	Self Storage	2000		39,950	Sq. Ft.	56	1,500,000	1,500,000	0.2%	1,292,608	N	4/1/2014	5/1/2014
59	Security Public Storage - Woodland	Self Storage	Self Storage	1973	1991	120,958	Sq. Ft.	43	5,150,000	5,150,000	0.5%	4,169,900	N	5/5/2014	7/1/2014
60	2054 University Avenue	Office	Suburban	1924	2009	24,031	Sq. Ft.	208	5,000,000	4,994,304	0.5%	4,070,817	N	4/10/2014	6/1/2014
61	Planet Self Storage - Boston	Self Storage	Self Storage	1897	1985	30,738	Sq. Ft.	162	5,000,000	4,988,487	0.5%	4,101,919	N	4/1/2014	5/1/2014
62	Security Public Storage - Pinole	Self Storage	Self Storage	1989		62,160	Sq. Ft.	80	4,975,000	4,975,000	0.5%	4,037,846	N	5/5/2014	7/1/2014
63	Quality Inn College Station	Hospitality	Limited Service	2012		62	Rooms	76,443	4,760,000	4,739,468	0.5%	3,090,492	N	3/13/2014	5/6/2014
64	Lionsgate Marketplace	Retail	Unanchored	2002		34,322	Sq. Ft.	137	4,700,000	4,690,657	0.5%	3,941,718	N	4/4/2014	5/6/2014
65	New Castle Apartments	Multifamily	Garden	1984	2004	145	Units	31,724	4,600,000	4,600,000	0.5%	3,970,286	N	5/1/2014	6/6/2014
66	134 Golden Gate Avenue	Office	CBD	1917	2004	29,992	Sq. Ft.	150	4,500,000	4,494,815	0.5%	3,657,543	N	4/10/2014	6/1/2014
67	Cinco Ranch Plaza I	Office	Suburban	2008		20,562	Sq. Ft.	213	4,380,000	4,380,000	0.4%	3,872,458	N	3/31/2014	5/1/2014
68	WWG StorQuest - Clock Tower	Self Storage	Self Storage	2003		70,537	Sq. Ft.	60	4,225,000	4,225,000	0.4%	3,637,084	N	3/31/2014	5/1/2014
69	Oakwood Park	Multifamily	Garden	1987		207	Units	19,179	3,975,000	3,970,145	0.4%	3,202,089	N	4/30/2014	6/1/2014
70	The Willows	Manufactured Housing Community	Manufactured Housing Community	1964		148	Pads	26,541	3,937,500	3,928,091	0.4%	3,210,985	N	4/1/2014	5/1/2014
71	Walgreens New Haven	Retail	Single Tenant	2001		15,120	Sq. Ft.	247	3,737,500	3,733,291	0.4%	3,048,062	N	4/11/2014	6/1/2014
72	508 Toulouse Street	Mixed Use	Multifamily/Retail	1818	2013	13	Units	268,369	3,500,000	3,488,798	0.4%	2,622,088	N	4/2/2014	5/6/2014
73	WWG StorQuest - Pony Express	Self Storage	Self Storage	1999		53,550	Sq. Ft.	65	3,475,000	3,475,000	0.4%	2,994,542	N	4/1/2014	5/1/2014
74	Evergreen Village	Manufactured Housing Community	Manufactured Housing Community	1975		183	Pads	18,549	3,400,000	3,394,533	0.3%	2,520,327	N	4/30/2014	6/1/2014
75	Highland Garden Apartments	Multifamily	Garden	1976	2013	43	Units	63,311	2,725,000	2,722,363	0.3%	2,269,046	N	4/30/2014	6/6/2014
76	Walgreens - Greenville	Retail	Single Tenant	2005		14,820	Sq. Ft.	183	2,710,000	2,706,870	0.3%	2,201,906	N	5/2/2014	6/6/2014
77	Drexel Apartments	Multifamily	Low Rise	1908	2013	33	Units	69,697	2,300,000	2,300,000	0.2%	1,958,984	N	4/22/2014	6/1/2014
78	City View MHC	Manufactured Housing Community	Manufactured Housing Community	1950		117	Pads	19,520	2,287,500	2,283,887	0.2%	1,701,957	N	5/1/2014	6/1/2014
79	CVS - Bridgeport	Retail	Single Tenant	1949		17,114	Sq. Ft.	130	2,220,000	2,217,461	0.2%	1,806,345	N	4/16/2014	6/6/2014
80	All Stor Self Storage	Self Storage	Self Storage	2002		409	Units	5,398	2,212,500	2,207,892	0.2%	1,843,151	N	3/28/2014	5/6/2014
81	Hermitage Garden Apartments	Multifamily	Garden	1962	2013	73	Units	29,216	2,137,500	2,132,789	0.2%	1,765,615	N	4/1/2014	5/1/2014
82	Western Reserve Village	Manufactured Housing Community	Manufactured Housing Community	1954		97	Pads	21,172	2,060,500	2,053,686	0.2%	1,532,388	N	4/1/2014	5/1/2014

A-1-4

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)(5)	Amortization Type	Interest Accrual Method During IO
1	Woodbridge Center	4/1/2017	5/1/2017	4/1/2024		4.79600%	0.00000%	0.00470%	0.04000%	0.00050%	4.75080%	Actual/360	629,308.32	Interest-only, Amortizing Balloon	Actual/360
2	Soho Beach House	4/6/2016	5/6/2016	4/6/2019		6.06700%	0.00125%	0.00470%	0.02000%	0.00050%	6.04055%	Actual/360	320,490.46	Interest-only, Amortizing Balloon	Actual/360
3	Montgomery Mall	5/1/2024		5/1/2024		4.57000%	0.00125%	0.00470%	0.02000%	0.00050%	4.54355%	Actual/360	208,506.25	Interest-only, Balloon	Actual/360
4	Pacific Design Center	4/11/2019	5/11/2019	7/11/2024		4.83300%	0.00000%	0.00470%	0.02000%	0.00050%	4.80780%	Actual/360	263,330.94	Interest-only, Amortizing Balloon	Actual/360
5	Purgatory Creek Apartments	5/6/2019	6/6/2019	5/6/2024		4.67300%	0.00125%	0.00470%	0.02000%	0.00050%	4.64655%	Actual/360	163,377.12	Interest-only, Amortizing Balloon	Actual/360
6	Weatherford Ridge	6/1/2017	7/1/2017	6/1/2024		4.59000%	0.00125%	0.00470%	0.02000%	0.00050%	4.56355%	Actual/360	158,734.54	Interest-only, Amortizing Balloon	Actual/360
7	Harlequin Plaza	6/1/2024		6/1/2024		4.58000%	0.00125%	0.00470%	0.04000%	0.00050%	4.53355%	Actual/360	108,350.93	Interest-only, Balloon	Actual/360
8	Market Square at Montrose	5/6/2017	6/6/2017	5/6/2024		5.00460%	0.00125%	0.00470%	0.02000%	0.00050%	4.97815%	Actual/360	136,558.38	Interest-only, Amortizing Balloon	Actual/360
9	JL Holdings - Burger King Portfolio - 90		5/1/2014	4/1/2024		4.89991%	0.00000%	0.00470%	0.02000%	0.00050%	4.87471%	Actual/360	153,002.51	Amortizing Balloon
9.01	Burger King #02957 - Houma, LA
9.02	Burger King #04324 - Gulf Shores, AL
9.03	Burger King #11942 - Gray, LA
9.04	Burger King #00144 - Baton Rouge, LA
9.05	Burger King #06788 - Zachary, LA
9.06	Burger King #05255 - Pritchard, AL
9.07	Burger King #05035 - Tuscaloosa, AL
9.08	Burger King #09788 - Walker, LA
9.09	Burger King #03818 - Mobile, AL
9.10	Burger King #03156 - Saraland, AL
9.11	Burger King #01437 - Monroe, LA
9.12	Burger King #12661 - Baton Rouge, LA
9.13	Burger King #09804 - Gonzales, LA
9.14	Burger King #01198 - Mobile, AL
9.15	Burger King #04130 - Vicksburg, MS
9.16	Burger King #09004 - Diamondhead, MS
9.17	Burger King #12830 - Boutte, LA
9.18	Burger King #10763 - Hammond, LA
9.19	Burger King #01425 - New Iberia, LA
9.20	Burger King #03623 - Covington, LA
9.21	Burger King #06149 - New Iberia, LA
9.22	Burger King #01489 - Mobile, AL
9.23	Burger King #11095 - Tuscaloosa, AL
9.24	Burger King #01207 - West Monroe, LA
9.25	Burger King #01428 - Sulphur, LA
9.26	Burger King #05029 - Pineville, LA
9.27	Burger King #07467 - Ruston, LA
9.28	Burger King #11544 - Westlake, LA
9.29	Burger King #09708 - Natchez, MS
9.30	Burger King #04581 - Foley, AL
9.31	Burger King #10802 - Westwego, LA
9.32	Burger King #06676 - Jackson, MS
9.33	Burger King #09270 - Robertsdale, AL
9.34	Burger King #10764 - Morgan City, LA
9.35	Burger King #12329 - Rayne, LA
9.36	Burger King #12633 - Port Allen, LA
9.37	Burger King #12895 - Delhi, LA
9.38	Burger King #11614 - Harvey, LA
9.39	Burger King #06129 - Mobile, AL
9.40	Burger King #02483 - Mobile, AL
9.41	Burger King #06488 - Mobile, AL
9.42	Burger King #06916 - Kenner, LA
9.43	Burger King #01149 - Baton Rouge, LA
9.44	Burger King #10762 - Geismar, LA
9.45	Burger King #12322 - Oakdale, LA
9.46	Burger King #06783 - Baton Rouge, LA
9.47	Burger King #09692 - Greenwell Springs, LA
9.48	Burger King #08645 - Pace, FL
9.49	Burger King #06325 - Baton Rouge, LA
9.50	Burger King #06674 - Slidell, LA
9.51	Burger King #00373 - Mobile, AL
9.52	Burger King #09115 - Meridian, MS
9.53	Burger King #01617 - Lake Charles, LA
9.54	Burger King #05981 - Meridian, MS
9.55	Burger King #11715 - Ville Platte, LA
9.56	Burger King #01439 - Slidell, LA
9.57	Burger King #07930 - Long Beach, MS
9.58	Burger King #09838 - Fairhope, AL
9.59	Burger King #12820 - Iowa, LA
9.60	Burger King #00211 - Baton Rouge, LA
9.61	Burger King #04914 - Pensacola, FL
9.62	Burger King #09686 - Thomasville, AL
9.63	Burger King #12660 - Vinton, LA
9.64	Burger King #12007 - Denham Springs, LA
9.65	Burger King #09958 - Grove Hill, AL
9.66	Burger King #10572 - Eunice, LA
9.67	Burger King #11488 - Lafayette, LA
9.68	Burger King #06048 - Tuscaloosa, AL
9.69	Burger King #00360 - New Orleans, LA
9.70	Burger King #03585 - Daphne, AL
9.71	Burger King #04016 - Mobile, AL
9.72	Burger King #06105 - Northport, AL
9.73	Burger King #09259 - Gulf Breeze, FL
9.74	Burger King #11979 - Monroe, LA
9.75	Burger King #12597 - Lake Charles, LA
9.76	Burger King #01337 - Metairie, LA
9.77	Burger King #01465 - Laurel, MS
9.78	Burger King #11694 - DeQuincy, LA
9.79	Burger King #00501 - Lafayette, LA
9.80	Burger King #10800 - Livingston, AL
9.81	Burger King #09026 - Laurel, MS
9.82	Burger King #09213 - Pensacola, FL
9.83	Burger King #01917 - Vidalia, LA
9.84	Burger King #10607 - Houma, LA
9.85	Burger King #09853 - Franklin, LA
9.86	Burger King #01315 - Alexandria, LA

A-1-5

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	CREFC® IP Royalty License Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)(5)	Amortization Type	Interest Accrual Method During IO
9.87	Burger King #12919 - Covington, LA
9.88	Burger King #12752 - Lafayette, LA
9.89	Burger King #01537 - Lafayette, LA
9.90	Burger King #12753 - Slidell, LA
10	Security Self Storage SPX Portfolio		6/1/2014	5/1/2024		4.71000%	0.00125%	0.00470%	0.02000%	0.00050%	4.68355%	Actual/360	118,126.88	Amortizing Balloon
10.01	2078 South Pontiac Way
10.02	13300 College
10.03	3760 East Pikes Peak Avenue
10.04	111 North Maize Road
10.05	3160 Austin Bluffs Parkway
10.06	3030 Sycamore School Road
10.07	8631 West 21st Street
10.08	405 South Hillside Street
11	Delaware State Office Portfolio	5/6/2017	6/6/2017	5/6/2024		5.00100%	0.00125%	0.00470%	0.02000%	0.00050%	4.97455%	Actual/360	116,772.00	Interest-only, Amortizing Balloon	Actual/360
11.01	Silver Lake
11.02	Enterprise Place
12	Massillon Industrial		6/6/2014	5/6/2019		5.04000%	0.00125%	0.00470%	0.02000%	0.00050%	5.01355%	Actual/360	114,864.28	Amortizing Balloon
13	Orchard Falls	5/6/2016	6/6/2016	5/6/2024		4.90000%	0.00125%	0.00470%	0.05000%	0.00050%	4.84355%	Actual/360	100,838.08	Interest-only, Amortizing Balloon	Actual/360
14	CT Self Storage Portfolio	5/1/2016	6/1/2016	5/1/2024		4.60000%	0.00125%	0.00470%	0.02000%	0.00050%	4.57355%	Actual/360	94,326.56	Interest-only, Amortizing Balloon	Actual/360
14.01	CT Self Storage-West Hartford
14.02	CT Self Storage-Plainville
14.03	CT Self Storage-Glastonbury
14.04	CT Self Storage-Meriden
15	Larkins Corner		7/1/2014	6/1/2024		4.73000%	0.00125%	0.00470%	0.02000%	0.00050%	4.70355%	Actual/360	95,605.29	Amortizing Balloon
16	Hampton Inn Hallandale		6/1/2014	5/1/2024		4.84000%	0.00125%	0.00470%	0.02000%	0.00050%	4.81355%	Actual/360	89,604.60	Amortizing Balloon
17	NaperWest Retail Center		7/1/2014	6/1/2024		4.50000%	0.00125%	0.00470%	0.02000%	0.00050%	4.47355%	Actual/360	81,576.33	Amortizing Balloon
18	Oak Court Mall		5/1/2014	4/1/2021		4.75600%	0.00000%	0.00470%	0.02000%	0.00050%	4.73080%	Actual/360	83,521.45	Amortizing Balloon
19	1120 Nasa Parkway		6/6/2014	5/6/2024		5.01600%	0.00125%	0.00470%	0.02000%	0.00050%	4.98955%	Actual/360	34,742.09	Amortizing Balloon
20	1110 Nasa Parkway		6/6/2014	5/6/2024		5.01600%	0.00125%	0.00470%	0.02000%	0.00050%	4.98955%	Actual/360	25,297.08	Amortizing Balloon
21	1100 Nasa Parkway		6/6/2014	5/6/2024		5.01600%	0.00125%	0.00470%	0.02000%	0.00050%	4.98955%	Actual/360	24,933.21	Amortizing Balloon
22	BLG Industrial		6/1/2014	5/1/2024		4.88000%	0.00125%	0.00470%	0.07000%	0.00050%	4.80355%	Actual/360	109,837.94	Amortizing Balloon
23	Target - San Jose	3/6/2019	4/6/2019	3/6/2024		4.75900%	0.00125%	0.00470%	0.02000%	0.00050%	4.73255%	Actual/360	71,474.75	Interest-only, Amortizing Balloon	Actual/360
24	Residence Inn Grapevine		5/6/2014	4/6/2024		5.25000%	0.00125%	0.00470%	0.02000%	0.00050%	5.22355%	Actual/360	73,166.99	Amortizing Balloon
25	Security Public Storage - Huntington Beach		7/1/2014	6/1/2024		4.54000%	0.00125%	0.00470%	0.02000%	0.00050%	4.51355%	Actual/360	56,506.19	Amortizing Balloon
26	Doubletree Dallas - Farmers Branch		6/6/2014	5/6/2019		5.05000%	0.00125%	0.00470%	0.02000%	0.00050%	5.02355%	Actual/360	56,988.17	Amortizing Balloon
27	Lake Worth Center		6/1/2014	5/1/2024		4.76400%	0.00125%	0.00470%	0.02000%	0.00050%	4.73755%	Actual/360	50,159.19	Amortizing Balloon
28	Hilton Garden Inn - Covington		5/6/2014	4/6/2024		5.76700%	0.00125%	0.00470%	0.02000%	0.00050%	5.74055%	Actual/360	59,705.21	Amortizing Balloon
29	Microtel Inn & Suites Portfolio - Texas		6/6/2014	5/6/2019		6.39560%	0.00125%	0.00470%	0.02000%	0.00050%	6.36915%	Actual/360	57,832.65	Amortizing Balloon
29.01	Microtel Inn & Suites - Round Rock
29.02	Microtel Inn & Suites - Seaworld
29.03	Microtel Inn & Suites - San Antonio
30	Spring Valley Shopping Center	4/6/2017	5/6/2017	4/6/2024		5.16400%	0.00125%	0.00470%	0.02000%	0.00050%	5.13755%	Actual/360	47,169.19	Interest-only, Amortizing Balloon	Actual/360
31	Centennial Medical Office		6/6/2014	5/6/2024		5.18000%	0.00125%	0.00470%	0.02000%	0.00050%	5.15355%	Actual/360	46,569.46	Amortizing Balloon
32	8880 West Sunset Road		5/6/2014	4/6/2019		4.96900%	0.00125%	0.00470%	0.02000%	0.00050%	4.94255%	Actual/360	45,468.93	Amortizing Balloon
33	93 East Apartments	5/6/2017	6/6/2017	5/6/2024		5.23000%	0.00125%	0.00470%	0.02000%	0.00050%	5.20355%	Actual/360	44,077.25	Interest-only, Amortizing Balloon	Actual/360
34	Bayou Place Phase I		6/1/2014	5/1/2024		4.55000%	0.00125%	0.00470%	0.02000%	0.00050%	4.52355%	Actual/360	44,693.94	Amortizing Balloon
35	Kings Crossing	4/6/2017	5/6/2017	4/6/2024		4.95300%	0.00125%	0.00470%	0.06000%	0.00050%	4.88655%	Actual/360	41,247.86	Interest-only, Amortizing Balloon	Actual/360
36	13140 Coit Road		6/6/2014	5/6/2024		5.04700%	0.00125%	0.00470%	0.02000%	0.00050%	5.02055%	Actual/360	40,477.33	Amortizing Balloon
37	Lawn Village		5/6/2014	4/6/2024		5.33000%	0.00125%	0.00470%	0.02000%	0.00050%	5.30355%	Actual/360	41,564.82	Amortizing Balloon
38	Giant Eagle Parma		5/6/2014	4/6/2019		4.69000%	0.00125%	0.00470%	0.02000%	0.00050%	4.66355%	Actual/360	40,800.37	Amortizing Balloon
39	Homewood Suites - Beaumont		5/6/2014	4/6/2024		5.76700%	0.00125%	0.00470%	0.02000%	0.00050%	5.74055%	Actual/360	44,802.54	Amortizing Balloon
40	Everett Mall Mini Storage	5/6/2019	6/6/2019	5/6/2024		5.10000%	0.00125%	0.00470%	0.02000%	0.00050%	5.07355%	Actual/360	38,006.48	Interest-only, Amortizing Balloon	Actual/360
41	Grandview Center		5/6/2014	4/6/2024		4.44700%	0.00125%	0.00470%	0.02000%	0.00050%	4.42055%	Actual/360	53,360.12	Amortizing Balloon
42	Security Public Storage - Escondido		7/1/2014	6/1/2024		4.61000%	0.00125%	0.00470%	0.02000%	0.00050%	4.58355%	Actual/360	35,285.40	Amortizing Balloon
43	Citadel Apartments	4/6/2017	5/6/2017	4/6/2024		5.25600%	0.00125%	0.00470%	0.02000%	0.00050%	5.22955%	Actual/360	37,575.13	Interest-only, Amortizing Balloon	Actual/360
44	Briarwood Apartments		6/1/2014	5/1/2024		4.70000%	0.00125%	0.00470%	0.02000%	0.00050%	4.67355%	Actual/360	35,008.05	Amortizing Balloon
45	Stop & Shop - Everett		6/6/2014	5/6/2024		4.66500%	0.00125%	0.00470%	0.02000%	0.00050%	4.63855%	Actual/360	34,349.66	Amortizing Balloon
46	850-890 Walsh Avenue		6/6/2014	5/6/2024		5.01900%	0.00125%	0.00470%	0.07000%	0.00050%	4.94255%	Actual/360	35,506.91	Amortizing Balloon
47	Ashburn Square		5/1/2014	4/1/2024		4.90000%	0.00125%	0.00470%	0.02000%	0.00050%	4.87355%	Actual/360	34,497.24	Amortizing Balloon
48	Towne Place Suites		6/6/2014	5/6/2024		5.25000%	0.00125%	0.00470%	0.02000%	0.00050%	5.22355%	Actual/360	38,651.48	Amortizing Balloon
49	The Paddocks at Mount Juliet	5/1/2016	6/1/2016	5/1/2024		4.75500%	0.00125%	0.00470%	0.02000%	0.00050%	4.72855%	Actual/360	32,882.77	Interest-only, Amortizing Balloon	Actual/360
50	Barstow Shopping Center	5/11/2016	6/11/2016	5/11/2024		4.71000%	0.00125%	0.00470%	0.05000%	0.00050%	4.65355%	Actual/360	31,673.58	Interest-only, Amortizing Balloon	Actual/360
51	Rochester-Hamlin Retail Center		6/1/2014	5/1/2024		4.69000%	0.00125%	0.00470%	0.02000%	0.00050%	4.66355%	Actual/360	31,600.25	Amortizing Balloon
52	Comfort Inn - Grapevine, TX		7/1/2014	6/1/2024		5.03400%	0.00125%	0.00470%	0.02000%	0.00050%	5.00755%	Actual/360	35,194.36	Amortizing Balloon
53	South Ridge Shopping Center	3/6/2024		3/6/2024		4.85000%	0.00125%	0.00470%	0.02000%	0.00050%	4.82355%	Actual/360	24,586.81	Interest-only, Balloon	Actual/360
54	Merchant’s Walk Shopping Center		6/1/2014	5/1/2024		4.79000%	0.00125%	0.00470%	0.05000%	0.00050%	4.73355%	Actual/360	31,443.66	Amortizing Balloon
55	Shaw Business Center		6/1/2014	5/1/2019		4.30000%	0.00125%	0.00470%	0.02000%	0.00050%	4.27355%	Actual/360	30,494.33	Amortizing Balloon
56	Security Public Storage - McHenry		7/1/2014	6/1/2024		4.54000%	0.00125%	0.00470%	0.02000%	0.00050%	4.51355%	Actual/360	28,380.36	Amortizing Balloon
57	WWG StorQuest - Louisville	4/1/2016	5/1/2016	4/1/2024		4.84000%	0.00125%	0.00470%	0.02000%	0.00050%	4.81355%	Actual/360	20,819.89	Interest-only, Amortizing Balloon	Actual/360
58	WWG StorQuest - Manitou Springs	4/1/2016	5/1/2016	4/1/2024		4.84000%	0.00125%	0.00470%	0.02000%	0.00050%	4.81355%	Actual/360	7,906.29	Interest-only, Amortizing Balloon	Actual/360
59	Security Public Storage - Woodland		7/1/2014	6/1/2024		4.54000%	0.00125%	0.00470%	0.02000%	0.00050%	4.51355%	Actual/360	26,216.84	Amortizing Balloon
60	2054 University Avenue		6/1/2014	5/1/2024		4.70000%	0.00125%	0.00470%	0.02000%	0.00050%	4.67355%	Actual/360	25,931.89	Amortizing Balloon
61	Planet Self Storage - Boston		5/1/2014	4/1/2024		4.93000%	0.00125%	0.00470%	0.02000%	0.00050%	4.90355%	Actual/360	26,627.58	Amortizing Balloon
62	Security Public Storage - Pinole		7/1/2014	6/1/2024		4.61000%	0.00125%	0.00470%	0.02000%	0.00050%	4.58355%	Actual/360	25,533.80	Amortizing Balloon
63	Quality Inn College Station		5/6/2014	4/6/2024		5.74300%	0.00125%	0.00470%	0.02000%	0.00050%	5.71655%	Actual/360	33,400.16	Amortizing Balloon
64	Lionsgate Marketplace		5/6/2014	4/6/2024		5.62300%	0.00125%	0.00470%	0.02000%	0.00050%	5.59655%	Actual/360	27,049.92	Amortizing Balloon
65	New Castle Apartments	5/6/2016	6/6/2016	5/6/2024		4.90000%	0.00125%	0.00470%	0.02000%	0.00050%	4.87355%	Actual/360	24,413.43	Interest-only, Amortizing Balloon	Actual/360
66	134 Golden Gate Avenue		6/1/2014	5/1/2024		4.65000%	0.00125%	0.00470%	0.02000%	0.00050%	4.62355%	Actual/360	23,203.66	Amortizing Balloon
67	Cinco Ranch Plaza I	4/1/2017	5/1/2017	4/1/2024		4.94000%	0.00125%	0.00470%	0.07000%	0.00050%	4.86355%	Actual/360	23,352.44	Interest-only, Amortizing Balloon	Actual/360
68	WWG StorQuest - Clock Tower	4/1/2016	5/1/2016	4/1/2024		4.80000%	0.00125%	0.00470%	0.02000%	0.00050%	4.77355%	Actual/360	22,167.11	Interest-only, Amortizing Balloon	Actual/360
69	Oakwood Park		6/1/2014	5/1/2024		4.39000%	0.00125%	0.00470%	0.02000%	0.00050%	4.36355%	Actual/360	19,881.77	Amortizing Balloon
70	The Willows		5/1/2014	4/1/2024		4.75000%	0.00125%	0.00470%	0.02000%	0.00050%	4.72355%	Actual/360	20,539.86	Amortizing Balloon
71	Walgreens New Haven		6/1/2014	5/1/2024		4.75000%	0.00125%	0.00470%	0.02000%	0.00050%	4.72355%	Actual/360	19,496.57	Amortizing Balloon
72	508 Toulouse Street		5/6/2014	4/6/2024		5.05000%	0.00125%	0.00470%	0.02000%	0.00050%	5.02355%	Actual/360	20,562.74	Amortizing Balloon
73	WWG StorQuest - Pony Express	4/1/2016	5/1/2016	4/1/2024		4.84000%	0.00125%	0.00470%	0.02000%	0.00050%	4.81355%	Actual/360	18,316.23	Interest-only, Amortizing Balloon	Actual/360
74	Evergreen Village		6/1/2014	5/1/2024		4.76000%	0.00125%	0.00470%	0.02000%	0.00050%	4.73355%	Actual/360	19,403.55	Amortizing Balloon
75	Highland Garden Apartments		6/6/2014	5/6/2024		5.39000%	0.00125%	0.00470%	0.02000%	0.00050%	5.36355%	Actual/360	15,284.71	Amortizing Balloon
76	Walgreens - Greenville		6/6/2014	5/6/2024		4.64000%	0.00125%	0.00470%	0.02000%	0.00050%	4.61355%	Actual/360	13,957.52	Amortizing Balloon
77	Drexel Apartments	5/1/2015	6/1/2015	5/1/2024		5.30000%	0.00125%	0.00470%	0.09000%	0.00050%	5.20355%	Actual/360	12,772.01	Interest-only, Amortizing Balloon	Actual/360
78	City View MHC		6/1/2014	5/1/2024		4.86000%	0.00125%	0.00470%	0.02000%	0.00050%	4.83355%	Actual/360	13,186.58	Amortizing Balloon
79	CVS - Bridgeport		6/6/2014	5/6/2024		4.68200%	0.00125%	0.00470%	0.02000%	0.00050%	4.65555%	Actual/360	11,489.75	Amortizing Balloon
80	All Stor Self Storage		5/6/2014	4/6/2024		5.40700%	0.00125%	0.00470%	0.02000%	0.00050%	5.38055%	Actual/360	12,433.54	Amortizing Balloon
81	Hermitage Garden Apartments		5/1/2014	4/1/2024		5.14000%	0.00125%	0.00470%	0.02000%	0.00050%	5.11355%	Actual/360	11,658.14	Amortizing Balloon
82	Western Reserve Village		5/1/2014	4/1/2024		4.85000%	0.00125%	0.00470%	0.02000%	0.00050%	4.82355%	Actual/360	11,866.09	Amortizing Balloon

A-1-6

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)(5)	Remaining Amort Term (Mos.)(5)	Seasoning	Prepayment Provisions(7)(12)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(8)	Appraisal Date
1	Woodbridge Center	120	118	36	34	360	360	2	L(26),D(90),O(4)	5	5	366,000,000	1/31/2014
2	Soho Beach House	60	58	24	22	401	401	2	L(26),D(31),O(3)	0	0	113,200,000	3/1/2014
3	Montgomery Mall	120	119	120	119	0	0	1	L(25),D(88),O(7)	5	5	195,000,000	3/28/2014
4	Pacific Design Center	123	121	60	58	360	360	2	L(35),GRTR 1% or YM(84),O(4)	0	0	310,000,000	3/6/2014
5	Purgatory Creek Apartments	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	42,200,000	4/4/2014
6	Weatherford Ridge	120	120	36	36	360	360	0	L(24),D(92),O(4)	5	5	41,400,000	3/21/2014
7	Harlequin Plaza	120	120	120	120	0	0	0	L(24),D(92),O(4)	5	5	46,600,000	3/24/2014
8	Market Square at Montrose	120	119	36	35	360	360	1	L(25),D(92),O(3)	0	0	33,900,000	12/27/2013
9	JL Holdings - Burger King Portfolio - 90	120	118	0	0	240	238	2	L(26),D(90),O(4)	5	0	119,200,000	Various
9.01	Burger King #02957 - Houma, LA											2,250,000	1/9/2014
9.02	Burger King #04324 - Gulf Shores, AL											2,150,000	1/16/2014
9.03	Burger King #11942 - Gray, LA											2,140,000	1/9/2014
9.04	Burger King #00144 - Baton Rouge, LA											2,070,000	1/9/2014
9.05	Burger King #06788 - Zachary, LA											2,060,000	1/9/2014
9.06	Burger King #05255 - Pritchard, AL											1,950,000	1/16/2014
9.07	Burger King #05035 - Tuscaloosa, AL											1,900,000	1/9/2014
9.08	Burger King #09788 - Walker, LA											1,890,000	1/9/2014
9.09	Burger King #03818 - Mobile, AL											1,775,000	1/17/2014
9.10	Burger King #03156 - Saraland, AL											1,750,000	1/16/2014
9.11	Burger King #01437 - Monroe, LA											1,710,000	1/10/2014
9.12	Burger King #12661 - Baton Rouge, LA											1,690,000	1/9/2014
9.13	Burger King #09804 - Gonzales, LA											1,680,000	1/9/2014
9.14	Burger King #01198 - Mobile, AL											1,675,000	1/17/2014
9.15	Burger King #04130 - Vicksburg, MS											1,660,000	1/13/2014
9.16	Burger King #09004 - Diamondhead, MS											1,650,000	1/16/2014
9.17	Burger King #12830 - Boutte, LA											1,650,000	1/9/2014
9.18	Burger King #10763 - Hammond, LA											1,630,000	1/9/2014
9.19	Burger King #01425 - New Iberia, LA											1,610,000	1/10/2014
9.20	Burger King #03623 - Covington, LA											1,610,000	1/14/2014
9.21	Burger King #06149 - New Iberia, LA											1,610,000	1/10/2014
9.22	Burger King #01489 - Mobile, AL											1,600,000	1/16/2014
9.23	Burger King #11095 - Tuscaloosa, AL											1,600,000	1/9/2014
9.24	Burger King #01207 - West Monroe, LA											1,590,000	1/10/2014
9.25	Burger King #01428 - Sulphur, LA											1,590,000	1/10/2014
9.26	Burger King #05029 - Pineville, LA											1,450,000	1/10/2014
9.27	Burger King #07467 - Ruston, LA											1,570,000	1/10/2014
9.28	Burger King #11544 - Westlake, LA											1,570,000	1/10/2014
9.29	Burger King #09708 - Natchez, MS											1,520,000	1/13/2014
9.30	Burger King #04581 - Foley, AL											1,500,000	1/16/2014
9.31	Burger King #10802 - Westwego, LA											1,500,000	1/9/2014
9.32	Burger King #06676 - Jackson, MS											1,475,000	1/13/2014
9.33	Burger King #09270 - Robertsdale, AL											1,450,000	1/16/2014
9.34	Burger King #10764 - Morgan City, LA											1,450,000	1/10/2014
9.35	Burger King #12329 - Rayne, LA											1,450,000	1/10/2014
9.36	Burger King #12633 - Port Allen, LA											1,450,000	1/9/2014
9.37	Burger King #12895 - Delhi, LA											1,450,000	1/10/2014
9.38	Burger King #11614 - Harvey, LA											1,420,000	1/9/2014
9.39	Burger King #06129 - Mobile, AL											1,375,000	1/17/2014
9.40	Burger King #02483 - Mobile, AL											1,350,000	1/17/2014
9.41	Burger King #06488 - Mobile, AL											1,350,000	1/17/2014
9.42	Burger King #06916 - Kenner, LA											1,350,000	1/9/2014
9.43	Burger King #01149 - Baton Rouge, LA											1,340,000	1/9/2014
9.44	Burger King #10762 - Geismar, LA											1,340,000	1/9/2014
9.45	Burger King #12322 - Oakdale, LA											1,340,000	1/10/2014
9.46	Burger King #06783 - Baton Rouge, LA											1,300,000	1/9/2014
9.47	Burger King #09692 - Greenwell Springs, LA											1,290,000	1/9/2014
9.48	Burger King #08645 - Pace, FL											1,270,000	1/14/2014
9.49	Burger King #06325 - Baton Rouge, LA											1,260,000	1/9/2014
9.50	Burger King #06674 - Slidell, LA											1,260,000	1/14/2014
9.51	Burger King #00373 - Mobile, AL											1,250,000	1/17/2014
9.52	Burger King #09115 - Meridian, MS											1,250,000	1/13/2014
9.53	Burger King #01617 - Lake Charles, LA											1,240,000	1/10/2014
9.54	Burger King #05981 - Meridian, MS											1,240,000	1/13/2014
9.55	Burger King #11715 - Ville Platte, LA											1,230,000	1/10/2014
9.56	Burger King #01439 - Slidell, LA											1,200,000	1/14/2014
9.57	Burger King #07930 - Long Beach, MS											1,200,000	1/16/2014
9.58	Burger King #09838 - Fairhope, AL											1,200,000	1/16/2014
9.59	Burger King #12820 - Iowa, LA											1,200,000	1/10/2014
9.60	Burger King #00211 - Baton Rouge, LA											1,190,000	1/9/2014
9.61	Burger King #04914 - Pensacola, FL											1,160,000	1/14/2014
9.62	Burger King #09686 - Thomasville, AL											1,150,000	1/14/2014
9.63	Burger King #12660 - Vinton, LA											1,150,000	1/10/2014
9.64	Burger King #12007 - Denham Springs, LA											1,140,000	1/9/2014
9.65	Burger King #09958 - Grove Hill, AL											1,130,000	1/14/2014
9.66	Burger King #10572 - Eunice, LA											1,130,000	1/10/2014
9.67	Burger King #11488 - Lafayette, LA											1,120,000	1/10/2014
9.68	Burger King #06048 - Tuscaloosa, AL											1,060,000	1/9/2014
9.69	Burger King #00360 - New Orleans, LA											1,050,000	1/9/2014
9.70	Burger King #03585 - Daphne, AL											1,050,000	1/16/2014
9.71	Burger King #04016 - Mobile, AL											1,050,000	1/17/2014
9.72	Burger King #06105 - Northport, AL											1,050,000	1/9/2014
9.73	Burger King #09259 - Gulf Breeze, FL											1,050,000	1/14/2014
9.74	Burger King #11979 - Monroe, LA											1,030,000	1/10/2014
9.75	Burger King #12597 - Lake Charles, LA											1,020,000	1/10/2014
9.76	Burger King #01337 - Metairie, LA											1,010,000	1/9/2014
9.77	Burger King #01465 - Laurel, MS											1,000,000	1/14/2014
9.78	Burger King #11694 - DeQuincy, LA											960,000	1/10/2014
9.79	Burger King #00501 - Lafayette, LA											930,000	1/10/2014
9.80	Burger King #10800 - Livingston, AL											920,000	1/13/2014
9.81	Burger King #09026 - Laurel, MS											900,000	1/14/2014
9.82	Burger King #09213 - Pensacola, FL											890,000	1/14/2014
9.83	Burger King #01917 - Vidalia, LA											880,000	1/10/2014
9.84	Burger King #10607 - Houma, LA											870,000	1/9/2014
9.85	Burger King #09853 - Franklin, LA											850,000	1/10/2014
9.86	Burger King #01315 - Alexandria, LA											660,000	1/10/2014

A-1-7

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)(5)	Remaining Amort Term (Mos.)(5)	Seasoning	Prepayment Provisions(7)(12)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(8)	Appraisal Date
9.87	Burger King #12919 - Covington, LA											490,000	1/14/2014
9.88	Burger King #12752 - Lafayette, LA											330,000	1/10/2014
9.89	Burger King #01537 - Lafayette, LA											260,000	1/10/2014
9.90	Burger King #12753 - Slidell, LA											140,000	1/14/2014
10	Security Self Storage SPX Portfolio	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	30,350,000	Various
10.01	2078 South Pontiac Way											5,650,000	3/13/2014
10.02	13300 College											4,850,000	3/12/2014
10.03	3760 East Pikes Peak Avenue											3,800,000	3/13/2014
10.04	111 North Maize Road											3,500,000	3/13/2014
10.05	3160 Austin Bluffs Parkway											3,500,000	3/13/2014
10.06	3030 Sycamore School Road											3,250,000	3/11/2014
10.07	8631 West 21st Street											3,050,000	3/13/2014
10.08	405 South Hillside Street											2,750,000	3/13/2014
11	Delaware State Office Portfolio	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	29,350,000	3/6/2014
11.01	Silver Lake											22,675,000	3/6/2014
11.02	Enterprise Place											6,675,000	3/6/2014
12	Massillon Industrial	60	59	0	0	360	359	1	L(25),D(28),O(7)	0	0	33,200,000	2/28/2014
13	Orchard Falls	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	26,100,000	3/5/2014
14	CT Self Storage Portfolio	120	119	24	23	360	360	1	L(25),D(91),O(4)	5	5	24,550,000	3/28/2014
14.01	CT Self Storage-West Hartford											7,100,000	3/28/2014
14.02	CT Self Storage-Plainville											7,150,000	3/28/2014
14.03	CT Self Storage-Glastonbury											5,500,000	3/28/2014
14.04	CT Self Storage-Meriden											4,800,000	3/28/2014
15	Larkins Corner	120	120	0	0	360	360	0	L(24),D or GRTR 1% or YM(92),O(4)	5	5	29,850,000	3/25/2014
16	Hampton Inn Hallandale	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	27,800,000	3/26/2014
17	NaperWest Retail Center	120	120	0	0	360	360	0	L(24),D(92),O(4)	5	5	23,000,000	4/2/2014
18	Oak Court Mall	84	82	0	0	360	358	2	L(26),D(51),O(7)	5	5	61,000,000	2/26/2014
19	1120 Nasa Parkway	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	8,350,000	3/10/2014
20	1110 Nasa Parkway	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	6,450,000	3/10/2014
21	1100 Nasa Parkway	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	6,250,000	3/10/2014
22	BLG Industrial	120	119	0	0	180	179	1	L(25),GRTR 1% or YM(91),O(4)	5	0	28,480,000	4/3/2014
23	Target - San Jose	120	117	60	57	360	360	3	L(27),D(89),O(4)	0	0	18,250,000	11/5/2013
24	Residence Inn Grapevine	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	22,400,000	3/1/2015
25	Security Public Storage - Huntington Beach	120	120	0	0	360	360	0	L(24),D or GRTR 1% or YM(89),O(7)	5	5	16,920,000	4/15/2014
26	Doubletree Dallas - Farmers Branch	60	59	0	0	300	299	1	L(35),GRTR 1% or YM(21),O(4)	0	0	15,000,000	1/29/2014
27	Lake Worth Center	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	12,800,000	3/3/2014
28	Hilton Garden Inn - Covington	120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	13,600,000	1/10/2014
29	Microtel Inn & Suites Portfolio - Texas	60	59	0	0	360	359	1	L(25),D(32),O(3)	0	0	15,400,000	4/4/2014
29.01	Microtel Inn & Suites - Round Rock											6,500,000	4/4/2014
29.02	Microtel Inn & Suites - Seaworld											5,400,000	4/4/2014
29.03	Microtel Inn & Suites - San Antonio											3,500,000	4/4/2014
30	Spring Valley Shopping Center	120	118	36	34	360	360	2	L(24),GRTR 1% or YM(83),O(13)	0	10	11,600,000	2/14/2014
31	Centennial Medical Office	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	12,300,000	3/11/2014
32	8880 West Sunset Road	60	58	0	0	360	358	2	L(26),D(30),O(4)	0	0	14,100,000	3/8/2014
33	93 East Apartments	120	119	36	35	360	360	1	L(25),D(91),O(4)	0	0	11,000,000	3/31/2014
34	Bayou Place Phase I	120	119	0	0	300	299	1	L(25),D(91),O(4)	5	5	20,500,000	10/24/2013
35	Kings Crossing	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	10,640,000	2/28/2014
36	13140 Coit Road	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	10,000,000	3/18/2014
37	Lawn Village	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	9,950,000	3/4/2014
38	Giant Eagle Parma	60	58	0	0	300	298	2	L(26),D(30),O(4)	0	0	11,850,000	3/19/2014
39	Homewood Suites - Beaumont	120	118	0	0	300	298	2	L(26),D(90),O(4)	0	0	10,200,000	1/14/2014
40	Everett Mall Mini Storage	120	119	60	59	360	360	1	L(25),D(91),O(4)	0	0	10,000,000	1/14/2014
41	Grandview Center	120	118	0	0	180	178	2	L(26),GRTR 1% or YM(91),O(3)	0	0	13,200,000	2/3/2014
42	Security Public Storage - Escondido	120	120	0	0	360	360	0	L(24),D or GRTR 1% or YM(89),O(7)	5	5	10,200,000	4/8/2014
43	Citadel Apartments	120	118	36	34	360	360	2	L(26),D(90),O(4)	0	0	10,000,000	2/21/2014
44	Briarwood Apartments	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	9,640,000	1/23/2014
45	Stop & Shop - Everett	120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	12,785,000	3/16/2014
46	850-890 Walsh Avenue	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	8,900,000	3/10/2014
47	Ashburn Square	120	118	0	0	360	358	2	L(26),D(87),O(7)	5	5	9,500,000	2/7/2014
48	Towne Place Suites	120	119	0	0	300	299	1	L(25),D(92),O(3)	0	0	11,900,000	3/12/2014
49	The Paddocks at Mount Juliet	120	119	24	23	360	360	1	L(25),D(91),O(4)	5	5	8,400,000	2/14/2014
50	Barstow Shopping Center	120	119	24	23	360	360	1	L(25),D(91),O(4)	0	0	8,010,000	3/12/2014
51	Rochester-Hamlin Retail Center	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	9,250,000	3/10/2014
52	Comfort Inn - Grapevine, TX	120	120	0	0	300	300	0	L(24),D(92),O(4)	0	0	8,900,000	4/1/2014
53	South Ridge Shopping Center	120	117	120	117	0	0	3	L(27),D(90),O(3)	0	0	13,200,000	1/27/2014
54	Merchant’s Walk Shopping Center	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	9,300,000	3/8/2014
55	Shaw Business Center	60	59	0	0	300	299	1	L(25),D(31),O(4)	5	5	14,340,000	1/28/2014
56	Security Public Storage - McHenry	120	120	0	0	360	360	0	L(24),D or GRTR 1% or YM(89),O(7)	5	5	8,370,000	4/2/2014
57	WWG StorQuest - Louisville	120	118	24	22	360	360	2	L(26),GRTR 1% or YM(90),O(4)	5	5	6,750,000	2/26/2014
58	WWG StorQuest - Manitou Springs	120	118	24	22	360	360	2	L(26),GRTR 1% or YM(90),O(4)	5	5	2,200,000	10/8/2013
59	Security Public Storage - Woodland	120	120	0	0	360	360	0	L(24),D or GRTR 1% or YM(89),O(7)	5	5	7,690,000	4/2/2014
60	2054 University Avenue	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	8,500,000	3/18/2014
61	Planet Self Storage - Boston	120	118	0	0	360	358	2	L(26),D(87),O(7)	5	5	7,700,000	2/10/2014
62	Security Public Storage - Pinole	120	120	0	0	360	360	0	L(24),D or GRTR 1% or YM(89),O(7)	5	5	7,340,000	4/11/2014
63	Quality Inn College Station	120	118	0	0	240	238	2	L(26),D(91),O(3)	0	0	7,000,000	2/13/2014
64	Lionsgate Marketplace	120	118	0	0	360	358	2	L(26),D(90),O(4)	0	0	6,520,000	2/24/2014
65	New Castle Apartments	120	119	24	23	360	360	1	L(25),GRTR 1% or YM(91),O(4)	0	0	6,250,000	2/21/2014
66	134 Golden Gate Avenue	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	8,650,000	9/15/2014
67	Cinco Ranch Plaza I	120	118	36	34	360	360	2	L(26),D(90),O(4)	5	5	5,850,000	2/27/2014
68	WWG StorQuest - Clock Tower	120	118	24	22	360	360	2	L(26),GRTR 1% or YM(90),O(4)	5	5	5,650,000	10/8/2013
69	Oakwood Park	120	119	0	0	360	359	1	L(25),GRTR 1% or YM(91),O(4)	5	5	7,950,000	3/20/2014
70	The Willows	120	118	0	0	360	358	2	L(26),GRTR 1% or YM(90),O(4)	5	5	5,250,000	1/10/2014
71	Walgreens New Haven	120	119	0	0	360	359	1	L(25),D(91),O(4)	5	5	6,200,000	12/18/2013
72	508 Toulouse Street	120	118	0	0	300	298	2	L(26),D(91),O(3)	0	0	5,200,000	2/12/2014
73	WWG StorQuest - Pony Express	120	118	24	22	360	360	2	L(26),GRTR 1% or YM(90),O(4)	5	5	4,800,000	10/8/2013
74	Evergreen Village	120	119	0	0	300	299	1	L(25),GRTR 1% or YM(91),O(4)	5	5	4,730,000	3/6/2014
75	Highland Garden Apartments	120	119	0	0	360	359	1	L(25),D(91),O(4)	0	0	3,750,000	3/24/2014
76	Walgreens - Greenville	120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	5,220,000	3/9/2014
77	Drexel Apartments	120	119	12	11	360	360	1	L(25),D(91),O(4)	5	5	3,200,000	3/7/2014
78	City View MHC	120	119	0	0	300	299	1	L(25),GRTR 1% or YM(91),O(4)	5	5	3,050,000	2/3/2014
79	CVS - Bridgeport	120	119	0	0	360	359	1	L(25),D(92),O(3)	0	0	4,400,000	3/12/2014
80	All Stor Self Storage	120	118	0	0	360	358	2	L(26),D(91),O(3)	5	0	3,000,000	3/5/2014
81	Hermitage Garden Apartments	120	118	0	0	360	358	2	L(26),D(90),O(4)	5	5	3,125,000	3/14/2014
82	Western Reserve Village	120	118	0	0	300	298	2	L(26),GRTR 1% or YM(90),O(4)	5	5	2,750,000	1/10/2014

A-1-8

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)(6)	U/W NCF DSCR (x)(5)(6)	Cut-off Date LTV Ratio(6)(8)	LTV Ratio at Maturity or ARD(6)(8)	Cut-off Date U/W NOI Debt Yield(6)	Cut-off Date U/W NCF Debt Yield(6)
1	Woodbridge Center									1.48	1.42	68.3%	60.2%	9.3%	9.0%
2	Soho Beach House									2.04	1.91	48.6%	47.2%	14.3%	13.4%
3	Montgomery Mall									3.18	3.06	51.3%	51.3%	14.7%	14.2%
4	Pacific Design Center									1.65	1.55	46.8%	42.8%	10.4%	9.8%
5	Purgatory Creek Apartments									1.28	1.25	74.9%	68.7%	7.9%	7.7%
6	Weatherford Ridge									1.46	1.38	74.9%	65.7%	9.0%	8.5%
7	Harlequin Plaza									2.56	2.27	60.1%	60.1%	11.9%	10.5%
8	Market Square at Montrose									1.71	1.56	75.0%	66.4%	11.0%	10.0%
9	JL Holdings - Burger King Portfolio - 90									2.04	1.95	41.6%	25.3%	16.5%	15.7%
9.01	Burger King #02957 - Houma, LA
9.02	Burger King #04324 - Gulf Shores, AL
9.03	Burger King #11942 - Gray, LA
9.04	Burger King #00144 - Baton Rouge, LA
9.05	Burger King #06788 - Zachary, LA
9.06	Burger King #05255 - Pritchard, AL
9.07	Burger King #05035 - Tuscaloosa, AL
9.08	Burger King #09788 - Walker, LA
9.09	Burger King #03818 - Mobile, AL
9.10	Burger King #03156 - Saraland, AL
9.11	Burger King #01437 - Monroe, LA
9.12	Burger King #12661 - Baton Rouge, LA
9.13	Burger King #09804 - Gonzales, LA
9.14	Burger King #01198 - Mobile, AL
9.15	Burger King #04130 - Vicksburg, MS
9.16	Burger King #09004 - Diamondhead, MS
9.17	Burger King #12830 - Boutte, LA
9.18	Burger King #10763 - Hammond, LA
9.19	Burger King #01425 - New Iberia, LA
9.20	Burger King #03623 - Covington, LA
9.21	Burger King #06149 - New Iberia, LA
9.22	Burger King #01489 - Mobile, AL
9.23	Burger King #11095 - Tuscaloosa, AL
9.24	Burger King #01207 - West Monroe, LA
9.25	Burger King #01428 - Sulphur, LA
9.26	Burger King #05029 - Pineville, LA
9.27	Burger King #07467 - Ruston, LA
9.28	Burger King #11544 - Westlake, LA
9.29	Burger King #09708 - Natchez, MS
9.30	Burger King #04581 - Foley, AL
9.31	Burger King #10802 - Westwego, LA
9.32	Burger King #06676 - Jackson, MS
9.33	Burger King #09270 - Robertsdale, AL
9.34	Burger King #10764 - Morgan City, LA
9.35	Burger King #12329 - Rayne, LA
9.36	Burger King #12633 - Port Allen, LA
9.37	Burger King #12895 - Delhi, LA
9.38	Burger King #11614 - Harvey, LA
9.39	Burger King #06129 - Mobile, AL
9.40	Burger King #02483 - Mobile, AL
9.41	Burger King #06488 - Mobile, AL
9.42	Burger King #06916 - Kenner, LA
9.43	Burger King #01149 - Baton Rouge, LA
9.44	Burger King #10762 - Geismar, LA
9.45	Burger King #12322 - Oakdale, LA
9.46	Burger King #06783 - Baton Rouge, LA
9.47	Burger King #09692 - Greenwell Springs, LA
9.48	Burger King #08645 - Pace, FL
9.49	Burger King #06325 - Baton Rouge, LA
9.50	Burger King #06674 - Slidell, LA
9.51	Burger King #00373 - Mobile, AL
9.52	Burger King #09115 - Meridian, MS
9.53	Burger King #01617 - Lake Charles, LA
9.54	Burger King #05981 - Meridian, MS
9.55	Burger King #11715 - Ville Platte, LA
9.56	Burger King #01439 - Slidell, LA
9.57	Burger King #07930 - Long Beach, MS
9.58	Burger King #09838 - Fairhope, AL
9.59	Burger King #12820 - Iowa, LA
9.60	Burger King #00211 - Baton Rouge, LA
9.61	Burger King #04914 - Pensacola, FL
9.62	Burger King #09686 - Thomasville, AL
9.63	Burger King #12660 - Vinton, LA
9.64	Burger King #12007 - Denham Springs, LA
9.65	Burger King #09958 - Grove Hill, AL
9.66	Burger King #10572 - Eunice, LA
9.67	Burger King #11488 - Lafayette, LA
9.68	Burger King #06048 - Tuscaloosa, AL
9.69	Burger King #00360 - New Orleans, LA
9.70	Burger King #03585 - Daphne, AL
9.71	Burger King #04016 - Mobile, AL
9.72	Burger King #06105 - Northport, AL
9.73	Burger King #09259 - Gulf Breeze, FL
9.74	Burger King #11979 - Monroe, LA
9.75	Burger King #12597 - Lake Charles, LA
9.76	Burger King #01337 - Metairie, LA
9.77	Burger King #01465 - Laurel, MS
9.78	Burger King #11694 - DeQuincy, LA
9.79	Burger King #00501 - Lafayette, LA
9.80	Burger King #10800 - Livingston, AL
9.81	Burger King #09026 - Laurel, MS
9.82	Burger King #09213 - Pensacola, FL
9.83	Burger King #01917 - Vidalia, LA
9.84	Burger King #10607 - Houma, LA
9.85	Burger King #09853 - Franklin, LA
9.86	Burger King #01315 - Alexandria, LA

A-1-9

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(5)(6)	U/W NCF DSCR (x)(5)(6)	Cut-off Date LTV Ratio(6)(8)	LTV Ratio at Maturity or ARD(6)(8)	Cut-off Date U/W NOI Debt Yield(6)	Cut-off Date U/W NCF Debt Yield(6)
9.87	Burger King #12919 - Covington, LA
9.88	Burger King #12752 - Lafayette, LA
9.89	Burger King #01537 - Lafayette, LA
9.90	Burger King #12753 - Slidell, LA
10	Security Self Storage SPX Portfolio									1.49	1.44	74.9%	61.0%	9.3%	9.0%
10.01	2078 South Pontiac Way
10.02	13300 College
10.03	3760 East Pikes Peak Avenue
10.04	111 North Maize Road
10.05	3160 Austin Bluffs Parkway
10.06	3030 Sycamore School Road
10.07	8631 West 21st Street
10.08	405 South Hillside Street
11	Delaware State Office Portfolio									1.81	1.61	74.1%	65.6%	11.7%	10.4%
11.01	Silver Lake
11.02	Enterprise Place
12	Massillon Industrial									2.00	1.73	64.1%	59.2%	13.0%	11.2%
13	Orchard Falls									1.49	1.33	72.8%	62.8%	9.5%	8.4%
14	CT Self Storage Portfolio									1.42	1.38	74.9%	64.2%	8.7%	8.5%
14.01	CT Self Storage-West Hartford
14.02	CT Self Storage-Plainville
14.03	CT Self Storage-Glastonbury
14.04	CT Self Storage-Meriden
15	Larkins Corner									1.64	1.47	61.5%	50.2%	10.3%	9.2%
16	Hampton Inn Hallandale									1.87	1.62	61.1%	50.0%	11.8%	10.3%
17	NaperWest Retail Center									1.97	1.80	70.0%	56.6%	11.9%	11.0%
18	Oak Court Mall									1.93	1.81	65.4%	57.7%	12.1%	11.3%
19	1120 Nasa Parkway									1.67	1.44	75.0%	61.8%	10.8%	9.3%
20	1110 Nasa Parkway									1.67	1.44	75.0%	61.8%	10.8%	9.3%
21	1100 Nasa Parkway									1.67	1.44	75.0%	61.8%	10.8%	9.3%
22	BLG Industrial									1.70	1.52	49.0%	32.8%	16.0%	14.3%
23	Target - San Jose									1.31	1.29	75.0%	68.9%	8.2%	8.1%
24	Residence Inn Grapevine									1.86	1.55	59.0%	49.0%	12.3%	10.3%
25	Security Public Storage - Huntington Beach									1.68	1.65	65.6%	53.1%	10.3%	10.1%
26	Doubletree Dallas - Farmers Branch									1.71	1.43	64.6%	57.6%	12.1%	10.1%
27	Lake Worth Center									1.68	1.55	74.9%	61.2%	10.6%	9.8%
28	Hilton Garden Inn - Covington									1.68	1.51	69.5%	53.5%	12.8%	11.4%
29	Microtel Inn & Suites Portfolio - Texas									1.62	1.42	60.0%	56.5%	12.2%	10.7%
29.01	Microtel Inn & Suites - Round Rock
29.02	Microtel Inn & Suites - Seaworld
29.03	Microtel Inn & Suites - San Antonio
30	Spring Valley Shopping Center									1.55	1.44	74.4%	66.1%	10.2%	9.5%
31	Centennial Medical Office									1.50	1.49	69.0%	57.2%	9.9%	9.8%
32	8880 West Sunset Road									1.92	1.80	60.1%	55.6%	12.4%	11.6%
33	93 East Apartments									1.36	1.27	72.7%	64.7%	9.0%	8.4%
34	Bayou Place Phase I									2.55	2.20	39.0%	28.7%	17.1%	14.8%
35	Kings Crossing									1.45	1.42	72.6%	64.2%	9.3%	9.1%
36	13140 Coit Road									1.74	1.51	74.9%	61.8%	11.3%	9.8%
37	Lawn Village									1.58	1.44	74.8%	62.3%	10.6%	9.6%
38	Giant Eagle Parma									1.57	1.48	60.6%	53.8%	10.7%	10.1%
39	Homewood Suites - Beaumont									1.67	1.50	69.5%	53.6%	12.7%	11.3%
40	Everett Mall Mini Storage									1.53	1.48	70.0%	64.7%	10.0%	9.6%
41	Grandview Center									1.56	1.43	52.6%	22.0%	14.3%	13.2%
42	Security Public Storage - Escondido									1.62	1.59	67.4%	54.7%	10.0%	9.8%
43	Citadel Apartments									1.49	1.36	68.0%	60.5%	9.9%	9.0%
44	Briarwood Apartments									2.12	1.94	69.9%	57.0%	13.2%	12.1%
45	Stop & Shop - Everett									1.82	1.78	52.0%	42.3%	11.3%	11.0%
46	850-890 Walsh Avenue									1.58	1.55	74.1%	61.0%	10.2%	10.0%
47	Ashburn Square									1.58	1.46	68.3%	56.1%	10.1%	9.3%
48	Towne Place Suites									1.80	1.60	54.1%	40.9%	13.0%	11.5%
49	The Paddocks at Mount Juliet									1.65	1.53	75.0%	64.5%	10.3%	9.6%
50	Barstow Shopping Center									1.61	1.52	76.2%	65.4%	10.0%	9.5%
51	Rochester-Hamlin Retail Center									1.85	1.70	65.9%	53.7%	11.5%	10.6%
52	Comfort Inn - Grapevine, TX									2.11	1.90	67.4%	50.5%	14.9%	13.4%
53	South Ridge Shopping Center									3.52	3.13	45.5%	45.5%	17.3%	15.4%
54	Merchant’s Walk Shopping Center									1.78	1.64	64.4%	52.7%	11.2%	10.4%
55	Shaw Business Center									2.80	2.41	39.0%	34.3%	18.4%	15.8%
56	Security Public Storage - McHenry									1.73	1.66	66.6%	53.9%	10.5%	10.1%
57	WWG StorQuest - Louisville									1.74	1.69	60.9%	52.5%	11.0%	10.7%
58	WWG StorQuest - Manitou Springs									1.74	1.69	60.9%	52.5%	11.0%	10.7%
59	Security Public Storage - Woodland									1.74	1.67	67.0%	54.2%	10.6%	10.2%
60	2054 University Avenue									1.69	1.56	58.8%	47.9%	10.5%	9.7%
61	Planet Self Storage - Boston									1.42	1.40	64.8%	53.3%	9.1%	9.0%
62	Security Public Storage - Pinole									1.57	1.54	67.8%	55.0%	9.6%	9.5%
63	Quality Inn College Station									2.34	2.15	67.7%	44.1%	19.8%	18.2%
64	Lionsgate Marketplace									1.71	1.58	71.9%	60.5%	11.8%	11.0%
65	New Castle Apartments									1.58	1.46	73.6%	63.5%	10.1%	9.3%
66	134 Golden Gate Avenue									1.96	1.83	52.0%	42.3%	12.1%	11.3%
67	Cinco Ranch Plaza I									1.44	1.33	74.9%	66.2%	9.2%	8.5%
68	WWG StorQuest - Clock Tower									1.68	1.64	74.8%	64.4%	10.5%	10.3%
69	Oakwood Park									3.15	2.85	49.9%	40.3%	18.9%	17.1%
70	The Willows									1.57	1.54	74.8%	61.2%	9.9%	9.7%
71	Walgreens New Haven									1.75	1.66	60.2%	49.2%	10.9%	10.4%
72	508 Toulouse Street									1.31	1.29	67.1%	50.4%	9.3%	9.1%
73	WWG StorQuest - Pony Express									1.68	1.64	72.4%	62.4%	10.6%	10.4%
74	Evergreen Village									1.60	1.56	71.8%	53.3%	11.0%	10.7%
75	Highland Garden Apartments									1.55	1.48	72.6%	60.5%	10.4%	10.0%
76	Walgreens - Greenville									1.87	1.85	51.9%	42.2%	11.6%	11.4%
77	Drexel Apartments									1.40	1.35	71.9%	61.2%	9.3%	9.0%
78	City View MHC									1.51	1.47	74.9%	55.8%	10.5%	10.2%
79	CVS - Bridgeport									1.68	1.66	50.4%	41.1%	10.5%	10.3%
80	All Stor Self Storage									1.53	1.47	73.6%	61.4%	10.4%	10.0%
81	Hermitage Garden Apartments									1.82	1.69	68.2%	56.5%	11.9%	11.1%
82	Western Reserve Village									1.38	1.34	74.7%	55.7%	9.5%	9.3%

A-1-10

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Revenues ($)(10)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(4)(9)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period(9)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)
1	Woodbridge Center	40,755,370	17,427,834	23,327,536	276,352	640,599	22,410,585	97.1%	12/31/2013			TTM 3/31/2014	40,090,833	15,032,798	25,058,035
2	Soho Beach House	31,672,758	23,814,936	7,857,822	0	0	7,364,654	85.6%	12/31/2013	567	485	Actual 2013	31,076,619	23,509,773	7,566,846
3	Montgomery Mall	22,305,970	7,579,912	14,726,058	186,229	361,298	14,178,531	92.4%	2/19/2014			TTM 1/31/2014	21,124,984	7,698,717	13,426,267
4	Pacific Design Center	29,877,168	14,789,495	15,087,674	250,967	598,724	14,237,983	72.7%	3/3/2014			TTM 2/28/2014	28,640,300	15,090,207	13,550,093
5	Purgatory Creek Apartments	4,173,418	1,670,831	2,502,588	57,200	0	2,445,388	94.4%	5/2/2014			TTM 3/31/2014	4,144,941	1,603,440	2,541,501
6	Weatherford Ridge	3,987,883	1,203,870	2,784,014	33,126	120,000	2,630,888	97.0%	4/1/2014			TTM 2/28/2014	3,932,079	1,217,789	2,714,289
7	Harlequin Plaza	5,886,210	2,556,432	3,329,778	65,985	311,505	2,952,288	88.6%	3/12/2014			TTM 2/28/2014	3,418,151	2,553,357	864,794
8	Market Square at Montrose	4,234,460	1,430,375	2,804,085	102,089	151,952	2,550,044	98.3%	3/1/2014			Actual 2013	3,421,419	529,122	2,892,297
9	JL Holdings - Burger King Portfolio - 90	11,328,869	3,169,963	8,158,906	95,351	271,797	7,791,758	100.0%	6/1/2014			Actual 2013	9,224,996	811,181	8,413,815
9.01	Burger King #02957 - Houma, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.02	Burger King #04324 - Gulf Shores, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.03	Burger King #11942 - Gray, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.04	Burger King #00144 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.05	Burger King #06788 - Zachary, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.06	Burger King #05255 - Pritchard, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.07	Burger King #05035 - Tuscaloosa, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.08	Burger King #09788 - Walker, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.09	Burger King #03818 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.10	Burger King #03156 - Saraland, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.11	Burger King #01437 - Monroe, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.12	Burger King #12661 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.13	Burger King #09804 - Gonzales, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.14	Burger King #01198 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.15	Burger King #04130 - Vicksburg, MS	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.16	Burger King #09004 - Diamondhead, MS	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.17	Burger King #12830 - Boutte, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.18	Burger King #10763 - Hammond, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.19	Burger King #01425 - New Iberia, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.20	Burger King #03623 - Covington, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.21	Burger King #06149 - New Iberia, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.22	Burger King #01489 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.23	Burger King #11095 - Tuscaloosa, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.24	Burger King #01207 - West Monroe, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.25	Burger King #01428 - Sulphur, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.26	Burger King #05029 - Pineville, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.27	Burger King #07467 - Ruston, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.28	Burger King #11544 - Westlake, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.29	Burger King #09708 - Natchez, MS	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.30	Burger King #04581 - Foley, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.31	Burger King #10802 - Westwego, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.32	Burger King #06676 - Jackson, MS	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.33	Burger King #09270 - Robertsdale, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.34	Burger King #10764 - Morgan City, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.35	Burger King #12329 - Rayne, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.36	Burger King #12633 - Port Allen, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.37	Burger King #12895 - Delhi, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.38	Burger King #11614 - Harvey, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.39	Burger King #06129 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.40	Burger King #02483 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.41	Burger King #06488 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.42	Burger King #06916 - Kenner, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.43	Burger King #01149 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.44	Burger King #10762 - Geismar, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.45	Burger King #12322 - Oakdale, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.46	Burger King #06783 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.47	Burger King #09692 - Greenwell Springs, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.48	Burger King #08645 - Pace, FL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.49	Burger King #06325 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.50	Burger King #06674 - Slidell, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.51	Burger King #00373 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.52	Burger King #09115 - Meridian, MS	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.53	Burger King #01617 - Lake Charles, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.54	Burger King #05981 - Meridian, MS	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.55	Burger King #11715 - Ville Platte, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.56	Burger King #01439 - Slidell, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.57	Burger King #07930 - Long Beach, MS	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.58	Burger King #09838 - Fairhope, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.59	Burger King #12820 - Iowa, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.60	Burger King #00211 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.61	Burger King #04914 - Pensacola, FL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.62	Burger King #09686 - Thomasville, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.63	Burger King #12660 - Vinton, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.64	Burger King #12007 - Denham Springs, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.65	Burger King #09958 - Grove Hill, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.66	Burger King #10572 - Eunice, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.67	Burger King #11488 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.68	Burger King #06048 - Tuscaloosa, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.69	Burger King #00360 - New Orleans, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.70	Burger King #03585 - Daphne, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.71	Burger King #04016 - Mobile, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.72	Burger King #06105 - Northport, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.73	Burger King #09259 - Gulf Breeze, FL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.74	Burger King #11979 - Monroe, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.75	Burger King #12597 - Lake Charles, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.76	Burger King #01337 - Metairie, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.77	Burger King #01465 - Laurel, MS	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.78	Burger King #11694 - DeQuincy, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.79	Burger King #00501 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.80	Burger King #10800 - Livingston, AL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.81	Burger King #09026 - Laurel, MS	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.82	Burger King #09213 - Pensacola, FL	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.83	Burger King #01917 - Vidalia, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.84	Burger King #10607 - Houma, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.85	Burger King #09853 - Franklin, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.86	Burger King #01315 - Alexandria, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV

A-1-11

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Revenues ($)(10)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(4)(9)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period(9)	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)
9.87	Burger King #12919 - Covington, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.88	Burger King #12752 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.89	Burger King #01537 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
9.90	Burger King #12753 - Slidell, LA	NAV	NAV	NAV	NAV	NAV	NAV	100.0%	6/1/2014			NAV	NAV	NAV	NAV
10	Security Self Storage SPX Portfolio	3,761,824	1,648,264	2,113,560	72,111	0	2,041,448	88.9%	3/6/2014			Actual 2013	3,761,824	1,638,112	2,123,712
10.01	2078 South Pontiac Way	653,853	266,904	386,950	8,460	0	378,490	90.1%	3/6/2014			Actual 2013	653,853	264,097	389,757
10.02	13300 College	615,996	269,564	346,433	13,969	0	332,464	90.8%	3/6/2014			Actual 2013	615,996	265,279	350,717
10.03	3760 East Pikes Peak Avenue	427,215	174,719	252,497	7,338	0	245,159	92.5%	3/6/2014			Actual 2013	427,215	174,327	252,889
10.04	111 North Maize Road	454,177	195,911	258,266	10,458	0	247,808	87.7%	3/6/2014			Actual 2013	454,177	197,315	256,862
10.05	3160 Austin Bluffs Parkway	396,040	163,662	232,378	5,862	0	226,516	87.3%	3/6/2014			Actual 2013	396,040	162,055	233,985
10.06	3030 Sycamore School Road	410,368	205,334	205,034	7,600	0	197,434	86.8%	3/6/2014			Actual 2013	410,368	201,967	208,401
10.07	8631 West 21st Street	418,730	190,365	228,365	10,892	0	217,473	87.0%	3/6/2014			Actual 2013	418,730	190,154	228,577
10.08	405 South Hillside Street	385,444	181,805	203,638	7,533	0	196,106	87.6%	3/6/2014			Actual 2013	385,444	182,919	202,525
11	Delaware State Office Portfolio	3,935,193	1,399,912	2,535,281	56,499	226,749	2,252,033	98.3%	3/3/2014			Actual 2013	4,039,001	1,431,410	2,607,590
11.01	Silver Lake	3,171,163	1,204,290	1,966,873	42,674	200,179	1,724,020	97.7%	3/3/2014			Actual 2013	3,223,319	1,221,455	2,001,863
11.02	Enterprise Place	764,030	195,622	568,408	13,825	26,570	528,013	100.0%	3/3/2014			Actual 2013	815,682	209,955	605,727
12	Massillon Industrial	4,373,064	1,611,506	2,761,558	173,279	206,284	2,381,995	85.1%	3/3/2014			TTM 1/31/2014	4,420,069	1,725,911	2,694,158
13	Orchard Falls	2,976,736	1,170,221	1,806,515	36,569	166,464	1,603,482	94.0%	3/6/2014			Actual 2013	1,513,642	1,305,859	207,783
14	CT Self Storage Portfolio	2,782,142	1,180,299	1,601,842	37,009	0	1,564,834	89.8%	2/28/2014			TTM 3/31/2014	2,782,142	1,190,344	1,591,798
14.01	CT Self Storage-West Hartford	832,216	335,298	496,918	9,963	0	486,955	89.5%	2/28/2014			TTM 3/31/2014	832,216	342,957	489,259
14.02	CT Self Storage-Plainville	844,999	379,464	465,535	11,138	0	454,397	90.9%	2/28/2014			TTM 3/31/2014	844,999	378,530	466,469
14.03	CT Self Storage-Glastonbury	613,693	258,340	355,353	8,205	0	347,148	90.2%	2/28/2014			TTM 3/31/2014	613,693	262,488	351,205
14.04	CT Self Storage-Meriden	491,233	207,197	284,036	7,703	0	276,333	88.3%	2/28/2014			TTM 3/31/2014	491,233	206,369	284,864
15	Larkins Corner	2,847,464	961,768	1,885,697	80,428	117,179	1,688,090	96.6%	3/3/2014			TTM 2/28/2014	2,685,705	828,490	1,857,215
16	Hampton Inn Hallandale	6,594,006	4,587,390	2,006,616	0	0	1,742,856	83.6%	2/28/2014	139	116	TTM 2/28/2014	6,594,006	4,559,592	2,034,414
17	NaperWest Retail Center	2,830,388	906,781	1,923,607	44,963	113,216	1,765,429	93.3%	3/31/2014			Annualized 10 12/31/2013	2,777,408	897,245	1,880,164
18	Oak Court Mall	8,351,053	3,524,195	4,826,858	81,239	222,837	4,522,782	92.9%	2/18/2014			TTM 1/31/2014	8,362,090	3,125,623	5,236,467
19	1120 Nasa Parkway	1,150,966	481,182	669,784	22,296	71,243	576,244	86.2%	3/31/2014			TTM 3/31/2014	1,135,424	468,011	667,413
20	1110 Nasa Parkway	909,144	352,307	556,837	16,235	55,082	485,521	89.7%	3/31/2014			TTM 3/31/2014	879,220	353,272	525,948
21	1100 Nasa Parkway	838,649	358,386	480,263	15,999	53,649	410,614	84.9%	3/31/2014			TTM 3/31/2014	802,450	374,851	427,599
22	BLG Industrial	2,580,489	342,283	2,238,206	90,000	150,000	1,998,206	100.0%	4/30/2014			Actual 2013	1,929,996	7,107	1,922,889
23	Target - San Jose	1,188,014	61,536	1,126,478	18,066	0	1,108,412	100.0%	6/1/2014			Actual 2013	988,569	4,419	984,150
24	Residence Inn Grapevine	5,332,712	3,701,894	1,630,818	0	0	1,364,182	84.5%	1/31/2014	117	99	TTM 1/31/2014	5,332,712	3,779,185	1,553,527
25	Security Public Storage - Huntington Beach	1,652,521	514,709	1,137,812	18,598	0	1,119,214	88.0%	3/28/2014			TTM 2/28/2014	1,652,699	512,914	1,139,785
26	Doubletree Dallas - Farmers Branch	4,768,170	3,598,907	1,169,263	0	0	978,536	65.1%	3/31/2014	107	69	TTM 3/31/2014	4,768,170	3,534,304	1,233,866
27	Lake Worth Center	1,461,284	447,375	1,013,909	15,282	63,503	935,124	98.0%	3/31/2014			TTM 2/28/2014	1,495,626	446,398	1,049,228
28	Hilton Garden Inn - Covington	3,188,038	1,981,174	1,206,864	0	0	1,079,343	68.7%	1/31/2014	100	68	TTM 1/31/2014	3,188,038	1,744,346	1,443,692
29	Microtel Inn & Suites Portfolio - Texas	3,362,071	2,239,019	1,123,052	0	0	988,569	56.0%	2/28/2014	66	37	TTM 2/28/2014	3,346,281	2,207,155	1,139,126
29.01	Microtel Inn & Suites - Round Rock	1,243,171	738,276	504,895	0	0	455,168	53.9%	2/28/2014	76	41	TTM 2/28/2014	1,243,171	705,275	537,895
29.02	Microtel Inn & Suites - Seaworld	1,123,840	739,206	384,634	0	0	339,680	53.8%	2/28/2014	68	36	TTM 2/28/2014	1,108,050	747,252	360,798
29.03	Microtel Inn & Suites - San Antonio	995,060	761,536	233,524	0	0	193,722	60.4%	2/28/2014	56	34	TTM 2/28/2014	995,060	754,628	240,432
30	Spring Valley Shopping Center	1,274,840	397,326	877,514	8,701	52,649	816,165	91.2%	2/25/2014			TTM 1/31/2014	1,507,966	372,797	1,135,169
31	Centennial Medical Office	1,319,702	481,023	838,679	5,728	0	832,951	100.0%	3/31/2014			TTM 2/28/2014	1,291,778	486,666	805,112
32	8880 West Sunset Road	1,251,736	202,447	1,049,289	9,514	59,464	980,311	100.0%	3/5/2014			Actual 2013	1,389,604	229,683	1,159,921
33	93 East Apartments	1,713,690	995,471	718,219	48,768	0	669,451	94.8%	3/28/2014			TTM 2/28/2014	1,696,859	870,256	826,603
34	Bayou Place Phase I	2,343,831	975,982	1,367,849	44,941	140,630	1,182,278	97.2%	11/15/2013			Actual 2013	2,990,850	938,932	2,051,918
35	Kings Crossing	996,419	278,251	718,168	15,000	0	703,168	95.0%	3/1/2014			Actual 2013	1,009,045	289,277	719,768
36	13140 Coit Road	1,453,565	606,749	846,817	20,395	91,952	734,470	93.7%	4/15/2014			TTM 3/30/2014	1,271,617	606,838	664,779
37	Lawn Village	1,824,056	1,034,113	789,943	73,200	0	716,743	93.8%	3/1/2014			TTM 1/31/2014	1,779,520	909,240	870,281
38	Giant Eagle Parma	798,000	30,912	767,088	12,545	31,362	723,181	100.0%	6/1/2014			Actual 2013	840,000	6,972	833,028
39	Homewood Suites - Beaumont	2,362,382	1,463,969	898,413	0	0	803,917	74.8%	1/31/2014	107	80	TTM 1/31/2014	2,362,382	1,330,868	1,031,514
40	Everett Mall Mini Storage	887,026	188,148	698,878	24,372	0	674,506	93.6%	3/19/2014			TTM 2/28/2014	887,230	176,952	710,278
41	Grandview Center	1,205,984	210,206	995,778	33,835	44,747	917,196	100.0%	1/23/2014			Actual 2013	1,131,791	210,792	920,999
42	Security Public Storage - Escondido	1,057,602	372,658	684,944	13,700	0	671,244	76.7%	3/28/2014			TTM 2/28/2014	1,057,001	361,988	695,013
43	Citadel Apartments	1,479,999	808,354	671,645	58,000	0	613,645	96.1%	2/1/2014			TTM 2/21/2014	1,450,660	836,249	614,410
44	Briarwood Apartments	1,831,894	940,711	891,183	75,144	0	816,039	94.8%	4/1/2014			TTM 2/28/2014	1,780,400	933,913	846,487
45	Stop & Shop - Everett	757,875	7,579	750,296	17,516	0	732,780	100.0%	6/1/2014			NAV	NAV	NAV	NAV
46	850-890 Walsh Avenue	818,750	145,442	673,308	12,810	0	660,498	100.0%	3/1/2014			TTM 2/28/2014	737,468	75,590	661,878
47	Ashburn Square	925,266	269,751	655,515	7,011	45,975	602,528	100.0%	1/1/2014			Actual 2013	935,424	263,678	671,746
48	Towne Place Suites	2,308,176	1,472,264	835,912	0	0	743,585	74.0%	3/31/2014	90	66	TTM 3/31/2014	2,332,731	1,460,884	871,847
49	The Paddocks at Mount Juliet	913,175	262,559	650,616	9,134	36,527	604,955	83.3%	12/1/2013			Actual 2013	865,797	258,470	607,327
50	Barstow Shopping Center	912,909	300,019	612,890	16,515	19,080	577,295	87.9%	3/31/2014			Actual 2013	756,081	212,155	543,926
51	Rochester-Hamlin Retail Center	1,021,424	319,919	701,505	16,873	40,305	644,327	89.5%	4/1/2014			TTM 1/31/2014	1,025,937	300,869	725,068
52	Comfort Inn - Grapevine, TX	2,227,221	1,334,302	892,919	89,089	0	803,830	67.6%	3/31/2014	89	60	TTM 3/31/2014	2,228,455	1,341,118	887,337
53	South Ridge Shopping Center	1,512,261	474,186	1,038,075	23,949	91,279	922,847	86.3%	5/2/2014			Actual 2013	1,404,321	462,855	941,466
54	Merchant’s Walk Shopping Center	991,438	321,537	669,901	9,635	39,658	620,609	97.4%	2/28/2014			Actual 2013	936,376	304,862	631,514
55	Shaw Business Center	1,403,320	376,900	1,026,421	61,741	83,266	881,414	100.0%	3/18/2014			Actual 2013	1,400,287	369,379	1,030,908
56	Security Public Storage - McHenry	922,093	333,979	588,114	23,508	0	564,606	83.7%	3/28/2014			TTM 2/28/2014	922,652	334,086	588,566
57	WWG StorQuest - Louisville	739,268	308,102	431,166	8,480	0	422,686	80.7%	2/28/2014			TTM 2/28/2014	745,564	291,396	454,168
58	WWG StorQuest - Manitou Springs	329,955	160,213	169,742	8,140	0	161,602	77.2%	2/28/2014			TTM 2/28/2014	331,391	158,800	172,591
59	Security Public Storage - Woodland	909,034	362,737	546,297	21,772	0	524,525	82.2%	3/28/2014			TTM 2/28/2014	914,203	362,380	551,823
60	2054 University Avenue	756,051	230,455	525,596	4,806	35,020	485,770	100.0%	3/27/2014			Actual 2013	590,584	197,360	393,224
61	Planet Self Storage - Boston	893,947	441,481	452,467	4,600	0	447,867	85.5%	3/12/2014			TTM 2/28/2014	894,918	493,833	401,085
62	Security Public Storage - Pinole	793,210	313,157	480,053	9,324	0	470,729	77.3%	3/28/2014			TTM 2/28/2014	793,282	283,600	509,682
63	Quality Inn College Station	1,906,112	967,869	938,243	0	0	861,999	69.5%	1/31/2014	119	83	TTM 1/31/2014	1,906,112	872,413	1,033,699
64	Lionsgate Marketplace	894,190	340,232	553,958	7,551	32,446	513,962	88.7%	3/19/2014			TTM 1/31/2014	781,936	333,528	448,408
65	New Castle Apartments	931,372	467,314	464,058	37,001	0	427,057	97.9%	4/4/2014			TTM 3/15/2014	930,495	495,331	435,164
66	134 Golden Gate Avenue	692,229	146,573	545,656	5,998	30,318	509,339	100.0%	3/4/2014			Actual 2013	391,246	62,381	328,865
67	Cinco Ranch Plaza I	580,581	177,438	403,142	4,112	26,783	372,247	100.0%	2/21/2014			Actual 2013	548,426	166,215	382,211
68	WWG StorQuest - Clock Tower	743,518	297,897	445,621	10,670	0	434,951	85.1%	2/28/2014			TTM 2/28/2014	734,544	275,873	458,671
69	Oakwood Park	1,374,237	622,342	751,895	72,243	0	679,652	97.6%	4/1/2014			TTM 3/31/2014	1,393,086	626,340	766,746
70	The Willows	680,615	292,748	387,867	7,696	0	380,171	95.9%	2/28/2014			TTM 2/28/2014	693,939	209,280	484,659
71	Walgreens New Haven	426,804	18,149	408,655	4,687	15,120	388,848	100.0%	6/1/2014			Actual 2012	440,004	13,201	426,803
72	508 Toulouse Street	444,954	122,099	322,855	4,456	0	318,399	92.9%	3/26/2014			T11 2/28/2014	322,958	104,031	218,927
73	WWG StorQuest - Pony Express	620,196	251,941	368,255	8,033	0	360,223	86.6%	2/28/2014			TTM 2/28/2014	620,891	236,492	384,399
74	Evergreen Village	648,491	276,547	371,943	9,150	0	362,793	98.9%	2/28/2014			TTM 2/28/2014	750,039	278,135	471,904
75	Highland Garden Apartments	417,288	133,381	283,907	11,825	0	272,082	100.0%	3/1/2014			TTM 3/31/2014	397,520	84,454	313,066
76	Walgreens - Greenville	319,814	6,396	313,418	3,705	0	309,713	100.0%	3/12/2014			NAV	NAV	NAV	NAV
77	Drexel Apartments	325,818	110,869	214,949	8,250	0	206,699	97.0%	4/1/2014			TTM 2/28/2014	218,555	81,581	136,974
78	City View MHC	451,163	212,447	238,716	5,850	0	232,866	75.2%	2/28/2014			TTM 2/28/2014	474,464	211,853	262,611
79	CVS - Bridgeport	396,654	164,355	232,299	3,423	0	228,876	100.0%	6/1/2014			NAV	NAV	NAV	NAV
80	All Stor Self Storage	439,277	210,369	228,908	9,056	0	219,852	85.6%	3/12/2014			Actual 2013	439,277	203,231	236,046
81	Hermitage Garden Apartments	546,679	292,230	254,448	18,615	0	235,833	98.6%	3/1/2014			TTM 2/28/2014	546,262	283,014	263,248
82	Western Reserve Village	379,940	183,827	196,113	4,850	0	191,263	91.8%	2/28/2014			TTM 2/28/2014	386,480	136,537	249,943

A-1-12

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period
1	Woodbridge Center	0	25,058,035			Actual 2013	41,712,413	16,033,957	25,678,456	0	25,678,456			Actual 2012
2	Soho Beach House	493,169	7,073,678	567	485	Actual 2012	27,980,610	21,668,901	6,311,709	416,171	5,895,537	555	455	Actual 2011
3	Montgomery Mall	0	13,426,267			Actual 2013	21,082,279	7,754,624	13,327,655	0	13,327,655			Actual 2012
4	Pacific Design Center	0	13,550,093			Actual 2013	28,706,594	15,120,370	13,586,224	0	13,586,224			Actual 2012
5	Purgatory Creek Apartments	0	2,541,501			Actual 2013	4,082,012	1,599,402	2,482,610	0	2,482,610			Actual 2012
6	Weatherford Ridge	0	2,714,289			Actual 2013	3,822,244	1,193,357	2,628,887	0	2,628,887			Actual 2012
7	Harlequin Plaza	0	864,794			Actual 2013	3,571,318	2,506,467	1,064,851	0	1,064,851			Annualized 10 12/31/2012
8	Market Square at Montrose	0	2,892,297			Actual 2012	4,304,578	1,522,847	2,781,731	0	2,781,731			Actual 2011
9	JL Holdings - Burger King Portfolio - 90	0	8,413,815			Actual 2012	9,178,382	798,980	8,379,402	0	8,379,402			Actual 2011
9.01	Burger King #02957 - Houma, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.02	Burger King #04324 - Gulf Shores, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.03	Burger King #11942 - Gray, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.04	Burger King #00144 - Baton Rouge, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.05	Burger King #06788 - Zachary, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.06	Burger King #05255 - Pritchard, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.07	Burger King #05035 - Tuscaloosa, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.08	Burger King #09788 - Walker, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.09	Burger King #03818 - Mobile, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.10	Burger King #03156 - Saraland, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.11	Burger King #01437 - Monroe, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.12	Burger King #12661 - Baton Rouge, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.13	Burger King #09804 - Gonzales, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.14	Burger King #01198 - Mobile, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.15	Burger King #04130 - Vicksburg, MS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.16	Burger King #09004 - Diamondhead, MS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.17	Burger King #12830 - Boutte, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.18	Burger King #10763 - Hammond, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.19	Burger King #01425 - New Iberia, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.20	Burger King #03623 - Covington, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.21	Burger King #06149 - New Iberia, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.22	Burger King #01489 - Mobile, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.23	Burger King #11095 - Tuscaloosa, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.24	Burger King #01207 - West Monroe, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.25	Burger King #01428 - Sulphur, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.26	Burger King #05029 - Pineville, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.27	Burger King #07467 - Ruston, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.28	Burger King #11544 - Westlake, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.29	Burger King #09708 - Natchez, MS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.30	Burger King #04581 - Foley, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.31	Burger King #10802 - Westwego, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.32	Burger King #06676 - Jackson, MS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.33	Burger King #09270 - Robertsdale, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.34	Burger King #10764 - Morgan City, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.35	Burger King #12329 - Rayne, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.36	Burger King #12633 - Port Allen, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.37	Burger King #12895 - Delhi, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.38	Burger King #11614 - Harvey, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.39	Burger King #06129 - Mobile, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.40	Burger King #02483 - Mobile, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.41	Burger King #06488 - Mobile, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.42	Burger King #06916 - Kenner, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.43	Burger King #01149 - Baton Rouge, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.44	Burger King #10762 - Geismar, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.45	Burger King #12322 - Oakdale, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.46	Burger King #06783 - Baton Rouge, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.47	Burger King #09692 - Greenwell Springs, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.48	Burger King #08645 - Pace, FL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.49	Burger King #06325 - Baton Rouge, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.50	Burger King #06674 - Slidell, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.51	Burger King #00373 - Mobile, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.52	Burger King #09115 - Meridian, MS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.53	Burger King #01617 - Lake Charles, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.54	Burger King #05981 - Meridian, MS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.55	Burger King #11715 - Ville Platte, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.56	Burger King #01439 - Slidell, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.57	Burger King #07930 - Long Beach, MS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.58	Burger King #09838 - Fairhope, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.59	Burger King #12820 - Iowa, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.60	Burger King #00211 - Baton Rouge, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.61	Burger King #04914 - Pensacola, FL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.62	Burger King #09686 - Thomasville, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.63	Burger King #12660 - Vinton, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.64	Burger King #12007 - Denham Springs, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.65	Burger King #09958 - Grove Hill, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.66	Burger King #10572 - Eunice, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.67	Burger King #11488 - Lafayette, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.68	Burger King #06048 - Tuscaloosa, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.69	Burger King #00360 - New Orleans, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.70	Burger King #03585 - Daphne, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.71	Burger King #04016 - Mobile, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.72	Burger King #06105 - Northport, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.73	Burger King #09259 - Gulf Breeze, FL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.74	Burger King #11979 - Monroe, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.75	Burger King #12597 - Lake Charles, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.76	Burger King #01337 - Metairie, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.77	Burger King #01465 - Laurel, MS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.78	Burger King #11694 - DeQuincy, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.79	Burger King #00501 - Lafayette, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.80	Burger King #10800 - Livingston, AL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.81	Burger King #09026 - Laurel, MS	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.82	Burger King #09213 - Pensacola, FL	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.83	Burger King #01917 - Vidalia, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.84	Burger King #10607 - Houma, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.85	Burger King #09853 - Franklin, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.86	Burger King #01315 - Alexandria, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV

A-1-13

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period
9.87	Burger King #12919 - Covington, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.88	Burger King #12752 - Lafayette, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.89	Burger King #01537 - Lafayette, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
9.90	Burger King #12753 - Slidell, LA	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
10	Security Self Storage SPX Portfolio	0	2,123,712			Actual 2012	3,604,020	1,612,094	1,991,926	0	1,991,926			Actual 2011
10.01	2078 South Pontiac Way	0	389,757			Actual 2012	619,474	260,176	359,297	0	359,297			Actual 2011
10.02	13300 College	0	350,717			Actual 2012	576,471	278,112	298,359	0	298,359			Actual 2011
10.03	3760 East Pikes Peak Avenue	0	252,889			Actual 2012	416,105	168,744	247,360	0	247,360			Actual 2011
10.04	111 North Maize Road	0	256,862			Actual 2012	448,536	180,662	267,873	0	267,873			Actual 2011
10.05	3160 Austin Bluffs Parkway	0	233,985			Actual 2012	379,372	158,814	220,557	0	220,557			Actual 2011
10.06	3030 Sycamore School Road	0	208,401			Actual 2012	410,085	204,873	205,212	0	205,212			Actual 2011
10.07	8631 West 21st Street	0	228,577			Actual 2012	387,032	181,900	205,132	0	205,132			Actual 2011
10.08	405 South Hillside Street	0	202,525			Actual 2012	366,946	178,812	188,135	0	188,135			Actual 2011
11	Delaware State Office Portfolio	0	2,607,590			Actual 2012	4,015,678	1,483,034	2,532,644	0	2,532,644			Actual 2011
11.01	Silver Lake	0	2,001,863			Actual 2012	3,215,104	1,276,794	1,938,310	0	1,938,310			Actual 2011
11.02	Enterprise Place	0	605,727			Actual 2012	800,574	206,240	594,335	0	594,335			Actual 2011
12	Massillon Industrial	0	2,694,158			Actual 2013	3,963,459	1,563,189	2,400,270	0	2,400,270			Actual 2012
13	Orchard Falls	0	207,783			Actual 2012	1,747,085	1,369,397	377,688	0	377,688			Actual 2011
14	CT Self Storage Portfolio	0	1,591,798			Actual 2013	2,733,078	1,201,761	1,531,317	0	1,531,317			Actual 2012
14.01	CT Self Storage-West Hartford	0	489,259			Actual 2013	827,899	336,900	490,999	0	490,999			Actual 2012
14.02	CT Self Storage-Plainville	0	466,469			Actual 2013	818,749	393,783	424,966	0	424,966			Actual 2012
14.03	CT Self Storage-Glastonbury	0	351,205			Actual 2013	601,012	263,459	337,553	0	337,553			Actual 2012
14.04	CT Self Storage-Meriden	0	284,864			Actual 2013	485,419	207,619	277,800	0	277,800			Actual 2012
15	Larkins Corner	0	1,857,215			Actual 2013	2,691,342	745,722	1,945,620	0	1,945,620			Actual 2012
16	Hampton Inn Hallandale	0	2,034,414	139	116	Actual 2013	6,356,313	4,464,267	1,892,046	0	1,892,046	138	112	Actual 2012
17	NaperWest Retail Center	18,866	1,861,297			Actual 2012	2,570,215	854,016	1,716,199	38,489	1,677,710			Actual 2011
18	Oak Court Mall	0	5,236,467			Actual 2013	8,386,413	3,139,687	5,246,726	0	5,246,726			Actual 2012
19	1120 Nasa Parkway	93,540	573,874			Actual 2013	1,124,476	463,233	661,243	93,540	567,703			Actual 2012
20	1110 Nasa Parkway	71,316	454,632			Actual 2013	857,401	344,546	512,855	71,316	441,539			Actual 2012
21	1100 Nasa Parkway	69,649	357,950			Actual 2013	778,838	356,580	422,258	69,649	352,609			Actual 2012
22	BLG Industrial	0	1,922,889			Actual 2012	1,929,996	7,107	1,922,889	0	1,922,889			Actual 2011
23	Target - San Jose	0	984,150			Actual 2012	988,569	10,435	978,134	0	978,134			Actual 2011
24	Residence Inn Grapevine	266,636	1,286,891	117	99	Actual 2013	5,347,974	3,800,286	1,547,688	267,399	1,280,290	118	100	Actual 2012
25	Security Public Storage - Huntington Beach	1,082	1,138,703			Actual 2013	1,652,746	514,043	1,138,703	4,128	1,134,575			Actual 2012
26	Doubletree Dallas - Farmers Branch	0	1,233,866	107	69	Actual 2013	4,711,219	3,542,748	1,168,471	0	1,168,471	106	69	Actual 2012
27	Lake Worth Center	0	1,049,228			Actual 2013	1,472,658	449,848	1,022,810	0	1,022,810			Actual 2012
28	Hilton Garden Inn - Covington	127,521	1,316,171	100	68	Actual 2013	3,151,356	1,727,072	1,424,284	126,054	1,298,230	101	68	Actual 2012
29	Microtel Inn & Suites Portfolio - Texas	0	1,139,126	66	37	Actual 2013	3,274,928	2,169,698	1,105,231	0	1,105,231	67	36	Actual 2012
29.01	Microtel Inn & Suites - Round Rock	0	537,895	76	41	Actual 2013	1,205,179	691,278	513,901	0	513,901	75	40	Actual 2012
29.02	Microtel Inn & Suites - Seaworld	0	360,798	68	36	Actual 2013	1,094,103	747,357	346,745	0	346,745	69	36	Actual 2012
29.03	Microtel Inn & Suites - San Antonio	0	240,432	56	34	Actual 2013	975,647	731,062	244,585	0	244,585	57	33	Actual 2012
30	Spring Valley Shopping Center	0	1,135,169			Actual 2013	1,528,024	385,617	1,142,407	0	1,142,407			Actual 2012
31	Centennial Medical Office	0	805,112			Actual 2013	1,306,965	461,581	845,384	0	845,384			Actual 2012
32	8880 West Sunset Road	0	1,159,921			Actual 2012	1,350,004	204,689	1,145,315	0	1,145,315			Actual 2011
33	93 East Apartments	0	826,603			Actual 2013	1,707,437	874,961	832,476	0	832,476			Actual 2012
34	Bayou Place Phase I	0	2,051,918			Actual 2012	2,523,187	908,788	1,614,399	0	1,614,399			Actual 2011
35	Kings Crossing	15,000	704,768			Actual 2012	983,698	278,468	705,230	15,000	690,230			NAV
36	13140 Coit Road	0	664,779			Actual 2013	1,223,213	575,352	647,861	0	647,861			Actual 2012
37	Lawn Village	152,713	717,567			Actual 2013	1,771,843	886,021	885,822	154,896	730,926			Actual 2012
38	Giant Eagle Parma	0	833,028			Actual 2012	840,000	6,666	833,334	4,175	829,159			Actual 2011
39	Homewood Suites - Beaumont	94,495	937,019	107	80	Actual 2013	2,356,014	1,237,578	1,118,436	94,241	1,024,195	107	80	Actual 2012
40	Everett Mall Mini Storage	0	710,278			Actual 2013	879,727	188,446	691,281	0	691,281			Actual 2012
41	Grandview Center	0	920,999			Actual 2012	1,215,776	195,463	1,020,314	0	1,020,314			Actual 2011
42	Security Public Storage - Escondido	138,274	556,739			Actual 2013	1,047,203	348,225	698,978	111,245	587,733			Actual 2012
43	Citadel Apartments	58,000	556,410			Actual 2013	1,453,203	866,139	587,064	58,000	529,064			Actual 2012
44	Briarwood Apartments	0	846,487			Actual 2013	1,758,342	938,236	820,106	0	820,106			Actual 2012
45	Stop & Shop - Everett	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
46	850-890 Walsh Avenue	0	661,878			Actual 2013	668,340	76,143	592,197	0	592,197			Actual 2012
47	Ashburn Square	0	671,746			Actual 2012	844,475	259,834	584,641	0	584,641			Actual 2011
48	Towne Place Suites	93,309	778,538	90	66	Actual 2013	2,284,366	1,433,864	850,502	91,375	759,127	88	65	Actual 2012
49	The Paddocks at Mount Juliet	0	607,327			Actual 2012	717,027	516,577	200,450	38,947	161,503			NAV
50	Barstow Shopping Center	0	543,926			Actual 2012	627,613	196,442	431,171	0	431,171			Actual 2011
51	Rochester-Hamlin Retail Center	48	725,020			Actual 2013	1,033,108	293,770	739,338	0	739,338			Actual 2012
52	Comfort Inn - Grapevine, TX	0	887,337	89	60	Actual 2013	2,407,412	1,329,557	1,077,855	0	1,077,855	92	65	Actual 2012
53	South Ridge Shopping Center	0	941,466			Actual 2012	1,314,324	412,678	901,646	0	901,646			Actual 2011
54	Merchant’s Walk Shopping Center	0	631,514			Actual 2012	985,545	271,668	713,877	0	713,877			NAV
55	Shaw Business Center	0	1,030,908			Actual 2012	1,403,932	358,854	1,045,078	0	1,045,078			Actual 2011
56	Security Public Storage - McHenry	0	588,566			Actual 2013	913,952	334,676	579,276	0	579,276			Actual 2012
57	WWG StorQuest - Louisville	0	454,168			Actual 2013	746,216	289,603	456,613	0	456,613			Actual 2012
58	WWG StorQuest - Manitou Springs	0	172,591			Actual 2013	328,371	157,209	171,162	0	171,162			Actual 2012
59	Security Public Storage - Woodland	3,984	547,839			Actual 2013	897,322	359,835	537,487	0	537,487			Actual 2012
60	2054 University Avenue	235,981	157,243			Actual 2012	708,632	201,487	507,145	82,911	424,234			Actual 2011
61	Planet Self Storage - Boston	0	401,085			Actual 2013	885,136	488,312	396,824	0	396,824			Actual 2012
62	Security Public Storage - Pinole	14,220	495,462			Actual 2013	783,583	280,362	503,221	0	503,221			Actual 2012
63	Quality Inn College Station	76,244	957,455	119	83	Actual 2013	1,842,837	879,254	963,583	73,713	889,870	118	80	Actual 2012
64	Lionsgate Marketplace	0	448,408			Actual 2013	783,878	336,009	447,869	0	447,869			Actual 2012
65	New Castle Apartments	37,001	398,163			Actual 2013	923,813	494,792	429,020	37,001	392,019			Actual 2012
66	134 Golden Gate Avenue	0	328,865			Actual 2012	367,799	73,333	294,466	0	294,466			Actual 2011
67	Cinco Ranch Plaza I	0	382,211			Actual 2012	528,089	141,063	387,026	0	387,026			NAV
68	WWG StorQuest - Clock Tower	0	458,671			Actual 2013	713,015	274,339	438,676	0	438,676			Actual 2012
69	Oakwood Park	0	766,746			Actual 2013	1,378,516	623,974	754,542	0	754,542			Actual 2012
70	The Willows	0	484,659			Actual 2013	688,777	208,142	480,636	0	480,636			Actual 2012
71	Walgreens New Haven	0	426,803			Actual 2011	440,004	13,200	426,804	0	426,804			NAV
72	508 Toulouse Street	0	218,927			NAV	NAV	NAV	NAV	NAV	NAV			NAV
73	WWG StorQuest - Pony Express	0	384,399			Actual 2013	613,224	234,041	379,183	0	379,183			Actual 2012
74	Evergreen Village	0	471,904			Actual 2013	741,375	285,743	455,632	0	455,632			Actual 2012
75	Highland Garden Apartments	0	313,066			Actual 2013	376,981	102,648	274,333	0	274,333			NAV
76	Walgreens - Greenville	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
77	Drexel Apartments	0	136,974			Actual 2013	199,895	79,410	120,484	0	120,484			Actual 2012
78	City View MHC	0	262,611			Actual 2013	478,203	206,149	272,055	0	272,055			Actual 2012
79	CVS - Bridgeport	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			NAV
80	All Stor Self Storage	0	236,046			Actual 2012	403,174	190,532	212,642	0	212,642			Actual 2011
81	Hermitage Garden Apartments	0	263,248			Actual 2013	538,811	285,596	253,215	0	253,215			Actual 2012
82	Western Reserve Village	0	249,943			Actual 2013	384,110	135,737	248,374	0	248,374			Actual 2012

A-1-14

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(12)(13)(14)(15)(19)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA
1	Woodbridge Center	39,103,954	16,308,823	22,795,131	0	22,795,131			N	SEARS	274,100	24.8%
2	Soho Beach House	25,923,611	20,661,914	5,261,697	434,289	4,827,408	544	405	N
3	Montgomery Mall	21,316,189	7,827,852	13,488,337	0	13,488,337			N	Macy’s	217,976	19.6%
4	Pacific Design Center	28,878,820	14,056,713	14,822,107	0	14,822,107			N	IPG	211,961	21.1%
5	Purgatory Creek Apartments	2,893,331	1,340,396	1,552,935	0	1,552,935			N
6	Weatherford Ridge	2,963,917	939,087	2,024,830	0	2,024,830			N	Belk (Ground Lease)	73,959	30.9%
7	Harlequin Plaza	3,457,667	2,256,101	1,201,566	0	1,201,566			N	Cherry Creek Mortgage Co. Inc.	71,483	21.7%
8	Market Square at Montrose	4,047,383	1,363,931	2,683,453	0	2,683,453			N	Tabani Akron	169,445	33.2%
9	JL Holdings - Burger King Portfolio - 90	8,855,187	784,663	8,070,524	0	8,070,524			N	Strategic Restaurants Acquisition Company, LLC	271,797	100.0%
9.01	Burger King #02957 - Houma, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,048	100.0%
9.02	Burger King #04324 - Gulf Shores, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,735	100.0%
9.03	Burger King #11942 - Gray, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,003	100.0%
9.04	Burger King #00144 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,240	100.0%
9.05	Burger King #06788 - Zachary, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,885	100.0%
9.06	Burger King #05255 - Pritchard, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,489	100.0%
9.07	Burger King #05035 - Tuscaloosa, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	4,182	100.0%
9.08	Burger King #09788 - Walker, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,987	100.0%
9.09	Burger King #03818 - Mobile, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,398	100.0%
9.10	Burger King #03156 - Saraland, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,244	100.0%
9.11	Burger King #01437 - Monroe, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,944	100.0%
9.12	Burger King #12661 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,056	100.0%
9.13	Burger King #09804 - Gonzales, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,987	100.0%
9.14	Burger King #01198 - Mobile, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,807	100.0%
9.15	Burger King #04130 - Vicksburg, MS	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,756	100.0%
9.16	Burger King #09004 - Diamondhead, MS	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,920	100.0%
9.17	Burger King #12830 - Boutte, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,068	100.0%
9.18	Burger King #10763 - Hammond, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,867	100.0%
9.19	Burger King #01425 - New Iberia, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,100	100.0%
9.20	Burger King #03623 - Covington, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,430	100.0%
9.21	Burger King #06149 - New Iberia, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,720	100.0%
9.22	Burger King #01489 - Mobile, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,489	100.0%
9.23	Burger King #11095 - Tuscaloosa, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,932	100.0%
9.24	Burger King #01207 - West Monroe, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,992	100.0%
9.25	Burger King #01428 - Sulphur, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,957	100.0%
9.26	Burger King #05029 - Pineville, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,489	100.0%
9.27	Burger King #07467 - Ruston, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,915	100.0%
9.28	Burger King #11544 - Westlake, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,974	100.0%
9.29	Burger King #09708 - Natchez, MS	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,892	100.0%
9.30	Burger King #04581 - Foley, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,842	100.0%
9.31	Burger King #10802 - Westwego, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,982	100.0%
9.32	Burger King #06676 - Jackson, MS	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,814	100.0%
9.33	Burger King #09270 - Robertsdale, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,545	100.0%
9.34	Burger King #10764 - Morgan City, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,990	100.0%
9.35	Burger King #12329 - Rayne, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,200	100.0%
9.36	Burger King #12633 - Port Allen, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,063	100.0%
9.37	Burger King #12895 - Delhi, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,073	100.0%
9.38	Burger King #11614 - Harvey, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,987	100.0%
9.39	Burger King #06129 - Mobile, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,694	100.0%
9.40	Burger King #02483 - Mobile, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,722	100.0%
9.41	Burger King #06488 - Mobile, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,795	100.0%
9.42	Burger King #06916 - Kenner, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,008	100.0%
9.43	Burger King #01149 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,625	100.0%
9.44	Burger King #10762 - Geismar, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,898	100.0%
9.45	Burger King #12322 - Oakdale, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,967	100.0%
9.46	Burger King #06783 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,881	100.0%
9.47	Burger King #09692 - Greenwell Springs, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,114	100.0%
9.48	Burger King #08645 - Pace, FL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,475	100.0%
9.49	Burger King #06325 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,047	100.0%
9.50	Burger King #06674 - Slidell, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,905	100.0%
9.51	Burger King #00373 - Mobile, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,421	100.0%
9.52	Burger King #09115 - Meridian, MS	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,391	100.0%
9.53	Burger King #01617 - Lake Charles, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,194	100.0%
9.54	Burger King #05981 - Meridian, MS	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,662	100.0%
9.55	Burger King #11715 - Ville Platte, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,998	100.0%
9.56	Burger King #01439 - Slidell, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,423	100.0%
9.57	Burger King #07930 - Long Beach, MS	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,918	100.0%
9.58	Burger King #09838 - Fairhope, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,935	100.0%
9.59	Burger King #12820 - Iowa, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,073	100.0%
9.60	Burger King #00211 - Baton Rouge, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,980	100.0%
9.61	Burger King #04914 - Pensacola, FL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	4,098	100.0%
9.62	Burger King #09686 - Thomasville, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,905	100.0%
9.63	Burger King #12660 - Vinton, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,073	100.0%
9.64	Burger King #12007 - Denham Springs, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,969	100.0%
9.65	Burger King #09958 - Grove Hill, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,399	100.0%
9.66	Burger King #10572 - Eunice, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,998	100.0%
9.67	Burger King #11488 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,358	100.0%
9.68	Burger King #06048 - Tuscaloosa, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,585	100.0%
9.69	Burger King #00360 - New Orleans, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,654	100.0%
9.70	Burger King #03585 - Daphne, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,799	100.0%
9.71	Burger King #04016 - Mobile, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	4,134	100.0%
9.72	Burger King #06105 - Northport, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,636	100.0%
9.73	Burger King #09259 - Gulf Breeze, FL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,621	100.0%
9.74	Burger King #11979 - Monroe, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,014	100.0%
9.75	Burger King #12597 - Lake Charles, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,073	100.0%
9.76	Burger King #01337 - Metairie, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,970	100.0%
9.77	Burger King #01465 - Laurel, MS	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,966	100.0%
9.78	Burger King #11694 - DeQuincy, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,986	100.0%
9.79	Burger King #00501 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,654	100.0%
9.80	Burger King #10800 - Livingston, AL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,921	100.0%
9.81	Burger King #09026 - Laurel, MS	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,554	100.0%
9.82	Burger King #09213 - Pensacola, FL	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,613	100.0%
9.83	Burger King #01917 - Vidalia, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,913	100.0%
9.84	Burger King #10607 - Houma, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,975	100.0%
9.85	Burger King #09853 - Franklin, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,990	100.0%
9.86	Burger King #01315 - Alexandria, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,206	100.0%

A-1-15

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(12)(13)(14)(15)(19)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA
9.87	Burger King #12919 - Covington, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,920	100.0%
9.88	Burger King #12752 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,850	100.0%
9.89	Burger King #01537 - Lafayette, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	3,200	100.0%
9.90	Burger King #12753 - Slidell, LA	NAV	NAV	NAV	NAV	NAV			N	Strategic Restaurants Acquisition Company, LLC	2,635	100.0%
10	Security Self Storage SPX Portfolio	3,421,476	1,584,225	1,837,251	0	1,837,251			N
10.01	2078 South Pontiac Way	587,702	267,464	320,238	0	320,238			N
10.02	13300 College	550,552	277,383	273,169	0	273,169			N
10.03	3760 East Pikes Peak Avenue	395,925	161,834	234,091	0	234,091			N
10.04	111 North Maize Road	430,750	174,406	256,344	0	256,344			N
10.05	3160 Austin Bluffs Parkway	345,091	150,474	194,617	0	194,617			N
10.06	3030 Sycamore School Road	370,388	200,315	170,073	0	170,073			N
10.07	8631 West 21st Street	386,176	178,688	207,487	0	207,487			N
10.08	405 South Hillside Street	354,892	173,660	181,232	0	181,232			N
11	Delaware State Office Portfolio	3,962,254	1,507,545	2,454,709	0	2,454,709			N	Various	Various	Various
11.01	Silver Lake	3,150,273	1,296,732	1,853,541	0	1,853,541			N	Dept of State	28,715	16.8%
11.02	Enterprise Place	811,981	210,813	601,168	0	601,168			N	Office of Management & Budget	17,332	31.3%
12	Massillon Industrial	4,160,634	1,562,508	2,598,126	0	2,598,126			N	Shearer’s Foods	402,376	48.8%
13	Orchard Falls	1,446,942	898,395	548,547	0	548,547			N	National Bank Holdings	35,028	23.9%
14	CT Self Storage Portfolio	2,448,507	1,100,378	1,348,129	0	1,348,129			N
14.01	CT Self Storage-West Hartford	741,921	317,136	424,785	0	424,785			N
14.02	CT Self Storage-Plainville	715,385	349,346	366,039	0	366,039			N
14.03	CT Self Storage-Glastonbury	560,769	237,318	323,451	0	323,451			N
14.04	CT Self Storage-Meriden	430,432	196,578	233,854	0	233,854			N
15	Larkins Corner	2,716,973	684,925	2,032,048	0	2,032,048			N	Wal-Mart	125,883	56.3%
16	Hampton Inn Hallandale	5,733,163	3,992,001	1,741,162	0	1,741,162	132	100	N
17	NaperWest Retail Center	2,210,277	896,330	1,313,947	28,149	1,285,798			N	JoAnn Fabrics	36,493	17.0%
18	Oak Court Mall	8,245,958	3,301,107	4,944,851	0	4,944,851			N	Dillard’s	50,000	20.8%
19	1120 Nasa Parkway	949,150	482,697	466,452	93,540	372,913			N	Industrial Engineering Management	11,707	14.7%
20	1110 Nasa Parkway	624,830	326,681	298,149	71,316	226,833			N	Advanced Reliability Technologies, LLC	6,525	11.3%
21	1100 Nasa Parkway	621,745	306,319	315,425	69,649	245,777			N	Mitsubishi Heavy Industries America, Inc.	3,391	5.9%
22	BLG Industrial	1,929,996	7,107	1,922,889	0	1,922,889			N	BLG Logistics	305,000	50.8%
23	Target - San Jose	988,569	11,780	976,788	0	976,788			N	Target Corporation	120,437	100.0%
24	Residence Inn Grapevine	5,134,209	3,518,428	1,615,781	256,710	1,359,071	116	95	N
25	Security Public Storage - Huntington Beach	1,599,823	534,022	1,065,801	14,914	1,050,887			N
26	Doubletree Dallas - Farmers Branch	4,275,145	3,420,659	854,486	0	854,486	97	63	N
27	Lake Worth Center	1,429,977	496,751	933,226	0	933,226			N	Cornerstone Child	10,710	14.0%
28	Hilton Garden Inn - Covington	2,697,218	1,667,526	1,029,692	107,889	921,803	104	58	N
29	Microtel Inn & Suites Portfolio - Texas	2,133,299	1,514,222	619,077	0	619,077	62	31	N
29.01	Microtel Inn & Suites - Round Rock	183,709	112,970	70,738	0	70,738	80	21	N
29.02	Microtel Inn & Suites - Seaworld	973,092	678,173	294,919	0	294,919	70	32	N
29.03	Microtel Inn & Suites - San Antonio	976,497	723,078	253,419	0	253,419	54	32	N
30	Spring Valley Shopping Center	1,458,389	456,870	1,001,519	0	1,001,519			N	University Medical Urgent Care Clinic	9,990	17.2%
31	Centennial Medical Office	1,279,087	464,560	814,527	0	814,527			N	New England Orthoped	11,203	31.3%
32	8880 West Sunset Road	1,230,259	207,788	1,022,471	0	1,022,471			N	LL Bradford CPA’s	16,039	33.7%
33	93 East Apartments	1,518,916	956,992	561,924	0	561,924			N
34	Bayou Place Phase I	2,049,141	870,862	1,178,279	0	1,178,279			N	Live Nation - Bayou Music Center	60,233	33.5%
35	Kings Crossing	NAV	NAV	NAV	NAV	NAV			N
36	13140 Coit Road	1,195,405	599,025	596,380	0	596,380			N	Orgsync, Inc.	10,421	10.2%
37	Lawn Village	1,735,635	940,110	795,525	100,706	694,819			N
38	Giant Eagle Parma	840,000	6,418	833,582	2,025	831,557			N	Giant Eagle	62,724	100.0%
39	Homewood Suites - Beaumont	2,200,463	1,255,899	944,564	88,019	856,545	97	75	N
40	Everett Mall Mini Storage	789,015	191,824	597,191	0	597,191			N
41	Grandview Center	1,156,527	194,566	961,961	0	961,961			N	Wal-Mart	116,029	68.6%
42	Security Public Storage - Escondido	1,025,314	339,819	685,495	0	685,495			N
43	Citadel Apartments	1,454,410	857,761	596,649	58,000	538,649			N
44	Briarwood Apartments	1,721,997	909,231	812,766	0	812,766			N
45	Stop & Shop - Everett	NAV	NAV	NAV	NAV	NAV			N	Stop & Shop	70,064	100.0%
46	850-890 Walsh Avenue	703,500	151,218	552,282	0	552,282			N	Redwood City Electric	50,500	59.1%
47	Ashburn Square	835,623	241,161	594,462	0	594,462			N	Studio Bleu Ashburn, LLC	10,769	34.4%
48	Towne Place Suites	1,989,785	1,310,363	679,422	79,591	599,831	79	57	N
49	The Paddocks at Mount Juliet	NAV	NAV	NAV	NAV	NAV			N	Dollar Tree Stores, Inc.	8,000	13.3%
50	Barstow Shopping Center	560,199	236,204	323,995	0	323,995			N	Vons/Safeway (S&P: BBB)	37,586	34.1%
51	Rochester-Hamlin Retail Center	1,020,247	344,445	675,803	0	675,803			N	Staples	21,480	36.9%
52	Comfort Inn - Grapevine, TX	1,031,556	1,006,361	25,195	0	25,195	209	67	N
53	South Ridge Shopping Center	1,351,843	391,985	959,859	0	959,859			N	Bi-Mart Corporation	30,515	24.3%
54	Merchant’s Walk Shopping Center	NAV	NAV	NAV	NAV	NAV			N	Cinco de Mayo	6,097	12.7%
55	Shaw Business Center	1,297,553	359,897	937,655	0	937,655			N	Rock Pile Ventures	23,400	17.1%
56	Security Public Storage - McHenry	867,962	336,055	531,907	0	531,907			N
57	WWG StorQuest - Louisville	753,069	277,215	475,854	12,770	463,084			N
58	WWG StorQuest - Manitou Springs	317,421	162,077	155,344	6,055	149,289			N
59	Security Public Storage - Woodland	821,848	333,110	488,738	0	488,738			N
60	2054 University Avenue	739,722	193,637	546,085	11,346	534,739			N	American Craft Smokehouse, Inc.	4,311	17.9%
61	Planet Self Storage - Boston	849,521	456,725	392,796	0	392,796			N
62	Security Public Storage - Pinole	744,773	268,125	476,648	26,310	450,338			N
63	Quality Inn College Station	765,960	300,103	465,857	30,638	435,219	98	57	N
64	Lionsgate Marketplace	676,716	324,145	352,571	0	352,571			N	Tanner’s Bar & Grill	6,714	19.6%
65	New Castle Apartments	905,791	451,207	454,584	37,001	417,583			N
66	134 Golden Gate Avenue	378,506	73,896	304,610	0	304,610			N	Larkin Street Youth Services, inc.	29,992	100.0%
67	Cinco Ranch Plaza I	NAV	NAV	NAV	NAV	NAV			N	Dentistry by RSE	6,770	32.9%
68	WWG StorQuest - Clock Tower	634,048	283,796	350,252	0	350,252			N
69	Oakwood Park	1,336,895	612,239	724,656	0	724,656			N
70	The Willows	663,707	215,839	447,868	0	447,868			N
71	Walgreens New Haven	NAV	NAV	NAV	NAV	NAV			N	Walgreens	15,120	100.0%
72	508 Toulouse Street	NAV	NAV	NAV	NAV	NAV			N	The Oyster Factory	6,031	46392.3%
73	WWG StorQuest - Pony Express	545,085	224,492	320,593	0	320,593			N
74	Evergreen Village	744,397	301,452	442,946	0	442,946			N
75	Highland Garden Apartments	NAV	NAV	NAV	NAV	NAV			N
76	Walgreens - Greenville	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820	100.0%
77	Drexel Apartments	235,866	74,092	161,774	399	161,375			N
78	City View MHC	473,731	187,672	286,059	0	286,059			N
79	CVS - Bridgeport	NAV	NAV	NAV	NAV	NAV			N	CVS	17,114	100.0%
80	All Stor Self Storage	378,714	174,610	204,104	0	204,104			N
81	Hermitage Garden Apartments	466,427	271,236	195,191	0	195,191			N
82	Western Reserve Village	367,770	145,556	222,214	0	222,214			N

A-1-16

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant Exp. Date	2nd Largest Tenant Name(7)(12)(13)(14)(15)(19)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(13)
1	Woodbridge Center	8/5/2016	BOSCOV’S	181,639	16.4%	1/31/2029	DICK’S SPORTING GOODS
2	Soho Beach House
3	Montgomery Mall	7/31/2019	Sears	169,550	15.3%	10/12/2020	J.C. Penney
4	Pacific Design Center	Various	Holly Hunt/ Kneedler / Knoll	41,768	4.2%	Various	Baker Knapp & Tubbs
5	Purgatory Creek Apartments
6	Weatherford Ridge	3/31/2028	TJ Maxx	24,000	10.0%	9/30/2022	Bed, Bath & Beyond
7	Harlequin Plaza	11/30/2018	Dex One Service, Inc.	66,432	20.1%	2/28/2019	BELLCO Credit Union
8	Market Square at Montrose	10/31/2027	Home Depot Usa Inc	109,800	21.5%	6/30/2018	Dicks Sporting Goods
9	JL Holdings - Burger King Portfolio - 90	6/5/2034
9.01	Burger King #02957 - Houma, LA	6/5/2034
9.02	Burger King #04324 - Gulf Shores, AL	6/5/2034
9.03	Burger King #11942 - Gray, LA	6/5/2034
9.04	Burger King #00144 - Baton Rouge, LA	6/5/2034
9.05	Burger King #06788 - Zachary, LA	6/5/2034
9.06	Burger King #05255 - Pritchard, AL	6/5/2034
9.07	Burger King #05035 - Tuscaloosa, AL	6/5/2034
9.08	Burger King #09788 - Walker, LA	6/5/2034
9.09	Burger King #03818 - Mobile, AL	6/5/2034
9.10	Burger King #03156 - Saraland, AL	6/5/2034
9.11	Burger King #01437 - Monroe, LA	6/5/2034
9.12	Burger King #12661 - Baton Rouge, LA	6/5/2034
9.13	Burger King #09804 - Gonzales, LA	6/5/2034
9.14	Burger King #01198 - Mobile, AL	6/5/2034
9.15	Burger King #04130 - Vicksburg, MS	6/5/2034
9.16	Burger King #09004 - Diamondhead, MS	6/5/2034
9.17	Burger King #12830 - Boutte, LA	6/5/2034
9.18	Burger King #10763 - Hammond, LA	6/5/2034
9.19	Burger King #01425 - New Iberia, LA	6/5/2034
9.20	Burger King #03623 - Covington, LA	6/5/2034
9.21	Burger King #06149 - New Iberia, LA	6/5/2034
9.22	Burger King #01489 - Mobile, AL	6/5/2034
9.23	Burger King #11095 - Tuscaloosa, AL	6/5/2034
9.24	Burger King #01207 - West Monroe, LA	6/5/2034
9.25	Burger King #01428 - Sulphur, LA	6/5/2034
9.26	Burger King #05029 - Pineville, LA	6/5/2034
9.27	Burger King #07467 - Ruston, LA	6/5/2034
9.28	Burger King #11544 - Westlake, LA	6/5/2034
9.29	Burger King #09708 - Natchez, MS	6/5/2034
9.30	Burger King #04581 - Foley, AL	6/5/2034
9.31	Burger King #10802 - Westwego, LA	6/5/2034
9.32	Burger King #06676 - Jackson, MS	6/5/2034
9.33	Burger King #09270 - Robertsdale, AL	6/5/2034
9.34	Burger King #10764 - Morgan City, LA	6/5/2034
9.35	Burger King #12329 - Rayne, LA	6/5/2034
9.36	Burger King #12633 - Port Allen, LA	6/5/2034
9.37	Burger King #12895 - Delhi, LA	6/5/2034
9.38	Burger King #11614 - Harvey, LA	6/5/2034
9.39	Burger King #06129 - Mobile, AL	6/5/2034
9.40	Burger King #02483 - Mobile, AL	6/5/2034
9.41	Burger King #06488 - Mobile, AL	6/5/2034
9.42	Burger King #06916 - Kenner, LA	6/5/2034
9.43	Burger King #01149 - Baton Rouge, LA	6/5/2034
9.44	Burger King #10762 - Geismar, LA	6/5/2034
9.45	Burger King #12322 - Oakdale, LA	6/5/2034
9.46	Burger King #06783 - Baton Rouge, LA	6/5/2034
9.47	Burger King #09692 - Greenwell Springs, LA	6/5/2034
9.48	Burger King #08645 - Pace, FL	6/5/2034
9.49	Burger King #06325 - Baton Rouge, LA	6/5/2034
9.50	Burger King #06674 - Slidell, LA	6/5/2034
9.51	Burger King #00373 - Mobile, AL	6/5/2034
9.52	Burger King #09115 - Meridian, MS	6/5/2034
9.53	Burger King #01617 - Lake Charles, LA	6/5/2034
9.54	Burger King #05981 - Meridian, MS	6/5/2034
9.55	Burger King #11715 - Ville Platte, LA	6/5/2034
9.56	Burger King #01439 - Slidell, LA	6/5/2034
9.57	Burger King #07930 - Long Beach, MS	6/5/2034
9.58	Burger King #09838 - Fairhope, AL	6/5/2034
9.59	Burger King #12820 - Iowa, LA	6/5/2034
9.60	Burger King #00211 - Baton Rouge, LA	6/5/2034
9.61	Burger King #04914 - Pensacola, FL	6/5/2034
9.62	Burger King #09686 - Thomasville, AL	6/5/2034
9.63	Burger King #12660 - Vinton, LA	6/5/2034
9.64	Burger King #12007 - Denham Springs, LA	6/5/2034
9.65	Burger King #09958 - Grove Hill, AL	6/5/2034
9.66	Burger King #10572 - Eunice, LA	6/5/2034
9.67	Burger King #11488 - Lafayette, LA	6/5/2034
9.68	Burger King #06048 - Tuscaloosa, AL	6/5/2034
9.69	Burger King #00360 - New Orleans, LA	6/5/2034
9.70	Burger King #03585 - Daphne, AL	6/5/2034
9.71	Burger King #04016 - Mobile, AL	6/5/2034
9.72	Burger King #06105 - Northport, AL	6/5/2034
9.73	Burger King #09259 - Gulf Breeze, FL	6/5/2034
9.74	Burger King #11979 - Monroe, LA	6/5/2034
9.75	Burger King #12597 - Lake Charles, LA	6/5/2034
9.76	Burger King #01337 - Metairie, LA	6/5/2034
9.77	Burger King #01465 - Laurel, MS	6/5/2034
9.78	Burger King #11694 - DeQuincy, LA	6/5/2034
9.79	Burger King #00501 - Lafayette, LA	6/5/2034
9.80	Burger King #10800 - Livingston, AL	6/5/2034
9.81	Burger King #09026 - Laurel, MS	6/5/2034
9.82	Burger King #09213 - Pensacola, FL	6/5/2034
9.83	Burger King #01917 - Vidalia, LA	6/5/2034
9.84	Burger King #10607 - Houma, LA	6/5/2034
9.85	Burger King #09853 - Franklin, LA	6/5/2034
9.86	Burger King #01315 - Alexandria, LA	6/5/2034

A-1-17

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant Exp. Date	2nd Largest Tenant Name(7)(12)(13)(14)(15)(19)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(13)
9.87	Burger King #12919 - Covington, LA	6/5/2034
9.88	Burger King #12752 - Lafayette, LA	6/5/2034
9.89	Burger King #01537 - Lafayette, LA	6/5/2034
9.90	Burger King #12753 - Slidell, LA	6/5/2034
10	Security Self Storage SPX Portfolio
10.01	2078 South Pontiac Way
10.02	13300 College
10.03	3760 East Pikes Peak Avenue
10.04	111 North Maize Road
10.05	3160 Austin Bluffs Parkway
10.06	3030 Sycamore School Road
10.07	8631 West 21st Street
10.08	405 South Hillside Street
11	Delaware State Office Portfolio	Various	Various	Various	Various	Various	Various
11.01	Silver Lake	7/31/2019	Dept of Insurance	27,877	16.3%	7/31/2018	Dept of Family Services
11.02	Enterprise Place	5/31/2021	Kent County Dept of Elections	14,554	26.3%	12/31/2014	Easter Seals Deleware
12	Massillon Industrial	9/30/2019	Americold	187,310	22.7%	4/30/2016	Serv U Success
13	Orchard Falls	11/30/2023	Lincoln Financial Media	33,505	22.9%	10/31/2021	Colorado State University Global Campus
14	CT Self Storage Portfolio
14.01	CT Self Storage-West Hartford
14.02	CT Self Storage-Plainville
14.03	CT Self Storage-Glastonbury
14.04	CT Self Storage-Meriden
15	Larkins Corner	1/31/2021	Pathmark (A&P)	54,257	24.3%	12/31/2024	Dollar Tree
16	Hampton Inn Hallandale
17	NaperWest Retail Center	1/31/2019	Sears Outlet	33,260	15.5%	6/30/2016	Ross Dress For Less
18	Oak Court Mall	8/12/2015	Victoria’s Secret	8,500	3.5%	1/31/2018	Shoe Dept.
19	1120 Nasa Parkway	5/31/2017	Odyssey Space Research	9,689	12.2%	3/31/2017	CPST, Inc.
20	1110 Nasa Parkway	12/31/2016	Risktec Solutions, Inc	5,026	8.7%	8/31/2018	Hugh L. Landrum & Associates, Inc.
21	1100 Nasa Parkway	5/31/2016	Dean Murray - Silver Leaf Resorts	2,339	4.1%	11/30/2014	Universal Energy UEI LLC
22	BLG Industrial	1/31/2021	ARD Logistics	295,000	49.2%	5/31/2021
23	Target - San Jose	1/31/2019
24	Residence Inn Grapevine
25	Security Public Storage - Huntington Beach
26	Doubletree Dallas - Farmers Branch
27	Lake Worth Center	6/30/2018	Dollar Tree	9,900	13.0%	1/31/2018	Minor Emergency Center
28	Hilton Garden Inn - Covington
29	Microtel Inn & Suites Portfolio - Texas
29.01	Microtel Inn & Suites - Round Rock
29.02	Microtel Inn & Suites - Seaworld
29.03	Microtel Inn & Suites - San Antonio
30	Spring Valley Shopping Center	6/30/2015	Doggy District Pet Resort (Puppy Play House LLC)	5,857	10.1%	1/31/2016	Leslie’s Poolmart
31	Centennial Medical Office	6/30/2023	North Shore Medical	7,015	19.6%	5/31/2018	Shaughnessy Kaplan R
32	8880 West Sunset Road	3/20/2021	Provident Group	12,075	25.4%	7/31/2019	Vestin Group
33	93 East Apartments
34	Bayou Place Phase I	12/31/2022	500 Texas Avenue	44,416	24.7%	11/7/2051	Sundance Cinemas
35	Kings Crossing
36	13140 Coit Road	10/31/2018	Ascendix Technologies, Inc.	6,119	6.0%	7/31/2016	Benchmark Family Services
37	Lawn Village
38	Giant Eagle Parma	12/31/2023
39	Homewood Suites - Beaumont
40	Everett Mall Mini Storage
41	Grandview Center	4/23/2018	Hancock Fabrics	23,500	13.9%	12/31/2022	Rogans
42	Security Public Storage - Escondido
43	Citadel Apartments
44	Briarwood Apartments
45	Stop & Shop - Everett	3/31/2027
46	850-890 Walsh Avenue	5/31/2019	Musson Theatrical	34,900	40.9%	2/28/2024
47	Ashburn Square	8/31/2017	7-11	3,000	9.6%	5/18/2019	Potomac River Running
48	Towne Place Suites
49	The Paddocks at Mount Juliet	10/31/2014	Xian Kang Zhang, Dong Fang Lin and De Hua Chen	6,000	10.0%	12/9/2014	Phillips Hobby Distributors, Inc.
50	Barstow Shopping Center	7/31/2023	99 Cents Only Stores	18,691	17.0%	1/31/2019	Big 5 Sporting Goods
51	Rochester-Hamlin Retail Center	5/31/2017	Outback Steakhouse	6,500	11.2%	12/31/2018	Main Street Chiropractic Center
52	Comfort Inn - Grapevine, TX
53	South Ridge Shopping Center	6/14/2019	Herford Associates LP (Goodwill) Sublease	29,716	23.7%	1/1/2019	Kelly Moore Paints /Aaron’s (Sub-lease)
54	Merchant’s Walk Shopping Center	9/23/2017	Inside Out Home Furnishings	4,561	9.5%	11/30/2018	Fitness Together
55	Shaw Business Center	9/30/2014	Ahern Rentals, Inc	16,650	12.2%	3/31/2017	Integrated Trade Services
56	Security Public Storage - McHenry
57	WWG StorQuest - Louisville
58	WWG StorQuest - Manitou Springs
59	Security Public Storage - Woodland
60	2054 University Avenue	4/30/2024	Healthy Communities Institute	3,960	16.5%	4/30/2015	Cityspan Technologies, Inc.
61	Planet Self Storage - Boston
62	Security Public Storage - Pinole
63	Quality Inn College Station
64	Lionsgate Marketplace	9/11/2018	Jose Pepper’s 143RD, LLC	4,875	14.2%	Multiple leases-1,045 square feet expiring 03/31/2017; 3,830 square feet expiring 11/30/2018	Roth and Moon Orthodontics, P.A.
65	New Castle Apartments
66	134 Golden Gate Avenue	9/14/2029
67	Cinco Ranch Plaza I	2/28/2018	Yoga West	3,330	16.2%	1/31/2016	Low T Center
68	WWG StorQuest - Clock Tower
69	Oakwood Park
70	The Willows
71	Walgreens New Haven	9/30/2061
72	508 Toulouse Street	5/31/2018
73	WWG StorQuest - Pony Express
74	Evergreen Village
75	Highland Garden Apartments
76	Walgreens - Greenville	4/30/2030
77	Drexel Apartments
78	City View MHC
79	CVS - Bridgeport	1/31/2039
80	All Stor Self Storage
81	Hermitage Garden Apartments
82	Western Reserve Village

A-1-18

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(11)(13)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(12)(13)(19)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA
1	Woodbridge Center	100,000	9.0%	1/31/2024	H&M	22,311	2.0%	4/30/2015	Forever 21	21,687	2.0%
2	Soho Beach House
3	Montgomery Mall	166,375	15.0%	3/15/2017	Wegmans	128,086	11.5%	11/30/2033	Dick’s Clothing & Sport	50,000	4.5%
4	Pacific Design Center	16,840	1.7%	10/31/2024	Kravet	12,576	1.3%	11/30/2017	Janus	13,317	1.3%
5	Purgatory Creek Apartments
6	Weatherford Ridge	20,392	8.5%	1/31/2019	Michaels Stores	17,000	7.1%	5/31/2018	Ulta Salon	10,007	4.2%
7	Harlequin Plaza	56,557	17.1%	12/31/2022	MKK Consulting Engineers, Inc.	21,123	6.4%	9/30/2017	Richfield Hospitality, Inc.	15,649	4.7%
8	Market Square at Montrose	60,000	11.8%	7/31/2020	Regal Cinemas	43,744	8.6%	12/31/2018	Toys R US	30,000	5.9%
9	JL Holdings - Burger King Portfolio - 90
9.01	Burger King #02957 - Houma, LA
9.02	Burger King #04324 - Gulf Shores, AL
9.03	Burger King #11942 - Gray, LA
9.04	Burger King #00144 - Baton Rouge, LA
9.05	Burger King #06788 - Zachary, LA
9.06	Burger King #05255 - Pritchard, AL
9.07	Burger King #05035 - Tuscaloosa, AL
9.08	Burger King #09788 - Walker, LA
9.09	Burger King #03818 - Mobile, AL
9.10	Burger King #03156 - Saraland, AL
9.11	Burger King #01437 - Monroe, LA
9.12	Burger King #12661 - Baton Rouge, LA
9.13	Burger King #09804 - Gonzales, LA
9.14	Burger King #01198 - Mobile, AL
9.15	Burger King #04130 - Vicksburg, MS
9.16	Burger King #09004 - Diamondhead, MS
9.17	Burger King #12830 - Boutte, LA
9.18	Burger King #10763 - Hammond, LA
9.19	Burger King #01425 - New Iberia, LA
9.20	Burger King #03623 - Covington, LA
9.21	Burger King #06149 - New Iberia, LA
9.22	Burger King #01489 - Mobile, AL
9.23	Burger King #11095 - Tuscaloosa, AL
9.24	Burger King #01207 - West Monroe, LA
9.25	Burger King #01428 - Sulphur, LA
9.26	Burger King #05029 - Pineville, LA
9.27	Burger King #07467 - Ruston, LA
9.28	Burger King #11544 - Westlake, LA
9.29	Burger King #09708 - Natchez, MS
9.30	Burger King #04581 - Foley, AL
9.31	Burger King #10802 - Westwego, LA
9.32	Burger King #06676 - Jackson, MS
9.33	Burger King #09270 - Robertsdale, AL
9.34	Burger King #10764 - Morgan City, LA
9.35	Burger King #12329 - Rayne, LA
9.36	Burger King #12633 - Port Allen, LA
9.37	Burger King #12895 - Delhi, LA
9.38	Burger King #11614 - Harvey, LA
9.39	Burger King #06129 - Mobile, AL
9.40	Burger King #02483 - Mobile, AL
9.41	Burger King #06488 - Mobile, AL
9.42	Burger King #06916 - Kenner, LA
9.43	Burger King #01149 - Baton Rouge, LA
9.44	Burger King #10762 - Geismar, LA
9.45	Burger King #12322 - Oakdale, LA
9.46	Burger King #06783 - Baton Rouge, LA
9.47	Burger King #09692 - Greenwell Springs, LA
9.48	Burger King #08645 - Pace, FL
9.49	Burger King #06325 - Baton Rouge, LA
9.50	Burger King #06674 - Slidell, LA
9.51	Burger King #00373 - Mobile, AL
9.52	Burger King #09115 - Meridian, MS
9.53	Burger King #01617 - Lake Charles, LA
9.54	Burger King #05981 - Meridian, MS
9.55	Burger King #11715 - Ville Platte, LA
9.56	Burger King #01439 - Slidell, LA
9.57	Burger King #07930 - Long Beach, MS
9.58	Burger King #09838 - Fairhope, AL
9.59	Burger King #12820 - Iowa, LA
9.60	Burger King #00211 - Baton Rouge, LA
9.61	Burger King #04914 - Pensacola, FL
9.62	Burger King #09686 - Thomasville, AL
9.63	Burger King #12660 - Vinton, LA
9.64	Burger King #12007 - Denham Springs, LA
9.65	Burger King #09958 - Grove Hill, AL
9.66	Burger King #10572 - Eunice, LA
9.67	Burger King #11488 - Lafayette, LA
9.68	Burger King #06048 - Tuscaloosa, AL
9.69	Burger King #00360 - New Orleans, LA
9.70	Burger King #03585 - Daphne, AL
9.71	Burger King #04016 - Mobile, AL
9.72	Burger King #06105 - Northport, AL
9.73	Burger King #09259 - Gulf Breeze, FL
9.74	Burger King #11979 - Monroe, LA
9.75	Burger King #12597 - Lake Charles, LA
9.76	Burger King #01337 - Metairie, LA
9.77	Burger King #01465 - Laurel, MS
9.78	Burger King #11694 - DeQuincy, LA
9.79	Burger King #00501 - Lafayette, LA
9.80	Burger King #10800 - Livingston, AL
9.81	Burger King #09026 - Laurel, MS
9.82	Burger King #09213 - Pensacola, FL
9.83	Burger King #01917 - Vidalia, LA
9.84	Burger King #10607 - Houma, LA
9.85	Burger King #09853 - Franklin, LA
9.86	Burger King #01315 - Alexandria, LA

A-1-19

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(11)(13)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(12)(13)(19)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA
9.87	Burger King #12919 - Covington, LA
9.88	Burger King #12752 - Lafayette, LA
9.89	Burger King #01537 - Lafayette, LA
9.90	Burger King #12753 - Slidell, LA
10	Security Self Storage SPX Portfolio
10.01	2078 South Pontiac Way
10.02	13300 College
10.03	3760 East Pikes Peak Avenue
10.04	111 North Maize Road
10.05	3160 Austin Bluffs Parkway
10.06	3030 Sycamore School Road
10.07	8631 West 21st Street
10.08	405 South Hillside Street
11	Delaware State Office Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
11.01	Silver Lake	24,228	14.2%	7/31/2020	Office of Management & Budget	18,369	10.8%	11/30/2022	Playtex Products, Inc.	17,802	10.4%
11.02	Enterprise Place	13,355	24.2%	11/30/2016	General Floor Industries	10,059	18.2%	6/30/2015
12	Massillon Industrial	61,623	7.5%	9/30/2017	Brewster Dairy	32,800	4.0%	12/31/2016	All Solutions Trikes	7,440	0.9%
13	Orchard Falls	22,885	15.6%	3/31/2019	Denver Spine Center	6,826	4.7%	7/31/2017	Colorado Dept. of Human Services	6,808	4.7%
14	CT Self Storage Portfolio
14.01	CT Self Storage-West Hartford
14.02	CT Self Storage-Plainville
14.03	CT Self Storage-Glastonbury
14.04	CT Self Storage-Meriden
15	Larkins Corner	9,000	4.0%	8/31/2015	National Vision	4,800	2.1%	5/31/2017	Colortyme	4,500	2.0%
16	Hampton Inn Hallandale
17	NaperWest Retail Center	32,011	15.0%	1/31/2022	Dollar Tree	14,532	6.8%	1/31/2022	Barrett’s Home Theater Store	11,987	5.6%
18	Oak Court Mall	7,466	3.1%	2/28/2022	Hollister Co.	7,163	3.0%	1/31/2017	Charlotte Russe	6,500	2.7%
19	1120 Nasa Parkway	2,782	3.5%	7/31/2017	Farmers Ins., Ann Thomas CPA	2,469	3.1%	12/31/2015	Michael Thrasher, DDS	2,386	3.0%
20	1110 Nasa Parkway	4,487	7.7%	11/30/2016	Arguello, Hope & Associates PLLC	3,808	6.6%	5/31/2015	LZ Technology, Inc.	2,928	5.0%
21	1100 Nasa Parkway	2,252	3.9%	10/31/2015	Susan G.Alston and Michael Dahlenburg	2,072	3.6%	8/31/2018	Michael Rossiello	2,059	3.6%
22	BLG Industrial
23	Target - San Jose
24	Residence Inn Grapevine
25	Security Public Storage - Huntington Beach
26	Doubletree Dallas - Farmers Branch
27	Lake Worth Center	6,429	8.4%	10/31/2016	CiCi’s Pizza	4,882	6.4%	10/31/2018	Cato	4,520	5.9%
28	Hilton Garden Inn - Covington
29	Microtel Inn & Suites Portfolio - Texas
29.01	Microtel Inn & Suites - Round Rock
29.02	Microtel Inn & Suites - Seaworld
29.03	Microtel Inn & Suites - San Antonio
30	Spring Valley Shopping Center	4,250	7.3%	9/30/2017	Pepe’s Tacos Inc.	2,957	5.1%	7/31/2018	Forte II, LLC.	2,719	4.7%
31	Centennial Medical Office	6,414	17.9%	2/28/2018	North Shore Physicia	5,559	15.5%	7/31/2018	Adams Center for Aes	3,939	11.0%
32	8880 West Sunset Road	8,734	18.4%	8/3/2019	MVP Realty	4,190	8.8%	4/30/2022	Ashton Garnett	2,996	6.3%
33	93 East Apartments
34	Bayou Place Phase I	35,702	19.9%	11/30/2021	PBR/Chapel/Luckies/Shark Bar/Lobby	15,614	8.7%	5/31/2021	Hard Rock Café	8,000	4.5%
35	Kings Crossing
36	13140 Coit Road	4,933	4.8%	8/31/2016	Ameritex Petroleum, LLC	4,368	4.3%	2/28/2015	Avazzia, Inc.	3,998	3.9%
37	Lawn Village
38	Giant Eagle Parma
39	Homewood Suites - Beaumont
40	Everett Mall Mini Storage
41	Grandview Center	10,200	6.0%	1/31/2021	DXL	8,250	4.9%	8/31/2018	GameStop	2,975	1.8%
42	Security Public Storage - Escondido
43	Citadel Apartments
44	Briarwood Apartments
45	Stop & Shop - Everett
46	850-890 Walsh Avenue
47	Ashburn Square	2,400	7.7%	MTM	All Music Methods	1,949	6.2%	6/9/2018	LRR - Phillys, LLC	1,800	5.7%
48	Towne Place Suites
49	The Paddocks at Mount Juliet	5,000	8.3%	3/31/2018	C & S Fitness LLC	5,000	8.3%	11/30/2023	The Ultimate Sports Fan	4,000	6.7%
50	Barstow Shopping Center	14,078	12.8%	1/31/2019	Daily Stop	4,674	4.2%	7/31/2023	Radio Shack	3,325	3.0%
51	Rochester-Hamlin Retail Center	4,145	7.1%	12/5/2015	Hamlin Pub	4,015	6.9%	6/30/2023	Rams Horn Restaurant	3,550	6.1%
52	Comfort Inn - Grapevine, TX
53	South Ridge Shopping Center	6,050	4.8%	6/30/2023	Jin’s Steak and Lounge	5,740	4.6%	5/14/2014	Jimmy O Pizzeria	5,318	4.2%
54	Merchant’s Walk Shopping Center	3,542	7.4%	6/30/2018	Vittles of Brentwood	3,397	7.1%	5/31/2017	John Casablancas	3,124	6.5%
55	Shaw Business Center	12,192	8.9%	12/31/2015	WHP	11,600	8.5%	2/28/2017	La Raccolta	8,324	6.1%
56	Security Public Storage - McHenry
57	WWG StorQuest - Louisville
58	WWG StorQuest - Manitou Springs
59	Security Public Storage - Woodland
60	2054 University Avenue	3,960	16.5%	11/30/2016	C12 Energy LLC	3,960	16.5%	10/31/2017	International Rivers Network	3,960	16.5%
61	Planet Self Storage - Boston
62	Security Public Storage - Pinole
63	Quality Inn College Station
64	Lionsgate Marketplace	2,800	8.2%	3/31/2022	Lionsgate Pet Hospital/Dr. Ann McHugh, DVM	2,614	7.6%	8/31/2019	Experience Fitness, LLC	2,400	7.0%
65	New Castle Apartments
66	134 Golden Gate Avenue
67	Cinco Ranch Plaza I	2,570	12.5%	1/31/2017	Alamo Title	2,429	11.8%	7/31/2014	Oasis Foot Reflexology	1,980	9.6%
68	WWG StorQuest - Clock Tower
69	Oakwood Park
70	The Willows
71	Walgreens New Haven
72	508 Toulouse Street
73	WWG StorQuest - Pony Express
74	Evergreen Village
75	Highland Garden Apartments
76	Walgreens - Greenville
77	Drexel Apartments
78	City View MHC
79	CVS - Bridgeport
80	All Stor Self Storage
81	Hermitage Garden Apartments
82	Western Reserve Village

A-1-20

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
1	Woodbridge Center	8/31/2021	2/4/2014	2/5/2014				N	Y	Refinance	0	0	Springing
2	Soho Beach House		2/25/2014	2/24/2014				N	Y	Acquisition	0	90,683	22,671	Cash
3	Montgomery Mall	1/31/2019	4/3/2014	4/3/2014				N	Y	Refinance	0	0	Springing
4	Pacific Design Center	8/31/2015	3/28/2014	3/20/2014		3/20/2014	14.0%	N	Y	Refinance	0	738,404	184,601	Cash
5	Purgatory Creek Apartments		4/9/2014	4/9/2014				N	Y	Acquisition	0	288,964	55,041	Cash
6	Weatherford Ridge	8/31/2018	3/21/2014	3/21/2014				N	Y	Refinance	0	142,385	28,477; Springing	Cash
7	Harlequin Plaza	9/30/2016	4/8/2014	4/3/2014				N	Y	Refinance	213,031	0	Springing
8	Market Square at Montrose	1/31/2017	1/8/2014	1/7/2014				N	Y	Acquisition	0	265,792	66,448	Cash
9	JL Holdings - Burger King Portfolio - 90		1/23/2014	Various				N	Y	Refinance	0	50,000	Springing	Cash
9.01	Burger King #02957 - Houma, LA		1/23/2014	1/23/2014				N	Y
9.02	Burger King #04324 - Gulf Shores, AL		1/23/2014	1/23/2014				N	Y
9.03	Burger King #11942 - Gray, LA		1/23/2014	1/23/2014				N	Y
9.04	Burger King #00144 - Baton Rouge, LA		1/23/2014	1/23/2014				N	Y
9.05	Burger King #06788 - Zachary, LA		1/23/2014	1/23/2014				N	Y
9.06	Burger King #05255 - Pritchard, AL		1/23/2014	1/23/2014				N	Y
9.07	Burger King #05035 - Tuscaloosa, AL		1/23/2014	1/23/2014				N	Y
9.08	Burger King #09788 - Walker, LA		1/23/2014	1/23/2014				N	Y
9.09	Burger King #03818 - Mobile, AL		1/23/2014	1/23/2014				N	Y
9.10	Burger King #03156 - Saraland, AL		1/23/2014	1/23/2014				N	Y
9.11	Burger King #01437 - Monroe, LA		1/23/2014	1/23/2014				N	Y
9.12	Burger King #12661 - Baton Rouge, LA		1/23/2014	1/23/2014				N	Y
9.13	Burger King #09804 - Gonzales, LA		1/23/2014	1/23/2014				N	Y
9.14	Burger King #01198 - Mobile, AL		1/23/2014	1/23/2014				N	Y
9.15	Burger King #04130 - Vicksburg, MS		1/23/2014	1/23/2014				N	Y
9.16	Burger King #09004 - Diamondhead, MS		1/23/2014	1/23/2014				N	Y
9.17	Burger King #12830 - Boutte, LA		1/23/2014	1/23/2014				N	Y
9.18	Burger King #10763 - Hammond, LA		1/23/2014	1/23/2014				N	Y
9.19	Burger King #01425 - New Iberia, LA		1/23/2014	1/23/2014				N	Y
9.20	Burger King #03623 - Covington, LA		1/23/2014	1/23/2014				N	Y
9.21	Burger King #06149 - New Iberia, LA		1/23/2014	1/23/2014				N	Y
9.22	Burger King #01489 - Mobile, AL		1/23/2014	1/23/2014				N	Y
9.23	Burger King #11095 - Tuscaloosa, AL		1/23/2014	1/23/2014				N	Y
9.24	Burger King #01207 - West Monroe, LA		1/23/2014	1/23/2014				N	Y
9.25	Burger King #01428 - Sulphur, LA		1/23/2014	1/23/2014				N	Y
9.26	Burger King #05029 - Pineville, LA		1/23/2014	1/23/2014				N	Y
9.27	Burger King #07467 - Ruston, LA		1/23/2014	1/23/2014				N	Y
9.28	Burger King #11544 - Westlake, LA		1/23/2014	1/24/2014				N	Y
9.29	Burger King #09708 - Natchez, MS		1/23/2014	1/23/2014				N	Y
9.30	Burger King #04581 - Foley, AL		1/23/2014	1/23/2014				N	Y
9.31	Burger King #10802 - Westwego, LA		1/23/2014	1/23/2014				N	Y
9.32	Burger King #06676 - Jackson, MS		1/23/2014	1/23/2014				N	Y
9.33	Burger King #09270 - Robertsdale, AL		1/23/2014	1/23/2014				N	Y
9.34	Burger King #10764 - Morgan City, LA		1/23/2014	1/23/2014				N	Y
9.35	Burger King #12329 - Rayne, LA		1/23/2014	1/23/2014				N	Y
9.36	Burger King #12633 - Port Allen, LA		1/23/2014	1/23/2014				N	Y
9.37	Burger King #12895 - Delhi, LA		1/23/2014	1/23/2014				N	Y
9.38	Burger King #11614 - Harvey, LA		1/23/2014	1/23/2014				N	Y
9.39	Burger King #06129 - Mobile, AL		1/23/2014	1/23/2014				N	Y
9.40	Burger King #02483 - Mobile, AL		1/23/2014	1/23/2014				N	Y
9.41	Burger King #06488 - Mobile, AL		1/23/2014	1/23/2014				N	Y
9.42	Burger King #06916 - Kenner, LA		1/23/2014	1/23/2014				N	Y
9.43	Burger King #01149 - Baton Rouge, LA		1/23/2014	1/23/2014				N	Y
9.44	Burger King #10762 - Geismar, LA		1/23/2014	1/23/2014				N	Y
9.45	Burger King #12322 - Oakdale, LA		1/23/2014	1/23/2014				N	Y
9.46	Burger King #06783 - Baton Rouge, LA		1/23/2014	1/23/2014				N	Y
9.47	Burger King #09692 - Greenwell Springs, LA		1/23/2014	1/23/2014				N	Y
9.48	Burger King #08645 - Pace, FL		1/23/2014	1/23/2014				N	Y
9.49	Burger King #06325 - Baton Rouge, LA		1/23/2014	1/23/2014				N	Y
9.50	Burger King #06674 - Slidell, LA		1/23/2014	1/23/2014				N	Y
9.51	Burger King #00373 - Mobile, AL		1/23/2014	1/23/2014				N	Y
9.52	Burger King #09115 - Meridian, MS		1/23/2014	1/23/2014				N	Y
9.53	Burger King #01617 - Lake Charles, LA		1/23/2014	1/27/2014				N	Y
9.54	Burger King #05981 - Meridian, MS		1/23/2014	1/23/2014				N	Y
9.55	Burger King #11715 - Ville Platte, LA		1/23/2014	1/23/2014				N	Y
9.56	Burger King #01439 - Slidell, LA		1/23/2014	1/23/2014				N	Y
9.57	Burger King #07930 - Long Beach, MS		1/23/2014	1/23/2014				N	Y
9.58	Burger King #09838 - Fairhope, AL		1/23/2014	1/23/2014				N	Y
9.59	Burger King #12820 - Iowa, LA		1/23/2014	1/23/2014				N	Y
9.60	Burger King #00211 - Baton Rouge, LA		1/23/2014	1/23/2014				N	Y
9.61	Burger King #04914 - Pensacola, FL		1/23/2014	1/23/2014				N	Y
9.62	Burger King #09686 - Thomasville, AL		1/23/2014	1/23/2014				N	Y
9.63	Burger King #12660 - Vinton, LA		1/23/2014	1/23/2014				N	Y
9.64	Burger King #12007 - Denham Springs, LA		1/23/2014	1/23/2014				N	Y
9.65	Burger King #09958 - Grove Hill, AL		1/23/2014	1/23/2014				N	Y
9.66	Burger King #10572 - Eunice, LA		1/23/2014	1/23/2014				N	Y
9.67	Burger King #11488 - Lafayette, LA		1/23/2014	1/23/2014				N	Y
9.68	Burger King #06048 - Tuscaloosa, AL		1/23/2014	1/23/2014				N	Y
9.69	Burger King #00360 - New Orleans, LA		1/23/2014	1/23/2014				N	Y
9.70	Burger King #03585 - Daphne, AL		1/23/2014	1/23/2014				N	Y
9.71	Burger King #04016 - Mobile, AL		1/23/2014	1/23/2014				N	Y
9.72	Burger King #06105 - Northport, AL		1/23/2014	1/27/2014				N	Y
9.73	Burger King #09259 - Gulf Breeze, FL		1/23/2014	1/23/2014				N	Y
9.74	Burger King #11979 - Monroe, LA		1/23/2014	1/23/2014				N	Y
9.75	Burger King #12597 - Lake Charles, LA		1/23/2014	1/27/2014				N	Y
9.76	Burger King #01337 - Metairie, LA		1/23/2014	1/23/2014				N	Y
9.77	Burger King #01465 - Laurel, MS		1/23/2014	1/23/2014				N	Y
9.78	Burger King #11694 - DeQuincy, LA		1/23/2014	1/23/2014				N	Y
9.79	Burger King #00501 - Lafayette, LA		1/23/2014	1/23/2014				N	Y
9.80	Burger King #10800 - Livingston, AL		1/23/2014	1/23/2014				N	Y
9.81	Burger King #09026 - Laurel, MS		1/23/2014	1/23/2014				N	Y
9.82	Burger King #09213 - Pensacola, FL		1/23/2014	1/23/2014				N	Y
9.83	Burger King #01917 - Vidalia, LA		1/23/2014	1/23/2014				N	Y
9.84	Burger King #10607 - Houma, LA		1/23/2014	1/23/2014				N	Y
9.85	Burger King #09853 - Franklin, LA		1/23/2014	1/23/2014				N	Y
9.86	Burger King #01315 - Alexandria, LA		1/23/2014	1/23/2014				N	Y

A-1-21

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
9.87	Burger King #12919 - Covington, LA		1/23/2014	1/23/2014				N	Y
9.88	Burger King #12752 - Lafayette, LA		1/23/2014	1/27/2014				N	Y
9.89	Burger King #01537 - Lafayette, LA		1/23/2014	1/23/2014				N	Y
9.90	Burger King #12753 - Slidell, LA		1/23/2014	1/23/2014				N	Y
10	Security Self Storage SPX Portfolio		3/18/2014	3/18/2014				N	Y	Refinance	0	0	Springing
10.01	2078 South Pontiac Way		3/18/2014	3/18/2014				N	Y
10.02	13300 College		3/18/2014	3/18/2014				N	Y
10.03	3760 East Pikes Peak Avenue		3/18/2014	3/18/2014				N	Y
10.04	111 North Maize Road		3/18/2014	3/18/2014				N	Y
10.05	3160 Austin Bluffs Parkway		3/18/2014	3/18/2014				N	Y
10.06	3030 Sycamore School Road		3/18/2014	3/18/2014				N	Y
10.07	8631 West 21st Street		3/18/2014	3/18/2014				N	Y
10.08	405 South Hillside Street		3/18/2014	3/18/2014				N	Y
11	Delaware State Office Portfolio	Various	Various	3/17/2014				N	Y	Acquisition	0	22,035	22,035	Cash
11.01	Silver Lake	12/31/2016	3/14/2014	3/17/2014				N	Y
11.02	Enterprise Place		3/17/2014	3/17/2014				N	Y
12	Massillon Industrial	4/30/2015	3/10/2014	3/12/2014				N	Y	Refinance	0	134,316	26,863	Cash
13	Orchard Falls	2/28/2019	3/7/2014	3/7/2014				N	Y	Acquisition	19,063	45,847	15,282	Cash
14	CT Self Storage Portfolio		4/8/2014	4/8/2014				N	Y	Refinance	0	0	Springing
14.01	CT Self Storage-West Hartford		4/8/2014	4/8/2014				N	Y
14.02	CT Self Storage-Plainville		4/8/2014	4/8/2014				N	Y
14.03	CT Self Storage-Glastonbury		4/8/2014	4/8/2014				N	Y
14.04	CT Self Storage-Meriden		4/8/2014	4/8/2014				N	Y
15	Larkins Corner	4/14/2019	7/31/2013	8/2/2013				N	Y	Refinance	0	0	Springing
16	Hampton Inn Hallandale		4/3/2014	4/1/2014				N	Y	Refinance	0	198,737	28,391	Cash
17	NaperWest Retail Center	1/31/2019	4/3/2014	4/3/2014				N	Y	Acquisition	0	119,220	32,097	Cash
18	Oak Court Mall	1/31/2015	2/28/2014	3/3/2014		2/27/2014	11.0%	N	Y	Refinance	0	0	Springing
19	1120 Nasa Parkway	2/28/2018	3/14/2014	3/17/2014				N	Y	Refinance	0	29,588	9,863	Cash
20	1110 Nasa Parkway	8/31/2016	3/14/2014	3/17/2014				N	Y	Refinance	0	15,649	5,216	Cash
21	1100 Nasa Parkway	6/30/2014	3/14/2014	3/17/2014				N	Y	Refinance	0	22,840	7,613	Cash
22	BLG Industrial		4/10/2014	4/10/2014				N	Y	Refinance	0	36,730	7,346	Cash
23	Target - San Jose		11/1/2013	11/1/2013	11/27/2013	11/1/2013	12.0%	N	Y	Acquisition	0	0	Springing
24	Residence Inn Grapevine		3/21/2014	3/21/2014				N	Y	Acquisition	0	68,062	17,015	Cash
25	Security Public Storage - Huntington Beach		4/21/2014	4/17/2014		4/21/2014	9.0%	N	Y	Refinance	0	0	Springing
26	Doubletree Dallas - Farmers Branch		2/14/2014	2/14/2014				N	Y	Refinance	0	80,815	15,393	Cash
27	Lake Worth Center	1/31/2018	3/10/2014	4/10/2014	4/8/2014			N	Y	Refinance	0	111,291	22,258	Cash
28	Hilton Garden Inn - Covington		1/28/2014	2/3/2014				N	Y	Refinance	0	56,911	13,550	Cash
29	Microtel Inn & Suites Portfolio - Texas		Various	Various				N	Y	Refinance	0	56,009	18,670	Cash
29.01	Microtel Inn & Suites - Round Rock		12/11/2013	12/12/2013				N	Y
29.02	Microtel Inn & Suites - Seaworld		12/12/2013	12/11/2013				N	Y
29.03	Microtel Inn & Suites - San Antonio		12/11/2013	12/12/2013				N	Y
30	Spring Valley Shopping Center	1/31/2020	2/21/2014	2/21/2014				N	Y	Acquisition	48,784	8,992	4,496	Cash
31	Centennial Medical Office	6/9/2015	3/18/2014	3/18/2014				N	Y	Refinance	0	30,883	14,706	Cash
32	8880 West Sunset Road	4/30/2022	3/27/2014	3/13/2014				N	Y	Refinance	0	11,582	3,861	Cash
33	93 East Apartments		4/8/2014	4/8/2014				N	Y	Acquisition	12,875	127,026	13,442	Cash
34	Bayou Place Phase I	5/31/2015	10/30/2013	10/30/2013				N	Y	Refinance	0	38,933	7,787	Cash
35	Kings Crossing		3/14/2014	3/14/2014				N	Y	Refinance	0	53,013	13,253	Cash
36	13140 Coit Road	3/31/2017	3/21/2014	3/25/2014				N	Y	Refinance	43,750	59,248	9,875	Cash
37	Lawn Village		3/12/2014	3/12/2014				N	Y	Refinance	24,648	0	21,894	Cash
38	Giant Eagle Parma		3/25/2014	3/25/2014				N	Y	Refinance	0	0	Springing
39	Homewood Suites - Beaumont		1/28/2014	1/31/2014				N	Y	Refinance	0	41,079	9,781	Cash
40	Everett Mall Mini Storage		1/22/2014	1/22/2014		1/22/2014	10.0%	N	Y	Refinance	22,030	17,589	4,397	Cash
41	Grandview Center	7/31/2015	2/12/2014	2/12/2014				N	Y	Refinance	0	0	Springing
42	Security Public Storage - Escondido		4/15/2014	4/14/2014		4/16/2014	6.0%	N	Y	Refinance	0	0	Springing
43	Citadel Apartments		3/4/2014	3/4/2014				N	Y	Acquisition	0	11,185	5,592	Cash
44	Briarwood Apartments		4/1/2014	4/1/2014				N	Y	Refinance	503,889	85,884	14,314	Cash
45	Stop & Shop - Everett		3/20/2014	2/6/2014				N	Y	Acquisition	0	0	Springing
46	850-890 Walsh Avenue		3/20/2014	3/19/2014		3/19/2014	18.0%	N	Y	Refinance	64,000	0	1,068	Cash
47	Ashburn Square	7/31/2017	2/24/2014	2/24/2014				N	Y	Refinance	0	39,661	8,413	Cash
48	Towne Place Suites		3/21/2014	3/19/2014				N	Y	Refinance	0	91,902	11,728	Cash
49	The Paddocks at Mount Juliet	12/31/2016	3/3/2014	3/3/2014				N	Y	Acquisition	0	21,411	7,136	Cash
50	Barstow Shopping Center	1/31/2018	1/8/2014	1/10/2014		1/8/2014	17.0%	N	Y	Acquisition	0	22,050	7,351	Cash
51	Rochester-Hamlin Retail Center	12/31/2014	3/7/2014	3/7/2014				N	Y	Refinance	129,413	50,296	12,574	Cash
52	Comfort Inn - Grapevine, TX		4/4/2014	4/2/2014				N	Y	Refinance	9,375	28,619	4,770	Cash
53	South Ridge Shopping Center	11/30/2016	1/30/2014	2/3/2014		1/30/2014	10.0%	N	Y	Refinance	0	48,663	9,733	Cash
54	Merchant’s Walk Shopping Center	4/30/2015	3/19/2014	3/19/2014				N	Y	Refinance	0	35,678	8,919	Cash
55	Shaw Business Center	1/31/2015	2/7/2014	2/11/2014		2/7/2014	12.0%	N	Y	Refinance	0	25,810	12,905	Cash
56	Security Public Storage - McHenry		4/15/2014	4/14/2014		4/15/2014	10.0%	N	Y	Refinance	0	0	Springing
57	WWG StorQuest - Louisville		8/21/2013	8/27/2013				N	Y	Acquisition	0	14,686	7,343	Cash
58	WWG StorQuest - Manitou Springs		8/22/2013	8/27/2013				N	Y	Acquisition	0	4,044	2,022	Cash
59	Security Public Storage - Woodland		4/15/2014	4/15/2014		4/15/2014	10.0%	N	Y	Refinance	0	0	Springing
60	2054 University Avenue	4/30/2019	3/21/2014	3/21/2014		3/21/2014	18.0%	N	Y	Refinance	0	17,230	8,615	Cash
61	Planet Self Storage - Boston		2/27/2014	2/27/2014				N	Y	Refinance	32,588	12,556	12,556	Cash
62	Security Public Storage - Pinole		4/15/2014	4/15/2014		4/15/2014	18.0%	N	Y	Refinance	0	0	Springing
63	Quality Inn College Station		2/26/2014	2/26/2014				N	Y	Refinance	0	14,010	7,005	Cash
64	Lionsgate Marketplace	3/31/2018	2/26/2014	2/28/2014				N	Y	Refinance	13,813	0	10,861	Cash
65	New Castle Apartments		3/4/2014	3/4/2014				N	Y	Refinance	25,906	29,003	7,251	Cash
66	134 Golden Gate Avenue		3/21/2014	3/21/2014		3/20/2014	18.0%	N	Y	Refinance	0	0	Springing
67	Cinco Ranch Plaza I	12/31/2015	3/3/2014	3/3/2014				N	Y	Acquisition	0	31,440	7,860	Cash
68	WWG StorQuest - Clock Tower		8/21/2013	8/22/2013				N	Y	Acquisition	0	15,366	7,683	Cash
69	Oakwood Park		4/2/2014	4/1/2014				N	Y	Refinance	291,060	0	Springing
70	The Willows		1/6/2014	1/6/2014				N	Y	Refinance	0	2,774	2,774	Cash
71	Walgreens New Haven		12/19/2013	12/20/2013				N	Y	Refinance	0	0	Springing
72	508 Toulouse Street		2/26/2014	2/27/2014				N	Y	Refinance	0	12,366	3,091	Cash
73	WWG StorQuest - Pony Express		8/22/2013	8/20/2013				N	Y	Acquisition	0	14,706	7,353	Cash
74	Evergreen Village		3/17/2014	3/17/2014				N	Y	Refinance	0	0	Springing
75	Highland Garden Apartments		3/31/2014	4/1/2014				N	Y	Refinance	0	19,197	3,047	Cash
76	Walgreens - Greenville		3/26/2014	3/26/2014				N	Y	Acquisition	0	0	Springing
77	Drexel Apartments		3/21/2014	3/20/2014				N	Y	Refinance	0	3,088	1,187	Cash
78	City View MHC		2/4/2014	2/4/2014	4/21/2014			N	Y	Refinance	0	0	6,512	Cash
79	CVS - Bridgeport		3/26/2014	2/25/2014				N	Y	Acquisition	44,563	70,353	Springing	Cash
80	All Stor Self Storage		1/22/2014	1/21/2014				N	Y	Acquisition	0	10,063	2,013	Cash
81	Hermitage Garden Apartments		3/24/2014	3/24/2014				N	Y	Acquisition	0	8,223	2,741	Cash
82	Western Reserve Village		1/7/2014	1/7/2014				N	Y	Refinance	0	1,367	1,367	Cash

A-1-22

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(16)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(17)
1	Woodbridge Center	0	Springing			0	Springing	276,352			0	Springing
2	Soho Beach House	747,941	83,105	Cash		0	41,097	0	Cash		0	0
3	Montgomery Mall	0	Springing			0	Springing	375,000			0	Springing
4	Pacific Design Center	344,266	86,067	Cash		0	20,914	0	Cash		2,000,000	50,000
5	Purgatory Creek Apartments	22,152	5,274	Cash		0	4,767	0	Cash		0	0
6	Weatherford Ridge	0	Springing			0	2,070	0	Cash		0	10,000; Springing
7	Harlequin Plaza	0	Springing			0	5,499	197,956	Cash		0	29,418
8	Market Square at Montrose	8,725	2,908	Cash		0	4,254	254,458	Cash		0	7,104
9	JL Holdings - Burger King Portfolio - 90	0	Springing			0	Springing	0			0	0
9.01	Burger King #02957 - Houma, LA
9.02	Burger King #04324 - Gulf Shores, AL
9.03	Burger King #11942 - Gray, LA
9.04	Burger King #00144 - Baton Rouge, LA
9.05	Burger King #06788 - Zachary, LA
9.06	Burger King #05255 - Pritchard, AL
9.07	Burger King #05035 - Tuscaloosa, AL
9.08	Burger King #09788 - Walker, LA
9.09	Burger King #03818 - Mobile, AL
9.10	Burger King #03156 - Saraland, AL
9.11	Burger King #01437 - Monroe, LA
9.12	Burger King #12661 - Baton Rouge, LA
9.13	Burger King #09804 - Gonzales, LA
9.14	Burger King #01198 - Mobile, AL
9.15	Burger King #04130 - Vicksburg, MS
9.16	Burger King #09004 - Diamondhead, MS
9.17	Burger King #12830 - Boutte, LA
9.18	Burger King #10763 - Hammond, LA
9.19	Burger King #01425 - New Iberia, LA
9.20	Burger King #03623 - Covington, LA
9.21	Burger King #06149 - New Iberia, LA
9.22	Burger King #01489 - Mobile, AL
9.23	Burger King #11095 - Tuscaloosa, AL
9.24	Burger King #01207 - West Monroe, LA
9.25	Burger King #01428 - Sulphur, LA
9.26	Burger King #05029 - Pineville, LA
9.27	Burger King #07467 - Ruston, LA
9.28	Burger King #11544 - Westlake, LA
9.29	Burger King #09708 - Natchez, MS
9.30	Burger King #04581 - Foley, AL
9.31	Burger King #10802 - Westwego, LA
9.32	Burger King #06676 - Jackson, MS
9.33	Burger King #09270 - Robertsdale, AL
9.34	Burger King #10764 - Morgan City, LA
9.35	Burger King #12329 - Rayne, LA
9.36	Burger King #12633 - Port Allen, LA
9.37	Burger King #12895 - Delhi, LA
9.38	Burger King #11614 - Harvey, LA
9.39	Burger King #06129 - Mobile, AL
9.40	Burger King #02483 - Mobile, AL
9.41	Burger King #06488 - Mobile, AL
9.42	Burger King #06916 - Kenner, LA
9.43	Burger King #01149 - Baton Rouge, LA
9.44	Burger King #10762 - Geismar, LA
9.45	Burger King #12322 - Oakdale, LA
9.46	Burger King #06783 - Baton Rouge, LA
9.47	Burger King #09692 - Greenwell Springs, LA
9.48	Burger King #08645 - Pace, FL
9.49	Burger King #06325 - Baton Rouge, LA
9.50	Burger King #06674 - Slidell, LA
9.51	Burger King #00373 - Mobile, AL
9.52	Burger King #09115 - Meridian, MS
9.53	Burger King #01617 - Lake Charles, LA
9.54	Burger King #05981 - Meridian, MS
9.55	Burger King #11715 - Ville Platte, LA
9.56	Burger King #01439 - Slidell, LA
9.57	Burger King #07930 - Long Beach, MS
9.58	Burger King #09838 - Fairhope, AL
9.59	Burger King #12820 - Iowa, LA
9.60	Burger King #00211 - Baton Rouge, LA
9.61	Burger King #04914 - Pensacola, FL
9.62	Burger King #09686 - Thomasville, AL
9.63	Burger King #12660 - Vinton, LA
9.64	Burger King #12007 - Denham Springs, LA
9.65	Burger King #09958 - Grove Hill, AL
9.66	Burger King #10572 - Eunice, LA
9.67	Burger King #11488 - Lafayette, LA
9.68	Burger King #06048 - Tuscaloosa, AL
9.69	Burger King #00360 - New Orleans, LA
9.70	Burger King #03585 - Daphne, AL
9.71	Burger King #04016 - Mobile, AL
9.72	Burger King #06105 - Northport, AL
9.73	Burger King #09259 - Gulf Breeze, FL
9.74	Burger King #11979 - Monroe, LA
9.75	Burger King #12597 - Lake Charles, LA
9.76	Burger King #01337 - Metairie, LA
9.77	Burger King #01465 - Laurel, MS
9.78	Burger King #11694 - DeQuincy, LA
9.79	Burger King #00501 - Lafayette, LA
9.80	Burger King #10800 - Livingston, AL
9.81	Burger King #09026 - Laurel, MS
9.82	Burger King #09213 - Pensacola, FL
9.83	Burger King #01917 - Vidalia, LA
9.84	Burger King #10607 - Houma, LA
9.85	Burger King #09853 - Franklin, LA
9.86	Burger King #01315 - Alexandria, LA

A-1-23

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(16)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(17)
9.87	Burger King #12919 - Covington, LA
9.88	Burger King #12752 - Lafayette, LA
9.89	Burger King #01537 - Lafayette, LA
9.90	Burger King #12753 - Slidell, LA
10	Security Self Storage SPX Portfolio	0	Springing			0	6,009	144,222	Cash		0	0
10.01	2078 South Pontiac Way
10.02	13300 College
10.03	3760 East Pikes Peak Avenue
10.04	111 North Maize Road
10.05	3160 Austin Bluffs Parkway
10.06	3030 Sycamore School Road
10.07	8631 West 21st Street
10.08	405 South Hillside Street
11	Delaware State Office Portfolio	10,250	3,417	Cash		0	3,890	250,000	Cash		300,000	18,830
11.01	Silver Lake
11.02	Enterprise Place
12	Massillon Industrial	28,465	5,693	Cash		1,552,600	7,500	0	Cash		1,142,661	12,500
13	Orchard Falls	10,081	1,440	Cash		0	3,047	0	Cash		50,000	13,979
14	CT Self Storage Portfolio	0	Springing			0	3,084	74,018	Cash		0	0
14.01	CT Self Storage-West Hartford
14.02	CT Self Storage-Plainville
14.03	CT Self Storage-Glastonbury
14.04	CT Self Storage-Meriden
15	Larkins Corner	0	Springing			0	Springing	0			0	Springing
16	Hampton Inn Hallandale	0	Springing			0	21,980	0	Cash		0	0
17	NaperWest Retail Center	0	Springing			0	3,903	0	Cash		500,000	16,667; Springing
18	Oak Court Mall	0	Springing			0	Springing	162,000			0	Springing
19	1120 Nasa Parkway	7,778	864	Cash		31,852	1,659; Springing	31,852	Cash		119,443	4,977
20	1110 Nasa Parkway	5,678	631	Cash		23,192	1,208; Springing	23,192	Cash		86,972	3,624
21	1100 Nasa Parkway	5,624	625	Cash		22,856	1,190; Springing	22,856	Cash		85,712	3,571
22	BLG Industrial	7,174	3,587	Cash		0	0	0			0	Springing
23	Target - San Jose	19,422	2,158	Cash		0	1,505	0	Cash		0	0
24	Residence Inn Grapevine	17,159	4,289	Cash		0	22,220	0	Cash		0	0
25	Security Public Storage - Huntington Beach	0	Springing			0	Springing	0			0	0
26	Doubletree Dallas - Farmers Branch	87,824	6,970	Cash		0	15,894	0	Cash		0	0
27	Lake Worth Center	16,611	2,769	Cash		0	1,273	45,845	Cash		20,000	3,750
28	Hilton Garden Inn - Covington	74,549	7,889	Cash		0	10,060	0	Cash		0	0
29	Microtel Inn & Suites Portfolio - Texas	59,054	5,905	Cash		0	7,262	0	Cash		0	0
29.01	Microtel Inn & Suites - Round Rock
29.02	Microtel Inn & Suites - Seaworld
29.03	Microtel Inn & Suites - San Antonio
30	Spring Valley Shopping Center	19,502	1,548	Cash		70,000	2,000	0	Cash		0	4,387
31	Centennial Medical Office	23,028	3,133	Cash		0	477	0	Cash		500,000	4,774
32	8880 West Sunset Road	10,640	1,182	Cash		0	793	0	Cash		0	4,955
33	93 East Apartments	75,047	11,912	Cash		400,000	4,064	0	Cash		0	0
34	Bayou Place Phase I	0	Springing			0	0	0			0	0
35	Kings Crossing	17,353	1,928	Cash		0	1,500	0	Cash		0	0
36	13140 Coit Road	8,875	1,109	Cash		40,791	1,700	0	Cash		152,966	4,249
37	Lawn Village	29,734	4,046	Cash		0	6,100	0	Cash		0	0
38	Giant Eagle Parma	0	Springing			0	1,045	0	Cash		0	2,614
39	Homewood Suites - Beaumont	58,627	6,979	Cash		0	7,875	0	Cash		0	0
40	Everett Mall Mini Storage	1,550	775	Cash		0	2,031	0	Cash		0	0
41	Grandview Center	0	Springing			0	0	0			0	0
42	Security Public Storage - Escondido	0	Springing			0	Springing	0			0	0
43	Citadel Apartments	6,497	3,249	Cash		200,000	4,833	0	Cash		0	0
44	Briarwood Apartments	0	Springing			0	6,262	150,000	Cash		0	0
45	Stop & Shop - Everett	0	Springing			0	0	0			0	0
46	850-890 Walsh Avenue	13,242	1,324	Cash		0	1,070	0	Cash		100,000	0
47	Ashburn Square	1,777	1,780	Cash		0	584	0	Cash		0	5,000
48	Towne Place Suites	0	5,563	Cash		1,031,000	7,694	0	Cash		0	0
49	The Paddocks at Mount Juliet	0	Springing			0	1,002	0	Cash		50,000	4,167
50	Barstow Shopping Center	0	Springing			33,000	1,375	33,000	Cash		275,000	3,950
51	Rochester-Hamlin Retail Center	5,619	937	Cash		0	1,406	0	Cash		0	3,359
52	Comfort Inn - Grapevine, TX	31,057	3,106	Cash		3,418	3,418	0	Cash		0	0
53	South Ridge Shopping Center	19,631	1,636	Cash		60,000	1,996	0	Cash		0	0
54	Merchant’s Walk Shopping Center	6,720	611	Cash		0	803	0	Cash		0	4,015; Springing
55	Shaw Business Center	0	Springing			0	Springing	0			0	Springing
56	Security Public Storage - McHenry	0	Springing			0	Springing	0			0	0
57	WWG StorQuest - Louisville	0	Springing			0	707	16,960	Cash		0	0
58	WWG StorQuest - Manitou Springs	0	Springing			0	678	46,080	Cash		0	0
59	Security Public Storage - Woodland	0	Springing			0	Springing	0			0	0
60	2054 University Avenue	8,029	892	Cash		0	400	9,615	Cash		0	2,918
61	Planet Self Storage - Boston	4,431	1,108	Cash		0	383	0	Cash		0	0
62	Security Public Storage - Pinole	0	Springing			0	Springing	0			0	0
63	Quality Inn College Station	9,698	970	Cash		0	6,354	0	Cash		0	0
64	Lionsgate Marketplace	2,485	789	Cash		0	629	0	Cash		0	2,704
65	New Castle Apartments	12,108	2,422	Cash		0	3,083	0	Cash		0	0
66	134 Golden Gate Avenue	0	Springing			0	Springing	0			0	0
67	Cinco Ranch Plaza I	1,296	1,296	Cash		0	343	0	Cash		0	2,232
68	WWG StorQuest - Clock Tower	0	Springing			0	889	92,500	Cash		0	0
69	Oakwood Park	0	Springing			0	Springing	0			0	0
70	The Willows	1,222	611	Cash		0	641	0	Cash		0	0
71	Walgreens New Haven	935	468	Cash		0	391	0	Cash		0	1,260
72	508 Toulouse Street	20,641	2,580	Cash		0	251	0	Cash		0	371
73	WWG StorQuest - Pony Express	0	Springing			0	669	16,066	Cash		0	0
74	Evergreen Village	0	Springing			0	Springing	0			0	0
75	Highland Garden Apartments	11,939	1,263	Cash		0	985	0	Cash		0	0
76	Walgreens - Greenville	0	Springing			0	0	0			0	0
77	Drexel Apartments	5,283	881	Cash		0	688	0	Cash		0	0
78	City View MHC	2,112	704	Cash		0	488	0	Cash		0	0
79	CVS - Bridgeport	3,929	1,310	Cash		0	143	0	Cash		0	0
80	All Stor Self Storage	909	455	Cash		0	755	0	Cash		0	0
81	Hermitage Garden Apartments	1,637	1,637	Cash		0	1,551	0	Cash		0	0
82	Western Reserve Village	736	368	Cash		0	404	0	Cash		0	0

A-1-24

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)(17)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)
1	Woodbridge Center	649,670			0	0				0
2	Soho Beach House	0			0	0			Seasonality Reserve	1,550,000
3	Montgomery Mall	883,200			0	0				0
4	Pacific Design Center	3,000,000	Cash		0	0				0
5	Purgatory Creek Apartments	0			0	0				0
6	Weatherford Ridge	360,000	Cash		0	0			BB&B Co-Tenancy Reserve	500,000
7	Harlequin Plaza	2,000,000	Cash		0	0			Rent Concession Reserve	908,139
8	Market Square at Montrose	426,251	Cash		0	0			Upfront TI/LC Reserve	352,278
9	JL Holdings - Burger King Portfolio - 90	0			0	0			Ground Lease Reserve	100,000
9.01	Burger King #02957 - Houma, LA
9.02	Burger King #04324 - Gulf Shores, AL
9.03	Burger King #11942 - Gray, LA
9.04	Burger King #00144 - Baton Rouge, LA
9.05	Burger King #06788 - Zachary, LA
9.06	Burger King #05255 - Pritchard, AL
9.07	Burger King #05035 - Tuscaloosa, AL
9.08	Burger King #09788 - Walker, LA
9.09	Burger King #03818 - Mobile, AL
9.10	Burger King #03156 - Saraland, AL
9.11	Burger King #01437 - Monroe, LA
9.12	Burger King #12661 - Baton Rouge, LA
9.13	Burger King #09804 - Gonzales, LA
9.14	Burger King #01198 - Mobile, AL
9.15	Burger King #04130 - Vicksburg, MS
9.16	Burger King #09004 - Diamondhead, MS
9.17	Burger King #12830 - Boutte, LA
9.18	Burger King #10763 - Hammond, LA
9.19	Burger King #01425 - New Iberia, LA
9.20	Burger King #03623 - Covington, LA
9.21	Burger King #06149 - New Iberia, LA
9.22	Burger King #01489 - Mobile, AL
9.23	Burger King #11095 - Tuscaloosa, AL
9.24	Burger King #01207 - West Monroe, LA
9.25	Burger King #01428 - Sulphur, LA
9.26	Burger King #05029 - Pineville, LA
9.27	Burger King #07467 - Ruston, LA
9.28	Burger King #11544 - Westlake, LA
9.29	Burger King #09708 - Natchez, MS
9.30	Burger King #04581 - Foley, AL
9.31	Burger King #10802 - Westwego, LA
9.32	Burger King #06676 - Jackson, MS
9.33	Burger King #09270 - Robertsdale, AL
9.34	Burger King #10764 - Morgan City, LA
9.35	Burger King #12329 - Rayne, LA
9.36	Burger King #12633 - Port Allen, LA
9.37	Burger King #12895 - Delhi, LA
9.38	Burger King #11614 - Harvey, LA
9.39	Burger King #06129 - Mobile, AL
9.40	Burger King #02483 - Mobile, AL
9.41	Burger King #06488 - Mobile, AL
9.42	Burger King #06916 - Kenner, LA
9.43	Burger King #01149 - Baton Rouge, LA
9.44	Burger King #10762 - Geismar, LA
9.45	Burger King #12322 - Oakdale, LA
9.46	Burger King #06783 - Baton Rouge, LA
9.47	Burger King #09692 - Greenwell Springs, LA
9.48	Burger King #08645 - Pace, FL
9.49	Burger King #06325 - Baton Rouge, LA
9.50	Burger King #06674 - Slidell, LA
9.51	Burger King #00373 - Mobile, AL
9.52	Burger King #09115 - Meridian, MS
9.53	Burger King #01617 - Lake Charles, LA
9.54	Burger King #05981 - Meridian, MS
9.55	Burger King #11715 - Ville Platte, LA
9.56	Burger King #01439 - Slidell, LA
9.57	Burger King #07930 - Long Beach, MS
9.58	Burger King #09838 - Fairhope, AL
9.59	Burger King #12820 - Iowa, LA
9.60	Burger King #00211 - Baton Rouge, LA
9.61	Burger King #04914 - Pensacola, FL
9.62	Burger King #09686 - Thomasville, AL
9.63	Burger King #12660 - Vinton, LA
9.64	Burger King #12007 - Denham Springs, LA
9.65	Burger King #09958 - Grove Hill, AL
9.66	Burger King #10572 - Eunice, LA
9.67	Burger King #11488 - Lafayette, LA
9.68	Burger King #06048 - Tuscaloosa, AL
9.69	Burger King #00360 - New Orleans, LA
9.70	Burger King #03585 - Daphne, AL
9.71	Burger King #04016 - Mobile, AL
9.72	Burger King #06105 - Northport, AL
9.73	Burger King #09259 - Gulf Breeze, FL
9.74	Burger King #11979 - Monroe, LA
9.75	Burger King #12597 - Lake Charles, LA
9.76	Burger King #01337 - Metairie, LA
9.77	Burger King #01465 - Laurel, MS
9.78	Burger King #11694 - DeQuincy, LA
9.79	Burger King #00501 - Lafayette, LA
9.80	Burger King #10800 - Livingston, AL
9.81	Burger King #09026 - Laurel, MS
9.82	Burger King #09213 - Pensacola, FL
9.83	Burger King #01917 - Vidalia, LA
9.84	Burger King #10607 - Houma, LA
9.85	Burger King #09853 - Franklin, LA
9.86	Burger King #01315 - Alexandria, LA

A-1-25

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)(17)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)
9.87	Burger King #12919 - Covington, LA
9.88	Burger King #12752 - Lafayette, LA
9.89	Burger King #01537 - Lafayette, LA
9.90	Burger King #12753 - Slidell, LA
10	Security Self Storage SPX Portfolio	0			0	0				0
10.01	2078 South Pontiac Way
10.02	13300 College
10.03	3760 East Pikes Peak Avenue
10.04	111 North Maize Road
10.05	3160 Austin Bluffs Parkway
10.06	3030 Sycamore School Road
10.07	8631 West 21st Street
10.08	405 South Hillside Street
11	Delaware State Office Portfolio	0	Cash		0	0			Enterprise Roof Reserve	100,000
11.01	Silver Lake
11.02	Enterprise Place
12	Massillon Industrial	0	Cash		0	0				0
13	Orchard Falls	0	Cash		0	0				0
14	CT Self Storage Portfolio	0			0	0				0
14.01	CT Self Storage-West Hartford
14.02	CT Self Storage-Plainville
14.03	CT Self Storage-Glastonbury
14.04	CT Self Storage-Meriden
15	Larkins Corner	0			0	0			Wal-Mart Reserve	0
16	Hampton Inn Hallandale	0			0	0			Seasonality Reserve	242,184
17	NaperWest Retail Center	500,000	Cash		0	0				0
18	Oak Court Mall	379,200			0	0				0
19	1120 Nasa Parkway	119,443	Cash		0	0				0
20	1110 Nasa Parkway	86,972	Cash		0	0				0
21	1100 Nasa Parkway	85,712	Cash		0	0				0
22	BLG Industrial	1,250,000			0	0			ARD Rent Reserve ($93,417) / Extraordinary Rental Escrow (Springing)	93,417
23	Target - San Jose	0			0	0			Kea Lani Reserve	250,000
24	Residence Inn Grapevine	0			0	0			Seasonality Reserve	50,000
25	Security Public Storage - Huntington Beach	0			0	0				0
26	Doubletree Dallas - Farmers Branch	0			0	0			PIP Funds	133,653
27	Lake Worth Center	160,000	Cash		0	0				0
28	Hilton Garden Inn - Covington	0			0	0				0
29	Microtel Inn & Suites Portfolio - Texas	0			0	0			Seasonality Funds	0
29.01	Microtel Inn & Suites - Round Rock
29.02	Microtel Inn & Suites - Seaworld
29.03	Microtel Inn & Suites - San Antonio
30	Spring Valley Shopping Center	52,649	Cash		0	0			Free Rent Reserve	37,579
31	Centennial Medical Office	0	Cash		0	0			Critical Tenant TI/LC Reserve	0
32	8880 West Sunset Road	0	Cash		0	0			Provident Rent Reserve	28,826
33	93 East Apartments	0			0	0				0
34	Bayou Place Phase I	0			0	0				0
35	Kings Crossing	0			0	0				0
36	13140 Coit Road	0	Cash		0	0				0
37	Lawn Village	0			0	0			Fitness Center/Conference Room Reserve	50,000
38	Giant Eagle Parma	0	Cash		0	0				0
39	Homewood Suites - Beaumont	0			0	0				0
40	Everett Mall Mini Storage	0			0	0				0
41	Grandview Center	0			0	0				0
42	Security Public Storage - Escondido	0			0	0				0
43	Citadel Apartments	0			0	0				0
44	Briarwood Apartments	0			0	0				0
45	Stop & Shop - Everett	0			0	0				0
46	850-890 Walsh Avenue	0	Cash		0	0				0
47	Ashburn Square	180,000	Cash		0	0				0
48	Towne Place Suites	0			0	0				0
49	The Paddocks at Mount Juliet	125,000	Cash		0	0			Dollar Tree Reserve	112,500
50	Barstow Shopping Center	100,000	Cash		0	0			99 Cent Only Reserve	0
51	Rochester-Hamlin Retail Center	150,000	Cash		0	0			Shelter Studio Reserve	74,500
52	Comfort Inn - Grapevine, TX	0			0	0			PIP Reserve	0
53	South Ridge Shopping Center	0			0	0				0
54	Merchant’s Walk Shopping Center	200,000	Cash		0	0				0
55	Shaw Business Center	0			0	0				0
56	Security Public Storage - McHenry	0			0	0				0
57	WWG StorQuest - Louisville	0			0	0				0
58	WWG StorQuest - Manitou Springs	0			0	0				0
59	Security Public Storage - Woodland	0			0	0				0
60	2054 University Avenue	70,040	Cash		0	0			Perdition Smokehouse Reserve	35,550
61	Planet Self Storage - Boston	0			0	0				0
62	Security Public Storage - Pinole	0			0	0				0
63	Quality Inn College Station	0			0	0			Seasonality Reserve	10,000
64	Lionsgate Marketplace	0	Cash		0	0			Free Rent Reserve	10,691
65	New Castle Apartments	0			0	0				0
66	134 Golden Gate Avenue	0			0	0			Minimum Occupancy Reserve	2,000,000
67	Cinco Ranch Plaza I	100,000	Cash		0	0				0
68	WWG StorQuest - Clock Tower	0			0	0				0
69	Oakwood Park	0			0	0				0
70	The Willows	0			0	0				0
71	Walgreens New Haven	0	Cash		0	0			Post-Closing Obligation Reserve	10,000
72	508 Toulouse Street	0	Cash		0	0				0
73	WWG StorQuest - Pony Express	0			0	0				0
74	Evergreen Village	0			0	0				0
75	Highland Garden Apartments	0			0	0			Pending Litigation Reserve	150,000
76	Walgreens - Greenville	0			0	0				0
77	Drexel Apartments	0			0	0				0
78	City View MHC	0			0	0				0
79	CVS - Bridgeport	0			0	0				0
80	All Stor Self Storage	0			0	0				0
81	Hermitage Garden Apartments	0			0	0				0
82	Western Reserve Village	0			0	0				0

A-1-26

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description
1	Woodbridge Center	0	0
2	Soho Beach House	0	1,550,000	Cash
3	Montgomery Mall	0	0
4	Pacific Design Center	0	0
5	Purgatory Creek Apartments	0	0
6	Weatherford Ridge	Springing	1,000,000	Cash		Belk Dispute Reserve
7	Harlequin Plaza	0	0	Cash		MKK Prepaid Rent Reserve
8	Market Square at Montrose	0	0	Cash
9	JL Holdings - Burger King Portfolio - 90	Springing	100,000	Cash		Sweep Reserve ($2,000,000);Condemnation Reserve ($99,414)
9.01	Burger King #02957 - Houma, LA
9.02	Burger King #04324 - Gulf Shores, AL
9.03	Burger King #11942 - Gray, LA
9.04	Burger King #00144 - Baton Rouge, LA
9.05	Burger King #06788 - Zachary, LA
9.06	Burger King #05255 - Pritchard, AL
9.07	Burger King #05035 - Tuscaloosa, AL
9.08	Burger King #09788 - Walker, LA
9.09	Burger King #03818 - Mobile, AL
9.10	Burger King #03156 - Saraland, AL
9.11	Burger King #01437 - Monroe, LA
9.12	Burger King #12661 - Baton Rouge, LA
9.13	Burger King #09804 - Gonzales, LA
9.14	Burger King #01198 - Mobile, AL
9.15	Burger King #04130 - Vicksburg, MS
9.16	Burger King #09004 - Diamondhead, MS
9.17	Burger King #12830 - Boutte, LA
9.18	Burger King #10763 - Hammond, LA
9.19	Burger King #01425 - New Iberia, LA
9.20	Burger King #03623 - Covington, LA
9.21	Burger King #06149 - New Iberia, LA
9.22	Burger King #01489 - Mobile, AL
9.23	Burger King #11095 - Tuscaloosa, AL
9.24	Burger King #01207 - West Monroe, LA
9.25	Burger King #01428 - Sulphur, LA
9.26	Burger King #05029 - Pineville, LA
9.27	Burger King #07467 - Ruston, LA
9.28	Burger King #11544 - Westlake, LA
9.29	Burger King #09708 - Natchez, MS
9.30	Burger King #04581 - Foley, AL
9.31	Burger King #10802 - Westwego, LA
9.32	Burger King #06676 - Jackson, MS
9.33	Burger King #09270 - Robertsdale, AL
9.34	Burger King #10764 - Morgan City, LA
9.35	Burger King #12329 - Rayne, LA
9.36	Burger King #12633 - Port Allen, LA
9.37	Burger King #12895 - Delhi, LA
9.38	Burger King #11614 - Harvey, LA
9.39	Burger King #06129 - Mobile, AL
9.40	Burger King #02483 - Mobile, AL
9.41	Burger King #06488 - Mobile, AL
9.42	Burger King #06916 - Kenner, LA
9.43	Burger King #01149 - Baton Rouge, LA
9.44	Burger King #10762 - Geismar, LA
9.45	Burger King #12322 - Oakdale, LA
9.46	Burger King #06783 - Baton Rouge, LA
9.47	Burger King #09692 - Greenwell Springs, LA
9.48	Burger King #08645 - Pace, FL
9.49	Burger King #06325 - Baton Rouge, LA
9.50	Burger King #06674 - Slidell, LA
9.51	Burger King #00373 - Mobile, AL
9.52	Burger King #09115 - Meridian, MS
9.53	Burger King #01617 - Lake Charles, LA
9.54	Burger King #05981 - Meridian, MS
9.55	Burger King #11715 - Ville Platte, LA
9.56	Burger King #01439 - Slidell, LA
9.57	Burger King #07930 - Long Beach, MS
9.58	Burger King #09838 - Fairhope, AL
9.59	Burger King #12820 - Iowa, LA
9.60	Burger King #00211 - Baton Rouge, LA
9.61	Burger King #04914 - Pensacola, FL
9.62	Burger King #09686 - Thomasville, AL
9.63	Burger King #12660 - Vinton, LA
9.64	Burger King #12007 - Denham Springs, LA
9.65	Burger King #09958 - Grove Hill, AL
9.66	Burger King #10572 - Eunice, LA
9.67	Burger King #11488 - Lafayette, LA
9.68	Burger King #06048 - Tuscaloosa, AL
9.69	Burger King #00360 - New Orleans, LA
9.70	Burger King #03585 - Daphne, AL
9.71	Burger King #04016 - Mobile, AL
9.72	Burger King #06105 - Northport, AL
9.73	Burger King #09259 - Gulf Breeze, FL
9.74	Burger King #11979 - Monroe, LA
9.75	Burger King #12597 - Lake Charles, LA
9.76	Burger King #01337 - Metairie, LA
9.77	Burger King #01465 - Laurel, MS
9.78	Burger King #11694 - DeQuincy, LA
9.79	Burger King #00501 - Lafayette, LA
9.80	Burger King #10800 - Livingston, AL
9.81	Burger King #09026 - Laurel, MS
9.82	Burger King #09213 - Pensacola, FL
9.83	Burger King #01917 - Vidalia, LA
9.84	Burger King #10607 - Houma, LA
9.85	Burger King #09853 - Franklin, LA
9.86	Burger King #01315 - Alexandria, LA

A-1-27

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description
9.87	Burger King #12919 - Covington, LA
9.88	Burger King #12752 - Lafayette, LA
9.89	Burger King #01537 - Lafayette, LA
9.90	Burger King #12753 - Slidell, LA
10	Security Self Storage SPX Portfolio	0	0
10.01	2078 South Pontiac Way
10.02	13300 College
10.03	3760 East Pikes Peak Avenue
10.04	111 North Maize Road
10.05	3160 Austin Bluffs Parkway
10.06	3030 Sycamore School Road
10.07	8631 West 21st Street
10.08	405 South Hillside Street
11	Delaware State Office Portfolio	0	0	Cash
11.01	Silver Lake
11.02	Enterprise Place
12	Massillon Industrial	0	0
13	Orchard Falls	0	0
14	CT Self Storage Portfolio	0	0
14.01	CT Self Storage-West Hartford
14.02	CT Self Storage-Plainville
14.03	CT Self Storage-Glastonbury
14.04	CT Self Storage-Meriden
15	Larkins Corner	Springing	0			Colortyme Reserve
16	Hampton Inn Hallandale	48,437	242,184	Cash
17	NaperWest Retail Center	0	0
18	Oak Court Mall	0	0
19	1120 Nasa Parkway	0	0
20	1110 Nasa Parkway	0	0
21	1100 Nasa Parkway	0	0
22	BLG Industrial	Springing	0	Cash		BLG / ARD Default Escrow
23	Target - San Jose	0	0	Cash
24	Residence Inn Grapevine	0	0	Cash		PIP Reserve
25	Security Public Storage - Huntington Beach	0	0
26	Doubletree Dallas - Farmers Branch	0	0
27	Lake Worth Center	0	0
28	Hilton Garden Inn - Covington	0	0
29	Microtel Inn & Suites Portfolio - Texas	Excess Cash Flow is deposited monthly to be disbursed during the months of September, December, January and February.	160,000
29.01	Microtel Inn & Suites - Round Rock
29.02	Microtel Inn & Suites - Seaworld
29.03	Microtel Inn & Suites - San Antonio
30	Spring Valley Shopping Center	0	0	Cash
31	Centennial Medical Office	Springing	0
32	8880 West Sunset Road	0	0	Cash
33	93 East Apartments	0	0
34	Bayou Place Phase I	0	0
35	Kings Crossing	0	0
36	13140 Coit Road	0	0
37	Lawn Village	0	0	Cash
38	Giant Eagle Parma	0	0
39	Homewood Suites - Beaumont	0	0
40	Everett Mall Mini Storage	0	0
41	Grandview Center	0	0
42	Security Public Storage - Escondido	0	0
43	Citadel Apartments	0	0
44	Briarwood Apartments	0	0
45	Stop & Shop - Everett	0	0
46	850-890 Walsh Avenue	0	0
47	Ashburn Square	0	0
48	Towne Place Suites	0	0
49	The Paddocks at Mount Juliet	0	0	Cash
50	Barstow Shopping Center	Springing	96,960	Cash		Big 5 Rent Reserve ($50,355) / Rent Holdback Reserve ($40,000)
51	Rochester-Hamlin Retail Center	0	0	Cash		Staples Reserve / Staples Springing Reserve
52	Comfort Inn - Grapevine, TX	Springing	0
53	South Ridge Shopping Center	0	0
54	Merchant’s Walk Shopping Center	0	0
55	Shaw Business Center	0	0
56	Security Public Storage - McHenry	0	0
57	WWG StorQuest - Louisville	0	0
58	WWG StorQuest - Manitou Springs	0	0
59	Security Public Storage - Woodland	0	0
60	2054 University Avenue	0	0	Cash
61	Planet Self Storage - Boston	0	0
62	Security Public Storage - Pinole	0	0
63	Quality Inn College Station	Springing	10,000	Cash		Property Improvement Plan Reserve
64	Lionsgate Marketplace	0	0	Cash		Critical Tenant TI/LC Funds
65	New Castle Apartments	0	0
66	134 Golden Gate Avenue	0	0	Cash
67	Cinco Ranch Plaza I	0	0
68	WWG StorQuest - Clock Tower	0	0
69	Oakwood Park	0	0
70	The Willows	0	0
71	Walgreens New Haven	0	0	Cash
72	508 Toulouse Street	0	0
73	WWG StorQuest - Pony Express	0	0
74	Evergreen Village	0	0
75	Highland Garden Apartments	0	0	Cash
76	Walgreens - Greenville	0	0
77	Drexel Apartments	0	0
78	City View MHC	0	0
79	CVS - Bridgeport	0	0
80	All Stor Self Storage	0	0
81	Hermitage Garden Apartments	0	0
82	Western Reserve Village	0	0

A-1-28

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(18)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	Woodbridge Center	0	0	0				Fee
2	Soho Beach House	0	0	0				Fee
3	Montgomery Mall	0	0	0				Fee
4	Pacific Design Center	0	0	0				Fee
5	Purgatory Creek Apartments	0	0	0				Fee
6	Weatherford Ridge	300,000	Springing	0	Cash			Fee
7	Harlequin Plaza	140,693	0	0	Cash			Fee
8	Market Square at Montrose	0	0	0				Fee
9	JL Holdings - Burger King Portfolio - 90	2,099,414	0	0	Cash			Various	Various
9.01	Burger King #02957 - Houma, LA							Fee
9.02	Burger King #04324 - Gulf Shores, AL							Fee
9.03	Burger King #11942 - Gray, LA							Fee
9.04	Burger King #00144 - Baton Rouge, LA							Fee
9.05	Burger King #06788 - Zachary, LA							Fee
9.06	Burger King #05255 - Pritchard, AL							Fee
9.07	Burger King #05035 - Tuscaloosa, AL							Fee
9.08	Burger King #09788 - Walker, LA							Fee
9.09	Burger King #03818 - Mobile, AL							Fee
9.10	Burger King #03156 - Saraland, AL							Fee
9.11	Burger King #01437 - Monroe, LA							Fee
9.12	Burger King #12661 - Baton Rouge, LA							Fee
9.13	Burger King #09804 - Gonzales, LA							Fee
9.14	Burger King #01198 - Mobile, AL							Fee
9.15	Burger King #04130 - Vicksburg, MS							Fee/Leasehold	8/15/2033
9.16	Burger King #09004 - Diamondhead, MS							Fee
9.17	Burger King #12830 - Boutte, LA							Fee
9.18	Burger King #10763 - Hammond, LA							Fee
9.19	Burger King #01425 - New Iberia, LA							Fee
9.20	Burger King #03623 - Covington, LA							Fee
9.21	Burger King #06149 - New Iberia, LA							Fee
9.22	Burger King #01489 - Mobile, AL							Fee
9.23	Burger King #11095 - Tuscaloosa, AL							Fee
9.24	Burger King #01207 - West Monroe, LA							Fee
9.25	Burger King #01428 - Sulphur, LA							Fee
9.26	Burger King #05029 - Pineville, LA							Fee
9.27	Burger King #07467 - Ruston, LA							Fee/Leasehold	6/5/2029	$6,063
9.28	Burger King #11544 - Westlake, LA							Fee
9.29	Burger King #09708 - Natchez, MS							Fee
9.30	Burger King #04581 - Foley, AL							Fee
9.31	Burger King #10802 - Westwego, LA							Fee
9.32	Burger King #06676 - Jackson, MS							Fee
9.33	Burger King #09270 - Robertsdale, AL							Fee
9.34	Burger King #10764 - Morgan City, LA							Fee
9.35	Burger King #12329 - Rayne, LA							Fee
9.36	Burger King #12633 - Port Allen, LA							Fee
9.37	Burger King #12895 - Delhi, LA							Fee
9.38	Burger King #11614 - Harvey, LA							Fee
9.39	Burger King #06129 - Mobile, AL							Fee
9.40	Burger King #02483 - Mobile, AL							Fee
9.41	Burger King #06488 - Mobile, AL							Fee
9.42	Burger King #06916 - Kenner, LA							Fee
9.43	Burger King #01149 - Baton Rouge, LA							Fee
9.44	Burger King #10762 - Geismar, LA							Fee
9.45	Burger King #12322 - Oakdale, LA							Fee
9.46	Burger King #06783 - Baton Rouge, LA							Fee
9.47	Burger King #09692 - Greenwell Springs, LA							Fee
9.48	Burger King #08645 - Pace, FL							Fee
9.49	Burger King #06325 - Baton Rouge, LA							Fee
9.50	Burger King #06674 - Slidell, LA							Fee
9.51	Burger King #00373 - Mobile, AL							Fee
9.52	Burger King #09115 - Meridian, MS							Fee
9.53	Burger King #01617 - Lake Charles, LA							Fee
9.54	Burger King #05981 - Meridian, MS							Fee
9.55	Burger King #11715 - Ville Platte, LA							Fee
9.56	Burger King #01439 - Slidell, LA							Fee
9.57	Burger King #07930 - Long Beach, MS							Fee
9.58	Burger King #09838 - Fairhope, AL							Fee
9.59	Burger King #12820 - Iowa, LA							Fee
9.60	Burger King #00211 - Baton Rouge, LA							Fee
9.61	Burger King #04914 - Pensacola, FL							Fee
9.62	Burger King #09686 - Thomasville, AL							Fee
9.63	Burger King #12660 - Vinton, LA							Fee
9.64	Burger King #12007 - Denham Springs, LA							Leasehold	5/31/2033	$40,728
9.65	Burger King #09958 - Grove Hill, AL							Fee
9.66	Burger King #10572 - Eunice, LA							Leasehold	9/30/2017
9.67	Burger King #11488 - Lafayette, LA							Leasehold	4/15/2018
9.68	Burger King #06048 - Tuscaloosa, AL							Fee
9.69	Burger King #00360 - New Orleans, LA							Fee/Leasehold	2/28/2019	$40,525
9.70	Burger King #03585 - Daphne, AL							Fee
9.71	Burger King #04016 - Mobile, AL							Fee
9.72	Burger King #06105 - Northport, AL							Fee
9.73	Burger King #09259 - Gulf Breeze, FL							Fee
9.74	Burger King #11979 - Monroe, LA							Fee
9.75	Burger King #12597 - Lake Charles, LA							Fee
9.76	Burger King #01337 - Metairie, LA							Fee
9.77	Burger King #01465 - Laurel, MS							Fee
9.78	Burger King #11694 - DeQuincy, LA							Fee
9.79	Burger King #00501 - Lafayette, LA							Fee/Leasehold	6/5/2014
9.80	Burger King #10800 - Livingston, AL							Fee
9.81	Burger King #09026 - Laurel, MS							Fee
9.82	Burger King #09213 - Pensacola, FL							Fee
9.83	Burger King #01917 - Vidalia, LA							Fee
9.84	Burger King #10607 - Houma, LA							Leasehold	9/24/2017	$59,850 & 4% of gross sales
9.85	Burger King #09853 - Franklin, LA							Fee
9.86	Burger King #01315 - Alexandria, LA							Fee/Leasehold	5/2/2019	$27,240

A-1-29

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest(18)	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
9.87	Burger King #12919 - Covington, LA							Leasehold	12/22/2019	$42,350
9.88	Burger King #12752 - Lafayette, LA							Leasehold	9/23/2019	$36,000 & 3% of gross sales over $1.2 million
9.89	Burger King #01537 - Lafayette, LA							Fee/Leasehold	3/24/2025
9.90	Burger King #12753 - Slidell, LA							Leasehold	8/31/2019	$48,400
10	Security Self Storage SPX Portfolio	0	0	0				Fee
10.01	2078 South Pontiac Way							Fee
10.02	13300 College							Fee
10.03	3760 East Pikes Peak Avenue							Fee
10.04	111 North Maize Road							Fee
10.05	3160 Austin Bluffs Parkway							Fee
10.06	3030 Sycamore School Road							Fee
10.07	8631 West 21st Street							Fee
10.08	405 South Hillside Street							Fee
11	Delaware State Office Portfolio	0	0	0				Fee
11.01	Silver Lake							Fee
11.02	Enterprise Place							Fee
12	Massillon Industrial	0	0	0				Fee
13	Orchard Falls	0	0	0				Fee
14	CT Self Storage Portfolio	0	0	0				Fee
14.01	CT Self Storage-West Hartford							Fee
14.02	CT Self Storage-Plainville							Fee
14.03	CT Self Storage-Glastonbury							Fee
14.04	CT Self Storage-Meriden							Fee
15	Larkins Corner	700,000	0	0	Cash			Fee
16	Hampton Inn Hallandale	0	0	0				Fee
17	NaperWest Retail Center	0	0	0				Fee
18	Oak Court Mall	0	0	0				Fee
19	1120 Nasa Parkway	0	0	0				Fee
20	1110 Nasa Parkway	0	0	0				Fee
21	1100 Nasa Parkway	0	0	0				Fee
22	BLG Industrial	0	Springing	1,250,000				Fee
23	Target - San Jose	0	0	0				Fee
24	Residence Inn Grapevine	1,540,000	0	0	Cash			Fee
25	Security Public Storage - Huntington Beach	0	0	0				Fee
26	Doubletree Dallas - Farmers Branch	0	0	0				Fee
27	Lake Worth Center	0	0	0				Fee
28	Hilton Garden Inn - Covington	0	0	0				Fee
29	Microtel Inn & Suites Portfolio - Texas	0	0	0				Fee
29.01	Microtel Inn & Suites - Round Rock							Fee
29.02	Microtel Inn & Suites - Seaworld							Fee
29.03	Microtel Inn & Suites - San Antonio							Fee
30	Spring Valley Shopping Center	0	0	0				Fee
31	Centennial Medical Office	0	0	0				Fee
32	8880 West Sunset Road	0	0	0				Fee
33	93 East Apartments	0	0	0				Fee
34	Bayou Place Phase I	0	0	0				Leasehold	11/8/2051	$50,000, plus percentage rent
35	Kings Crossing	0	0	0				Fee
36	13140 Coit Road	0	0	0				Fee
37	Lawn Village	0	0	0				Fee
38	Giant Eagle Parma	0	0	0				Fee
39	Homewood Suites - Beaumont	0	0	0				Fee
40	Everett Mall Mini Storage	0	0	0				Fee
41	Grandview Center	0	0	0				Fee
42	Security Public Storage - Escondido	0	0	0				Fee
43	Citadel Apartments	0	0	0				Fee
44	Briarwood Apartments	0	0	0				Fee
45	Stop & Shop - Everett	0	0	0				Fee
46	850-890 Walsh Avenue	0	0	0				Fee
47	Ashburn Square	0	0	0				Fee
48	Towne Place Suites	0	0	0				Fee
49	The Paddocks at Mount Juliet	0	0	0				Fee
50	Barstow Shopping Center	90,355	0	0	Cash			Fee
51	Rochester-Hamlin Retail Center	0	5,000; Springing	429,600	Cash			Fee
52	Comfort Inn - Grapevine, TX	0	0	0				Fee
53	South Ridge Shopping Center	0	0	0				Fee
54	Merchant’s Walk Shopping Center	0	0	0				Fee
55	Shaw Business Center	0	0	0				Fee
56	Security Public Storage - McHenry	0	0	0				Fee
57	WWG StorQuest - Louisville	0	0	0				Fee
58	WWG StorQuest - Manitou Springs	0	0	0				Fee
59	Security Public Storage - Woodland	0	0	0				Fee
60	2054 University Avenue	0	0	0				Fee
61	Planet Self Storage - Boston	0	0	0				Fee
62	Security Public Storage - Pinole	0	0	0				Fee
63	Quality Inn College Station	0	Springing	0				Fee
64	Lionsgate Marketplace	0	Springing	0	Cash			Fee
65	New Castle Apartments	0	0	0				Fee
66	134 Golden Gate Avenue	0	0	0				Fee
67	Cinco Ranch Plaza I	0	0	0				Fee
68	WWG StorQuest - Clock Tower	0	0	0				Fee
69	Oakwood Park	0	0	0				Fee
70	The Willows	0	0	0				Fee
71	Walgreens New Haven	0	0	0				Fee
72	508 Toulouse Street	0	0	0				Fee
73	WWG StorQuest - Pony Express	0	0	0				Fee
74	Evergreen Village	0	0	0				Fee
75	Highland Garden Apartments	0	0	0				Fee
76	Walgreens - Greenville	0	0	0				Fee
77	Drexel Apartments	0	0	0				Fee
78	City View MHC	0	0	0				Fee
79	CVS - Bridgeport	0	0	0				Fee
80	All Stor Self Storage	0	0	0				Fee
81	Hermitage Garden Apartments	0	0	0				Fee
82	Western Reserve Village	0	0	0				Fee

A-1-30

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)(6)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)(6)	Whole Loan U/W NCF DSCR (x)(6)	Whole Loan Cut- off Date LTV Ratio(6)	Whole Loan Cut- off Date U/W NOI Debt Yield(6)
1	Woodbridge Center		Hard/Springing Cash Management
2	Soho Beach House		Hard/Upfront Cash Management
3	Montgomery Mall		Hard/Springing Cash Management
4	Pacific Design Center		Hard/Upfront Cash Management
5	Purgatory Creek Apartments		Springing (Without Established Account)
6	Weatherford Ridge		Soft/Springing Cash Management
7	Harlequin Plaza		Soft/Springing Cash Management
8	Market Square at Montrose		Hard/Upfront Cash Management
9	JL Holdings - Burger King Portfolio - 90		Hard/Upfront Cash Management	59,547,968	425,670	10,000,000	10,000,000	1.60	1.53	50.0%	13.7%
9.01	Burger King #02957 - Houma, LA
9.02	Burger King #04324 - Gulf Shores, AL
9.03	Burger King #11942 - Gray, LA
9.04	Burger King #00144 - Baton Rouge, LA
9.05	Burger King #06788 - Zachary, LA
9.06	Burger King #05255 - Pritchard, AL
9.07	Burger King #05035 - Tuscaloosa, AL
9.08	Burger King #09788 - Walker, LA
9.09	Burger King #03818 - Mobile, AL
9.10	Burger King #03156 - Saraland, AL
9.11	Burger King #01437 - Monroe, LA
9.12	Burger King #12661 - Baton Rouge, LA
9.13	Burger King #09804 - Gonzales, LA
9.14	Burger King #01198 - Mobile, AL
9.15	Burger King #04130 - Vicksburg, MS
9.16	Burger King #09004 - Diamondhead, MS
9.17	Burger King #12830 - Boutte, LA
9.18	Burger King #10763 - Hammond, LA
9.19	Burger King #01425 - New Iberia, LA
9.20	Burger King #03623 - Covington, LA
9.21	Burger King #06149 - New Iberia, LA
9.22	Burger King #01489 - Mobile, AL
9.23	Burger King #11095 - Tuscaloosa, AL
9.24	Burger King #01207 - West Monroe, LA
9.25	Burger King #01428 - Sulphur, LA
9.26	Burger King #05029 - Pineville, LA
9.27	Burger King #07467 - Ruston, LA	Increase by 2% from prior 1yr period
9.28	Burger King #11544 - Westlake, LA
9.29	Burger King #09708 - Natchez, MS
9.30	Burger King #04581 - Foley, AL
9.31	Burger King #10802 - Westwego, LA
9.32	Burger King #06676 - Jackson, MS
9.33	Burger King #09270 - Robertsdale, AL
9.34	Burger King #10764 - Morgan City, LA
9.35	Burger King #12329 - Rayne, LA
9.36	Burger King #12633 - Port Allen, LA
9.37	Burger King #12895 - Delhi, LA
9.38	Burger King #11614 - Harvey, LA
9.39	Burger King #06129 - Mobile, AL
9.40	Burger King #02483 - Mobile, AL
9.41	Burger King #06488 - Mobile, AL
9.42	Burger King #06916 - Kenner, LA
9.43	Burger King #01149 - Baton Rouge, LA
9.44	Burger King #10762 - Geismar, LA
9.45	Burger King #12322 - Oakdale, LA
9.46	Burger King #06783 - Baton Rouge, LA
9.47	Burger King #09692 - Greenwell Springs, LA
9.48	Burger King #08645 - Pace, FL
9.49	Burger King #06325 - Baton Rouge, LA
9.50	Burger King #06674 - Slidell, LA
9.51	Burger King #00373 - Mobile, AL
9.52	Burger King #09115 - Meridian, MS
9.53	Burger King #01617 - Lake Charles, LA
9.54	Burger King #05981 - Meridian, MS
9.55	Burger King #11715 - Ville Platte, LA
9.56	Burger King #01439 - Slidell, LA
9.57	Burger King #07930 - Long Beach, MS
9.58	Burger King #09838 - Fairhope, AL
9.59	Burger King #12820 - Iowa, LA
9.60	Burger King #00211 - Baton Rouge, LA
9.61	Burger King #04914 - Pensacola, FL
9.62	Burger King #09686 - Thomasville, AL
9.63	Burger King #12660 - Vinton, LA
9.64	Burger King #12007 - Denham Springs, LA	10% increase from prior year
9.65	Burger King #09958 - Grove Hill, AL
9.66	Burger King #10572 - Eunice, LA
9.67	Burger King #11488 - Lafayette, LA
9.68	Burger King #06048 - Tuscaloosa, AL
9.69	Burger King #00360 - New Orleans, LA	As per a rent schedule; not a fixed %
9.70	Burger King #03585 - Daphne, AL
9.71	Burger King #04016 - Mobile, AL
9.72	Burger King #06105 - Northport, AL
9.73	Burger King #09259 - Gulf Breeze, FL
9.74	Burger King #11979 - Monroe, LA
9.75	Burger King #12597 - Lake Charles, LA
9.76	Burger King #01337 - Metairie, LA
9.77	Burger King #01465 - Laurel, MS
9.78	Burger King #11694 - DeQuincy, LA
9.79	Burger King #00501 - Lafayette, LA
9.80	Burger King #10800 - Livingston, AL
9.81	Burger King #09026 - Laurel, MS
9.82	Burger King #09213 - Pensacola, FL
9.83	Burger King #01917 - Vidalia, LA
9.84	Burger King #10607 - Houma, LA	10% increase from prior year
9.85	Burger King #09853 - Franklin, LA
9.86	Burger King #01315 - Alexandria, LA	6% increase in the first year and 3% for each additional year

A-1-31

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)(6)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)(6)	Whole Loan U/W NCF DSCR (x)(6)	Whole Loan Cut- off Date LTV Ratio(6)	Whole Loan Cut- off Date U/W NOI Debt Yield(6)
9.87	Burger King #12919 - Covington, LA	10% increase from prior year
9.88	Burger King #12752 - Lafayette, LA
9.89	Burger King #01537 - Lafayette, LA	10% increase from prior year
9.90	Burger King #12753 - Slidell, LA	10% increase from prior year
10	Security Self Storage SPX Portfolio		Springing (Without Established Account)
10.01	2078 South Pontiac Way
10.02	13300 College
10.03	3760 East Pikes Peak Avenue
10.04	111 North Maize Road
10.05	3160 Austin Bluffs Parkway
10.06	3030 Sycamore School Road
10.07	8631 West 21st Street
10.08	405 South Hillside Street
11	Delaware State Office Portfolio		Hard/Springing Cash Management
11.01	Silver Lake
11.02	Enterprise Place
12	Massillon Industrial		Hard/Springing Cash Management
13	Orchard Falls		Hard/Upfront Cash Management
14	CT Self Storage Portfolio		Springing (Without Established Account)
14.01	CT Self Storage-West Hartford
14.02	CT Self Storage-Plainville
14.03	CT Self Storage-Glastonbury
14.04	CT Self Storage-Meriden
15	Larkins Corner		Springing (Without Established Account)
16	Hampton Inn Hallandale		Springing (Without Established Account)
17	NaperWest Retail Center		Soft/Springing Cash Management
18	Oak Court Mall		Hard/Springing Cash Management
19	1120 Nasa Parkway		Springing (Without Established Account)
20	1110 Nasa Parkway		Springing (Without Established Account)
21	1100 Nasa Parkway		Springing (Without Established Account)
22	BLG Industrial		Soft/Springing Cash Management
23	Target - San Jose		Hard/Springing Cash Management
24	Residence Inn Grapevine		Hard/Springing Cash Management
25	Security Public Storage - Huntington Beach		None
26	Doubletree Dallas - Farmers Branch		Hard/Springing Cash Management
27	Lake Worth Center		Springing (Without Established Account)
28	Hilton Garden Inn - Covington		Hard/Springing Cash Management
29	Microtel Inn & Suites Portfolio - Texas		Hard/Upfront Cash Management
29.01	Microtel Inn & Suites - Round Rock
29.02	Microtel Inn & Suites - Seaworld
29.03	Microtel Inn & Suites - San Antonio
30	Spring Valley Shopping Center		Springing (Without Established Account)
31	Centennial Medical Office		Soft/Springing Cash Management
32	8880 West Sunset Road		Hard/Upfront Cash Management
33	93 East Apartments		Springing (Without Established Account)
34	Bayou Place Phase I		None
35	Kings Crossing		Springing (Without Established Account)
36	13140 Coit Road		Springing (Without Established Account)
37	Lawn Village		Springing (Without Established Account)
38	Giant Eagle Parma		Hard/Upfront Cash Management
39	Homewood Suites - Beaumont		Hard/Springing Cash Management
40	Everett Mall Mini Storage		Springing (Without Established Account)
41	Grandview Center		Hard/Springing Cash Management
42	Security Public Storage - Escondido		None
43	Citadel Apartments		Soft/Springing Cash Management
44	Briarwood Apartments		None
45	Stop & Shop - Everett		Hard/Upfront Cash Management
46	850-890 Walsh Avenue		Hard/Springing Cash Management
47	Ashburn Square		Springing (Without Established Account)
48	Towne Place Suites		Springing (With Established Account)
49	The Paddocks at Mount Juliet		Springing (Without Established Account)
50	Barstow Shopping Center		Springing (Without Established Account)
51	Rochester-Hamlin Retail Center		Springing (Without Established Account)
52	Comfort Inn - Grapevine, TX		Springing (Without Established Account)
53	South Ridge Shopping Center		Springing (Without Established Account)
54	Merchant’s Walk Shopping Center		Springing (Without Established Account)
55	Shaw Business Center		Springing (Without Established Account)
56	Security Public Storage - McHenry		None
57	WWG StorQuest - Louisville		Springing (Without Established Account)
58	WWG StorQuest - Manitou Springs		Springing (Without Established Account)
59	Security Public Storage - Woodland		None
60	2054 University Avenue		Springing (Without Established Account)
61	Planet Self Storage - Boston		None
62	Security Public Storage - Pinole		None
63	Quality Inn College Station		Hard/Springing Cash Management
64	Lionsgate Marketplace		Hard/Upfront Cash Management
65	New Castle Apartments		Springing (Without Established Account)
66	134 Golden Gate Avenue		Springing (Without Established Account)
67	Cinco Ranch Plaza I		Springing (Without Established Account)
68	WWG StorQuest - Clock Tower		Springing (Without Established Account)
69	Oakwood Park		None
70	The Willows		None
71	Walgreens New Haven		Hard/Upfront Cash Management
72	508 Toulouse Street		Springing (Without Established Account)
73	WWG StorQuest - Pony Express		Springing (Without Established Account)
74	Evergreen Village		None
75	Highland Garden Apartments		Springing (Without Established Account)
76	Walgreens - Greenville		Hard/Upfront Cash Management
77	Drexel Apartments		None
78	City View MHC		None
79	CVS - Bridgeport		Hard/Upfront Cash Management
80	All Stor Self Storage		Springing (With Established Account)
81	Hermitage Garden Apartments		Springing (Without Established Account)
82	Western Reserve Village		None

A-1-32

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield(6)	Mezzanine Debt Cut-off Date Balance($)	Sponsor(19)	Affiliated Sponsors	Mortgage Loan Number
1	Woodbridge Center			GGP Real Estate Holding I, Inc		1
2	Soho Beach House		12,000,000	Soho House Group Limited		2
3	Montgomery Mall			Simon Property Group	Y - Group A	3
4	Pacific Design Center		20,000,000	Charles S. Cohen		4
5	Purgatory Creek Apartments			Oren Blatt; Yehonatan Sade; Yacob Blatt		5
6	Weatherford Ridge			The Sterling Land and Shopping Center Development Fund I, LLLP; The Sterling Land and Shopping Center Development Fund I		6
7	Harlequin Plaza			Unico Laird Norton JV Two LLC		7
8	Market Square at Montrose		2,575,000	David Grunberger		8
9	JL Holdings - Burger King Portfolio - 90	13.1%		Matthew Schoenberg		9
9.01	Burger King #02957 - Houma, LA					9.01
9.02	Burger King #04324 - Gulf Shores, AL					9.02
9.03	Burger King #11942 - Gray, LA					9.03
9.04	Burger King #00144 - Baton Rouge, LA					9.04
9.05	Burger King #06788 - Zachary, LA					9.05
9.06	Burger King #05255 - Pritchard, AL					9.06
9.07	Burger King #05035 - Tuscaloosa, AL					9.07
9.08	Burger King #09788 - Walker, LA					9.08
9.09	Burger King #03818 - Mobile, AL					9.09
9.10	Burger King #03156 - Saraland, AL					9.10
9.11	Burger King #01437 - Monroe, LA					9.11
9.12	Burger King #12661 - Baton Rouge, LA					9.12
9.13	Burger King #09804 - Gonzales, LA					9.13
9.14	Burger King #01198 - Mobile, AL					9.14
9.15	Burger King #04130 - Vicksburg, MS					9.15
9.16	Burger King #09004 - Diamondhead, MS					9.16
9.17	Burger King #12830 - Boutte, LA					9.17
9.18	Burger King #10763 - Hammond, LA					9.18
9.19	Burger King #01425 - New Iberia, LA					9.19
9.20	Burger King #03623 - Covington, LA					9.20
9.21	Burger King #06149 - New Iberia, LA					9.21
9.22	Burger King #01489 - Mobile, AL					9.22
9.23	Burger King #11095 - Tuscaloosa, AL					9.23
9.24	Burger King #01207 - West Monroe, LA					9.24
9.25	Burger King #01428 - Sulphur, LA					9.25
9.26	Burger King #05029 - Pineville, LA					9.26
9.27	Burger King #07467 - Ruston, LA					9.27
9.28	Burger King #11544 - Westlake, LA					9.28
9.29	Burger King #09708 - Natchez, MS					9.29
9.30	Burger King #04581 - Foley, AL					9.30
9.31	Burger King #10802 - Westwego, LA					9.31
9.32	Burger King #06676 - Jackson, MS					9.32
9.33	Burger King #09270 - Robertsdale, AL					9.33
9.34	Burger King #10764 - Morgan City, LA					9.34
9.35	Burger King #12329 - Rayne, LA					9.35
9.36	Burger King #12633 - Port Allen, LA					9.36
9.37	Burger King #12895 - Delhi, LA					9.37
9.38	Burger King #11614 - Harvey, LA					9.38
9.39	Burger King #06129 - Mobile, AL					9.39
9.40	Burger King #02483 - Mobile, AL					9.40
9.41	Burger King #06488 - Mobile, AL					9.41
9.42	Burger King #06916 - Kenner, LA					9.42
9.43	Burger King #01149 - Baton Rouge, LA					9.43
9.44	Burger King #10762 - Geismar, LA					9.44
9.45	Burger King #12322 - Oakdale, LA					9.45
9.46	Burger King #06783 - Baton Rouge, LA					9.46
9.47	Burger King #09692 - Greenwell Springs, LA					9.47
9.48	Burger King #08645 - Pace, FL					9.48
9.49	Burger King #06325 - Baton Rouge, LA					9.49
9.50	Burger King #06674 - Slidell, LA					9.50
9.51	Burger King #00373 - Mobile, AL					9.51
9.52	Burger King #09115 - Meridian, MS					9.52
9.53	Burger King #01617 - Lake Charles, LA					9.53
9.54	Burger King #05981 - Meridian, MS					9.54
9.55	Burger King #11715 - Ville Platte, LA					9.55
9.56	Burger King #01439 - Slidell, LA					9.56
9.57	Burger King #07930 - Long Beach, MS					9.57
9.58	Burger King #09838 - Fairhope, AL					9.58
9.59	Burger King #12820 - Iowa, LA					9.59
9.60	Burger King #00211 - Baton Rouge, LA					9.60
9.61	Burger King #04914 - Pensacola, FL					9.61
9.62	Burger King #09686 - Thomasville, AL					9.62
9.63	Burger King #12660 - Vinton, LA					9.63
9.64	Burger King #12007 - Denham Springs, LA					9.64
9.65	Burger King #09958 - Grove Hill, AL					9.65
9.66	Burger King #10572 - Eunice, LA					9.66
9.67	Burger King #11488 - Lafayette, LA					9.67
9.68	Burger King #06048 - Tuscaloosa, AL					9.68
9.69	Burger King #00360 - New Orleans, LA					9.69
9.70	Burger King #03585 - Daphne, AL					9.70
9.71	Burger King #04016 - Mobile, AL					9.71
9.72	Burger King #06105 - Northport, AL					9.72
9.73	Burger King #09259 - Gulf Breeze, FL					9.73
9.74	Burger King #11979 - Monroe, LA					9.74
9.75	Burger King #12597 - Lake Charles, LA					9.75
9.76	Burger King #01337 - Metairie, LA					9.76
9.77	Burger King #01465 - Laurel, MS					9.77
9.78	Burger King #11694 - DeQuincy, LA					9.78
9.79	Burger King #00501 - Lafayette, LA					9.79
9.80	Burger King #10800 - Livingston, AL					9.80
9.81	Burger King #09026 - Laurel, MS					9.81
9.82	Burger King #09213 - Pensacola, FL					9.82
9.83	Burger King #01917 - Vidalia, LA					9.83
9.84	Burger King #10607 - Houma, LA					9.84
9.85	Burger King #09853 - Franklin, LA					9.85
9.86	Burger King #01315 - Alexandria, LA					9.86

A-1-33

Wells Fargo Commercial Mortgage Trust 2014-LC16
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NCF Debt Yield(6)	Mezzanine Debt Cut-off Date Balance($)	Sponsor(19)	Affiliated Sponsors	Mortgage Loan Number
9.87	Burger King #12919 - Covington, LA					9.87
9.88	Burger King #12752 - Lafayette, LA					9.88
9.89	Burger King #01537 - Lafayette, LA					9.89
9.90	Burger King #12753 - Slidell, LA					9.90
10	Security Self Storage SPX Portfolio			Stephen L. Clark; Stephen L. Clark Trust; Orlin E. Ard, Jr; Orlin E. Ard, Jr. Revocable Trust	Y - Group B	10
10.01	2078 South Pontiac Way					10.01
10.02	13300 College					10.02
10.03	3760 East Pikes Peak Avenue					10.03
10.04	111 North Maize Road					10.04
10.05	3160 Austin Bluffs Parkway					10.05
10.06	3030 Sycamore School Road					10.06
10.07	8631 West 21st Street					10.07
10.08	405 South Hillside Street					10.08
11	Delaware State Office Portfolio			Shlomo Rechnitz		11
11.01	Silver Lake					11.01
11.02	Enterprise Place					11.02
12	Massillon Industrial			William Sperling; Evan Gary Wolang; Wendy Courtney; Susan Westheimer; Fred Westheimer		12
13	Orchard Falls			Kenneth Grant		13
14	CT Self Storage Portfolio			Stephen L. Clark; Joseph R. Clisham; Joseph R. Clisham, Jr.	Y - Group B	14
14.01	CT Self Storage-West Hartford					14.01
14.02	CT Self Storage-Plainville					14.02
14.03	CT Self Storage-Glastonbury					14.03
14.04	CT Self Storage-Meriden					14.04
15	Larkins Corner			Morris Realty Associates LLC		15
16	Hampton Inn Hallandale			Jeffrey Soffer		16
17	NaperWest Retail Center			Gerald L. Nudo; Laurence H. Weiner; Scott Inbinder; David Lasky		17
18	Oak Court Mall			Simon Property Group	Y - Group A	18
19	1120 Nasa Parkway			Boxer Properties	Y - Group D	19
20	1110 Nasa Parkway			Boxer Properties	Y - Group D	20
21	1100 Nasa Parkway			Boxer Properties	Y - Group D	21
22	BLG Industrial			David McNeil; David Hollingsworth		22
23	Target - San Jose			ValueRock Partners		23
24	Residence Inn Grapevine			Brett C. Moody		24
25	Security Public Storage - Huntington Beach			Michael B. Eisler; Michael Orwitz; Michael Bradley Eisler Revocable Trust; Michael Orwitz Living Trust; BACO Realty	Y - Group C	25
26	Doubletree Dallas - Farmers Branch			H. Drake Leddy		26
27	Lake Worth Center			Jay Schuminsky		27
28	Hilton Garden Inn - Covington			Ashwin Patel; Nilesh Patel; Dharmendra Patel	Y - Group E	28
29	Microtel Inn & Suites Portfolio - Texas		950,000	Ted Torres		29
29.01	Microtel Inn & Suites - Round Rock					29.01
29.02	Microtel Inn & Suites - Seaworld					29.02
29.03	Microtel Inn & Suites - San Antonio					29.03
30	Spring Valley Shopping Center			Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership		30
31	Centennial Medical Office			Charles A. Giacchetto; Douglas Halsted		31
32	8880 West Sunset Road			Michael Shustek		32
33	93 East Apartments			Evan Meyer; Ryan Millsap; Dusan Miletich		33
34	Bayou Place Phase I			The Cordish Company		34
35	Kings Crossing			Margaret Van Epps		35
36	13140 Coit Road			Boxer Properties	Y - Group D	36
37	Lawn Village			Lee A. Ferguson		37
38	Giant Eagle Parma			Alan Robbins		38
39	Homewood Suites - Beaumont			Dharmendra Patel; Jitendra Patel; Mukesh Zaveri; Ashwin Patel	Y - Group E	39
40	Everett Mall Mini Storage			William Duesenberg		40
41	Grandview Center			Laurance Langohr, Lynda Fain		41
42	Security Public Storage - Escondido			Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts; BACO Realty Corp.	Y - Group C	42
43	Citadel Apartments			Brandon Cooper; Ben Hester		43
44	Briarwood Apartments			Mickey Shapiro; Harry Shapiro		44
45	Stop & Shop - Everett			Allen Properties	Y - Group G	45
46	850-890 Walsh Avenue			Timothy C. Duran		46
47	Ashburn Square			Timothy B. Wills		47
48	Towne Place Suites			Richard Vilardo; Ronald E. Franklin		48
49	The Paddocks at Mount Juliet			Stanley Werb; Jonathan Gaines; Theodore Northrup		49
50	Barstow Shopping Center			Jay Kerner; John P. Walsh; John P. Walsh as Trustee of The Walsh Trust		50
51	Rochester-Hamlin Retail Center			Kona Investments L.L.C.; Matthew Jonna; Michelle Jonna		51
52	Comfort Inn - Grapevine, TX			Bharat V. Patel		52
53	South Ridge Shopping Center			Judith Wiesberg; Arlene Watson		53
54	Merchant’s Walk Shopping Center			Martin D. Silverman		54
55	Shaw Business Center			James Forbes		55
56	Security Public Storage - McHenry			Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts; BACO Realty Corp.	Y - Group C	56
57	WWG StorQuest - Louisville			William W. Hobin; Clark W. Porter; Timothy B. Hobin; Kent Christensen	Y - Group F	57
58	WWG StorQuest - Manitou Springs			William W. Hobin; Clark W. Porter; Timothy B. Hobin; Kent Christensen	Y - Group F	58
59	Security Public Storage - Woodland			Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts; BACO Realty Corp.	Y - Group C	59
60	2054 University Avenue			Craig Larsen	Y - Group H	60
61	Planet Self Storage - Boston			Bryce Grefe; David R. Inman		61
62	Security Public Storage - Pinole			Benjamin D. Eisler; Shirley E. Eisler; Allen Orwitz; Lea Orwitz; Eisler Revocable Trust; Allen Orwitz and Lea Orwitz Revocable Trusts; BACO Realty Corp.	Y - Group C	62
63	Quality Inn College Station			Atul Ratanji		63
64	Lionsgate Marketplace			Ralph W. Varnum; Kirby V. Deeter		64
65	New Castle Apartments			Eric A. Clauson		65
66	134 Golden Gate Avenue			Craig Larsen	Y - Group H	66
67	Cinco Ranch Plaza I			Michael Bruhjell		67
68	WWG StorQuest - Clock Tower			William W. Hobin; Clark W. Porter; Timothy B. Hobin; Kent Christensen	Y - Group F	68
69	Oakwood Park			David T. Horton; George M. Nyman		69
70	The Willows			Daniel T. Van Voorhis; Daniel Thomas Van Voorhis Revocable Living Trust; Robert Fitzgerald; Robert Fitzgerald Revocable Trust; Karen Fitzgerald; Karen Fitzgerald Revocable Trust	Y - Group I	70
71	Walgreens New Haven			Perry M. Boudreau		71
72	508 Toulouse Street			Christian Cancienne		72
73	WWG StorQuest - Pony Express			William W. Hobin; Clark W. Porter; Timothy B. Hobin; Kent Christensen	Y - Group F	73
74	Evergreen Village			William Connell; Judith Connell; Thomas Sinagoga; Austin Baidas		74
75	Highland Garden Apartments			Gary L. Prevatt; Timothy H. Prevatt		75
76	Walgreens - Greenville			Allen Properties	Y - Group G	76
77	Drexel Apartments			Alex Samoylovich; Jay Michael		77
78	City View MHC			Continental Communities, L.L.C.	Y - Group I	78
79	CVS - Bridgeport			Allen Properties	Y - Group G	79
80	All Stor Self Storage			Stephen G. Osgood, Joseph Fong, Tedd D. Towsley		80
81	Hermitage Garden Apartments			Britnie Turner; Aerial Development Group, LLC		81
82	Western Reserve Village			Daniel T. Van Voorhis; Daniel Thomas Van Voorhis Revocable Living Trust; Fitzgerald Family MHC LLC; Robert Fitzgerald; Robert Fitzgerald Revocable Trust; Karen Fitzgerald; Karen Fitzgerald Revocable Trust	Y - Group I	82

A-1-34

Wells Fargo Commercial Mortgage Trust 2014-LC16

FOOTNOTES TO ANNEX A-1

See “Annex B: Additional Mortgage Loan Information/Definitions” in the Prospectus Supplement for additional information on all mortgage loans and “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” for additional information on the 15 largest mortgage loans.

(1)
“LCF” denotes Ladder Capital Finance LLC, “WFB” denotes Wells Fargo Bank, National Association, “RBS” denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. (“RBSFP”) and “RMF” denotes Rialto Mortgage Finance, LLC. RBSFP was the originator of mortgage loan #46 (850-890 Walsh Avenue). The Royal Bank of Scotland plc was the originator of all other RBS loans.

(2)
Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Release and/or Partial Defeasance and/or Substitution” in the Prospectus Supplement.

(3)	For mortgage loan #46 (850-890 Walsh Avenue), the mortgage loan is comprised of two buildings whose addresses are: 850-890 Walsh Avenue and 2605 Lafayette Street.

(4)
For mortgage loan #4 (Pacific Design Center), the Number of Units includes 659,568 square feet of space leased by permanent tenants, 70,210 square feet of “Design Lab” space on the second floor of the Blue Building that is currently occupied by art galleries and 274,090 square feet of vacant space.  The related borrower does not charge any rent to tenants occupying the “Design Lab” space, and considers the galleries an amenity to design tenants. If the Design Lab space is considered vacant, the occupancy of the Pacific Design Center mortgaged property as of March 3, 2014 was 65.7%.  The Number of Units is comprised of 717,914 square feet of design showroom space (including the 70,210 square feet of design space), 278,813 square feet of office space and 7,141 square feet of storage and showcase space.

For mortgage loan #6 (Weatherford Ridge), the Number of Units and Occupancy Rate include the largest tenant (73,959 square feet), representing 30.9% of net rentable square feet, who owns the improvements built on the pad site.

For mortgage loan #9 (JL Holdings – Burger King Portfolio – 90), the Burger King #09259 – Gulf Breeze, FL mortgaged property is currently dark and closed on or about June 26, 2008.  The portfolio lease permits the tenant to close the property in the event of negative EBITDAR (exclusive of overhead allocation) for the preceding 12-month period, however, the tenant must continue to comply with all provisions of the portfolio-wide lease applicable to that property, including, payment of full base rent, maintenance, insurance and real estate taxes.  Annual sales for this store at the time of closing were $589,483.

For mortgage loan #72 (508 Toulouse Street), the Number of Units includes 12,035 square feet of multifamily space (13 units) and 6,031 square feet of restaurant space.

(5)
For mortgage loan #9 (JL Holdings – Burger King Portfolio – 90), the mortgage loan amortizes on a planned amortization schedule which can be found in Annex A-4 of this Prospectus Supplement.  As such, the Cut-off Date Balance, Maturity Date or ARD Balloon Balance, Monthly P&I Payment, U/W NOI DSCR and U/W NCF DSCR, all reflect such planned amortization schedule.  The Monthly P&I Payment shown in Annex A-1 was calculated using the average of principal and interest payments during the first 12 months following the Cut-off Date. U/W NOI DSCR and U/W NCF DSCR were calculated using an amount equal to 12 times such average monthly debt service.  However, certain partial prepayments of the mortgage loan could result in reamortization.

For mortgage loan #22 (BLG Industrial), the loan payments are based on 15-year amortization for the first five loan years and 25-year amortization for the remainder of the loan term. Underwritten NOI and NCF DSCRs were calculated based on the initial 15-year amortization schedule.

(6)
For mortgage loan #1 (Woodbridge Center), the mortgage loan represents Note A-2 and Note A-3 of three pari passu companion loans, which three loans have a combined Cut-off Date principal balance of $250,000,000.  Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1, Note A-2 and Note A-3 in the aggregate (“Woodbridge Center Loan Combination”). Note A-1 is the controlling interest in the Woodbridge Center Loan Combination.

For mortgage loan #3 (Montgomery Mall), the mortgage loan represents Note A-1 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $100,000,000.  Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (“Montgomery Mall Loan Combination”). The Note A-1 mortgage is the controlling interest in the Montgomery Mall Loan Combination.

For mortgage loan #4 (Pacific Design Center), the mortgage loan represents Note A-2 of two pari passu loans, which have a combined Cut-off Date principal balance of $145,000,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (“Pacific Design Center Loan Combination”). The Note A-1 mortgage loan is the controlling interest in the Pacific Design Center Loan Combination.

For mortgage loan #9 (JL Holdings - Burger King Portfolio - 90), the mortgage loan represents Note A-2 of two pari passu loans that are included in a split loan structure (“JL Holdings - Burger King Portfolio - 90 Loan Combination”) that also includes a subordinate companion loan.  The pari passu loans (Notes A-1 and A-2, also the “JL Holdings - Burger King Portfolio - 90 Senior Loan Combination”) have a combined Cut-off Date principal balance of $49,547,968, and the subordinate companion loan has a principal balance as of the Cut-off Date of $10,000,000. Neither pari passu note A-1 nor the subordinate companion loan is included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate and without regard to the subordinate companion loan. The combined U/W NCF DSCR and the aggregate Cut-off Date LTV Ratio for the entire JL Holdings – Burger King Portfolio Loan Combination are 1.53x and 50.0%, respectively.  See “Description of the Mortgage Pool—Split Loan Structures—The JL Holdings - Burger King Portfolio - 90 Loan Combination” in this Prospectus Supplement.

For mortgage loan #18 (Oak Court Mall), the mortgage loan represents Note A-2 of two pari passu companion loans, which have a combined Cut-off Date principal balance of $39,904,538.  Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (“Oak Court Mall Loan Combination”). Note A-1 is the controlling interest in the Oak Court Mall Loan Combination.

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Wells Fargo Commercial Mortgage Trust 2014-LC16

FOOTNOTES TO ANNEX A-1

(7)
For mortgage loan #12 (Massillon Industrial), the second largest tenant has the right to purchase the building it leases and the related property (the “Release Parcel”) for $15,900,000, upon written notice no earlier than May 31, 2016;  provided such notice may not be delivered during the last 360 days of the then current lease term and provided further, such tenant actually purchases Release Parcel no later than 360 days after the date notice was delivered. In the event this purchase option is exercised, the borrower is required to prepay a portion of the loan in an amount equal to $15,000,000 (which represents 125% of the allocated loan amount attributed to the Release Parcel) plus a yield maintenance premium.

(8)
For mortgage loan #24 (Residence Inn Grapevine), the Appraised Value assumes a property improvement program is complete at the mortgaged property.  $1,540,000 was reserved at closing for completion of the renovation.  The Cut-off Date LTV Ratio and LTV Ratio at Maturity calculated based on the as-is appraised value of $20,500,000 is 64.5% and 53.6%, respectively.

For mortgage loan #66 (134 Golden Gate Avenue), the Appraised Value for the mortgaged property assumes the tenant has taken occupancy, which is expected as of September 15, 2014. Based on the as-is value of $7,700,000, the Cut-off Date LTV Ratio is 58.4%.

(9)
For mortgage loan #29 (Microtel Inn & Suites Portfolio - Texas), the Occupancy Rate and the Most Recent Period cash flows were calculated based on the 82 rooms reported available at the Microtel Inn & Suites – Seaworld property in the TTM period.  All 83 rooms at the Microtel Inn & Suites – Seaworld property are now online.

(10)
For mortgage loan #2 (Soho Beach House), membership dues and associated income, inclusive of spa, food and beverage income, account for $17,225,588 of the $31,672,758 underwritten revenue, respectively.

For mortgage loan #61 (Planet Self Storage – Boston), three cell tower leases account for 14.5% of the underwritten effective gross income.  In addition, 11 RV sites account for 3.4% of the underwritten gross potential rent.

(11)
For mortgage loan #49 (The Paddocks at Mount Juliet), the fourth largest tenant (5,000 square feet), representing 8.3% of net rentable square feet, is currently in violation of applicable zoning requirements as gym-related uses require a Conditional Use Permit. The loan documents include a borrower covenant to obtain, or cause the tenant to obtain, the Conditional Use Permit. If income from the related tenant is excluded from underwritten income, the resulting DSCR is 1.36x.

(12)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises, that were included in the underwriting.

For mortgage loan #7 (Harlequin Plaza), the largest tenant (71,483 square feet), representing 21.7% of net rentable square feet, currently occupies 68,407 square feet of its space.  The tenant has signed a lease and will take occupancy of an additional 3,076 square feet in July 2014 and will begin paying rent in October 2014. There is a $15,957 reserve representing outstanding rent abatements. This space was included in U/W Revenues.

For mortgage loan #15 (Larkins Corner), the fifth largest tenant (4,500 square feet), representing 2.0% of net rentable square feet has executed a lease, but is not in occupancy or paying full rent. There is a $700,000 reserve, including up to $200,000 for Qualified Leasing Expenses.

For mortgage loan #22 (BLG Industrial), the second largest tenant (295,000 square feet), representing 49.2% of net rentable square feet, has one month of free rent remaining. There is a $93,417 reserve representing outstanding rent abatements and full rent payments will commence in June 2014.

For mortgage loan #60 (2054 University Avenue), the largest tenant (4,311 square feet), representing 17.9% of net rentable square feet, has executed a lease and taken possession of the space, but is not in full occupancy or paying rent. There is a $35,550 reserve, equating to three months’ rent. The tenant is currently paying common area maintenance reimbursements, will commence full rent payments in May 2014, and is anticipated to open in summer 2014 upon completion of renovations.

For mortgage loan #66 (134 Golden Gate Avenue), the only tenant (29,992 square feet), representing 100% of net rentable square feet, has executed a lease but is not in occupancy or paying rent. There is a $2,000,000 reserve and to be held until the tenant is in occupancy, open for business and paying full unabated rent by December 15, 2014. Otherwise, the lender has the option to apply the reserve to pay down the loan along with any applicable yield maintenance premium. Additionally, the reserve may be applied toward any or all of the first five debt service payments. The tenant is expected to be in occupancy in September 2014.

(13)
The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #4 (Pacific Design Center), the largest tenant (211,961 square feet), representing 21.1% of net rentable square feet, may terminate a lease of 16,175 square feet after October 31, 2015 provided: (i) tenant gives written notice by February 1, 2015; and (ii) tenant pays a termination fee of $107,207.64.

For mortgage loan #7 (Harlequin Plaza), the largest tenant (71,438 square feet), representing 21.7% of net rentable square feet, may terminate 25,000 square feet of its space as of November 1, 2014, November 1, 2015, and November 1, 2017 upon providing seven months’ prior written notice. The second largest tenant (66,432 square feet), representing 20.1% of the net rentable square feet, has a one-time right to terminate its lease effective as of October 1, 2017, upon providing nine months’ prior written notice and payment of a termination fee equal to two months’ base rent and the unamortized portion of the landlord’s tenant improvement and leasing commission costs.

For mortgage loan #11 (Delaware State Office Portfolio), the fifth largest tenant at the Silver Lake mortgaged property (17,802 square feet), representing 7.9% of total portfolio net rentable square feet, has a one-time right to terminate its lease effective as of June 30, 2016, upon providing written notice on or before December 31, 2015. Further, 14 tenants (166,326 square feet in the aggregate), representing 73.6% of net rentable square feet, each has a one-time right to terminate its lease as of the exhaustion of appropriated funds automatically, with no penalty whatsoever, if the Delaware General Assembly or the United States Congress fail to provide specific appropriations to the lessee to sustain the lease or to satisfy any covenant of the lease requiring the expenditure of money.

For mortgage loan #12 (Massillon Industrial), the third largest tenant (61,623 square feet), representing 7.5% of net rentable square feet, may terminate its lease at any time after June 2015 if tenant’s parent has terminated its business relationship with Shearer’s Foods (the largest tenant at the mortgaged property).

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Wells Fargo Commercial Mortgage Trust 2014-LC16

FOOTNOTES TO ANNEX A-1

For mortgage loan #13 (Orchard Falls), the largest tenant (35,028 square feet), representing 23.9% of net rentable square feet, may terminate a lease of 6,934 square feet before June 30, 2018.  The tenant may also terminate a lease of 28,094 square feet before June 30, 2020. In addition, the third largest tenant (22,885 square feet), representing 15.6% of net rentable square feet, and fifth largest tenant (6,808 square feet), representing 4.7% of net rentable square feet, are operated by the State of Colorado and have termination rights if State funding is altered.

For mortgage loan #17 (NaperWest Retail Center), the second largest tenant (33,260 square feet), representing 15.5% of net rentable square feet, may terminate its lease as of November 1, 2014 upon providing 120 days’ prior written notice and payment of a termination fee equal to $39,912. The fourth largest tenant (14,532 square feet) representing 6.8% of net rentable square feet, may terminate its lease as of January 1, 2017 upon providing nine months’ written notice.

For mortgage loan #30 (Spring Valley Shopping Center), the largest tenant (9,990 square feet), representing 17.2% of net rentable square feet, may terminate its lease with 30 days’ notice, if, at the end of any fiscal year, the tenant’s governing body fails to appropriate funding for the ensuing fiscal year.  Upon termination notice, tenant shall pay the lesser of (i) $300,000 or (ii) one-half of the remaining base rent and all other amounts due under the lease term.

For mortgage loan #50 (Barstow Shopping Center), the fifth largest tenant (3,325 square feet), representing 3.0% of net rentable square feet, may terminate its lease with 60 days’ prior written notice or pay alternative rent equal to 3% of gross sales on a monthly basis in the event that annual sales are less than $400,000. Although the tenant does not report annual sales, the tenant confirmed that 2013 sales were in excess of $400,000.

For mortgage loan #64 (Lionsgate Marketplace), the third largest tenant (2,800 square feet), representing 8.2% of net rentable square feet, may terminate its lease at any time after April 30, 2017 with six months’ notice and the payment of unamortized tenant improvements.  The fifth largest tenant (2,400 square feet), representing 7.0% of net rentable square feet, may terminate its lease as of December 31, 2015 with notice by June 30, 2015 and the payment of 40% of the tenant improvements and leasing commissions.

For mortgage loan #71 (Walgreens New Haven), the only tenant (15,120 square feet), representing 100% of net rentable square feet, may terminate its lease on September 30, 2021 and every five years thereafter upon providing six months’ prior written notice.

(14)
For mortgage loan #4 (Pacific Design Center), the largest tenant (211,961 square feet) representing 21.1% of the net rentable square feet, subleases 2,466 square feet of its space to third party tenants.

For mortgage loan #8 (Market Square at Montrose), the largest tenant (169,445 square feet), representing 33.2% of the net rentable square feet, subleases its entire space for a total annual base rent of $1,136,611 ($6.71 per square foot) to two tenants.  The JC Penney sublease is for 95,728 square feet and a total base rent of $650,657 ($6.80 per square foot) and is coterminous with the overlease.  The Levin Furniture sublease is for 69,422 square feet and a total base rent of $485,954 ($7.00 per square foot) and expires October 2020.

For mortgage loan #22 (BLG Industrial), the largest tenant leases 305,000 square feet, representing 50.8% of the net rentable area, subleases 140,000 square feet of its space for a total annual base rent of $735,000, plus $119,770 of building improvement rent ($6.11 per square foot expiring on January 1, 2017) and subleases an additional 45,000 square feet of its space for a total annual base rent of $254,250 ($5.65 per square foot expiring on February 28, 2019). The primary tenant’s lease expires January 31, 2021 and has a current rent of $4.20 per square foot. The loan was underwritten based on the primary tenant’s contractual rent.

For mortgage loan #53 (South Ridge Shopping Center), the second largest tenant (29,716 square feet), representing 23.7% of the net rentable square feet, subleases its entire space for a total annual base rent of $234,756 ($7.90 per square foot expiring January 1, 2019).

(15)
For mortgage loan #4 (Pacific Design Center), the largest tenant (211,961 square feet), representing 21.1% of net rentable square feet, has multiple leases including the following: 200 square feet expiring May 31, 2014, 84 square feet expiring July 31, 2014, 300 square feet expiring September 30, 2014, 100 square feet expiring December 31, 2014, 203,276 square feet, expiring January 31, 2017, and 8,000 square feet expiring March 31, 2019. The second largest tenant (41,768 square feet), representing 4.2% of net rentable square feet, has multiple leases including the following: 22,344 square feet expiring April 30, 2018, 2,303 square feet expiring December 31, 2018, and 17,120 square feet expiring December 31, 2020.

For mortgage loan #7 (Harlequin Plaza), the largest tenant (71,483 square feet), representing 21.7% of net rentable square feet, has multiple leases that expire as follows: 706 square feet on a month-to-month basis, 7,027 square feet expiring August 31, 2015 and 63,750 square feet expiring November 30, 2018.

For mortgage loan #64 (Lionsgate Marketplace), the second largest tenant (4,875 square feet), representing 14.2% of net rentable square feet, has multiple leases that expire as follows: 3,830 square feet expiring November 30, 2018 and 1,045 square feet expiring March 31, 2017.

(16)
For mortgage loan #2 (Soho Beach House), the Monthly Replacement Reserve is equal to 1/12th of 5% of the greater of (A) the room revenue generated during the 12-month period ending on the last day of the most recent quarter and (B) the room revenue projected in the then-effective approved annual budget.

For mortgage loan #16 (Hampton Inn Hallandale), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the Monthly Replacement Reserves immediately prior to the adjustment and 1/12th of 4% of total revenue from the prior fiscal year.  In addition, Seasonality Reserve (Monthly) deposits are required in January, February, March, April and November of each year, only to the extent that additional funds are required to meet the Cap.  Funds in the Seasonality Reserve may be used for the payment of debt service payments occurring in June, July, August and September of each year.

For mortgage loan #24 (Residence Inn Grapevine), the Monthly Replacement Reserve is equal to 5% of gross revenues for the mortgaged property for the prior month.

For mortgage loan #27 (Lake Worth Center), the Monthly Replacement Reserve is equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate amount of rental square feet of the mortgaged property (excluding ground lease space).

For mortgage loan #29 (Microtel Inn & Suites Portfolio - Texas), the Monthly Replacement Reserve is equal to 1/12th of 4% of the annual gross revenues for Microtel Inn & Suites – Sea World.  For Microtel Inn & Suites – San Antonio and Microtel Inn & Suites - Round Rock, the Monthly Replacement Reserve is equal to 1/12th of 2% of the annual gross revenues for the first year, 1/12th of 3% of the annual gross revenues for the second year, and 1/12th of 4% of the annual gross revenues thereafter.

A-1-37

Wells Fargo Commercial Mortgage Trust 2014-LC16

FOOTNOTES TO ANNEX A-1

For mortgage loan #30 (Spring Valley Shopping Center), the Monthly Replacement Reserve on each Monthly Payment Date occurring on or after June 6, 2018 shall be $725 to the extent balance of the Replacement Reserve is less than $26,102.

For mortgage loan #46 (850-890 Walsh Avenue), the Monthly Replacement Reserve is equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate amount of rental square feet of the mortgaged property.

For mortgage loan #48 (Towne Place Suites), the Monthly Replacement Reserve is equal to 1/12th of 4% of the annual gross revenues.

For mortgage loan #52 (Comfort Inn - Grapevine, TX), the Monthly Replacement Reserve is an amount equal to the greater of (i) (a) for each Payment Date occurring from July 2014 through and including the Payment Date occurring in June 2015, an amount equal to $3,418, (b) for each Payment Date occurring in July 2015 through and including the Payment Date occurring in June 2016, 1/12th of 3% times the annual Gross Revenues of the mortgaged property and (d) for each remaining Payment Date beginning in July 2016, 1/12th of 4% times the annual Gross Revenues of the mortgaged property, in each case, for the previous 12-month period as determined on the last day of May (ii) the monthly amount required to be reserved pursuant to the Franchise Agreement for the replacement of FF&E but excluding any amounts attributable to a PIP.

For mortgage loan #63 (Quality Inn College Station), the Monthly Replacement Reserve is equal to 1/12th of 4% of the annual gross revenues.

(17)
For mortgage loan #4 (Pacific Design Center), monthly TI/LC Reserve collections of $50,000 will begin six months from the origination of the loan.  The TI/LC Reserve collections will be capped at $3,000,000 until the mortgaged property reaches 85% occupancy at which point the cap will be reduced to $2,000,000.

For mortgage loan #22 (BLG Industrial), monthly TI/LC Reserve collections will begin in February 2020 and continue for the subsequent 12 months.

(18)
For mortgage loan #3 (Montgomery Mall), the mortgage loan is secured by the borrower’s fee and leasehold interest in the mortgaged property.  The fee owner of the ground lease is the indirect owner of the borrower and has pledged its fee interest as collateral for the Montgomery Mall Loan Combination.

(19)
For mortgage loan #31 (Centennial Medical Office), the largest tenant (11,203 square feet), representing 31.3% of net rentable square feet of the mortgaged property and the fifth largest tenant (3,939 square feet), representing 11.0% of net rentable square feet of the mortgaged property, are affiliated with the sponsor.

For mortgage loan #32 (8880 West Sunset Road), the third largest tenant (8,734 square feet), representing 18.4% of net rentable square feet of the mortgaged property and the fourth largest tenant (4,190 square feet), representing 8.8% of net rentable square feet of the mortgaged property, are affiliated with the sponsor.

For mortgage loan #34 (Bayou Place Phase I), the second largest tenant (44,416 square feet), representing 24.7% of net rentable square feet at the mortgage property, is affiliated with the sponsor.

A-1-38

Annex A-2

Mortgage Pool Information

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Ladder Capital Finance LLC	28	$336,557,008	34.6%	5.168%	105	349	1.64x	12.0%	11.1%	59.6%	51.6%
Wells Fargo Bank, National Association	37	306,293,895	31.4	4.680	118	346	1.66	11.1	10.3	65.8	55.1
The Royal Bank of Scotland(1)	6	212,144,056	21.8	4.748	116	357	1.89	11.1	10.7	64.2	57.5
Rialto Mortgage Finance, LLC	11	119,074,270	12.2	5.125	103	346	1.45	10.6	9.7	70.6	61.8
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68x	11.4%	10.6%	63.9%	55.3%

(1) The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for deposit into the trust by The Royal Bank of Scotland: (a) five (5) of the mortgage loans, having an aggregate cut-off date principal balance of $205,551,038 and representing approximately 21.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by and are being sold to the trust only by The Royal Bank of Scotland plc and (b) one (1) of the mortgage loans, having a cut-off date principal balance of $6,593,018 and representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, was originated by and is being sold to the trust by RBS Financial Products Inc.

A-2-1

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	114	$414,612,705	42.6%	4.751%	116	346	1.77x	11.3%	10.7%	64.0%	55.4%
Regional Mall	3	189,961,815	19.5	4.728	115	360	1.92	11.1	10.7	63.2	57.5
Anchored	8	116,033,956	11.9	4.707	119	348	1.61	11.0	10.1	68.9	57.8
Single Tenant	96	58,947,158	6.1	4.786	111	305	1.69	12.5	12.0	54.8	43.7
Unanchored	4	25,155,552	2.6	4.897	119	340	1.76	12.9	11.6	58.7	47.4
Shadow Anchored	3	24,514,223	2.5	4.902	119	360	1.51	10.4	9.6	74.7	63.8
Hospitality	12	137,848,921	14.2	5.658	86	355	1.72	13.5	12.1	57.3	49.6
Full Service	3	77,906,660	8.0	5.802	68	381	1.79	13.7	12.5	52.4	48.8
Limited Service	8	53,501,753	5.5	5.497	108	323	1.63	13.2	11.7	64.8	51.8
Extended Stay	1	6,440,508	0.7	5.250	119	299	1.60	13.0	11.5	54.1	40.9
Office	12	117,916,441	12.1	4.872	115	359	1.69	11.0	9.9	67.9	60.2
Suburban	9	97,438,163	10.0	4.842	114	359	1.72	11.1	9.8	68.0	61.1
CBD	2	11,986,933	1.2	4.898	119	359	1.63	11.6	10.4	66.3	54.5
Medical	1	8,491,345	0.9	5.180	119	359	1.49	9.9	9.8	69.0	57.2
Self Storage	24	102,145,522	10.5	4.710	119	360	1.52	9.7	9.5	70.5	58.9
Self Storage	24	102,145,522	10.5	4.710	119	360	1.52	9.7	9.5	70.5	58.9
Multifamily	11	84,036,814	8.6	4.911	119	360	1.46	9.8	9.2	71.9	63.3
Garden	10	81,736,814	8.4	4.900	119	360	1.46	9.8	9.3	71.9	63.4
Low Rise	1	2,300,000	0.2	5.300	119	360	1.35	9.3	9.0	71.9	61.2
Mixed Use	2	53,488,798	5.5	4.847	121	356	1.53	10.3	9.8	48.1	43.3
Design Center/Office	1	50,000,000	5.1	4.833	121	360	1.55	10.4	9.8	46.8	42.8
Multifamily/Retail	1	3,488,798	0.4	5.050	118	298	1.29	9.3	9.1	67.1	50.4
Industrial	5	52,359,830	5.4	4.912	88	305	1.71	13.9	12.3	59.6	50.3
Warehouse	4	47,409,830	4.9	4.903	85	299	1.72	14.1	12.5	58.1	48.7
Flex	1	4,950,000	0.5	5.001	119	360	1.61	11.7	10.4	74.1	65.6
Manufactured Housing Community	4	11,660,197	1.2	4.792	118	319	1.50	10.3	10.0	73.9	56.9
Manufactured Housing Community	4	11,660,197	1.2	4.792	118	319	1.50	10.3	10.0	73.9	56.9
	184	$974,069,228	100.0%	4.918%	111	349	1.68x	11.4%	10.6%	63.9%	55.3%

(1) A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans included in this pool is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in such loan group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

A-2-2

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Texas	18	$160,105,785	16.4%	4.979%	112	344	1.48x	10.9%	9.8%	69.6%	59.4%
California	12	125,134,878	12.8	4.721	117	357	1.59	10.5	10.0	58.4	50.5
Southern	4	74,075,000	7.6	4.758	121	360	1.57	10.3	9.8	54.0	47.3
Northern	8	51,059,878	5.2	4.666	112	353	1.62	10.8	10.2	64.9	55.2
New Jersey	1	120,000,000	12.3	4.796	118	360	1.42	9.3	9.0	68.3	60.2
Florida	7	79,257,045	8.1	5.725	77	382	1.82	13.7	12.6	51.7	47.1
Pennsylvania	2	72,370,000	7.4	4.611	119	360	2.66	13.6	12.9	53.9	51.0
Colorado	9	69,759,960	7.2	4.732	119	360	1.78	10.7	9.7	67.2	60.7
Ohio	6	67,304,127	6.9	4.999	93	351	1.58	11.4	10.3	70.0	61.7
Tennessee	5	34,987,909	3.6	4.804	102	359	1.68	11.3	10.6	68.2	58.8
Louisiana	57	26,632,218	2.7	5.227	118	267	1.71	14.2	13.3	54.8	38.6
Connecticut	6	24,350,752	2.5	4.630	119	360	1.45	9.2	9.0	70.4	59.8
Michigan	5	22,906,894	2.4	4.645	119	350	1.97	13.2	12.3	63.5	50.9
Delaware	2	21,750,000	2.2	5.001	119	360	1.61	11.7	10.4	74.1	65.6
Massachusetts	3	20,122,196	2.1	4.948	119	359	1.56	10.2	10.0	62.3	51.3
Alabama	23	19,928,865	2.0	4.886	119	197	1.65	16.2	14.7	46.8	30.5
Illinois	2	18,400,000	1.9	4.600	120	360	1.74	11.6	10.8	70.2	57.2
Nevada	2	17,105,586	1.8	5.067	88	359	1.62	11.3	10.5	67.3	60.9
Kansas	5	15,509,378	1.6	4.986	119	359	1.48	10.1	9.6	74.0	60.8
Wisconsin	2	9,229,808	0.9	4.549	118	208	1.44	13.4	12.5	58.1	30.4
Georgia	1	8,000,000	0.8	5.230	119	360	1.27	9.0	8.4	72.7	64.7
New York	1	7,725,000	0.8	4.953	118	360	1.42	9.3	9.1	72.6	64.2
Washington	1	7,000,000	0.7	5.100	119	360	1.48	10.0	9.6	70.0	64.7
New Mexico	1	6,800,000	0.7	5.256	118	360	1.36	9.9	9.0	68.0	60.5
Virginia	1	6,484,940	0.7	4.900	118	358	1.46	10.1	9.3	68.3	56.1
Oregon	1	6,000,000	0.6	4.850	117	0	3.13	17.3	15.4	45.5	45.5
Maryland	1	2,722,363	0.3	5.390	119	359	1.48	10.4	10.0	72.6	60.5
Mississippi	9	2,273,632	0.2	4.900	118	238	1.95	16.5	15.7	41.6	25.3
North Carolina	1	2,207,892	0.2	5.407	118	358	1.47	10.4	10.0	73.6	61.4
Total/Weighted Average:	184	$974,069,228	100.0%	4.918%	111	349	1.68x	11.4%	10.6%	63.9%	55.3%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans included in this pool is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in such loan group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

A-2-3

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1,500,000 - 2,000,000	1	$1,500,000	0.2%	4.840%	118	360	1.69x	11.0%	10.7%	60.9%	52.5%
2,000,001 - 3,000,000	8	18,624,948	1.9	5.034	119	345	1.55	10.5	10.2	67.0	54.2
3,000,001 - 4,000,000	7	25,939,858	2.7	4.762	118	343	1.76	11.7	11.2	65.0	52.6
4,000,001 - 5,000,000	11	51,417,802	5.3	4.993	119	348	1.58	11.3	10.5	68.6	56.3
5,000,001 - 6,000,000	6	34,308,546	3.5	4.685	109	335	2.08	13.9	12.6	58.2	48.5
6,000,001 - 7,000,000	13	85,470,299	8.8	4.856	119	340	1.57	11.1	10.4	66.7	54.0
7,000,001 - 8,000,000	7	52,913,360	5.4	5.074	110	334	1.55	11.5	10.5	66.1	55.5
8,000,001 - 9,000,000	3	25,596,931	2.6	5.105	98	359	1.58	10.8	10.3	67.9	59.7
9,000,001 - 10,000,000	4	37,965,634	3.9	5.484	89	329	1.48	11.9	10.5	67.3	57.2
10,000,001 - 15,000,000	4	51,957,960	5.3	4.870	118	311	1.49	11.8	10.8	61.9	50.8
15,000,001 - 20,000,000	6	104,813,063	10.8	4.724	114	360	1.56	10.6	9.7	67.7	57.0
20,000,001 - 30,000,000	6	141,960,827	14.6	4.862	110	335	1.78	12.2	11.1	64.9	56.5
30,000,001 - 50,000,000	3	112,600,000	11.6	4.721	120	360	1.42	9.3	8.9	62.4	56.4
50,000,001 - 70,000,000	2	109,000,000	11.2	5.325	88	401	2.48	14.5	13.8	49.9	49.2
70,000,001 - 120,000,000	1	120,000,000	12.3	4.796	118	360	1.42	9.3	9.0	68.3	60.2
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68x	11.4%	10.6%	63.9%	55.3%

A-2-4

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.25 - 1.30	4	$56,776,298	5.8%	4.795%	118	356	1.26x	8.2%	8.0%	74.1%	67.1%
1.31 - 1.40	8	88,922,173	9.1	4.770	119	358	1.36	9.1	8.6	73.3	63.4
1.41 - 1.50	21	274,601,660	28.2	4.939	113	349	1.44	10.1	9.4	68.6	58.5
1.51 - 1.60	17	183,416,020	18.8	4.957	119	339	1.55	11.3	10.4	62.1	52.1
1.61 - 1.70	14	93,876,128	9.6	4.792	119	360	1.64	11.2	10.4	66.7	56.0
1.71 - 1.80	4	52,500,527	5.4	4.815	85	359	1.77	12.4	11.2	63.7	55.7
1.81 - 1.90	4	29,163,501	3.0	4.786	99	346	1.84	12.6	11.7	62.5	52.4
1.91 - 2.00	3	84,526,416	8.7	5.643	79	354	1.92	14.8	13.9	48.4	42.1
2.01 - 2.25	2	12,726,118	1.3	4.994	119	276	2.18	18.1	16.1	49.7	34.4
2.26 - 2.50	2	33,590,241	3.4	4.533	110	299	2.29	13.0	11.4	56.6	55.8
2.51 - 3.00	1	3,970,145	0.4	4.390	119	359	2.85	18.9	17.1	49.9	40.3
3.01 - 3.13	2	60,000,000	6.2	4.598	119	0	3.07	15.0	14.3	50.7	50.7
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68x	11.4%	10.6%	63.9%	55.3%

A-2-5

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.9 - 8.0	1	$31,600,000	3.2%	4.673%	119	360	1.25x	7.9%	7.7%	74.9%	68.7%
8.1 - 9.0	4	71,087,500	7.3	4.697	119	360	1.35	8.8	8.4	74.7	65.8
9.1 - 10.0	16	230,829,552	23.7	4.841	118	358	1.42	9.4	9.1	69.9	60.3
10.1 - 11.0	28	222,918,956	22.9	4.862	117	356	1.54	10.5	9.8	64.6	55.0
11.1 - 12.0	11	118,582,386	12.2	4.787	119	359	1.81	11.7	10.6	65.6	57.1
12.1 - 13.0	10	105,343,000	10.8	5.248	85	340	1.63	12.5	11.0	62.7	54.3
13.1 - 14.0	1	6,742,311	0.7	4.700	119	359	1.94	13.2	12.1	69.9	57.0
14.1 - 15.0	4	121,945,921	12.5	5.261	91	369	2.39	14.5	13.7	50.9	47.7
15.1 - 16.0	1	13,948,993	1.4	4.880	119	179	1.52	16.0	14.3	49.0	32.8
16.1 - 17.0	1	22,784,106	2.3	4.900	118	238	1.95	16.5	15.7	41.6	25.3
17.1 - 18.0	2	13,986,651	1.4	4.679	118	299	2.60	17.2	15.1	41.8	35.9
18.1 - 19.0	2	9,560,386	1.0	4.337	84	324	2.59	18.6	16.3	43.5	36.8
19.1 - 19.8	1	4,739,468	0.5	5.743	118	238	2.15	19.8	18.2	67.7	44.1
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68x	11.4%	10.6%	63.9%	55.3%

A-2-6

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.7 - 8.0	1	$31,600,000	3.2%	4.673%	119	360	1.25x	7.9%	7.7%	74.9%	68.7%
8.1 - 9.0	11	251,280,130	25.8	4.790	118	360	1.39	9.2	8.8	71.1	62.0
9.1 - 10.0	26	227,268,259	23.3	4.918	119	358	1.51	10.4	9.6	66.1	56.4
10.1 - 11.0	23	192,180,116	19.7	4.867	111	351	1.71	11.5	10.5	64.6	55.8
11.1 - 12.0	9	78,032,889	8.0	5.112	88	341	1.70	12.6	11.3	63.2	54.2
12.1 - 13.0	1	6,742,311	0.7	4.700	119	359	1.94	13.2	12.1	69.9	57.0
13.1 - 14.0	3	67,945,921	7.0	5.810	70	369	1.86	14.4	13.4	50.7	44.9
14.1 - 15.0	3	75,935,644	7.8	4.625	119	223	2.69	15.2	14.3	49.6	45.5
15.1 - 16.0	3	34,374,347	3.5	4.794	108	250	2.23	16.9	15.7	41.9	30.3
16.1 - 18.0	1	3,970,145	0.4	4.390	119	359	2.85	18.9	17.1	49.9	40.3
18.1 - 18.2	1	4,739,468	0.5	5.743	118	238	2.15	19.8	18.2	67.7	44.1
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68x	11.4%	10.6%	63.9%	55.3%

A-2-7

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
39.0 - 40.0	2	$13,576,892	1.4%	4.447%	94	299	2.29x	17.6%	15.2%	39.0%	31.0%
40.1 - 45.0	1	22,784,106	2.3	4.900	118	238	1.95	16.5	15.7	41.6	25.3
45.1 - 50.0	5	128,919,138	13.2	5.352	94	358	1.81	13.3	12.3	47.8	43.6
50.1 - 55.0	7	83,447,939	8.6	4.629	119	303	2.57	13.9	13.3	51.7	46.3
55.1 - 60.0	3	27,458,881	2.8	5.536	98	359	1.51	11.9	10.3	59.3	51.3
60.1 - 65.0	12	130,135,253	13.4	4.816	98	349	1.74	11.6	10.4	61.9	55.2
65.1 - 70.0	20	260,247,429	26.7	4.866	116	351	1.55	10.5	10.0	68.1	57.6
70.1 - 75.0	31	301,399,590	30.9	4.871	119	358	1.43	9.8	9.1	74.4	64.3
75.1 - 76.2	1	6,100,000	0.6	4.710	119	360	1.52	10.0	9.5	76.2	65.4
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68x	11.4%	10.6%	63.9%	55.3%

A-2-8

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
22.0 - 25.0	1	$6,945,921	0.7%	4.447%	118	178	1.43x	14.3%	13.2%	52.6%	22.0%
25.1 - 30.0	2	30,770,756	3.2	4.809	118	254	2.01	16.7	15.5	40.9	26.2
30.1 - 35.0	2	19,539,234	2.0	4.714	102	213	1.77	16.7	14.7	46.1	33.2
35.1 - 45.0	8	81,211,631	8.3	4.863	120	348	1.70	11.8	11.0	49.7	42.5
45.1 - 50.0	6	99,930,310	10.3	5.560	85	383	1.86	13.5	12.3	52.9	47.9
50.1 - 55.0	18	165,166,652	17.0	4.775	117	340	2.06	12.2	11.6	60.9	52.3
55.1 - 60.0	12	108,937,240	11.2	5.005	87	351	1.67	12.0	10.9	66.0	57.3
60.1 - 65.0	25	318,999,984	32.7	4.856	119	360	1.51	9.9	9.3	70.5	61.4
65.1 - 68.9	8	142,567,500	14.6	4.812	119	360	1.42	9.6	8.9	74.8	66.8
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68x	11.4%	10.6%	63.9%	55.3%

A-2-9

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.300 - 4.500	4	$32,606,307	3.3%	4.441%	109	311	1.95x	14.4%	13.0%	58.5%	43.4%
4.501 - 4.750	24	300,583,903	30.9	4.627	118	355	1.87	11.0	10.4	64.3	56.7
4.751 - 5.000	25	357,787,308	36.7	4.831	116	343	1.55	10.8	10.2	62.8	53.8
5.001 - 5.250	18	171,406,088	17.6	5.077	108	350	1.55	11.4	10.2	69.7	60.1
5.251 - 5.500	5	21,474,461	2.2	5.319	118	359	1.41	10.2	9.4	71.9	61.3
5.501 - 5.750	2	9,430,124	1.0	5.683	118	298	1.87	15.8	14.6	69.8	52.3
5.751 - 6.000	2	16,537,928	1.7	5.767	118	298	1.51	12.8	11.4	69.5	53.5
6.001 - 6.250	1	55,000,000	5.6	6.067	58	401	1.91	14.3	13.4	48.6	47.2
6.251 - 6.396	1	9,243,110	0.9	6.396	59	359	1.42	12.2	10.7	60.0	56.5
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68x	11.4%	10.6%	63.9%	55.3%

A-2-10

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Original Terms to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Original Terms to	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	7	$116,452,274	12.0%	5.571%	58	367	1.79	x	13.5%	12.3%	54.8%	51.4%
84	1	15,961,815	1.6	4.756	82	358	1.81		12.1	11.3	65.4	57.7
120	73	791,655,139	81.3	4.830	119	345	1.67		11.1	10.4	66.3	56.6
123	1	50,000,000	5.1	4.833	121	360	1.55		10.4	9.8	46.8	42.8
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68	x	11.4%	10.6%	63.9%	55.3%

A-2-11

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Remaining Terms to	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
58 - 60	7	$116,452,274	12.0%	5.571%	58	367	1.79	x	13.5%	12.3%	54.8%	51.4%
61 - 84	1	15,961,815	1.6	4.756	82	358	1.81		12.1	11.3	65.4	57.7
85 - 120	73	791,655,139	81.3	4.830	119	345	1.67		11.1	10.4	66.3	56.6
121	1	50,000,000	5.1	4.833	121	360	1.55		10.4	9.8	46.8	42.8
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68	x	11.4%	10.6%	63.9%	55.3%

A-2-12

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Original	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	3	$88,000,000	9.0%	4.592%	119	0	2.81	x	14.0%	13.1%	53.7%	53.7%
180	2	20,894,914	2.1	4.736	119	179	1.49		15.4	13.9	50.2	29.2
181 - 240	2	27,523,573	2.8	5.045	118	238	1.98		17.1	16.1	46.1	28.5
241 - 300	12	70,636,991	7.3	5.056	100	299	1.67		13.2	11.7	60.8	48.4
301 - 360	62	712,013,750	73.1	4.856	115	360	1.52		10.3	9.6	67.7	58.6
361 - 401	1	55,000,000	5.6	6.067	58	401	1.91		14.3	13.4	48.6	47.2
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68	x	11.4%	10.6%	63.9%	55.3%

A-2-13

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
Range of Remaining	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	3	$88,000,000	9.0%	4.592%	119	0	2.81	x	14.0%	13.1%	53.7%	53.7%
178 - 180	2	20,894,914	2.1	4.736	119	179	1.49		15.4	13.9	50.2	29.2
181 - 240	2	27,523,573	2.8	5.045	118	238	1.98		17.1	16.1	46.1	28.5
241 - 300	12	70,636,991	7.3	5.056	100	299	1.67		13.2	11.7	60.8	48.4
301 - 360	62	712,013,750	73.1	4.856	115	360	1.52		10.3	9.6	67.7	58.6
361 - 401	1	55,000,000	5.6	6.067	58	401	1.91		14.3	13.4	48.6	47.2
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68	x	11.4%	10.6%	63.9%	55.3%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest-only, Amortizing Balloon	24	$460,842,500	47.3%	4.979%	112	365	1.49	x	10.2%	9.6%	66.4%	59.4%
Amortizing Balloon	55	425,226,728	43.7	4.920	109	332	1.65		12.1	11.1	63.3	51.2
Interest-only, Balloon	3	88,000,000	9.0	4.592	119	0	2.81		14.0	13.1	53.7	53.7
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68	x	11.4%	10.6%	63.9%	55.3%

A-2-15

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	59	$709,022,885	72.8%	4.838%	113	341	1.72	x	11.5%	10.7%	62.9%	53.8%
Acquisition	23	265,046,343	27.2	5.132	106	368	1.57		11.1	10.3	66.5	59.2
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68	x	11.4%	10.6%	63.9%	55.3%

A-2-16

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Hard/Springing Cash Management	13	$304,399,888	31.3%	4.876%	110	346	1.79	x	11.5%	10.7%	64.9%	57.2%
Springing (Without Established Account)	34	268,258,802	27.5	4.837	118	356	1.53		10.4	9.6	69.5	59.1
Hard/Upfront Cash Management	13	217,099,010	22.3	5.252	97	355	1.68		12.3	11.4	54.9	48.5
Soft/Springing Cash Management	6	104,340,338	10.7	4.704	120	327	1.71		11.3	10.3	65.8	57.4
None	14	71,322,790	7.3	4.653	119	346	1.74		11.7	11.0	64.2	51.3
Springing (With Established Account)	2	8,648,400	0.9	5.290	119	314	1.57		12.3	11.1	59.1	46.1
Total/Weighted Average:	82	$974,069,228	100.0%	4.918%	111	349	1.68	x	11.4%	10.6%	63.9%	55.3%

A-2-17

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
	Number of		Percent by Aggregate	Number of		Percent by Aggregate	Number of		Percent by Aggregate
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Aggregate Cut-off	Cut-off Date
Type of Escrow	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)	Loans	Date Balance ($)	Pool Balance (%)
Tax Escrow	57	$589,175,498	60.5%	59	$585,185,698	60.1%	23	$388,883,530	39.9%
Insurance Escrow	49	488,432,992	50.1	50	494,873,500	50.8	32	479,195,729	49.2
Replacement Reserve	12	92,518,477	9.5	63	653,597,774	67.1	14	282,240,655	29.0
TI/LC Reserve(1)	14	188,476,555	29.5	27	330,448,019	51.8	6	227,871,050	35.7

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of office, retail, industrial and mixed-use.

A-2-18

Wells Fargo Commercial Mortgage Trust 2014-LC16

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)(2)

	June	June	June	June	June	June	June	June	June	June	June	June
Prepayment Restriction	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Locked Out	100.00%	100.00%	6.19%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	82.26	82.35	82.41	81.17	81.22	80.94	81.01	81.08	0.00	0.00
Yield Maintenance	0.00	0.00	11.56	17.65	17.59	18.83	18.78	19.06	18.99	17.86	0.00	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1.06	100.00	0.00
Total:	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$974.07	$966.41	$958.22	$947.86	$933.99	$809.86	$795.59	$766.46	$750.94	$734.63	$45.85	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	99.21%	98.37%	97.31%	95.89%	83.14%	81.68%	78.69%	77.09%	75.42%	4.71%	0.00%

(1) Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.
(2) Assumes yield maintenance for each Mortgage Loan with the option to defease or pay yield maintenance.

A-2-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3

Summaries of the Fifteen Largest Mortgage Loans

A-3-1

WOODBRIDGE CENTER

A-3-2

WOODBRIDGE CENTER

Woodbridge Center
250 Woodbridge Center Drive
Woodbridge, NJ 07095
Kenilworth
Union
Kean University
Elizabeth
Newark Liberty Intl. Airport
Roselle
Warinanco Park
Linden
Linden Airport
Rahway
Colonia
Avenel
Carteret
Iselin
Woodbridge
Port Reading
Sewaren
Fords
Metuchen
South Plainfield
Edison
Perth Amboy
South Amboy
Raritan Bay
Atlantic Ocean
Sayreville
Parlin
East Brunswick
STATEN ISLAND
NEW YORK
UNION COUNTY
MIDDLESEX COUNTY
Garden State Pkwy
New Jersey Turnpike
New Jersey Tpke
Goethals Br.
Outerbridge Crossing
West Shore Expwy
Richmond Pkwy
Kill Van Kull
Raritan River
South River
Menlo Park Mall
Middlesex Community College
Thomas Edison County Park
Clay Ponds State Park Preserve
Ash Brook Golf Course
Oak Ridge Golf Course
Sayrebrook Towne Center
Midstate Mall
Jersey Gardens
St. Mary College

A-3-3

No. 1 – Woodbridge Center

Loan Information		Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland	Single Asset/Portfolio:	Single Asset
		Property Type:	Retail
Original Principal Balance(1):	$120,000,000	Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$120,000,000	Location:	Woodbridge, NJ
% of Initial Pool Balance:	12.3%	Size:	1,105,409 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF(1):	$226.16
Borrower Name:	Woodbridge Center Property LLC	Year Built/Renovated:	1971/2011
Sponsor:	GGP Real Estate Holding I, Inc.	Title Vesting:	Fee
Mortgage Rate:	4.796%	Property Manager:	Self-managed
Note Date:	March 3, 2014	3rd Most Recent Occupancy (As of)(4)(5):	81.6% (12/31/2010)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(4)(5):	82.0% (12/31/2011)
Maturity Date:	April 1, 2024	Most Recent Occupancy (As of)(4)(5):	81.6% (12/31/2012)
IO Period:	36 months	Current Occupancy (As of)(4)(5):	97.1% (12/31/2013)
Loan Term (Original):	120 months
Seasoning:	2 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	4th Most Recent NOI (As of):	$24,213,756 (12/31/2011)
Interest Accrual Method:	Actual/360	3rd Most Recent NOI (As of):	$22,795,131 (12/31/2012)
Call Protection:	L(26),D(90),O(4)	2nd Most Recent NOI (As of):	$25,678,456 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management	Most Recent NOI (As of):	$25,058,035 (TTM 3/31/2014)
Additional Debt(1)(2):	Yes
Additional Debt Type(1)(2):	Pari Passu and Future Mezzanine	U/W Revenues:	$40,755,370
		U/W Expenses:	$17,427,834
		U/W NOI:	$23,327,536
		U/W NCF:	$22,410,585
		U/W NOI DSCR(1):	1.48x
Escrows and Reserves(3):		U/W NCF DSCR(1):	1.42x
		U/W NOI Debt Yield(1):	9.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$366,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 31, 2014
Replacement Reserves	$0	Springing	$276,352	Cut-off Date LTV Ratio(1):	68.3%
TI/LC Reserve	$0	Springing	$649,670	LTV Ratio at Maturity or ARD(1):	60.2%

(1)
The Woodbridge Center Loan Combination, totaling $250,000,000, is comprised of three pari passu notes (Notes A-1, A-2, and A-3). The non-controlling Notes A-2 and A-3 each had an original principal balance of $60,000,000, each have an outstanding principal balance as of the Cut-off Date of $60,000,000 and will be contributed to the WFCM 2014-LC16 Trust. The controlling Note A-1 had an original principal balance of $130,000,000 and was contributed to the WFRBS 2014-C20 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Woodbridge Center Loan Combination.

(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	Historical and current occupancy includes temporary and seasonal tenants. In-line occupancy inclusive of temporary tenants has ranged from 91.9% to 96.1% over the last four years.
(5)	Former anchor tenant Fortunoff’s declared bankruptcy and vacated the property in 2009. Boscov’s executed a lease in August 2013 for a term through 2029.

The Mortgage Loan. The mortgage loan (the “Woodbridge Center Loan Combination”) is evidenced by three pari passu notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering a regional mall located in Woodbridge, New Jersey (the “Woodbridge Center Property”). The Woodbridge Center Loan Combination was originated on March 3, 2014 by The Royal Bank of Scotland. The Woodbridge Center Loan Combination had an original principal balance of $250,000,000, has an outstanding principal balance as of the Cut-off Date of $250,000,000 and accrues interest at an interest rate of 4.796% per annum. The Woodbridge Center Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date, and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Woodbridge Center Loan Combination matures on April 1, 2024.

Each of Note A-2 and Note A-3, which represent a non-controlling interest in the Woodbridge Center Loan Combination and will be contributed to the WFRBS 2014-LC16 Trust, had an original principal balance of $60,000,000 and has an outstanding principal balance as of the Cut-off Date of $60,000,000. Note A-1 (the “Woodbridge Center Companion Loan”) had an original principal balance of $130,000,000, was contributed to the WFRBS 2014-C20 Trust, and represents the controlling interest in the Woodbridge Center Loan Combination. See “Description of the Mortgage Pool - Split Loan Structures - The Woodbridge Center Loan Combination” and “The Pooling and Servicing Agreement” in the Prospectus Supplement.

A-3-4

WOODBRIDGE CENTER

Following the lockout period, the borrower has the right to defease the Woodbridge Center Loan Combination in whole, but not in part, on any due date before January 1, 2024. In addition, the Woodbridge Center Loan Combination is prepayable without penalty on or after January 1, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$250,000,000	100.0%	Loan payoff	$183,807,658	73.5%
			Closing costs	1,783,845	0.7
			Return of equity	64,408,497	25.8
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%

The Property. The Woodbridge Center Property is a two-story regional mall located along Woodbridge Center Drive, east of US Route 1 in Woodbridge, New Jersey. Woodbridge is approximately 28 miles southwest of New York City. The Woodbridge Center Property contains 1,666,344 square feet of retail space, of which 1,105,409 square feet serve as collateral for the Woodbridge Center Loan Combination, and is situated on a 125.7-acre parcel of land, of which 83.4 acres serve as collateral. The Woodbridge Center Property is anchored by Macy’s, JC Penney, Lord & Taylor, Boscov’s, Dick’s Sporting Goods and Sears, (Macy’s, JC Penney and Lord & Taylor are not part of the collateral). Sears and Boscov’s are national retail department stores. The Woodbridge Center Property contains 8,140 parking spaces, resulting in a parking ratio of 4.9 spaces per 1,000 square feet of rentable area. The Woodbridge Center Property was constructed in 1971 and renovated in 2011 to add dining options Olive Garden, Bahama Breeze and Red Robin. As of December 2013, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $340 per square foot with an average occupancy cost of 19.4%. As of December 31, 2013, the Woodbridge Center Property was 97.1% occupied (including temporary tenants) by 157 tenants.

A-3-5

WOODBRIDGE CENTER

The following table presents certain information relating to tenancy at the Woodbridge Center Property:

Major Tenants
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Macy’s	BBB/Baa2/BBB+	267,341	ANCHOR OWNED - NOT PART OF THE COLLATERAL
JC Penney	NR/Caa1/CCC+	173,594	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Lord & Taylor	NR/NR/NR	120,000	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants
Boscov’s	NR/NR/NR	181,639	16.4%	$4.95	$900,000	4.5%	(5)	(5)	1/31/2029(6)
Dick’s Sporting Goods	NR/NR/NR	100,000	9.0%	$5.50	$550,000	2.8%	$138	8.2%	1/31/2024
Sears	B-/Caa1/CCC+	274,100	24.8%	$0.60	$165,184	0.8%	$120	5.2%	8/5/2016(7)
Total Anchor Tenants		555,739	50.3%	$2.91	$1,615,184	8.1%

Other Major Tenants
Forever 21	NR/NR/NR	21,687	2.0%	$44.99	$975,797	4.9%	$233	19.3%	8/31/2021
Express Fashion Operations	NR/NR/NR	11,410	1.0%	$58.86	$671,593	3.4%	$399	16.6%	1/31/2021
Victoria’s Secret	NR/NR/NR	10,000	0.9%	$41.00	$410,000	2.1%	$697	11.7%	1/31/2018
Love Culture	NR/NR/NR	12,119	1.1%	$11.34	$137,396	0.7%	$120	19.4%	11/30/2021
Total Other Major Tenants		55,216	5.0%	$39.75	$2,194,786	11.0%

Non-Major Retail Tenants(8)		462,394	41.8%	$45.83	$16,176,574	80.9%

Total Occupied Collateral(8)		1,073,349	97.1%	$20.73	$19,986,543	100.0%

Total Vacant Space		32,060	2.9%

Collateral Total		1,105,409	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2015.
(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)
Boscov’s has not officially reported sales (they have only been open since August 2013) but they are estimated at approximately $35.0 million ($193 per square foot) for its first 12 months of operations.

(6)	Boscov’s has three, 5-year lease renewal options.
(7)	Sears has five, 10-year lease renewal options and is currently in its first renewal period.
(8)
Includes 58,200 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent, along with 51,218 square feet attributed to tenants paying a percentage of sales in lieu of base rent, for a total of 109,418 square feet. The Annual U/W Base Rent PSF for Non-Major Retail Tenants - Collateral and Total Occupied Collateral exclude the square footage attributed to these tenants.

A-3-6

WOODBRIDGE CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the Woodbridge Center Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	2013
Sears	NAV	$135	$128	$120
Boscov’s	NAP	NAP	NAP	(2)
Dick’s Sporting Goods	$131	$138	$138	$138
H&M	$220	$220	$210	$208
Forever 21(3)	$526	$370	$266	$233
Love Culture	NAP	NAP	$217	$120
Express Fashion Operations	$394	$376	$396	$399
Victoria’s Secret	$593	$651	$667	$697

Total In-line (<10,000 square feet)	$328	$336	$332	$340
Occupancy Costs	19.4%	19.3%	19.2%	19.4%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)
Boscov’s has not officially reported sales (they have only been open since August 2013) but they are estimated by the borrower at approximately $35.0 million ($193 per square foot) for its first 12 months of operations.

(3)	Forever 21 increased their store size from 9,742 square feet to 21,687 square feet in August 2011.

The following table presents certain information relating to the lease rollover schedule at the Woodbridge Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	25	85,523	7.7%	85,523	7.7%	$207,898	1.0%	$41.48
2014	6	16,078	1.5%	101,601	9.2%	$635,825	3.2%	$39.55
2015	14	36,320	3.3%	137,921	12.5%	$1,371,670	6.9%	$37.77
2016	22	328,967	29.8%	466,888	42.2%	$2,844,634	14.2%	$8.65
2017	20	58,146	5.3%	525,034	47.5%	$2,812,402	14.1%	$48.37
2018	18	66,330	6.0%	591,364	53.5%	$2,458,029	12.3%	$37.06
2019	9	19,531	1.8%	610,895	55.3%	$858,340	4.3%	$43.95
2020	5	19,460	1.8%	630,355	57.0%	$558,612	2.8%	$28.71
2021	10	81,021	7.3%	711,376	64.4%	$2,860,585	14.3%	$35.31
2022	12	34,521	3.1%	745,897	67.5%	$1,755,135	8.8%	$50.84
2023	9	27,722	2.5%	773,619	70.0%	$1,308,101	6.5%	$47.19
2024	6	118,091	10.7%	891,710	80.7%	$1,415,313	7.1%	$11.98
Thereafter	1	181,639	16.4%	1,073,349	97.1%	$900,000	4.5%	$4.95
Vacant(5)	0	32,060	2.9%	1,105,409	100.0%	$0	0.0%	$0.00
Total/Weighted Average	157	1,105,409	100.0%			$19,986,544	100.0%	$20.73

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
The annual and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space, square feet attributed to tenants paying percentage rent in lieu of base rent and square footage attributed to temporary tenants. These rents were included in the underwritten percentage rent and other income.

(4)	Includes 23 temporary tenants. The rent for temporary tenants has been included in the underwritten other income.
(5)	Occupancy includes temporary and seasonal tenants.

The following table presents historical occupancy percentages at the Woodbridge Center Property:

Historical Occupancy(1)(2)(3)

12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013

95.0%	81.6%	82.0%	81.6%	97.1%

(1)	Occupancy includes temporary and seasonal tenants. In-line occupancy inclusive of temporary tenants has ranged from 91.9% to 96.1% since 2010.
(2)	Information obtained from the borrower.
(3)
Former anchor tenant Fortunoff’s declared bankruptcy and vacated the property in 2009. Boscov’s executed a lease in August 2013 for a term through 2029. Boscov’s estimated sales for its first twelve months of operations are approximately $35.0 million ($193 per square foot).

A-3-7

WOODBRIDGE CENTER

The following table presents historical base rent per square foot at the Woodbridge Center Property:

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013

$17.82	$17.05	$17.81	$17.91	$18.35

(1)
Information obtained from the borrower’s operating statements. The average base rent is based on the reported base rent divided by the total square footage and does not take into account temporary tenants or tenants paying percentage rent in lieu of base rent.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodbridge Center Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$19,692,647	$19,792,548	$20,278,792	$19,986,544	$18.08
Grossed Up Vacant Space	0	0	0	6,047,928	5.47
Percentage Rent	383,502	537,056	655,824	1,226,449(1)	1.11
Total Reimbursables	15,376,539	14,935,917	15,359,494	15,378,822	13.91
Other Income	4,998,847	4,219,528	5,174,957	4,163,555	3.77
Less Vacancy & Credit Loss	(99,314)	(381,095)	243,346	(6,047,928)(2)	(5.47)
Effective Gross Income	$40,352,221	$39,103,954	$41,712,413	$40,755,370	$36.87

Total Operating Expenses	$16,138,465	$16,308,823	$16,033,957	$17,427,834	$15.77

Net Operating Income	$24,213,756	$22,795,131	$25,678,456	$23,327,536	$21.10
TI/LC	0	0	0	640,599	0.58
Replacement Reserves	0	0	0	276,352	0.25
Net Cash Flow	$24,213,756	$22,795,131	$25,678,456	$22,410,585	$20.27

NOI DSCR(3)	1.54x	1.45x	1.63x	1.48x
NCF DSCR(3)	1.54x	1.45x	1.63x	1.42x
NOI DY(3)	9.7%	9.1%	10.3%	9.3%
NCF DY(3)	9.7%	9.1%	10.3%	9.0%

(1)	H&M has been a tenant since 2003 on a lease that expired in 2013. They switched to paying percentage rent while they negotiate a new lease with the borrower.
(2)	The underwritten economic vacancy is 13.4%. The Woodbridge Center Property was 97.1% physically occupied inclusive of seasonal and temporary tenants as of December 31, 2013.
(3)	DSCRs and debt yields are based on the Woodbridge Center Loan Combination.

Appraisal. As of the appraisal valuation date of January 31, 2014, the Woodbridge Center Property had an “as-is” appraised value of $366,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated February 5, 2014, there was no evidence of any recognized environmental conditions at the Woodbridge Center Property.

Market Overview and Competition. The Woodbridge Center Property is located along Woodbridge Center Drive, east of US Route 1. Woodbridge Center Drive leads to US Route 9, the Garden State Parkway and the New Jersey Turnpike. The Woodbridge Center Property is located in the southern portion of the Middlesex-Somerset-Hunterdon metropolitan statistical area, situated northeast of New Brunswick and Edison, New Jersey. According to the appraisal, the Woodbridge Center Property has a primary trade area that encompasses a seven-mile radius. The 2013 population within a seven-mile and 10-mile radius were reported at approximately 582,211 and 1,307,049, respectively, and average household income within a seven-mile and 10-mile radius were reported at approximately $98,250, and $93,023, respectively.

The appraiser estimated market rent for in-line tenants to be $37.83 per square foot on a triple net basis and concluded to an estimate of $4.50 per square foot for anchor tenants on a modified gross basis. Additionally, based on the historical occupancy of the Woodbridge Center Property, the current vacancy in the market, and perception of future market vacancy, the appraiser projected a stabilized vacancy rate of 2.0%.

A-3-8

WOODBRIDGE CENTER

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Woodbridge Center Property:

Competitive Set(1)

	Woodbridge Center (Subject)	Menlo Park Mall	Brunswick Square	Staten Island Mall	The Outlet Collection Jersey Gardens	Bridgewater Commons
Market	Woodbridge, NJ	Edison, NJ	East Brunswick, NJ	Staten Island, NY	Elizabeth, NJ	Bridgewater, NJ
Distance from Subject	--	2 miles	12 miles	11 miles	15 miles	20 miles
Property Type	Regional Mall	Super Regional Mall	Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1971/2011	1960/2003	1973/1999,2012	1973/1993	1999/NAP	1988/NAP
Anchors	Macy’s, Sears, Boscov’s, Dick’s Sporting Goods, JC Penney, Lord & Taylor	Macy’s, Nordstrom	Macy’s, JC Penney	Macy’s, JC Penney, Sears, Macy’s Home	Burlington Coat, Cohoes, Lord & Taylor, Marshalls, Cinema, Saks Off 5th Avenue, VF Outlet, Neiman Marcus Last Call, Group USA, Bed, Bath & Beyond, Forever XXI	Bloomingdales, Lord & Taylor, Macy’s
Total GLA	1,666,344 SF(2)	1,323,156 SF	760,311 SF	1,275,627 SF	1,301,776 SF	962,188 SF
Total Occupancy	98%(2)	98%	99%	96%	99%	97%

(1) Information obtained from the appraisal.
(2) Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower. The borrower is Woodbridge Center Property LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodbridge Center Loan Combination. GGP Real Estate Holding I, Inc. is the guarantor of the nonrecourse carveouts under the Woodbridge Center Loan Combination.

The Sponsor. The sponsor, GGP Real Estate Holding I, Inc. is an affiliate of General Growth Properties, Inc. (NYSE: GGP) (“GGP”), a real estate investment trust headquartered in Chicago, Illinois. GGP has interests in 120 regional malls in the United States totaling approximately 125 million square feet. As of December 31, 2013, GGP’s portfolio was 96.4% leased and generated an average of $564 sales per square foot for all regional malls. See “Risk Factors—Risks Related to the Mortgage Loans—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” and “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement or rollover reserves so long as no Cash Management Period (as defined below) has occurred and is continuing under the Woodbridge Center Loan Combination. In the event that a Cash Management Period has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default or Cash Management Period has occurred and is continuing, the borrower will not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy; (ii) for replacement reserves in an amount equal to $23,029 (subject to a cap of $276,352); and (iii) for tenant improvement and leasing commissions in an amount equal to $54,139 (subject to a cap of $649,670).

A “Cash Management Period” will commence upon the earlier to occur of (i) an event of default and (ii) the amortizing debt service coverage ratio falling below 1.15x as of the end of any calendar quarter. A Cash Management Period will end with respect to clause (i), when such event of default has been cured and with respect to clause (ii), when an amortizing debt service coverage ratio of at least 1.15x has been achieved for two consecutive calendar quarters.

Lockbox and Cash Management. The Woodbridge Center Loan Combination requires a lender controlled lockbox, which is already in place, and requires that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account will be swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account will be swept on a daily basis into a cash management account under control of the lender.

Property Management. The Woodbridge Center Property is self-managed by the borrower.

Assumption. The borrower has the right to transfer the Woodbridge Center Property in whole, but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, replacement property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from each of DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates (and similar confirmations with respect to the ratings of any securities backed by the Woodbridge Center Companion Loan) or the requirement for such rating agency confirmation has been waived by each of DBRS, KBRA and Moody’s.

A-3-9

WOODBRIDGE CENTER

Free Release. The borrower is permitted to obtain a release of either certain immaterial or non-income producing portions of the Woodbridge Center Property or Acquired Expansion Parcels (as defined below) from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements; and (iii) prepayment of the principal balance of the Woodbridge Center Loan Combination by a “qualified amount” in accordance with REMIC requirements.

An “Acquired Expansion Parcel” is a parcel of land that the borrower may acquire as additional collateral for the Woodbridge Center Loan Combination subject to customary conditions set forth in the loan documents including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the borrower has delivered to the lender a copy of the deed or ground lease conveying the borrower’s ownership interest in the Acquired Expansion Parcel; (iii) the borrower must have paid all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the acquisition of the expansion parcel; and (iv) the guarantor will deliver to the lender a reaffirmation of its obligations under the related guaranty agreement under the Woodbridge Center Loan Combination.

Real Estate Substitution. The borrower may obtain a release of one or more portions of the Woodbridge Center Property from the lien of the Woodbridge Center Loan Combination by simultaneously substituting another property for the released parcel, subject to certain conditions, including, but not limited to: (i) no event of default has occurred or is continuing; (ii) the substituted parcel is an Acquired Expansion Parcel or vacant, non-income producing and unimproved; (iii) delivery to the lender of evidence reasonably satisfactory to the lender which states the substitution does not diminish the value of the Woodbridge Center Property; and (iv) delivery to the lender of an acceptable Phase I report (as defined in the loan documents) and a property condition report (if the substitution parcel is improved).

Subordinate and Mezzanine Indebtedness. The borrower has the right to incur future mezzanine financing subject to the satisfaction of certain conditions, including: (i) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and each of DBRS, KBRA and Moody’s (and similar confirmations with respect to the ratings of any securities backed by the Woodbridge Center Companion Loan); (ii) the combined amortizing debt service coverage ratio will not be less than 1.47x; and (iii) the combined loan-to-value ratio will not be greater than 68.3%.

Additional Indebtedness. The loan documents permit certain sponsor affiliates to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility to such sponsor affiliates, subject to certain conditions, including that such sponsor affiliates pledging such indirect ownership interests under such corporate line of credit or corporate credit facility will be required to (i) have an aggregate net worth of at least $500,000,000 and (ii) pledge, grant a security interest in or otherwise encumber all or substantially all of their assets in connection with such corporate line of credit or corporate credit facility.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Woodbridge Center Property or, if the Terrorism Risk Insurance Program Reauthorization Act is not in effect, the borrower will be required to obtain a stand-alone policy providing the same coverage for terrorism; provided that the borrower will not be required to pay annual premiums in excess of two times the then-current annual “all risk” insurance premiums. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-10

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A-3-11

SOHO BEACH HOUSE

A-3-12

SOHO BEACH HOUSE

Soho Beach House
4385 Collins Avenue
Miami Beach, FL 33140
MIAMI BEACH
Mid Beach
City Center
South Beach
Biscayne Bay
Atlantic Ocean
La Gorce Golf Course
Bayshore Golf Course
Flamingo Park
Lummus Park
Collins Park
Alton Rd.
Pine Tree Dr.
Collins Ave.
Prairie Ave.
Dade Blvd.
Meridian Ave.
Washington Ave.
W. 41st St.
17th St.
15th St.
11th St.
5th St.
S. Pointe Dr.
Lincoln Road Mall
Julia Tuttle Causeway
Venetian Causeway
MacArthur Causeway
Port Blvd.
195
907
A1A
41
Miami Heart Campus of Mt. Sinai
Mt. Sinai Medical Center
Talmudic University
Miami Beach Resort
Eden Roc Renaissance
Fontainebleau Miami Beach Hotel
Claridge
The Palm Hotel & Spa
Bass Museum of Art
W South Beach
Miami Beach Botanical Garden
Miami Beach Convention Center
The Setai
New World Symphony
The Richmond
Delano Hotel
National, Sagamore Hotel
Loews Miami Beach Hotel
The James Royal Palm
Hotel Clifton
Congress Hotel on Ocean Drive, Clevelander
Metropole South Beach
The Savoy
Ocean 5
South Beach Marriott
Sunset Islands
Venetian Island
Belle Isle
Hibiscus Island
Palm Island
Star Island
Watson Island
Sams Island
Dodge Island
Port of Miami
Fisher Island
Fisher Island Club
Virginia Key
Miami Intl. Airport 8 miles
Miami Gardens
North Miami Beach
North Miami
Opa-Locka
Hialeah
Bal Harbour
MIAMI
MIAMI BEACH
Coral Gables
South Miami
Pinecrest
Atlantic Ocean
Biscayne Bay
Virginia Key
Key Biscayne
METRORAIL

A-3-13

No. 2 – Soho Beach House

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Hospitality
Original Principal Balance:	$55,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$55,000,000			Location:	Miami Beach, FL
% of Initial Pool Balance:	5.6%			Size(3):	50 rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room(4):	$1,100,000
Borrower Name:	Beach House Owner, LLC			Year Built/Renovated:	1941/2010
Sponsor:	Soho House Group Limited			Title Vesting:	Fee
Mortgage Rate:	6.067%			Property Manager:	Self-Managed
Note Date:	March 14, 2014			3rd Most Recent Occupancy (As of):	76.1% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	84.1% (12/31/2012)
Maturity Date:	April 6, 2019			Most Recent Occupancy (As of):	85.6% (12/31/2013)
IO Period:	24 months			Current Occupancy (As of):	85.6% (12/31/2013)
Loan Term (Original):	60 months
Seasoning:	2 months
Amortization Term (Original):	401 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(31),O(3)			3rd Most Recent NOI (As of):	$5,261,697 (12/31/2011)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$6,311,709 (12/31/2012)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$7,566,846 (12/31/2013)
Additional Debt Type(1):	Mezzanine, Preferred Equity
				U/W Revenues:	$31,672,758
				U/W Expenses:	$23,814,936
				U/W NOI:	$7,857,822
				U/W NCF:	$7,364,653
				U/W NOI DSCR:	2.04x
Escrows and Reserves(2):				U/W NCF DSCR:	1.91x
				U/W NOI Debt Yield:	14.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	13.4%
Taxes	$90,683	$22,671	NAP	As-Is Appraised Value:	$113,200,000
Insurance	$747,941	$83,105	NAP	As-Is Appraisal Valuation Date:	March 1, 2014
FF&E Reserve	$0	$41,097	NAP	Cut-off Date LTV Ratio:	48.6%
Seasonality	$1,550,000	Springing	$1,550,000	LTV Ratio at Maturity or ARD:	47.2%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Soho Beach House Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a Cut-off Date Principal Balance of $12,000,000. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Principal Balance per room numbers shown in the chart above are based solely on the $55,000,000 mortgage loan financing. As of the Cut-off Date with respect to the mortgage and mezzanine debt, the combined LTV ratio is 59.2%, the combined underwritten NCF DSCR is 1.33x, and the combined underwritten NCF Debt Yield is 11.0%. Additionally, there is $15,000,000 of preferred equity. As of the cut-off date with respect to the mortgage and mezzanine debt and the preferred equity, the combined LTV ratio is 72.4%, the combined underwritten NCF DSCR is 1.08x, and the combined underwritten NCF Debt Yield is 9.0%.

(2)	See “Escrows” section.
(3)	The Soho Beach House Property includes 91,641 square feet.
(4)	The Cut-off Date Principal Balance per square foot is $600.

The Mortgage Loan. The mortgage loan (the “Soho Beach House Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a beachfront, full service hotel and private members club located in Miami Beach, Florida (the “Soho Beach House Property”). The Soho Beach House Mortgage Loan was originated on March 14, 2014 by Ladder Capital Finance LLC. The Soho Beach House Mortgage Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and accrues interest at an interest rate of 6.067% per annum. The Soho Beach House Mortgage Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination, and, thereafter, requires payments of principal and interest based on a 401 month amortization schedule. The Soho Beach House Mortgage Loan matures on April 6, 2019.

Following the lockout period, the borrower has the right to defease the Soho Beach House Mortgage Loan in whole, but not in part, on any due date before February 6, 2019. In addition, the Soho Beach House Mortgage Loan is prepayable without penalty on or after February 6, 2019.

A-3-14

SOHO BEACH HOUSE

Sources and Uses

Sources			Uses
Original loan amount	$55,000,000	62.9%	Purchase price	$81,177,761	92.9%
Preferred equity contribution	15,000,000	17.2	Closing costs	3,845,520	4.4
Mezzanine loan	12,000,000	13.7	Reserves	2,388,624	2.7
Sponsor’s new cash contribution	5,411,905	6.2

Total Sources	$87,411,905	100.0%	Total Uses	$87,411,905	100.0%

(1)	The tower portion of the Soho Beach House Property was previously acquired by the sponsor and additionally serves as collateral for the Soho Beach House Mortgage Loan.

The Property. The Soho Beach House Property is a 50-room, 91,641 square foot, full service hotel and private members club located on the beach in Miami Beach, Florida. The Soho Beach House Property was constructed in 1941 as the Sovereign Hotel and was acquired in 2008 by Soho House Group Limited (“Soho House”). Soho House set out to expand the club and hotel by renovating the existing hotel and developing an additional 16-story tower adjacent to the historic structure. The renovated Soho Beach House Property, with twice the square footage, has 50 rooms, less than half as many guest rooms as the original 107-room Sovereign Hotel. The Soho Beach House Property has 35 rooms in the original building and 15 rooms in the tower. The Soho Beach House Property’s fifty rooms are separated across seven different categories ranging from 350 square feet to 1,038 square feet with an average size of 720 square feet. Though the facade and lobby of the historic structure have been restored, the other interiors have a modern appearance.

The first three floors of the Soho Beach House Property are reserved for amenities space. This includes Cecconi’s Restaurant, which is open for lunch and dinner to non-members seven days a week. Cecconi’s Restaurant has a 149 guest seating capacity. Areas of the Soho Beach House Property open to members include a spa, two pools, 200 chair beach club, tiki bar, screening room, library and conference room. Additionally the fifteenth floor features a penthouse available for open air cocktails and dining featuring views of the Miami skyline and a rooftop spa and plunge pool. The penthouse can be hired as a private space for hosting dinners, cocktail parties and meetings.

As of December 2013, Soho House had over 38,768 members and operated 11 Houses, 14 public restaurants and 10 spas. The Soho Beach House Miami, Soho House New York and Soho House West Hollywood have the highest membership fees as these are the most popular locations in the brand. In December 2013, the Soho House brand increased the membership fee $200 at the Soho Beach House Property and $400 for an all club membership. Of Soho House’s 38,768 members, only 17 members have resigned following the announcement of the rate increase (0.04%). Furthermore, the Soho House maintains a waiting list of individuals at each property in order to quickly replace any member attrition. As of December 2013, Soho House had a waiting list in North America of 10,089 individuals across its 11 global clubs, with a waiting list of 1,017 individuals at the Soho Beach House Property.

Since opening, the Soho Beach House Property has received numerous awards, including Gold Standard Hotels 2013 by Conde Nast and best Beach Hotel in Miami by Conde Nast. The Soho Beach House Property is beachfront, providing guests with direct access to Miami Beach and ocean views available from the majority of the rooms at the property. Most of the bedrooms overlook the ocean or waterways, while a number have freestanding baths and private terraces. The entire property offers complimentary Wi-Fi and select floors have a computer center for guests.

A-3-15

SOHO BEACH HOUSE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Soho Beach House Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per Room
Occupancy	74.4%	82.0%	85.6%	85.6%
ADR	$544.11	$554.90	$566.89	$566.89
RevPAR	$404.81	$454.83	$485.47	$485.47

Total Revenue	$25,923,611(1)	$27,980,610(1)	$31,076,619	$31,672,758(2)	$633,455
Total Department Expenses	13,641,449	14,184,213	14,973,051	15,079,338	301,587
Gross Operating Profit	$12,282,162	$13,796,397	$16,103,568	$16,593,420	$331,868

Total Undistributed Expenses	5,945,570	6,425,677	7,190,456	7,453,611	149,072
Profit Before Fixed Charges	$6,336,592	$7,370,720	$8,913,112	$9,139,808	$182,796

Total Fixed Charges	1,074,895	1,059,011	1,346,266	1,281,986	25,640

Net Operating Income	$5,261,697	$6,311,709	$7,566,846	$7,857,822	$157,156
FF&E	434,289	416,171	493,169	493,169	9,863
Net Cash Flow	$4,827,408	$5,895,537	$7,073,678	$7,364,654	$147,293

NOI DSCR	1.37x	1.64x	1.97x	2.04x
NCF DSCR	1.25x	1.53x	1.84x	1.91x
NOI DY	9.6%	11.5%	13.8%	14.3%
NCF DY	8.8%	10.7%	12.9%	13.4%

(1)	Membership dues were $2,977,427 and $3,354,140 in 2011 and 2012, respectively.
(2)	U/W Total Revenue includes $4,559,350 in membership dues which represents an increase over the membership dues collected in 2013 of $3,963,211 due to a rate increase that has gone into effect.

Appraisal. As of the appraisal valuation date of March 1, 2014, the Soho Beach House Property had an “as-is” appraised value of $113,200,000. The appraiser concluded to an “as stabilized” value of $122,000,000 as of March 1, 2016.

Environmental Matters. According to the Phase I environmental site assessment dated February 24, 2014, there was no evidence of any recognized environmental conditions at the Soho Beach House Property.

Market Overview and Competition. The Soho Beach House Property is located in Miami Beach, Florida. The Soho Beach House Property is beachfront, providing guests with direct access to Miami Beach and ocean views available from the majority of the rooms at the property. The Soho Beach House Property is located in Mid-Beach in Miami Beach, Florida and is located directly adjacent to the Fontainebleau Hotel. The Mid-Beach district is located between 25th and 63rd Streets, and is home to a significant concentration of condominiums, condo hotels, independent hotels, and large branded hotels and resorts. In general, the neighborhood is 70.0% hotel/condominium, 25.0% residential use and 5.0% office.

The following table presents certain information relating to the Soho Beach House Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Soho Beach House			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2013 TTM	71.1%	$579.26	$411.61	87.9%	$496.71	$436.38	123.6%	85.7%	106.0%
12/31/2012 TTM	67.5%	$562.54	$379.58	84.3%	$481.35	$405.88	125.0%	85.6%	106.9%
12/31/2011 TTM	72.2%	$516.82	$373.22	75.4%	$454.13	$342.49	104.4%	87.9%	91.8%

(1)
Information obtained from a third party hospitality research report. The competitive set includes the following hotels: Raleigh Hotel, Delano Hotel, Tides South Beach, The Betsy Hotel, The Setai and W Hotel South Beach.

(2)
The minor variances between the underwriting and the table with respect to Occupancy, ADR, RevPAR at the Soho Beach House Property are attributable to variances in reporting methodologies and/or timing differences.

The Borrower. The Soho Beach House Mortgage Loan borrower is Beach House Owner, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel delivered a non-consolidation opinion in connection with the origination of the Soho Beach House Mortgage Loan. US AcquireCo, Inc., a Delaware corporation, is the guarantor of certain nonrecourse carveouts under the Soho Beach House Mortgage Loan.

The Sponsor. The sponsor is the Soho House which was founded in 1995 in London. Since then, Soho House has grown into an international proprietor of upscale members-only clubs and hotels. The company operates in major gateway cities, including London, New York, Los Angeles, Miami, Toronto and Berlin. The original “Soho House” was founded in London in 1995 to create an exclusive social gathering place for like-minded people in the film, media and creative industries to interweave their social and professional networks, entertain and/or host private functions such as meetings, special events and film screenings. Soho House

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SOHO BEACH HOUSE

has grown to be the largest global hospitality membership that primarily serves the creative industries. As of December 2013, Soho House had over 38,768 members and operated 11 clubs, 14 public restaurants and 10 spas. Soho House has created a specialized portfolio of boutique hotel properties, as well as supporting restaurants and spas. Soho House currently operates eight boutique hotels totaling 281 rooms including: 116 rooms in the United Kingdom; 80 rooms in the United States; and 85 rooms in Germany. Across Soho House’s portfolio, the average occupancy was in excess of 90% with an ADR of $389 per room. In the United States, the occupancy rate was 88.3% with an ADR of $508.

Soho House has maintained positive same store sales growth over the past five years. Since 2011, Soho Houses that have been open for greater than three years had average annual same store sales growth of 4.4%. As of June 2013, total revenue of Soho House has grown by ₤50,000,000 since 2010, representing a 55.1% increase. Over the same period, corporate EBITDA has grown by approximately ₤7,000,000, representing 56.0% growth. Soho House has experienced very limited membership turnover. During the recession, attrition across the club’s location peaked at 4.0% in 2009 (737 members), which was offset by the addition of 2,768 new members. Attrition has consistently declined since the 4.0% peak in 2009, reaching 2.0% in 2012. Notably, Soho House’s world-wide membership has increased at an average rate of 15.0% annually over the past five years, with a total of 22,410 members added since 2008. The average growth rate since 2010 has been 19.0%.

Escrows. The Soho Beach House Mortgage Loan documents provide for upfront escrows in the amount of $90,683 for real estate taxes, $747,941 for insurance and $1,550,000 for a seasonality reserve. The Soho Beach House Mortgage Loan documents provide for monthly escrows in the amount of $22,671 for real estate taxes, and $83,105 for insurance. Ongoing monthly deposits into an FF&E reserve are required equal to one-twelfth of 5.0% of the greater of (i) gross room revenues for the 12-month period ending on the last day of the most recent calendar quarter for which the Soho Beach House Mortgage Loan borrower has furnished financial statements; and (ii) gross room revenues projected in the approved budget for the 12-month period to which such budget relates.

In addition, the Soho Beach House Mortgage Loan documents provide for the funding of a seasonality reserve during the months of November, December and January of each year during the term of the Soho Beach House Mortgage Loan when the amount in the seasonality reserve account is less than the cap of $1,550,000 (the “Seasonality Reserve Cap”). Provided no event of default exists, in the event that on any monthly payment date occurring in the months of April, May, July, August or September of each year during the term of the Soho Beach House Mortgage Loan there do not exist sufficient funds in the cash management account to make the debt service payments under the Soho Beach House Mortgage Loan and the Soho Beach House Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section), reserve deposits and all other payments required to be made in accordance with the cash management system established for the Soho Beach House Mortgage Loan (a “Seasonality Shortfall”), upon written request by the Soho Beach House Mortgage Loan borrower, the lender will apply funds in the seasonality reserve account to compensate for any such Seasonality Shortfall. On any monthly payment date occurring in the months of November, December and January of each year during the term of the Soho Beach House Mortgage Loan when the amount in the seasonality reserve account is less than the Seasonality Reserve Cap, funds on deposit in the cash management account after the payment of the debt service payments under the Soho Beach House Mortgage Loan and Soho Beach House Mezzanine Loan, reserve deposits and all other payments required to be made in accordance with the cash management system established for the Soho Beach House Mortgage Loan shall be deposited into the seasonality reserve to cause the funds on deposit therein to equal the Seasonality Reserve Cap as follows: (i) up to, but not exceeding 25.0% of the Seasonality Reserve Cap, in November, (ii) up to, but not exceeding 25.0% of the Seasonality Reserve Cap, in December, and (iii) the remaining amount necessary to achieve the Seasonality Reserve Cap in January.

Lockbox and Cash Management. The Soho Beach House Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the Soho Beach House Mortgage Loan borrower cause all receipts payable with respect to the Soho Beach House Property to be transmitted directly into the lockbox account. Prior to the occurrence of a Cash Sweep Event Period (as defined below), all funds on deposit in the cash management account after the payment of the debt service payments under the Soho Beach House Mortgage Loan and Soho Beach House Mezzanine Loan, reserve deposits and all other payments required to be made in accordance with the cash management system established for the Soho Beach House Mortgage Loan are disbursed to the Soho Beach House Mortgage Loan borrower. During a Cash Sweep Event Period, all such excess funds are reserved by the lender as additional security for the Soho Beach House Mortgage Loan.

A “Cash Sweep Event Period” will commence upon the earlier of (i) the occurrence of an event of default under the Soho Beach House Mortgage Loan; (ii) the underwritten net cash flow is less than $5,600,000 as of any date of determination by the lender; (iii) the total number of qualified Soho House members at the Soho Beach House Property being less than 2,500; (iv) the Soho Beach House Mortgage Loan borrower or the operating tenant ceases to continuously operate the Soho Beach House Property as a private club, hotel and restaurant (and, in the case of the hotel and restaurant, open to the general public) under the name of “Soho House Club” or “Soho Beach House” or as a “Soho House Club” or “Soho Beach House” or “Soho House” in a manner substantially similar (after giving effect to certain permitted modifications) to other so-called “Soho Houses” and private clubs and hotels operated by Soho Group under the brand “Soho” (a “Soho Operating Covenant Breach”), and such Soho Operating Covenant Breach continuing for a period of ninety (90) days after written notice to the related borrower from the lender; (v) any bankruptcy action, event of default under any material agreement or event of default with respect to any indebtedness of US Acquire Co, Inc. or Soho House; or (vi) any bankruptcy action of operating tenant.

A “Cash Sweep Event Period” will expire: (i) with regard to clause (i) of the prior paragraph, if the cure of the event of default is accepted or waived in writing by the lender in its sole and absolute discretion; (ii) with regard to clause (ii) of the prior paragraph, if the Soho Beach House Property generates underwritten net cash flow equal to that at closing for three consecutive months; or (iii) with regard to clause (iii) of the prior paragraph, if the total number of qualified Soho Club members of the Soho Beach House is above 3,000 for three consecutive months. A Cash Sweep Event may be cured by the Soho Beach House Mortgage Loan borrower not more than five times during the term.

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SOHO BEACH HOUSE

Property Management. The Soho Beach House Property is operated and managed by Soho House Beach House, LLC, an affiliated operating tenant, pursuant to an operating lease (see “Operating Lease” below).

Assumption. Assignment of the Soho Beach House Mortgage Loan is not permitted. However, pursuant to, and upon satisfaction of, certain criteria set forth in the Soho Beach House Mortgage Loan documents, the transfer of (i) the direct or indirect ownership interests in US Acquire Co, Inc., Soho House and/or any person or entity which controls either of the foregoing entities or (ii) all or substantially all of Soho House’s assets and operations worldwide is permitted. In addition, subject to, and upon satisfaction of, certain criteria set forth in the Soho Beach House Mortgage Loan documents, SHO Member (FL) LLC (“Preferred Member”) (an indirect subsidiary of W.P. Carey, Inc.), the holder of a preferred equity interest in Beach House JV LLC, the indirect owner of the Soho Beach House Mortgage Loan borrower, is permitted to acquire a controlling interest in the Soho Beach House Mortgage Loan borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. SBH Mezz LLC (the “Soho Beach House Mezzanine Lender”) is the lender under a $12,000,000 mezzanine loan (the “Soho Beach House Mezzanine Loan”) to Beach House Holdco., LLC, a Delaware limited liability company that owns 100% of the Soho Beach House Mortgage Loan borrower. The Soho Beach House Mezzanine Loan accrues interest at an interest rate of 13.000% per annum and is interest-only for the first 24 months. The Soho Beach House Mezzanine Loan matures on April 6, 2019. The rights of the Soho Beach House Mezzanine Lender are further described under “Description of the Mortgage Pool–Subordinate and/or Other Financing–Existing (Secured Financing and Mezzanine and Similar Financing)” in the Prospectus Supplement.

In addition, the Preferred Member has made a preferred equity investment in the amount of $15,000,000. Commencing on the first full month after the origination date of the Soho Beach House Mortgage Loan, the Preferred Member will be entitled to receive a preferred payment in the amount of $106,250 per month ($1,275,000 annually, 8.50% annual rate).

Ground Lease. None.

Operating Lease. The Soho Beach House Mortgage Loan borrower maintains an operating lease (the “Operating Lease”) structure with Soho House Beach House, LLC, a Delaware limited liability company (“Operating Tenant”) (which has a common parent with the Soho Beach House Mortgage Loan borrower). The term of the Operating Lease commenced on March 15, 2014 and expires on September 30, 2024, subject to three five-year renewal options more particularly described therein. During the initial term of the Operating Lease, annual base rent is $6,791,909. The Operating Tenant’s obligations under the Operating Lease are guaranteed by US AcquireCo, Inc. and Soho House. Pursuant to the Operating Lease, the Operating Tenant operates and manages the Soho Beach House Property as a hotel and private members club under the name Soho Beach House, and is the owner of all revenue generated from the operation of the Soho Beach House Property and certain personal property used in connection with operations and is required to continuously operate the club under the name Soho Beach House or similar name in a substantially similar manner to the so called “Soho House” and private club and hotels operated by Soho House and its affiliates under the “Soho” brand. The Operating Tenant has agreed to comply with the cash management system established in connection with the Soho Beach House Mortgage Loan, including depositing all rents and other gross revenues from the operation of the Soho Beach House Property directly into a lockbox controlled by the lender. Although the Operating Lease is a triple net lease, Operating Tenant has agreed to establish with the Soho Beach House Mortgage Loan borrower, as landlord, reserves for taxes, insurance and other similar reserves required under the Soho Beach House Mortgage Loan, which reserves and cash management system are maintained with the lender. The Operating Tenant has pledged all property owned by the Operating Tenant, including rents and other gross revenues and personal property, to the Soho Beach House Mortgage Loan borrower, as landlord, as security for the obligation of Operating Tenant to the Soho Beach House Mortgage Loan borrower under the Operating Lease. As security for the Soho Beach House Mortgage Loan, the Soho Beach House Mortgage Loan borrower has pledged to the lender all of its interests in the Soho Beach House Property, which includes all of the Soho Beach House Mortgage Loan borrower’s rights and interest under the Operating Tenant Security Agreement made by the Operating Tenant in favor of the Soho Beach House Mortgage Loan borrower. The Operating Tenant has also executed a subordination agreement whereby the Operating Tenant subordinates all of its rights under the Operating Lease without non-disturbance. Pursuant to the terms of the Operating Tenant Security Agreement, Operating Tenant is required to be a “single purpose entity” and the Operating Tenant executed and delivered a recycled SPE certificate in connection with the closing of the Soho Beach House Mortgage Loan

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Soho Beach House Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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A-3-19

MONTGOMERY MALL

Wegmans

JCPenney
JCPenney

macy's
macy's

STARBUCKS COFFEE

A-3-20

MONTGOMERY MALL

A-3-21

MONTGOMERY MALL

A-3-22

MONTGOMERY MALL

Montgomery Mall
230 Montgomery Mall
North Wales, PA 19454
Flemington
Quakertown
Franklin Township
Hopewell
Perkasie
Lambertville
Princeton
PENNSYLVANIA
Harleysville
Doylestown
Pottstown
Montgomeryville
Hamilton Twp.
Ewing
Lansdale
North Wales
Newtown
Horsham
TRENTON
Phoenixville
Norristown
Levittown
King of Prussia
Abington
Bensalem
Conshohocken
Burlington
Radnor
Malvern
Wayne
Ardmore
Willingboro
Mount Holly
PHILADELPHIA
Moorestown
Broomall
Media
Pennsauken
NEW JERSEY
Springfield
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Medford Township
Chester
Bellmawr
Lindenwold
Claymont
Gloucester Township
DE
WILMINGTON
Swedesboro
Lake Galena
Peace Valley Park
Ferry Rd
Hilltown Pike
Township Line Rd
BUCKS COUNTY
New Britain
Doylestown Hospital
Town Center of New Britain
NEW BRITAIN
E. Butler Ave
Delaware Valley College
DELAWARE VALLEY COLL.
Chalfont
DOYLESTOWN LINE
SEPTA LANSDALE/
CHALFONT
Bristol Rd
Doylestown
County Line Rd
W. Butler Ave
LINK BELT
COLMAR
New Britain Village Square
Upper State Rd
Ralph's Corner Shopping Center
Orvilla Rd
Hatfield
FORTUNA
Pinecrest Country Club
Allentown Rd
Lansdale Hospital
Kulpsville
Welsh Rd
Broad St
Line St
Montgomeryville
Water Tower Square Shopping Ctr.
Warrington
Troxel Rd
LANSDALE
Knapp Park
Airport Square
Stump Rd
Windlestrae Park
Lansdale
County Line Rd
Bradford Reservoir Recr. Area
Horsham Rd
PENNBROOK
Bethlehem Pike
Lower State Rd
Montgomery Commons
Limekiln Pike
Church Rd
SEPTA
North Wales
Morris Rd
Broad St
NORTH WALES
Welsh Rd
Limekiln Golf Course
The Shoppes at English Village
Point Pike
Sumneytown Pike
MONTGOMERY COUNTY
Horsham Air Guard Station
Swedesford Rd
Squires Golf Course
LANSDALE/DOYLESTOWN LINE
Gwynedd Mercy College
Talamore at Oak Terrace Country Club
Pennsylvania Tpke. Northeast Ext.
Skippack Pike
Township Line Rd
DeKalb Pike
Spring House
Old York Road Country Club
Norristown Rd
Center Square Golf Course
Morris Rd
GWYNEDD VALLEY
Maple Glen
Blue Bell Country Club
Penllyn Pike
Bethlehem Pike
Tennis Ave
Horsham
Plymouth Rd
Butler Pike
Limekiln Pike
Temple University Ambler Campus
Whitehall Rd
Montgomery County Comm. College
PENLLYN
Wales Rd
Cedarbrook Country Club
Whitpain Township Park
Meadowlands Country Club
Ambler
AMBLER
Blue Bell
Dreshertown Rd
East Norriton
Fort Washington
Wings Field
Butler Pike
Philadelphia Intl. Airport 26 miles
FORT WASHINGTON
Philadelphia 18 miles
PA Tpke.

A-3-23

No. 3 – Montgomery Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance(1):	$54,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$54,000,000			Location:	North Wales, PA
% of Initial Pool Balance:	5.5%			Size:	1,109,341 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$90.14
Borrower Name:	Mall at Montgomery, L.P.			Year Built/Renovated:	1977/2014
Sponsor:	Simon Property Group			Title Vesting:	Fee
Mortgage Rate:	4.570%			Property Manager:	Self-managed
Note Date:	April 22, 2014			3rd Most Recent Occupancy (As of)(3)(4):	89.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3)(4):	85.3% (12/31/2012)
Maturity Date:	May 1, 2024			Most Recent Occupancy (As of)(3)(4):	80.6% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of)(3)(4):	92.4% (2/19/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(5):	$13,488,337 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(5):	$13,327,655 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of)(5):	$13,426,267 (TTM 1/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues(5):	$22,305,970
Additional Debt Type(1):	Pari Passu			U/W Expenses(5):	$7,579,912
				U/W NOI(5):	$14,726,058
				U/W NCF(5):	$14,178,531
				U/W NOI DSCR(1):	3.18x
Escrows and Reserves(2):				U/W NCF DSCR(1):	3.06x
				U/W NOI Debt Yield(1):	14.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	14.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$195,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	March 28, 2014
Replacement Reserves	$0	Springing	$375,000	Cut-off Date LTV Ratio(1):	51.3%
TI/LC Reserve	$0	Springing	$883,200	LTV Ratio at Maturity or ARD(1):	51.3%

(1)
The Montgomery Mall Loan Combination, totaling $100,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $54,000,000, has an outstanding principal balance of $54,000,000 as of the Cut-off Date and will be contributed to the WFCM 2014-LC16 Trust. The non-controlling Note A-2 had an original principal balance of $46,000,000 and is expected to be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Montgomery Mall Loan Combination.

(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants.
(4)
Former anchor tenant, Boscov’s, vacated the Montgomery Mall Property in 2008. The sponsor acquired the Boscov’s improvements and ground leased the land to Wegmans in October 2011, razed the improvements in 2012 and Wegmans built its improvements in 2012 and 2013. Wegmans executed a ground lease in October 2011 with a commencement in November 2013 for an initial 20-year term through 2033 and 10, five-year extension options through 2083.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Montgomery Mall Loan Combination”) is evidenced by two pari passu notes (Notes A-1 and A-2) secured by a first mortgage encumbering a regional mall located in North Wales, Pennsylvania (the “Montgomery Mall Property”). The Montgomery Mall Loan Combination was originated on April 22, 2014 by The Royal Bank of Scotland. The Montgomery Mall Loan Combination had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 4.570% per annum. The Montgomery Mall Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires interest-only payments through the term of the Montgomery Mall Loan Combination. The Montgomery Mall Loan Combination matures on May 1, 2024.

Note A-1, which represents the controlling interest in the Montgomery Mall Loan Combination and will be contributed to the WFCM 2014-LC16 Trust, had an original principal balance of $54,000,000 and has an outstanding principal balance as of the Cut-off Date of $54,000,000. Note A-2 (the “Montgomery Mall Companion Loan”) had an original principal balance of $46,000,000, is expected to be contributed to a future trust and represents the non-controlling interest in the Montgomery Mall Loan Combination. The lender provides no assurances that Note A-2 will not be split further. See “Description of the Mortgage Pool - Split Loan Structures - The Montgomery Mall Loan Combination” and “The Pooling and Servicing Agreement” in the Prospectus Supplement.

A-3-24

MONTGOMERY MALL

Following the lockout period, the borrower has the right to defease the Montgomery Mall Loan Combination in whole, but not in part, on any due date on or before October 1, 2023. In addition, the Montgomery Mall Loan Combination is prepayable without penalty after October 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$100,000,000	100.0%	Loan payoff	$79,909,814	79.9%
			Closing costs	329,652	0.3
			Return of equity	19,760,534	19.8
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

The Property. The Montgomery Mall Property is a two-story regional mall located at the intersection of PA Route 309 and US Route 202, east of Interstate-476 in North Wales, Montgomery County, Pennsylvania. North Wales is approximately 22 miles north of Philadelphia. The Montgomery Mall Property contains 1,109,341 square feet of retail space situated on a 104.9-acre parcel of land, all of which serves as collateral for the Montgomery Mall Loan Combination. The Montgomery Mall Property is anchored by Wegmans, Dick’s Sporting Goods, JC Penney, Sears and Macy’s. The Montgomery Mall Property contains 5,041 parking spaces, resulting in a parking ratio of 4.5 spaces per 1,000 square feet of rentable area. The Montgomery Mall Property was constructed in 1977 and extensively renovated in 1996. In 2008, the former Boscov’s anchor tenant vacated the Montgomery Mall Property. The sponsor acquired the vacant Boscov’s space, razed the improvements and ground leased the land to Wegmans in late 2011. Wegmans built a new 128,086 store and restaurant combination attached to the mall and opened for business in November 2013. The north wing of the mall adjacent to the new Wegmans store is currently undergoing a $17.5 million renovation and re-demising, which is expected to bring new tenants, including two new restaurant tenants. As of December 31, 2013, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $306 per square foot with an average occupancy cost of 17.5%. As of February 19, 2014, the Montgomery Mall Property was 92.4% occupied (including temporary tenants) by 108 tenants.

A-3-25

MONTGOMERY MALL

The following table presents certain information relating to tenancy at the Montgomery Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date
Anchor Tenants
Wegmans(5)	NR/NR/BBB+	128,086	11.5%	$8.20	$1,050,000	8.9%	NAP	NAP	11/30/2033(6)
Dick’s Sporting Goods	NR/NR/NR	50,000	4.5%	$16.50	$824,808	7.0%	$211	7.8%	1/31/2019(7)
JC Penney	NR/Caa1/CCC+	166,375	15.0%	$3.67	$611,229	5.2%	$94(8)	7.8%	3/15/2017(9)
Sears(5)	B-/Caa1/CCC+	169,550	15.3%	$0.35	$60,000	0.5%	NAV	NAV	10/12/2020(10)
Macy’s(5)	BBB/Baa2/BBB+	217,976	19.6%	$0.25	$54,494	0.5%	$133	2.3%	7/31/2019(11)
Total Anchor Tenants		731,987	66.0%	$3.55	$2,600,531	22.1%

Other Major Tenants
Forever 21	NR/NR/NR	16,362	1.5%	$31.45	$514,536	4.4%	$178	17.7%	8/31/2022
Gap/Baby Gap/Gap Kids	BBB-/Baa3/BBB-	12,538	1.1%	$34.00	$426,292	3.6%	$194	29.6%	1/31/2017
H&M	NR/NR/NR	12,745	1.1%	$0.00(12)	$0 (12)	0.0%	$200	9.0%	9/30/2015
Total Other Major Tenants		41,645	3.8%	$22.59	$940,828	8.0%

Non-Major Retail Tenants (13)		251,560	22.7%	$38.84	$8,225,416	69.9%

Total Occupied Collateral(13)		1,025,192	92.4%	$11.94	$11,766,776	100.0%

Total Vacant Space		84,149	7.6%

Collateral Total		1,109,341	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2015.
(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Wegmans, Sears and Macy’s own their own improvements and are lessees under ground leases with the borrower.
(6)	Wegmans has 10, 5-year ground lease renewal options.
(7)	Dick’s Sporting Goods has three, 5-year lease renewal options.
(8)	Sales PSF excludes 17,050 square foot outparcel.
(9)	JC Penney has five, 5-year lease renewal options.
(10)	Sears has five, 10-year lease renewal options.
(11)	Macy’s has consecutive 5-year lease renewal options extending through 2077.
(12)	H&M pays percentage rent in-lieu of base rent in an amount equal to 10.0% of gross sales.
(13)
Includes 24,414 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent, along with 15,382 square feet attributed to tenants paying a percentage of sales in lieu of base rent, for a total of 39,796 square feet. The Annual U/W Base Rent PSF for Non-Major Retail Tenants and Total Occupied Collateral exclude the square footage attributed to these tenants.

The following table presents certain information relating to the historical sales and occupancy costs at the Montgomery Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	2013
Macy’s	$138	$139	$134	$133
Sears(2)	NAV	NAV	NAV	NAV
JC Penney	$165	$169	$127	$94
Wegmans(3)	NAP	NAP	NAP	NAP
Dick’s Sporting Goods	$187	$197	$205	$211
Forever 21(4)	$319	$343	$136	$178
H&M	$160	$170	$209	$200
Gap/ Baby Gap/ Gap Kids	$232	$202	$200	$194

Total In-line (<10,000 square feet)	NAV	$322	$319	$306
Occupancy Costs	NAV	17.6%	17.2%	17.5%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Historical data is unavailable.
(3)	Wegmans executed a ground lease in October 2011 with a commencement in November 2013 for an initial term through 2033.
(4)	Forever 21 increased its store size from 7,246 square feet to 16,362 square feet in August 2012.

A-3-26

MONTGOMERY MALL

The following table presents certain information relating to the lease rollover schedule at the Montgomery Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	13	26,425	2.4%	26,425	2.4%	$97,656	$48.56
2014	5	10,202	0.9%	36,627	3.3%	$519,992	$50.97
2015	22	68,913	6.2%	105,540	9.5%	$1,845,071	$26.77
2016	11	25,697	2.3%	131,237	11.8%	$1,047,591	$40.77
2017	14	217,591	19.6%	348,828	31.4%	$2,418,080	$11.11
2018	7	12,594	1.1%	361,422	32.6%	$693,187	$55.04
2019	12	298,769	26.9%	660,191	59.5%	$1,822,174	$6.10
2020	3	171,222	15.4%	831,413	74.4%	$149,231	$0.87
2021	5	14,428	1.3%	845,841	76.2%	$460,842	$31.94
2022	2	22,370	2.0%	868,211	78.3%	$680,357	$30.41
2023	8	16,823	1.5%	885,034	79.8%	$645,261	$38.36
2024	5	12,072	1.1%	897,106	80.9%	$337,334	$27.94
Thereafter	1	128,086	11.5%	1,025,192	92.4%	$1,050,000	$8.20
Vacant(5)	0	84,149	7.6%	1,109,341	100.0%	$0	$0.00
Total/Weighted Average	108	1,109,341	100.0%			$11,766,776	$11.94

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)
The annual and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space, square feet attributed to tenants paying percentage rent in lieu of base rent and square footage attributed to temporary tenants. These rents were included in the underwritten percentage rent and other income.

(4)	Includes 11 temporary tenants. The rent for temporary tenants has been included in the underwritten other income.
(5)	Occupancy includes temporary and seasonal tenants.

The following table presents historical occupancy percentages at the Montgomery Mall Property:

Historical Occupancy(1)(2)

12/31/2011(3)	12/31/2012(3)	12/31/2013(3)	2/19/2014
89.0%	85.3%	80.6%	92.4%

(1)
Former anchor tenant, Boscov’s, vacated the Montgomery Mall Property in 2008. The sponsor acquired the Boscov’s improvements and ground leased the land to Wegmans in October 2011, razed the improvements in 2012 and Wegmans built its improvements in 2012 and 2013. Wegmans executed a ground lease in October 2011 with a commencement in November 2013 for an initial 20-year term through 2033 and 10, five-year extension options through 2083.

(2)	Historical and current occupancy includes temporary and seasonal tenants.
(3)	Information obtained from the borrower.

A-3-27

MONTGOMERY MALL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Montgomery Mall Property:

Cash Flow Analysis

	2012	2013	TTM 1/31/2014	U/W	U/W $ per SF
Base Rent	$10,866,241	$10,870,439	$10,951,433	$11,766,776	$10.61
Grossed Up Vacant Space	0	0	0	5,175,861	4.67
Percentage Rent	522,142	423,863	413,287	406,760	0.37
Total Reimbursables	8,106,786	8,053,279	8,051,718	8,342,537	7.52
Other Income	1,893,470	1,815,251	1,789,897	1,789,897	1.61
Less Vacancy & Credit Loss	(72,450)	(80,553)	(81,351)	(5,175,861)(1)	(4.67)
Effective Gross Income	$21,316,189	$21,082,279	$21,124,984	$22,305,970	$20.11

Total Operating Expenses	$7,827,852	$7,754,624	$7,698,717	$7,579,912	$6.83

Net Operating Income	$13,488,337	$13,327,655	$13,426,267	$14,726,058(2)	$13.27
TI/LC	0	0	0	361,298	0.33
Replacement Reserves	0	0	0	186,229	0.17
Net Cash Flow	$13,488,337	$13,327,655	$13,426,267	$14,178,531(2)	$12.78

NOI DSCR(3)	2.91x	2.88x	2.90x	3.18x
NCF DSCR(3)	2.91x	2.88x	2.90x	3.06x
NOI DY(3)	13.5%	13.3%	13.4%	14.7%
NCF DY(3)	13.5%	13.3%	13.4%	14.2%

(1)
The underwritten economic vacancy is 19.5%. The Montgomery Mall Property was 90.2% physically occupied by permanent tenants (92.4% occupied including temporary and seasonal tenants) as of February 19, 2014.

(2)	The underwritten NOI is higher than TTM 1/31/2014 due to new leases and renewals; over eight new leases totaling more than $1.0 million in rental income have been signed since August 2013.
(3)	DSCRs and debt yields are based on the Montgomery Mall Loan Combination.

Appraisal. As of the appraisal valuation date of March 28, 2014, the Montgomery Mall Property had an “as-is” appraised value of $195,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 3, 2014, there was no evidence of any recognized environmental conditions at the Montgomery Mall Property.

Market Overview and Competition. The Montgomery Mall Property is located at the intersection of PA Route 309 and US Route 202, east of I-476 in North Wales, Pennsylvania. The Montgomery Mall Property is located in the north-central portion of the Philadelphia metropolitan statistical area, situated 22 miles north of Philadelphia. According to the appraisal, the Montgomery Mall Property has a primary trade area that encompasses a 10-mile radius. The 2014 population within a 10- and 15-mile radius were reported at approximately 546,757 and 1,241,241, respectively, and average household income within the same 10- and 15-mile radius were reported at approximately $101,041 and $94,385, respectively.

The appraiser estimated market rent for major and in-line tenants to be $30.32 per square foot on a triple net basis and concluded to an estimate of $7.50 per square foot on a modified gross basis for anchor tenants. The appraiser concluded a vacancy rate of 5.0% and a third party market research report indicated a year-end 2013 suburban Philadelphia submarket vacancy rate of 6.4%.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Montgomery Mall Property:

Competitive Set(1)

	Montgomery Mall (Subject)	Willow Grove Park	Plymouth Meeting Mall	King of Prussia Mall
Market	North Wales, PA	Willow Grove, PA	Plymouth Meeting, PA	King of Prussia, PA
Distance from Subject	--	11 miles	11 miles	14 miles
Property Type	Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1977/2014	1982/2001	1966/2009	1962/1995

Anchors	Wegmans, Dick’s Sporting Goods, JC Penney, Sears, Macy’s	Macy’s, JC Penney, Bloomingdale’s, Sears, Nordstrom	Macy’s, Boscov’s	Macy’s, JC Penney, Bloomingdales, Sears, Nordstrom, Neiman Marcus, Lord & Taylor

Total GLA	1,109,341 SF	1,161,700 SF	927,456 SF	2,391,105 SF
Total Occupancy	92%	93%	76%	94%

(1)	Information obtained from the appraisal and underwritten rent roll.

A-3-28

MONTGOMERY MALL

The Borrower. The borrower is Mall at Montgomery, L.P., a Delaware limited partnership and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Montgomery Mall Loan Combination. Simon Property Group, L.P. is the guarantor of the nonrecourse carveouts under the Montgomery Mall Loan Combination.

The Sponsor. The sponsor, Simon Property Group (NYSE: SPG) (“SPG”), is an S&P 100 company and currently has interests in more than 325 retail real estate properties in North America, Europe and Asia comprising approximately 243 million square feet. SPG is headquartered in Indianapolis, Indiana and employs approximately 5,500 people in the United States. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement or tenant improvement and leasing commissions reserves so long as no Lockbox Event (as defined below) has occurred and is continuing under the Montgomery Mall Loan Combination. In the event that a Lockbox Event has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default has occurred and is continuing, the borrower will not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage to substantially all of the other properties managed by the property manager or its affiliates; (ii) for replacements and repairs in an amount equal to $15,625 (subject to a cap of $375,000); and (iii) for tenant improvements and leasing commissions in an amount equal to $36,800 (subject to a cap of $883,200).

A “Lockbox Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy or insolvency proceeding of the borrower or the property manager (if the property manager is an affiliate of the borrower); or (iii) the debt service coverage ratio based on the trailing four-calendar quarters falling below 1.20x for two consecutive calendar quarters. A Lockbox Event will end with respect to clause (i), upon the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion), provided that the lender has not accelerated the Montgomery Mall Loan Combination, moved for a receiver or commenced foreclosure proceedings; with respect to clause (ii), if the borrower replaces the property manager pursuant to a replacement management agreement, each pursuant to the terms of the Montgomery Mall Loan Combination documents or such bankruptcy or insolvency proceeding of the property manager is discharged or dismissed within 90 days; or with respect to clause (iii), when a debt service coverage ratio of at least 1.20x has been achieved for two consecutive calendar quarters; provided, however, that (x) no event of default has occurred and is continuing under the loan agreement or any of the other Montgomery Mall Loan Combination documents; (y) the borrower has paid all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Lockbox Event including, reasonable attorney’s fees and expenses; and (z) a Lockbox Event may not be cured more than five times in the aggregate during the term of the Montgomery Mall Loan Combination.

Lockbox and Cash Management. The Montgomery Mall Loan Combination requires a lender controlled lockbox, which is already in place, and that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt. Prior to the occurrence of a Lockbox Event, all funds on deposit in the lockbox account will be released to the borrower on a weekly basis. Upon the occurrence and continuance of a Lockbox Event, funds on deposit in the lockbox account will be swept on a weekly basis (or each business day, during the continuance of an event of default) into a lender controlled cash management account.

Property Management. The Montgomery Mall Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Montgomery Mall Property, or greater than 50% of the aggregate interests in the borrower, in one or a series of related transactions to one or more Qualified Transferees (as defined below) (other than a transfer to a Key Principal (as defined below) or any person wholly owned by one or more Key Principals, so long as such Key Principals owned 49% of the aggregate interests in the borrower prior to such transfer), 61 days after the Series 2014-LC16 Trust closing date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to delivery of an additional insolvency opinion.

The borrower also has the right to transfer the Montgomery Mall Property or 100% of the aggregate interests in the borrower to a transferee that is not a Qualified Transferee, provided that no event of default has occurred and is continuing, the conditions with respect to transfers to a transferee that is not a Qualified Transferee and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates and similar confirmations with respect to the ratings of any securities backed by the Montgomery Mall Companion Loan.

A “Qualified Transferee” is (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates (i) at least five shopping centers and (ii) retail properties and shopping centers totaling in the aggregate at least 3,000,000 square feet of gross area; (b) any person who has a net worth in excess of $250,000,000; or (c) any person, provided the lender has received written confirmation from each of DBRS, KBRA and Moody’s that the transfer to such person will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the Series 2014-LC16 Certificates and similar confirmations with respect to ratings of any securities backed by the Montgomery Mall Companion Loan; provided, however, that no person will be deemed to be a Qualified Transferee if such person (x) is an embargoed person, (y) except for General Growth Properties or its affiliates, is or has during the previous seven years been the subject of a bankruptcy or insolvency proceeding or (z) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

A-3-29

MONTGOMERY MALL

“Key Principal” means any of Simon Property Group, L.P. or Simon Property Group, Inc.

Free Release. Provided that no event of default has occurred and is continuing, the borrower may (i) make transfers of immaterial or non-income producing portions of the Montgomery Mall Property in connection with takings or condemnations of any portion of the Montgomery Mall Property; (ii) make transfers of non-income producing portions of the Montgomery Mall Property to third parties or affiliates of the borrower; and (iii) dedicate portions of the Montgomery Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to certain conditions, including: (a) evidence that the transferee is not an affiliate of the borrower; and (b) with respect to any of the transfers described in (ii) and (iii), delivery of an officer’s certificate evidencing that such transfer, conveyance or encumbrance will not result in a material adverse effect on the value of the Montgomery Mall Property, the business operations or financial condition of the borrower or the ability of the borrower to repay the Montgomery Mall Loan Combination.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Montgomery Mall Property or if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower will be required to obtain a stand alone policy providing the same coverage for terrorism; provided, however (a) that the borrower will not be required to pay annual premiums in excess of two times the then-current annual premiums for the “all risk” insurance policy (excluding the catastrophic coverage of flood, earthquake and wind) and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to and reasonable for the geographic region where the Montgomery Mall Property is located, so long as in no event shall such deductible exceed 5% of the total insured values. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 365 days from the date that the Montgomery Mall Property is repaired or replaced and operations are resumed.

A-3-30

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A-3-31

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A-3-32

PACIFIC DESIGN CENTER

A-3-33

PACIFIC DESIGN CENTER

A-3-34

PACIFIC DESIGN CENTER

SANTA MONICA MTS.
Laurel Canyon Rd
Runyon Canyon Park
Hollywood Blvd
Hollywood
Sunset Blvd
House of Blues
(Sunset Strip)
West Hollywood
Santa Monica Blvd
2
Greystone Park
Whisky a Go Go
The Viper Room
Pacific Design Center
8687 Melrose Avenue
West Hollywood, CA 90069
Sunset Blvd
Santa Monica Blvd
Melrose Ave
The Palm
Dan Tana's
Beverly Hills
Beverly Dr
Rodeo Dr
La Cienega Blvd
Crescent Heights Blvd
Fairfax Ave
La Brea Ave
Beverly Blvd
The Ivy
Cedars-Sinai Medical Center
Beverly Center
Beverly Blvd
CBS Studios
Los Angeles Museum of the Holocaust
The Grove
Farmers Market
Pan Pacific Park
3rd St
Burton Way
Santa Monica Blvd
Beverly Hills City Hall
Downtown Beverly Hills
LOS ANGELES COUNTY
San Vicente Blvd
Town and Country Shopping Ctr.
3rd St
Downtown Los Angeles 6 Miles
Mid-Wilshire
Wilshire Blvd
LA County Museum of Art
Hancock Park
Saban Theatre
Wilshire Blvd
La Brea Tar Pits
Page Museum
El Rey Theatre
Acme Gallery
Peterson Automotive Museum
Architecture & Design Museum
Craft & Folk Art Museum
La Cienega Park
Olympic Blvd
Beverly Dr
Doheny Dr
Robertson Blvd
Roxbury Recr. Ctr.
Fairfax
Olympic Blvd
Century City
LOS ANGELES
Pico Blvd
Avenue of the Stars
Pico Blvd
San Vicente Blvd
20th Century Fox Studios
Hillcrest Country Club
Pico Blvd
Motor Ave
Cheviot Hills Park
Mid-City
Venice Blvd
Rancho Park Golf Course
Beverwil Dr
Robertson Blvd
La Cienga Plaza
La Cienga Blvd
Fairfax Ave
Kaiser Permanente Medical Center-West Los Angeles
Washington Blvd
La Brea Blvd
SAN GABRIEL MTS.
SANTA SUSANA MTS.
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
SAN MONICA MTS.
LOS ANGELES
Santa Monica
Pacific Ocean
Torrance
ANAHEIM
LONG BEACH
Huntington Beach

A-3-35

No. 4 – Pacific Design Center

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Mixed Use
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Design Center/Office
Cut-off Date Principal Balance(1):	$50,000,000			Location:	West Hollywood, CA
% of Initial Pool Balance:	5.1%			Size:	1,003,868 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1)(2):	$144.44
Borrower Name:	Pacific Design Center 1, LLC			Year Built/Renovated:	1975 & 1988/2001
Sponsor:	Charles S. Cohen			Title Vesting:	Fee
Mortgage Rate:	4.833%			Property Manager:	Cohen Brothers Realty Corporation of California
Note Date:	April 11, 2014			3rd Most Recent Occupancy (As of):	70.7% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	68.1% (12/31/2012)
Maturity Date:	July 11, 2024			Most Recent Occupancy (As of):	66.4% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of)(4):	72.7% (3/3/2014)
Loan Term (Original):	123 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(5):	$14,822,107 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(5):	$13,586,224 (12/31/2013)
Call Protection:	L(35),GRTR 1% or YM(84),O(4)			Most Recent NOI (As of)(5):	$13,550,093 (TTM 2/28/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1)(2):	Yes			U/W Revenues:	$29,877,168
Additional Debt Type(1)(2):	Pari Passu and Mezzanine			U/W Expenses:	$14,789,495
				U/W NOI(5):	$15,087,674
				U/W NCF(5):	$14,237,983
				U/W NOI DSCR(1)(2):	1.65x
Escrows and Reserves(3):				U/W NCF DSCR(1)(2):	1.55x
				U/W NOI Debt Yield(1)(2):	10.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(2):	9.8%
Taxes	$738,404	$184,601	NAP	As-Is Appraised Value:	$310,000,000
Insurance	$344,266	$86,067	NAP	As-Is Appraisal Valuation Date:	March 6, 2014
Replacement Reserve	$0	$20,914	NAP	Cut-off Date LTV Ratio(1)(2):	46.8%
TI/LC Reserve	$2,000,000	$50,000	$3,000,000	LTV Ratio at Maturity or ARD(1)(2):	42.8%

(1)
The Pacific Design Center Loan Combination, totalling $145,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and will be contributed to the WFCM 2014-LC16 Trust. Note A-1 had an original principal balance of $95,000,000 and is expected to be contributed to a future trust. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date principal balance per square foot numbers are based on the $145,000,000 Pacific Design Center Loan Combination.

(2)
See “Subordinate and Mezzanine Indebtedness” section. The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a principal balance of $20,000,000. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Principal Balance per square foot numbers shown in the chart above are based solely on the $145,000,000 Pacific Design Center Loan Combination. As of the Cut-off Date, with respect to the Pacific Design Center Loan Combination and the related mezzanine financing, the balance per square foot is $164.36, the combined underwritten NCF DSCR is 1.27x, the combined Cut-off Date LTV Ratio is 53.2% and the combined underwritten NCF Debt Yield is 8.6%.

(3)	See “Escrows” section.
(4)
The occupancy presented above includes approximately 70,210 square feet of “Design Lab” space on the second floor of the Blue Building that is currently occupied by art galleries. The related borrower does not charge any rent to these tenants, and considers the galleries an amenity to design tenants. If the second floor design space is considered vacant, the occupancy of the Pacific Design Center Property as of March 3, 2014 was 65.7%.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Pacific Design Center Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a fee interest in two of the buildings of the Pacific Design Center totaling 1,003,868 square feet in West Hollywood, California (the “Pacific Design Center Property”). The Pacific Design Center Loan Combination was originated on April 11, 2014 by Ladder Capital Finance LLC. The Pacific Design Center Loan Combination had an original principal balance of $145,000,000, has an outstanding principal balance as of the Cut-off Date of $145,000,000 and accrues interest at an interest rate of 4.833% per annum. The Pacific Design Center Loan Combination had an initial term of 123 months, has a remaining term of 121 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Pacific Design Center Loan Combination matures on July 11, 2024. See “Description of the Mortgage Pool—Split Loan Structures—The

A-3-36

PACIFIC DESIGN CENTER

Pacific Design Center Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Prospectus Supplement.

Note A-2 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000, and will be contributed to the WFCM 2014-LC16 Trust (the “Pacific Design Center Mortgage Loan”). Note A-1, which is the controlling note with respect to the Pacific Design Center Loan Combination and is expected to be contributed to a future trust, had an original principal balance of $95,000,000 and has an outstanding principal balance as of the Cut-off Date of $95,000,000 (the “Pacific Design Center Companion Loan”); however, the lender provides no assurances that any non-securitized note will not be split further. The Pacific Design Center Mortgage Loan and the Pacific Design Center Companion Loan together comprise the Pacific Design Center Loan Combination.

Following the lockout period, the borrower has the right to voluntarily prepay the Pacific Design Center Loan Combination in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% of the principal amount being prepaid on any date before April 11, 2024. In addition, the Pacific Design Center Mortgage Loan is prepayable without penalty on or after April 11, 2024.

Sources and Uses(1)

Sources			Uses
Original loan combination amount	$145,000,000	87.9%	Loan payoff	$135,708,714	82.2%
Mezzanine loan	20,000,000	12.1	Reserves	3,082,670	1.9
			Closing costs	878,761	0.5
			Return of equity	25,329,856	15.4
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%

(1)	The Pacific Design Center Property was previously securitized in CSFB 2004-C3.

The Property. The whole Pacific Design Center is comprised of an approximately 1.4 million square foot mixed use facility located at the corner of Melrose Avenue and San Vicente Boulevard in the heart of the design district in West Hollywood, California. The Pacific Design Center Property consists of office space, design space, a branch of the Los Angeles Museum of Contemporary Art, two Wolfgang Puck restaurants and associated parking spaces. The Pacific Design Center Property consists of two buildings totaling 1,003,868 square feet: a 385,088 square foot building constructed in 1988 and known as the Green Building that contains 278,813 square feet of rentable office space and 106,275 square feet of design showroom space; and a 611,639 square foot building constructed in 1975 and known as the Blue Building that is entirely design showroom space. Adjacent to the Pacific Design Center Property is the Red Building, a 420,000 square foot office building constructed in 2012-2013 that is not collateral for the loan. As of March 3, 2014, the Pacific Design Center Property was 72.7% leased.

The entire Pacific Design Center was designed by architect Cesar Pelli, whose architectural credits include the TWA terminal building at JFK International Airport, New York, New York, the World Financial Center in lower Manhattan, New York, the Wells Fargo Center in Minneapolis, Minnesota, the Aria Resort and Casino in Las Vegas, Nevada and the Canary Wharf development in London, England.

The sponsor originally acquired the Pacific Design Center Property in 1999 for a total purchase price of $165,000,000 ($164 per square foot). Both the Green Building and the Blue Building were each delivered as entirely showroom space. Following the acquisition of the Pacific Design Center Property, the sponsor subsequently invested $30 million in order to renovate the Pacific Design Center Property. The sponsor’s renovation work included the development of the plaza and fountain on San Vicente Boulevard, interior renovations to the Blue and Green Buildings to position them as first class design space, and the conversion of the top six floors of the Green Building to office space. Following the conversion of the office space, the sponsor was able to secure a long term lease with the Interpublic Group for a 15-year term expiring in January 2017.

A-3-37

PACIFIC DESIGN CENTER

The following table presents certain information relating to the tenancy at the Pacific Design Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
Interpublic Group(3)(4)	BBB/Baa3/BB+	211,961	21.1%	$26.05	$5,522,245	24.3%	Various(5)
Holly Hunt/ Kneedler/Knoll	NR/NR/BB	41,768	4.2%	$44.47	$1,857,220	8.2%	Various(6)
Baker Knapp & Tubbs	NR/NR/NR	18,620	1.9%	$33.53	$624,420	2.8%	10/31/2024
Kravet Fabrics	NR/NR/NR	12,576	1.3%	$48.00	$603,648	2.7%	11/30/2017
Janus et Cie	NR/NR/NR	13,317	1.3%	$40.18	$535,080	2.4%	8/31/2015
Total Major Office Tenants		298,242	29.7%	$30.66	$9,142,613	40.3%

Non-Major Tenants(7)		431,536	43.0%	$31.40	$13,548,087	59.7%

Occupied Collateral Total(7)		729,778	72.7%	$31.09	$22,690,700	100.0%

Vacant Space		274,090	27.3%

Collateral Total		1,003,868	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 30, 2015.
(3)	16,175 square feet of the Interpublic Group space is leased to Imada Wong Communications Group, a subsidiary of Interpublic Group.
(4)
Imada Wong (subsidiary of Interpublic Group) has a termination option effective October 31, 2015 for its space, provided the tenant gives written notice by February 1, 2015 and the tenant pays a termination fee of $107,208.

(5)
Includes 200 square feet expiring May 31, 2014, 84 square feet expiring July 31, 2014, 300 square feet expiring September 30, 2014, 100 square feet expiring December 31, 2014, 203,276 square feet expiring January 31, 2017, and 8,000 square feet expiring March 31, 2019.

(6)
In addition to Holly Hunt, the Pacific Design Center Property is occupied by Holly Hunt affiliates Kneedler and Knoll. The lease expiration dates of these tenants are April 30, 2018 (21,276 square feet, Kneedler), April 30, 2018 (1,068 square feet, Knoll), December 31, 2018 (2,303 square feet, Knoll), and December 31, 2020 (17,120 square feet, Holly Hunt).

(7)
The non-major tenants total includes 70,210 SF of gallery space (“DesignLab”). This space is used as a tenant amenity but has no rent associated with it. Excluding the DesignLab, the Annual U/W Base Rent PSF is $37.50 for non-major tenants and $34.40 for occupied tenants. If the second floor design space is considered vacant, the occupancy of the Pacific Design Center Property as of March 3, 2014 was 65.7%.

The following table presents certain information relating to the lease rollover schedule at the Pacific Design Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	29	71,039	7.1%	71,039	7.1%	$56,700	$0.80
2014	26	16,785	1.7%	87,824	8.7%	$595,450	$35.48
2015	16	45,880	4.6%	133,704	13.3%	$2,034,881	$44.35
2016	22	47,448	4.7%	181,152	18.0%	$1,838,294	$38.74
2017	41	278,361	27.7%	459,513	45.8%	$8,732,963	$31.37
2018	27	83,474	8.3%	542,987	54.1%	$4,109,707	$49.23
2019	9	41,890	4.2%	584,877	58.3%	$1,299,672	$31.03
2020	4	29,569	2.9%	614,446	61.2%	$983,033	$33.25
2021	7	26,212	2.6%	640,658	63.8%	$1,061,164	$40.48
2022	4	12,197	1.2%	652,855	65.0%	$553,756	$45.40
2023	2	3,377	0.3%	656,232	65.4%	$86,990	$25.76
2024	2	25,397	2.5%	681,629	67.9%	$895,568	$35.26
Thereafter	13	48,149	4.8%	729,778	72.7%	$442,523	$9.19
Vacant	0	274,090	27.3%	1,003,868	100.0%	$0	$0.00
Total/Weighted Average	202	1,003,868	100.0%			$22,690,700	$31.09

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted average Annual U/W Base Rent PSF excludes vacant space.

A-3-38

PACIFIC DESIGN CENTER

The following table presents historical occupancy percentages at the Pacific Design Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/3/2014(2)(3)
70.7%	68.1%	66.4%	72.7%
(1)	Information obtained from the borrower.
(2)
The occupancy rate by space type at the Pacific Design Center Property is 77.5% office, 70.7% design space (61.0% excluding gallery space), and 83.1% storage square feet. The occupancy of the Green Building is 80.1% and the occupancy of the Blue Building is 68.1% (56.8% excluding gallery space).

(3)
The occupancy presented above includes approximately 70,210 square feet of “Design Lab” space on the second floor of the Blue Building that is currently occupied by art galleries. The related borrower does not charge any rent to these tenants, and considers the galleries an amenity to design tenants. If the second floor design space is considered vacant, the occupancy of the Pacific Design Center Property as of March 3, 2014 was 65.7%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pacific Design Center Property:

Cash Flow Analysis

	2012	2013	TTM 2/28/2014	U/W	U/W $ per SF
Base Rent	$22,130,364	$21,996,024	$21,842,607	$22,690,700	$22.60
Grossed Up Vacant Space	0	0	0	13,516,655	13.46
Total Reimbursables	2,559,047	2,875,039	2,859,948	3,085,337	3.07
Other Income	4,189,409	3,835,531	3,937,746	4,101,131	4.09
Less Vacancy & Credit Loss	0	0	0	(13,516,655)(1)	(13.46)
Effective Gross Income	$28,878,820	$28,706,594	$28,640,300	$29,877,168(2)	$29.76

Total Operating Expenses	$14,056,713	$15,120,370	$15,090,207	$14,789,495	$14.73

Net Operating Income	$14,822,107	$13,586,224	$13,550,093	$15,087,674(3)	$15.03
TI/LC	0	0	0	598,724	0.60
Capital Expenditures	0	0	0	250,967	0.25
Net Cash Flow	$14,822,107	$13,586,224	$13,550,093	$14,237,983	$14.18

NOI DSCR	1.62x	1.48x	1.48x	1.65x
NCF DSCR	1.62x	1.48x	1.48x	1.55x
NOI DY	10.2%	9.4%	9.3%	10.4%
NCF DY	10.2%	9.4%	9.3%	9.8%

(1)	The underwritten economic vacancy is 32.3%. The Pacific Design Center Property was 72.7% physically occupied as of March 3, 2014.
(2)	Effective Gross Income includes $434,771 in contractual rent steps through June 30, 2015.
(3)
The increase in the UW Net Operating Income is due primarily to the $434,771 in contractual rent steps through June 30, 2015 that were underwritten as well as a higher other income that was underwritten based on the appraisal and slightly lower real estate taxes and insurance premiums versus 2013 that were underwritten based on the actual tax and insurance bills.

Appraisal. As of the appraisal valuation date of March 6, 2014, the Pacific Design Center Property had an “as-is” appraised value of $310,000,000. The Appraisal concluded to a land value of $147,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated March 20, 2014, there was no evidence of any recognized environmental conditions at the Pacific Design Center Property.

Market Overview and Competition. The Pacific Design Center Property is located on Melrose Avenue in West Hollywood, California directly off Santa Monica Boulevard, a primary east/west thoroughfare in Los Angeles. Santa Monica Boulevard connects Highway 405 and the 101 Freeway. The Pacific Design Center Property is located in an affluent area within a mile of Beverly Hills, Bel-Air, and the Hollywood Hills. Given the nature of the Pacific Design Center Property’s luxury showroom space, it is able to cater to the affluent population base in the immediate area.

The Pacific Design Center Property’s immediate area is known as the West Hollywood Design District (“WHDD”), and is a cultural destination for high-end design, art, fashion, dining, beauty, and more, and has been a premier Los Angeles shopping center since the 1950s. Today, WHDD is comprised of over 200 high-end retailers throughout Melrose Avenue, Beverly Boulevard and Robertson Boulevard. More specifically, Melrose Avenue is a shopping, dining and entertainment destination in Los Angeles that starts from Santa Monica Boulevard at the border between Beverly Hills and West Hollywood and ends at Lucille Avenue in Silver Lake. Melrose Avenue runs north of Beverly Boulevard and south of Santa Monica Boulevard.

According to a third party market research report, rents for retail spaces in the WHDD range from approximately $30 to $120 per square foot, with the average rental rate for general retail space in West Hollywood around $61 per square foot. Most of the retailers in the area lease smaller spaces and tend to pay above market rent for the prime location. As a result, average rents surrounding the Pacific Design Center Property are higher than the average rent of that current Pacific Design Center Property showroom tenants are paying (approximately $40 per square foot). Market rents on Melrose Avenue, located adjacent to the Pacific Design Center Property range from $60 to $120 per square foot.

A-3-39

PACIFIC DESIGN CENTER

The Pacific Design Center Property is located in Los Angeles County’s West Side Office Market. At 15.4% vacancy, the Pacific Design Center Property’s submarket has one of the lowest vacancy rate of any of Los Angeles’ six office submarkets. The direct vacancy rate was limited to 14.0%. The West Side Office Market has shown positive absorption of 488,070 square feet in 2011, 380,931 square feet in 2012, and 363,194 square feet in 2013. The West Side Office Market accounted for approximately 70.0% of the overall office absorption in Los Angeles in 2012, and nearly 100.0% of the overall office absorption in 2013. The Pacific Design Center Property West Hollywood submarket has a Class A direct vacancy rate of 13.4% (excluding the Red Building).

The following table presents certain information relating to comparable office properties for the Pacific Design Center Property:

Competitive Set(1)

	Pacific Design Center (Subject)	1900 Avenue of the Stars	Hayden Creative - 8600 Hayden Place	9665 Wilshire Boulevard
Location	West Hollywood, CA	Los Angeles, CA	Culver City, CA	Beverly Hills, CA
Distance from Subject	- -	2.7 miles	4.8 miles	2.0 miles
Property Subtype	Design Center/Office	CBD Office	Suburban Office	CBD Office
Year Built/Renovated	1975 & 1988/2001	1968/2000	1976/2013	1972/1993
Total GLA	1,003,868 SF	606,745 SF	32,755 SF	171,114 SF
Total Occupancy	73%	91%	100%	93%

(1)	Information obtained from the underwritten rent roll and the appraisal.

The Borrower. The borrower is Pacific Design Center 1, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel delivered a non-consolidation opinion in connection with the origination of the Pacific Design Center Loan Combination. Charles S. Cohen, is the guarantor of certain nonrecourse carveouts under the Pacific Design Center Loan Combination.

The Sponsor. Charles S. Cohen is owner, president and chief executive officer of Cohen Brothers Realty Corporation (“CBRC”), which has a portfolio of over 12 million square feet of office properties located in New York, Texas, Florida and Southern California. Key properties include the Decoration and Design Building, International Plaza, 805 Third Avenue, and 475 Park Avenue South, all of which are located in New York, New York. CBRC’s New York portfolio is comprised of eight Class A office towers in midtown Manhattan.

Charles Cohen is one of the largest owners of design center space in the United States. Cohen’s design center portfolio totals nearly 3.3 million square feet and includes the Pacific Design Center Property, the Decoration and Design Building in New York, New York, the Design Center of the Americas in Miami, Florida and the Decorative Center in Houston, Texas. As a design center landlord, CBRC has developed strong relationships with many of his tenants, with many tenants co-locating at numerous CBRC Brother’s design centers across the country. A total of 31 tenants at the property, comprising approximately 399,200 square feet (39.8% of the Pacific Design Center Property square footage), currently lease space at CBRC’s other design centers. Major tenants with co-locations include the Interpublic Group of Companies, Holly Hunt, Kravet Fabrics, Baker Knapp & Tubbs and Stark Carpet.

Escrows. The loan documents provide for upfront reserves in the amount of $738,404 for real estate taxes and $344,266 for insurance. At closing of the Pacific Design Center Loan Combination, the borrower was also required to fund a tenant improvements and leasing commissions reserve in the amount of $2,000,000. The tenant improvements and leasing commissions reserve will be capped at $3,000,000 until the Pacific Design Center Property reaches 85% occupancy at which point the cap will be reduced to $2,000,000. The loan documents also provide for ongoing monthly reserves in the amount of $184,601 for real estate taxes; $86,067 for insurance; $20,914 for repairs and replacements; and $50,000 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Pacific Design Center Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all receipts payable with respect to the Pacific Design Center Property directly into the lockbox account. All amounts in the lockbox account are transferred on each business day to a cash management account controlled by the lender. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account after payment of debt service, operating expenses and required deposits into reserve accounts are made are disbursed to the borrower. During a Cash Trap Event Period, all excess cash flow will be held by the lender. During the continuance of an event of default under the Pacific Design Center Loan Combination, the lender may apply amounts in the cash management account to obligations under the Pacific Design Center Loan Combination in such order and priority as the lender shall determine in its discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Pacific Design Center Mezzanine Loan; or (ii) amortizing debt service coverage ratio falling below 1.15x.

A Cash Trap Event Period will expire, with regard to clause (i) above, if the cure of the event of default is accepted or waived in writing by the lender or Pacific Design Center Mezzanine Loan lender, in its sole and absolute discretion, and with regard to clause (iii) above, if the Pacific Design Center Property generates a net cash flow debt service coverage ratio equal to or greater than 1.20x for two consecutive months.

Property Management. The Pacific Design Center Property is managed by an affiliate of the borrower.

A-3-40

PACIFIC DESIGN CENTER

Assumption. The borrower has the right to transfer the Pacific Design Center Property, subject to certain terms and conditions set forth in the loan documents, including, but not limited to (i) no event of default has occurred and is continuing; (ii) the proposed transferee shall be a single purpose entity and its organizational documents shall be reasonably acceptable to the lender; (iii) the borrower shall have delivered a new non-consolidation opinion reflecting such transfer reasonably acceptable to the lender; (iv) if required by the lender, a rating agency confirmation from DBRS, KBRA and Moody’s that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates and similar confirmation with respect to the ratings of any securities backed by the Pacific Design Center Companion Loan; and (v) the Pacific Design Center Mezzanine Loan shall have been paid in full or assumed.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Ladder Capital Finance LLC has made a $20,000,000 mezzanine loan (the “Pacific Design Center Mezzanine Loan”) to Pacific Design Center 1 Holdings, LLC, a Delaware limited liability company (the “Pacific Design Center Mezzanine Borrower”), which is secured by a pledge by the Pacific Design Center Mezzanine Borrower of its limited liability company interests in the Pacific Design Center borrower. The Pacific Design Center Mezzanine Loan requires monthly interest-only payments for the first 60 months following origination and, thereafter, monthly payments of principal and interest based on a 30-year amortization schedule and an interest rate of 9.750% per annum. The Pacific Design Center Mezzanine Loan matures on July 11, 2024. The rights of the Pacific Design Center Mezzanine Loan lender are further described under “Description of the Mortgage Pool – Subordinate and/or Other Financing – Existing (Secured Financing and Mezzanine and Similar Financing)” in the Prospectus Supplement.

Partial Rent Guaranty. An affiliate of the borrower, Cohen Brothers Realty Corporation of California, the manager of the Pacific Design Center Property, at origination, executed a lease of 193,720 square feet of space at an annual rent of $6,780,200 (the “PDC Lease”). The payment of the rent under the PDC Lease is guaranteed by Charles S. Cohen (the “PDC Lease Guaranty”). The rent under the PDC Lease is only required to be paid to the borrower if either (i) the debt service coverage ratio for the aggregate of the Pacific Design Center Loan Combination and the Pacific Design Center Mezzanine Loan (utilizing trailing-twelve month figures) is less than 1.10x for the preceding calendar quarter (which trigger may be cured if such debt service coverage ratio (utilizing trailing-twelve month figures) is at least 1.15x for the preceding calendar quarter) or (ii) an event of default is continuing under the Pacific Design Center Mezzanine Loan. The borrower may obtain a reduction of the rent (x) for space demised under the PDC Lease in an amount equal to the amount demised under the future lease multiplied by 1.0, unless the rental rate for the applicable future lease is greater than $35 per square foot, in which case it will be multiplied by the amount equal to the actual rental rate for the applicable future lease divided by $35 and (y) under the PDC Lease dollar-for-dollar of the amount of rent under a new, unaffiliated third-party lease having a term of at least five years and satisfying other conditions set forth in the loan documents. The rent under the PDC Lease was not included in the underwriting of the Pacific Design Center Mortgage Loan described above or in the Prospectus  Supplement.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the special form insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Pacific Design Center Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-41

PURGATORY CREEK APARTMENTS

A-3-42

PURGATORY CREEK APARTMENTS

COLO.
KANSAS
Wichita
Springfield
MO
TULSA
OKLAHOMA CITY
Santa Fe
Amarillo
Norman
Ft. Smith
ALBUQUERQUE
OKLAHOMA
AR
NEW MEXICO
Wichita Falls
Red River
Lubbock
Denton
Plano
FT. WORTH
DALLAS
Shreveport
Las Cruces
Arlington
EL PASO
Abilene
Midland
Odessa
TEXAS
Waco
San Angelo
AUSTIN
San Marcos
Beaumont
SAN ANTONIO
HOUSTON
CHIHUAHUA
Galveston
Victoria
MEXICO
Laredo
Corpus Christi
Gulf of Mexico
McAllen
Brownsville
MONTERREY
Austin 23 miles
Kyle
Old Stagecoach Rd.
Post Rd.
AMTRAK
Yarrington Rd.
Harris Hill Rd.
HAYS COUNTY
Ringtail Ridge Natural Area
Spring Lake Preserve
Old Ranch Rd. 12
LBJ Dr.
Post Rd.
Uhland Rd.
Harris Hill Rd.
Texas State University-San Marcos
Spring Lake
Aquarena Center
Bobcat Stadium
Strahan Coliseum
Theatre Center
Bobcat Softball Stadium
Springtown Center
Quail Creek Country Club
San Marcos Municipal Airport
Bishop St.
Franklin St.
Purgatory Creek Natural Area
Wonder World Park
SAN MARCOS AMTRAK
LBJ Dr.
CALDWELL COUNTY
Prospect Park
Hopkins St.
River Rd.
Old Martindale Rd.
FM 1984
SAN MARCOS
John J. Stokes San Marcos River City Park
Purgatory Creek
1951 Hunter Road
San Marcos, TX 78666
Martindale
McCarty Ln.
Central Texas Medical Center
Staples Rd.
AMTRAK
Wonder World Dr.
Hunter Rd.
Old Bastrop Hwy.
GUADALUPE COUNTY
Prime Outlets at San Marcos
Tanger Outlet Center
Centerpoint Rd.
Guadalupe St.
Redwood
San Antonio 46 miles

A-3-43

No. 5 – Purgatory Creek Apartments

Loan Information	Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
Property Type:	Multifamily
Original Principal Balance:	$31,600,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$31,600,000	Location:	San Marcos, TX
% of Initial Pool Balance:	3.2%	Size:	286 units
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit:	$110,490
Borrower Name:	Elysian at Purgatory Creek, LP	Year Built/Renovated:	2012/NAP
Sponsor:	Sun Holdings Group	Title Vesting:	Fee
Mortgage Rate:	4.673%	Property Manager:	Grep South, LP
Note Date:	May 6, 2014	3rd Most Recent Occupancy (As of)(2):	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	93.7% (12/31/2012)
Maturity Date:	May 6, 2024	Most Recent Occupancy (As of):	94.8% (12/31/2013)
IO Period:	60 months	Current Occupancy (As of):	94.4% (5/2/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,552,935 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,482,610 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$2,541,501 (TTM 3/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$4,173,418
Additional Debt Type:	NAP	U/W Expenses:	$1,670,831
U/W NOI:	$2,502,588
U/W NCF:	$2,445,388
U/W NOI DSCR:	1.28x
U/W NCF DSCR:	1.25x
Escrows and Reserves(1):	U/W NOI Debt Yield:	7.9%
U/W NCF Debt Yield:	7.7%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$42,200,000
Taxes	$288,964	$55,041	NAP	As-Is Appraisal Valuation Date:	April 4, 2013
Insurance	$22,152	$5,274	NAP	Cut-off Date LTV Ratio:	74.9%
Replacement Reserves	$0	$4,767	NAP	LTV Ratio at Maturity or ARD:	68.7%

(1)	See “Escrows” section.
(2)	Not available as the Purgatory Creek Apartments Property was constructed in 2012.

The Mortgage Loan. The mortgage loan (the “Purgatory Creek Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 16 building, 286-unit, class A, garden-style multifamily property located in San Marcos, Texas (the “Purgatory Creek Apartments Property”). The Purgatory Creek Apartments Mortgage Loan was originated on May 6, 2014 by Rialto Mortgage Finance, LLC. The Purgatory Creek Apartments Mortgage Loan had an original principal balance of $31,600,000, has an outstanding principal balance as of the Cut-off Date of $31,600,000 and accrues interest at an interest rate of 4.673% per annum. The Purgatory Creek Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Purgatory Creek Apartments Mortgage Loan matures on May 6, 2024.

Following the lockout period, the borrower has the right to defease the Purgatory Creek Apartments Mortgage Loan in whole, but not in part, on any date before February 6, 2024. In addition, the Purgatory Creek Apartments Mortgage Loan is prepayable without penalty on or after February 6, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$31,600,000	78.6%	Purchase Price	$39,500,000	98.2%
Sponsor’s new cash contribution	8,611,115	21.4	Reserves	311,116	0.8
			Closing costs	399,998	1.0
Total Sources	$40,211,114	100.0%	Total Uses	$40,211,114	100.0%

A-3-44

PURGATORY CREEK APARTMENTS

The Property. The Purgatory Creek Apartments Property is a 286-unit, garden-style multifamily property consisting of 16 two- and three-story buildings situated on a 22.5-acre site located in San Marcos, Texas, approximately 30.0 miles south of Austin and 45.0 miles north of San Antonio, Texas. Additional buildings at the Purgatory Creek Apartments Property include a leasing office, clubhouse, and maintenance building. Community amenities include a two-tier, resort style pool, spa, steam room, sauna, 24-hour fitness center, clubhouse with full kitchen and bar area, business center, barbeque grills, outdoor fireplace, private garages, carports and breezeway garages and a laundry room in every building. Unit amenities include stainless-steel appliances with a built-in microwave, crown molding, walk-in closets, granite counters in kitchens, marble counters in bathrooms, patio/balcony with extra storage, washer/dryer connections or stackable washer and dryer, bookshelves, wine racks, and sound-reducing insulation. Select units feature a separate stand-up shower, side-by-side refrigerator with an ice/water dispenser, kitchen island, vaulted ceilings, and fireplace. The Purgatory Creek Apartments Property contains 464 open parking spaces, 33 breezeway garage spaces, 24 detached garage spaces, and 32 carport spaces, reflecting an overall parking ratio of 1.9 spaces per unit. As of May 2, 2014, the Purgatory Creek Apartments Property was 94.4% occupied.

The following table presents certain information relating to the unit mix of the Purgatory Creek Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average In- Place Monthly Rent per Unit
1 Bedroom/1 Bathroom	189	66.1%	822	$1,096
2 Bedroom/2 Bathroom	97	33.9%	1,233	$1,463
Total/Weighted Average	286	100.0%	961	$1,221
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Purgatory Creek Apartments Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	5/2/2014
NAV	93.7%	94.8%	94.4%

(1)	Not available as the Purgatory Creek Apartments Property was constructed in 2012.
(2)	Information obtained from the borrower.

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PURGATORY CREEK APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Purgatory Creek Apartments Property:

Cash Flow Analysis

	2012	2013	TTM 3/31/2014	U/W	U/W $ per Unit
Base Rent	$4,012,822	$4,151,812	$4,183,667	$3,956,340	$13,833
Grossed Up Vacant Space	0	0	0	236,088	825
Concessions	(19,759)	(25,562)	(25,093)	(21,274)	(74)
Other Income	255,696	375,933	391,810	391,810	1,370
Less Vacancy & Credit Loss	(1,355,428)	(420,171)	(405,443)	(389,546)(1)	(1,362)

Effective Gross Income	$2,893,331	$4,082,012	$4,144,941	$4,173,418	$14,592

Total Operating Expenses	$1,340,396	$1,599,402	$1,603,440	$1,670,831	$5,842

Net Operating Income	$1,552,935	$2,482,610(2)	$2,541,501	$2,502,588	$8,750
Capital Expenditures	0	0	0	57,200	200
Net Cash Flow	$1,552,935	$2,482,610	$2,541,501	$2,445,388	$8,550

NOI DSCR	0.79x	1.27x	1.30x	1.28x
NCF DSCR	0.79x	1.27x	1.30x	1.25x
NOI DY	4.9%	7.9%	8.0%	7.9%
NCF DY	4.9%	7.9%	8.0%	7.7%
(1)	The underwritten economic vacancy is 9.8%. The Purgatory Creek Apartments Property was 94.4% physically occupied as of May 2, 2014.
(2)	2013 NOI is higher than 2012 NOI because the Purgatory Creek Apartments Property was built in 2012, and was ramping up to stabilized occupancy through 2012 and 2013.

Appraisal. As of the appraisal valuation date of April 4, 2014, the Purgatory Creek Apartments Property had an “as-is” appraised value of $42,200,000.

Environmental Matters. According to a Phase I environmental assessment dated April 9, 2014, there was no evidence of any recognized environmental conditions at the Purgatory Creek Apartments Property.

Market Overview and Competition. The Purgatory Creek Apartments Property is located in San Marcos, Texas, approximately 30 miles south of Austin and 45 miles north of San Antonio, Texas. According to the appraisal, San Marcos is part of the Austin-Round Rock-San Marcos combined statistical area (the “Austin CBSA”), which had a 2013 population of 1.9 million and an unemployment rate of 4.8% as of February 2014. Austin, the state capitol of Texas, is continually one of the fastest growing metro areas in the United States with a population growth rate of 3.1% annually from 2000 to 2013. Located approximately 1.8 miles northeast of the Purgatory Creek Apartments Property, the Texas State University San Marcos campus had a 2013 total enrollment of 35,568, up from 29,105 in 2009. Texas State University San Marcos opened in 1903 as a two-year teacher training institution and the university has now grown into a state supported university that offers 114 undergraduate, 81 graduate and five doctorate programs. Primary regional access is provided by Interstate 35, a major north/south thoroughfare which connects Austin to the north and San Antonio to the south. The Purgatory Creek Apartments Property is located approximately 0.9 miles west of Interstate 35 at the intersection of Hunter Road and Wonder World Drive (Route 12). According to a market research report, the estimated 2014 population and average household income within a one, three-, and five-mile radius of the Purgatory Creek Apartments Property is 4,507, 39,211, and 58,428, respectively, and $50,238, $45,466, and $45,191, respectively. From 2000 to 2014, the population within a five-mile radius grew 38.0%.

According to a third party market research report, the Purgatory Creek Apartments Property is located in the Austin multifamily market and the San Marcos/North Hays County class A multifamily submarket. As of the fourth quarter of 2013, the Austin multifamily market consisted of 170,418 units with a 4.5% vacancy rate and monthly asking rent of $981 per unit. As of the fourth quarter of 2013, the San Marcos/North Hays County class A multifamily submarket consisted of 3,868 units with a 7.0% vacancy rate and monthly asking rent of $1,045 per unit.

A-3-46

PURGATORY CREEK APARTMENTS

The following table presents certain information relating to some comparable multifamily properties for the Purgatory Creek Apartments Property:

Competitive Set(1)

	Purgatory Creek Apartments (Subject)	Savannah Club	Palazzo	Park Hill	Springmarc	Blanco River Lodge
Location	San Marcos, TX	San Marcos, TX	San Marcos, TX	San Marcos, TX	San Marcos, TX	San Marcos, TX
Distance to Subject	NAP	0.5 miles	1.0 mile	1.0 mile	1.25 miles	3.25 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	286	180	300	168	240	186
Effective Rent (per unit)	$1,243	$983	$966	$953	$923	$1,128
Year Built	2012	2003	1997	2000	2008	2010
1BR	$924-$1,335	$765-$845	$1,005-$1,199	$840-$865	$773-$800	$885
2BR	$1,389-$2,203	$1,060	$1,183-$1,450	$1,00-$1,185	$992-$1263	$1,055-$1,075
Utilities	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant
Total Occupancy	90%	93%	91%	91%	90%	97%

(1)	Information obtained from the appraisal.

The Borrower. The borrower, Elysian at Purgatory Creek, LP, is a single purpose entity with one independent director. Elysian at Purgatory Creek, LP is a subsidiary of the sponsor, Sun Holdings Group. The guarantors of certain nonrecourse carveouts under the Purgatory Creek Apartments Mortgage Loan are Jacob Blatt, Oren Blatt and Yehonatan Sade.

The Sponsor. The sponsor, Sun Holdings Group (“Sun”), is a 25-year-old real estate investment management company, with operations throughout North America, Western Europe and Israel. Sun is headquartered in Tel Aviv, Israel with regional offices located in Montreal, Quebec, Boston, Massachusetts, Houston, Texas and Jacksonville, Florida. The sponsor is involved in the ownership and management of a portfolio consisting of nearly 250,000 square feet of commercial space, over 2,000 multifamily units and vacant land suitable for development with properties located in Boston, Montreal, Orlando, Miami, New Jersey, Houston and Tel Aviv. Sun’s United States portfolio consists of six properties located in Massachusetts, Texas and Florida.

Escrows. The loan documents provide for upfront reserves in the amount of $288,964 for real estate taxes, and $22,152 for insurance. The loan documents also provide for ongoing monthly escrow deposits of $55,041 for real estate taxes, $5,274 for insurance and $4,767 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence and continuation of a Cash Sweep Event (as defined below) the Purgatory Creek Apartments Mortgage Loan requires the borrower to (i) establish a lender-controlled lockbox account and (ii) direct the manager to deposit all receipts payable (and other amounts received) with respect to the Purgatory Creek Apartments Mortgage Loan directly into the lockbox account within one business day of receipt. The Purgatory Creek Apartments Mortgage Loan documents also require the borrower to deposit any amounts it receives into the lockbox account within one business day of receipt. Funds in the lockbox account will be transferred to a cash management account controlled by the lender and all excess cash flow will be held as additional collateral for the Purgatory Creek Apartments Mortgage Loan.

A “Cash Sweep Event” will commence upon (i) the occurrence and continuance of an event of default; (ii) any bankruptcy action of the borrower or the guarantor; or (iii) any bankruptcy action of the manager provided that the borrower has not replaced the manager with a qualified manager acceptable to the lender within 30 days. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions, and with respect to clause (iii), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions.

Property Management. The Purgatory Creek Apartments Property is managed by Grep South, LP.

Assumption. The borrower has the right to transfer the Purgatory Creek Apartments Property after the first anniversary of the loan closing date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

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PURGATORY CREEK APARTMENTS

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Purgatory Creek Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

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A-3-49

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A-3-50

WEATHERFORD RIDGE

A-3-51

WEATHERFORD RIDGE

MARTIN DRIVE
RED OAK LANE
RED OAK LANE
WASHINGTON STREET
TEXAS ROAD EXTENSION
WALL ST.
MAIN STREET – STATE HIGHWAY 171
171
belk
ULTA
Michaels
HIBBETT SPORTS
PLACE
YOGURT STORY
LADY NAILS & SPA
STYLES FOR LESS
verizon
Justice
AÉROPOSTALE
TJ·MAXX
jcpenney
Famous Footwear
rue21
ALL STAR CLIPS
PEPPERMINT DENTAL
MAURICES
p.s.
LANE BRYANT
EXISTING MOTEL
AARON'S RENTS
EyeMasters
McALISTER'S
Out Lot 1.43 Acres
Out Lot 1.25 Acres
ADAMS DRIVE
Out Lot 1.08 Acres
FIRST FINANCIAL BANK
IHOP
sears
at&t
Monarch Dental
KNOCKOUTS
AIR MAIL CENTERS
ARMY
RIDGEFIELD DRIVE
Olive Garden
CHEERS LIQUOR
Super 8
ACCESS DRIVE
FUTURE SERVICE ROAD
INTERSTATE HIGHWAY 20
20
CHASE
Denny's
Anchor / Major
Non Anchor / In-line
Vacant
Future Development
Not Part of Collateral

A-3-52

WEATHERFORD RIDGE

Weatherford Ridge
205, 215, 220, 225, 325, 425 Adams Drive
Weatherford, TX 76086
WEATHERFORD
Hudson Oaks
Weatherford Lake
Lake Moncrief
Sunshine Lake
PARKER COUNTY
Fort Worth 19 miles
Abilene 117 miles
Zion Hill Rd.
Peaster Hwy.
Old Mineral Wells Hwy.
Ric Williamson Mem. Hwy.
N. Main St.
Azle Hwy.
Dicey Rd.
W. Spring St.
Palo Pinto St.
Fort Worth St.
Bankhead Hwy.
Greenwood Rd.
Greenwood Cemetery
Santa Fe Dr.
Weatherford Regional Medical Center
Soldier Spring Park
Weatherford College
Holland Lake Park
Bowie Dr.
Ranger Hwy.
W. Park Ave.
Live Oak Country Club
College Park Shopping Ctr.
Old Highway 80
Clear Lake Rd.
Airport Rd.
Old Dennis Rd.
Bethel Rd.
Tin Top Rd.
Granbury Hwy.
Cleburne Hwy.
Bear Creek Rd.
Bridgeport
Decatur
Lake Bridgeport
Ponder
Denton
New Fairview
Boyd
Northlake
Flower Mound
Briar
Westlake
Grapevine Lake
Springtown
Reno
Eagle Mountain Lake
Keller
Grapevine
Azle
N. Richland Hills
Hurst
FORT WORTH
Haltom City
Euless
Lake Weatherford
Weatherford
White Settlement
Downtown
Hudson Oaks
Aledo
ARLINGTON
Western Lake
Benbrook
Rendon
Grand Prairie
Mansfield
Cresson
Burleson
Lake Granbury
Granbury
Cleburne
Alvarado

A-3-53

No. 6 – Weatherford Ridge

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Retail
Original Principal Balance:	$31,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$31,000,000			Location:	Weatherford, TX
% of Initial Pool Balance:	3.2%			Size(3):	239,590 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(3):	$129.39
Borrower Name:	Weatherford I-20/Main St LP			Year Built/Renovated(4):	2007/2012
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.590%			Property Manager:	CentreCorp Management Services LLLP
Note Date:	May 6, 2014			3rd Most Recent Occupancy (As of):	94.8% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.8% (12/31/2012)
Maturity Date:	June 1, 2024			Most Recent Occupancy (As of):	97.0% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of):	97.0% (4/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(5):	$2,024,830 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(5):	$2,628,887 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(5):	$2,714,289 (TTM 2/28/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,987,883
				U/W Expenses:	$1,203,870
				U/W NOI(5):	$2,784,014
				U/W NCF:	$2,630,888
Escrows and Reserves(2):				U/W NOI DSCR:	1.46x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.0%
Taxes	$142,385	$28,477	NAP	U/W NCF Debt Yield:	8.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$41,400,000
Replacement Reserves	$0	$2,070	NAP	As-Is Appraisal Valuation Date:	March 21, 2014
TI/LC Reserve	$0	$10,000	$360,000	Cut-off Date LTV Ratio:	74.9%
Bed Bath & Beyond Co-Tenancy Reserve	$500,000	Springing	$1,000,000	LTV Ratio at Maturity or ARD:	65.7%
Belk Litigation Dispute Reserve	$300,000	Springing	NAP

(1)	The sponsors are The Sterling Land and Shopping Center Development Fund I, LLLP and The Sterling Land and Shopping Center Development Fund I.
(2)	See “Escrows” section.
(3)	Belk owns their own improvements and is a lessee under a ground lease from the borrower. Size and Cut-off Date Principal Balance Per SF includes 73,959 square feet of improvements owned by Belk.
(4)	The Weatherford Ridge property was built in stages between 2007 and 2012.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Weatherford Ridge Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Weatherford, Texas (the “Weatherford Ridge Property”). The Weatherford Ridge Mortgage Loan was originated on May 6, 2014 by Wells Fargo Bank, National Association. The Weatherford Ridge Mortgage Loan had an original principal balance of $31,000,000, has an outstanding principal balance as of the Cut-off Date of $31,000,000 and accrues interest at an interest rate of 4.590% per annum. The Weatherford Ridge Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Weatherford Ridge Mortgage Loan matures on June 1, 2024.

Following the lockout period, the borrower has the right to defease the Weatherford Ridge Mortgage Loan in whole, but not in part, on any date before March 1, 2024. In addition, the Weatherford Ridge Mortgage Loan is prepayable without penalty on or after March 1, 2024.

A-3-54

WEATHERFORD RIDGE

Sources and Uses

Sources			Uses
Original loan amount	$31,000,000	100.0%	Loan payoff	$25,669,732	82.8%
			Reserves	942,385	3.0
			Closing costs	472,137	1.5
			Return of equity	3,915,746	12.6
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

The Property. The Weatherford Ridge Property is an anchored retail center containing approximately 239,590 square feet located in Weatherford, Texas. The Weatherford Ridge Property is shadow anchored by a tenant owned JC Penney, which is not part of the collateral. The Weatherford Ridge Property is anchored by Belk, who owns their own building, and other major tenants include: TJ Maxx, Bed Bath & Beyond, Michaels and Ulta Salon. Built in three phases between 2007 and 2012, the Weatherford Ridge Property consists of four buildings all situated on a 23.9-acre parcel. Phase I consists of 161,960 square feet and was completed in 2008; Phase II consists of 31,930 square feet and was completed in 2009; and Phase III consists of 45,700 square feet and was completed in 2012. The Weatherford Ridge Property provides approximately 1,169 surface parking spaces, resulting in a parking ratio of 4.9 spaces per 1,000 square feet of rentable area. As of April 1, 2014, the Weatherford Ridge Property was 97.0% leased to 30 tenants.

The following table presents certain information relating to the tenancy at the Weatherford Ridge Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenant
Belk(3)	NR/NR/NR	73,959	30.9%	$3.99	$295,108	9.9%	NAV	NAV	3/11/2028
Total Anchor Tenant		73,959	30.9%	$3.99	$295,108	9.9%

Major Tenants
TJ Maxx	NR/A3/A-	24,000	10.0%	$9.00	$216,000	7.3%	NAV	NAV	9/30/2022
Bed Bath & Beyond(4)	NR/NR/BBB+	20,392	8.5%	$9.75	$198,822	6.7%	NAV	NAV	1/31/2019
Michaels	NR/NR/NR	17,000	7.1%	$9.75	$165,750	5.6%	NAV	NAV	5/31/2018
Ulta Salon	NR/NR/NR	10,007	4.2%	$16.00	$160,112	5.4%	NAV	NAV	8/31/2018
Armed Forces Career Center	AAA/Aaa/AA+	4,700	2.0%	$33.40	$156,980	5.3%	NAP	NAP	9/17/2014
Total Major Tenants		76,099	31.8%	$11.80	$897,664	30.2%

Non-Major Tenants		82,310	34.4%	$21.64	$1,781,487	59.9%

Occupied Collateral Total		232,368	97.0%	$12.80	$2,974,259	100.0%

Vacant Space		7,222	3.0%

Collateral Total		239,590	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenants are not required to report sales.
(3)
Belk owns their improvements and is a lessee under a ground lease from the borrower. The Annual U/W Base Rent PSF for Total Major Tenants and Occupied Collateral Total include the square footage of the Belk owned improvements.

(4)
If JC Penney goes dark, Bed Bath & Beyond has the option to pay a reduced rent of 3.0% of gross sales up to 50.0% of the annual base rent prior to JC Penney going dark for 12 months. Bed Bath & Beyond can terminate its lease if JC Penney is not in occupancy for more than 12 consecutive months. See “Lockbox and Cash Management” section.

A-3-55

WEATHERFORD RIDGE

The following table presents certain information relating to the lease rollover schedule at the Weatherford Ridge Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	2	5,822	2.4%	5,822	2.4%	$185,288	$31.83
2015	3	8,993	3.8%	14,815	6.2%	$164,145	$18.25
2016	0	0	0.0%	14,815	6.2%	$0	$0.00
2017	0	0	0.0%	14,815	6.2%	$0	$0.00
2018	4	36,782	15.4%	51,597	21.5%	$480,912	$13.07
2019	11	53,013	22.1%	104,610	43.7%	$1,115,681	$21.05
2020	2	4,099	1.7%	108,709	45.4%	$92,475	$22.56
2021	1	4,000	1.7%	112,709	47.0%	$68,000	$17.00
2022	3	32,200	13.4%	144,909	60.5%	$355,400	$11.04
2023	3	13,500	5.6%	158,409	66.1%	$217,250	$16.09
2024	0	0	0.0%	158,409	66.1%	$0	$0.00
Thereafter	1	73,959(4)	30.9%	232,368	97.0%	$295,108	$3.99
Vacant	0	7,222	3.0%	239,590	100.0%	$0	$0.00
Total/Weighted Average	30	239,590	100.0%			$2,974,259	$12.80

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	NRSF includes the Belk owned improvements.

The following table presents historical occupancy percentages at the Weatherford Ridge Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	4/1/2014
94.8%	95.8%	97.0%	97.0%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Weatherford Ridge Property:

Cash Flow Analysis

	2011	2012(1)	2013(1)	TTM 2/28/2014	U/W	U/W $ per SF
Base Rent	$2,186,637	$2,274,094	$2,814,663	$2,824,912	$2,974,259	$12.41
Grossed Up Vacant Space	0	0	0	0	192,369	0.80
Percentage Rent	0	0	0	0	0	0.00
Total Reimbursables	679,931	700,165	1,015,525	1,107,166	1,013,624	4.23
Other Income	0	7,306	0	0	0	0.00
Less Vacancy & Credit Loss	(33,731)	(17,648)	(7,944)	0	(192,369)(2)	(0.80)
Effective Gross Income	$2,832,837	$2,963,917	$3,822,244	$3,932,079	$3,987,883	$16.64

Total Operating Expenses	$899,353	$939,087	$1,193,357	$1,217,789	$1,203,870	$5.02

Net Operating Income	$1,933,484	$2,024,830	$2,628,887	$2,714,289	$2,784,014	$11.62
TI/LC	0	0	0	0	120,000	0.50
Capital Expenditures	0	0	0	0	33,126	0.14
Net Cash Flow	$1,933,484	$2,024,830	$2,628,887	$2,714,289	$2,630,888	$10.98

NOI DSCR	1.02x	1.06x	1.38x	1.42x	1.46x
NCF DSCR	1.02x	1.06x	1.38x	1.42x	1.38x
NOI DY	6.2%	6.5%	8.5%	8.8%	9.0%
NCF DY	6.2%	6.5%	8.5%	8.8%	8.5%

(1)
The Weatherford Ridge Property was built in three phases. Phase I consists of 161,960 square feet and was delivered in April 2008; Phase II consists of 31,930 square feet and was delivered in March 2009; and Phase III consists of 45,700 square feet and was delivered in June 2012.

(2)	The underwritten economic vacancy is 6.1%. The Weatherford Ridge Property was 97.0% physically occupied as of April 1, 2014.

Appraisal. As of the appraisal valuation date of March 21, 2014, the Weatherford Ridge Property had an “as-is” appraised value of $41,400,000.

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WEATHERFORD RIDGE

Environmental Matters. According to the Phase I environmental report dated March 21, 2014, there was no evidence of any recognized environmental conditions at the Weatherford Ridge Property.

Market Overview and Competition. The Weatherford Ridge Property is located approximately 1.9 miles south of the Weatherford central business district and approximately 28.3 miles west of the Fort Worth central business district and 58.2 miles west of the Dallas central business district. The Weatherford Ridge Property is located at the intersection of South Main Street and Interstate 20, which is the primary east/west regional thoroughfare connecting Dallas and Fort Worth. The Weatherford Ridge Property is located within the only major retail location within a 20 mile trade area. Other retailers located at the intersection of South Main Street and Interstate 20 includes Lowe’s, Kohl’s, Best Buy, Ross, Walmart, Home Depot and Office Max. According to the appraisal, as of 2014, the estimated population within a three- and five-mile radius of the Weatherford Ridge Property is 23,637 and 33,583, respectively. The estimated average household income within the same three- and five-mile radius was $76,494 and $81,778, respectively.

The following table presents certain information relating to comparable retail properties for the Weatherford Ridge Property:

Competitive Set(1)

	Weatherford Ridge (Subject)	Parker Plaza	Weatherford Marketplace	College Park Center	Weatherford Commons
Location	Weatherford, TX	Weatherford, TX	Weatherford, TX	Weatherford, TX	Weatherford, TX
Distance from Subject	--	2.1 miles	0.4 miles	0.6 miles	0.3 miles
Property Type	Anchored Retail	Community Center	Anchored Retail	Neighborhood Center	Neighborhood Center
Year Built/Renovated	2007/2012	1966/NAV	2008/NAV	1975/2009	2003/NAV
Anchors	Belk, TJ Maxx, Bed Bath & Beyond, Michaels	Brookshire’s Grocery, Factory Connection, Bealls, Family Dollar	Best Buy, Ross Dress for Less, PetSmart, Kohl’s	Big Lots, Fit For Life, North Texas Super Saver	Starbucks, Great Clips, GameStop
Total GLA	239,590 SF	119,179 SF	238,686 SF	147,615 SF	34,488 SF
Total Occupancy	97%	100%	95%	100%	78%

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower is owned by a joint venture between North American Development Group (“NADG”) and The Retail Connection (“TRC”), who together own 90% of the borrower, and is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Weatherford Ridge Mortgage Loan. The Sterling Land and Shopping Center Development Fund I, LLLP and The Sterling Land and Shopping Center Development Fund I are the guarantors of certain nonrecourse carveouts under the Weatherford Ridge Mortgage Loan.

The Sponsors. The loan sponsors are The Sterling Land and Shopping Center Development Fund I LLLP and The Sterling Land and Shopping Center Development Fund I and are controlled by John Preston. NADG was founded in 1977 in Canada by John Preston and has seven offices in the United States and five offices in Canada. NADG currently owns over 14.0 million square feet of shopping centers in the United States and Canada, with an additional four million square feet in development. NADG currently owns ten retail centers in Texas that total approximately 1.6 million square feet. TRC was founded in 2004 as a full service retail real estate service and investment firm and is based in Dallas, Texas. Currently, TRC represents over 225 retail and restaurant clients and owns approximately four million square feet of projects in development.

Escrows. The loan documents provide for upfront escrows in the amount of $142,385 for real estate taxes and $500,000 for the Bed Bath & Beyond (“BB&B”) co-tenancy reserve. If JC Penney (“JCP”) “goes dark,” BB&B can elect to pay a reduced rent of 3.0% of gross sales up to 50.0% of base rent (“Alternative Rent”) for 12 months. If the JCP space remains “dark” for more than 12 consecutive months, BB&B can terminate its lease. The $500,000 co-tenancy reserve will be released to the borrower after the lender receives a fully executed lease amendment modifying the BB&B co-tenancy provision in its lease to include JCP and any one of Belk, TJ Maxx or Michaels going dark (a “BB&B Lease Modification Event”). The loan documents also provide for an upfront reserve of $300,000 for the Belk dispute reserve, which represents the amount Belk has offered to accept in a settlement of certain claims against the borrower relating to the borrower’s alleged failure to deliver Belk’s pad in accordance with the Belk’s lease. The loan documents also provide for ongoing monthly escrow deposits of $28,477 for real estate taxes, $2,070 for replacement reserves and $10,000 for ongoing tenant improvements and leasing commissions. The tenant improvements and leasing commissions reserve is capped at $360,000 provided (i) no event of default has occurred and is continuing; (ii) the amortizing net cash flow debt service coverage ratio is equal to or greater than 1.10x for any calendar month; and (iii) the net cash flow debt yield is equal to or greater than 7.5% for any calendar month. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) insurance is maintained pursuant to one or more blanket policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Weatherford Ridge Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the

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WEATHERFORD RIDGE

lockbox account are swept into the borrowers’ operating account on a daily basis. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.10x; (iii) the net cash flow debt yield is less than 7.5%; (iv) the commencement of a Tenant Period (as defined below); (v) the commencement of a BB&B Co-Tenancy Reserve Period (as defined below); (vi) until the termination of a BB&B Co-Tenancy Event Period (as defined below); and (vii) upon the commencement of a Belk Dispute Period (as defined below).

A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters; with regard to clause (iii), upon the date the net cash flow debt yield is greater than or equal to 7.75% for two consecutive calendar quarters; with regard to clause (iv), upon the termination of such Tenant Period; with regard to clause (v), upon the termination of a BB&B Co-Tenancy Reserve Period; with regard to clause (vi), upon the termination of a BB&B Co-Tenancy Event Period; and with regard to clause (vii), upon the termination of a Belk Dispute Period.

A “Tenant Period” will commence upon the occurrence of (i) the amortizing debt service coverage ratio is less than 1.25x and (ii) the earlier of Belk (a) being in monetary default under its lease or (b) Belk “going dark.” A Tenant Period will terminate, with regard to clause (i), when the amortizing debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters; or with regard to clause (ii)(a), (y) upon Belk not being in monetary default under its lease for two consecutive quarters or (z) when one or more replacement tenants, which are similar in credit and reputation to Belk, are in occupancy in substantially all of the space currently occupied by Belk and open for business and paying full unabated rent with a lease satisfactory to the lender having an original term of at least five years; or with regard to clause (ii)(b) when Belk has taken occupancy of its space and is open for business for two consecutive quarters or (z) above.

A “BB&B Co-Tenancy Reserve Period” will commence on November 1, 2014 and will end upon the earlier of (i) when the funds on deposit in the BB&C co-tenancy reserve equal $1,000,000 or (ii) when a BB&B Lease Modification Event occurred.

A “BB&B Co-Tenancy Event Period” will commence upon (i) JCP “going dark;” and (ii) BB&B is paying Alternative Rent. A BB&B Co-Tenancy Event Trigger Period will end with regard to clause (i) and (ii), when BB&B has commenced paying full, unabated fixed rent for two consecutive quarters or a BB&B Lease Modification Event has occurred. See, also, “Description of the Mortgage Pool – Tenants or Other Third Party Matters” in the Prospectus Supplement.

A “Belk Dispute Period” will commence 45 days after the earlier to occur of (i) a final non-appealable judgment being entered in any litigation relating to the Belk dispute against the borrower in an amount greater than $300,000; or (ii) the final settlement of the dispute is more than $300,000. A Belk Dispute Trigger will end with regard to clause (i) or (ii) when an amount equal to the excess of any judgment or settlement amount over $300,000 has been deposited into the Belk dispute reserve.

Property Management. The Weatherford Ridge Property is managed by CentreCorp Management Services LLLP.

Assumption. The borrower has a two-time right to transfer the Weatherford Ridge Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Weatherford Ridge Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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HARLEQUIN PLAZA

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HARLEQUIN PLAZA – NORTH

Floor	Tenants
4	BELLCO Credit Union, 49,023 SF, 12/2022
3	Cherry Creek Mortgage Co. Inc., 28,566 SF, 11/2018; BELLCO Credit Union, 7,430 SF, 12/2022; Vacant, 5,105 SF; Cannon Cochran Management, 7,991 SF, 9/2020
2	ProNerve, LLC, 11,848 SF, 11/2018; BELLCO Credit Union (ATM), 104 SF, 12/2022; Cherry Creek Mortgage Co. Inc. (BELLCO until 7/1/2014), 3,076 SF, 11/2018; Cherry Creek Mortgage Co. Inc., 20,341 SF, 11/2018; Dex One Service, Inc., 11,499 SF, 2/2019
1	Dex One Service, Inc., 21,147 SF, 2/2019; Vacant, 1,704 SF; Vacant, 2,058 SF; Vacant, 9,399 SF; Cherry Creek Mortgage Co. Inc. (Conference), 706 SF, MTM; Sandwich Board, 1,987 SF, 2/2019; Vacant, 4,659 SF; Fitness Center; Bldg. Conf.

VACANT | BUILDING | MTM | 2014 – 2015 | 2016 – 2017 | 2018 – 2019 | 2020+

HARLEQUIN PLAZA – SOUTH

Floor	Tenants
3	Prep, Inc., 4,270 SF, 4/2018; Sogeti USA, LLC, 3,075 SF, 6/2014; Cherry Creek Mortgage Co. Inc., 8,938 SF, 11/2018; Alfson Energy Land Services, 9,999 SF, 2/2019; Dex One Service, Inc., 22,735 SF, 2/2019
2	Cherry Creek Mortgage Co. Inc., 2,829 SF, 11/2018; Richfield Hospitality, Inc., 15,649 SF, 9/2016; ProKarma, Inc., 9,027 SF, 7/2014; MKK Consulting Engineers, Inc., 21,123 SF, 9/2017
1	Vacant, 5,379 SF; Vacant, 2,969 SF; Reliance Standard Life Ins. Co., 4,251 SF, 4/2016; Vacant, 4,457 SF; Dutmers & Dworetsky, 1,097 SF, 7/2015; Vacant, 4,781 SF; Banc of California, 4,626 SF, 8/2017; Dex One Service, Inc., 11,051 SF, 2/2019; Cherry Creek Mortgage Co. Inc., 7,027 SF, 8/2015

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HARLEQUIN PLAZA

Harlequin Plaza
7600 East Orchard Road
Greenwood Village, CO 80111
Downtown Denver 3 miles
Denver Intl. Airport 16 miles
DENVER
AURORA
Glendale
Englewood
Cherry Hills Village
Greenwood Village
CENTENNIAL
Littleton
Cherry Creek
Parker
Lone Tree
Acres Green
Dove Valley
Stonegate
DENVER COUNTY
ARAPAHOE COUNTY
DOUGLAS COUNTY
Cherry Creek Lake
Cherry Creek State Park
Centennial Airport
DENVER TECH CENTER
RTD LIGHT RAIL

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No. 7 – Harlequin Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type:	Office
Original Principal Balance:	$28,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$28,000,000			Location:	Greenwood Village, CO
% of Initial Pool Balance:	2.9%			Size:	329,926 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$84.87
Borrower Name:	Orchard & Greenwood LLC			Year Built/Renovated:	1980/2013
Sponsor:	Unico Laird Norton JV Two LLC			Title Vesting:	Fee
Mortgage Rate:	4.580%			Property Manager:	Unico Properties LLC
Note Date:	May 2, 2014			3rd Most Recent Occupancy (As of)(2):	51.2% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	58.4% (12/31/2012)
Maturity Date:	June 1, 2024			Most Recent Occupancy (As of)(2):	69.3% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of)(3):	88.6% (3/12/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(4):	$1,201,566 (Annualized 10 months 2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$1,064,851 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(4):	$864,794 (TTM 2/28/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$5,886,210
				U/W Expenses:	$2,556,432
Escrows and Reserves(1):				U/W NOI(4):	$3,329,778
				U/W NCF:	$2,952,288
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR:	2.56x
Taxes	$0	Springing	NAP	U/W NCF DSCR:	2.27x
Insurance	$0	Springing	NAP	U/W NOI Debt Yield:	11.9%
Replacement Reserves	$0	$5,499	$197,956	U/W NCF Debt Yield:	10.5%
TI/LC Reserve	$0	$29,418	$2,000,000	As-Is Appraised Value:	$46,600,000
Deferred Maintenance	$213,031	$0	NAP	As-Is Appraisal Valuation Date:	March 24, 2014
Rent Concession Reserve	$908,139	$0	NAP	Cut-off Date LTV Ratio:	60.1%
MKK Prepaid Rent Reserve	$140,693	$0	NAP	LTV Ratio at Maturity or ARD:	60.1%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)
Current occupancy includes 2,969 square feet leased to Bellco Credit Union (“Bellco”) that has a lease expiration on November 1, 2014. Bellco is not renewing its lease and the space was underwritten as vacant. Excluding Bellco, the Harlequin Plaza Property is 87.7% occupied.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Harlequin Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two adjacent office buildings located in Greenwood Village, Colorado (the “Harlequin Plaza Property”). The Harlequin Plaza Mortgage Loan was originated on May 2, 2014 by Wells Fargo Bank, National Association. The Harlequin Plaza Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and accrues interest at an interest rate of 4.580% per annum. The Harlequin Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Harlequin Plaza Mortgage Loan. The Harlequin Plaza Mortgage Loan matures on June 1, 2024.

Following the lockout period, the borrower has the right to defease the Harlequin Plaza Mortgage Loan in whole, but not in part, on any date before March 1, 2024. In addition, the Harlequin Plaza Mortgage Loan is prepayable without penalty on or after March 1, 2024.

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HARLEQUIN PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$28,000,000	100.0%	Loan payoff	$21,761,414	77.7%
			Reserves	1,048,832	3.8
			Closing costs	815,105	2.9
			Return of equity	4,374,649	15.6
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%

The Property. The Harlequin Plaza Property is comprised of two adjacent three and four-story office buildings situated on approximately 18.1 acres located in Greenwood Village, Colorado, approximately 14 miles southeast of the Denver central business district. The Harlequin Plaza Property was built in 1980 and was renovated in 2013. The Harlequin Plaza Property was 63.9% leased when the sponsors purchased the property in October 2012 and the sponsor subsequently invested approximately $9.1 million on tenant improvements and leasing commissions to re-tenant the Harlequin Plaza Property as well as building improvements, which include upgrades to common areas, lighting and a glass façade replacement.

Occupancy for the past 15 years has averaged 87.5%, with the exception of two periods – 15 months in 2004-2005 and between the second quarter of 2010 through year end of 2013. Since acquiring the Harlequin Plaza Property in October 2012, approximately 94,821 square feet of new leases were signed. Amenities at the Harlequin Plaza Property include a fitness center with showers and locker room, two classroom style conference rooms, on-site deli a 46,000 square foot outdoor plaza between the buildings with tables/chairs, benches and umbrellas. As of March 12, 2014 the Harlequin Plaza Property was 88.6% leased to 15 tenants.

The following table presents certain information relating to the tenancy at the Harlequin Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Cherry Creek Mortgage Co, Inc.	NR/NR/NR	71,483(2)(3)	21.7%	$20.80	$1,486,707	25.8%	11/30/2018(4)(5)
Dex One Service, Inc.	NR/Caa1/B-	66,432	20.1%	$21.00	$1,395,072	24.2%	2/28/2019(6)
Bellco Credit Union	NR/NR/NR	56,557(7)	17.1%	$20.00	$1,131,140	19.6%	12/31/2022
MKK Consulting Engineers, Inc.	NR/NR/NR	21,123	6.4%	$17.87	$377,471	6.5%	9/30/2017
Richfield Hospitality, Inc.	NR/NR/NR	15,649	4.7%	$17.85	$279,306	4.8%	9/30/2016
Total Major Tenants		231,244	70.1%	$20.19	$4,669,697	81.0%

Non-Major Tenants		58,171	17.6%	$18.80	$1,093,329	19.0%

Occupied Collateral Total		289,415	87.7%	$19.91	$5,763,025	100.0%

Vacant Space		40,511	12.3%

Collateral Total		329,926	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Total square footage includes 706 square feet of conference room space which is leased on a month-to-month basis. No rent was attributed to the Annual U/W Base Rent.
(3)
Bellco occupies 3,076 square feet until June 30, 2014 and Cherry Creek Mortgage Co., Inc. (“CCMC”) will take occupancy on July 1, 2014 and will commence paying rent on October 1, 2014. An escrow of $15,956 was collected at closing to account for the CCMC rent abatement period from July through September 2014. Bellco is currently paying $20.00 per square foot.

(4)	CCMC may contract up to 25,000 square feet on November 1, 2014, November 1, 2015 or November 1, 2016 with seven months notice.
(5)	7,027 square feet expires on August 31, 2015.
(6)
Dex One Service, Inc. has a one-time termination right on October 31, 2017 with nine months notice and the payment of a termination fee equal to two months base rent, the tenant’s pro-rata share of the Harlequin Plaza Property expenses and taxes plus unamortized tenant improvements and leasing commissions.

(7)	Bellco is currently occupying 2,969 square feet with a lease expiration of November 1, 2014. Bellco is not renewing that portion of its lease and the space was underwritten as vacant.

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HARLEQUIN PLAZA

The following table presents certain information relating to the lease rollover schedule at the Harlequin Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	706	0.2%	706	0.2%	$0	$0.00
2014	2	12,102	3.7%	12,808	3.9%	$197,885	$16.35
2015	2	8,124	2.5%	20,932	6.3%	$152,475	$18.77
2016	2	19,900	6.0%	40,832	12.4%	$352,944	$17.74
2017	2	25,749	7.8%	66,581	20.2%	$472,304	$18.34
2018	12	79,868	24.2%	146,449	44.4%	$1,692,429	$21.19
2019	6	78,418	23.8%	224,867	68.2%	$1,600,032	$20.40
2020	1	7,991	2.4%	232,858	70.6%	$163,815	$20.50
2021	0	0	0.0%	232,858	70.6%	$0	$0.00
2022	4	56,557	17.1%	289,415	87.7%	$1,131,140	$20.00
2023	0	0	0.0%	289,415	87.7%	$0	$0.00
2024	0	0	0.0%	289,415	87.7%	$0	$0.00
Thereafter	0	0	0.0%	289,415	87.7%	$0	$0.00
Vacant(4)	0	40,511	12.3%	329,926	100.0%	$0	$0.00
Total/Weighted Average	32(5)	329,926	100.0%			$5,763,025	$19.91

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Bellco currently occupies 2,969 square feet with a lease expiration of November 1, 2014. Bellco is not renewing its lease and the space was underwritten as vacant.
(5)	Multiple tenants operate under more than one lease. There are 15 tenants and 32 leases.

The following table presents historical occupancy percentages at the Harlequin Plaza Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)(2)	12/31/2013(1)	3/12/2014(3)(4)
51.2%	58.4%	69.3%	88.6%

(1)	Information obtained from the borrower.
(2)	The borrower purchased the Harlequin Plaza Property in October 2012 when the property was 63.9% occupied.
(3)	Information obtained from the underwritten rent roll.
(4)	Bellco currently occupies 2,969 square feet with a lease expiration of November 1, 2014. Bellco is not renewing its lease and the space was underwritten as vacant.

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HARLEQUIN PLAZA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Harlequin Plaza Property:

Cash Flow Analysis

	2011(1)	Annualized 10 months 2012(2)	2013	TTM 2/28/2014	U/W(3)	U/W $ per SF
Base Rent	$4,233,235	$3,412,106	$3,851,400	$4,102,399	$5,763,025	$17.47
Grossed Up Vacant Space	0	0	0	0	771,729	2.34
Total Reimbursables	140,629	16,358	16,160	16,320	16,320	0.05
Other Income	183,657	91,872	88,679	104,335	104,335	0.32
Less Vacancy & Free Rent	(181,092)	(62,754)	(388,619)	(811,323)	(771,729)(4)	(2.34)
Effective Gross Income	$4,376,429	$3,457,667	$3,571,318	$3,418,151	$5,886,210	$17.84

Total Operating Expenses	$2,749,066	$2,256,101	$2,506,467	$2,553,357	$2,556,432	$7.75

Net Operating Income	$1,627,363	$1,201,566	$1,064,851	$864,794	$3,329,778	$10.09

TI/LC	0	0	0	0	311,505	0.94
Capital Expenditures	0	0	0	0	65,985	0.20
Net Cash Flow	$1,627,363	$1,201,566	$1,064,851	$864,794	$2,952,288	$8.95

NOI DSCR	1.25x	0.92x	0.82x	0.67x	2.56x
NCF DSCR	1.25x	0.92x	0.82x	0.67x	2.27x
NOI DY	5.8%	4.3%	3.8%	3.1%	11.9%
NCF DY	5.8%	4.3%	3.8%	3.1%	10.5%

(1)	In 2010 and 2011, Regis University (38,326 square feet), Fidelity Title (23,661 square feet) and DR Horton (32,819 square feet) vacated.
(2)
The borrower purchased the Harlequin Plaza Property in October 2012 and the seller only provided financial statements for January through July 2012. Historical 2012 financials equal the 10 months of January through July plus October through December annualized.

(3)
The borrower purchased the Harlequin Plaza Property from a joint venture between JER Partners and Circle Capital Management in October 2012 when the Harlequin Plaza Property was 63.9% occupied. The sponsor has invested approximately $9.1 million in property renovations and re-tenanting costs and executed 90,897 square feet of new leases between May 2013 and February 2014 at the Harlequin Plaza Property.

(4)	The underwritten economic vacancy is 11.8%. The Harlequin Plaza Property was 88.6% physically occupied as of March 12, 2014.

Appraisal. As of the appraisal valuation date of March 24, 2014, the Harlequin Plaza Property had an “as-is” appraised value of $46,600,000.

Environmental Matters. According to the Phase I environmental report dated April 3, 2014, there was no evidence of any recognized environmental conditions at the Harlequin Plaza Property.

Market Overview and Competition. The Harlequin Plaza Property is located in Greenwood Village, Colorado, which is approximately 14 miles southeast of the Denver central business district and 25 miles southwest of from Denver International Airport. Primary access to the Harlequin Plaza Property is provided by Interstate 25, a major arterial that crosses the Denver Metro area in a north/south direction. Interstate 25 is located less than a mile east of the Harlequin Plaza Property and access is provided by Orchard Road to the south and Belleview Avenue to the north. According to the appraisal, the Harlequin Plaza Property is located in the Southeast Suburban Denver submarket, which totals approximately 8.8 million square feet of office space as of the fourth quarter of 2013. The Southeast Suburban Denver submarket represents approximately 5.5% of the Denver metro area office inventory and the vacancy rate as of the fourth quarter of 2013 was 14.9%, which is a decrease from 15.3% during the fourth quarter of 2012. Average rental rates as of the fourth quarter of 2013 were $21.41 per square foot on a gross basis, which is up 4.5% year-over-year. Rental rates peaked in the Southeast Suburban Denver submarket at $22.25 per square foot in second quarter of 2008 and a trough of $18.04 per square foot in the fourth quarter of 2010. Since 2010, rental rates have been trending upwards and the rental rates as of the fourth quarter of 2013 are 3.8% below the 2008 peak and 18.7% above the recession low.

The following table presents certain information relating to comparable office properties for the Harlequin Plaza Property:

Competitive Set(1)

	Harlequin Plaza (Subject)	Solarium	Orchard Falls	Greenwood Corporate Plaza	Orchard Pointe
Location	Greenwood Village, CO	Greenwood Village, CO	Greenwood Village, CO	Greenwood Village, CO	Greenwood Village, CO
Distance from Subject	--	0.4 miles	0.6 miles	0.4 miles	2.0 mile
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	Various	1982/NAV	1982/NAV	1980-83/NAV	1984/NAV
Stories	3 & 4	4	4	3	6
Total GLA	329,926 SF	169,369 SF	146,276 SF	618,204 SF	113,353 SF
Total Occupancy	88%	83%	94%	89%	78%

(1)	Information obtained from the appraisal.

A-3-67

HARLEQUIN PLAZA

The Borrower. The borrower is owned by a joint venture between Unico Investment Group LLC (“Unico”) and Laird Norton Company LLC (“Laird”) and is a single purpose entity with one independent director. Unico holds a 16.7% minority interest in the borrower and Laird owns 83.3%. Unico is the guarantor of certain nonrecourse carveouts under the Harlequin Plaza Mortgage Loan and is required to maintain a $28.0 million net worth and $2.8 million of liquidity throughout the Harlequin Plaza Mortgage Loan term.

The Sponsor. The loan sponsor is Unico Laird Norton JV Two LLC, which is a joint venture between Unico and Laird. Unico is private real estate investment company and a full service operator focused on office, retail and multifamily properties primarily in the western United States. Founded in 1953, Unico currently owns and operates approximately 13.0 million square feet of office, medical office and multifamily residences, which includes nine properties totaling approximately 1.9 million square feet in the Denver, Colorado market. Laird was founded in 1855 as a logging operation and evolved into a family-owned diversified holding company with investments in commercial real estate, private equity, private education and wealth management.

Escrows. The loan documents provide for an upfront reserve in the amount of $213,031 for deferred maintenance; $47,350 for future rent credits or abatements for Cherry Creek Mortgage Co, Inc. (“CCMC”) ($15,957), Banc of California ($7,903) and Prep, Inc. ($23,491); and $860,789 for tenant improvements and leasing commissions associated with leases for Bellco ($153,095), CCMC ($665,999), Banc of California ($33,153) and Prep, Inc. ($8,542). Additionally, the loan documents provide for an upfront reserve of $140,693 for prepaid rent associated with MKK Consulting Engineers, Inc.

The loan documents require monthly escrow deposits of $5,499 for replacement reserves (subject to a cap of $197,956) and $29,418 for tenant improvements and leasing commissions (subject to a cap of $2,000,000). The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided timely proof of payment; and (iii) a Cash Trap Event Period (as defined below) does not currently exist. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies; (iii) the borrower provides the lender with timely proof of payment of insurance premiums; and (iv) a Cash Trap Event Period does not currently exist.

DexOne Service Inc. Letter of Credit. At closing, the borrower delivered to the lender, a $747,360 letter of credit as additional security during the duration of the DexOne Service Inc. lease term. Provided no event of default has occurred and is continuing and the letter of credit will be reduced to $498,240 on June 1, 2017 and to $249,120 on May 1, 2018. See “Description of the Mortgage Pool—Tenant or Other Third Party Matters” in the Prospectus Supplement.

Lockbox and Cash Management. The Harlequin Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account are swept into the borrowers’ operating account on a daily basis. During a Cash Trap Event Period, the borrower is required to direct tenants to deposit all rent into a designated lockbox account and all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield is less than 6.75%; or (iii) the commencement of a Tenant Trigger Period (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the net cash flow debt yield is greater than 7.0% for two consecutive calendar quarters; and with regard to in clause (iii), upon the termination of such Tenant Trigger Period.

A “Tenant Trigger Period” will commence (i) on the earlier of (a) nine months prior to lease expiration for CCMC, Dex One Service (“Dex”) and any tenant who leases either of the spaces leased to CCMC and Dex as of the closing date of the loan, the rent from which is equal to or greater than 17.5% of total rentable square footage and gross potential rent of the Harlequin Plaza Property (each defined as a “Significant Tenant”) and (b) the deadline to renew the lease of any Significant Tenant pursuant to the terms thereof, if such lease is not renewed by such deadline; (ii) if a Significant Tenant files bankruptcy or is insolvent; (iii) if a Significant Tenant terminates its lease; or (iv) if a Significant Tenant goes dark and fails to make all rental payments under the terms of its lease. A Tenant Trigger Period will end with regard to clause (i), if the applicable Significant Tenant renews its lease or a Re-Tenanting Event (as defined below) occurs; with regard to clause (ii), if either the bankruptcy or insolvency proceeding is terminated in a manner satisfactory to lender and the applicable lease is reaffirmed or a Re-Tenanting Event occurs; with regard to clause (iii), if a Re-Tenanting Event occurs; with regard to clause (iv), if either the Significant Tenant cures its failure to make rental payments and continues to make all rental payments for three consecutive months (or with respect to Dex, six consecutive months) or a Re-Tenanting Event occurs; and with respect to any cause of a Tenant Trigger Period, if an amount equal to (A) $25.00 per square foot for the space affected by the applicable Tenant Trigger Period is deposited into a reserve account for purposes of funding Significant Tenant leasing expenses or (B) the aggregate amount of leasing reserve funds (including Significant Tenant leasing reserve funds) is equal to or greater than $2,000,000. A “Re-Tenanting Event” will occur when at least 75.0% of the space previously leased by a Significant Tenant is leased by a replacement tenant and the replacement tenant is in place and pays an aggregate rent that is equal to or greater than the rent that was paid by the Significant Tenant.

Property Management. The Harlequin Plaza Property is managed by an affiliate of the borrower.

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HARLEQUIN PLAZA

Assumption. The borrower has a two-time right to transfer the Harlequin Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Harlequin Plaza Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

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A-3-70

MARKET SQUARE AT MONTROSE

THE HOME DEPOT

REGAL

DICK'S

TOYS R US
BABIES R US

LEVIN

STAPLES
DXL

Steak n Shake

A-3-71

MARKET SQUARE AT MONTROSE

A-3-72

MARKET SQUARE AT MONTROSE

Cleveland 19 miles
Richfield
Hawkins Rd.
Hinckley Lake
Wheatley Rd.
Granger Township
Everett Rd.
Bath Township
Remsen Rd.
Ira Rd.
Bath Nature Reserve
State Rd.
Hametown Rd.
Cleveland Massillon Rd.
Bath Rd.
Ghent
Yellow Creek Rd.
Granger Rd.
Crystal Lake Rd.
Montrose
Revere Rd.
Sand Run Rd.
West Market Plaza
Shops of Fairlawn
Summit Mall
Medina Rd.
Smith Rd.
Portage Trl.
Medina County
Pigeon Creek
Rosemont Country Club
Fairlawn Plaza
Fairlawn Country Club
Fairlawn
Market Square at Montrose
4040 Medina Road
Akron, OH 44333
Copley Township
Sharon Township
Copley Rd.
Jacoby Rd.
Summit County
Minor Rd.
Barberton Reservoir
Loyal Oak Golf Course
Reimer Rd.
Wadsworth Rd.
Akron Rd.
Norton
Wadsworth
Broad St.
Barberton Brookside Country Club
Barber Rd.
Summit Rd.
Norton Ave.
Barberton
Wooster Rd.
Hudson Run Rd.
Van Buren Ave.
State St.
Cuyahoga Valley National Park
Cuyahoga Falls
Bath Rd.
Sand Run Metro Park
Valley View Golf Club
Cascade Valley Park
Northwest Akron
W. Market St.
Portage Country Club
Portage Path
Exchange St.
North Hill
Summa Health-St. Thomas Hospital
Mull Ave.
J. Edward Good Park Golf Course
Stadelman Ave.
AKRON
Copley Rd.
Akron Art Museum
Quaker Square
Akron Zoo
Perkins Park
Akron General Medical Ctr.
Akron University
Downtown
Hawkins Ave.
Summit Lake
Mud Run Park
Brown St.
Wilbeth Rd.
Waterloo Rd.
Akron-Fulton Intl. Airport 2 miles
Portage Lakes
Main St.
Firestone Country Club
Portage Lakes
Lake Erie
Mentor
Euclid
CLEVELAND
Lakewood
Cleveland Heights
Lorain
North Olmsted
Elyria
Parma
Strongsville
Aurora
Brunswick
Streetsboro
Stow
Kent
Cuyahoga Falls
Medina
AKRON
Wadsworth
Barberton
Green

A-3-73

No. 8 – Market Square at Montrose

Loan Information		Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC	Single Asset/Portfolio:	Single Asset
		Property Type:	Retail
Original Principal Balance:	$25,425,000	Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$25,425,000	Location:	Akron, OH
% of Initial Pool Balance:	2.6%	Size(3):	510,446 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per SF(1):	$49.81
Borrower Name:	MSA Montrose L.P.	Year Built/Renovated:	1988/2000
Sponsor:	David Grunberger	Title Vesting:	Fee
Mortgage Rate:	5.0046%	Property Manager:	Hampton Management Inc
Note Date:	April 14, 2014	3rd Most Recent Occupancy (As of):	96.4% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	96.4% (12/31/2012)
Maturity Date:	May 6, 2024	Most Recent Occupancy (As of):	99.3% (12/31/2013)
IO Period:	36 months	Current Occupancy (As of):	98.3% (3/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$2,683,453 (12/31/2011)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,781,731 (12/31/2012)
Call Protection:	L(25),D(92),O(3)	Most Recent NOI (As of):	$2,892,297 (12/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine	U/W Revenues:	$4,234,460
		U/W Expenses:	$1,430,375
		U/W NOI:	$2,804,085
		U/W NCF:	$2,550,044
Escrows and Reserves(2):		U/W NOI DSCR(1):	1.71x
		U/W NCF DSCR(1):	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	11.0%
Taxes	$265,792	$66,448	NAP	U/W NCF Debt Yield(1):	10.0%
Insurance	$8,725	$2,908	NAP	As-Is Appraised Value:	$33,900,000
Replacement Reserve	$0	$4,254	$254,458	As-Is Appraisal Valuation Date:	December 27, 2013
TI/LC Reserve	$0	$7,104	$426,251	Cut-off Date LTV Ratio(1):	75.0%
Upfront TI/LC Reserve	$352,278	$0	NAP	LTV Ratio at Maturity or ARD(1):	66.4%

(1)
See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Market Square at Montrose Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $2,575,000. All loan-to-value ratio, debt service coverage ratio, debt yield and Cut-off Date Principal Balance Per SF numbers shown in the chart above are based solely on the $25,425,000 mortgage loan financing. As of the Cut-off Date, the combined LTV Ratio is 82.6%, the combined underwritten NCF DSCR is 1.32x, and the combined underwritten NCF Debt Yield is 9.1%.

(2)	See “Escrows” section.
(3)
Size includes several tenants which own their own improvements and lease the ground from the landlord, including Regal Cinemas, Tabani, Dick’s Sporting Goods, Toys “R” Us, and Steak ‘n Shake. In total, 306,879 square feet represent pad leases to tenants, representing 60.1% of rentable square footage and 47.3% of underwritten total rent.

The Mortgage Loan. The mortgage loan (the “Market Square at Montrose Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a retail power center located in Akron, Ohio (the “Market Square at Montrose Property”). The Market Square at Montrose Mortgage Loan was originated on April 14, 2014 by Ladder Capital Finance LLC. The Market Square at Montrose Mortgage Loan had an original principal balance of $25,425,000, has an outstanding principal balance as of the Cut-off Date of $25,425,000 and accrues interest at an interest rate of 5.0046% per annum. The Market Square at Montrose Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Market Square at Montrose Mortgage Loan matures on May 6, 2024.

Following the lockout period, the borrower has the right to defease the Market Square at Montrose Mortgage Loan in whole, but not in part, on any date before March 6, 2024. In addition, the Market Square at Montrose Mortgage Loan is prepayable without penalty on or after March 6, 2024.

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MARKET SQUARE AT MONTROSE

Sources and Uses

Sources			Uses
Original loan amount	$25,425,000	76.4%	Purchase price	$32,500,000	97.6%
Mezzanine loan	2,575,000	7.7	Upfront reserves	626,794	1.9
Sponsor cash equity	5,295,355	15.9	Closing costs	168,561	0.5
Total Sources	$33,295,355	100.0%	Total Uses	$33,295,355	100.0%

The Property. The Market Square at Montrose Property is an anchored retail power center containing approximately 510,446 square feet, situated on multiple parcels totaling 45.2 acres consisting of six single-story retail buildings in Akron, Ohio. The seller Pera Montrose, Inc. acquired the Market Square at Montrose Property on May 12, 2006, as improved, for $38,850,000. A vacant outlot of the Market Square at Montrose Property, once occupied by Ethan Allen, was sold in December 2012 for $750,000 and was part of the prior acquisition price. The Market Square at Montrose Property is anchored by a 109,800 square foot Home Depot. Other major tenants include JCPenney and Levin Furniture (“Levin”) (each pursuant to subleases from Tabani Akron), a 60,000 square foot Dick’s Sporting Goods, a 43,744 square foot Regal Cinemas, and a 30,000 square foot Toys “R” Us. The Market Square at Montrose Property was 98.3% occupied as of March 1, 2014.

The Market Square at Montrose Property was developed in phases between 1988 and 2000. The Market Square at Montrose Property was originally anchored by a 169,445 square foot Super K-Mart, which included various grocery sections as well as eat-in dining. The Super K-Mart building was developed by the tenant, and subsequently sold in 1992 via a sale leaseback to the Tisch Family. The Tisch Family subsequently sold the building to an affiliate of Inland Real Estate Group (“Inland”) which owned the building until 2005. In 2003, K-Mart closed all of its Super K-Mart locations, including the store at the Market Square at Montrose Property. In 2005, The Tabani Group, a Dallas based real estate investor acquired the leasehold interest from Inland and subsequently subleased the 169,445 square foot space to two tenants, JC Penney and Levin, which have both operated at the Market Square at Montrose Property for the past 10 years and currently pay $6.80 per square foot and $7.00 per square foot, respectively. The current Tabani Akron overlease, with a rate of $2.94 per square foot with flat extension options through 2067, is below the sublease rent paid by JC Penney and Levin. In addition, the Dick’s Sporting Goods lease at the Market Square at Montrose Property at its current base rent of $3.99 per square foot is below the market rent. In addition, the Dick’s Sporting Goods lease at the Market Square at Montrose Property at its current base rent of $3.99 per square foot is below the appraiser’s market rent for anchor space at $6.25.

The following table presents certain information relating to the tenancy at the Market Square at Montrose Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF/ Screen(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenants
Home Depot	A-/A2/A	109,800	21.5%	$6.20	$680,760	22.0%	$236	3.50%	6/30/2018
Tabani Akron(4)	NR/NR/NR	169,445	33.2%	$2.94	$497,425	16.1%	NAV	NAV	10/31/2027
Regal Cinemas	B+/B1/B+	43,744	8.6%	$6.44	$281,796	9.1%	$328,869(5)	9.80%	12/31/2018
Dick’s Sporting Goods	NR/NR/NR	60,000	11.8%	$3.99	$239,580	7.7%	$195	3.30%	7/31/2020
Toys “R” Us	CCC/B3/B-	30,000	5.9%	$6.42	$192,504	6.2%	NAV	NAV	1/31/2017
Total Anchor Tenants		412,989	80.9%	$4.58	$1,892,065	61.1%

Non-Major Tenants		88,666	17.4%	$13.60	$1,205,717	38.9%

Occupied Collateral Total		501,655	98.3%	$6.18	$3,097,781	100.0%

Vacant Space		8,791	1.7%

Collateral Total		510,446	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
Sales PSF/Screen and Occupancy Costs are for the trailing 12 months ending April 30, 2013 with respect to Home Depot; for the trailing 12 months ending December 31, 2013 for Dick’s Sporting Goods and for the trailing 12 months ending December 31, 2012 for Regal Cinemas.

(3)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(4)
Tabani Akron, a subsidiary of the Tabani Group, subleases 95,728 square feet to JC Penney and 69,422 square feet to Levin Furniture. JC Penney currently pays $6.80 per square foot and Levin Furniture pays $7.00 per square foot triple net.

(5)	Regal Cinemas sales are calculated based on dollars per screen. At the Market Square at Montrose Property Regal Cinemas operates 12 screens.

A-3-75

MARKET SQUARE AT MONTROSE

The following table presents certain information relating to the historical sales and occupancy costs at the Market Square at Montrose Property:

Historical Sales (PSF/Screen) and Occupancy Cost(1)

Tenant Name	2011	2012	2013(2)	Occupancy Cost(3)
Tabani Akron	NAV	NAV	NAV	NAV
Home Depot	$222	$231	$236	3.5%
Dick’s Sporting Goods	$189	$195	$195	3.3%
Regal Cinemas(4)	$312,578	$328,869	NAV	9.8%
Toys “R” Us	NAV	NAV	NAV	NAV

(1)	Historical Sales (PSF/Screen) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	2013 Sales and Occupancy Costs are for the trailing 12 months ending April 30, 2013 sales with respect to Home Depot and trailing 12 months ending December 31, 2013 with respect to Dick’s Sporting Goods. Trailing twelve month 2013 sales were not available for Regal Cinemas.
(3)	Occupancy Cost includes base rent, reimbursements and percentage rent, as applicable. The 2012 sales were used to calculate Regal Cinemas Occupancy Cost.
(4)	Regal Cinemas sales are calculated based on dollars per screen.

The following table presents certain information relating to the lease rollover schedule at the Market Square at Montrose Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2014	1	14,312	2.8%	14,312	2.8%	$156,000	5.0%	$10.90
2015	0	0	0.0%	14,312	2.8%	$0	0.0%	$0.00
2016	2	30,000	5.9%	44,312	8.7%	$393,000	12.7%	$13.10
2017	1	30,000	5.9%	74,312	14.6%	$192,504	6.2%	$6.42
2018	3	157,234	30.8%	231,546	45.4%	$1,070,556	34.6%	$6.81
2019	0	0	0.0%	231,546	45.4%	$0	0.0%	$0.00
2020	1	60,000	11.8%	291,546	57.1%	$239,580	7.7%	$3.99
2021	0	0	0.0%	291,546	57.1%	$0	0.0%	$0.00
2022	0	0	0.0%	291,546	57.1%	$0	0.0%	$0.00
2023	1	14,585	2.9%	306,131	60.0%	$189,605	6.1%	$13.00
2024	3	26079	5.1%	332,210	65.1%	$359,112	11.6%	$13.77
Thereafter	1	169,445	33.2%	501,655	98.3%	$497,425	16.1%	$2.94
Vacant	0	8,791	1.7%	510,446	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	510,446	100.00%			$3,097,781	100.00%	$6.18

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Market Square at Montrose Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2014(2)
96.4%	96.4%	99.3%	98.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

A-3-76

MARKET SQUARE AT MONTROSE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Market Square at Montrose Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$3,022,066	$3,074,924	$3,009,547	$3,097,781	$6.07
Grossed Up Vacant Space	0	0	0	110,568	0.22
Percentage Rent	14,542	39,426	48,839	54,433	0.11
Total Reimbursables	1,103,767	1,256,269	380,766	1,125,833	2.21
Other Income	0	10,499	0	0	0.00
Less Vacancy & Credit Loss	(92,992)	(76,540)	(17,733)	(154,156)(1)	(0.30)
Effective Gross Income	$4,047,383	$4,304,578	$3,421,419	$4,234,460	$8.30
					0.00
Total Operating Expenses	$1,363,931	$1,522,847	$529,122	$1,430,375	$2.80
					0.00
Net Operating Income	$2,683,453	$2,781,731	$2,892,297	$2,804,086	$5.49
TI/LC	0	0	0	151,952	0.30
Capital Expenditures	0	0	0	102,089	0.20
Net Cash Flow	$2,683,453	$2,781,731	$2,892,297	$2,550,044	$5.00

NOI DSCR	1.64x	1.70x	1.76x	1.71x
NCF DSCR	1.64x	1.70x	1.76x	1.56x
NOI DY	10.6%	10.9%	11.4%	11.0%
NCF DY	10.6%	10.9%	11.4%	10.0%

(1)	The underwritten economic vacancy is 3.5%. The Market Square at Montrose Property was 98.3% physically occupied as of March 1, 2014.

Appraisal. As of the appraisal valuation date of December 27, 2013, the Market Square at Montrose Property had an “as-is” appraised value of $33,900,000.

Environmental Matters. According to a Phase I environmental site assessment dated January 7, 2014, there was no evidence of any recognized environmental condition at the Market Square at Montrose Property.

Market Overview and Competition. The Market Square at Montrose Property is located in Akron, Ohio (northwest Akron) about eight miles northwest of the Akron central business district. The Market Square at Montrose Property is situated in western Summit County and more specifically the Fairlawn/Montrose submarket. The economy of Akron is generally driven by the economies of Cleveland immediately north of the Market Square at Montrose Property, and the Akron central business district located southeast of the Market Square at Montrose Property. Households within a three mile radius of the Market Square at Montrose Property had a median and average household income $71,499 and $105,391, respectively, in 2013. Akron home prices within one- and three-mile radius of the Market Square at Montrose Property are $242,364 and $223,515, respectively. The primary catalyst for commercial and retail development in the neighborhood was the development of Summit Mall encompassing more than 760,000 square feet. The Summit Mall is located east of the Market Square at Montrose Property, along State Route 18 and it opened in 1965. The mall is anchored by Dillard’s and Macy’s and includes more than 120 specialty stores.

The Fairlawn/Montrose retail market comprises over 4.4 million square feet with a market occupancy rate of 97.2%. There has been minimal development activity in the Fairlawn/Montrose submarket. The only planned development is a new Walmart Supercenter and Sam’s Club adjacent to Market Square at Montrose Property. Walmart has purchased 39 acres of land across the street from the Market Square at Montrose Property to the west. Walmart plans to build a 136,000 square foot Sam’s Club and a 147,000 square foot Walmart Supercenter.

The following table presents certain information relating to some comparable retail centers for the Market Square at Montrose Property:

Competitive Set(1)

	Market Square at Montrose (Subject)	Rosemont Commons	Shops at Fairlawn	Greens at Strongsville	Fairlawn Town Centre
Location	Akron, OH	Akron, OH	Akron, OH	Strongsville, OH	Fairlawn, OH
Distance from Subject	--	1.6 miles	0.6 miles	21.3 miles	2.7 miles
Anchor Stores	Home Depot, Dick’s Regal Cinemas, Tabani Akron	Sam’s Club, Wal-Mart, Bed Bath & Beyond	Sears, Pier 1, Hobby Lobby	Target, Old Navy, TJ Maxx	Target, Marc’s Giant Eagle
Property Type	Power Center	Power Center	Community Center	Power Center	Power Center
Year Built/Renovated	1988/2000	1993/NAP	1993/NAP	1995/NAP	1962/2012
Total GLA	510,446 SF	481,678 SF	133,334 SF	285,505 SF	348,449 SF
Total Occupancy	98%	99%	100%	99%	99%

(1)	Information obtained from the underwritten rent roll, third party sources and the appraisal.

A-3-77

MARKET SQUARE AT MONTROSE

The Borrower. The borrower is MSA Montrose L.P., a New York limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Square at Montrose Mortgage Loan. David Grunberger is the guarantor of certain nonrecourse carveouts under the Market Square at Montrose Loan.

The Sponsor. The sponsor is David Grunberger. David Grunberger is the owner and founder of Fedplast, a Montreal, Quebec based plastics company which has been in operation for approximately forty years. Fedplast provides plastic sheet, roll stock products and engineered materials. Mr. Grunberger owns 23 commercial, industrial, and residential properties primarily in Canada. In the United States, Mr. Grunberger currently owns an anchored shopping center in Johnson City, New York. Hampton Properties provides property management services for the majority of Mr. Grunberger’s commercial real estate, including his United States retail shopping center in Johnson City, New York. In total, Mr. Grunberger’s commercial real estate holdings are valued at approximately $137 million, with Mr. Grunberger’s equity in such holdings valued at $26.3 million.

Escrows. The loan documents provide for upfront escrows in the amount of $265,792 for real estate taxes, $8,725 for insurance, and $352,278 for the Upfront TI/LC Reserve. The loan documents also provide for ongoing monthly escrows in the amount of $66,448 for real estate taxes, $2,908 for insurance, $4,254 for replacement reserves (capped at $254,458) and $7,104 for tenant improvements and leasing commissions. TI/LC reserves are capped at $426,251.

Lockbox and Cash Management.
The Market Square at Montrose Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay rents directly into such lockbox account. All amounts in the lockbox account are transferred on each business day to a lender controlled cash management account. Prior to the occurrence of a Cash Sweep Event Period (as defined below), all excess funds on deposit in the lockbox account after payment of debt service, operating expenses and required deposits into reserve accounts are made are disbursed to the borrower. Upon the occurrence of a Cash Sweep Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled account.

A “Cash Sweep Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) any event of default under the management agreement; (iii) the occurrence of a Major Tenant Trigger Event (as defined below); or (iv) the amortizing mortgage loan debt service coverage ratio falling below 1.30x. A Cash Sweep Event Period will end with respect to clause (i) above, when such event of default has been cured; with respect to clause (ii) above, when such event of default has been cured or the management agreement is replaced in accordance with the terms of the loan documents; with respect to clause (iii) above, upon the occurrence of a Major Tenant Trigger Event Cure (as defined below); and with respect to clause (iv) above, when an amortizing mortgage loan debt service coverage ratio of at least 1.55x has been achieved for two consecutive quarters.

A “Major Tenant Trigger Event” will occur if Home Depot USA, Inc, or any successors or assignees (a “Significant Tenant”), with respect to clause (ii), or such Significant Tenant’s parent company (i) (a) vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises at the Market Square at Montrose Property or otherwise “goes dark”, (b) notifies the borrower, the manager, any affiliate of the borrower or manager or any of their respective agents or representatives that it intends to vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises at the Market Square at Montrose Property or otherwise “go dark”, or (c) fails to notify the borrower of its intent to renew its lease on or before June 30, 2017 or (ii) shall become insolvent or a debtor in any bankruptcy action.

A “Major Tenant Trigger Event Cure” shall mean: (I) with respect to clause (i)(a) in the definition of Major Tenant Trigger Event, the date on which (a)(i) the applicable Significant Tenant has (A) reopened for business and is conducting normal business operations at substantially all of its demised premises at the Market Square at Montrose Property and (B) paid full, unabated rent under its lease, for two consecutive quarters in each case and (ii) the borrower has delivered to the lender an acceptable tenant estoppel certificate from the applicable Significant Tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to the lender’s satisfaction in each case, or (b) a Re-tenanting Event (as defined below) has occurred pursuant to the terms of the loan documents; (II) with respect to clause (i)(b) in the definition of Major Tenant Trigger, the date on which (a) the applicable Significant Tenant has (1) irrevocably revoked or rescinded any such notice, (2) been open for business and conducted normal business operations at substantially all of its demised premises at the Market Square at Montrose Property and (3) paid full, unabated rent under its lease, for two consecutive quarters following such revocation or rescission in each case, and (b) the borrower has delivered to the lender an acceptable tenant estoppel certificate certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to the lender’s satisfaction in each case; (III) with respect clause (i)(c) in the definition of Major Tenant Trigger Event, the date on which the applicable Significant Tenant notifies the borrower of its intent to renew its lease on terms similar to Significant Tenant’s then current lease and at a rental rate no less than the rate payable in the final year of such Significant Tenant’s then current lease and at a lease term at least five years beyond the stated maturity date; and (IV) with respect to clause (ii) in the definition of Major Tenant Trigger Event, the date on which the applicable Significant Tenant or such Significant Tenant’s parent company, as the case may be, becomes solvent to the lender’s satisfaction for two consecutive quarters or is no longer a debtor in any bankruptcy action and shall have affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction.

A “Re-tenanting Event” means that the lender has received evidence (including, without limitation, by delivery of an acceptable tenant estoppel certificate) that the borrower has re-leased the affected space with a replacement tenant or tenants acceptable to the lender on terms reasonably satisfactory to the lender and otherwise in accordance with the loan agreement and (i) that such replacement tenant(s) are in possession, occupancy and operating their space, paying full unabated rent, (ii) rents under such replacement leases are comparable to market rates and (iii) all landlord obligations under such replacement leases have been completed or paid for.

Property Management. The Market Square at Montrose Property is managed by Hampton Management Inc.

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MARKET SQUARE AT MONTROSE

Assumption. The borrower has the right to transfer the Market Square at Montrose Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Partial Release. The borrower under the Market Square at Montrose Mortgage Loan is permitted to release certain parcels of the Market Square at Montrose Property currently occupied by Toys “R” Us and Steak ‘n Shake, respectively, subject to the terms of the Market Square at Montrose loan documents, which include, among other things, the following conditions: (a) no event of default under the Market Square at Montrose Mortgage Loan is continuing; (b) the mortgage loan amortizing debt service coverage ratio, after giving effect to such release, is no less than each of (i) the ratio existing immediately prior to such release and (ii) 1.55x; (c) the mortgage loan-to-value ratio, after giving effect to such release is no more than each of (i) the ratio existing immediately prior to such release and (ii) 75.0%; and (d) defeasance of the Market Square at Montrose Mortgage Loan in an amount equal to 125% of the allocated loan amount with respect to such parcel. In connection with the release of the Steak ‘n Shake outparcel, the borrower must obtain a waiver of Steak ‘n Shake’s right of first offer prior to the release of the outparcel, together with the other requirements for an outparcel release set forth in the loan documents. See “Certain Terms of the Mortgage Loans – Partial Release and/or Partial Defeasance and/or Substitution” in the Prospectus Supplement.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Ladder Capital Finance LLC (the “Market Square at Montrose Mezzanine Lender”) has made a $2,575,000 mezzanine loan (the “Market Square at Montrose Mezzanine Loan”) to MSA Montrose Mezzanine L.P. a New York limited partnership that indirectly owns 100% of the borrower under the Market Square at Montrose Mortgage Loan. The Market Square at Montrose Mezzanine Loan accrues interest at an interest rate of 11.000% per annum and is interest-only for the first 36 months. The Market Square at Montrose Mezzanine Loan matures on May 6, 2024. The rights of the Market Square at Montrose Mezzanine Lender are further described under “Description of the Mortgage Pool–Subordinate and/or Other Financing–Existing (Secured Financing and Mezzanine and Similar Financing)” in the Prospectus Supplement.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage from terrorism in an amount equal to the full replacement cost of the Market Square at Montrose Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

A-3-79

JL HOLDINGS – BURGER KING PORTFOLIO - 90

A-3-80

JL HOLDINGS – BURGER KING PORTFOLIO - 90

Ruston
SHREVEPORT
Monroe
Clinton
Madison
Meridian
Forest
Vicksburg
JACKSON
BIENVILLE NATIONAL FOREST
Pearl
LOUISIANA
MISSISSIPPI
SABINE NATIONAL FOREST
Natchitoches
KISATCHIE NATIONAL FOREST
Natchez
Brookhaven
Laurel
Alexandria
HOMOCHITTO NATIONAL FOREST
McComb
Hattiesburg
TX
DE SOTO NATL. FOREST
DeRidder
Bogalusa
BATON ROUGE
Central
MOBILE
Picayune
Biloxi
LAFAYETTE
Slidell
Gulfport
Lake Pontchartrain
Orange
Lake Charles
New Iberia
GULF ISLANDS NATIONAL SEASHORE
Port Arthur
Laplace
Metairie
NEW ORLEANS
Houma
Gulf of Mexico
Evergreen
ALABAMA
Citronelle
Mount Vernon
Atmore
Brewton
MS
Century
Bay Minette
Saraland
Prichard
MOBILE
FLORIDA
Spanish Fort
Tillmans Corner
Daphne
Robertsdale
Ferry Pass
Pace
East Milton
Fairhope
Gonzalez
Mobile Bay
PENSACOLA
Navarre
Moss Point
Bayou La Batre
Bellview
Warrington
Foley
Grand Bay
Midway
Gulf Shores
Gulf of Mexico
West Point
Columbus
BIRMINGHAM
Pell City
Bessemer
Vestavia Hills
Northport
Hoover
Pelham
Alabaster
Aliceville
Tuscaloosa
Calera
Sylacauga
Centerville
TALLADEGA NATIONAL FOREST
Clanton
MS
ALABAMA
Marion
Demopolis
Prattville
Selma
MONTGOMERY
Meridian
Butler
Camden
Thomasville
Greenville
Grove Hill
Waynesboro
Jackson

A-3-81

No. 9 – JL Holdings - Burger King Portfolio - 90

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
				Property Type:	Retail

Original Principal Balance(1):	$22,900,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance(1):	$22,784,106			Location:	Various – See Table
% of Initial Pool Balance:	2.3%			Size:	271,797 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$182.30
Borrower Name:	JL Holdings I, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Matthew Schoenberg			Title Vesting(4):	Various
Mortgage Rate:	4.89991%			Property Manager:	Jaylor Services, Inc.
Note Date:	March 3, 2014			3rd Most Recent Occupancy:	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy:	100.0% (12/31/2012)
Maturity Date:	April 1, 2024			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period(1):	None			Current Occupancy (As of)(5):	100.0% (6/1/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original)(2):	240 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$8,070,524 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$8,379,402 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$8,413,815 (12/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$11,328,869
Additional Debt Type(1):	Pari Passu and B-Note			U/W Expenses:	$3,169,963
				U/W NOI:	$8,158,906
				U/W NCF:	$7,791,758
				U/W NOI DSCR(1):	2.04x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.95x
				U/W NOI Debt Yield(1):	16.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	15.7%
Taxes	$50,000	Springing	NAP	As-Is Appraised Value(6):	$119,200,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Cash Flow Sweep	$2,000,000	NAP	NAP	Cut-off Date LTV Ratio(1):	41.6%
Ground Lease	$100,000	Springing	$100,000	LTV Ratio at Maturity or ARD(1):	25.3%
Capital Expenditures	$0	Springing	NAP
Condemnation	$99,414	NAP	NAP

(1)
The JL Holdings – Burger King Portfolio – 90 Loan Combination, in the original aggregate principal amount of $59,800,000, is comprised of two pari passu notes (Notes A-1 and A-2) and a subordinate note (Note B). Note A-2 had an original principal balance of $22,900,000, has an outstanding principal balance as of the Cut-off Date of $22,784,106 and will be contributed to the WFCM 2014-LC16 Trust. Note A-1 had an original principal balance of $26,900,000, has an outstanding principal balance as of the Cut-off Date of $26,763,862 and was contributed to the COMM 2014-LC15 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the JL Holdings – Burger King Portfolio – 90 Senior Loan and without regard to Note B. Note B had an original principal balance of $10,000,000, is interest-only and is currently held by ARC Realty Finance Operating Partnership L.P. With respect to the entire JL Holdings – Burger King Portfolio – 90 Loan Combination, the in-place total debt LTV ratio is 50.0%, the in-place total debt U/W NCF DSCR is 1.53x, and the in-place total debt NCF Debt Yield is 13.1%. See description of permitted additional debt under “Subordinate and Mezzanine Indebtedness” below.

(2)
The senior portion of the JL Holdings – Burger King Portfolio – 90 Loan Combination is structured with a fixed amortization schedule with an effective amortization period of 240 months. However, partial prepayments may result in reamortization.

(3)	See “Escrows” section.
(4)	See “The Properties” and “Ground Lease” section.
(5)
The JL Holdings - Burger King Portfolio – 90 properties are leased by Strategic Restaurants Acquisition Company, LLC (“SRAC I”), a subsidiary of Cerebus Capital Management, L.P. The Burger King #09259 – Gulf Breeze, FL Mortgaged property is currently dark. SRAC I continues to pay rent due with respect to the dark property required under the terms of SRAC I’s lease.

(6)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “JL Holdings - Burger King Portfolio - 90 Mortgage Loan”) is one of three mortgage loans (collectively, the “JL Holdings – Burger King Portfolio – 90 Loan Combination”) evidenced by three separate promissory notes comprised of two pari passu notes (Note A-1 and Note A-2) (collectively, the “JL Holdings - Burger King Portfolio - 90 Senior Loan”). and a subordinate note (Note B) that are collectively secured by a first mortgage encumbering 90 single-tenant retail properties located in four states (collectively, the “JL Holdings - Burger King Portfolio - 90 Properties”). The JL Holdings - Burger King Portfolio - 90 Mortgage Loan Combination was originated on March 3, 2014 by Ladder Capital Finance LLC. The JL Holdings - Burger King Portfolio - 90 Mortgage Loan (which is evidenced by Note A-2) had an original principal balance of $22,900,000, has an outstanding principal balance as of the Cut-off Date of $22,784,106 and accrues interest at an interest rate of 4.89991% per annum. The JL Holdings - Burger King Portfolio - 90 Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires monthly principal and interest payments in accordance with the amortization schedule attached to the related loan agreement. The JL Holdings - Burger King Portfolio - 90 Loan Combination matures on April 1, 2024. See “Description

A-3-82

JL HOLDINGS – BURGER KING PORTFOLIO - 90

of the Mortgage Pool–Split Loan Structures- The JL Holdings - Burger King Portfolio – 90 Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Prospectus Supplement.

The JL Holdings – Burger King Portfolio – 90 Mortgage Loan will be contributed to the WFCM 2014-LC16 Trust. Note A-1, the holder of which is responsible for the servicing and administration of the JL Holdings – Burger King Portfolio 90 Loan Combination, was contributed to the COMM 2014-LC15 commercial mortgage trust securitization, had an original principal balance of $26,900,000 and has an outstanding principal balance as of the Cut-off Date of $26,763,862 (such loan, the “JL Holdings - Burger King Portfolio – 90 Pari Passu Companion Loan”). Note B, which is subordinate in right of payment and in other respects to the JL Holdings – Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan and was sold shortly after origination to ARC Realty Finance Operating Partnership, L.P., had an original principal balance of $10,000,000 (such loan, the “JL Holdings – Burger King Portfolio - 90 Subordinate Companion Loan”) and requires interest only payments throughout its term until maturity.

Following the lockout period, the borrower has the right to defease the JL Holdings - Burger King Portfolio - 90 Mortgage Loan in whole, on any day before January 1, 2024. Partial prepayments may occur at any time in connection with a ground lease expiration or termination under the circumstances described in the “Partial Release” section below, with a yield maintenance premium. In addition, the JL Holdings - Burger King Portfolio - 90 Loan Combination is prepayable without penalty on or after January 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount(1)	$49,800,000	81.6%	Refinance(2)	$52,920,314	86.8%
B-Note	10,000,000	16.4	Up-front reserves	2,249,414	3.7
Borrower equity	1,200,000	2.0	Closing costs	5,830,272	9.6
Total Sources	$61,000,000	100.0%	Total Uses	$61,000,000	100.0%

(1)	Reflects the JL Holdings - Burger King Portfolio - 90 Mortgage Loan and JL Holdings Burger King Portfolio-90 Pari Passu Companion Loan
(2)	The JL Holdings – Burger King Portfolio – 90 Properties were previously securitized in MSC 2005-T19 and BSCMS 2005-PWR8.

The Properties. The JL Holdings - Burger King Portfolio - 90 Loan Combination is secured by the fee and leasehold interests in 90 single tenant retail properties totaling 271,797 rentable square feet and leased to Strategic Restaurants Acquisition Company, LLC (“SRAC I”, “Tenant”, or “Franchisee”), a subsidiary of Cerberus Capital Management, LP. The JL Holdings - Burger King Portfolio - 90 Properties are located in four states: Louisiana (55 properties), Alabama (22 properties), Mississippi (9 properties), and Florida (4 properties). Of the 90 properties, 77 are fee simple, six are subject to long-term ground leases (including sub-ground leases), and seven are a combination of fee and leasehold (including sub-leasehold) interest. None of the JL Holdings - Burger King Portfolio - 90 Properties represents more than 1.9% of the Cut-off Date Principal Balance of the JL Holdings - Burger King Portfolio – 90 Mortgage Loan by allocated loan amount. The JL Holdings - Burger King Portfolio - 90 Properties are situated in a mix of locations including retail corridors (67.8%, 61 stores), within immediate proximity to highways or interstate exit ramps (27.8%, 25 stores) and urban infill locations (4.4%, four stores). The JL Holdings - Burger King Portfolio - 90 Properties average 3,020 square feet per property and range from 2,391 square feet to 4,182 square feet. The JL Holdings - Burger King Portfolio - 90 Properties were built between 1964 and 2007 and have an average age of 24 years. As of June 1, 2014, the JL Holdings - Burger King Portfolio - 90 Properties were 100.0% leased to SRAC I.

SRAC I operates each restaurant as a Burger King pursuant to 90 separate franchise agreements with Burger King Corporation (“BKC” or “Franchisor”). The franchise agreements range between 10 and 20 year original terms with staggered expirations. 82 of the franchise agreements expire during the loan term, however, SRAC I is required to pay base rent with respect to its lease regardless of the expiration or termination of a related Burger King franchise agreement. For the JL Holdings - Burger King Portfolio - 90 Properties, 2013 store sales average $1,175,181 which is in line with the 2013 chain average of $1,189,026 for Burger King restaurants located in the United States and Canada.

SRAC I was founded in February 2005 to acquire Sydran Services, LLC’s rights to operate the JL Holdings - Burger King Portfolio - 90 Properties. The combined companies of SRAC I and its affiliate, Strategic Restaurant Acquisition Company II, LLC comprise 288 Burger King restaurants making their parent, SRAC Holdings I, LLC one of the largest franchisee of Burger King restaurants in the United States.

A-3-83

JL HOLDINGS – BURGER KING PORTFOLIO - 90

The following table presents certain information relating to the JL Holdings - Burger King Portfolio - 90 Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Burger King #02957 - Houma, LA	$935,259	1.9%	100.0%	1980/NAP	3,048	$2,250,000
Burger King #04324 - Gulf Shores, AL	$893,692	1.8%	100.0%	1984/NAP	3,735	$2,150,000
Burger King #11942 - Gray, LA	$889,536	1.8%	100.0%	1998/NAP	3,003	$2,140,000
Burger King #00144 - Baton Rouge, LA	$860,439	1.7%	100.0%	1964/NAP	3,240	$2,070,000
Burger King #06788 - Zachary, LA	$856,282	1.7%	100.0%	1990/NAP	2,885	$2,060,000
Burger King #05255 - Pritchard, AL	$810,558	1.6%	100.0%	1986/NAP	3,489	$1,950,000
Burger King #05035 - Tuscaloosa, AL	$789,775	1.6%	100.0%	1986/NAP	4,182	$1,900,000
Burger King #09788 - Walker, LA	$785,618	1.6%	100.0%	1996/NAP	2,987	$1,890,000
Burger King #03818 - Mobile, AL	$737,816	1.5%	100.0%	1983/NAP	3,398	$1,775,000
Burger King #03156 - Saraland, AL	$727,424	1.5%	100.0%	1981/NAP	3,244	$1,750,000
Burger King #01437 - Monroe, LA	$710,797	1.4%	100.0%	1974/NAP	2,944	$1,710,000
Burger King #12661 - Baton Rouge, LA	$702,484	1.4%	100.0%	1999/NAP	3,056	$1,690,000
Burger King #09804 - Gonzales, LA	$698,327	1.4%	100.0%	1996/NAP	2,987	$1,680,000
Burger King #01198 - Mobile, AL	$696,249	1.4%	100.0%	1980/NAP	3,807	$1,675,000
Burger King #04130 - Vicksburg, MS	$690,014	1.4%	100.0%	2005/NAP	2,756	$1,660,000
Burger King #09004 - Diamondhead, MS	$685,857	1.4%	100.0%	1995/NAP	2,920	$1,650,000
Burger King #12830 - Boutte, LA	$685,857	1.4%	100.0%	1999/NAP	3,068	$1,650,000
Burger King #10763 - Hammond, LA	$677,544	1.4%	100.0%	1997/NAP	2,867	$1,630,000
Burger King #01425 - New Iberia, LA	$669,230	1.4%	100.0%	1996/NAP	3,100	$1,610,000
Burger King #03623 - Covington, LA	$669,230	1.4%	100.0%	1983/NAP	2,430	$1,610,000
Burger King #06149 - New Iberia, LA	$669,230	1.4%	100.0%	1988/NAP	2,720	$1,610,000
Burger King #01489 - Mobile, AL	$665,073	1.3%	100.0%	1984/NAP	3,489	$1,600,000
Burger King #11095 - Tuscaloosa, AL	$665,073	1.3%	100.0%	1998/NAP	2,932	$1,600,000
Burger King #01207 - West Monroe, LA	$660,917	1.3%	100.0%	1973/NAP	2,992	$1,590,000
Burger King #01428 - Sulphur, LA	$660,917	1.3%	100.0%	1974/NAP	2,957	$1,590,000
Burger King #05029 - Pineville, LA	$656,760	1.3%	100.0%	1999/NAP	3,489	$1,450,000
Burger King #07467 - Ruston, LA	$652,603	1.3%	100.0%	1992/NAP	2,915	$1,570,000
Burger King #11544 - Westlake, LA	$652,603	1.3%	100.0%	1998/NAP	2,974	$1,570,000
Burger King #09708 - Natchez, MS	$631,820	1.3%	100.0%	1996/NAP	2,892	$1,520,000
Burger King #04581 - Foley, AL	$623,506	1.3%	100.0%	1985/NAP	3,842	$1,500,000
Burger King #10802 - Westwego, LA	$623,506	1.3%	100.0%	1997/NAP	2,982	$1,500,000
Burger King #06676 - Jackson, MS	$613,115	1.2%	100.0%	1990/NAP	2,814	$1,475,000
Burger King #09270 - Robertsdale, AL	$602,723	1.2%	100.0%	1995/NAP	2,545	$1,450,000
Burger King #10764 - Morgan City, LA	$602,723	1.2%	100.0%	1997/NAP	2,990	$1,450,000
Burger King #12329 - Rayne, LA	$602,723	1.2%	100.0%	1999/NAP	3,200	$1,450,000
Burger King #12633 - Port Allen, LA	$602,723	1.2%	100.0%	1999/NAP	3,063	$1,450,000
Burger King #12895 - Delhi, LA	$602,723	1.2%	100.0%	1999/NAP	3,073	$1,450,000
Burger King #11614 - Harvey, LA	$590,253	1.2%	100.0%	1998/NAP	2,987	$1,420,000
Burger King #06129 - Mobile, AL	$571,547	1.2%	100.0%	1988/NAP	2,694	$1,375,000
Burger King #02483 - Mobile, AL	$561,156	1.1%	100.0%	1984/NAP	3,722	$1,350,000
Burger King #06488 - Mobile, AL	$561,156	1.1%	100.0%	1989/NAP	2,795	$1,350,000
Burger King #06916 - Kenner, LA	$561,156	1.1%	100.0%	1990/NAP	3,008	$1,350,000
Burger King #01149 - Baton Rouge, LA	$556,999	1.1%	100.0%	1972/NAP	2,625	$1,340,000
Burger King #10762 - Geismar, LA	$556,999	1.1%	100.0%	1997/NAP	2,898	$1,340,000
Burger King #12322 - Oakdale, LA	$556,999	1.1%	100.0%	1997/NAP	2,967	$1,340,000
Burger King #06783 - Baton Rouge, LA	$540,372	1.1%	100.0%	1990/NAP	2,881	$1,300,000

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JL HOLDINGS – BURGER KING PORTFOLIO - 90

Property Name – Location	Allocated Cut-off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Burger King #09692 - Greenwell Springs, LA	$536,215	1.1%	100.0%	1996/NAP	3,114	$1,290,000
Burger King #08645 - Pace, FL	$527,902	1.1%	100.0%	1994/NAP	2,475	$1,270,000
Burger King #06325 - Baton Rouge, LA	$523,745	1.1%	100.0%	1989/NAP	3,047	$1,260,000
Burger King #06674 - Slidell, LA	$523,745	1.1%	100.0%	1990/NAP	2,905	$1,260,000
Burger King #00373 - Mobile, AL	$519,589	1.0%	100.0%	1967/2012	2,421	$1,250,000
Burger King #09115 - Meridian, MS	$519,589	1.0%	100.0%	1995/NAP	2,391	$1,250,000
Burger King #01617 - Lake Charles, LA	$515,432	1.0%	100.0%	1976/NAP	3,194	$1,240,000
Burger King #05981 - Meridian, MS	$515,432	1.0%	100.0%	1988/NAP	2,662	$1,240,000
Burger King #11715 - Ville Platte, LA	$511,275	1.0%	100.0%	1998/NAP	2,998	$1,230,000
Burger King #01439 - Slidell, LA	$498,805	1.0%	100.0%	1974/NAP	3,423	$1,200,000
Burger King #07930 - Long Beach, MS	$498,805	1.0%	100.0%	2007/NAP	2,918	$1,200,000
Burger King #09838 - Fairhope, AL	$498,805	1.0%	100.0%	1996/NAP	2,935	$1,200,000
Burger King #12820 - Iowa, LA	$498,805	1.0%	100.0%	1999/NAP	3,073	$1,200,000
Burger King #00211 - Baton Rouge, LA	$494,648	1.0%	100.0%	1996/NAP	2,980	$1,190,000
Burger King #04914 - Pensacola, FL	$482,178	1.0%	100.0%	1985/NAP	4,098	$1,160,000
Burger King #09686 - Thomasville, AL	$478,022	1.0%	100.0%	1996/NAP	2,905	$1,150,000
Burger King #12660 - Vinton, LA	$478,022	1.0%	100.0%	1999/NAP	3,073	$1,150,000
Burger King #12007 - Denham Springs, LA	$473,865	1.0%	100.0%	1998/NAP	2,969	$1,140,000
Burger King #09958 - Grove Hill, AL	$469,708	0.9%	100.0%	1996/NAP	2,399	$1,130,000
Burger King #10572 - Eunice, LA	$469,708	0.9%	100.0%	1997/NAP	2,998	$1,130,000
Burger King #11488 - Lafayette, LA	$465,551	0.9%	100.0%	1998/NAP	3,358	$1,120,000
Burger King #06048 - Tuscaloosa, AL	$440,611	0.9%	100.0%	1988/NAP	2,585	$1,060,000
Burger King #00360 - New Orleans, LA	$436,454	0.9%	100.0%	1968/NAP	2,654	$1,050,000
Burger King #03585 - Daphne, AL	$436,454	0.9%	100.0%	1983/NAP	2,799	$1,050,000
Burger King #04016 - Mobile, AL	$436,454	0.9%	100.0%	1973/NAP	4,134	$1,050,000
Burger King #06105 - Northport, AL	$436,454	0.9%	100.0%	1988/NAP	2,636	$1,050,000
Burger King #09259 - Gulf Breeze, FL(2)	$436,454	0.9%	100.0%	1995/NAP	2,621	$1,050,000
Burger King #11979 - Monroe, LA	$428,141	0.9%	100.0%	1998/NAP	3,014	$1,030,000
Burger King #12597 - Lake Charles, LA	$423,984	0.9%	100.0%	1999/NAP	3,073	$1,020,000
Burger King #01337 - Metairie, LA	$419,828	0.8%	100.0%	1974/NAP	2,970	$1,010,000
Burger King #01465 - Laurel, MS	$415,671	0.8%	100.0%	1974/NAP	2,966	$1,000,000
Burger King #11694 - DeQuincy, LA	$399,044	0.8%	100.0%	1998/NAP	2,986	$960,000
Burger King #00501 - Lafayette, LA	$386,574	0.8%	100.0%	1969/1990	2,654	$930,000
Burger King #10800 - Livingston, AL	$382,417	0.8%	100.0%	1997/NAP	2,921	$920,000
Burger King #09026 - Laurel, MS	$374,104	0.8%	100.0%	1995/NAP	2,554	$900,000
Burger King #09213 - Pensacola, FL	$369,947	0.7%	100.0%	1996/NAP	2,613	$890,000
Burger King #01917 - Vidalia, LA	$365,790	0.7%	100.0%	1977/NAP	2,913	$880,000
Burger King #10607 - Houma, LA	$361,634	0.7%	100.0%	1997/NAP	2,975	$870,000
Burger King #09853 - Franklin, LA	$353,320	0.7%	100.0%	1996/NAP	2,990	$850,000
Burger King #01315 - Alexandria, LA	$274,343	0.6%	100.0%	1974/NAP	3,206	$660,000
Burger King #12919 - Covington, LA	$203,679	0.4%	100.0%	1999/NAP	3,920	$490,000
Burger King #12752 - Lafayette, LA	$137,171	0.3%	100.0%	1999/NAP	2,850	$330,000
Burger King #01537 - Lafayette, LA	$74,821	0.2%	100.0%	1975/NAP	3,200	$260,000
Burger King #12753 - Slidell, LA	$37,410	0.1%	100.0%	1999/NAP	2,635	$140,000
Total/Weighted Average	$49,547,968		100.0%		271,797	$119,200,000

(1)	The allocated cut-off date principal balance represents the portion of the JL Holdings – Burger King 90 – Senior Loan allocable to the subject property.
(2)	One of the 90 Burger King restaurants is currently dark. The tenant continues to pay rent due under the portfolio lease.

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JL HOLDINGS – BURGER KING PORTFOLIO - 90

The following table presents certain information relating to the tenant at the JL Holdings - Burger King Portfolio - 90 Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(1)	Occupancy Cost(1)	Lease Expiration Date

Major Tenant
SRAC I	NR / NR / NR	271,797	100.0%	$28.75	$7,814,670	100.0%	$385	9.7%	6/5/2034
Total Major Tenant		271,797	100.0%	$28.75	$7,814,670	100.0%

(1)	Sales PSF and Occupancy Costs are for the trailing 12 months ending December 31, 2013.

The following table presents certain information relating to the lease rollover schedule at the JL Holdings - Burger King Portfolio - 90 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	271,797	100.0%	271,797	100.0%	$7,814,670	$28.75
Vacant	0	0	0.0%	271,797	100.0%	$0	$0.00
Total/Weighted Average	1	271,797	100.0%			$7,814,670	$28.75

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the JL Holdings - Burger King Portfolio - 90 Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	6/1/2014(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	One of the 90 Burger King restaurants is currently dark. The tenant continues to pay rent due under SRAC I’s lease of the entire portfolio.

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JL HOLDINGS – BURGER KING PORTFOLIO - 90

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the JL Holdings - Burger King Portfolio - 90 Properties:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent(1)	$7,339,873	$7,486,670	$7,636,404	$7,814,670	$28.75
Rent Steps	0	0	0	$0	0.00
Grossed Up Vacant Space	0	0	0	$0	0.00
Total Reimbursables(2)	0	0	0	2,315,956	8.52
Other Income(3)	1,515,314	1,691,712	1,588,592	1,759,102	6.47
Less Vacancy & Credit Loss	0	0	0	(560,858)(4)	(2.06)
Effective Gross Income	$8,855,187	$9,178,382	$9,224,996	$11,328,869	$41.68

Total Operating Expenses(2)	$784,663	$798,980	$811,181	$3,169,963	11.66

Net Operating Income	$8,070,524	$8,379,402	$8,413,815	$8,158,906	$30.02
TI/LC	0	0	0	271,797	1.00
Capital Expenditures	0	0	0	95,351	0.35
Net Cash Flow	$8,070,524	$8,379,402	$8,413,815	$7,791,759	$28.67

NOI DSCR	2.02x	2.10x	2.11x	2.04x
NCF DSCR	2.02x	2.10x	2.11x	1.95x
NOI DY	16.3%	16.9%	17.0%	16.5%
NCF DY	16.3%	16.9%	17.0%	15.7%

(1)
Lease between the borrower and SRAC I covering all of the JL Holdings – Burger King Portfolio – 90 Properties (the “Portfolio Lease”) commenced on February 28, 2005 and extends to June 5, 2034, at which time SRAC I has three, 5-year options to extend the term. Annual rent under the Portfolio Lease has three components: base rent, percentage rent, and other rent. The base rent is currently $7,814,670 and escalates at 2.0% annually.

(2)	The Portfolio Lease is an absolute-NNN lease with the Tenant responsible for all costs of operations and maintenance except for ground lease payments, which are the obligation of the borrower.
(3)
Other Income includes percentage rent and other rent. Percentage rent is calculated as 8.50% of gross sales less the base rent. Other rent comprises certain costs that are being reimbursed by the tenant and is approximately $672,567 per year.

(4)	The underwritten economic vacancy is 5%. The JL Holdings - Burger King Portfolio - 90 was 100% economically occupied as of June 1, 2014.

Appraisals. As of the appraisal valuation dates ranging from January 9, 2014 to January 17, 2014, the JL Holdings - Burger King Portfolio - 90 Properties had an aggregate “as-is” appraised value of $119,200,000.

Environmental Matters. According to the Phase I environmental site assessments dated from January 23, 2014 to January 27, 2014, there was no evidence of any recognized environmental conditions at 89 of the JL Holdings - Burger King Portfolio - 90 Properties. The Burger King #06105 – Northport, Alabama property has an adjacent gas station which is an open leaking underground storage tank (LUST) site and has been entered into the Alabama Department of Environmental Management (ADEM) underground storage tank fund. Remediation and monitoring were conducted on the adjacent property from July 2006 through April 2012. In November 2007, five monitoring wells were installed on the subject property to determine impacts from contamination migrating from the gas station. The lender required environmental insurance at closing for all properties in the portfolio. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance” in the Prospectus Supplement.

The Borrower. The borrower is JL Holdings I, LLC, a limited liability company and single purpose entity. Matthew Schoenberg, the sponsor of the borrower, is the guarantor of certain nonrecourse carveouts under the JL Holdings - Burger King Portfolio - 90 Loan Combination.

The Sponsor. The sponsor is Matthew Schoenberg. Mr. Schoenberg manages the operations of an affiliated group of real estate companies with a total portfolio of 133 single-tenant restaurant properties leased to third party operators on a long-term, absolute-net basis. Previously, Mr. Schoenberg owned and managed the operation of the assets as part of a large Burger King and Chili’s franchisee with over 300 operating units.

Escrows. The borrower has deposited $50,000 into the tax escrow reserve account to protect against failure to pay real estate taxes due to the confirmation process under the Portfolio Lease. Escrows were collected for a Cash Flow Sweep Reserve in the amount of $2,000,000 for the term of the loan in lieu of a potential cashflow sweep that would otherwise occur if Collateral Four Wall EBITDAR (as defined below) decreases below 90% of Collateral Four Wall EBITDAR at origination as set forth below. The borrower has deposited $100,000 into the ground lease reserve account to protect against failure to make ground lease payments. The borrower has caused to be deposited $99,414 on account of condemnation proceeds attributable to one of the mortgaged properties and will be released to borrower for costs incurred in connection with the restoration of such property. Ongoing monthly reserves for real estate taxes are not required as long as the borrower provides satisfactory proof of timely payments and satisfies the other conditions related to the waiver of such conditions as set forth in the loan documents. Ongoing monthly reserves for insurance are not required as long as the borrower provides satisfactory proof of timely payments and satisfies the other conditions related to the waiver of such conditions as set forth in the loan documents. Ongoing monthly reserves for the ground leases are not required as long as the borrower provides satisfactory proof of timely payments and satisfies the other conditions related to the waiver of such conditions as set forth in the loan documents. The borrower has deposited $100,000 into the ground lease reserve account to protect against failure to make ground lease payments.

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JL HOLDINGS – BURGER KING PORTFOLIO - 90

“Collateral Four Wall EBITDAR” is defined in the loan documents and is, in summary, the EBITDAR for the JL Holdings - Burger King Portfolio - 90 Properties calculated in a manner consistent with past borrower practices and consistent with the definitions contained in the lease, but excluding EBITDAR attributable to JL Holdings - Burger King Portfolio - 90 Properties as to which (x) the applicable franchise agreement has expired or (y) the tenant is in default beyond any applicable notice and cure period under the applicable franchise agreement.

Lockbox and Cash Management. The JL Holdings - Burger King Portfolio - 90 Loan Combination requires that the borrower cause all receipts payable with respect to the JL Holdings - Burger King Portfolio - 90 Properties to be transmitted directly into the lender’s cash management account. Prior to the occurrence of an Excess Cash Sweep Event Period (as defined below), all funds on deposit in the cash management account after the payment of the debt service payments under the JL Holdings - Burger King Portfolio - 90 Loan Combination, reserve deposits and all other payments required to be made in accordance with the cash management system established for the JL Holdings - Burger King Portfolio - 90 Loan Combination are disbursed to the borrower. During a Cash Sweep Event Period, all such excess funds are reserved by the lender as additional security for the JL Holdings - Burger King Portfolio - 90 Loan Combination.

An Excess Cash Sweep Event Period will commence upon the earlier of (i) an event of default (other than an immaterial/non-monetary default under the Portfolio Lease) under the loan documents occurring and continuing, (ii) a material monetary default under the Portfolio Lease has occurred and is continuing, (iii) the tenant under the Portfolio Lease becoming a debtor in bankruptcy, (iv) the Collateral Four Wall EBITDAR falling below 90.0% of the Collateral Four Wall EBITDAR at origination (notwithstanding the foregoing at origination the borrower deposited $2,000,000 in the cash flow sweep reserve in order to avoid the foregoing cash sweep event in (iv)), (v) the Collateral Four Wall EBITDAR falling below 75.0% of the Collateral Four Wall EBITDAR at origination, or (vi) Burger King Corporation (or its parent company) becomes a debtor in bankruptcy. The amount of $2,000,000 described in clause (iv) above will be held in the cash sweep reserve for the term of the loan. Provided that no event of default (other than an immaterial/non-monetary default under the Portfolio Lease) under the loan documents has occurred and is continuing, during an Excess Cash Sweep Event Period, the lender will permit payment of amounts for state and federal tax liability associated with the net income of the borrower on a monthly basis not to exceed 1/12 of 45.0% of the borrower’s anticipated net income to the applicable tax year.

An Excess Cash Sweep Event Period will expire (a) with respect to (i) above, once the event of default has been cured and such cure is accepted by the lender, (b) with respect to (ii) above, once the default under the Portfolio Lease has been cured with acceptable evidence of such cure provided to the lender, (c) with respect to (iii) above, once the tenant has affirmed the lease and emerged from bankruptcy as further described in the loan documents, (d) with respect to (iv) above, once Collateral Four Wall EBITDAR increases to greater than 92.0% of Collateral Four Wall EBITDAR at origination, (e) with respect to (v) above, once Collateral Four Wall EBITDAR increases to greater than 80.0% of Collateral Four Wall EBITDAR at origination, and (f) with respect to (vi) above, upon the earlier of (a) Burger King Corporation (or its parent company) emerging from bankruptcy and (b) 12 months after the commencement of such sweep event. Upon expiration of an Excess Cash Sweep Event Period, amounts in the excess cash trap account will be released to the borrower, provided that (1) if the Excess Cash Sweep Event Period is caused by (iv) above, a reserve equal to three months of debt service for the JL Holdings – Burger King Portfolio – 90 Loan Combination will be retained in the excess cash trap account until such time as the Collateral Four Wall EBITDAR is equal to or greater than the Collateral Four Wall EBITDAR at origination for two consecutive quarters, and (2) if the Excess Cash Sweep Event Period is caused by (v) above, a reserve equal to six months of rent (including the Cash Flow Sweep Reserve) will be retained until such time as the Collateral Four Wall EBITDAR is equal to or greater than the Collateral Four Wall EBITDAR at origination for two consecutive quarters.

Property Management. The JL Holdings - Burger King Portfolio - 90 Properties are managed by Jaylor Services, Inc.

Assumption. The borrower has the right to transfer the JL Holdings – Burger King Portfolio – 90 Properties in whole, but not in part, up to three times, subject to customary conditions set forth in the loan documents, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee is acceptable to the lender; (iii) prior to release of any guarantor, the delivery of a replacement carveout guaranty from a replacement guarantor acceptable to lender; (iv) receipt of any consent required from the ground lessor(s); (v) the replacement property manager shall be experienced in the operation and/or ownership of similar properties; and (vi) receipt of rating agency confirmation from each of DBRS, KBRA and Moody’s that the transfer and replacement guarantor will not result in a downgrade, withdrawal or qualification of the respective ratings of any securities backed by the JL Holdings – Burger King Portfolio – 90 Mortgage Loan or the requirement for such rating agency confirmation has been waived by each of DBRS, KBRA or Moody’s.

Partial Release. Partial release is not permitted, except that with respect to any individual property comprising the JL Holdings – Burger King 90 Portfolio Properties that is subject to a ground lease, in the event such individual property is excluded from the Portfolio Lease (and the rent under the Portfolio Lease is reduced as a result thereof) as a result of such ground lease expiring or otherwise terminating, the borrower is required to prepay a portion of the JL Holdings - Burger King Portfolio - 90 Loan Combination in an amount equal to 100% of the allocated loan amount applicable to such individual property, together with (i) all interest which would have accrued on the principal amount prepaid through, but not including, the applicable monthly payment date, (ii) all other sums due and payable under the loan documents, (iii) all reasonable out-of-pocket costs and expenses incurred by lender in connection with such prepayment and (iv) the yield maintenance premium.

Further, any related prepayments shall be applied, (i) to reduce the aggregate principal balance of the JL Holdings – Burger King Portfolio - 90 Senior Loan in an amount equal to the portion of the allocated loan amount for the related individual property property that is allocated to the JL Holdings – Burger King Portfolio – 90 Senior Loan as set forth on a schedule to the loan agreement, applied pro rata as between Note A-1 and note A-2 and (ii) to the JL Holdings – Burger King Portfolio - 90 Subordinate Companion Loan in an amount equal to the portion of the allocated loan amount for the related individual property that is allocated to the JL Holdings – Burger King Portfolio - 90 Subordinate Companion Loan on such schedule to the loan agreement, which

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JL HOLDINGS – BURGER KING PORTFOLIO - 90

schedule was based on the initial principal balances of each such loan. Upon such prepayment, the monthly debt service payments payable by borrower shall be recalculated to take into account such prepayment.

Real Estate Substitution. Borrower has the right following the one-year anniversary of the origination date to substitute an individual property with another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally recognized restaurant franchise, provided, among other things, (i) no event of default exists, (ii) gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent that such substitute property has been open for less than three years, since the date of the opening) must be greater than the gross sales of the replaced property for each of those three years, (iii) the aggregate debt service coverage ratio is at least equal to the greater of (A) the aggregate debt service coverage ratio as of origination or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution, (iv) the aggregate loan to value ratio is not greater than the aggregate loan to value ratio as of the date immediately preceding the substitution and (v) the Collateral Four Wall EBITDAR for the substitute property is equal to or greater than the Collateral Four Wall EBITDAR for the replaced property.

Subordinate and Mezzanine Indebtedness. None permitted other than the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan. The JL Holdings – Burger King Portfolio - 90 Subordinate Companion Loan had an original principal balance of $10,000,000, has a cutoff date balance of $10,000,000 and is coterminous with the JL Holdings – Burger King Portfolio-90 Mortgage Loan. The JL Holdings – Burger King Portfolio-90 Subordinate Companion Loan is interest only for its entire term. Subject to certain control shift events, the holder of the JL Holdings – Burger King Portfolio - 90 Subordinate Companion Loan has consent rights with respect to certain material actions to be taken by, and can replace, the special servicer under the pooling and servicing agreement for the COMM 2014-LC15 commercial mortgage trust securitization transaction. In addition, the holder of the JL Holdings – Burger King Portfolio – 90 Subordinate Companion Loan has, in certain circumstances, cure rights and a purchase option with respect to the JL Holdings – Burger King Portfolio-90 Mortgage Loan and the JL Holdings – Burger King Portfolio Pari Passu Companion Loan.

Ground Lease. Thirteen of the stores are subject to ground leases. For six restaurants, the ground leases comprise a portion of the applicable site. For seven stores, the entire site is ground leased to the borrower. Of the 13 stores subject to ground leases, the Borrower has a sub-leasehold interest in five stores; four of which are subleased from Burger King (the franchisor) as the primary ground lessee/sub-ground lessor and one of which is owned and subleased by third parties. Further, the Burger King #00501 - Lafayette, LA, Burger King #01315 - Alexandria, LA and Burger King #01537 - Lafayette, LA properties are subject to multiple ground leases. For the Burger King #00501 - Lafayette, LA property, there are multiple ground leases which derived from a single instrument due to transfers by the original ground lessor. With respect to properties Burger King #01315 - Alexandria, LA and Burger King #01537 - Lafayette, LA, there are multiple ground leases because there are multiple parcels subject to a ground lease and because there are multiple ground leases which derived from a single instrument (due to transfers by the original ground lessor). At origination, the lender obtained various levels of protection from the majority of the ground lessors and/or subground lessors (as the case may be) in addition to any protections inherent in the underlying ground leases and/or subground leases. Certain of the ground leases do not contain all of the lender protections customarily provided (See Annex C-2 Exceptions to Mortgage Loan Representations and Warranties in the Prospectus Supplement).

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The following table presents certain information relating to the ground leases covering all or a portion of 13 of the JL Holdings - Burger King Portfolio - 90 Properties:

Property	Location	Allocated Loan Amount	Leased Portion of Property	Ground Lease Parties*	Final Expiration (with extensions)
#00360	New Orleans, LA	$436,454	Drive through, Sign, Portion of restaurant building	Primary Lease with Sublessor	2/28/2039

#00360	New Orleans, LA	$436,454	Drive through, Sign, Portion of restaurant building	Sublease with Borrower	2/29/2024

#00501**	Lafayette, LA	$386,574	Parking, Sign, Portion of restaurant building	Primary Lease with Sublessor	6/5/2029

#00501	Lafayette, LA	$386,574	Parking, Sign, Portion of restaurant building	Sublease with Borrower	6/5/2029

#01315-1	Alexandria, LA	$274,343	Parking, Entrance / exit to site, Entrance to drive through, Portion of play area	Primary Lease with Sublessor	5/2/2039

#01315-2	Alexandria, LA	$274,343	Sign	Primary Lease with Sublessor	Lease is expired and is month to month
#01315	Alexandria, LA	$274,343	Parking, Entrance / exit to site, entrance to drive through, portion of play area	Sublease with Borrower	5/2/2016

#01537-1**	Lafayette, LA	$74,821	Most of the site including: entire restaurant building, play area, parking, signs, entrances, exits, portion of the drive through	Primary Lease with Sublessor	3/24/2045

#01537-3**	Lafayette, LA	$74,821	Entrance to and portion of the drive-through, dumpster area, parking	Primary Lease with Sublessor	3/24/2045

#01537 - 1 and 3	Lafayette, LA	$74,821	Parcels I and III above	Sublease with Borrower	3/24/2045

#04130	Vicksburg, MS	$690,014	Small grassy area adjacent to parking lot	Primary Lease with Borrower	8/15/2033

#07467	Ruston, LA	$652,603	Sign	Primary Lease with Borrower	6/5/2049

#10572	Eunice, LA	$469,708	Entire Site	Primary Lease with Borrower	9/30/2037

#10607	Houma, LA	$361,634	Entire Site	Primary Lease with Borrower	9/24/2037

#11488	Lafayette, LA	$465,551	Entire Site	Primary Lease with Borrower	4/15/2038

#12007	Denham Springs, LA	$473,865	Entire Site	Primary Lease between Fee Owner and Sublessor	5/31/2068

#12007	Denham Springs, LA	$473,865	Entire Site	Sublease with Borrower	5/31/2038

#12752	Lafayette, LA	$137,171	Entire Site	Primary Lease with Borrower	9/23/2039

#12753	Slidell, LA	$37,410	Entire Site	Primary Lease with Borrower	8/31/2039

#12919	Covington, LA	$203,679	Entire Site	Primary Lease with Borrower	12/22/2039

* Primary Lease with Borrower means a direct ground lease between the fee owner and the borrower. Primary Lease with sublessor means a ground lease between the fee owner and a third party which in turn subleases its interests to the borrower. Sublease with borrower means the sublease between the third party sublessor and the borrower.
** Fee interests owned by multiple owners and leased pursuant to several leases.

With respect to any individual JL Holdings - Burger King Portfolio - 90 Property that is subject to a ground lease, the borrower has the right to acquire fee simple title to such individual property, provided, among other things, the borrower provides the lender with prior written notice and, upon consummation of such acquisition, delivers to the lender (i) copies of all documentation executed or delivered to the borrower in connection with such acquisition, including, without limitation, any and all documents or instruments necessary to spread the lien of the applicable mortgage to cover such fee simple title, (ii) copies of all necessary governmental approvals, (iii) a new fee owner’s policy or an endorsement to the existing owner’s policy insuring the borrower’s fee ownership and (iv) certain opinion letters.

A-3-90

JL HOLDINGS – BURGER KING PORTFOLIO - 90

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the JL Holdings - Burger King Portfolio – 90 Properties, provided that the borrower will not be required to pay annual premiums in excess of $100,000. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

A-3-91

SECURITY SELF STORAGE SPX PORTFOLIO

A-3-92

SECURITY SELF STORAGE SPX PORTFOLIO

Broomfield
Thornton
Westminster
Arvada
Commerce City
Wheat Ridge
DENVER
Lakewood
AURORA
Englewood
Littleton
Centennial
Highlands Ranch
Parker

Leavenworth
MISSOURI
KANSAS
Liberty
Gladstone
Kansas City
KANSAS CITY
Independence
Bonner Springs
Shawnee
Blue Springs
Raytown
Overland Park
Lenexa
Lee's Summit
Olathe
Leawood
Grandview
Belton

Woodmoor
Monument
Gleneagle
Black Forest
FRONT RANGE
Falcon
COLORADO SPRINGS
Cimarron Hills
Manitou Springs
Downtown
Stratmoor
Security

Security Self Storage SPX Portfolio	
1 2078 South Pontiac Way	Denver, CO
2 13300 College	Lenexa, KS
3 3760 East Pikes Peak Avenue	Colorado Springs, CO
4 111 North Maize Road	Wichita, KS
5 3160 Austin Bluffs Parkway	Colorado Springs, CO
6 3030 Sycamore School Road	Fort Worth, TX
7 8631 West 21st Street	Wichita, KS
8 405 South Hillside Street	Wichita, KS

Valley Center
Kechi
Park City
Bel Aire
Maize
Jones Park
WICHITA
Riverside
Rockhurst
Orchard Park
Westlink
Uptown
Eastborough
Downtown
South Central
Southwest Wichita
South City

Keller
Colleyville
Saginaw
Watauga
North Richland Hills
Lakeside
Lake Worth
Bedford
Hurst
Sansom Park
Haltom City
River Oaks
FORT WORTH
White Settlement
Westover Hills
ARLINGTON
Benbrook
Edgecliff Village
Forest Hill
Kennedale
Everman
Rendon
Crowley
Mansfield

A-3-93

No. 10 – Security Self Storage SPX Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
				Property Type:	Self Storage

Original Principal Balance:	$22,750,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$22,724,143			Location:	Various – See Table
% of Initial Pool Balance:	2.3%			Size:	389,465 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$58.35
Borrower Name:	Security Portfolio X, LLC			Year Built/Renovated:	Various – See Table
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.710%			Property Manager:	Landvest Corporation
Note Date:	April 4, 2014			3rd Most Recent Occupancy (As of):	85.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.1% (12/31/2011)
Maturity Date:	May 1, 2024			Most Recent Occupancy (As of):	87.7% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	88.9% (3/6/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,837,251 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,991,926 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,123,712 (12/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes			U/W Revenues:	$3,761,824
Additional Debt Type(2):	Future Mezzanine			U/W Expenses:	$1,648,264
				U/W NOI:	$2,113,560
				U/W NCF:	$2,041,448
				U/W NOI DSCR:	1.49x
				U/W NCF DSCR:	1.44x
Escrows and Reserves(3):				U/W NOI Debt Yield:	9.3%
				U/W NCF Debt Yield:	9.0%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$30,350,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date(4):	Various
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	74.9%
Replacement Reserves	$0	$6,009	$144,222	LTV Ratio at Maturity or ARD:	61.0%

(1)	See “The Sponsors” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Security Self Storage SPX Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering eight self storage properties located in three states (the “Security Self Storage SPX Portfolio Properties”). The Security Self Storage SPX Portfolio Mortgage Loan was originated on April 4, 2014 by Wells Fargo Bank, National Association. The Security Self Storage SPX Portfolio Mortgage Loan had an original principal balance of $22,750,000, has an outstanding principal balance as of the Cut-off Date of $22,724,143 and accrues interest at an interest rate of 4.710% per annum. The Security Self Storage SPX Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months and requires payments of principal and interest based on a 30-year amortization schedule. The Security Self Storage SPX Portfolio Mortgage Loan matures on May 1, 2024.

Following the lockout period, the borrower has the right to defease the Security Self Storage SPX Portfolio Mortgage Loan in whole, or in part, on any date before February 1, 2024. In addition, the Security Self Storage SPX Portfolio Mortgage Loan is prepayable without penalty on or after February 1, 2024.

A-3-94

SECURITY SELF STORAGE SPX PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$22,750,000	100.0%	Loan payoff(1)	$10,708,375	47.1%
			Closing costs	407,716	01.8%
			Return of equity	11,633,910	51.1%
Total Sources	$22,750,000	100.0%	Total Uses	$22,750,000	100.0%

(1)	The Security Self Storage SPX Portfolio Properties were previously securitized in GECMC 2004-C3.

The Properties. The Security Self Storage SPX Portfolio Mortgage Loan is secured by the fee interests in eight self storage properties totaling 389,465 rentable square feet and located in three states: Kansas (4 properties), Colorado (3 properties) and Texas (1 property). No property consists of more than 19.2% of the Allocated Cut-off Date Principal Balance of the Security Self Storage SPX Portfolio Mortgage Loan and no property comprises more than 18.6% of the Underwritten Net Cash Flow. The Security Self Storage SPX Portfolio Properties range in size from 36,850 square feet to 57,800 square feet and as of March 6, 2014, the Security Self Storage SPX Portfolio Properties were 88.9% occupied.

The following table presents certain information relating to the Security Self Storage SPX Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
2078 South Pontiac Way – Denver, CO	$4,361,067	19.2%	90.1%	2000/NAP	56,400	$5,650,000
13300 College Boulevard – Lenexa, KS	$3,740,716	16.5%	90.8%	2000/NAP	57,800	$4,850,000
3760 East Pikes Peak Avenue – Colorado Springs, CO	$2,851,562	12.5%	92.5%	2000/NAP	48,920	$3,800,000
111 North Maize Road – Wichita, KS	$2,772,550	12.2%	87.7%	2000/NAP	51,970	$3,500,000
3160 Austin Bluffs Parkway – Colorado Springs, CO	$2,397,331	10.5%	87.3%	2001/NAP	39,080	$3,500,000
3030 Sycamore School Road – Fort Worth, TX	$2,295,462	10.1%	86.8%	2001/NAP	50,665	$3,250,000
8631 West 21st Street North – Wichita, KS	$2,263,333	10.0%	87.0%	2000/NAP	47,780	$3,050,000
405 South Hillside Avenue – Wichita, KS	$2,042,122	9.0%	87.6%	2001/NAP	36,850	$2,750,000
Total/Weighted Average	$22,724,143	100.0%	88.9%		389,465	$30,350,000

The following table presents historical occupancy percentages at the Security Self Storage SPX Portfolio Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	3/6/2014
85.7%	87.1%	87.7%	88.9%

(1)	Information obtained from the borrower.

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SECURITY SELF STORAGE SPX PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Security Self Storage SPX Portfolio Properties:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$4,037,114	$4,135,337	$4,271,746	$3,826,932	$9.83
Grossed Up Vacant Space	0	0	0	502,236	1.29
Less Concessions	(229,929)	(261,293)	(247,406)	(247,406)	(0.64)
Other Income	103,521	114,418	118,959	118,959	0.31
Less Vacancy & Credit Loss	(489,230)	(384,442)	(381,474)	(438,897)(1)	(1.13)
Effective Gross Income	$3,421,476	$3,604,020	$3,761,824	$3,761,824	$9.66

Total Operating Expenses	$1,584,225	$1,612,094	$1,638,112	$1,648,264	$4.23

Net Operating Income	$1,837,251	$1,991,926	$2,123,712	$2,113,560	$5.43
Capital Expenditures	0	0	0	72,111	0.19
Net Cash Flow	$1,837,251	$1,991,926	$2,123,712	$2,041,448	$5.24

NOI DSCR	1.30x	1.41x	1.50x	1.49x
NCF DSCR	1.30x	1.41x	1.50x	1.44x
NOI DY	8.1%	8.8%	9.3%	9.3%
NCF DY	8.1%	8.8%	9.3%	9.0%

(1)	The underwritten economic vacancy is 10.1%. The Security Self Storage SPX Portfolio Properties were 88.9% physically occupied as of March 6, 2014.

Appraisal. As of the appraisal valuation dates ranging from March 11, 2014 to March 13, 2014, the Security Self Storage SPX Portfolio Properties had an aggregate “as-is” appraised value of $30,350,000.

Environmental Matters. According to the Phase I environmental site assessments dated March 18, 2014, there was no evidence of any recognized environmental conditions at any of the Security Self Storage SPX Portfolio Properties.

The Borrower. The borrower is Security Portfolio X, LLC, a Delaware limited liability company and special purpose entity. Stephen L. Clark, Stephen L. Clark Trust, Orlin E. Ard, Jr. and Orlin E. Ard, Jr. Revocable Trust are the guarantors of certain nonrecourse carveouts under the Security Self Storage SPX Portfolio Mortgage Loan.

The Sponsors. The sponsors are Stephen L. Clark, Stephen L. Clark Trust, Orlin E. Ard, Jr. and Orlin E. Ard, Jr. Revocable Trust. Stephen L. Clark and Orlin E. Ard, Jr. founded Security Self Storage in 1979 and have developed over 50 facilities in six states. Stephen L. Clark also serves as loan sponsor for the CT Self Storage Portfolio mortgage loan, which has a Cut-off Date Principal Balance of $18,400,000 and is being contributed to the WFCM 2014-LC16 Trust. See “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Pool – Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in the Prospectus Supplement.

Escrows. The loan documents provide for ongoing monthly reserves in the amount of $6,009 for replacement reserves (subject to a cap of $144,222). Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely proof of payment. Ongoing monthly reserves for insurance are not required so as long as (a) no event of default has occurred and is continuing; (b) the Security Self Storage SPX Portfolio Properties are covered by an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct the property manager to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the net cash flow debt service coverage ratio (“DSCR”) falling below 1.10x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default, or with regard to clause (ii), upon the date on which the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Security Self Storage SPX Portfolio Properties are managed by Landvest Corporation.

Assumption. On or after April 4, 2015, the borrower has a three-time right to transfer the Security Self Storage SPX Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

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SECURITY SELF STORAGE SPX PORTFOLIO

Partial Release. Following the second anniversary of the issuance of the Series 2014-LC16 Certificates, the borrower is permitted to release any constituent property in connection with a partial defeasance, subject to certain conditions including (i) having the principal balance reduced by the greater of (a) 100% of net proceeds of the sale of the released property; and (b) 115% of the released property’s allocated loan balance; (ii) the loan-to-value ratio (“LTV”) with respect to the remaining properties will be no greater than the lesser of (a) 70% and (b) the combined LTV of all properties immediately prior to the release; (iii) the DSCR with respect to the remaining properties will be no less than the greater of (a) 1.35x and (b) the combined DSCR of all properties immediately prior to the release; (iv) the debt yield with respect to the remaining properties will be no less than the greater of (a) 9.5% and (b) the debt yield of all properties immediately prior to the release; and (v) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. As of the Cut-off Date, there is no mezzanine debt in-place related to the Security Self Storage SPX Portfolio Mortgage Loan; however, future mezzanine debt is permitted at any time prior to April 4, 2023, subject to the satisfaction of certain conditions, including (i) the lender receives no less than 30 days’ prior written notice; (ii) an intercreditor agreement is executed and delivered in form and substance acceptable to DBRS, KBRA and Moody’s and reasonably acceptable to the lender; (iii) the combined LTV is no greater than 74.2%; (iv) the combined DSCR is no less than 1.39x; (v) the combined net cash flow debt yield is no less than 8.60%; and (vi) executed mezzanine loan documents acceptable to DBRS, KBRA and Moody’s and reasonably acceptable to the lender.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Security Self Storage SPX Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

A-3-97

No. 11 – Delaware State Office Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance			Single Asset/Portfolio:	Portfolio

				Property Type:	Office

Original Principal Balance:	$21,750,000			Specific Property Type:	Various
Cut-off Date Principal Balance:	$21,750,000			Location:	Dover, Delaware
% of Initial Pool Balance:	2.2%			Size:	225,996 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$96.24
Borrower Names(1):	Silver Lake Realty LLC; Silver Lake GF Holdings LLC			Year Built/Renovated(2):	Various/Various
Sponsors:	Menashe Frankel; Yeheskel Frankel; Shlomo Y. Rechnitz			Title Vesting:	Fee
Mortgage Rate:	5.001%			Property Manager:	SLDE Management LLC
Note Date:	April 10, 2014			3rd Most Recent Occupancy (As of):	98.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.3% (12/31/2012)
Maturity Date:	May 6, 2024			Most Recent Occupancy (As of):	98.3% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of):	98.3% (3/3/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,454,709 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,532,644 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,607,590 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,935,193
				U/W Expenses:	$1,399,912
				U/W NOI:	$2,535,281
				U/W NCF:	$2,252,033
Escrows and Reserves:				U/W NOI DSCR:	1.81x
				U/W NCF DSCR:	1.61x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.7%
Taxes	$22,035	$22,035	NAP	U/W NCF Debt Yield:	10.4%
Insurance	$10,250	$3,417	NAP	As-Is Appraised Value:	$29,350,000
Replacement Reserves	$0	$3,890	$250,000	As-Is Appraisal Valuation Date:	March 6, 2014
TI/LC	$300,000	$18,830	$300,000	Cut-off Date LTV Ratio:	74.1%
Enterprise Roof Reserve	$100,000	$0	NAP	LTV Ratio at Maturity or ARD:	65.6%

(1)       The borrower is comprised of two tenants-in-common.
(2)       The Delaware State Office Portfolio includes the Silver Lake Office Campus that was built in 1980 and renovated in 1989 and Enterprise Place which was built in 1987.

The Delaware State Office Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering six office buildings and one industrial property located in Dover, Delaware (the “Delaware State Office Portfolio Properties”). The Delaware State Office Portfolio Properties are comprised of the Silver Lake Office Campus which includes six, two-story, multi-tenant suburban office buildings totaling 170,696 square feet and Enterprise Place, which is a 55,300 square feet multi-tenant flex property. Both Silver Lake Office Campus and Enterprise Place are located in Dover, Delaware. The Silver Lake Office Campus is situated on 11.3 acres approximately two miles north of the Downtown Dover State Capitol Building. Four of the office buildings at the Silver Lake Office Campus were constructed in 1980 with the remaining buildings built in 1989. The Silver Lake Office Campus is currently 97.7% leased to 11 tenants and has 656 parking spaces, resulting in a parking ratio of 3.3 spaces per 1,000 square feet of net rentable area. Enterprise Place was constructed in 1987, is currently 100.0% leased to four tenants and has 149 parking spaces, resulting in a parking ratio of 2.8 spaces per 1,000 square feet of net rentable area. Investment-grade rated tenants comprise 80.5% of the net rentable square feet and 84.8% of the annual underwritten base rent at the Delaware State Office Portfolio Properties. The Delaware State Office Portfolio Properties are primarily leased to various State of Delaware agencies which total 166,326 square feet, representing 74.9% of the net rentable square feet and 82.2% of the annual underwritten base rent. The largest agency located at the Delaware State Office Portfolio Properties is the Office of Management and Budget which totals 50,777 square feet, representing 22.5% of the net rentable area and 25.1% of the underwritten base rent. Dover is the state capital of Delaware and the state agencies located at the Delaware Office Portfolio Properties are required to be located in Dover. As of March 3, 2014 the Delaware State Office Portfolio Properties were 98.3% leased by 14 tenants.

A-3-98

DELAWARE STATE OFFICE PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$21,750,000	70.0%	Purchase price	$29,300,000	94.3%
Sponsor’s new cash contribution	9,310,591	30.0	Reserves	432,285	1.4
			Closing costs	1,328,306	4.3
Total Sources	$31,060,591	100.0%	Total Uses	$31,060,591	100.0%

The following table presents certain information relating to the tenancy at the Delaware State Office Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Office of Management & Budget	AAA/Aaa/AAA	50,777	22.5%	$20.21	$1,026,282	25.1%	Various(3)(4)
Department of State	AAA/Aaa/AAA	28,715	12.7%	$20.26	$581,766	14.3%	7/31/2019(4)
Department of Insurance	AAA/Aaa/AAA	27,877	12.3%	$20.20	$563,115	13.8%	7/31/2018(4)
Department of Family Services	AAA/Aaa/AAA	24,228	10.7%	$20.26	$490,859	12.0%	7/31/2020(4)
Playtex Products, Inc.	NR/NR/NR	17,802	7.9%	$18.00	$320,436	7.9%	12/31/2016(5)
Total Major Tenants		149,399	66.1%	$19.96	$2,982,458	73.1%

Non-Major Tenants		72,697	32.2%	$15.12	$1,099,220	26.9%

Occupied Collateral Total		222,096	98.3%	$18.38	$4,081,678	100.0%

Vacant Space		3,900	1.7%

Collateral Total		225,996	100.0%

(1)	Certain ratings are those of the State of Delaware which guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2014.
(3)
The Office of Management & Budget occupies three spaces totaling 33,445 square feet (14.8% of net rentable square feet) with a lease expiration date of November 30, 2022 and one space totaling 17,332 square feet (7.7% of net rentable square feet) with a lease expiration date of May 31, 2021.

(4)
The Delaware state agencies have the right to terminate their leases if the Delaware General Assembly or the United States Congress shall fail to provide specific appropriations to the tenant to sustain the lease or to satisfy any covenant of the lease requiring the expenditure of money.

(5)	Playtex Products, Inc. has the right to terminate its lease on June 30, 2016.

A-3-99

DELAWARE STATE OFFICE PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Delaware State Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	9,285	4.1%	9,285	4.1%	$188,484	$20.30
2014	2	20,292	9.0%	29,577	13.1%	$261,555	$12.89
2015	3	18,679	8.3%	48,256	21.4%	$224,936	$12.04
2016	2	31,157	13.8%	79,413	35.1%	$520,761	$16.71
2017	0	0	0.0%	79,413	35.1%	$0	$0.00
2018	1	27,877	12.3%	107,290	47.5%	$563,115	$20.20
2019	2	28,715	12.7%	136,005	60.2%	$581,766	$20.26
2020	2	26,351	11.7%	162,356	71.8%	$541,344	$20.54
2021	1	17,332	7.7%	179,688	79.5%	$358,946	$20.71
2022	4	42,408	18.8%	222,096	98.3%	$840,770	$19.83
2023	0	0	0.0%	222,096	98.3%	$0	$0.00
2024	0	0	0.0%	222,096	98.3%	$0	$0.00
Thereafter	0	0	0.0%	222,096	98.3%	$0	$0.00
Vacant	0	3,900	1.7%	225,996	100.0%	$0	$0.00
Total/Weighted Average	18(4)	225,996	100.0%			$4,081,678	$18.38

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	Multiple tenants operate under more than one lease. There are 14 tenants and 18 leases.

The following table presents historical occupancy percentages at the Delaware State Office Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/1/2014
98.3%	98.3%	98.3%	98.3%

(1)	Information obtained from the borrowers.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Delaware State Office Portfolio Properties:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$3,867,275	$3,835,184	$3,943,144	$4,081,678	$18.06
Grossed Up Vacant Space	0	0	0	72,150	0.32
Total Reimbursables	94,979	81,516	95,856	90,090	0.40
Other Income	0	98,978	0	6,000	0.03
Less Vacancy & Credit Loss	0	0	0	(314,725)(1)	(1.39)
Effective Gross Income	$3,962,254	$4,015,678	$4,039,001	$3,935,193	$17.41

Total Operating Expenses	1,507,545	$1,483,034	$1,431,410	$1,399,912	$6.19

Net Operating Income	$2,454,709	$2,532,644	$2,607,590	$2,535,281	$11.22

TI/LC	0	0	0	226,749	1.00
Capital Expenditures	0	0	0	56,499	0.25
Net Cash Flow	$2,454,709	$2,532,644	$2,607,590	$2,252,033	$9.96

NOI DSCR	1.75x	1.81x	1.86x	1.81x
NCF DSCR	1.75x	1.81x	1.86x	1.61x
NOI DY	11.3%	11.6%	12.0%	11.7%
NCF DY	11.3%	11.6%	12.0%	10.4%

(1)	The underwritten economic vacancy is 7.4%. The Delaware State Office Portfolio Properties were 98.3% physically occupied as of March 3, 2014.

A-3-100

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A-3-101

No. 12 - Massillon Industrial

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset

				Property Type:	Industrial

Original Principal Balance:	$21,300,000			Specific Property Type:	Warehouse
Cut-off Date Principal Balance:	$21,277,578			Location:	Massillon, OH
% of Initial Pool Balance:	2.2%			Size:	825,136 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$25.79
Borrower Name:	Prophecy Massillon LLC			Year Built/Renovated:	1932-1984/1999
Sponsors:	William Sperling; Evan Gary Wolang; Wendy Courtney; Susan Westheimer; Fred Westheimer			Title Vesting:	Fee
Mortgage Rate:	5.040%			Property Manager:	IRG Realty Advisors, LLC
Note Date:	May 8, 2014			3rd Most Recent Occupancy (As of):	64.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	84.0% (12/31/2012)
Maturity Date:	May 6, 2019			Most Recent Occupancy (As of):	85.1% (12/31/2013)
IO Period:	None			Current Occupancy (As of):	85.1% (3/3/2014)
Loan Term (Original):	60 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,598,126 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,400,270 (12/31/2013)
Call Protection(1):	L(25),D(28),O(7)			Most Recent NOI (As of):	$2,694,158 (TTM 1/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$4,373,064
Additional Debt Type:	NAP			U/W Expenses:	$1,611,506
				U/W NOI:	$2,761,558
				U/W NCF:	$2,381,995
				U/W NOI DSCR:	2.00x
Escrows and Reserves:				U/W NCF DSCR:	1.73x
				U/W NOI Debt Yield:	13.0%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.2%
Taxes	$134,316	$26,863	NAP	As-Is Appraised Value:	$33,200,000
Insurance	$28,465	$5,693	NAP	As-Is Appraisal Valuation Date:	February 28, 2014
Replacement Reserves	$1,552,600	$7,500(2)	NAP	Cut-off Date LTV Ratio:	64.1%
TI/LC Reserve	$1,142,661	$12,500(2)	NAP	LTV Ratio at Maturity or ARD:	59.2%

(1)	The loan permits partial prepayment in connection with the exercise of a purchase option by Americold. See “Major Tenants” section.
(2)	Monthly Replacement and TI/LC Reserves will be collected for the first 12 months only.

The Massillon Industrial mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an 825,136 square foot industrial warehouse property located in Massillon, Ohio (the “Massillon Industrial Property”). Massillon, Ohio is located approximately 9.8 miles west of Canton, 57.8 miles south of Cleveland, and 120.0 miles northeast of Columbus, Ohio. The Massillon Industrial Property is comprised of two main storage buildings, two out-parcel buildings and one parking garage used for site maintenance. The Massillon Industrial Property was built in stages between 1932 and 1999. The dry storage building was constructed in 1955 and renovated in 1994. The dry storage building is comprised of 612,988 square feet (74.3% of net rentable area) with clear heights ranging from 16 to 32 feet, and is occupied by four tenants including Shearer’s Foods (“Shearer’s”) (402,376 square foot, 48.8% of net rentable area, 42.6% of Annual U/W Base Rent). Shearer’s is the largest producer of private label salty snacks in the United States and the largest processor of kettle cooked potato chips in the world. Shearer’s manufacturing facility located in Massillon, Ohio (the “Millennium Plant”) utilizes the Massillon Industrial Property for storage and distribution. The Millennium Plant is a LEED Platinum certified building, and processes 85 to 100 trailer-loads of potatoes per week into tortilla and potato chips. Shearer’s has approximately 400 employees at its Millennium Plant, which is located approximately 1.2 miles from the Massillon Industrial Property. The cold storage building of the Massillon Industrial Property was built in 1984 and renovated in 1999. It is comprised of 187,310 square feet (22.7% of net rentable area) with clear heights of 32 feet and features rail access via a rail spur. The cold storage building is 100% occupied by Americold (187,310 square feet, 22.7% of net rentable area, 44.0% of Annual U/W Base Rent), a global leader in temperature controlled warehousing and logistics to the food industry. Americold serves over 3,000 customers, and employs 12,000 associates worldwide. The Americold space at the Massillon Industrial Property is utilized for storage and distribution of Heinz frozen food products. A Heinz manufacturing facility is located approximately four miles away from the Massillon Industrial Property and Americold utilizes the rail access to accept inventory from a Heinz plant in Oregon. As of March 3, 2014, the Massillon Industrial Property was 85.1% occupied by seven tenants.

A-3-102

MASSILLON INDUSTRIAL

Sources and Uses

Sources			Uses
Original loan amount	$21,300,000	100.0%	Loan payoff	$17,718,700	83.2%
			Reserves	2,858,042	13.4
			Closing costs	714,312	3.4
			Return of equity	8,946	0.0
Total Sources	$21,300,000	100.0%	Total Uses	$21,300,000	100.0%

The following table presents certain information relating to the tenancy at the Massillon Industrial Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Americold	NR/NR/NR	187,310	22.7%	$7.09	$1,328,028	44.0%	4/30/2016(3)
Shearer’s Foods	NR/B2/B	402,376	48.8%	$3.20	$1,287,296	42.6%	9/30/2019(4)
Serv U Success	NR/NR/NR	61,623	7.5%	$3.08	$189,799	6.3%	9/30/2017(5)
Brewster Dairy	NR/NR/NR	32,800	4.0%	$4.43	$145,359	4.8%	12/31/2016(6)
Total Major Tenants		684,109	82.9%	$4.31	$2,950,481	97.7%

Non-Major Tenants		17,701	2.1%	$3.84	$67,940	2.3%

Occupied Collateral Total		701,810	85.1%	$4.30	$3,018,421	100.0%

Vacant Space		123,326	14.9%

Collateral Total		825,136	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through October 2014.
(3)
Americold has two five-year options remaining. Pursuant to the Americold lease, Americold has the right to purchase the building it leases and the related property (the “Release Parcel”) for $15,900,000, upon written notice no earlier than May 31, 2016; provided such notice may not be delivered during the last 360 days of the then current lease term and provided further, such tenant actually purchases the Release Parcel no later than 360 days after the date notice was delivered. In the event this purchase option is exercised, the borrower is required to prepay a portion of the loan in an amount equal to $15,000,000 (which represents 125% of the allocated loan amount attributed to the Release Parcel) plus a yield maintenance premium.

(4)	Shearer’s Foods has two five-year renewal options remaining.
(5)	Serv U Success has one two-year option and two 2.5-year options remaining.
(6)	Brewster Dairy has one, three-year option remaining.

The following table presents certain information relating to the lease rollover schedule at the Massillon Industrial Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	1	7,000	0.8%	7,000	0.8%	$30,000	$4.29
2015	1	7,440	0.9%	14,440	1.8%	$20,004	$2.69
2016	3	220,110	26.7%	234,550	28.4%	$1,473,387	$6.69
2017	1	61,623	7.5%	296,173	35.9%	$189,799	$3.08
2018	1	3,261	0.4%	299,434	36.3%	$17,936	$5.50
2019	5	402,376	48.8%	701,810	85.1%	$1,287,296	$3.20
2020	0	0	0.0%	701,810	85.1%	$0	$0.00
2021	0	0	0.0%	701,810	85.1%	$0	$0.00
2022	0	0	0.0%	701,810	85.1%	$0	$0.00
2023	0	0	0.0%	701,810	85.1%	$0	$0.00
Thereafter	0	0	0.0%	701,810	85.1%	$0	$0.00
Vacant	0	123,326	14.9%	825,136	100.0%	$0	$0.00
Total/Weighted Average	12	825,136	100.0%			$3,018,421	$4.30

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

A-3-103

MASSILLON INDUSTRIAL

The following table presents historical occupancy percentages at the Massillon Industrial Property:

Historical Occupancy
12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/3/2014
64.3%	84.0%	85.1%	85.1%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Massillon Industrial Property:

Cash Flow Analysis

	2012		2013		TTM 1/31/2014		U/W		U/W $ per SF
Base Rent	$2,719,329		$2,670,629		$2,994,246		$2,964,753		$3.59
Rent Steps	0		0		0		53,668		0.07
Grossed Up Vacant Space	0		0		0		369,978		0.45
Total Reimbursables	1,441,305		1,292,830		1,425,823		1,596,681		1.94
Less Vacancy & Credit Loss	0		0		0		(612,016)	(1)	(0.74)
Effective Gross Income	$4,160,634		$3,963,459		$4,420,069		$4,373,064		$5.30

Total Operating Expenses	$1,562,508		$1,563,189		$1,725,911		$1,611,506		$1.95

Net Operating Income	$2,598,126		$2,400,270		$2,694,158		$2,761,558		$3.35
TI/LC	0		0		0		206,284		0.25
Capital Expenditures	0		0		0		173,279		0.21
Net Cash Flow	$2,598,126		$2,400,270		$2,694,158		$2,381,995		$2.89

NOI DSCR	1.88	x	1.74	x	1.95	x	2.00	x
NCF DSCR	1.88	x	1.74	x	1.95	x	1.73	x
NOI DY	12.2%		11.3%		12.7%		13.0%
NCF DY	12.2%		11.3%		12.7%		11.2%

(1)	The underwritten economic vacancy is 12.3%. The Massillon Industrial Property was 85.1% physically occupied as of March 3, 2014.

A-3-104

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A-3-105

No. 13 – Orchard Falls

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
				Property Type:	Office

Original Principal Balance:	$19,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$19,000,000			Location:	Greenwood Village, CO
% of Initial Pool Balance:	2.0%			Size:	146,276 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$129.89
Borrower Name:	Orchard Falls Operating Company, LLC			Year Built/Renovated:	1982/2013
Sponsor:	Kenneth Grant			Title Vesting:	Fee
Mortgage Rate:	4.900%			Property Manager:	Self-managed
Note Date:	April 11, 2014			3rd Most Recent Occupancy (As of)(1):	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(1):	NAV
Maturity Date:	May 6, 2024			Most Recent Occupancy (As of)(1):	NAV
IO Period:	24 months			Current Occupancy (As of):	94.0% (3/6/2014)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of)(2):	$548,547 (12/31/2011)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(2):	$377,688 (12/31/2012)
Additional Debt:	None			Most Recent NOI (As of)(2):	$207,783 (12/31/2013)
Additional Debt Type:	NAP
				U/W Revenues(2):	$2,976,736
				U/W Expenses(2):	$1,170,221
				U/W NOI(2):	$1,806,515
				U/W NCF(2):	$1,603,482
Escrows and Reserves:				U/W NOI DSCR(2):	1.49x
				U/W NCF DSCR(2):	1.33x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(2):	9.5%
Taxes	$45,847	$15,282	NAP	U/W NCF Debt Yield(2):	8.4%
Insurance	$10,081	$1,440	NAP	As-Is Appraised Value:	$26,100,000
Replacement Reserve	$0	$3,047	NAP	As-Is Appraisal Valuation Date:	March 5, 2014
TI/LC Reserve	$50,000	$13,979	NAP	Cut-off Date LTV Ratio:	72.8%
Deferred Maintenance	$19,063	NAP	NAP	LTV Ratio at Maturity or ARD:	62.8%

(1)	Historical occupancy is not available as the Orchard Falls Property was acquired at origination.
(2)	See “Cash Flow Analysis” section.

The Orchard Falls mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 146,276 square foot, Class A office building, located in Greenwood Village, Colorado (the “Orchard Falls Property”). Orchard Falls was originally built in 1982, and renovated in 2013, including a roof replacement, façade upgrade and indoor and outdoor common area upgrade. The Orchard Falls Property is situated in Greenwood Village, which is within the southeast submarket of Denver, Colorado and is approximately 12 miles away from the Denver central business district. The Orchard Falls property has 533 parking spaces resulting in a parking ratio of 3.6 per 1,000 square feet of rentable area. As of March 6, 2014 the Orchard Falls property is 94.0% occupied by 15 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$19,000,000	72.2%	Purchase price	$25,800,000	98.0%
Sponsor’s new cash contribution	7,324,230	27.8	Reserves	124,990	0.5
			Closing costs	399,240	1.5
Total Sources	$26,324,230	100.0%	Total Uses	$26,324,230	100.0%

A-3-106

ORCHARD FALLS

The following table presents certain information relating to the tenancies at the Orchard Falls Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
National Bank Holdings	NR/NR/NR	35,028	23.9%	$20.50	$718,074	25.1%	11/30/2023(2)
Lincoln Financial Media	A-/Baa1/A-	33,505	22.9%	$22.16	$742,436	26.0%	10/31/2021
Colorado State University’s Global	AA-/Aa1/AA	22,885	15.6%	$20.22	$462,735	16.2%	3/31/2019(3)
Denver Spine Center	NR/NR/NR	6,826	4.7%	$20.25	$138,227	4.8%	7/31/2017
Colorado Dept of Human Services	AA-/Aa1/AA	6,808	4.7%	$20.28	$138,066	4.8%	2/28/2019(3)
Total Major Tenants		105,052	71.8%	$20.94	$2,199,538	77.0%

Non-Major Tenants		32,486	22.2%	$20.24	$657,667	23.0%

Occupied Collateral Total		137,538	94.0%	$20.77	$2,857,205	100.0%

Vacant Space		8,738	6.0%

Collateral Total		146,276	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)
National Bank Holdings occupies Suite 220 (6,934 square feet) and Suite 300 (28,094 square feet), and has the right to terminate (a) Suite 220 before June 30, 2018, provided that National Bank Holdings gives nine months written notice and pays a termination fee of unamortized leasing costs plus three months of rent and (b) Suite 300 before June 30, 2020, provided that National Bank Holdings gives 12 months written notice and pays a termination fee of $176,191

(3)	Colorado State University’s Global Campus and the Colorado Department of Human Services both have termination options as an agency of the State of Colorado due to funding or collocation provisions.

The following table presents certain information relating to the lease rollover schedule at the Orchard Falls Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0
2014	0	0	0.0%	0	0.0%	$0	$0
2015	3	9,377	6.4%	9,377	6.4%	$180,939	$19.30
2016	3	10,667	7.3%	20,044	13.7%	$223,137	$20.92
2017	3	16,504	11.3%	36,548	25.0%	$335,156	$20.31
2018	0	0	0.0%	36,548	25.0%	$0	$0
2019	2	29,693	20.3%	66,241	45.3%	$600,801	$20.23
2020	1	2,764	1.9%	69,005	47.2%	$56,662	$20.50
2021	1	33,505	22.9%	102,510	70.1%	$742,436	$22.16
2022	0	0	0.0%	102,510	70.1%	$0	$0.00
2023	2	35,028	23.9%	137,538	94.0%	$718,074	$20.50
2024	0	0	0.0%	137,538	94.0%	$0	$0
Thereafter	0	0	0.0%	137,538	94.0%	$0	$0
Vacant	0	8,738	6.0%	146,276	100.00%	$0	$0
Total/Weighted Average	15	146,276	100.0%			$2,857,205	$20.77

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted average Annual U/W Base Rent PSF excludes vacant space.

A-3-107

ORCHARD FALLS

The following table presents historical occupancy percentages at the Orchard Falls Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/6/2014(2)(3)
NAV	NAV	NAV	94.0%

(1)	Historical occupancy is not available as the Orchard Falls Property was acquired at origination
(2)	The seller of the Orchard Falls Property invested over $1.1 million in capital expenditures and seven new tenants (72,358 square feet) took occupancy in 2013 increasing occupancy to 94.0%.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Orchard Falls Property:

Cash Flow Analysis

	2011	2012	2013	U/W(1)	U/W $ per Unit
Base Rent	$1,260,029	$1,469,554	$1,441,676	$2,857,205	$19.53
Grossed Up Vacant Space	0	0	0	215,042	1.47
Straight Line Rent	0	0	0	47,570	0.33
Total Reimbursables	190,512	93,151	74,910	74,910	0.51
Other Income	1,640	184,380	5,640	5,640	0.04
Less Vacancy & Credit Loss	(5,239)	0	(8,584)	(223,631)(2)	(1.53)
Effective Gross Income	$1,446,942	$1,747,085	$1,513,642	$2,976,736	$20.35

Total Operating Expenses	$898,395	$1,369,397	$1,305,859	$1,170,221	$8.00

Net Operating Income(2)	$548,547	$377,688	$207,783	$1,806,515	$12.35
TI/LC	0	0	0	166,464	1.14
Replacement Reserves	0	0	0	36,569	0.25
Net Cash Flow	$548,547	$377,688	$207,783	$1,603,482	$10.96

NOI DSCR	0.45x	0.31x	0.17x	1.49x
NCF DSCR	0.45x	0.31x	0.17x	1.33x
NOI DY	2.9%	2.0%	1.1%	9.5%
NCF DY	2.9%	2.0%	1.1%	8.4%

(1)
The increase in the U/W Base Rent and Net Operating Income over 2013 is due to 72,358 square feet of new leases that have been signed at the Orchard Falls Property since 2013. These leases represent 49.5% of the net rentable area, and contribute $1,490,036 or 48.5% to the U/W Base Rent.

(2)	The underwritten economic vacancy is 7.0%. The Orchard Falls Property was 94.0% physically occupied as of March 6, 2014.

A-3-108

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A-3-109

No. 14 – CT Self Storage Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio

				Property Type:	Self Storage

Original Principal Balance:	$18,400,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$18,400,000			Location:	Various – See Table
% of Initial Pool Balance:	1.9%			Size:	246,725 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$74.58
Borrower Name:	CT Self Stor Portfolio, LLC			Year Built/Renovated:	Various – See Table
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.600%			Property Manager:	Self-managed
Note Date:	May 1, 2014			3rd Most Recent Occupancy (As of):	85.2% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.8% (12/31/2012)
Maturity Date:	May 1, 2024			Most Recent Occupancy (As of):	88.6% (12/31/2013)
IO Period:	24 months			Current Occupancy (As of):	89.8% (2/28/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$1,348,129 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,531,317 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,591,798 (TTM 3/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes			U/W Revenues:	$2,782,142
Additional Debt Type(2):	Future Mezzanine			U/W Expenses:	$1,180,299
				U/W NOI:	$1,601,842
				U/W NCF:	$1,564,834
				U/W NOI DSCR:	1.42x
				U/W NCF DSCR:	1.38x
Escrows and Reserves:				U/W NOI Debt Yield:	8.7%
				U/W NCF Debt Yield:	8.5%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$24,550,000
Taxes(3)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	March 28, 2014
Insurance(4)	$0	Springing	NAP	Cut-off Date LTV Ratio:	74.9%
Replacement Reserves	$0	$3,084	$74,018	LTV Ratio at Maturity or ARD:	64.2%

(1)
The sponsors are Stephen L, Clark, Joseph R. Clisham and Joseph R. Clisham, Jr. Stephen L. Clark also serves as a loan sponsor for the Security Self Storage SPX Portfolio mortgage loan, which has a Cut-off Date Principal Balance of $22,724,143 and is being contributed to the WFCM 2014-LC16 Trust. See “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Pool – Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in the Prospectus Supplement.

(2)
The borrower is permitted to incur mezzanine debt at any time prior to May 1, 2023, subject to the satisfaction of certain conditions, including: (i) the combined loan-to-value ratio is no greater than 75.0%; (ii) the combined debt service coverage ratio is no less than 1.38x; (iii) the combined net cash flow debt yield is no less than 8.50%; and (iv) an intercreditor agreement acceptable to DBRS, KBRA and Moody’s and reasonably acceptable to the lender.

(3)
Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely proof of payment of real estate taxes.

(4)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the CT Self Storage Portfolio properties are covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

The CT Self Storage Portfolio mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering four self storage properties comprising 246,725 square feet and located in Connecticut (the “CT Self Storage Portfolio Properties”). The CT Self Storage Portfolio Properties were built between 2005 and 2007, and one of the properties was renovated in 2013. As of February 28, 2014, the CT Self Storage Portfolio Properties were 89.8% occupied.

Sources and Uses

Sources			Uses
Original loan amount	$18,400,000	100.0%	Loan payoff	$15,046,614	81.8%
			Closing costs	341,246	1.9
			Return of equity	3,012,140	16.4
Total Sources	$18,400,000	100.0%	Total Uses	$18,400,000	100.0%

A-3-110

CT SELF STORAGE PORTFOLIO

The following table presents certain information relating to the CT Self Storage Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
CT Self Storage – West Hartford, CT	$5,725,835	31.1%	89.5%	2006/NAP	66,420	$7,100,000
CT Self Storage – Plainville, CT	$5,343,003	29.0%	90.9%	2006/2013	74,250	$7,150,000
CT Self Storage – Glastonbury, CT	$4,081,922	22.2%	90.2%	2005/NAP	54,700	$5,500,000
CT Self Storage – Meriden, CT	$3,249,240	17.7%	88.3%	2007/NAP	51,355	$4,800,000
Total/Weighted Average	$18,400,000	100.0%	89.8%		246,725	$24,550,000

The following table presents historical occupancy percentages at the CT Self Storage Portfolio Properties:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	2/28/2014
85.2%	87.8%	88.6%	89.8%

(1)	Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CT Self Storage Portfolio Properties:

Cash Flow Analysis

	2012	2013	TTM 3/31/2014	U/W	U/W $ per SF
Base Rent	$2,506,419	$2,729,786	$2,784,544	$2,748,749	$11.14
Grossed Up Vacant Space	0	0	0	342,360	1.39
Less Concessions	(111,366)	(87,179)	(86,509)	(86,509)	(0.35)
Other Income	89,626	136,910	140,331	140,331	0.57
Less Credit Loss	(36,172)	(46,439)	(56,224)	(56,224)	(0.23)
Less Vacancy	0	0	0	(306,566)(1)	(1.24)
Effective Gross Income	$2,448,507	$2,733,078	$2,782,142	$2,782,142	$11.28

Total Operating Expenses	$1,100,378	$1,201,761	$1,190,344	$1,180,299	$4.78

Net Operating Income	$1,348,129	$1,531,317	$1,591,798	$1,601,842	$6.49
Capital Expenditures	0	0	0	37,009	0.15
Net Cash Flow	$1,348,129	$1,531,317	$1,591,798	$1,564,834	$6.34

NOI DSCR	1.19x	1.35x	1.41x	1.42x
NCF DSCR	1.19x	1.35x	1.41x	1.38x
NOI DY	7.3%	8.3%	8.7%	8.7%
NCF DY	7.3%	8.3%	8.7%	8.5%

(1)	The underwritten economic vacancy is 8.8%. The CT Self Storage Portfolio Properties were 89.8% physically occupied as of February 28, 2014.

A-3-111

No. 15 – Larkins Corner

Loan Information		Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset

		Property Type:	Retail

Original Principal Balance:	$18,370,000	Specific Property Type:	Anchored

Cut-off Date Principal Balance:	$18,370,000	Location:	Upper Chichester Township, PA

% of Initial Pool Balance:	1.9%	Size:	223,410 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$82.23
Borrower Name:	Morris Boothwyn Associates, L.P.	Year Built/Renovated:	1994/NAP
Sponsor(1):	Morris Realty Associates LLC	Title Vesting:	Fee
Mortgage Rate:	4.730%	Property Manager:	Self-managed
Note Date:	May 8, 2014	3rd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	94.3% (12/31/2012)
Maturity Date:	June 1, 2024	Most Recent Occupancy (As of):	94.3% (12/31/2013)
IO Period:	None	Current Occupancy (As of):	96.6% (3/3/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of):	$2,032,048 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$1,945,620 (12/31/2013)
Call Protection:	L(24),D or GRTR 1% or YM(92),O(4)	Most Recent NOI (As of):	$1,857,215 (TTM 2/28/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues:	$2,847,464
		U/W Expenses:	$961,768
		U/W NOI:	$1,885,697
Escrows and Reserves:		U/W NCF:	$1,688,090
				U/W NOI DSCR:	1.64x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.47x
Taxes(2)	$0	Springing	NAP	U/W NOI Debt Yield:	10.3%
Insurance(3)	$0	Springing	NAP	U/W NCF Debt Yield:	9.2%
Replacement Reserves(4)	$0	Springing	NAP	As-Is Appraised Value:	$29,850,000
TI/LC(5)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	March 25, 2014
Wal-Mart Reserve(6)	$0	Springing	NAP	Cut-off Date LTV Ratio:	61.5%
Colortyme Reserve(7)	$700,000	$0	NAP	LTV Ratio at Maturity or ARD:	50.2%

(1)
Various affiliates of the sponsor have been involved in commercial projects that have resulted in loan defaults and lender foreclosure actions. See “Description of the Mortgage Pool – Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus Supplement.

(2)
Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely proof of payment of real estate taxes.

(3)
Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Larkins Corner Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(4)
Ongoing monthly replacement reserves are not required as long as (i) no event of default has occurred and is continuing and (ii) the borrower does not fail to properly maintain the Larkins Corner Property.

(5)
Upon the occurrence of a New Lease Event (as defined below) that cures any Cash Trap Event Period (as defined below) that commenced in connection with a Tenant Trigger Event (as defined below), all funds in the excess cash flow subaccount will be disbursed to the TI/LC reserve account to be used for tenant improvements and leasing commissions incurred with respect to such replacement tenant. See “Lockbox and Cash Management” section.

(6)
Upon the occurrence of a Tenant Non-Renewal Event (as defined below) with respect to Wal-Mart, the borrower is required to deposit an amount equal to $2,000,000 into the Wal-Mart Reserve account to be used for tenant improvements and leasing commissions incurred in connection with re-tenanting the space relating to Wal-Mart.

(7)
The Colortyme Reserve funds will be released once Colortyme is in occupancy, open for business and paying full, unabated rent (Colortyme has a signed lease for 4,800 square feet with a rental rate of $13.25 per square foot, on a triple net basis, and a lease term of five years). The borrower will be permitted to use up to $200,000 of the Colortyme Reserve funds for tenant improvements and leasing commissions related to the Colortyme lease.

The Larkins Corner mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center comprising 223,410 square feet and located in Chichester Township, Pennsylvania, approximately 24 miles southwest of Philadelphia (the “Larkins Corner Property”). The Larkins Corner Property was built in 1994 and is anchored by Wal-Mart and a Pathmark supermarket. The Larkins Corner Property is situated on the northwest side of a signalized intersection between Conchester Highway and Chelsea Parkway. There is a proposed widening of Conchester Highway, which is expected to commence in 2019 and last for approximately two years. See “Description of the Mortgage Pool—Other Matters” in the Prospectus Supplement. Parking at the Larkins Corner Property is provided by 884 surface spaces, resulting in a parking ratio of 3.9 spaces per 1,000 square feet of rentable area. As of March 3, 2014, the Larkins Corner Property was 96.6% occupied by 13 tenants.

A-3-112

LARKINS CORNER

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account into which the borrower is required to deposit all rents within one business day of receipt. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled excess cash flow subaccount ; provided, however, that if (i) a Cash Trap Event Period is triggered by a Tenant Go Dark Event (as defined below) with respect to Wal-Mart and (ii) Wal-Mart has a credit rating of ‘BBB-’ or better from S&P (or an equivalent rating from Fitch or Moody’s if S&P fails to have a rating for Wal-Mart), then the deposit of excess cash flow into the excess cash flow subaccount shall be capped at an amount equal to one years’ rent for Wal-Mart, inclusive of any applicable reimbursements.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio (“DSCR”) being less than 1.20x at the end of any calendar quarter; and (iii) a Tenant Trigger Event (as defined below). A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon (a) the DSCR being equal to or greater than 1.30x for two consecutive calendar quarters; or (b) the borrower making a cash deposit with the lender or posting a letter of credit in an amount that, when netted against the outstanding principal balance of the Larkins Corner mortgage loan, results in a DSCR of no less than 1.30x; and with regard to clause (iii), upon an applicable cure event (as outlined below).

A “Tenant Trigger Event” means a Tenant Go Dark Event, Tenant Bankruptcy Event or Tenant Non-Renewal Event (each as defined below).

A “Tenant Go Dark Event” will commence upon the earlier of (i) Pathmark or Wal-Mart defaulting under its lease; (ii) Pathmark or Wal-Mart’s lease being modified, including but not limited to a reduction in rent; (iii) Pathmark or Wal-Mart indicating its intention to terminate its lease; or (iv) Pathmark or Wal-Mart going dark for a 30-day period. A Tenant Go Dark Event will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date on which the applicable lease modification has been voided or nullified; with regard to clause (iv), upon the applicable tenant’s operations resuming at the Larkins Corner Property; and with regard to clauses (i), (ii), (iii) and (iv), upon a New Lease Event (as defined below).

A “Tenant Bankruptcy Event” will commence upon Pathmark or Wal-Mart (or either tenant’s parent company) declaring bankruptcy or becoming insolvent. A Tenant Bankruptcy Event will end upon (i) a plan of reorganization being provided in connection with the applicable bankruptcy event and the applicable tenant’s lease being reaffirmed in connection therewith; or (ii) a New Lease Event.

A “Tenant Non-Renewal Event” will commence upon the earlier of (i) the date which is 12 months prior to the lease expiration date of Pathmark or Wal-Mart; (ii) the date that Pathmark or Wal-Mart is required to provide notice of its intention to renew its lease; and (iii) the date on which the borrower receives written notice from Pathmark or Wal-Mart that such tenant will not renew its lease. A Tenant Non-Renewal Event will end upon (a) the applicable tenant renewing its lease on terms reasonably acceptable to the lender; or (b) a New Lease Event.

A “New Lease Event” will occur upon the applicable tenant’s space being re-leased to a replacement tenant acceptable to the lender.

Sources and Uses

Sources			Uses
Original loan amount	$18,370,000	94.4%	Loan payoff	$18,235,051	93.7%
Sponsor’s new cash contribution	1,100,000	5.6%	Colortyme reserve	700,000	3.6
			Closing costs	534,949	2.7
Total Sources	$19,470,000	100.0%	Total Uses	$19,470,000	100.0%

A-3-113

LARKING CORNER

The following table presents certain information relating to the tenancy at the Larkins Corner Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
Wal-Mart	AA/Aa2/AA	125,883	56.3%	$5.96	$750,000	36.6%	$320	2.9%	1/31/2021(3)
Pathmark	NR/NR/NR	54,257	24.3%	$12.00	$651,084	31.8%	$318	4.9%	12/31/2024
Dollar Tree	NR/NR/NR	9,000	4.0%	$12.00	$108,000	5.3%	NAV	NAV	8/31/2015
Total Major Tenants		189,140	84.7%	$7.98	$1,509,084	73.6%

Non-Major Tenants		26,770	12.0%	$20.19	$540,545	26.4%

Occupied Collateral Total		215,910	96.6%	$9.49	$2,049,629	100.0%

Vacant Space		7,500	3.4%

Collateral Total		223,410	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2013.
(3)	Wal-Mart has six, five-year renewal options.

The following table presents certain information relating to the lease rollover schedule at the Larkins Corner Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	2	3,550	1.6%	3,550	1.6%	$74,550	$21.00
2015	4	15,440	6.9%	18,990	8.5%	$298,258	$19.32
2016	1	3,000	1.3%	21,990	9.8%	$60,480	$20.16
2017	1	4,800	2.1%	26,790	12.0%	$63,600	$13.25
2018	0	0	0.0%	26,790	12.0%	$0	$0.00
2019	2	6,100	2.7%	32,890	14.7%	$90,025	$14.76
2020	0	0	0.0%	32,890	14.7%	$0	$0.00
2021	1	125,883	56.3%	158,773	71.1%	$750,000	$5.96
2022	0	0	0.0%	158,773	71.1%	$0	$0.00
2023	0	0	0.0%	158,773	71.1%	$0	$0.00
2024	2	57,137	25.6%	215,910	96.6%	$712,716	$12.47
Thereafter	0	0	0.0%	215,910	96.6%	$0	$0.00
Vacant	0	7,500	3.4%	223,410	100.0%	$0	$0.00
Total/Weighted Average	13	223,410	100.0%			$2,049,629	$9.49

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Larkins Corner Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/3/2014
100.0%	94.3%	94.3%	96.6%

(1)	Information obtained from the borrower.

A-3-114

LARKINS CORNER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Larkins Corner Property:

Cash Flow Analysis

	2012	2013	TTM 2/28/2014	U/W	U/W $ per SF
Base Rent	$2,052,636	$2,027,024	$2,018,318	$2,049,629	$9.17
Grossed Up Vacant Space	0	0	0	99,375	0.44
Total Reimbursables	664,337	664,318	667,387	805,910	3.61
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(107,450)(1)	(0.48)
Effective Gross Income	$2,716,973	$2,691,342	$2,685,705	$2,847,464	$12.75

Total Operating Expenses	$684,925	$745,722	$828,490	$961,768	$4.30

Net Operating Income	$2,032,048	$1,945,620	$1,857,215	$1,885,697	$8.44

TI/LC	0	0	0	117,179	0.52
Capital Expenditures	0	0	0	80,428	0.36
Net Cash Flow	$2,032,048	$1,945,620	$1,857,215	$1,688,090	$7.56

NOI DSCR	1.77x	1.70x	1.62x	1.64x
NCF DSCR	1.77x	1.70x	1.62x	1.47x
NOI DY	11.1%	10.6%	10.1%	10.3%
NCF DY	11.1%	10.6%	10.1%	9.2%

(1)	The underwritten economic vacancy is 5.0%. The Larkins Corner Property was 96.6% physically occupied as of March 3, 2014.

A-3-115

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Annex A-4

JL Holdings – Burger King Portfolio – 90 Amortization Schedule

Payment Date	Interest ($)	Principal ($)	Total Monthly Payment ($)	Ending Principal Balance ($)
6/1/2014	--	--	--	22,784,105.77
7/1/2014	93,033.39	60,554.56	153,587.95	22,723,551.21
8/1/2014	95,879.00	56,303.89	152,182.89	22,667,247.32
9/1/2014	95,641.43	56,541.46	152,182.89	22,610,705.86
10/1/2014	92,325.35	61,262.60	153,587.95	22,549,443.27
11/1/2014	95,144.38	57,038.51	152,182.89	22,492,404.75
12/1/2014	91,842.30	61,745.65	153,587.95	22,430,659.10
1/1/2015	94,643.18	57,539.71	152,182.89	22,373,119.39
2/1/2015	94,400.40	57,782.49	152,182.89	22,315,336.90
3/1/2015	85,044.67	71,353.41	156,398.08	22,243,983.49
4/1/2015	93,855.53	58,327.36	152,182.89	22,185,656.13
5/1/2015	90,589.77	62,998.18	153,587.95	22,122,657.94
6/1/2015	93,343.61	58,839.28	152,182.89	22,063,818.67
7/1/2015	90,092.27	63,495.68	153,587.95	22,000,322.99
8/1/2015	92,827.44	59,355.45	152,182.89	21,940,967.53
9/1/2015	92,576.99	59,605.90	152,182.89	21,881,361.64
10/1/2015	89,347.25	64,240.70	153,587.95	21,817,120.94
11/1/2015	92,054.44	60,128.45	152,182.89	21,756,992.49
12/1/2015	88,839.42	64,748.53	153,587.95	21,692,243.96
1/1/2016	91,527.54	60,655.35	152,182.89	21,631,588.61
2/1/2016	91,271.61	60,911.28	152,182.89	21,570,677.33
3/1/2016	85,142.69	69,850.33	154,993.02	21,500,827.00
4/1/2016	90,719.88	61,463.01	152,182.89	21,439,363.99
5/1/2016	87,542.46	66,045.49	153,587.95	21,373,318.50
6/1/2016	90,181.87	62,001.02	152,182.89	21,311,317.48
7/1/2016	87,019.61	66,568.34	153,587.95	21,244,749.15
8/1/2016	89,639.39	62,543.50	152,182.89	21,182,205.65
9/1/2016	89,375.50	62,807.39	152,182.89	21,119,398.26
10/1/2016	86,235.96	67,351.99	153,587.95	21,052,046.27
11/1/2016	88,826.31	63,356.58	152,182.89	20,988,689.68
12/1/2016	85,702.24	67,885.71	153,587.95	20,920,803.98
1/1/2017	88,272.55	63,910.34	152,182.89	20,856,893.64
2/1/2017	88,002.89	64,180.00	152,182.89	20,792,713.63
3/1/2017	79,241.89	77,156.19	156,398.08	20,715,557.44
4/1/2017	87,406.54	64,776.35	152,182.89	20,650,781.09
5/1/2017	84,322.47	69,265.48	153,587.95	20,581,515.61
6/1/2017	86,840.97	65,341.92	152,182.89	20,516,173.69
7/1/2017	83,772.84	69,815.11	153,587.95	20,446,358.58
8/1/2017	86,270.69	65,912.20	152,182.89	20,380,446.38
9/1/2017	85,992.58	66,190.31	152,182.89	20,314,256.07
10/1/2017	82,948.36	70,639.59	153,587.95	20,243,616.47
11/1/2017	85,415.25	66,767.64	152,182.89	20,176,848.83
12/1/2017	82,387.29	71,200.66	153,587.95	20,105,648.16
1/1/2018	84,833.11	67,349.78	152,182.89	20,038,298.38
2/1/2018	84,548.93	67,633.96	152,182.89	19,970,664.43

A-4-1

Payment Date	Interest ($)	Principal ($)	Total Monthly Payment ($)	Ending Principal Balance ($)
3/1/2018	76,109.02	80,289.06	156,398.08	19,890,375.37
4/1/2018	83,924.79	68,258.10	152,182.89	19,822,117.27
5/1/2018	80,938.83	72,649.12	153,587.95	19,749,468.15
6/1/2018	83,330.25	68,852.64	152,182.89	19,680,615.51
7/1/2018	80,361.04	73,226.91	153,587.95	19,607,388.60
8/1/2018	82,730.77	69,452.12	152,182.89	19,537,936.47
9/1/2018	82,437.72	69,745.17	152,182.89	19,468,191.31
10/1/2018	79,493.65	74,094.30	153,587.95	19,394,097.01
11/1/2018	81,830.81	70,352.08	152,182.89	19,323,744.93
12/1/2018	78,903.84	74,684.11	153,587.95	19,249,060.83
1/1/2019	81,218.85	70,964.04	152,182.89	19,178,096.79
2/1/2019	80,919.43	71,263.46	152,182.89	19,106,833.33
3/1/2019	72,816.93	83,581.15	156,398.08	19,023,252.17
4/1/2019	80,266.08	71,916.81	152,182.89	18,951,335.36
5/1/2019	77,383.20	76,204.75	153,587.95	18,875,130.61
6/1/2019	79,641.10	72,541.79	152,182.89	18,802,588.82
7/1/2019	76,775.83	76,812.12	153,587.95	18,725,776.70
8/1/2019	79,010.92	73,171.97	152,182.89	18,652,604.73
9/1/2019	78,702.18	73,480.71	152,182.89	18,579,124.03
10/1/2019	75,863.36	77,724.59	153,587.95	18,501,399.44
11/1/2019	78,064.19	74,118.70	152,182.89	18,427,280.75
12/1/2019	75,243.35	78,344.60	153,587.95	18,348,936.14
1/1/2020	77,420.89	74,762.00	152,182.89	18,274,174.15
2/1/2020	77,105.45	75,077.44	152,182.89	18,199,096.70
3/1/2020	71,834.56	83,158.46	154,993.02	18,115,938.24
4/1/2020	76,437.79	75,745.10	152,182.89	18,040,193.14
5/1/2020	73,662.77	79,925.18	153,587.95	17,960,267.96
6/1/2020	75,780.96	76,401.93	152,182.89	17,883,866.03
7/1/2020	73,024.45	80,563.50	153,587.95	17,803,302.53
8/1/2020	75,118.67	77,064.22	152,182.89	17,726,238.31
9/1/2020	74,793.50	77,389.39	152,182.89	17,648,848.92
10/1/2020	72,064.81	81,523.14	153,587.95	17,567,325.78
11/1/2020	74,122.99	78,059.90	152,182.89	17,489,265.88
12/1/2020	71,413.19	82,174.76	153,587.95	17,407,091.12
1/1/2021	73,446.90	78,735.99	152,182.89	17,328,355.14
2/1/2021	73,114.69	79,068.20	152,182.89	17,249,286.94
3/1/2021	65,737.74	90,660.34	156,398.08	17,158,626.60
4/1/2021	72,398.54	79,784.35	152,182.89	17,078,842.25
5/1/2021	69,737.32	83,850.63	153,587.95	16,994,991.63
6/1/2021	71,708.11	80,474.78	152,182.89	16,914,516.84
7/1/2021	69,066.34	84,521.61	153,587.95	16,829,995.23
8/1/2021	71,011.93	81,170.96	152,182.89	16,748,824.27
9/1/2021	70,669.44	81,513.45	152,182.89	16,667,310.81
10/1/2021	68,056.94	85,531.01	153,587.95	16,581,779.80
11/1/2021	69,964.61	82,218.28	152,182.89	16,499,561.52
12/1/2021	67,371.97	86,215.98	153,587.95	16,413,345.55
1/1/2022	69,253.93	82,928.96	152,182.89	16,330,416.58
2/1/2022	68,904.02	83,278.87	152,182.89	16,247,137.71
3/1/2022	61,918.51	94,479.57	156,398.08	16,152,658.14

A-4-2

Payment Date	Interest ($)	Principal ($)	Total Monthly Payment ($)	Ending Principal Balance ($)
4/1/2022	68,153.99	84,028.90	152,182.89	16,068,629.24
5/1/2022	65,612.36	87,975.59	153,587.95	15,980,653.66
6/1/2022	67,428.24	84,754.65	152,182.89	15,895,899.01
7/1/2022	64,907.06	88,680.89	153,587.95	15,807,218.12
8/1/2022	66,696.45	85,486.44	152,182.89	15,721,731.69
9/1/2022	66,335.75	85,847.14	152,182.89	15,635,884.55
10/1/2022	63,845.36	89,742.59	153,587.95	15,546,141.96
11/1/2022	65,594.88	86,588.01	152,182.89	15,459,553.94
12/1/2022	63,125.35	90,462.60	153,587.95	15,369,091.35
1/1/2023	64,847.84	87,335.05	152,182.89	15,281,756.29
2/1/2023	64,479.34	87,703.55	152,182.89	15,194,052.74
3/1/2023	57,905.16	98,492.92	156,398.08	15,095,559.82
4/1/2023	63,693.71	88,489.18	152,182.89	15,007,070.64
5/1/2023	61,277.75	92,310.20	153,587.95	14,914,760.43
6/1/2023	62,930.85	89,252.04	152,182.89	14,825,508.39
7/1/2023	60,536.38	93,051.57	153,587.95	14,732,456.82
8/1/2023	62,161.64	90,021.25	152,182.89	14,642,435.57
9/1/2023	61,781.81	90,401.08	152,182.89	14,552,034.49
10/1/2023	59,419.72	94,168.23	153,587.95	14,457,866.26
11/1/2023	61,003.04	91,179.85	152,182.89	14,366,686.41
12/1/2023	58,662.89	94,925.06	153,587.95	14,271,761.35
1/1/2024	60,217.80	91,965.09	152,182.89	14,179,796.26
2/1/2024	59,829.76	92,353.13	152,182.89	14,087,443.13
3/1/2024	55,605.25	99,387.77	154,993.02	13,988,055.36
4/1/2024	59,020.74	13,988,055.36	14,047,076.10	--

A-4-3

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Annex B

ADDITIONAL MORTGAGE LOAN INFORMATION/DEFINITIONS

General.  For purposes of the statistical information regarding the Mortgage Loans set forth in this prospectus supplement, including the Annexes hereto:

(1)	“ADR” means, with respect to any hospitality property, the average daily rate.

(2)
“Appraised Value” means, for any Mortgaged Property securing a Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related Mortgage Loan Seller as of the cut-off date.  The appraisals for certain of the Mortgaged Properties state an “as-stabilized” value and/or “as-renovated” and/or “as-completed” value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties.  The “as-is” value is presented as the Appraised Value in this prospectus supplement, except with respect to the Mortgaged Properties identified on Annex A-1 to this prospectus supplement as Residence Inn Grapevine and 134 Golden Gate Avenue, securing Mortgage Loans that represent approximately 1.4% and 0.5%, respectively, of the Cut-off Date Pool Balance, as to which the “as-renovated” or “as-completed” value, as applicable, provided in the related appraisal has been used, and otherwise, and except where we specifically state otherwise.  See the footnotes to Annex A-1 to this prospectus supplement.

(3)
“Cash Flow Analysis” is, with respect to the one or more Mortgaged Properties securing a Mortgage Loan among the fifteen largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions.  For this purpose:

●
“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses.  The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below.  In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●
“Total Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent.  Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each Cash Flow Summary contained in the “Summaries of the Fifteen Largest Mortgage Loans” attached as Annex A-3 to this prospectus supplement.  Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based.  The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers.  The historical information in the Cash Flow Summaries reflects adjustments made by the Mortgage Loan Seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow.  In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations.  The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which has not been verified by the Depositor, any underwriters, the Mortgage Loan Sellers or any other person.  Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)
“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement.  See also the footnotes to Annex A-1 in this prospectus supplement.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus supplement, even after taking into account any amortization since origination.  No representation is made that any Appraised Value presented in this prospectus supplement would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement.  Unless clearly indicated otherwise, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Principal Balance of all those Mortgage Loans and the aggregate Appraised Value of all the related Mortgaged Properties securing the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1 to this prospectus supplement.   In the case of a Mortgage Loan that is part of a Loan Combination, such loan-to-value ratio was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date, without regard to any Subordinate Companion Loan.

(5)
“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or properties to the annual debt service as shown on Annex A-1 to this prospectus supplement.  In the case of Mortgage Loans with an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, 12 months of principal and interest payments is used as the annual debt service.  In the case of any Mortgage Loan that provides for payments of interest-only for its entire term, 12 months of interest-only payments is used as the annual debt service.  Unless clearly indicated otherwise, the Underwritten Debt Service Coverage Ratio for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate cash flow generated by all the Mortgaged Properties securing the group and the aggregate debt service payable under all of those Mortgage Loans.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1 to this prospectus supplement.

In the case of a Mortgage Loan that is part of a Loan Combination, such debt service coverage ratio was calculated based on the aggregate annual debt service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan, without regard to any Subordinate Companion Loan.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments.  However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt.  If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term.  See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus supplement appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan.  No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus supplement accurately reflect that ability.

(6)
“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the scheduled maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement.  Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property.  In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus supplement.  See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement.  In the case of each Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Mortgage Loan and the related Pari Passu Companion Loan, without regard to any Subordinate Companion Loan.  Unless clearly indicated otherwise, the LTV Ratio at Maturity for each of the Mortgage Loans contained in any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate principal balance of all those Mortgage Loans scheduled to be outstanding on the scheduled maturity date, assuming (among other things) no prepayments or defaults, and the aggregate Appraised Value of all the related Mortgaged Properties securing the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps, substantially higher) LTV Ratio at Maturity than is shown on Annex A-1 to this prospectus supplement.

(7)	“Maturity Date Balloon” or “Balloon” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date.

(8)
“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented for the trailing 12-month period ending on the date of determination, depending on borrower reporting.  In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as:  the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

(9)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

(10)
“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan.  In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any Lock-out Period or Yield Maintenance Charge that may otherwise apply.  In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●
“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●
“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●
“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●
“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●
“GRTR of @% or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(11)	“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity.

(12)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(13)	“Stated Principal Balance” means, for each Mortgage Loan in the Trust Fund, a principal amount that:

●
will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement Mortgage Loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

●
will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that Mortgage Loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that Mortgage Loan during the related collection period.

However, the “Stated Principal Balance” of any Mortgage Loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that Mortgage Loan or any related REO Property have been received.

(14)	“Structuring Assumptions” means, collectively, the following assumptions regarding the Certificates and the Mortgage Loans in the Trust Fund:

●
except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 to this prospectus supplement and the Cut-off Date Pool Balance is as described in this prospectus supplement;

●	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing Class of Certificates is as described in this prospectus supplement;

●	the pass-through rate for each interest-bearing Class of Certificates is as described in this prospectus supplement;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●
no Additional Trust Fund Expenses (including Trust Advisor Expenses) arise, no Servicing Advances are made under the Pooling and Servicing Agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees), the CREFC® Intellectual Property Royalty License Fees and the Trust Advisor fees, each as set forth on Annex A-1 to this prospectus supplement;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service or balloon payments by borrowers on the Mortgage Loans;

●
each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●
all monthly debt service or balloon payments on the Mortgage Loans are timely received by the Master Servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●
except as described in the next succeeding bullet, no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●
except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

●
except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●
no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;

●	no Mortgage Loan is required to be repurchased, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in July 2014; and

●	the Offered Certificates are settled with investors on June 11, 2014.

(15)
“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service.  In general, it is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions.  Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants.  Where the actual or market vacancy was greater than 5%, the Mortgage Loan Seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greatest of (a) actual current vacancy at the related Mortgaged Property, (b) current vacancy according to third party provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases) and/or to reflect the appraiser’s conclusion of a supportable occupancy rate, and (c) 5%.  In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property.  In determining revenue for multifamily, manufactured housing community and self storage properties, the Mortgage Loan Sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or come combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods.  In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% (although, depending on the location and/or historic performance of the subject property, a higher average occupancy may be used) and daily rates based on third party provided market information or daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related Mortgage Loan Seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that:  (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 6% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs).  Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the Mortgage Loan Seller, and are:  (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues.  In addition, in some cases, the Mortgage Loan Seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.  In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third party provided market information or from other borrower-supplied information.  We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable Mortgage Loan Seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values.  In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:  (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring.  We cannot assure you that the assumptions made with respect to any mortgage loan will, in fact, be consistent with actual property performance.  Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement.  In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan Seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this prospectus supplement.

(16)
“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Principal Balance of that Mortgage Loan.  However, in the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date, without regard to any Subordinate Companion Loan.  Unless clearly indicated otherwise, the Underwritten NCF Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group.  On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this prospectus supplement.

(17)
“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.  See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

(18)
“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Principal Balance of that Mortgage Loan.  In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan as of the cut-off date, without regard to any Subordinate Companion Loan.  Unless clearly indicated otherwise and as set forth below, the Underwritten NOI Debt Yield for each Mortgage Loan contained in any group of cross-collateralized Mortgage Loans is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the Mortgage Loans in the group.  On an individual basis, without regard to the cross-

collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1 to this prospectus supplement.

You should review the footnotes to Annex A-1 in this prospectus supplement for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings.  If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease.  Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus supplement, including information in Annexes A-1 and A-3 to this prospectus supplement is derived from audited and/or unaudited financial statements provided by the borrowers.  In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the ten largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Annex C-1

Mortgage Loan Representations and Warranties

Each Mortgage Loan Seller will, solely as to the Mortgage Loans that it is transferring to the Depositor, make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex C-2 for the applicable Mortgage Loan Seller.  Capitalized terms used but not otherwise defined in this Annex C-1 shall have the meanings set forth in the main body of the prospectus supplement or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Trust Fund, on the other.  We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation.  The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the Mortgage Loans, Mortgaged Properties or other matters.  We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein).  All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1.           Complete Mortgage File.  With respect to each Mortgage Loan, to the extent that the failure to deliver the same would constitute a “Material Document Defect” in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement, (i) a copy of the mortgage file for each Mortgage Loan and (ii) originals or copies of all financial statements, appraisals, environmental reports, engineering reports, seismic assessment reports, leases, rent rolls, Insurance Policies and certificates, legal opinions and tenant estoppels in the possession or under the control of such Mortgage Loan Seller that relate to such Mortgage Loan, will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.  For the avoidance of doubt, the Mortgage Loan Seller shall not be required to deliver any attorney-client privileged communication, draft documents or any documents or materials prepared by it or its Affiliates for internal uses, including without limitation, credit committee briefs or memoranda and other internal approval documents.

2.           Whole Loan; Ownership of Mortgage Loans.  Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan.  At the time of the sale, transfer and assignment to Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement.  Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

C-1-1

3.           Loan Document Status.  Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions.  The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.           Hospitality Provisions.  The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide, or if neither (A) nor (B) is applicable, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date.  The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.  For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

6.           Mortgage Status; Waivers and Modifications.  Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its material obligations under the Mortgage Loan.  With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

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7.           Lien; Valid Assignment.  Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable.  Each related mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances, and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to the Permitted Encumbrances and Title Exceptions, except as such enforcement may be limited by Standard Qualifications, subject to the limitations described in paragraph 11 below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.           Permitted Liens; Title Insurance.  Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same cross-collateralized group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of which clauses (a) through (g), individually or in the aggregate, materially interferes with the current marketability or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”).  For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.  Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related mortgage.  Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder.  Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.  Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a

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jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens.  It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances.  The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as disclosed in the Prospectus.

10.         Assignment of Leases and Rents.  There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage).  Subject to the Permitted Encumbrances and Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications.  The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.         Financing Statements.  Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment.  Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.         Condition of Property.  Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared by a third party engineering consultant in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date.  To the Mortgage Loan Seller’s knowledge, based solely upon the due diligence customarily performed by Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and except as set forth in such engineering report or property condition report or with respect to which repairs were required to be reserved for or made, (a) all major building systems for the improvements of each related Mortgaged Property are in good working order, and (b) each related Mortgaged Property (i) is free of any material damage, and (ii) is in good repair and condition, and (iii) is free of patent and observable structural defects, except, as to all statements in clauses (a) and (b) above, to the extent: (x) any damage or deficiencies would not reasonably be expected to materially and adversely affect the use or operation of the Mortgaged Property or the security intended to be provided by such mortgage, or repairs with respect to such damage or deficiencies are estimated to not exceed 5% of the original principal balance of the Mortgage Loan; (y) such repairs have been completed; or (z) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller in connection with the

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origination of similar commercial and multifamily loans intended for securitization, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs.

To the Mortgage Loan Seller’s knowledge, based on the engineering report or property condition assessment and the Sponsor Diligence (as defined in paragraph 42), there are no issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the current marketability or principal use of the Mortgaged Property other than those disclosed in the engineering report or Servicing File and those addressed in sub-clauses (x), (y), and (z) of the preceding sentence.

13.           Taxes and Assessments.  As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon.  For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation.  As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan.  To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the current marketability of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits.  All escrow deposits and escrow payments currently required to be escrowed with lender pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to Depositor or its servicer.  Any and all material requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with the Mortgage Loan Seller’s practices with respect to escrow releases or such released funds were otherwise used for their intended purpose.  No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks.  The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been

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disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Mortgage Loan Seller to merit such holdback), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund.

18.         Insurance.  Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related mortgage loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related mortgage loan documents, by business interruption or rental loss insurance (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances), which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months), or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans with a principal balance of $35 million or more) of rental income; (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180 day “extended period of indemnity”; and (iii) covers the actual loss sustained during the time period, or up to the specified dollar amount, set forth in clause (i) above.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related mortgage loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

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An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake.  In such instance, the PML was based on a 475-year return period, which correlates to a 10% probability of exceedance in an exposure period of 50 years.  If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Loan Documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured.  Such insurance policies will inure to the benefit of the trustee.  Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums.  All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Mortgage Loan Seller.

19.           Access; Utilities; Separate Tax Parcels.  Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, the Sponsor Diligence (as defined in paragraph 42), and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.           No Encroachments.  To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property:  (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material

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improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.         No Contingent Interest or Equity Participation.  No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by Mortgage Loan Seller.

22.         REMIC.  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).  If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto.  Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2).  All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.         Compliance with Usury Laws.  The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.         Authorized to do Business.  To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.         Trustee under Deed of Trust.  With respect to each mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee, and, except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.         Local Law Compliance.  To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning

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Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property.  In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, or (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.         Licenses and Permits.  Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan.  The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.         Recourse Obligations.  The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect):  (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect):  (i) Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) Mortgagor’s fraud or intentional misrepresentation; (iii) criminal acts by the Mortgagor or guarantor resulting in the seizure or forfeiture of all or part of the Mortgaged Property; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) Mortgagor’s commission of material physical waste at the Mortgaged Property.

29.         Mortgage Releases.  The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements,

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or (e) as required pursuant to an order of condemnation.  With respect to any partial release under the preceding clauses (a) or (d), either:  (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Mortgage Loan permits the release of cross collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.         Financial Reporting and Rent Rolls.  Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.         Acts of Terrorism Exclusion.  With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy.  With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms, or as otherwise indicated on Annex C-2.

32.         Due on Sale or Encumbrance.  Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon

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death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) as set forth on an exhibit to the related Mortgage Loan Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the related Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances.  The mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.         Single-Purpose Entity.  Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding.  Each Mortgage Loan with a Cut-off Date Principal Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor.  For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.         Defeasance.  With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35.         Fixed Interest Rates.  Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36.         Ground Leases.  For purposes of these representations and warranties, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(A)         The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction.  The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage.  No material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(B)         The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, provided that lender has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(C)         The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)         The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

(E)         Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

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(F)         The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease.  To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)         The Ground Lease and Related Documents require the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(H)         A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)           The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(J)          Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)         In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)          Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.         Servicing.  The servicing and collection of each Mortgage Loan complied with all applicable laws and regulations and was in all material respects legal, proper and in accordance with customary commercial mortgage servicing practices.

38.         Origination and Underwriting.  The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex C-1.

39.         Rent Rolls; Operating Histories.  Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality or single tenant properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.  Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan.

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40.         No Material Default; Payment Record.  No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments.  To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex C-1.  No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.         Bankruptcy.  As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.         Organization of Mortgagor.  The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”).  The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis or NCO, or a similar service designed to elicit information about each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history regarding any bankruptcies, any felony convictions, in accordance with the standards utilized by the Mortgage Loan Seller in connection with the origination of similar commercial and multifamily loans intended for securitization.  ((1) and (2) collectively, the “Sponsor Diligence”).  Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Controlling Owner or guarantor (i) was in a state or federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state or federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.         Environmental Conditions.  A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true:  (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged

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Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action.  To Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

In the case of each Mortgage Loan set forth on an exhibit to the related Mortgage Loan Purchase Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on such exhibit (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following:  (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least three years beyond the maturity of the Mortgage Loan.

44.         Lease Estoppels.  With respect to each Mortgage Loan secured by retail, office or industrial properties, the Mortgage Loan Seller requested the related Mortgagor to obtain estoppels from each commercial tenant with respect to the Certified Rent Roll (except for tenants for whom the related lease income was excluded from the Mortgage Loan Seller’s underwriting).  With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan (or such longer period as Mortgage Loan Seller may deem reasonable and appropriate based on Mortgage Loan Seller’s practices in connection with the origination of similar commercial and multifamily loans intended for securitization), and to Mortgage Loan Seller’s knowledge, based solely on the related estoppel, (x) the related lease is in full force and effect and (y) there exists no material default under such lease, either by the lessee thereunder or by the lessor subject, in each case, to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.         Appraisal.  The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date.  The appraisal is signed by an appraiser that (i) was engaged directly by the originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or

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disapproval of the Mortgage Loan.  Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.         Mortgage Loan Schedule.  The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.         Cross-Collateralization.  No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Loan Combination.

48.         Advance of Funds by the Mortgage Loan Seller.  Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan.  Neither Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.         Compliance with Anti-Money Laundering Laws.  Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

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Annex C-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by Mortgage Loan Seller and listed by the number of the related representation and warranty set forth on Annex C-1 and the mortgage loan name and number identified on Annex A-1.  Capitalized terms used but not otherwise defined in this Annex C-2 shall have the meanings set forth in Annex B or, if not defined therein, in the main body of this prospectus supplement or, if not defined therein, in the related Mortgage Loan Purchase Agreement.

Ladder Capital Finance LLC
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(1) Complete Mortgage File	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)	The subject Mortgage Loan is part of a Non-Serviced Loan Combination and, accordingly, documents will not be delivered to the Master Servicer.

(2) Whole Loan; Ownership of Mortgage Loans	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)
The subject Mortgage Loan is part of a Loan Combination (the “JL Holdings - Burger King Portfolio - 90 Loan Combination”), which also includes a pari passu companion loan in the original principal amount of $26,900,000 and a subordinate companion loan in the original principal amount of $10,000,000.  The entire JL Holdings - Burger King Portfolio - 90 Loan Combination is secured by the same Mortgage(s) encumbering the related Mortgaged Properties.  The related Mortgages have been assigned to the trustee for the commercial mortgage securitization involving the issuance of the COMM 2014-LC15 Mortgage Trust Commercial Mortgage Pass-Through Certificates (such securitization, the “COMM 2014-LC15 Securitization”; and such trustee, the “COMM 2014-LC15 Trustee”), which trustee is the mortgagee of record.

(2) Whole Loan; Ownership of Mortgage Loans	Pacific Design Center (Loan No. 4)	The subject Mortgage Loan is part of a Loan Combination (the “Pacific Design Center Loan Combination”), which also includes a pari passu companion loan in the original principal amount of $95,000,000.

(5) Hospitality Provisions.	Soho Beach House (Loan No. 2)
The related borrower maintains an operating lease (the “Operating Lease”) structure with Soho House Beach House, LLC, a Delaware limited liability company (“Operating Tenant”) (which has a common parent with the related borrower).  The term of the Operating Lease commenced on March 15, 2014 and expires on September 30, 2024, subject to three five (5) year renewal options more particularly described therein.  During the initial term of the Operating Lease, annual base rent is $6,791,909.  Operating Tenant’s obligations under the Operating Lease are guaranteed by US AcquireCo, Inc. (the guarantor of the subject Mortgage Loan) and Soho House Group Limited.  Pursuant to the Operating Lease, Operating Tenant operates and manages the property as a hotel and

C-2-1

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

private members club under the name Soho Beach House and is the owner of all revenue generated from the operation of the related Mortgaged Property and certain personal property used in connection with operations, and is required to continuously operate the club under the name Soho Beach House or similar name in a substantially similar manner to other so-called “Soho Houses” and private clubs and hotels operated by Soho House Group Limited and its affiliates under the “Soho” brand.  Pursuant to the Operating Lease and a subordination agreement, Operating Tenant has agreed to comply with the cash management system established in connection with the Mortgage Loan, including depositing all rents and other gross revenues from the operation of the related Mortgaged Property directly into a lockbox controlled by the mortgage lender.  Operating Tenant has pledged all property owned by Operating Tenant, including rents and other gross revenues and personal property, to the related borrower, as landlord, as security for the obligation of Operating Tenant to the related borrower under the Operating Lease.  As security for the subject Mortgage Loan, the related borrower has pledged to the mortgage lender all of its interests in the related Mortgaged Property, which includes all of the related borrower’s rights and interest under the Operating Tenant Security Agreement made by Operating Tenant in favor of the related borrower, pursuant to which as security for Operating Tenant’s obligations under the Operating Lease, Operating Tenant pledged to the related borrower, as landlord, all rents and other gross revenues and other property owned by Operating Tenant.  Operating Tenant has also executed a subordination agreement whereby Operating Tenant subordinates all of its rights under the Operating Lease without non-disturbance and agrees to comply with the cash management system established for the subject Mortgage Loan.

(5) Hospitality Provisions	Residence Inn Grapevine (Loan No. 24)
There is a master lease of the related Mortgaged Property from the related borrower to an affiliate.  The collateral includes an assignment by the related borrower of the master lease and all rents due thereunder as well as a collateral assignment of the assignment of leases and rents and security agreement from the affiliated master tenant to the related borrower.  The comfort letter was executed by the master tenant as franchisee rather than by the related borrower.

(7) Lien; Valid Assignment	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)
The JL Holdings –Burger King Portfolio-90 Loan Combination is a Non-Serviced Loan Combination and, accordingly, there will be no assignment of Mortgage or assignment of Assignment of Leases to the Trustee.  The Mortgages and any Assignments of Leases have

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
been assigned to the COMM 2014-LC15 Trustee, which is the mortgagee of record.
(8) Permitted Liens; Title Insurance
Market Square at Montrose
(Loan No. 8)

Residence Inn Grapevine
(Loan No. 24)

Stop & Shop-Everett
(Loan No. 45)

508 Toulouse Street
(Loan No. 72)

Walgreens-Greenville
(Loan No. 76)

CVS - Bridgeport
(Loan No. 79)

With respect to each of the subject Mortgage Loans, the related Mortgaged Property or a specified portion thereof is subject to a purchase option, right of first offer or right of first refusal on the part of a tenant or, in the case of a hospitality property, a franchisor.

(8) Permitted Liens; Title Insurance	Soho Beach House (Loan No. 2)
There is a declaration of restrictions which requires the operation of a private members’ club at the related Mortgaged Property where only the ground level restaurant and spa are open to the public and all other amenities are only accessible by Soho House members, their guests and the hotel guests and their guests (the “Declaration”).  The Declaration was not required by any of the development approvals.  However, the related Mortgaged Property was intended to be operated as a private members’ club and such operation with limited public access would be subject to a reduced fee in lieu of providing required parking (the “Parking Impact Fee”).  Since payment of the Parking Impact Fee was required to be paid prior to issuance of the full building permit, the Declaration was required to ensure the savings in the Parking Impact Fee.  Pursuant to the zoning opinion delivered in connection with the subject Mortgage Loan, the currently licensed uses at the Mortgaged Property comply with the Declaration.  The Declaration may be terminated by the owner with the approval of the City of Miami Beach Attorney’s Office and Planning Director.  However, if the Declaration is terminated, the related Mortgaged Property may be subject to the Parking Impact Fee.

(8) Permitted Liens; Title Insurance	Pacific Design Center (Loan No. 4)	The related Mortgage secures the entire Pacific Design Center Loan Combination.
(8) Permitted Liens; Title Insurance	JL Holdings - Burger King Portfolio - 90	The related Mortgages secure the entire Portfolio-90 Loan Combination.

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(Loan No. 9)
(8) Permitted Liens; Title Insurance	South Ridge Shopping Center (Loan No. 53)	One tenant, Burger King, has a right of first offer with respect to its pad site, but such right of first offer does not apply in connection with a foreclosure or deed in lieu of foreclosure.
(9) Junior Liens	Target - San Jose (Loan No. 23)
The subject Mortgage Loan closed with a 1031 exchange loan between two borrower affiliated entities and one exchange accommodation titleholder (the “EAT”), which 1031 exchange loan is secured by the pledge of an interest in the related tenant-in-common borrower.  The 1031 exchange loan is $2,785,000 made by Ocean Equity Group, LLC to the EAT’s parent and provided equity for purchasing the related Mortgaged Property to the EAT, which needed to be capitalized in order to fund closing.  It is intended that the 1031 exchange loan will be repaid simultaneously with the anticipated future 1031 transfer which will bring up to two newly formed special purpose entity tenants in common into the transaction in place of the EAT.

At origination, Ocean Equity Group, LLC executed and delivered a Subordination and Standstill Agreement in favor of the mortgage lender in connection with the 1031 exchange loan.

(10) Assignment of Leases and Rents	Soho Beach House (Loan No. 2)	The exception for the subject Mortgage Loan with respect to Representation and Warranty No. 5 is also applicable with respect to Representation and Warranty No. 10.
(10) Assignment of Leases and Rents	Pacific Design Center (Loan No. 4)	The related Mortgage and any related Assignment of Leases and Rents secure the entire Pacific Design Center Loan Combination.
(10) Assignment of Leases and Rents	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)	The related Mortgage(s) and any related Assignment(s) of Leases secure the entire JL Holdings - Burger King Portfolio - 90 Loan Combination.
(10) Assignment of Leases and Rents	Residence Inn Grapevine (Loan No. 24)	The exception for the subject Mortgage Loan with respect to Representation and Warranty No. 5 is also applicable with respect to Representation and Warranty No. 10.
(11) Financing Statements	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)	The JL Holdings - Burger King Portfolio - 90 Loan Combination is a Non-Serviced Loan Combination and, accordingly, there will be no UCC-3 assignment to the Trustee.
(16) Escrow Deposits.	JL Holdings - Burger King Portfolio - 90	The JL Holdings - Burger King Portfolio - 90 Loan Combination is a Non-Serviced Loan Combination and, accordingly, any escrow deposits and payments are

C-2-4

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
	(Loan No. 9)	being held by or on behalf of the master servicer for the COMM 2014-LC15 Securitization (the “COMM 2014 LC-15 Master Servicer”) and will not be delivered to the Depositor or its servicer.
(18) Insurance	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 8, 9, 11, 13, 19, 20, 21, 23, 24, 29, 32, 35, 36, 38, 40, 41, 43, 45, 48, 53, 63, 65, 72, 76, 79, 80)
Except with respect to Mortgage Loans where terrorism insurance is not required or tenants are allowed to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 18, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

Subject to the other exceptions to Representation and Warranty No. 18, the loan documents may require that, if insurance proceeds in respect of a property loss are to be applied to the repair or restoration of all or part of the related Mortgaged Property, then the insurance proceeds may be held by a party other than the lender (or a trustee appointed by it) if such proceeds are less than or equal to 5% of the original principal balance of the related Mortgage Loan, rather than 5% of the then outstanding principal amount of the related Mortgage Loan.

(18) Insurance	Soho Beach House (Loan No. 2)
All Policies (as defined in the related loan agreement) required pursuant to Section 5.1.1(a) of the related loan Agreement (a) shall be issued by companies authorized to do business in the State where the related Mortgaged Property covered by such Policies is located with a financial strength and  claims paying ability rating of “A” or better by S&P; provided, however, for multi-layered Policies, (i) if the Policies

C-2-5

Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

shall be issued by a syndicate of (A) five (5) or more financially sound and responsible insurance companies authorized to do business in the State where the Mortgaged Property covered by such Policies is located, then (1) no less than sixty percent (60%) of the coverage placement shall be provided by carriers which have a claims paying ability rating of “A-” or better by S&P, and (2) not more than forty percent (40%) of the coverage placement shall be provided by carriers which have a claims paying ability rating of “BBB” or better by S&P, or (B) four (4) or fewer financially sound and responsible insurance companies authorized to do business in the State where the Mortgaged Property covered by such Policies is located, then (1) no less than seventy-five percent (75%) of the coverage placement shall be provided by carriers which have a claims paying ability rating of “A-” or better by S&P, and (2) not more than twenty-five percent (25%) of the coverage placement shall be provided by carriers which have a claims paying ability rating of “BBB” or better by S&P.

The related borrower shall be permitted to provide coverage for named windstorm in an amount equal to the 1,000-year Probable Maximum Loss (“PML”) as indicated in a risk analysis for all high risk locations under the Policy, as of the origination date of the subject Mortgage Loan, an amount equal to $43,000,000. In the event the related borrower adds any locations to the Policy that are subject to the peril of named windstorm, the related borrower shall notify the mortgage lender and provide an updated risk analysis and the limits provided for such perils shall be increased as necessary so as to be in compliance with the requirements of the loan documents.

(18) Insurance	Pacific Design Center (Loan No. 4)	The mortgage lender has the right to hold and disburse insurance proceeds in excess of $10,000,000.
(18) Insurance	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)
The lender has agreed to accept insurance provided by the tenant under the portfolio lease covering all the related Mortgaged Properties (the “JL Holdings - Burger King Portfolio - 90 Lease”), in lieu of insurance required under the related loan agreement.  Also, with respect to any stand-alone policy covering terrorist acts, neither the related borrower nor the related master tenant will be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may at its option, (1) purchase such stand-alone terrorism policy, with the related borrower paying such portion of the insurance premiums with respect thereto equal to the Terrorism

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

Premium Cap and the lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap.  As used herein, “Terrorism Premium Cap” means an amount equal to $100,000.  The subject Mortgage Loan is part of a Non-Serviced Loan Combination and, accordingly, the insurance policies do not run to the benefit of the Trustee.  As and to the extent described in the exceptions to Representation and Warranty No. 36, the lender under the subject Mortgage Loan will not be permitted to hold or direct the application of insurance proceeds received in connection with related Mortgaged Properties in all or part of which the related borrower is the tenant under a ground lease or ground sub-lease.

(18) Insurance	Residence Inn Grapevine (Loan No. 24)
If terrorism insurance coverage is excluded from casualty and rent/business interruption insurance, the related borrower is obligated to get a stand-alone policy providing such terrorism insurance coverage as may be purchased for premiums up to 100% of the then-current all risk premiums.

(18) Insurance	Giant Eagle Parma (Loan No. 38) Stop & Shop-Everett (Loan No. 45)
The loan documents provide that insurance requirements are deemed satisfied if tenant elects to provide third party insurance acceptable to the mortgage lender and as required by its lease.  The sole tenant is permitted to self-insure provided that the tenant satisfies the requirements in the lease.

(18) Insurance	Grand View Center (Loan No. 41)
One of the tenants, Walmart, elected to provide third party insurance, which was deemed acceptable by the mortgage lender, and has the right to self-insure provided that tenant satisfies the insurance requirements set forth in its lease.

(18) Insurance	Walgreens-Greenville (Loan No. 76)	The tenant, Walgreens, is permitted to self-insure provided that the tenant satisfies the requirements in the lease.
(25) Trustee under Deed of Trust	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 8, 9, 11, 13, 19, 20, 21, 23, 24, 29, 32, 35, 36, 38, 40, 41, 43, 45, 48, 53, 63, 65, 72, 76, 79, 80)	The related loan documents may not prevent fees from being payable to the trustee, but either the related borrower is responsible for all such costs or the trustee’s fees must be reasonable.
(26) Local Law Compliance	Soho Beach House (Loan No. 2) Market Square at	For each of the subject Mortgage Loans, the related Mortgaged Property (or, in the case of a portfolio of related Mortgaged Properties, one or more of the

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

Montrose (Loan No. 8)

JL Holdings - Burger King Portfolio - 90 (Loan No. 9 – 29 of the 90 related Mortgaged Properties)

Delaware State Office Portfolio–
Silver Lake (Loan No. 11.01)

Residence Inn Grapevine (Loan No. 24)

13140 Coit Road (Loan No. 36)

Everett Mall Mini Storage (Loan No. 40)

Grandview Center (Loan No. 41)

Citadel Apartments (Loan No. 43)

South Ridge Shopping Center
(Loan No. 53)

New Castle Apartments
(Loan No. 65)

CVS-Bridgeport (Loan No. 79)

related Mortgaged Properties) constitutes a legal nonconforming use or structure which, following a casualty or destruction, may not be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property if the replacement cost exceeds a specified threshold and/or the restoration or repair is not completed (or certain key steps in connection therewith are not taken) within a specified time frame. In each case, law and ordinance insurance coverage was obtained, but such insurance only covers (i) the loss to the subject structure when it must be demolished to comply with code requirements, (ii) the cost to demolish and clear the site of the undamaged portions of the covered structure, where the law requires its demolition, and (iii) increased cost of construction, to the extent such cost is a consequence of the enforcement of an ordinance or law.
(26) Local Law Compliance	Soho Beach House (Loan No. 2)
The related Mortgaged Property has the following non-conforming characteristics: (i) 0.4’ encroachments by sections of the historic building beyond the 5.5’ setback requirement adjacent to the northerly property line of the site, as shown on the Survey; (ii) 2.3’ encroachment by an 3.3’ wide, 4’ tall utility box beyond the 5.5’ setback requirement adjacent to the northerly property line of the site, as shown on the Survey and (iii) 0.9’ encroachment by balconies of the tower building beyond the 4.5’ balcony setback requirement

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

adjacent to the northerly property line of the site, as shown on the Survey.  Such nonconforming characteristics are not legally nonconforming.  The related loan documents contain a loss recourse carveout for the existence on the origination date of such setback encroachments.  The zoning opinion delivered in connection with the subject Mortgage Loan noted that the City of Miami Beach granted building permits, completed all inspections and issued the certificate of use, certificates of occupancy and operational licenses.

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(27) Licenses and Permits	Soho Beach House (Loan No. 2)
The zoning opinion delivered in connection with the subject Mortgage Loan identified certain permits with respect to the related Mortgaged Property that were not currently in the name of the borrower and need to be transferred to the related borrower and/or the hotel operator.  The related borrower is obligated pursuant to a post-closing agreement to have such permits transferred by September 14, 2014, provided that such deadline will be extended if borrower is diligently and expeditiously proceeding to effect such transfer.

(28) Recourse Obligations	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 8, 9, 11, 13, 19, 20, 21, 23, 24, 29, 32, 35, 36, 38, 40, 41, 43, 45, 48, 53, 63, 65, 72, 76, 79, 80)
The related loan documents may limit recourse for the related borrower’s commission of material physical waste only to the extent that: (i) such waste was intentional; and/or (ii) there is sufficient cash flow from the related Mortgaged Property to make the requisite payments to prevent the waste.  In addition, the related loan documents may limit the recourse for certain other items such as the payment of taxes and the payment of liens only to situations where there is sufficient cash flow from the related Mortgaged Property to make such payments or otherwise cover such items.  Also, misapplication (as opposed to misappropriation or conversion) of insurance proceeds, condemnation proceeds and/or rents following an event of default may not give rise to recourse.

(28) Recourse Obligations	Soho Beach House (Loan No. 2)
The full recourse carveout does not include recourse for bankruptcy action “acquiesced” to by the related borrower.

In addition, the subject Mortgage Loan becomes full recourse to the related borrower and guarantor if the related borrower or an affiliate, officer, director, or representative which controls, directly or indirectly, the related borrower files, or joins in the filing of, an involuntary petition against the related borrower under the bankruptcy law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against the related borrower from any person, but does not expressly refer to any of the foregoing actions solicited by “guarantor.”

(28) Recourse Obligations	Pacific Design Center (Loan No. 4)	There is no non-recourse carveout for losses for criminal acts by the related borrower or guarantor resulting in the seizure or forfeiture of all or part of the related Mortgaged Property.
(28) Recourse Obligations	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)	An environmental insurance policy was obtained in lieu of a Person other than the related borrower providing an environmental indemnity.
(28) Recourse Obligations	Kings Crossing (Loan No. 35)
Mortgage Loan documents do not contains provisions for recourse against the related borrower and guarantor for losses and damages resulting from criminal acts by the related borrower or guarantor resulting in the seizure or forfeiture of all or part of the related Mortgaged Property.

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(28) Recourse Obligations	Everett Mall Mini Storage (Loan No. 40)	The non-recourse carveout for misrepresentation applies to “willful misrepresentation” instead of “fraud or intentional misrepresentation”.
(29) Mortgage Releases	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 8, 9, 11, 13, 19, 20, 21, 23, 24, 29, 32, 35, 36, 38, 40, 41, 43, 45, 48, 53, 63, 65, 72, 76, 79, 80)
If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related borrower may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.

(29) Mortgage Releases	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)
The related loan documents provide that, if any related Mortgaged Property subject, in whole or in part, to a ground lease or sub-ground lease is excluded from the JL Holdings - Burger King Portfolio - 90 Lease because the ground lease or sub-ground lease expires or is terminated, then the related borrower must prepay the JL Holdings - Burger King Portfolio - 90 Loan Combination in an amount equal to 100% of the allocated loan amount applicable to such Mortgaged Property (to be generally applied, subject to the terms of the related Intercreditor Agreement (i) to reduce the outstanding principal amounts of the subject Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan on a pro rata basis in an aggregate amount equal to the portion of the allocated loan amount for such Mortgaged Property allocated to such Mortgage Loan and Non-Serviced Pari Passu Companion Loan and (ii) to reduce the outstanding principal amount of the related subordinate companion loan in an amount equal to the portion of the allocated loan amount for such Mortgaged Property allocated to such companion loan), together with the payment of a yield maintenance premium.

In addition, the related loan documents permit the related borrower to obtain the release of any related Mortgaged Property by substituting another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally recognized restaurant franchise, provided that, among other conditions:  (i) no substitution will be permitted until the one year anniversary of the origination date; (ii) the gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent such substitute property has been open for less than three years, since the date of opening) must be greater than the gross sales for the Mortgaged Property to be released for each of those three years;  (iii) after giving effect to the substitution, the aggregate debt service coverage ratio is at least equal to the greater of (A) the aggregate debt service coverage ratio as of the date of origination or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution,

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the aggregate loan-to-value ratio is not greater than the aggregate loan-to-value ratio as of the date immediately preceding the substitution; and (v) the substitute property must be leased entirely to the related master tenant pursuant to an amendment to the related the JL Holdings - Burger King Portfolio - 90 Lease in form and substance acceptable to the lender.

(29) Mortgage Releases	Target - San Jose (Loan No. 23)
The related Mortgage Loan documents permit the release of up to two undeveloped outparcels based on satisfaction of loan-to-value ratio and debt service coverage ratio tests, but without the payment of any release price.

(31) Acts of Terrorism Exclusion	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 8, 9, 11, 13, 19, 20, 21, 23, 24, 29, 32, 35, 36, 38, 40, 41, 43, 45, 48, 53, 63, 65, 72, 76, 79, 80)
Except with respect to Mortgage Loans where terrorism insurance is not required or tenants are allowed to self-insure, if any of the Policies (as defined in the related loan agreement) contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts” (“Acts of Terrorism”), the related borrower must obtain and maintain terrorism coverage to cover such exclusions from an insurer meeting the Insurance Rating Requirements specified in Representation and Warranty No. 18 (a “Qualified Insurer”) or, in the event that such terrorism coverage is not available from a Qualified Carrier, the related borrower must obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage.

In addition, subject to the other exceptions to Representation and Warranty No. 31, even where terrorism insurance is required, the related borrower may not be required to pay more for terrorism insurance coverage than a specified percentage (at least equal to 200%) of the amount of the insurance premium for the property insurance policy required under the related loan documents (excluding such terrorism coverage and coverage for other catastrophe perils such as flood, windstorm and earthquake), and if the cost of such terrorism insurance exceeds such amount, then the related borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31) Acts of Terrorism Exclusion	Soho Beach House (Loan No. 2)
All Policies (as defined in the related loan agreement) required pursuant to Section 5.1.1(a) of the related loan Agreement (a) shall be issued by companies authorized to do business in the State where the related Mortgaged Property covered by such Policies is located with a financial strength and  claims paying ability rating of “A” or better by S&P; provided, however, for multi-layered Policies, (i) if the Policies shall be issued by a syndicate of (A) five (5) or more financially sound and responsible insurance companies authorized to do business in the State where the Mortgaged Property covered by such Policies is located, then (1) no less than sixty percent (60%) of the coverage placement shall be provided by carriers which have a claims paying ability rating of “A-” or better by

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S&P, and (2) not more than forty percent (40%) of the coverage placement shall be provided by carriers which have a claims paying ability rating of “BBB” or better by S&P, or (B) four (4) or fewer financially sound and responsible insurance companies authorized to do business in the State where the Mortgaged Property covered by such Policies is located, then (1) no less than seventy-five percent (75%) of the coverage placement shall be provided by carriers which have a claims paying ability rating of “A-” or better by S&P, and (2) not more than twenty-five percent (25%) of the coverage placement shall be provided by carriers which have a claims paying ability rating of “BBB” or better by S&P.

(31) Acts of Terrorism Exclusion	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)
The lender has agreed to accept insurance provided by the master tenant under the JL Holdings - Burger King Portfolio - 90 Lease in lieu of insurance required under the related loan agreement.  Also, with respect to any stand-alone policy covering terrorist acts, neither the related borrower nor the related master tenant will be required to pay any insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined); provided that if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may at its option, (1) purchase such stand-alone terrorism policy, with the related borrower paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap.  As used herein, “Terrorism Premium Cap” means an amount equal to $100,000.

(31) Acts of Terrorism Exclusion	Residence Inn Grapevine (Loan No. 24)
If terrorism insurance coverage is excluded from casualty and rent/business interruption insurance, the related borrower is obligated to get a stand-alone policy providing such terrorism insurance coverage as may be purchased for premiums up to 100% of the then-current all risk premiums.

(31) Acts of Terrorism Exclusion	Giant Eagle Parma (Loan No. 38) Stop & Shop-Everett (Loan No. 45)
The loan documents provide that insurance requirements are deemed satisfied if tenant elects to provide third party insurance acceptable to the mortgage lender and as required by its lease.  The lease does not expressly require terrorism insurance coverage.  The sole tenant is permitted to self-insure provided that the tenant satisfies the requirements in the lease.

(31) Acts of Terrorism Exclusion	Grandview Center (Loan No. 41)	One of the tenants, Walmart, elected to provide third party insurance, which was deemed acceptable by the mortgage lender, and has the right to self-insure provided that tenant satisfies the insurance

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requirements set forth in its lease. The lease does not expressly require terrorism insurance coverage.
(31) Acts of Terrorism Exclusion	South Ridge Shopping Center (Loan No. 53)
If TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the related borrower is required to obtain terrorism insurance coverage, but in such event the related borrower shall not be required to spend on terrorism insurance coverage more than one hundred fifty percent (150%) of the amount of the insurance premium payable by the related borrower during the immediately preceding policy period in respect of the property insurance policy and business interruption/rental loss insurance required under the related loan agreement (excluding any such terrorism coverage), and if the cost of terrorism insurance exceeds such amount, the related borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(31) Acts of Terrorism Exclusion	Walgreens - Greenville (Loan No. 76)	The tenant, Walgreens, is permitted to self-insure provided that the tenant satisfies the requirements in the lease.
(32) Due on Sale or Encumbrance	All Mortgage Loans transferred by LCF (Loan Nos. 2, 4, 8, 9, 11, 13, 19, 20, 21, 23, 24, 29, 32, 35, 36, 38, 40, 41, 43, 45, 48, 53, 63, 65, 72, 76, 79, 80)
In addition to the exceptions listed in clause (a) in Representation and Warranty No. 32, with respect to clause (a)(v), mergers and other business combinations involving a publicly traded company are also permitted.

(32) Due on Sale or Encumbrance	JL Holdings - Burger King Portfolio - 90 (Loan No. 9) Target - San Jose (Loan No. 23)
Transfers of all or a portion of a related Mortgaged Property are permitted in connection with a substitution or release of collateral within the parameters of Representation and Warranty No. 29, Representation and Warranty No. 34 and/or the exceptions to either such representation and warranty.

(32) Due on Sale or Encumbrance	Soho Beach House (Loan No. 2)
The Mortgage Loan documents permit the transfer in one or a series of related transactions of (1) the direct or indirect ownership interests in US AcquireCo, Inc., Soho Group Limited (“Soho Group”) and/or any Person which controls US AcquireCo. Inc. and/or Soho Group or (2) all or substantially all of Soho Group’s assets and operations worldwide, in each case of (1) and (2), to a Person satisfying specific criteria identified in the related Mortgage Loan documents, provided, however, if such Person is unable to satisfy a portion of such criteria relating to the type of transferee entity and assets of the transferee, such transfer shall be permitted if such lender receives a qualified letter of credit in the amount of the outstanding principal balance of the subject Mortgage Loan as additional security for the subject Mortgage Loan, provided that all other specified transfer conditions set forth in the related Mortgage Loan documents are satisfied.

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(32) Due on Sale or Encumbrance	Residence Inn Grapevine (Loan No. 24)
Transfers in the related borrower’s indirect owner, Moody National REIT I, Inc., a Maryland corporation (“Moody REIT”) are permitted without (1) lender’s consent, (2) notice to lender, and (3) the payment of any fee other than payment of the mortgage lender’s actual out-of-pocket expenses, if any, provided, however, (a) the Moody REIT is required to file periodic reports with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and (b) no Person together with such Person’s Affiliates, other than Brett C. Moody and his Affiliates, owns, controls or holds a lien or pledge on more than forty-nine percent (49%) of the direct or indirect ownership interests in Moody REIT.

(33) Single-Purpose Entity
Pacific Design Center (Loan No. 4)

JL Holdings - Burger King Portfolio - 90 (Loan No. 9)

8880 West Sunset Road (Loan No. 32)

Kings Crossing (Loan No. 35)

Giant Eagle Parma (Loan No. 38)

Everett Mall Mini Storage (Loan No. 40)

Grandview Center (Loan No. 41)

South Ridge Shopping Center
(Loan No. 53)

Quality Inn College Station (Loan No. 63)

New Castle Apartments (Loan No. 65)

508 Toulouse (Loan No. 72)

All Stor Self Storage (Loan No. 80)

Each of the related borrowers is a recycled single-purpose entity and previously may have (or has a predecessor-in-interest that previously may have) owned real property other than the related Mortgaged Property and/or conducted operations other than those incidental to the ownership of the related Mortgaged Property.

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(34) Defeasance	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)	The subject Mortgage Loan is part of a Non-Serviced Loan Combination and, accordingly, the Trustee would not have a direct security interest in the defeasance collateral.
(36) Ground Leases	JL Holdings - Burger King Portfolio - 90 (Loan No. 9)
The following Mortgaged Properties identified as set forth below on Annex A-1 to the prospectus supplement consist (in whole or in part) of the related borrower’s interest in a Ground Lease or ground sublease (a “Sublease”):

Burger King #00360 – New Orleans, LA (“Store 360”)

Burger King #00501 – Lafayette, LA (“Store 501”)

Burger King #01315 – Alexandria, LA (“Store 1315”)

Burger King #01537 – Lafayette, LA (“Store 1537”)

Burger King #04130 – Vicksburg, MS (“Store 4130”)

Burger King #07467 – Rustin, LA (“Store 7467”)

Burger King #10572 – Eunice, LA (“Store 10572”)

Burger King #10607 – Houma, LA (“Store 10607”)

Burger King #11488 – Lafayette, LA (“Store 11488”)

Burger King #12007 – Denham Springs, LA (“Store 12007”)

Burger King #12752 – Lafayette, LA (“Store 12752”)

Burger King #12753 – Slidell, LA (“Store 12753”)

Burger King #12919 – Covington, LA (“Store 12919”)

With respect to Store 360, Store 501, Store 1315, Store 1537, Store 4130 and Store 7467, the subject Mortgaged Property consists of the related borrower’s fee interest in a portion of the Mortgaged Property and leasehold or sub-leasehold interest in the remaining portion.

With respect to Store 360, Store 501, Store 1315, Store 1537 and Store 12007, the collateral consists of or includes the related borrower’s interest in a Sublease.  For Store 360, Store 501, Store 1315 and Store 1537, the related sub-ground lessor is Burger King or an affiliate thereof.  For Store 12007, the related sub-ground lessor is an unaffiliated third party.

With respect to Store 501 and Store 1537, there are multiple ground lessors (fee owners) with respect to each such Mortgaged Property that are jointly the

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ground lessor under the primary ground lease instrument which, in the case of Store 1537, has been amended on an individual ground lessor basis.
With respect to Store 360, Store 501, Store 1315 and Store 1537, the subject Mortgaged Property is required to be continuously operated as a Burger King.

With respect to Store 360 and Store 1315, the ground Sublease (and the related estoppel) does not provide that such Sublease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 501, neither the primary ground lease with the sub-ground lessor, nor the ground Sublease (or the related estoppel) provides that the ground lease or Sublease, as applicable, may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 1537, neither the primary ground lease with the sub-ground lessor, nor the ground Sublease (or a related estoppel) provides that the ground lease or Sublease, as applicable, may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 7467, the Ground Lease (and the related estoppel) does not provide that such ground lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 12919, the Ground Lease (and the related estoppel) does not provide that such ground lease may not be terminated by agreement of lessor and lessee, without the prior written consent of the lender.

With respect to Store 360, the Sublease expires 2/29/24. Upon expiration, so long as the related borrower has directed the sub-ground lessor (under its Sublease) to extend the primary ground lease to 2029, the Sublease will automatically convert into a direct ground lease between the fee owner and the related borrower for the remainder of the term of the primary ground lease, as extended (which has an expiration date of 2/28/39 together with all extensions).

With respect to Store 1315, the Sublease (which relates to two separate primary ground leases) expires 5/2/16. Upon expiration, the Sublease will automatically convert into a direct ground lease (as to the first primary ground lease) between the fee owner and the related borrower for the remainder of the term of such primary ground lease, as extended (which has an expiration

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date of 6/5/29 together with all extensions); provided, that the foregoing does not apply to the second primary ground lease that is for the lease of a sign, has expired, and is currently a month-to-month lease.

With respect to Store 360 and Store 1315, in connection with the related borrower obtaining a direct ground lease interest in the subject property as described in the two preceding paragraphs, the Mortgage Loan documents provide that upon request the related borrower is required to provide documentation necessary to spread the lien of the mortgage to the primary (underlying) ground lease as well as obtain an updated title policy.

With respect to Store 501, Sublease (together with the related primary ground lease) expires 5/6/29.

With respect to Store 12007, Sublease expires 5/31/38.

The following Ground Leases have the following expiration dates:  Store 4130- 8/15/33; Store 7467- 6/5/29; Store 10572- 9/30/37; Store 11488- 4/15/38; Store 12752- 9/23/39; Store 12573- 8/31/39 and Store 12919- 12/22/39.

With respect to Store 360, Store 501, Store 1315 and Store 1537, the related ground Sublease is assignable to successors and assigns of lender as holders of the Mortgage Loan, however, any other assignees require the consent of Burger King.

With respect to the Subleases for Store 360, Store 501, Store 1315 and Store 1537, Burger King, as sub-ground lessor, has agreed to send lender notice of any default, however, Burger King shall have no obligations or liabilities to lender if notice is not received by lender, and there is no provision that no notice of default or termination is effective against the lender unless such notice is given to the lender.

With respect to Store 501 and Store 1537, the primary Ground Leases do not require any notice of default to be provided to the ground Sublease lender.

With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, the mortgage lender has thirty (30) days from receipt of the copy of the notice to cure the subject default or cause it to be cured, if lender elects to do so; provided, however, that in the event lender has begun action to cure the default, but not completed the same within the thirty (30) day period, the sub-lessor has agreed to permit lender up to sixty (60) additional days to complete curing such default; and provided further, however, that if the default is such that it cannot practically be cured by lender without enforcing its remedies under the Mortgage Loan documents with respect to the Mortgaged Property, lender is permitted an additional

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ninety (90) days to so enforce its remedies, in order to cure such default.  Sub-lessor has agreed that, during such active cure period, not to exceed one hundred eighty (180) consecutive days, sub-lessor will not terminate the Sublease.

With respect to Store 12007, the related ground Sublease provides that sub-lessor will not terminate the lease or tenant’s right of possession for any default of tenant if, within a period of 30 days after the expiration of the period of time within which tenant might cure such default, such default is cured or caused to be cured by leasehold mortgagee or, if within a period of 30 days after the expiration of the period of time within which tenant might commence to eliminate the cause of such default, leasehold mortgagee diligently commences to eliminate the cause of such default.

With respect to Store 12919, the Ground Lease provides that the lessor will not terminate the lease or tenant’s right of possession for any default of tenant if lender cures such default within a period of 20 days after the expiration of the period of time within which tenant might cure such default or, if the default cannot be cured within such additional 20 day period, lender commences the cure of such default within such period and diligently proceeds toward completion.

With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, the related ground Sublease provides that subletting requires ground lessor consent.

With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, the ground lessor under the primary (underlying) ground lease has the right to hold and control any related insurance and condemnation proceeds, and there is no requirement that such proceeds be applied either to the repair or to restoration of all or part of the related Mortgaged Property or to the payment of any amounts due under the Mortgage Loan.

With respect to Store 7467, the Ground Lease is silent as to the rights of a leasehold mortgagee with respect to insurance proceeds or condemnation awards.

With respect to Store 10572, Store 12007 and Store 12919, under certain circumstances, insurance and condemnation proceeds may be permitted to be paid to the related borrower and may not be required to be applied either to the repair or to restoration of all or part of the related Mortgaged Property or to the payment of any amounts due under the subject Mortgage Loan.

With respect to the ground Subleases for Store 360, Store 501, Store 1315 and Store 1537, under certain circumstances, insurance and condemnation proceeds

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may be permitted to be paid to the related borrower and may not be required to be applied to restoration or to the payment of the outstanding principal balance of the subject Mortgage Loan, together with any accrued interest.  The (primary) underlying ground lease may also permit the ground lessor thereunder the right to hold and control any related insurance and condemnation proceeds.

With respect to Store 7467, the Ground Lease is silent as to the rights of a leasehold mortgagee with respect to insurance and condemnation proceeds and as to how insurance proceeds or condemnation awards are applied.

With respect to Store 10572, Store 12007 and Store 12919, under certain circumstances, insurance and condemnation proceeds may be permitted to be paid to the related borrower and may not be required to be applied to restoration or to the payment of the outstanding principal balance of the subject Mortgage Loan, together with any accrued interest.

With respect to the primary (underlying) ground leases for Store 501 and Store 1537, the ground lessor thereunder has not agreed to enter into a new lease with lender upon termination of the ground lease for any reason.

With respect to the ground Sublease for Store 12007, the sub-ground lessor has agreed to enter into a new lease with lender solely as a result of a borrower default but not for any other reason; and the related primary (underlying) ground lease does not require the lessor thereunder to enter into a new lease with lender or sub-lessee thereunder for any reason.

With respect to the Ground Lease for Store 12919, a new lease is only required if the lease is terminated due to tenant’s bankruptcy or nonmonetary default that lender is reasonably incapable of curing.

(42) Organization of Mortgagor	Giant Eagle Parma (Loan No. 38)
In the early 1990’s, when he was a California State Senator, the non-recourse carveout guarantor was convicted of political corruption (racketeering, income tax evasion and charges that he used his office to extort cash and campaign contributions).  A $475,000 fine was imposed and he spent 18 months out of a five year sentence at a minimum security federal work camp.  This same individual has been a sponsor, key principal and/or guarantor in connection with various real estate ventures and related mortgage loans where the subject real property and property owner became involved in bankruptcy or insolvency proceedings.

The nonrecourse carve-out guarantor owned an interest in a real estate venture that was subject to bankruptcy.  The Shepard Office Center, a property in which the nonrecourse carve-out guarantor has an ownership

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interest, is a 625,000 square foot building in Oklahoma City, Oklahoma, which was purchased in a 1031 exchange in 2005.  The property was in the process of being converted from a traditional mall to an office use with 3,500 parking spaces.  By 2007 the property had approximately 160,000 square feet of vacant space.  In 2007 the owner of the property, to preserve rights at the time of a filing deadline, and unable to reach Lehman Brothers, filed Chapter 11 bankruptcy. In early 2008 another tenant, Farmers Insurance was planning to vacate its 150,000 square foot space.  In 2009 an agreement to exit bankruptcy was reached and to inject $1,000,000 into the property.  To the knowledge of the Mortgage Loan Seller, the mortgage loan secured by the Shepard Office Center is currently in maturity default. The nonrecourse carve-out guarantor is still managing the property.

(42) Organization of Mortgagor	New Castle Apartments (Loan No. 65)
An affiliate of the nonrecourse carve-out guarantor for the subject Mortgage Loan (Eric A. Clauson) owns a 314-unit apartment complex in Memphis,  Tennessee. In order to stay foreclosure of a loan secured by that apartment complex (as to which loan Eric A. Clauson is also a nonrecourse carve-out guarantor), the property owner filed a Chapter 11 bankruptcy proceeding, which proceeding is still ongoing.

(42) Organization of Mortgagor	508 Toulouse Street (Loan No. 72)	In 1999, the nonrecourse carve-out guarantor was, at the age of 18, arrested and convicted of felony marijuana possession.

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Wells Fargo Bank, National Association
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(8) Permitted Liens, Title Insurance	Larkins Corner (Loan No. 15)
Tenant (Commerce Bank/ Pennsylvania) Right of First Refusal (ROFR) to purchase its pad site if separately subdivided and bona fide offer received as to leased premises only (not triggered by sale or foreclosure of entirety of mortgaged property). The tenant’s pad site is not currently subdivided.

Barstow Shopping Center (Loan No. 50)
Tenant (99 Cents Only Store) has Right of First Offer (ROFO) to purchase Parcels 2, 3, and 4 of subject property (excludes Vons-leased parcel) at intended price if borrower decides to market property for sale. ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof. (Subject loan is acquisition financing, and confirmation obtained from tenant that ROFO declined).

Merchant’s Walk Shopping Center (Loan No. 54)
Tenant (Cinco de Mayo) has Right of First Refusal (ROFR) to purchase subject property  if bona fide offer received as to leased premises only (not triggered by sale or foreclosure of entirety of mortgaged property)

Walgreens New Haven (Loan No. 71)
Tenant (Walgreen Eastern Co. Inc.) has Right of First Refusal (ROFR) to purchase subject property  if bona fide offer received borrower otherwise willing to accept.  ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

Drexel Apartments (Loan No. 77)
Property is included within Cook County, IL Class 9 program, which subsidizes property tax obligations compared to un-subsidized multifamily properties (designated as Class 3). The subject property is assessed at 10% of market value until its re-assessment in November 2021. To qualify for the Class 9 program, (i) at least 35% of the units must be designated as Class 9, (ii) the Class 9 tenants cannot have household income greater than 80% of area’s median income; (iii) Class 9 unit rents cannot exceed HUD-prescribed ceilings; and (iv) annual compliance certifications must be provided. While there has been an historical difference in assessments for properties designated Class 9 compared to those designated as Class 3, both are currently assessed on the same basis. If the borrower failed to comply with Class 9 requirements, however, it would be subject to claw-back of the amount of subsidized taxes compared to the un-subsidized Class 3 tax amounts. At the time the subject property obtained its Class 9 designation in 2011, Class 3 properties were assessed at approximately 16% of market value.

(4) Condemnation	Larkins Corner (Loan	The Mortgaged Property’s primary entrance is on US

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
	No. 15)	322/ Conchester Road in Boothwyn, Pennsylvania. The U.S. Federal Highway Administration and the Pennsylvania Department of Transportation have announced a project to improve US 322 to a 4 lane divided highway for a length of approximately 7 miles, together with specified intersection improvements, between its interchanges with US 1 and US 452 in Delaware County, Pennsylvania (to complete a 4 lane divided section between Interstate 95 and US 1). The road widening abutting the mortgaged property is included with Section 102 (second phase) of the US 322 Corridor Project. Construction is expected to begin on Section 102 in 2019. Based on current design, (i) the physical impact on the mortgaged property (which abuts US 322 north of the existing roadbed) is expected to be minimal, since right-of-way for the road widening is principally south of the existing roadbed; and (ii) points of access to US 322 are expected to remain the same (the existing “right-in, right-out” configuration remaining the same, although there may be some modification of current deceleration/ acceleration lanes when the section is improved to four lanes).

(15) Actions Concerning Mortgage Loans	Weatherford Ridge (Loan No. 6)
Belk (a leased fee tenant) has notified borrower of a claim in the amount of $721,726 for costs Belk incurred as a result of borrower’s alleged failure to deliver its building site in accordance with lease specifications. No lawsuit has been filed. The borrower disputes this claim. In its estoppel, Belk has indicated its willingness to settle the claim for $300,000. A reserve was required at closing in the amount of $300,000, and a cash sweep is triggered if the final adjudicated claim exceeds that amount until the full excess amount has been reserved.

Hampton Inn Hallandale (Loan No. 16)
Affiliates of the sponsor (Jeffrey Soffer) filed for Chapter 11 bankruptcy protection in mid-2009 (later converted to Chapter 7 bankruptcy at the end of 2009) from the failure of Fontainebleau Las Vegas project. The project’s funding was disrupted by the Lehman bankruptcy in 2009. The bankruptcy court approved a comprehensive settlement in November 2013, but certain actions by the Chapter 7 trustee were excluded from the scope of the settlement. The Chapter 7 trustee’s lawsuits allege fraudulent conveyance, breach of fiduciary duty, mismanagement of the project and intentional misrepresentations. These actions are currently in mediation. While settlement of the Chapter 7 trustee’s claims within the $150 million limits of applicable director and officer liability policies is a possible outcome, the claims against Jeffrey Soffer individually could exceed $2 billion (the amounts claimed being based on total project costs), and we cannot assure you that such an adverse outcome will

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
not occur. In addition Jeffrey Soffer is one of several co-defendants in a $100 million wrongful death action filed in Florida in January 2014 related to a 2012 helicopter crash in the Bahamas. The current lawsuit seeks to undo a previous insurance settlement, among other things, and no additional insurance coverage is available for further damages. Further, Jeffrey Soffer is a co-defendant in one or more breach of contract actions related to unpaid commissions aggregating to approximately $12 million, related to various projects. Further, Jeffrey Soffer is also a co-defendant in an action to enforce a $40 million guaranty delivered in connection with a loan secured by the Town Square shopping center located in Las Vegas, Nevada, which loan went into default in March 2009. After the related lenders foreclosed on that property, they sought a deficiency judgment against Mr. Soffer. The court found that Mr. Soffer was obligated to the lenders under the guaranty but referred the matter to a special master to assess the amount of damages. Following hearings in September 2013, the special master recommended that no damages be assessed. That determination is not final, however.

(18) Insurance	Weatherford Ridge (Loan No. 6)
Belk site is leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

Larkins Corner (Loan No. 15)
Taco Bell pad site is leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee.

Bayou Place Phase I (Loan No. 34)
The loan documents provide that the lender  has the right to hold and disburse available casualty proceeds for property losses in excess of $2 million (exceeds 5% of loan amount). [39% LTV at loan origination]

The Paddocks of Mount Juliet (Loan No. 49)
The loan documents provide that the lender  has the right to hold and disburse available casualty proceeds for property losses in excess of 7% of the outstanding principal balance of the loan. [75% LTV at loan origination]

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Walgreens New Haven (Loan No. 71)
Borrower’s obligation to provide required liability insurance is suspended if tenant [Walgreen Eastern Co., Inc. (“Walgreens”)] elects to self-insure in  accordance with its lease, which is permitted if, among other things, Walgreens maintains a minimum net worth of $100 million.

Evergreen Village (Loan No. 74)
26 of 183 MHC pads are located in SFHA (Special Flood Hazard Area). Flood insurance not required, but applicable MHC pads excluded from loan underwriting. [61.7% LTV/ 1.56x DSCR NCF at loan origination]

(26) Local Law Compliance	The Paddocks of Mount Juliet (Loan No. 49)
Workout Anytime (#4 tenant and 8.3% of underwritten income) is currently in violation of applicable zoning requirements, since gym-related use requires Conditional Use Permit uses require a conditional use permit. The loan documents contain a borrower covenant to use commercially reasonable efforts to obtain, or cause the affected tenant to obtain, the Conditional Use Permit. The tenant has been in touch with local zoning officials and has indicated it is pursuing resolution of the issue conditional use permit. The tenant is expected to submit its application to applicable zoning authorities later this month. If income from this tenant were excluded from underwritten income, the resulting DSCR NCF would be approximately 1.36x.

Planet Self Storage - Boston (Loan No. 61)
Current self-storage use (legally nonconforming) has ancillary truck rental use that constitutes zoning violation absent conditional use permit (CUP). Loan underwriting and appraisal excluded income related to truck rentals (approximately $44,000 annually compared to UW GPR of $893,000 annually). Loan documents include borrower’s affirmative covenant to pursue CUP approval if enforcement action brought, and to discontinue truck rental use unless otherwise permitted pending final adjudication or CUP approval. Guarantors are personally liable for losses related to any non-conforming use of the property.

(28) Recourse Obligations	Bayou Place Phase I (Loan No. 34)
SPE Borrower-only on environmental indemnity. Phase I environmental site assessment identified no recognized environmental conditions. In lieu of guarantor liability for environmental losses, the lender obtained an environmental insurance policy  (Lender Environmental Collateral Protection and Liability Form) in the amount of $1 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing.  Zurich North America has an S & P rating of “AA-”.

(33) Single Purpose Entity	BLG Industrial (Loan No. 22)
Co-borrowers are recycled SPEs. Prior owned property not same as mortgaged property.  One of co-borrowers, Cottondale Investments, L.L.C., had prior owned property (a 120,400 sf warehouse/distribution center located in Vance, Alabama) other than the

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mortgaged property. A 2004 Phase I environmental site assessment obtained for the prior owned property did not identify any recognized environmental conditions, and a non-recourse carveout for related losses was obtained from borrowers and guarantors. The prior owned property was sold in October 2007.

(36) Ground Leases	Bayou Place Phase I (Loan No. 34)
Leasehold/Fee Not Subordinated; Entirety of mortgaged property is comprised of leasehold; Ground lease with City of Houston (ground lessor) expires 11.07.2051 (loan matures 04.01.2024). Variations: (B) While the loan documents require lender consent to any ground lease changes, the ground lessor has agreed only that material changes to the ground lease require the leasehold mortgagee’s consent, and that such consent shall not be unreasonably conditioned or withheld (and is deemed approved if not responded to within 10 business days of an initial and 5 business days of a second notice). (E) The leasehold estate is transferable to the mortgage lender, the initial assignee of the mortgage lender after foreclosure, and a purchaser at foreclosure.

(42) Organization of Mortgagor	Hampton Inn Hallandale (Loan No. 16)
Affiliate of sponsor (Jeffrey Soffer) filed for Chapter 11 bankruptcy protection in mid-2009 (later converted to Chapter 7 bankruptcy at the end of 2009) from the failure of Fontainebleau Las Vegas project. The project’s funding was disrupted by the Lehman bankruptcy in 2009. The bankruptcy court approved a comprehensive settlement in November 2013, but certain actions by the Chapter 7 trustee were excluded from the scope of the settlement. The Chapter 7 trustee’s lawsuits allege fraudulent conveyance, breach of fiduciary duty, mismanagement of the project and intentional misrepresentations. These actions are currently in mediation. While settlement of the Chapter 7 trustee’s claims within the $150 million limits of applicable director and officer liability policies is a possible outcome, the claims against Jeffrey Soffer individually could exceed $2 billion (the amounts claimed being based on total project costs), and we cannot assure you that such an adverse outcome will not occur.

	Barstow Shopping Center (Loan No. 50)	Affiliate of sponsor (Jay Kerner) filed Chapter 7 bankruptcy in 2003 that was triggered by mortgage loan default on Fresno, CA retail property.

	Planet Self Storage - Boston (Loan No. 61)	Sponsor (Bryce Grefe) filed Chapter 7 bankruptcy following a divorce in 1986.

(43) Environmental Conditions	Bayou Place Phase I (Loan No. 34)
Phase I environmental site assessment did not identify any recognized environmental conditions at the subject property; only the SPE Borrower only has personal liability for environmental losses. In lieu of guarantor liability for environmental losses, the lender obtained an environmental insurance policy  (Lender Environmental Collateral Protection and Liability Form)

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in the amount of $1 million from Steadfast Insurance Company, a member company of Zurich North America, with a 10 year term and 3 year policy tail, and having a $25,000 deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

City View MHC (Loan No. 78)
Subject property is located adjacent to a dry cleaning operation (Town & Country Laundromat) which has reported releases of chlorinated solvents (PERC/PCE) in 2005. Based on known soil impacts from chlorinated solvents in 2004, continued operation of the dry cleaners with such chemicals and lack of additional delineation  is a recognized environmental condition. Existing permanent residential structures are approximately 350 feet east of dry cleaner facility. The extent of soil and groundwater contamination at the site are unknown, and vapor intrusion-related problems are possible. The Phase I environmental site assessment consultant recommended coordination with the Wisconsin Department of Natural Resources to assess continuing impacts from the dry cleaners.  The adjacent property and the subject property are enrolled in the state-administered remediation clean-up program, which will fund the remediation. The state remediation program is currently under-funded, however, so the remediation has been delayed. No information obtained concerning financial strength of adjacent landowner. No reserve was required from the borrower for any related remediation, although an environmental indemnity from the borrower and guarantor exists as to related environmental liability.

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The Royal Bank of Scotland
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(1) Complete Mortgage File	Comfort Inn – Grapevine, TX (Loan No. 52)
The Mortgage Loan documents contain an executed comfort letter in favor of The Royal Bank of Scotland. The Mortgage Loan Seller or its designee will provide written notice of the transfer and a request to franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.

(2) Whole Loan; Ownership of Mortgage Loans	Woodbridge Center (Loan No. 1)
$250,000,000 loan to the borrower is secured on a pari passu basis by various notes (A-1 Note in the amount of $130,000,000; A-2 Note in the amount of $60,000,000; and A-3 Note in the amount of $60,000,000).  The Royal Bank of Scotland is contributing the combined A-2 and A-3 Notes to the WFCM 2014-LC16 Trust, and contributed the A-1 Note to the WFRBS 2014-C20 Trust.  The Mortgage Loan will be serviced pursuant to the WFRBS 2014-C20 Pooling and Servicing Agreement.

(2) Whole Loan; Ownership of Mortgage Loans	Montgomery Mall (Loan No. 3)
$100,000,000 loan to the borrower is secured on a pari passu basis by various notes (A-1 Note in the amount of $54,000,000; A-2 Note in the amount of $46,000,000).  The Royal Bank of Scotland is contributing the A-1 Note to the WFCM 2014-LC16 Trust, and is expected to contribute the A-2 Note to a future securitization.  The Mortgage Loan will be serviced pursuant to the WFCM 2014-LC16 Trust Pooling and Servicing Agreement.

(2) Whole Loan; Ownership of Mortgage Loans	Oak Court Mall (Loan No. 18)
$40,000,000 loan to the borrower is secured on a pari passu basis by various notes (A-2 Note in the amount of $16,000,000; A-1 Note in the amount of $24,000,000).  The Royal Bank of Scotland is contributing the A-2 Note to the WFCM 2014-LC16 Trust, and is expected to contribute the A-1 Note to a future securitization.  The Mortgage Loan will be serviced pursuant to the WFCM 2014-LC16 Trust Pooling and Servicing Agreement.

(5) Hospitality Provisions	Comfort Inn – Grapevine, TX (Loan No. 52)
The Mortgage Loan documents contain an executed comfort letter in favor of The Royal Bank of Scotland. The Mortgage Loan Seller or its designee will provide written notice of the transfer and a request to franchisor for the issuance of a replacement comfort letter in favor of the Trust in the form and within the applicable time period required by such comfort letter. However, there can be no assurances that the franchisor will issue a new comfort letter in favor of the Trust.

(7) Liens, Valid Assignment	Woodbridge Center (Loan No. 1)	$250,000,000 loan to the borrower is secured on a pari passu basis by various notes (A-1 Note in the amount of $130,000,000]; A-2 Note in the amount of

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
$60,000,000; and A-3 Note in the amount of $60,000,000. The Royal Bank of Scotland is contributing the combined A-2 and A-3 Notes to the WFCM 2014-LC16 Trust and contributed the A-1 Note to the WFRBS 2014-C20 Trust. The Mortgage Loan will be serviced pursuant to the WFRBS 2014-C20 Pooling and Servicing Agreement.

(7) Liens, Valid Assignment	Montgomery Mall (Loan No. 3)
$100,000,000 loan to the borrower is secured on a pari passu basis by various notes (A-1 Note in the amount of $54,000,000; A-2 Note in the amount of $46,000,000).  The Royal Bank of Scotland is contributing the A-1 Note to the WFCM 2014-LC16 Trust, and is expected to contribute the A-2 Note to a future securitization.  The Mortgage Loan will be serviced pursuant to the WFCM 2014-LC16 Trust Pooling and Servicing Agreement.

(7) Liens, Valid Assignment	Oak Court Mall (Loan No. 18)
$40,000,000 loan to the borrower is secured on a pari passu basis by various notes (A-2 Note in the amount of $16,000,000; A-1 Note in the amount of $24,000,000).  The Royal Bank of Scotland is contributing the A-2 Note to the WFCM 2014-LC16 Trust, and is expected to contribute the A-1 Note to a future securitization.  The Mortgage Loan will be serviced pursuant to the WFCM 2014-LC16 Trust Pooling and Servicing Agreement.

(28) Recourse Obligations	Montgomery Mall (Loan No. 3)
The loan documents limit the guarantor’s recourse liability to $10,000,000 plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of, or preservation of the lender’s rights under, the guaranty.

(28) Recourse Obligations	Oak Court Mall (Loan No. 18)
The loan documents limit the guarantor’s recourse liability to $4,000,000 plus all reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of, or preservation of the lender’s rights under, the guaranty.

(29) Mortgage Releases	Woodbridge Center (Loan No. 1)
The loan documents permit the release of one or more portions of the Mortgaged Property from the lien of the Mortgage Loan by simultaneously substituting another property for the released property, subject to certain conditions including: (i) no event of default has occurred and is continuing; (ii) the release parcel is a permitted acquired expansion parcel or vacant, non-income producing and unimproved; (iii) the substitution has no material adverse effect; and (iv) after giving effect to such substitution, the loan-to-value ratio of the unpaid principal balance of the Mortgage Loan is less than or equal to 125%.

(31) Acts of Terrorism Exclusion	Woodbridge Center (Loan No. 1)	If TRIPRA is not in effect and the “all risk” insurance policy contains an exclusion for acts of terrorism, borrower will not be required to pay annual premiums

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Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
for a stand-alone policy in excess of an amount equal to 2 times the amount of the then-current annual “all-risk” insurance premiums.

(31) Acts of Terrorism Exclusion	Montgomery Mall (Loan No. 3)
If TRIPRA is not in effect and the “all risk” insurance policy contains an exclusion for acts of terrorism, borrower will not be required to pay annual premiums for a stand-alone policy in excess of an amount equal to 2 times the amount of the then-current annual “all-risk” insurance premiums and such stand-alone policy shall not have a deductible exceeding 5% of the total insured values.

(31) Acts of Terrorism Exclusion	Oak Court Mall (Loan No. 18)
If TRIPRA is not in effect and the “all risk” insurance policy contains an exclusion for acts of terrorism, borrower will not be required to pay annual premiums for a stand-alone policy in excess of an amount equal to 2 times the amount of the then-current annual “all-risk” insurance premiums and such stand-alone policy shall not have a deductible exceeding 5% of the total insured values.

(34) Defeasance	Woodbridge Center (Loan No. 1)
With respect to clause (v) of the representation “the Mortgagor is required to provide a certification from an independent certified public account that . . .”, the borrower may deliver an accountant’s certification or other reasonably acceptable evidence of items set forth in clause (v) in connection with a defeasance.

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Rialto Mortgage Finance, LLC
Representation Number on Annex C-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens, Title Insurance	Massillon Industrial (Loan No. 12)

Americold, the second largest tenant at the Mortgaged Property, has the unilateral right, which has not been waived in the event of a foreclosure or an agreement to a deed-in-lieu of foreclosure, to purchase its leased premises for an amount equal to $15,900,000 upon written notice no earlier than May 31, 2016.

(28) Recourse Obligations	Purgatory Creek (Loan No. 5) Doubletree Dallas – Farmers Branch (Loan No. 26) Spring Valley Shopping Center (Loan No. 30)	Recourse under the Mortgage Loan documents is triggered by criminal acts of the Mortgagor but not the guarantor.

Spring Valley Shopping Center (Loan No. 30)
The Mortgage Loan does not become full recourse to the Mortgagor and guarantor if (i) the Mortgagor consents or acquiesces to a bankruptcy or insolvency proceeding, or (ii) the Mortgagor or guarantor have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor.

(31) Acts of Terrorism Exclusion	Doubletree Dallas – Farmers Branch (Loan No. 26)
The Mortgagor is only required to obtain terrorism insurance whose annual policy premiums are equal to or less than 200% of the annual insurance premiums payable by the Mortgagor as of the Mortgage Loan origination date with respect to the property and business interruption/rental loss insurance on a stand-alone basis (adjusted on each anniversary of origination).

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Annex D

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered Wells Fargo Commercial Mortgage Trust 2014-LC16, Commercial Mortgage Pass-Through Certificates, Series 2014-LC16, Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, A-S, B, C and D certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants.  As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.  Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.  When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including February 1, 2014) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  Payment will then be made by participant’s account against delivery of the book-entry certificates.  After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be.  The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York.  If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear.  Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.  However, interest on the book-entry certificates would accrue from the value date.  Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement.  In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment.  Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including February 1, 2014) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months.  The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period.  If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

●
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

●
borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

●
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the Certificate Administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding.  A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.
from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.
from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.
from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)
if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)
stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)
providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)
certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)
providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.
from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations.  These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.  Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

●	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

●	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

●	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders.  Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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Annex E-1

Form of Trust Advisor Annual Report1
(Subordinate Control Period)

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  Wells Fargo Commercial Mortgage Trust 2014-LC16, Commercial Mortgage Pass-Through Certificates,  Series 2014-LC16
Trust Advisor:  Situs Holdings, LLC
Special Servicer:  LNR Partners, LLC
Subordinate Class Representative:  LNR Securities Holdings, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report.
[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.
[__] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report.  This report does not include work activity related to those open cases.

b.
[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports.  This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued.  The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Mortgage Loans in accordance with the Servicing Standard.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF INFORMATION].

In connection with the assessment set forth in this report:

1.
The Trust Advisor reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

2.
Trust Advisor’s review of the Final Asset Status Reports should be considered a limited investigation and not be considered a full or limited audit.  For instance, we did not review the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

3.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports have been delivered.  Confidentiality and other provisions prohibit the Trust

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-1-1

Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

4.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in discussions regarding such actions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement.  The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of June 1, 2014.

E-1-2

Annex E-2

Form of Trust Advisor Annual Report2
(Collective Consultation Period and Senior Consultation Period)

Report Date:  Report will be delivered annually no later than [INSERT DATE].
Transaction:  Wells Fargo Commercial Mortgage Trust 2014-LC16, Commercial Mortgage Pass-Through Certificates, Series 2014-LC16
Trust Advisor:  Situs Holdings, LLC
Special Servicer:  LNR Partners, LLC
Subordinate Class Representative:  LNR Securities Holdings, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[__] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[__] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[__] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement.  Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Trust Advisor notes the following:  [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Trust Advisor:

1.
Reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [__] Specially Serviced Mortgage Loans:  [LIST APPLICABLE MORTGAGE LOANS]

2.
[If report is rendered during a Senior Consultation Period, add:]  Met with the Special Servicer on [DATE] for the annual meeting.  Participants from the Special Servicer included:  [IDENTIFY PARTICIPANTS’ NAME AND TITLE].  The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) were referenced in the meeting.  The discussion focused on the Special Servicer’s execution of its resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

2 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year.  The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

E-2-1

a.
Trust Advisor’s review of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and not be considered a full or limited audit.  For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.
All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool.  Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.
The Trust Advisor reviewed the following items in connection with [[if report is rendered during Senior Consultation Period:]the annual meeting] and the generation of this report:  [LIST MATERIAL ITEMS].

2.
During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans:  [LIST].  The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.  The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor.  Such recommendations generally included the following:  [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.
The Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.
The Trust Advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

E-2-2

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.
As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Trust Advisor does not have authority to speak with the Subordinate Class Representative directly.  [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative.  As such, the Trust Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Trust Advisor does not participate in any of those discussions.  As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
This report is furnished to the Certificate Administrator pursuant to the provisions of the Pooling and Servicing Agreement.  The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of June 1, 2014.

E-2-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex F

Form of Distribution Date Statement

F-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Trust Advisor
Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor, J0127-23 New York, NY 10152 Contact: Anthony.Sfarra@wellsfargo.com Phone Number: (212) 214-5613	Wells Fargo Bank, National Association 550 S. Tryon Street, 14th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com Phone Number: (866) 898-1615	LNR Partners, LLC 1601 Washington Avenue Suite 700 Miami Beach, FL 33139 Contact: www.lnrpartners.com Phone Number: (305) 695-5600	Situs Holdings LLC 2 Embarcadero Center, Suite 1300 San Francisco, CA 94111 Contact: George Wisniewski Phone Number: (415) 374-2832

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Red.
			Effected	Amount	Date

Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Wells Fargo Bank N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wilmington Trust National Association	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Trust Advisor Fee- Situs Holdings, LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Wells Fargo Commercial Mortgage Trust 2014-LC16 Commercial Mortgage Pass-Through Certificates Series 2014-LC16	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	07/17/2014
		Record Date:	06/30/2014
		Determination Date:	06/11/2014

Supplemental Reporting

Annex G

Class A-SB Planned Principal Balance Schedule

Distribution Date	Class A-SB Planned Principal Balance ($)	Distribution Date	Class A-SB Planned Principal Balance ($)
July 2014	73,429,000.00	June 2019	72,319,062.17
August 2014	73,429,000.00	July 2019	71,106,671.32
September 2014	73,429,000.00	August 2019	69,987,973.82
October 2014	73,429,000.00	September 2019	68,864,597.66
November 2014	73,429,000.00	October 2019	67,638,224.51
December 2014	73,429,000.00	November 2019	66,505,019.96
January 2015	73,429,000.00	December 2019	65,269,095.55
February 2015	73,429,000.00	January 2020	64,125,981.29
March 2015	73,429,000.00	February 2020	62,978,085.93
April 2015	73,429,000.00	March 2020	61,630,380.49
May 2015	73,429,000.00	April 2020	60,472,045.09
June 2015	73,429,000.00	May 2020	59,211,698.45
July 2015	73,429,000.00	June 2020	58,043,245.40
August 2015	73,429,000.00	July 2020	56,773,066.39
September 2015	73,429,000.00	August 2020	55,594,411.97
October 2015	73,429,000.00	September 2020	54,410,827.30
November 2015	73,429,000.00	October 2020	53,125,943.34
December 2015	73,429,000.00	November 2020	51,932,032.09
January 2016	73,429,000.00	December 2020	50,637,112.73
February 2016	73,429,000.00	January 2021	49,432,789.45
March 2016	73,429,000.00	February 2021	48,223,428.20
April 2016	73,429,000.00	March 2021	46,722,467.74
May 2016	73,429,000.00	April 2021	45,502,229.91
June 2016	73,429,000.00	May 2021	44,208,959.10
July 2016	73,429,000.00	June 2021	43,003,559.38
August 2016	73,429,000.00	July 2021	41,700,167.16
September 2016	73,429,000.00	August 2021	40,484,266.15
October 2016	73,429,000.00	September 2021	39,263,275.91
November 2016	73,429,000.00	October 2021	37,944,732.73
December 2016	73,429,000.00	November 2021	36,713,112.10
January 2017	73,429,000.00	December 2021	35,384,238.25
February 2017	73,429,000.00	January 2022	34,141,899.21
March 2017	73,429,000.00	February 2022	32,894,359.91
April 2017	73,429,000.00	March 2022	31,366,851.56
May 2017	73,429,000.00	April 2022	30,107,693.81
June 2017	73,429,000.00	May 2022	28,752,059.21
July 2017	73,429,000.00	June 2022	27,481,955.00
August 2017	73,429,000.00	July 2022	26,115,682.56
September 2017	73,429,000.00	August 2022	24,834,541.23
October 2017	73,429,000.00	September 2022	23,548,036.67
November 2017	73,429,000.00	October 2022	22,165,826.26
December 2017	73,429,000.00	November 2022	20,868,148.76
January 2018	73,429,000.00	December 2022	19,475,080.41
February 2018	73,429,000.00	January 2023	18,166,137.43
March 2018	73,429,000.00	February 2023	16,851,714.44
April 2018	73,429,000.00	March 2023	15,263,541.28
May 2018	73,429,000.00	April 2023	13,936,964.10
June 2018	73,429,000.00	May 2023	12,515,810.84
July 2018	73,429,000.00	June 2023	11,177,728.81
August 2018	73,429,000.00	July 2023	9,745,395.05
September 2018	73,429,000.00	August 2023	8,395,712.87
October 2018	73,429,000.00	September 2023	7,040,379.54
November 2018	73,429,000.00	October 2023	5,591,280.85
December 2018	73,429,000.00	November 2023	4,224,204.48
January 2019	73,429,000.00	December 2023	2,763,693.81
February 2019	73,429,000.00	January 2024	1,384,777.11
March 2019	73,429,000.00	February 2024	86.45
April 2019	73,429,000.00	March 2024 and thereafter	0.00
May 2019	73,428,050.32

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PROSPECTUS

Commercial Mortgage Pass-Through Certificates
(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc.
Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

●	multifamily and commercial mortgage loans;

●	commercial mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other commercial mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

September 6, 2013

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT	v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	vi

WHERE YOU CAN FIND MORE INFORMATION	vi

SUMMARY OF PROSPECTUS	1

RISK FACTORS	8

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics	8
The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates	8
Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield	8
Loans Not Insured or Guaranteed	9
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	10
Book-Entry Registration May Hinder the Exercise of Investor Remedies	10
Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment	10
Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions	10
Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund	10
Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans	11
Future Cash Flow and Property Values Are Not Predictable	11
Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default	13
Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment	13
Risks Associated with Commercial Lending May Be Different Than for Residential Lending	13
Special Risks of Mortgage Loans Secured by Multifamily Properties	14
Special Risks of Mortgage Loans Secured by Retail Properties	15
Special Risks of Mortgage Loans Secured by Hospitality Properties	16
Special Risks of Mortgage Loans Secured by Office Properties	17
Special Risks Associated with Residential Healthcare Facilities	18
Special Risks of Mortgage Loans Secured by Healthcare-Related Properties	19
Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities	21
Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities	21
Special Risks Associated with Manufactured Housing Properties	22
Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property	22
Property Managers May Experience Conflicts of Interest in Managing Multiple Properties	23
Condemnations of Mortgaged Properties May Result in Losses	23
Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default	23
The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests	24
Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses	24
Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates	24
Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests	25
Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks	25
Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans	25
Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs	26
State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates	28

i

We Have Not Re-Underwritten Any of the Mortgage Loans	28
Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences	28
State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	28
Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses	28
Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions	30
The Borrower’s Form of Entity May Cause Special Risks	30
Bankruptcy Proceedings Entail Certain Risks	32
If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss	32
Restrictions on Certain of the Mortgaged Properties May Limit Their Use	33
Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited	33
Inspections of the Mortgaged Properties Were Limited	33
Litigation Concerns	34

DESCRIPTION OF THE TRUST FUNDS	35

General	35
Mortgage Loans—Leases	35
CMBS	39
Collection Accounts	40
Credit Support	40
Cash Flow Agreements	40
Pre-Funding	40

YIELD CONSIDERATIONS	41

General	41
Pass-Through Rate	41
Payment Delays	41
Shortfalls in Collections of Interest Resulting from Prepayments	41
Prepayment Considerations	42
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	45

THE SPONSOR	46

THE DEPOSITOR	47

USE OF PROCEEDS	47

DESCRIPTION OF THE CERTIFICATES	48

General	48
Distributions	48
Distributions of Interest on the Certificates	49
Distributions of Principal on the Certificates	50
Components	50
Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	51
Allocation of Losses and Shortfalls	51
Advances in Respect of Delinquencies	51
Exchangeable Certificates	52
Reports to Certificateholders	54
Voting Rights	55
Termination	56
Book-Entry Registration and Definitive Certificates	56

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS	59

General	59
Assignment of Mortgage Assets; Repurchases	59
Representations and Warranties; Repurchases	60

ii

Collection Account	61
Collection and Other Servicing Procedures	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	67
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	68
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer and the Depositor	69
Servicer Termination Events	70
Rights upon a Servicer Termination Event	70
Amendment	71
List of Certificateholders	71
The Trustee and Certificate Administrator	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	72
Resignation and Removal of the Trustee	72

DESCRIPTION OF CREDIT SUPPORT	73

General	73
Subordinate Certificates	73
Cross-Support Provisions	74
Insurance or Guarantees with Respect to Mortgage Loans	74
Letter of Credit	74
Certificate Insurance and Surety Bonds	74
Reserve Funds	75
Credit Support with Respect to CMBS	75

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES	75

General	75
Types of Mortgage Instruments	76
Leases and Rents	76
Personalty	77
Cooperative Loans	77
Junior Mortgages; Rights of Senior Lenders	78
Foreclosure	79
Bankruptcy Laws	83
Environmental Considerations	85
Due-on-Sale and Due-on-Encumbrance	87
Subordinate Financing	87
Default Interest and Limitations on Prepayments	87
Certain Laws and Regulations; Types of Mortgaged Properties	87
Applicability of Usury Laws	88
Servicemembers Civil Relief Act	88
Americans with Disabilities Act	88
Forfeiture in Drug, RICO and Money Laundering Proceedings	89
Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing	89

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	90

General	90
REMICs	91

Taxation of Owners of REMIC Regular Certificates	93
Tax Treatment of Exchangeable Certificates	100
Taxation of Owners of REMIC Residual Certificates	102

Grantor Trusts	117

Characterization of Investments in Grantor Trust Certificates	118
Taxation of Owners of Grantor Trust Fractional Interest Certificates	119

iii

STATE AND OTHER TAX CONSEQUENCES	128

ERISA CONSIDERATIONS	128

General	128
Prohibited Transaction Exemptions	129

LEGAL INVESTMENT	132

METHOD OF DISTRIBUTION	132

LEGAL MATTERS	133

FINANCIAL INFORMATION	134

RATINGS	134

GLOSSARY	134

iv

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

●	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

●	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 134 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

  v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

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SUMMARY OF PROSPECTUS

          The following summary is a brief description of the main terms of the offered certificates.  For this reason, the summary does not contain all the information that may be important to you.  You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

	●	mortgage assets;

	●	collection accounts;

	●	forms of credit support;

	●	cash flow agreements; and

	●	amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

	●	multifamily and commercial mortgage loans;

	●	commercial mortgage-backed securities;

	●	direct obligations of the United States or other government agencies; and

	●	a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person.  The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

	●	residential properties consisting of five or more rental or cooperatively owned dwelling units;

	●	shopping centers;

	●	retail buildings or centers;

	●	hotels, motels and other hospitality properties;

	●	office buildings;

	●	nursing homes, assisted living facilities and similar properties;

	●	hospitals or other healthcare related facilities;

	●	industrial properties;

●	owner-occupied commercial properties;

●	warehouse, mini-warehouse, cold storage, or self storage facilities;

●	recreational vehicle and mobile home parks;

●	manufactured housing communities;

●	parking lots;

●	commercial properties occupied by one or more tenants;

●	entertainment or sports arenas;

●	restaurants;

●	marinas;

●	mixed use properties;

●	movie theaters;

●	amusement and theme parks;

●	destination resorts, golf courses and similar properties;

●	educational centers;

●	casinos;

●	bank branches; and

●	unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties.  A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

●	is fixed over its term;

●	adjusts from time to time;

●	is partially fixed and partially floating;

●	is floating based on one or more formulae or indices;

●	may be converted from a floating to a fixed interest rate;

	●	may be converted from a fixed to a floating interest rate; or

	●	interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

	●	scheduled payments to maturity;

	●	payments that adjust from time to time;

	●	negative amortization or accelerated amortization;

	●	full amortization or require a balloon payment due on its stated maturity date;

	●	prohibitions on prepayment;

	●	releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

	●	payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

	●	the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

	●	all mortgage loans will have original terms to maturity of not more than 40 years;

	●	all mortgage loans will have individual principal balances at origination of not less than $100,000;

	●	all mortgage loans will have been originated by persons other than the depositor; and

	●	all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other commercial mortgage-backed securities.  Some commercial mortgage-backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts
Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders.  All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts.  A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

	●	subordination of one or more classes of certificates;

	●	over-collateralization;

	●	letters of credit;

	●	insurance policies;

	●	bonds;

	●	repurchase obligations;

	●	guarantees;

	●	reserve funds; and/or

	●	a combination of any of the above.

Cash Flow Agreements
Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be.  The trust fund may include any of the following types of cash flow agreements:

	●	guaranteed investment contracts;

	●	interest rate swap or exchange contracts;

	●	interest rate cap or floor agreements;

	●	currency exchange agreements; and/or

	●	yield supplement agreements.

Pre-Funding Account;
Capitalized Interest Account
A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates.  The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.  The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account.  The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations.  Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates
Each series of certificates will include one or more classes.  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund.  The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement.  The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement.  Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

	●	provide for the accrual of interest thereon based on fixed, variable or floating rates;

	●	be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

	●	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

	●	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

	●	provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

	●	provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

	●	provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

	●	provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate or will be entitled to interest based on the pass-through rates of component interests of a class of offered certificates on the related outstanding principal balance or notional amount.  Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund.  Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero.  Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances
A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable.  The trust fund may be charged interest for any advance.  We will not have any responsibility to make such advances.  One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates
One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company.  If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

	●	“regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

	●	interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

	●	any combination of any of the above features.

ERISA Considerations
If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws.  The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment
The offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the accompanying prospectus supplement so provides.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Legal Investment” herein and in the accompanying prospectus supplement.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any commercial mortgage-backed securities included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

●	a secondary market for your certificates may not develop;

●	interest rate fluctuations;

●	the absence of redemption rights; and

●	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

●	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

●	then-current interest rates being charged on similar mortgage loans; and

●	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

●	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

●	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

●
there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

●
certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates. As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

●	economic conditions generally and in the area of the project;

●	the age, quality, functionality and design of the project;

●	the degree to which the project competes with other projects in the area;

●	changes or continued weakness in specific industry segments;

●	increases in operating costs;

●	the willingness and ability of the owner to provide capable property management and maintenance;

●
the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the financial condition of a major tenant;

●	the location of a mortgaged property;

●	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

●	an increase in vacancy rates;

●	perceptions regarding the safety, convenience and attractiveness of such properties;

●	vulnerability to litigation by tenants and patrons; and

●	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences; and

●	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	in the case of rental properties, the rate at which new rentals occur;

●
the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

●	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

Terrorist attacks may adversely affect the revenues or costs of operation of the mortgaged properties. The possibility of terrorist attacks on large public areas such as shopping malls or large office buildings in the future could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors. In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

●	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

●
in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

●	the construction of additional housing units;

●	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

●	the location of the mortgaged property (for example, a change in the neighborhood over time);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services and amenities that the mortgaged property provides;

●	the mortgaged property’s reputation;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

●	the presence of competing properties;

●	state or local regulations;

●	adverse local or national economic conditions;

●	local military base closings;

●	developments at local colleges and universities;

●	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

●	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

●
the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

●	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. Significant factors determining the value of retail properties are:

●	the quality of the tenants; and

●	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

●	catalogue retailers;

●	home shopping networks;

●	the internet;

●	telemarketing; and

●	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

●	location;

●	quality;

●	management ability;

●	amenities;

●	franchise affiliation (or lack thereof);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

●	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

●	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry. See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

●	the quality of an office building’s tenants;

●	the physical attributes of the building in relation to competing buildings;

●	the desirability of the area as a business location; and

●	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

●	age;

●	condition;

●	design (e.g., floor sizes and layout);

●	access to transportation; and

●
ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

●	increasing governmental regulation and supervision;

●	a decline in the financial health, skill or reputation of the operator;

●	increased operating expenses; and

●	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

●
Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

●
Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

●	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

●	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse effect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities. “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a healthcare-related property will generally depend upon:

●	the number of competing facilities in the local market;

●	the facility’s age and appearance;

●	the reputation and management of the facility;

●	the types of services the facility provides; and

●	where applicable, the quality of care and the cost of that care.

The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

●	the quality of tenants;

●	building design and adaptability; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

●	the physical attributes of the community, including its age and appearance;

●	the location of the manufactured housing property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities it provides;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally cannot be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

●	operating the property;

●	providing building services;

●	responding to changes in the local market; and

●
planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●
these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

●	its ability to fully refinance the mortgage loan; or

●	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

●	the value of the related mortgaged property;

●	the level of available mortgage interest rates at the time of sale or refinancing;

●	the borrower’s equity in the related mortgaged property;

●	the financial condition and operating history of the borrower and the related mortgaged property;

●	tax laws;

●	rent control laws (with respect to certain residential properties);

●
Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

●	prevailing general economic conditions; and

●	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

●	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

●
the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

●	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

●	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

●	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

●	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

●
either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

●
an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

●
the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

●	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it. Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

●	war;

●	terrorism;

●	revolution;

●	governmental actions;

●	floods, and other water-related causes;

●	earth movement (including earthquakes, landslides and mud flows);

●	wet or dry rot;

●	vermin;

●	domestic animals;

●	sink holes or similarly occurring soil conditions; and

●	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

●
such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

●	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities. In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

●	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates. See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) commercial mortgage-backed securities (“CMBS”), (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases. To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property. Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan. The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans. Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other commercial mortgage-backed securities such as CMBS that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund). In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor. Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations. Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates. Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo. On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988. The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo. On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets. The depositor is generally not engaged in any activities except those related to the securitization of assets. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-715-6133. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date. The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable or may be based on the pass-through rates of component interests of a class of certificates. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class. See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates. In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the certificate administrator of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.” Each combination of Exchangeable Certificates will be issued by the related Trust Fund. At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges. If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions. In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate interest equal to the aggregate annual interest amount of the two classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics. Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●
A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the

Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates. A Certificateholder will be required to provide notice to the certificate administrator prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the certificate administrator receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the certificate administrator will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement. Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i)         the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii)        the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii)       the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv)       the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v)        the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi)       the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii)      the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

(viii)      with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix)       with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x)        the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi)       the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii)      if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii)     any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of a servicer termination event under the related pooling and servicing agreement on the part of the master servicer. See “Description of the Pooling and Servicing Agreements— Servicer Termination Events”, “—Rights upon a Servicer Termination Event” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal

Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

●           if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

●           if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates. Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.

With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller. In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. It is expected that in most cases the warranting party will be the related mortgage loan seller. However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor. Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation. A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i)         all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii)        all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii)       all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv)       any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v)        any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi)       any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

(vii)      all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii)     any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix)       to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x)       all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi)       any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii)      any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i)        to make distributions to the certificateholders on each distribution date;

(ii)        to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii)       to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv)       to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v)        if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi)       to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii)      to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii)      if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix)       to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x)        to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi)       to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii)      if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income

Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii)     to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv)     to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv)      to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi)     to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii)    to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers. If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i)        either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii)       either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account. The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (“Regulation AB”) that contains the following:

(a)       a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)       a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)           the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)           a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Servicer Termination Events

The servicer termination events for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing servicer termination events (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon a Servicer Termination Event

So long as a servicer termination event under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates. To the extent specified in the related prospectus supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer. If no servicer termination event under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS. Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC on or prior to the issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus. For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See “—Environmental Considerations” below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a

“commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.” However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 (the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986 (the “Code”). It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

●	banks,

●	insurance companies,

●	foreign investors.

●	tax exempt investors,

●	holders whose “functional currency” is not the United States dollar,

●	United States expatriates, and

●	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

●	given with respect to events that have occurred at the time the advice is rendered, and

●	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

●
REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

●	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as CMBS, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General. With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

●	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

●	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

●	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

●	collections on mortgage loans held pending payment on the related offered certificates, and

●	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

●	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

●	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

●	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

●	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

●	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

●	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Exchangeable Certificates. If a series of certificates includes exchangeable certificates, each class of exchangeable certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of exchangeable certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

●	a single fixed rate,

●	a “qualified floating rate,”

●	an “objective rate,”

●	a combination of a single fixed rate and one or more “qualified floating rates,”

●	a combination of a single fixed rate and one “qualified inverse floating rate,” or

●	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

●
the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

●	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

●	the total amount of the de minimis original issue discount, and

●	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

●	the sum of:

1.
the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

●	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

●	the issue price of the certificate, increased by

●	the total amount of original issue discount previously accrued on the certificate, reduced by

●	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

●	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

●
using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

●	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

●	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

●	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

●	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if—

●	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

●	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price.

Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

●	on the basis of a constant yield method,

●
in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

●
in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

●	the purchase price paid for your offered certificate, and

●	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election. The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses. Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. Notwithstanding the foregoing, holders of REMIC IOs may not be entitled to a bad debt loss under section 166 of the Code. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

●	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

●	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income. You will not be entitled to a loss under Section 166 of the Code if your REMIC regular certificate is an interest-only certificate.

Tax Treatment of Exchangeable Certificates.

In General. The Exchangeable Certificates for a series may represent either (1) beneficial ownership of proportionate interests in each REMIC regular interest corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the REMIC regular interest corresponding to that Exchangeable Certificate. The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More REMIC Regular Interests. If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC regular interest underlying that Exchangeable Certificate as if such REMIC regular interest were a Regular Certificate, as described under “—Taxation of Regular Certificates.” If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC regular interests, those REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC regular interests sold and the related REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner’s basis in those REMIC regular interests.

As a result, when compared to treating each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC regular interests underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each REMIC regular interest underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the Exchangeable Certificates should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in REMIC Regular Interests. If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying REMIC regular interests. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of the Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the Exchangeable Certificates sold and the part of the REMIC regular interests underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related Exchangeable Certificates and retains all the Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of REMIC regular interests allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale, Exchange or Retirement of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges. If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Owners of REMIC Residual Certificates.

General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.” Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Inducement Fees. Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder. Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability. Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

●	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

●	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

●	excess inclusions,

●	residual interests without significant value, and

●	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC. The taxable income of a REMIC will equal:

●	the income from the mortgage loans and other assets of the REMIC; plus

●	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.
the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code. See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

●	the amount paid for that REMIC residual certificate,

●	increased by amounts included in the income of the holder of that REMIC residual certificate, and

●	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

●	through distributions,

●	through the deduction of any net losses of the REMIC, or

●	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

●	the daily portions of REMIC taxable income allocable to that certificate, over

●	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

●	the issue price of the certificate, increased by

●	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

●	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

●	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

●	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

●
will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

●	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

●	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain. A Treasury Notice dated October 27, 2006, applies a similar rule to:

●	regulated investment companies,

●	common trusts, and

●	some cooperatives.

Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

●	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

●
the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

●	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

●
from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

●
from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

●	the present value of any consideration given to the transferee to acquire the interest,

●	the present value of the expected future distributions on the interest, and

●	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules. Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

●	an individual,

●	an estate or trust, or

●	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

●	the cost of the certificate to that certificateholder, increased by

●	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

●
payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

●
the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

●	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

●	reacquires that same REMIC residual certificate,

●	acquires any other residual interest in a REMIC, or

●	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

●	the disposition of a non-defaulted mortgage loan,

●	the receipt of income from a source other than a mortgage loan or other permitted investments,

●	the receipt of compensation for services, or

●	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status. This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to REITs. The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the

REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

●	the person has sufficient assets to do so, and

●	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

●	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

●	events that have occurred up to the time of the transfer,

●	the prepayment assumption, and

●	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

●	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

●	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

●	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

●	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

●	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

●	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

●	the residual interests in the entity are not held by Disqualified Organizations, and

●	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

●	income,

●	deductions,

●	gains,

●	losses, and

●	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

●	corporations,

●	trusts,

●	securities dealers, and

●	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

●	30 days after the end of the quarter for which the information was requested, or

●	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

●	income,

●	excess inclusions,

●	investment expenses, and

●	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

●	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

●	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

●	a foreign person, and

●	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

●	owns 10% or more of one or more underlying mortgagors, or

●	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

●	foreign persons, or

●	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

FATCA. Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on and after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on and after January 1, 2017, to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

Because payments on obligations, such as the certificates, that are outstanding on or before July 1, 2014 are not subject to FATCA, it is not expected that these provisions will apply to payments on the certificates. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

3.8% Medicare Tax on “Net Investment Income”. Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the REMIC Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation. As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts. If the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

●
a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

●	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

●	normal administration fees, and

●	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

●
“loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

●
“obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

●	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—

●	consisting of mortgage loans that are “loans. . . secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

●	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

●	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which. . . [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General. Holders of a particular series of grantor trust fractional interest certificates generally:

●
will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

●	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses. Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules. The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if:

●	a class of grantor trust strip certificates is issued as part of the same series, or

●	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

●	a master servicer,

●	a special servicer,

●	any sub-servicer, or

●	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code. This is subject, however, to the discussion below regarding:

●	the treatment of some stripped bonds as market discount bonds, and

●	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of that income that accrues in any month would equal the product of:

●	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

●	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

●	there is no original issue discount or only a less than de minimis amount of original issue discount, or

●
the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

●	0.25% of the stated redemption price, and

●	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis. Original issue discount or market discount of only a less than de minimis amount will be included in income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

●	the stated redemption price of the mortgage loans, and

●	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

●	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

●	the daily portions of original issue discount for all days during the accrual period prior to that day.

●	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

●	the issue price of the mortgage loan, increased by

●	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

●	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

●	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

●	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

●	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

●	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

●	be allocated among the payments of stated redemption price on the mortgage loan, and

●	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

●	the price paid for that grantor trust strip certificate by you, and

●	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

●	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

●	the prepayment assumption we will disclose in the related prospectus supplement, and

●	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

●	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

●	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection. The amount recognized equals the difference between:

●	the amount realized on the sale or exchange of a grantor trust certificate, and

●	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

●	its cost, increased by

●	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

●	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

●	entitle the holder to a specified principal amount,

●	pay interest at a fixed or variable rate, and

●	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1258 will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

●	the amount of servicing compensation received by a master servicer or special servicer, and

●	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

●	a custodian of a person’s account,

●	a nominee, and

●	a broker holding an interest for a customer in street name.

Backup Withholding. In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors. In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” and “—FATCA” above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

3.8% Medicare Tax on “Net Investment Income”. In general, the discussion with respect to REMIC regular certificates under “—REMICs—3.8% Medicare Tax on ‘Net Investment Income’” above applies to grantor trust certificates.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates. We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Section 4975 of the Code applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which a servicer termination event occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one Exemption Rating Agency and do not result in any certificates receiving a lower credit rating from such Exemption Rating Agency than the current rating. Each pooling and servicing agreement will be a “Pooling and Servicing Agreement” as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the related trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one Exemption Rating Agency. In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one Exemption Rating Agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. Each purchaser using assets of one or more plans to purchase any classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60.

The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as may be specified in the applicable prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of the offered certificates by an NRSRO less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC, acting as agent. If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin llp, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the accompanying prospectus supplement that at least one NRSRO shall have rated the certificates not lower than investment grade, that is, in one of the four highest rating categories.

Ratings on CMBS address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on CMBS do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. You should evaluate each security rating independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust. In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No dealer, salesman or other person is authorized to give any information or to represent anything contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

$846,222,000
(Approximate)

WELLS FARGO COMMERCIAL
MORTGAGE TRUST 2014-LC16
as Issuing Entity

COMMERCIAL MORTGAGE PASS-
THROUGH CERTIFICATES,
SERIES 2014-LC16

 Wells Fargo Commercial Mortgage
Securities, Inc.
as Depositor

Ladder Capital Finance LLC

Wells Fargo Bank,
National Association

The Royal Bank of Scotland

Rialto Mortgage Finance, LLC

as Sponsors and Mortgage Loan Sellers

Prospectus Supplement

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS	ix
IMPORTANT NOTICE REGARDING THE OFFERED
CERTIFICATES	x
FORWARD-LOOKING STATEMENTS	xi
SUMMARY	S-1
RISK FACTORS	S-61
CAPITALIZED TERMS USED IN THIS PROSPECTUS
SUPPLEMENT	S-132
DESCRIPTION OF THE MORTGAGE POOL	S-132
TRANSACTION PARTIES	S-201
DESCRIPTION OF THE OFFERED CERTIFICATES	S-247
YIELD AND MATURITY CONSIDERATIONS	S-294
SERVICING OF THE MORTGAGE LOANS AND
ADMINISTRATION OF THE TRUST FUND	S-306
CERTAIN LEGAL ASPECTS OF THE MORTGAGE
LOANS	S-380
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-382
STATE AND OTHER TAX CONSEQUENCES	S-385
ERISA CONSIDERATIONS	S-386
LEGAL INVESTMENT	S-389
LEGAL MATTERS	S-393
RATINGS	S-393
INDEX OF DEFINED TERMS	S-395

Prospectus

Summary of Prospectus	1
Risk Factors	8
Description of the Trust Funds	35
Yield Considerations	41	PROSPECTUS SUPPLEMENT
The Sponsor	46
The Depositor	47
Use of Proceeds	47
Description of the Certificates	48	Wells Fargo Securities RBS Deutsche Bank Securities
Description of the Pooling and Servicing
Agreements	59
Description of Credit Support	73
Certain Legal Aspects of Mortgage Loans and
Leases	75
Material Federal Income Tax Consequences	90
State and Other Tax Consequences	128
ERISA Considerations	128
Legal Investment	132
Method of Distribution	132
Legal Matters	133
Financial Information	134
Ratings	134
Glossary	134

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.  This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.